                                    CONTRACT

                                     BETWEEN

                               STATE OF NEW JERSEY

                          DEPARTMENT OF HUMAN SERVICES

               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                                       AND

                   ______________________________, CONTRACTOR

                              STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                                       AND

                            ------------------------

                          CONTRACT TO PROVIDE SERVICES


This risk comprehensive contract is entered into this _______ day of _________, and is effective on the _______ day of __________ between the Department of Human Services, which is in the executive branch of state government, the state agency designated to administer the Medicaid program under Title XIX of the Social Security Act, 42 U.S.C. 1396 et seq. pursuant to the New Jersey Medical Assistance Act, N.J.S.A. 30:4D-1 et seq. and the State Child Health Insurance Program under Title XXI of the Social Security Act, 42 U.S.C. 1397aa et seq., pursuant to the Children's Health Care Coverage Act, PL 1997, c.272 (also known as "NJ KidCare"), pursuant to Family Care Health Coverage Act, P.L. 2000, c.71 (also known as "NJ FamilyCare") whose principal office is located at CN 712, in the City of Trenton, New Jersey hereinafter referred to as the "Department" and __________________________________________, a federally qualified/ state defined health maintenance organization (HMO) which is a New Jersey, profit/non-profit corporation, certified to operate as an HMO by the State of New Jersey Department of Banking and Insurance and the State of New Jersey Department of Health and Senior Services, and whose principal corporate office is located at _______________ __________________, in the City of ________________, County of
______________, New Jersey, hereinafter referred to as the "contractor".

WHEREAS, the contractor is engaged in the business of providing prepaid, capitated comprehensive health care services pursuant to N.J.S.A. 26:2J-1 et seq.; and

WHEREAS, the Department, as the state agency designated to administer a program of medical assistance for eligible persons under Title XIX of the Social Security Act (42 U.S.C. Sec. 1396, et seq., also known as "Medicaid"), for eligible persons under the Family Care Health Coverage Act (P.L. 2000, c.71) and for children under Title XXI of the Social Security Act (42 U.S.C. Sec. 1397aa, et seq., also known as "State Child Health Insurance Program"), is authorized pursuant to the federal regulations at 42 C.F.R. 434 to provide such a program through an HMO and is desirous of obtaining the contractor's services for the benefit of persons eligible for Medicaid/NJ FamilyCare; and

WHEREAS, the Division of Medical Assistance and Health Services (DMAHS), is the Division within the Department designated to administer the medical assistance program, and the Department's functions as regards all Medicaid/NJ FamilyCare program benefits provided through the contractor for Medicaid/NJ FamilyCare eligibles enrolled in the contractor's plan.

NOW THEREFORE, in consideration of the contracts and mutual covenants herein contained, the Parties hereto agree as follows:

PREAMBLE

Governing Statutory and Regulatory Provisions: This contract and all renewals and modifications are subject to the following laws and all amendments thereof:
Title XIX and Title XXI of the Social Security Act, 42 U.S.C. 1396 et. seq., 42 U.S.C. 1397aa et seq., the New Jersey Medical Assistance Act and the Medicaid, and NJ KidCare and NJ FamilyCare State Plans approved by HCFA (N.J.S.A. 30:4D-1 et seq.; 30:4I-1 et seq.; 30:4J-1 et seq.); federal and state Medicaid and State Child Health Insurance, and NJ FamilyCare regulations, other applicable federal and state statutes, and all applicable local laws and ordinances.

TABLE OF CONTENTS
ARTICLE ONE: DEFINITIONS

ARTICLE TWO: CONDITIONS PRECEDENT

ARTICLE THREE: MANAGED CARE MANAGEMENT INFORMATION SYSTEM

3.1   GENERAL OPERATIONAL REQUIREMENTS FOR THE MCMIS ................................................  III-1
      3.1.1         ONLINE ACCESS ...................................................................  III-1
      3.1.2         PROCESSING REQUIREMENTS .........................................................  III-1
      3.1.3         REPORTING AND DOCUMENTATION REQUIREMENTS ........................................  III-3
      3.1.4         OTHER REQUIREMENTS ..............................................................  III-3
3.2   ENROLLEE SERVICES .............................................................................  III-4
      3.2.1         CONTRACTOR ENROLLMENT DATA ......................................................  III-4
      3.2.2         ENROLLEE PROCESSING REQUIREMENTS ................................................  III-5
      3.2.3         CONTRACTOR ENROLLMENT VERIFICATION ..............................................  III-6
      3.2.4         ENROLLEE COMPLAINT AND GRIEVANCE TRACKING SYSTEM ................................  III-7
      3.2.5         ENROLLEE REPORTING ..............................................................  III-7
3.3   PROVIDER SERVICES .............................................................................  III-7
      3.3.1         PROVIDER INFORMATION AND PROCESSING REQUIREMENTS ................................  III-7
      3.3.2         PROVIDER CREDENTIALING ..........................................................  III-8
      3.3.3         PROVIDER/ENROLLEE LINKAGE .......................................................  III-8
      3.3.4         PROVIDER MONITORING .............................................................  III-9
      3.3.5         REPORTING REQUIREMENTS ..........................................................  III-9
3.4   CLAIMS/ENCOUNTER PROCESSING ...................................................................  III-9
      3.4.1         GENERAL REQUIREMENTS ............................................................  III-9
      3.4.2         COORDINATION OF BENEFITS ........................................................  III-11
      3.4.3         REPORTING REQUIREMENTS ..........................................................  III-11
3.5   PRIOR AUTHORIZATION, REFERRAL AND UTILIZATION
      MANAGEMENT ....................................................................................  III-12
      3.5.1         FUNCTIONS AND CAPABILITIES ......................................................  III-12
      3.5.2         REPORTING REQUIREMENTS ..........................................................  III-13
3.6   FINANCIAL PROCESSING ..........................................................................  III-13
      3.6.1         FUNCTIONS AND CAPABILITIES ......................................................  III-13
      3.6.2         REPORTING PRODUCTS ..............................................................  III-14
3.7   QUALITY ASSURANCE .............................................................................  III-14
      3.7.1         FUNCTIONS AND CAPABILITIES ......................................................  III-14
      3.7.2         REPORTING PRODUCTS ..............................................................  III-16
3.8   MANAGEMENT AND ADMINISTRATIVE REPORTING .......................................................  III-16
      3.8.1         GENERAL REQUIREMENTS ............................................................  III-16
      3.8.2         QUERY CAPABILITIES ..............................................................  III-17
      3.8.3         REPORTING CAPABILITIES ..........................................................  III-17

3.9   ENCOUNTER DATA REPORTING ......................................................................  III-18
      3.9.1       REQUIRED ENCOUNTER DATA ELEMENTS ..................................................  III-18
      3.9.2       SUBMISSION OF TEST ENCOUNTER DATA .................................................  III-19
      3.9.3       SUBMISSION OF PRODUCTION ENCOUNTER DATA ...........................................  III-19
      3.9.4       REMITTANCE ADVICE .................................................................  III-20
      3.9.5       SUBCONTRACTS AND ENCOUNTER DATA REPORTING
                  FUNCTION ..........................................................................  III-21
      3.9.6       FUTURE ELECTRONIC ENCOUNTER SUBMISSION
                  REQUIREMENTS ......................................................................  III-21

ARTICLE FOUR: PROVISION OF HEALTH CARE SERVICES

4.1   COVERED SERVICES ..............................................................................  IV-1
      4.1.1       GENERAL PROVISIONS AND CONTRACTOR RESPONSIBILITIES ................................  IV-1
      4.1.2       BENEFIT PACKAGE ...................................................................  IV-3
      4.1.3       SERVICES REMAINING IN FEE-FOR-SERVICE PROGRAM
                  AND MAY NECESSITATE CONTRACTOR ASSISTANCE TO
                  THE ENROLLEE TO ACCESS THE SERVICES ...............................................  IV-6
      4.1.4       MEDICAID COVERED SERVICES NOT PROVIDED BY
                  CONTRACTOR ........................................................................  IV-8
      4.1.5       INSTITUTIONAL FEE-FOR-SERVICE BENEFITS -- NO
                  COORDINATION BY THE CONTRACTOR ....................................................  IV-9
      4.1.6       BENEFIT PACKAGE FOR NJ FAMILYCARE PLAN D ..........................................  IV-9
      4.1.7       SUPPLEMENTAL BENEFITS .............................................................  IV-14
      4.1.8       CONTRACTOR AND DMAHS SERVICE EXCLUSIONS ...........................................  IV-14
4.2   SPECIAL PROGRAM REQUIREMENTS ..................................................................  IV-15
      4.2.1       EMERGENCY SERVICES... .............................................................  IV-15
      4.2.2       FAMILY PLANNING SERVICES AND SUPPLIES .............................................  IV-20
      4.2.3       OBSTETRICAL SERVICES REQUIREMENTS/ISSUES ..........................................  IV-20
      4.2.4       PRESCRIBED DRUGS AND PHARMACY SERVICES ............................................  IV-20
      4.2.5       LABORATORY SERVICES ...............................................................  IV-23
      4.2.6       EPSDT SCREENING SERVICES ..........................................................  IV-24
      4.2.7       IMMUNIZATIONS .....................................................................  IV-29
      4.2.8       CLINICAL TRIALS ...................................................................  IV-30
      4.2.9       HEALTH PROMOTION AND EDUCATION PROGRAMS ...........................................  IV-32
4.3   COORDINATION WITH ESSENTIAL COMMUNITY PROVIDERS ...............................................  IV-33
      4.3.1       GENERAL ...........................................................................  IV-33
      4.3.2       HEAD START PROGRAMS ...............................................................  IV-33
      4.3.3       SCHOOL-BASED YOUTH SERVICES PROGRAMS ..............................................  IV-34
      4.3.4       LOCAL HEALTH DEPARTMENTS ..........................................................  IV-36
      4.3.5       WIC PROGRAM REQUIREMENTS/ISSUES ...................................................  IV-36
      4.3.6       COMMUNITY LINKAGES ................................................................  IV-36
4.4   COORDINATION WITH MENTAL HEALTH AND SUBSTANCE ABUSE
      SERVICES ......................................................................................  IV-37

4.5    ENROLLEES WITH SPECIAL NEEDS .................................................................  IV-39
       4.5.1       INTRODUCTION .....................................................................  IV-39
       4.5.2       GENERAL REQUIREMENTS .............................................................  IV-40
       4.5.3       PROVIDER NETWORK REQUIREMENTS ....................................................  IV-45
       4.5.4       CARE MANAGEMENT AND COORDINATION OF CARE FOR
                   PERSONS WITH SPECIAL NEEDS .......................................................  IV-47
       4.5.5       CHILDREN WITH SPECIAL HEALTH CARE NEEDS ..........................................  IV-48
       4.5.6       CLIENTS OF THE DIVISION OF DEVELOPMENTAL
                   DISABILITIES .....................................................................  IV-50
       4.5.7       PERSONS WITH HIV/AIDS ............................................................  IV-51
4.6    QUALITY MANAGEMENT SYSTEM ....................................................................  IV-52
       4.6.1       QUALITY ASSESSMENT AND PERFORMANCE
                   IMPROVEMENT PLAN .................................................................  IV-53
       4.6.2       QAPI ACTIVITIES ..................................................................  IV-55
       4.6.3       REFERRAL SYSTEMS .................................................................  IV-66
       4.6.4       UTILIZATION MANAGEMENT ...........................................................  IV-67
       4.6.5       CARE MANAGEMENT ..................................................................  IV-73
4.7    MONITORING AND EVALUATION ....................................................................  IV-77
       4.7.1       GENERAL PROVISIONS ...............................................................  IV-77
       4.7.2       EVALUATION AND REPORTING - CONTRACTOR
                   RESPONSIBILITIES .................................................................  IV-79
       4.7.3       MONITORING AND EVALUATION - DEPARTMENT ACTIVITIES ................................  IV-81
       4.7.4       INDEPENDENT EXTERNAL REVIEW ORGANIZATION REVIEWS .................................  IV-82
4.8    PROVIDER NETWORK .............................................................................  IV-83
       4.8.1       GENERAL PROVISIONS ...............................................................  IV-83
       4.8.2       PRIMARY CARE PROVIDER REQUIREMENTS ...............................................  IV-85
       4.8.3       PROVIDER NETWORK FILE REQUIREMENTS ...............................................  IV-87
       4.8.4       PROVIDER DIRECTORY REQUIREMENTS ..................................................  IV-88
       4.8.5       CREDENTIALING/RECREDENTIALING REQUIREMENTS/ISSUES ................................  IV-88
       4.8.6       LABORATORY SERVICE PROVIDERS .....................................................  IV-89
       4.8.7       SPECIALTY PROVIDERS AND CENTERS ..................................................  IV-90
       4.8.8       PROVIDER NETWORK REQUIREMENTS ....................................................  IV-91
       4.8.9       DENTAL PROVIDER NETWORK REQUIREMENTS .............................................  IV-103
       4.8.10      GOOD FAITH NEGOTIATIONS ..........................................................  IV-103
       4.8.11      PROVIDER NETWORK ANALYSIS ........................................................  IV-103
4.9    PROVIDER CONTRACTS AND SUBCONTRACTS ..........................................................  IV-103
       4.9.1       GENERAL PROVISIONS ...............................................................  IV-103
       4.9.2       CONTRACT SUBMISSION ..............................................................  IV-106
       4.9.3       PROVIDER CONTRACT AND SUBCONTRACT TERMINATION ....................................  IV-107
       4.9.4       PROHIBITION OF INTERFERENCE WITH CERTAIN MEDICAL
                   COMMUNICATIONS ...................................................................  IV-108
       4.9.5       ANTIDISCRIMINATION ...............................................................  IV-109
4.10   EXPERT WITNESS REQUIREMENTS AND COURT OBLIGATIONS ............................................  IV-110
4.11   ADDITIONS, DELETIONS, AND/OR CHANGES .........................................................  IV-111

ARTICLE FIVE: ENROLLEE SERVICES

5.1   GEOGRAPHIC REGIONS ............................................................................  V-1
5.2   AID CATEGORIES ELIGIBLE FOR CONTRACTOR ENROLLMENT .............................................  V-2
5.3   EXCLUSIONS AND EXEMPTIONS .....................................................................  V-2
      5.3.1       ENROLLMENT EXCLUSIONS .............................................................  V-3
      5.3.2       ENROLLMENT EXEMPTIONS .............................................................  V-5
5.4   ENROLLMENT OF MANAGED CARE ELIGIBLES ..........................................................  V-6
5.5   ENROLLMENT AND COVERAGE REQUIREMENTS ..........................................................  V-6
5.6   VERIFICATION OF ENROLLMENT ....................................................................  V-10
5.7   MEMBER SERVICES UNIT ..........................................................................  V-11
5.8   ENROLLEE EDUCATION AND INFORMATION ............................................................  V-12
      5.8.1       GENERAL REQUIREMENTS ..............................................................  V-12
      5.8.2       ENROLLEE NOTIFICATION/HANDBOOK ....................................................  V-12
      5.8.3       ANNUAL INFORMATION TO ENROLLEES ...................................................  V-18
      5.8.4       NOTIFICATION OF CHANGES IN SERVICES ...............................................  V-18
      5.8.5       ID CARD ...........................................................................  V-18
      5.8.6       ORIENTATION AND WELCOME LETTER ....................................................  V-19
5.9   PCP SELECTION AND ASSIGNMENT ..................................................................  V-20
      5.9.1       INITIAL SELECTION/ASSIGNMENT ......................................................  V-20
      5.9.2       PCP CHANGES .......................................................................  V-21
5.10  DISENROLLMENT FROM CONTRACTOR'S PLAN ..........................................................  V-22
      5.10.1      GENERAL PROVISIONS ................................................................  V-22
      5.10.2      DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT
                  THE ENROLLEE'S REQUEST ............................................................  V-23
      5.10.3      DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT
                  THE CONTRACTOR'S REQUEST ..........................................................  V-25
      5.10.4      TERMINATION .......................................................................  V-26
5.11  TELEPHONE ACCESS ..............................................................................  V-27
5.12  APPOINTMENT AVAILABILITY ......................................................................  V-29
5.13  APPOINTMENT MONITORING PROCEDURES .............................................................  V-31
5.14  CULTURAL AND LINGUISTIC NEEDS .................................................................  V-32
5.15  ENROLLEE COMPLAINTS AND GRIEVANCES ............................................................  V-34
      5.15.1      GENERAL REQUIREMENTS ..............................................................  V-34
      5.15.2      NOTIFICATION TO ENROLLEES OF GRIEVANCE
                  PROCEDURE .........................................................................  V-35
      5.15.3      GRIEVANCE PROCEDURES ..............................................................  V-37
      5.15.4      PROCESSING GRIEVANCES .............................................................  V-37
      5.15.5      RECORDS MAINTENANCE ...............................................................  V-38
5.16  MARKETING .....................................................................................  V-39
      5.16.1      GENERAL PROVISIONS - CONTRACTOR'S RESPONSIBILITIES ................................  V-39
      5.16.2      STANDARDS FOR MARKETING REPRESENTATIVES ...........................................  V-44

ARTICLE SIX: PROVIDER INFORMATION

6.1    GENERAL ......................................................................................  VI-1
6.2    PROVIDER PUBLICATIONS ........................................................................  VI-1
6.3    PROVIDER EDUCATION AND TRAINING ..............................................................  VI-3
6.4    PROVIDER TELEPHONE ACCESS ....................................................................  VI-3
6.5    PROVIDER GRIEVANCES AND APPEALS ..............................................................  VI-4

ARTICLE SEVEN: TERMS AND CONDITIONS (ENTIRE CONTRACT)

7.1   CONTRACT COMPONENTS ...........................................................................  VII-1
7.2   GENERAL PROVISIONS ............................................................................  VII-1
7.3   STAFFING ......................................................................................  VII-4
7.4   RELATIONSHIPS WITH DEBARRED OR SUSPENDED PERSONS
      PROHIBITED ....................................................................................  VII-5
7.5   CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE ...........................................  VII-7
7.6   AUTHORITY OF THE STATE ........................................................................  VII-8
7.7   EQUAL OPPORTUNITY EMPLOYER ....................................................................  VII-8
7.8   NONDISCRIMINATION REQUIREMENTS ................................................................  VII-8
7.9   INSPECTION RIGHTS .............................................................................  VII-10
7.10  NOTICES/CONTRACT COMMUNICATION ................................................................  VII-11
7.11  TERM ..........................................................................................  VII-11
      7.11.1 CONTRACT DURATION AND EFFECTIVE DATE                                                      VII-11
      7.11.2 AMENDMENT, EXTENSION, AND MODIFICATION .................................................  VII-11
7.12  TERMINATION ...................................................................................  VII-13
7.13  CLOSEOUT REQUIREMENTS .........................................................................  VII-15
7.14  MERGER/ACQUISITION REQUIREMENTS ...............................................................  VII-19
7.15  SANCTIONS .....................................................................................  VII-23
7.16  LIQUIDATED DAMAGES PROVISIONS .................................................................  VII-24
      7.16.1 GENERAL PROVISIONS .....................................................................  VII-24
      7.16.2 MANAGED CARE OPERATIONS, TERMS AND CONDITIONS,
             AND PAYMENT PROVISIONS .................................................................  VII-26
      7.16.3 TIMELY REPORTING REQUIREMENTS ..........................................................  VII-27
      7.16.4 ACCURATE REPORTING REQUIREMENTS ........................................................  VII-27
      7.16.5 TIMELY PAYMENTS TO MEDICAL PROVIDERS ...................................................  VII-28
      7.16.6 CONDITIONS FOR TERMINATION OF LIQUIDATED DAMAGES .......................................  VII-29
      7.16.7 EPSDT PERFORMANCE STANDARDS ............................................................  VII-29
      7.16.8 DEPARTMENT OF HEALTH AND HUMAN SERVICES CIVIL
             MONEY PENALTIES ........................................................................  VII-30
      7.16.8.1 FEDERAL STATUTES .....................................................................  VII-30
      7.16.8.2 FEDERAL PENALTIES ....................................................................  VII-31
7.17  STATE SANCTIONS ...............................................................................  VII-32
7.18  APPEAL PROCESS ................................................................................  VII-32
7.19  ASSIGNMENTS ...................................................................................  VII-32

7.20  CONTRACTOR CERTIFICATIONS .....................................................................  VII-33
      7.20.1 GENERAL PROVISIONS .....................................................................  VII-33
      7.20.2 CERTIFICATION SUBMISSIONS ..............................................................  VII-33
      7.20.3 ENVIRONMENTAL COMPLIANCE ...............................................................  VII-33
      7.20.4 ENERGY CONSERVATION ....................................................................  VII-33
      7.20.5 INDEPENDENT CAPACITY OF CONTRACTOR .....................................................  VII-34
      7.20.6 NO THIRD PARTY BENEFICIARIES ...........................................................  VII-34
      7.20.7 PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING .......................................  VII-34
7.21  REQUIRED CERTIFICATE OF AUTHORITY .............................................................  VII-35
7.22  SUBCONTRACTS ..................................................................................  VII-35
7.23  SET-OFF FOR STATE TAXES AND CHILD SUPPORT .....................................................  VII-35
7.24  CLAIMS ........................................................................................  VII-35
7.25  MEDICARE RISK CONTRACTOR ......................................................................  VII-36
7.26  TRACKING AND REPORTING ........................................................................  VII-36
7.27  FINANCIAL STATEMENTS ..........................................................................  VII-38
      7.27.1 AUDITED FINANCIAL STATEMENTS (GAAP BASIS) ..............................................  VII-38
      7.27.2 FINANCIAL STATEMENTS (SAP) .............................................................  VII-38
7.28  FEDERAL APPROVAL AND FUNDING ..................................................................  VII-39
7.29  CONFLICT OF INTEREST ..........................................................................  VII-39
7.30  RECORDS RETENTION .............................................................................  VII-40
7.31  WAIVERS .......................................................................................  VII-41
7.32  CHANGE BY THE CONTRACTOR ......................................................................  VII-41
7.33  INDEMNIFICATION ...............................................................................  VII-41
7.34  INVENTIONS ....................................................................................  VII-43
7.35  USE OF CONCEPTS ...............................................................................  VII-43
7.36  PREVAILING WAGE ...............................................................................  VII-43
7.37  DISCLOSURE STATEMENT ..........................................................................  VII-44
7.38  FRAUD AND ABUSE ...............................................................................  VII-46
      7.38.1 ENROLLEES ..............................................................................  VII-46
      7.38.2 PROVIDERS ..............................................................................  VII-46
      7.38.3 NOTIFICATION TO DMAHS ..................................................................  VII-48
7.39  EQUALITY OF ACCESS AND TREATMENT/DUE PROCESS ..................................................  VII-48
7.40  CONFIDENTIALITY ...............................................................................  VII-48
7.41  SEVERABILITY ..................................................................................  VII-50
7.42  CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE ...........................................  VII-50

ARTICLE EIGHT: FINANCIAL PROVISIONS

8.1   GENERAL INFORMATION ...........................................................................  VIII-1
8.2   FINANCIAL REQUIREMENTS ........................................................................  VIII-1
      8.2.1 COMPLIANCE WITH CERTAIN CONDITIONS ......................................................  VIII-1
      8.2.2 SOLVENCY REQUIREMENTS ...................................................................  VIII-1
      8.2.3 GENERAL PROVISIONS AND CONTRACTOR COMPLIANCE ............................................  VIII-2

8.3   INSURANCE REQUIREMENTS ........................................................................  VIII-3
      8.3.1       INSURANCE CANCELLATION AND/OR CHANGES .............................................  VIII-3
      8.3.2       STOP-LOSS INSURANCE ...............................................................  VIII-3
8.4   MEDICAL COST RATIO ............................................................................  VIII-4
      8.4.1       MEDICAL COST RATIO STANDARD .......................................................  VIII-4
      8.4.2       EXEMPTIONS ........................................................................  VIII-4
      8.4.3       DAMAGES ...........................................................................  VIII-5
8.5   REGIONS, PREMIUM GROUPS, AND SPECIAL PAYMENT
      PROVISIONS ....................................................................................  VIII-5
      8.5.1       REGIONS ...........................................................................  VIII-5
      8.5.2       AFDC/TANF AND NJ FAMILYCARE, PLAN A CHILDREN ......................................  VIII-6
      8.5.3       NJ FAMILYCARE PLAN A PARENTS/CARETAKERS ...........................................  VIII-6
      8.5.4       NJ FAMILYCARE PLAN A ADULTS WITHOUT DEPENDENT
                  CHILDREN UNDER 19 YEARS OF AGE ....................................................  VIII-6
      8.5.5       NJ FAMILYCARE PLANS B & C .........................................................  VIII-7
      8.5.6       NJ FAMILYCARE PLAN D CHILDREN .....................................................  VIII-7
      8.5.7       NJ FAMILYCARE PLAN D PARENTS/CARETAKERS ...........................................  VIII-7
      8.5.8       NJ FAMILYCARE PLAN D ADULTS WITHOUT DEPENDENT
                  CHILDREN UNDER 19 YEARS OF AGE ....................................................  VIII-7
      8.5.9       PREMIUM GROUPS FOR DYFS AND AGING OUT FOSTER
                  CHILDREN ..........................................................................  VIII-8
      8.5.10      ABD WITHOUT MEDICARE ..............................................................  VIII-8
      8.5.11      ABD WITH MEDICARE .................................................................  VIII-8
      8.5.12      CLIENTS OF DDD ....................................................................  VIII-9
      8.5.13      PREMIUM GROUPS FOR ENROLLEES WITH AIDS ............................................  VIII-9
      8.5.14      SUPPLEMENTAL PAYMENT PER PREGNANCY OUTCOME ........................................  VIII-10
      8.5.15      PAYMENT FOR CERTAIN BLOOD CLOTTING FACTORS ........................................  VIII-10
      8.5.16      PAYMENT FOR HIV/AIDS DRUGS ........................................................  VIII-10
      8.5.17      EPSDT INCENTIVE PAYMENT ...........................................................  VIII-10
8.6   HEALTH BASED PAYMENT SYSTEM (HBPS) FOR THE ABD
      WITHOUT MEDICARE POPULATION ...................................................................  VIII-11
8.7   THIRD PARTY LIABILITY .........................................................................  VIII-13
8.8   COMPENSATION/CAPITATION CONTRACTUAL REQUIREMENTS ..............................................  VIII-19
8.9   CONTRACTOR ADVANCED PAYMENTS AND PIPS TO PROVIDERS ............................................  VIII-21
8.10  FEDERALLY QUALIFIED HEALTH CENTERS ............................................................  VIII-23

ARTICLE ONE:  DEFINITIONS

         The following terms shall have the meaning stated, unless the context clearly indicates otherwise.

         ABUSE--means provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to the Medicaid/NJ FamilyCare program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes enrollee practices that result in unnecessary cost to the Medicaid/NJ FamilyCare program. (See 42 C.F.R. Section 455.2)

         ADDP--AIDS Drug Distribution Program, a Department of Health and Senior Services-sponsored program which provides life-sustaining and life-prolonging medications to persons who are HIV positive or who are living with AIDS and meet certain residency and income criteria for program participation.

         ADJUDICATE--the point in the claims processing at which a final decision is reached to pay or deny a claim.

         ADMINISTRATIVE SERVICE(S)--the contractual obligations of the contractor that include but may not be limited to utilization management, credentialing providers, network management, quality improvement, marketing, enrollment, member services, claims payment, management information systems, financial management, and reporting.

         ADVERSE EFFECT--medically necessary medical care has not been provided and the failure to provide such necessary medical care has presented an imminent danger to the health, safety, or well-being of the patient or has placed the patient unnecessarily in a high-risk situation.

         ADVERSE SELECTION--the enrollment with a contractor of a disproportionate number of persons with high health care costs.

         AFDC OR AFDC/TANF--Aid to Families with Dependent Children, established by 42 U.S.C. Section 601 et seq., and N.J.S.A. 44:10-1 et seq., as a joint federal/State cash assistance program administered by counties under State supervision. For cash assistance, it is now called "TANF." For Medicaid, the former AFDC rules still apply.

         AFDC-RELATED--see "SPECIAL MEDICAID PROGRAMS" and "TANF"

         AID CODES--the two-digit number which indicates the aid category under which a person is eligible to receive Medicaid and NJ FamilyCare.

         AMELIORATE--to improve, maintain, or stabilize a health outcome, or to prevent or mitigate an adverse change in health outcome.

         ANTICIPATORY GUIDANCE--the education provided to parents or authorized individuals during routine prenatal or pediatric visits to prevent or reduce the risk to their fetuses or children developing a particular health problem.

         ASSIGNMENT--the process by which a Medicaid enrollee in a New Jersey Care 2000+ contractor receives a Primary Care Provider (PCP).

         AT-RISK--any service for which the provider agrees to accept responsibility to provide or arrange for in exchange for the capitation payment.

         AUTHORIZED PERSON--in general means a person authorized to make medical determinations for an enrollee, including, but not limited to, enrollment and disenrollment decisions and choice of a PCP.

         For individuals who are eligible through the Division of Youth and Family Services (DYFS), the authorized person is authorized to make medical determinations, including but not limited to enrollment, disenrollment and choice of a PCP, on behalf of or in conjunction with individuals eligible through DYFS. These persons may include a foster home parent, an authorized health care professional employee of a group home, an authorized health care professional employee of a residential center or facility, a DYFS employee, a pre-adoptive or adoptive parent receiving subsidy from DYFS, a natural or biological parent, or a legal caretaker.

         For individuals who are eligible through the Division of Developmental Disabilities (DD), the authorized person may be one of the following:

         A. The enrollee, if he or she is an adult and has the capacity to make medical decisions;

         B. The parent or guardian of the enrollee, if the enrollee is a minor, or the individual or agency having legal guardianship if the enrollee is an adult who lacks the capacity to make medical decisions;

         C.       The Bureau of Guardianship Services (BGS); or

         D. A person or agency who has been duly designated by a power of attorney for medical decisions made on behalf of an enrollee.

         Throughout the contract, information regarding enrollee rights and responsibilities can be taken to include authorized persons, whether stated as such or not.

         AUTOMATIC ASSIGNMENT--the enrollment of an eligible person, for whom enrollment is mandatory, in a managed care plan chosen by the New Jersey Department of Human Services pursuant to the provisions of
         Article 5.4 of this contract.

         BASIC SERVICE AREA--the geographic area in which the contractor is obligated to provide covered services for its Medicaid/NJ FamilyCare enrollees under this contract.

         BENEFICIARY--any person eligible to receive services in the New Jersey Medicaid/NJ FamilyCare program.

         BENEFITS PACKAGE--the health care services set forth in this contract, for which the contractor has agreed to provide, arrange, and be held fiscally responsible.

         BILINGUAL--see "MULTILINGUAL"

         BONUS--a payment the contractor makes to a physician or physician group beyond any salary, fee-for-service payments, capitation, or returned withholding amount.

         CAPITATED SERVICE--any covered service for which the contractor receives capitation payment.

         CAPITATION--a contractual agreement through which a contractor agrees to provide specified health care services to enrollees for a fixed amount per month.

         CAPITATION PAYMENTS--the amount prepaid monthly by DMAHS to the contractor in exchange for the delivery of covered services to enrollees based on a fixed Capitation Rate per enrollee, notwithstanding (a) the actual number of enrollees who receive services from the contractor, or (b) the amount of services provided to any enrollee.

         CAPITATION RATE--the fixed monthly amount that the contractor is prepaid by the Department for each enrollee for which the contractor provides the services included in the Benefits Package described in this contract.

         CARE MANAGEMENT--a set of enrollee-centered, goal-oriented, culturally relevant, and logical steps to assure that an enrollee receives needed services in a supportive, effective, efficient, timely, and cost-effective manner. Care management emphasizes prevention, continuity of care, and coordination of care, which advocates for, and links enrollees to, services as necessary across providers and settings. Care management functions include 1) early identification of enrollees who have or may have special needs, 2) assessment of an enrollees risk factors, 3) development of a plan of care, 4) referrals and assistance to ensure timely access to providers, 5) coordination of care actively linking the enrollee to providers, medical services, residential, social, and other support services where needed, 6) monitoring, 7) continuity of care, and 8) follow-up and documentation.

         CERTIFICATE OF AUTHORITY--a license granted by the New Jersey Department of Banking and Insurance and the New Jersey Department of Health and Senior Services to operate an HMO in compliance with N.J.S.A. 26:2J-1 et. seq.

         CHILDREN'S HEALTH CARE COVERAGE PROGRAM--means the program established by the "Children's Health Care Coverage Act", P.L. 1997, c.272 as a health insurance program for targeted, low-income children.

         CHILDREN WITH SPECIAL HEALTH CARE NEEDS--those children who have or are at increased risk for chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type and amount beyond that required by children generally.

         CHRONIC ILLNESS--a disease or condition of long duration (repeated inpatient hospitalizations, out of work or school at least three months within a twelve-month period, or the necessity for continuous health care on an ongoing basis), sometimes involving very slow progression and long continuance. Onset is often gradual and the process may include periods of acute exacerbation alternating with periods of remission.

         CLINICAL PEER--a physician or other health care professional who holds a non-restricted license in New Jersey and is in the same or similar specialty as typically manages the medical condition, procedure, or treatment under review.

         CNM OR CERTIFIED NURSE MIDWIFE--a registered professional nurse who is legally authorized under State law to practice as a nurse-midwife, and has completed a program of study and clinical experience for nurse-midwives or equivalent.

         CNP OR CERTIFIED NURSE PRACTITIONER--a registered professional nurse who is licensed by the New Jersey Board of Nursing and meets the advanced educational and clinical practice requirements beyond the two to four years of basic nursing education required of all registered nurses.

         CNS OR CLINICAL NURSE SPECIALIST--a person licensed to practice as a registered professional nurse who is licensed by the New Jersey State Board of Nursing or similarly licensed and certified by a comparable agency of the state in which he/she practices.

         COLD CALL MARKETING--any unsolicited personal contact with a potential enrollee by an employee or agent of the contractor for the purpose of influencing the individual to enroll with the contractor. Marketing by an employee of the contractor is considered direct; marketing by an agent is considered indirect.

         COMMISSIONER--the Commissioner of the New Jersey Department of Human Services or a duly authorized representative.

         COMPLAINT--a protest by an enrollee as to the conduct by the contractor or any agent of the contractor, or an act or failure to act by the contractor or any agent of the contractor, or any other matter in which an enrollee feels aggrieved by the contractor, that is communicated to the contractor and that could be resolved by the contractor within the same day/24 hours of receipt.

         CONDITION--a disease, illness, injury, disorder, or biological or psychological condition or status for which treatment is indicated.

         CONTESTED CLAIM--a claim that is denied because the claim is an ineligible claim, the claim submission is incomplete, the coding or other required information to be submitted is incorrect, the amount claimed is in dispute, or the claim requires special treatment.

         CONTINUITY OF CARE--the plan of care for a particular enrollee that should assure progress without unreasonable interruption.

         CONTRACT--the written agreement between the State and the contractor, and comprises the contract, any addenda, appendices, attachments, or amendments thereto.

         CONTRACTING OFFICER--the individual empowered to act and respond for the State throughout the life of any contract entered into with the State.

         CONTRACTOR--the Health Maintenance Organization with a valid Certificate of Authority in New Jersey that contracts hereunder with the State for the provision of comprehensive health care services to enrollees on a prepaid, capitated basis.

         CONTRACTOR'S PLAN--all services and responsibilities undertaken by the contractor pursuant to this contract.

         CONTRACTOR'S REPRESENTATIVE--the individual legally empowered to bind the contractor, using his/her signature block, including his/her title. This individual will be considered the Contractor's Representative during the life of any contract entered into with the State unless amended in writing pursuant to Article 7.

         COPAYMENT--the part of the cost-sharing requirement for NJ FamilyCare Plan D enrollees in which a fixed monetary amount is paid for certain services/items received from the contractor's providers.

         COST AVOIDANCE--a method of paying claims in which the provider is not reimbursed until the provider has demonstrated that all available health insurance has been exhausted.

         COVERED SERVICES--see "BENEFITS PACKAGE"

         CREDENTIALING--the contractor's determination as to the qualifications and ascribed privileges of a specific provider to render specific health care services.

         CULTURAL COMPETENCY--a set of interpersonal skills that allow individuals to increase their understanding, appreciation, acceptance of and respect for cultural differences and similarities within, among and between groups and the sensitivity to how these differences influence relationships with enrollees. This requires a willingness and ability to draw on community-based values, traditions and customs, to devise strategies to better meet culturally diverse enrollee needs, and to work with knowledgeable persons of and from the community in developing focused interactions, communications, and other supports.

         CWA OR COUNTY WELFARE AGENCY ALSO KNOWN AS COUNTY BOARD OF SOCIAL SERVICES--the agency within the county government that makes determination of eligibility for Medicaid and financial assistance programs.

         DAYS--calendar days unless otherwise specified.

         DBI--the New Jersey Department of Banking and Insurance in the executive branch of New Jersey State government.

         DEFAULT--see "AUTOMATIC ASSIGNMENT"

         DELIVERABLE--a document/report/manual to be submitted to the Department by the contractor pursuant to this contract.

         DENTAL DIRECTOR--the contractor's Director of dental services, who is required to be a Doctor of Dental Science or a Doctor of Medical Dentistry and licensed by the New Jersey Board of Dentistry, designated by the contractor to exercise general supervision over the provision of dental services by the contractor.

         DEPARTMENT--the Department of Human Services (DHS) in the executive branch of New Jersey State government. The Department of Human Services includes the Division of Medical Assistance and Health Services (DMAHS) and the terms are used interchangeably. The Department also includes Division of Youth and Family Services (DYFS), the Division of Family Development (DFD), the Division of Mental Health Services (DMHS), and the Division of Developmental Disabilities (DDD).

         DEVELOPMENTAL DISABILITY--a severe, chronic disability of a person which is attributable to a mental or physical impairment or combination of mental and physical impairments; is manifested before the person attains age twenty-two (22); is likely to continue indefinitely; results in substantial functional limitations in three or more of the following areas of major life activity: self-care, receptive and expressive language, learning, mobility, self-direction, capacity for independent living and economic self-sufficiency; and reflects the person's need for a combination and sequence of special, interdisciplinary, or generic care, treatment, or other services which are lifelong or of extended duration and are individually planned and coordinated. Developmental disability includes but is not limited to severe disabilities attributable to mental retardation, autism, cerebral palsy, epilepsy, spina bifida and other neurological impairments where the above criteria are met.

         DFD--the Division of Family Development, within the New Jersey Department of Human Services that administers programs of financial and administrative support for certain qualified individuals and families.

         DIAGNOSTIC SERVICES--any medical procedures or supplies recommended by a physician or other licensed practitioner of the healing arts, within the scope of his or her practice under State law, to enable him or her to identify the existence, nature, or extent of illness, injury, or other health deviation in an enrollee.

         DIRECTOR--the Director of the Division of Medical Assistance and Health Services or a duly authorized representative.

         DISABILITY--a physical or mental impairment that substantially limits one or more of the major life activities for more than three months a year.

         DISABILITY IN ADULTS--for adults applying under New Jersey Care Special Medicaid Programs and Title II (Social Security Disability Insurance Program) and for adults applying under Title XVI (the Supplemental Security Income [SSI] program), disability is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment(s) which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         DISABILITY IN CHILDREN--a child under age 18 is considered disabled if he or she has a medically determinable physical or mental impairment(s) which results in marked and severe functional limitations that limit the child's ability to function independently, appropriately, and effectively in an age-appropriate manner, and can be expected to result in death or which can be expected to last for 12 months or longer.

         DISENROLLMENT--the removal of an enrollee from participation in the contractor's plan, but not from the Medicaid program.

         DIVISION OF DEVELOPMENTAL DISABILITIES (DDD)--a Division within the New Jersey Department of Human Services that provides evaluation, functional and guardianship services to eligible persons. Services include residential services, family support, contracted day programs, work opportunities, social supervision, guardianship, and referral services.

         DIVISION OR DMAHS--the New Jersey Division of Medical Assistance and Health Services within the Department of Human Services which administers the contract on behalf of the Department.

         DHHS OR HHS--United States Department of Health and Human Services of the executive branch of the federal government, which administers the Medicaid program through the Health Care Financing Administration
         (HCFA).

         DHSS--the New Jersey Department of Health and Senior Services in the executive branch of New Jersey State government, one of the regulatory agencies of the managed care industry. Its role and functions are delineated throughout the contract.

         DURABLE MEDICAL EQUIPMENT (DME)--equipment, including assistive technology, which: a) can withstand repeated use; b) is used to service a health or functional purpose; c) is ordered by a qualified practitioner to address an illness, injury or disability; and d) is appropriate for use in the home or work place/school.

         DYFS--the Division of Youth and Family Services, within the New Jersey Department of Human Services, whose responsibility is to ensure the safety of children and to provide social services to children and their families. DYFS enrolls into Medicaid financially eligible children under its supervision who reside in DYFS-supported substitute living arrangements such as foster care and certain subsidized adoption placements.

         DYFS RESIDENTIAL FACILITIES--include Residential Facilities, Teaching Family Homes, Juvenile Family In-Crisis Shelters, Children's Shelters, Transitional Living Homes, Treatment Homes Programs, Alternative Home Care Program, and Group Homes.

         EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT (EPSDT)--a Title XIX mandated program that covers screening and diagnostic services to determine physical and mental defects in enrollees under the age of 21, and health care, treatment, and other measures to correct or ameliorate any defects and chronic conditions discovered, pursuant to Federal Regulations found in Title XIX of the Social Security Act.

         EFFECTIVE DATE OF CONTRACT--shall be October 1, 2000.

         EFFECTIVE DATE OF DISENROLLMENT--the last day of the month in which the enrollee may receive services under the contractor's plan.

         EFFECTIVE DATE OF ENROLLMENT--the date on which an enrollee can begin to receive services under the contractor's plan pursuant to Article Five of this contract.

         ELDERLY PERSON--a person who is 65 years of age or older.

         EMERGENCY MEDICAL CONDITION--a medical condition manifesting itself by acute symptoms of sufficient severity, (including severe pain) such that a prudent layperson, who possesses an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; serious impairment to bodily functions; or serious dysfunction of any bodily organ or part.

         EMERGENCY SERVICES--covered inpatient and outpatient services furnished by any qualified provider that are necessary to evaluate or stabilize an emergency medical condition.

         ENCOUNTER--the basic unit of service used in accumulating utilization data and/or a face-to-face contact between a patient and a health care provider resulting in a service to the patient.

         ENCOUNTER DATA--the record of the number and types of services rendered to patients during a specific time period and defined in Article 3.9 of this contract.

         ENROLLEE--an individual who is eligible for Medicaid/NJ FamilyCare, residing within the defined enrollment area, who elects or has had elected on his or her behalf by an authorized person, in writing, to participate in the contractor's plan and who meets specific Medicaid/NJ FamilyCare eligibility requirements for plan enrollment agreed to by the Department and the contractor. Enrollees include individuals in the AFDC/TANF, AFDC/TANF-Related Pregnant Women and Children, SSI-Aged, Blind and Disabled, DYFS, NJ FamilyCare, and Division of Developmental Disabilities/Community Care Waiver (DDD/CCW) populations. See also "Authorized Person."

         ENROLLEE WITH SPECIAL NEEDS--for adults, special needs includes complex/chronic medical conditions requiring specialized health care services, including persons with physical, mental/substance abuse, and/or developmental disabilities, including such persons who are homeless. Children with special health care needs are those who have or are at increased risk for a chronic physical, developmental, behavioral, or emotional conditions and who also require health and related services of a type or amount beyond that required by children generally.

         ENROLLMENT--the process by which an individual eligible for Medicaid voluntarily or mandatorily applies to utilize the contractor's plan in lieu of standard Medicaid benefits, and such application is approved by DMAHS.

         ENROLLMENT AREA--the geographic area bound by county lines from which Medicaid/NJ FamilyCare eligible residents may enroll with the contractor unless otherwise specified in the contract.

         ENROLLMENT LOCK-IN PERIOD--the period between the first day of the fourth (4th) month and the end of twelve (12) months after the effective date of enrollment in the contractor's plan, during which the enrollee must have good cause to disenroll or transfer from the contractor's plan. This is not to be construed as a guarantee of eligibility during the lock-in period. Lock-in provisions will not apply to clients of DDD or SSI, New Jersey Care Special Medicaid Program - Aged, Blind, Disabled, and DYFS enrollees.

         ENROLLMENT PERIOD--the twelve (12) month period commencing on the effective date of enrollment.

         EPSDT--see "EARLY AND PERIODIC SCREENING, DIAGNOSIS AND TREATMENT"

         EQUITABLE ACCESS--the concept that enrollees are given equal opportunity and consideration for needed services without exclusionary practices of providers or system design because of gender, age, race, ethnicity, sexual orientation, health status, or disability.

         EXCLUDED SERVICES--those services covered under the fee-for-service Medicaid program that are not included in the contractor benefits package.

         EXTERNAL REVIEW ORGANIZATION (ERO)--an outside independent accredited review organization under contract with the Department for the purposes of conducting annual contractor operation assessments and quality of care reviews for contractors.

         FAIR HEARING--the appeal process available to all Medicaid Eligibles pursuant to N.J.S.A. 30:4D-7 and administered pursuant to N.J.A.C. 10:49-10.1 et seq.

         FEDERAL FINANCIAL PARTICIPATION--the funding contribution that the federal government makes to the New Jersey Medicaid and NJ FamilyCare programs.

         FEDERALLY QUALIFIED HEALTH CENTER (FQHC)--an entity that provides outpatient health programs pursuant to 42 U.S.C. Section 201 et SEQ.

         FEDERALLY QUALIFIED HMO--an HMO that has been found by the Secretary of the federal Department of Health and Human Services to provide "basic" and "supplemental" health services to its enrollees in accordance with the Health Maintenance Organization Act of 1973, as amended (Title XIII of the Public Health Service Act, 42 U.S.C. Section 300e), and to meet the other requirements of that Act relating to fiscal assurance mechanisms, continuing education for staff, and membership representation on the HMO's board of directors.

         FEE-FOR-SERVICE OR FFS--a method for reimbursement based on payment for specific services rendered to an enrollee.

         FRAUD--an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to him/herself or some other person. It includes any act that constitutes fraud under applicable federal or State law. (See 42 C.F.R.
         Section 455.2)

         FULL TIME EQUIVALENT--the number of personnel with the same job title and responsibilities who, in the aggregate, perform work equivalent to a singular individual working a 40-hour work week.

         GA--means General Assistance, established by N.J.S.A. 10:90-1 et seq., as a State cash assistance program administered by counties and municipalities under State supervision.

         GAAP--Generally Accepted Accounting Principles.

         GOOD CAUSE--reasons for disenrollment or transfer that include failure of the contractor to provide services including physical access to the enrollee in accordance with contract terms, enrollee has filed a grievance and has not received a response within the specified time period or enrollee has filed a grievance and has not received satisfaction. See Article 5.10.2 for more detail.

         GOVERNING BODY--a managed care organization's Board of Directors or, where the Board's participation with quality improvement issues is not direct, a designated committee of the senior management of the managed care organization.

         GRIEVANCE--means any complaint that is submitted in writing, or that is orally communicated and could not be resolved within the same day of receipt.

         GROUP MODEL--a type of HMO operation similar to a group practice except that the group model must meet the following criteria: (a) the group is a separate legal entity, (i.e. administrative entity) apart from the HMO; (b) the group is usually a corporation or partnership; (c) members of the group must pool their income; (d) members of the group must share medical equipment, as well as technical and administrative staff;
         (e) members of the group must devote at least 50 percent of their time to the group; and (f) members of the group must have "substantial responsibility" for delivery of health services to HMO members, within four years of qualification. After that period, the group may request additional time or a waiver in accordance with federal regulations at 42 C.F.R. Section 110.104(2), Subpart A.

         HCFA--the Health Care Financing Administration within the U.S. Department of Health and Human Services.

         HEALTH BENEFITS COORDINATOR (HBC)--the external organization under contract with the Department whose primary responsibility is to assist Medicaid eligible individuals in contractor selection and enrollment.

         HEALTH CARE PROFESSIONAL--a physician or other health care professional if coverage for the professional's services is provided under the contractor's contract for the services. It includes podiatrists, optometrists, chiropractors, psychologists, dentists, physician assistants, physical or occupational therapists and therapy assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including nurse practitioners, clinical nurse specialists, certified registered nurses, registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians.

         HEALTH CARE SERVICES--are all preventive and therapeutic medical, dental, surgical, ancillary (medical and non-medical) and supplemental benefits provided to enrollees to diagnose, treat, and maintain the optimal well-being of enrollees provided by physicians, other health care professionals, institutional, and ancillary service providers.

         HEALTH INSURANCE--private insurance available through an individual or group plan that covers health services. It is also referred to as Third Party Liability.

         HEALTH MAINTENANCE ORGANIZATION (HMO)--any entity which contracts with providers and furnishes at least basic comprehensive health care services on a prepaid basis to enrollees in a designated geographic area pursuant to N.J.S.A. 26:2J-1 et seq., and with regard to this contract is either:

                  A.       A Federally Qualified HMO; or

                  B. Meets the State Plan's definition of an HMO which includes, at a minimum, the following requirements:

                           1. It is organized primarily for the purpose of providing health care services;

                           2. It makes the services it provides to its Medicaid enrollees as accessible to them (in terms of timeliness, amount, duration, and scope) as the services are to non-enrolled Medicaid eligible individuals within the area served by the HMO;

                           3. It makes provision, satisfactory to the Division and Departments of Banking and Insurance and Health and Senior Services, against the risk of insolvency, and assures that Medicaid enrollees will not be liable for any of the HMO's debts if it does become insolvent; and

                           4. It has a Certificate of Authority granted by the State of New Jersey to operate in all or selected counties in New Jersey.

         HEDIS--Health Plan Employer Data and Information Set.

         INDICATORS--the objective and measurable means, based on current knowledge and clinical experience, used to monitor and evaluate each important aspect of care and service identified.

         INDIVIDUAL HEALTH CARE PLAN (IHCP)--a multi-disciplinary plan of care for enrollees with special needs who qualify for a higher level of care management based on a Complex Needs Assessment. IHCPs specify short- and long-term goals, identify needed medical services and relevant social/support services, specialized transportation and communication, appropriate outcomes, and barriers to effective outcomes, and timelines. The IHCP is implemented and monitored by the care manager.

         INQUIRY--means a request for information by an enrollee, or a verbal request by an enrollee for action by the contractor that is so clearly contrary to the Medicaid Managed Care Program or the contractor's operating procedures that it may be construed as a factual misunderstanding, provided that the issue can be immediately explained and resolved by the contractor. Inquiries need not be treated or reported as complaints or grievances.

         INSOLVENT--unable to meet or discharge financial liabilities pursuant to N.J.S.A. 17B:32-33.

         INSTITUTIONALIZED--residing in a nursing facility, psychiatric hospital, or intermediate care facility/mental retardation (ICF/MR); this does not include admission in an acute care or rehabilitation hospital setting.

         IPN OR INDEPENDENT PRACTITIONER NETWORK--one type of HMO operation where member services are normally provided in the individual offices of the contracting physicians.

         LIMITED-ENGLISH-PROFICIENT POPULATIONS--individuals with a primary language other than English who must communicate in that language if the individual is to have an equal opportunity to participate effectively in and benefit from any aid, service or benefit provided by the health provider.

         MAINTENANCE SERVICES--include physical services provided to allow people to maintain their current level of functioning. Does not include habilitative and rehabilitative services.

         MANAGED CARE--a comprehensive approach to the provision of health care which combines clinical preventive, restorative, and emergency services and administrative procedures within an integrated, coordinated system to provide timely access to primary care and other medically necessary health care services in a cost effective manner.

         MANAGED CARE ENTITY--a managed care organization described in Section 1903(m)(1)(A) of the Social Security Act, including Health Maintenance Organizations (HMOs), organizations with Section 1876 or Medicare+Choice contracts, provider sponsored organizations, or any other public or private organization meeting the requirements of
         Section 1902(w) of the Social Security Act, which has a risk comprehensive contract and meets the other requirements of that Section.

         MANDATORY--the requirement that certain DMAHS beneficiaries, delineated in Article 5, must select, or be assigned to a contractor in order to receive Medicaid services.

         MANDATORY ENROLLMENT--the process whereby an individual eligible for Medicaid/NJ FamilyCare is required to enroll in a contractor, unless otherwise exempted or excluded, to receive the services described in the standard benefits package as approved by the Department of Human Services through necessary federal waivers.

         MARKETING--any activity by the contractor, its employees or agents, or on behalf of the contractor by any person, firm or corporation by which information about the contractor's plan is made known to Medicaid or NJ FamilyCare Eligible Persons for enrollment purposes.

         MAXIMUM PATIENT CAPACITY--the estimated maximum number of active patients that could be assigned to a specific provider within mandated access-related requirements.

         MCMIS--managed care management information system, an automated information system designed and maintained to integrate information across the enterprise. The State recommends that the system include, but not necessarily be limited to, the following functions:

                  - Enrollee Services

                  - Provider Services

                  - Claims and Encounter Processing

                  - Prior Authorization, Referral and Utilization Management

                  - Financial Processing

                  - Quality Assurance

                  - Management and Administrative Reporting

                  - Encounter Data Reporting to the State

         MEDICAID--the joint federal/State program of medical assistance established by Title XIX of the Social Security Act, 42 U.S.C. Section 1396 et seq., which in New Jersey is administered by DMAHS in DHS pursuant to N.J.S.A. 30:4D-1 et seq.

         MEDICAID ELIGIBLE--an individual eligible to receive services under the New Jersey Medicaid program.

         MEDICAID EXPANSION--means the expansion of the New Jersey Care...Special Medicaid Programs, incorporates NJ FamilyCare Plan A, that will extend coverage to uninsured children below the age of 19 years with family incomes up to and including 133 percent of the federal poverty level. (See NJ FamilyCare Plan A)

         MEDICAID RECIPIENT OR MEDICAID BENEFICIARY--an individual eligible for Medicaid who has applied for and been granted Medicaid benefits by DMAHS, generally through a CWA or Social Security District Office.

         MEDICAL COMMUNICATION--any communication made by a health care provider with a patient of the health care provider (or, where applicable, an authorized person) with respect to:

                  A. The patient's health status, medical care, or treatment options;

                  B. Any utilization review requirements that may affect treatment options for the patient; or

                  C. Any financial incentives that may affect the treatment of the patient.

         The term "medical communication" does not include a communication by a health care provider with a patient of the health care provider (or, where applicable, an authorized person) if the communication involves a knowing or willful misrepresentation by such provider.

         MEDICAL DIRECTOR--the licensed physician, in the State of New Jersey, i.e. Medical Doctor (MD) or Doctor of Osteopathy (DO), designated by the contractor to exercise general supervision over the provision of health service benefits by the contractor.

         MEDICAL GROUP--a partnership, association, corporation, or other group which is chiefly composed of health professionals licensed to practice medicine or osteopathy, and other licensed health professionals who are necessary for the provision of health services for whom the group is responsible.

         MEDICALLY DETERMINABLE IMPAIRMENT--an impairment that results from anatomical, physiological, or psychological abnormalities which can be shown by medically acceptable clinical and laboratory diagnostic techniques. A physical or mental impairment must be established by medical evidences consisting of signs, symptoms, and laboratory findings -- not only the individual's statement of symptoms.

         MEDICAL RECORDS--the complete, comprehensive records, accessible at the site of the enrollee's participating primary care physician or provider, that document all medical services received by the enrollee, including inpatient, ambulatory, ancillary, and emergency care, prepared in accordance with all applicable DHS rules and regulations, and signed by the medical professional rendering the services.

         MEDICAL SCREENING--an examination 1) provided on hospital property, and provided for that patient for whom it is requested or required, and 2) performed within the capabilities of the hospital's emergency room (ER) (including ancillary services routinely available to its ER), and 3) the purpose of which is to determine if the patient has an emergency medical condition, and 4) performed by a physician (M.D. or D.O.) and/or by a nurse practitioner, or physician assistant as permitted by State statutes and regulations and hospital bylaws.

         MEDICALLY NECESSARY SERVICES--services or supplies necessary to prevent, diagnose, correct, prevent the worsening of, alleviate, ameliorate, or cure a physical or mental illness or condition; to maintain health; to prevent the onset of an illness, condition, or disability; to prevent or treat a condition that endangers life or causes suffering or pain or results in illness or infirmity; to prevent the deterioration of a condition; to promote the development or maintenance of maximal functioning capacity in performing daily activities, taking into account both the functional capacity of the individual and those functional capacities that are appropriate for individuals of the same age; to prevent or treat a condition that threatens to cause or aggravate a handicap or cause physical deformity or malfunction, and there is no other equally effective, more conservative or substantially less costly course of treatment available or suitable for the enrollee. The services provided, as well as the type of provider and setting, must be reflective of the level of services that can be safely provided, must be consistent with the diagnosis of the condition and appropriate to the specific medical needs of the enrollee and not solely for the convenience of the enrollee or provider of service and in accordance with standards of good medical practice and generally recognized by the medical scientific community as effective. Course of treatment may include mere observation or, where appropriate, no treatment at all. Experimental services or services generally regarded by the medical profession as unacceptable treatment are not medically necessary for purposes of this contract.

         Medically necessary services provided must be based on peer-reviewed publications, expert pediatric, psychiatric, and medical opinion, and medical/pediatric community acceptance.

         In the case of pediatric enrollees, this definition shall apply with the additional criteria that the services, including those found to be needed by a child as a result of a comprehensive screening visit or an inter-periodic encounter whether or not they are ordinarily covered services for all other Medicaid enrollees, are appropriate for the age and health status of the individual and that the service will aid the overall physical and mental growth and development of the individual and the service will assist in achieving or maintaining functional capacity.

         MEDICALLY NEEDY (MN) PERSON OR FAMILY--a person or family receiving services under the Medically Needy Program.

         MEDICARE--the program authorized by Title XVIII of the Social Security Act to provide payment for health services to federally defined populations.

         MEDICARE+CHOICE ORGANIZATION--an entity that contracts with HCFA to offer a Medicare+Choice plan pursuant to 42 U.S.C. Section 1395w-27.

         MEMBER--an enrolled participant in the contractor's plan; also means enrollee.

         MINORITY POPULATIONS--Asian/Pacific Islanders, African-American/Black, Hispanic/ Latino, and American Indians/Alaska Natives.

         MIS--management information system.

         MULTILINGUAL--at a minimum, English and Spanish and any other language which is spoken by 200 enrollees or five percent of the enrolled Medicaid population of the contractor's plan, whichever is greater.

         NCQA--the National Committee for Quality Assurance.

         NEWBORN--an infant born to a mother enrolled in a contractor at the time of birth.

         NEW JERSEY STATE PLAN OR STATE PLAN--the DHS/DMAHS document, filed with and approved by HCFA, that describes the New Jersey Medicaid program.

         N.J.A.C.--New Jersey Administrative Code.

         NJ FAMILYCARE PLAN A--means the State-operated program which provides comprehensive managed care coverage to:

         - Uninsured children below the age of 19 with family incomes up to and including 133 percent of the federal poverty level;

         - Children under the age of one year and pregnant women eligible under the New Jersey Care...Special Medicaid Programs;

         - Pregnant women up to 200 percent of the federal poverty level;

         - AFDC eligibles with incomes up to and including 133 percent of the federal poverty level;

         - Parents/caretaker relatives with children below the age of 19 years who do not qualify for AFDC Medicaid and have family incomes up to and including 133 percent of the federal poverty level;

         - Uninsured single adults/couples without dependent children with family incomes up to and including 50 percent of the federal poverty level; and

         - General Assistance eligibles.

In addition to covered managed care services, eligibles under this program may access certain other services which are paid fee-for-service and not covered under this contract.

         NJ FAMILYCARE PLAN B--means the State-operated program which provides comprehensive managed care coverage, including all benefits provided through the New Jersey Care... Special Medicaid Programs, to uninsured children below the age of 19 with family incomes above 133 percent and up to and including 150 percent of the federal poverty level. In addition to covered managed care services, eligibles under this program may access certain other services which are paid fee-for-service and not covered under this contract.

         NJ FAMILYCARE PLAN C--means the State-operated program which provides comprehensive managed care coverage, including all benefits provided through the New Jersey Care... Special Medicaid Programs, to uninsured children below the age of 19 with family incomes above 150 percent and up to and including 200 percent of the federal poverty level. Eligibles are required to participate in cost-sharing in the form of monthly premiums and a personal contribution to care for most services. In addition to covered managed care services, eligibles under this program may access certain other services which are paid fee-for-service and not covered under this contract.

         NJ FAMILYCARE PLAN D--means the State-operated program which provides managed care coverage to uninsured:

         - Adults and couples without dependent children under the age of 19 with family incomes above 50% and up to and including 100 percent of the federal poverty level;

         - Parents/caretakers with children below the age of 19 who do not qualify for AFDC Medicaid with family incomes up to and including 200 percent of the federal poverty level; and

         - Children below the age of 19 with family incomes between 201 percent and up to and including 350 percent of the federal poverty level.

         Eligibles with incomes above 150 percent of the federal poverty level are required to participate in cost sharing in the form of monthly premiums and copayments for most services. These groups are identified by Program Status Codes (PSCs) on the eligibility system as indicated below. For clarity, the codes related to Plan D non-cost sharing groups are also listed:

                         Cost Sharing           No Cost Sharing
                         ------------           ---------------
                              493                     497
                              494                     763
                              495
                              498

         In addition to covered managed care services, eligibles under these programs may access certain services which are paid fee-for-service and not covered under this contract.

         N.J.S.A.--New Jersey Statutes Annotated.

         NON-COVERED CONTRACTOR SERVICES--services that are not covered in the contractor's benefits package included under the terms of this contract.

         NON-COVERED MEDICAID SERVICES--all services that are not covered by the New Jersey Medicaid State Plan.

         NON-PARTICIPATING PROVIDER--a provider of service that does not have a contract with the contractor.

         OIT--the New Jersey Office of Information Technology.

         OTHER HEALTH COVERAGE--private non-Medicaid individual or group health/dental insurance. It may be referred to as Third Party Liability
         (TPL) or includes Medicare.

         OUT OF AREA SERVICES--all services covered under the contractor's benefits package included under the terms of the Medicaid contract which are provided to enrollees outside the defined basic service area.

         OUTCOMES--the results of the health care process, involving either the enrollee or provider of care, and may be measured at any specified point in time. Outcomes can be medical, dental, behavioral, economic, or societal in nature.

         OUTPATIENT CARE--treatment provided to an enrollee who is not admitted to an inpatient hospital or health care facility.

         P FACTOR (P7)--the grade of service for the telephone system. The digit following the P (e.g., 7) indicates the number of calls per hundred that are or can be blocked from the system. In this sample, P7 means seven (7) calls in a hundred may be blocked, so the system is designed to meet this criterion. Typically, the grade of service is designed to meet the peak busy hour, the busiest hour of the busiest day of the year.

         PARTICIPATING PROVIDER--a provider that has entered into a provider contract with the contractor to provide services.

         PARTIES--the DMAHS, on behalf of the DHS, and the contractor.

         PATIENT--an individual who is receiving needed professional services that are directed by a licensed practitioner of the healing arts toward the maintenance, improvement, or protection of health, or lessening of illness, disability, or pain.

         PAYMENTS--any amounts the contractor pays physicians or physician groups or subcontractors for services they furnished directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician groups or subcontractor to influence the use of referral services). Bonuses and other compensation that are not based on referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of the requirements pertaining to physician incentive plans.

         PEER REVIEW--a mechanism in quality assurance and utilization review where care delivered by a physician, dentist, or nurse is reviewed by a panel of practitioners of the same specialty to determine levels of appropriateness, effectiveness, quality, and efficiency.

         PERSONAL CONTRIBUTION TO CARE (PCC)--means the portion of the cost-sharing requirement for NJ FamilyCare Plan C enrollees in which a fixed monetary amount is paid for certain services/items received from contractor providers.

         PERSONAL INJURY (PI)--a program designed to recover the cost of medical services from an action involving the tort liability of a third party.

         PHYSICIAN GROUP--a partnership, association, corporation, individual practice association, or other group that distributes income from the practice among members. An individual practice association is a physician group only if it is composed of individual physicians and has no subcontracts with physician groups.

         PHYSICIAN INCENTIVE PLAN--any compensation arrangement between a contractor and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services furnished to Medicaid beneficiaries enrolled in the organization.

         POST-STABILIZATION SERVICES--services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized.

         PREPAID HEALTH PLAN--an entity that provides medical services to enrollees under a contract with the DHS and on the basis of prepaid capitation fees, but does not necessarily qualify as an MCE.

         PREVENTIVE SERVICES--services provided by a physician or other licensed practitioner of the healing arts within the scope of his or her practice under State law to:

                  A. Prevent disease, disability, and other health conditions or their progression;

                  B. Treat potential secondary conditions before they happen or at an early remediable stage;

                  C.       Prolong life; and

                  D.       Promote physical and mental health and efficiency

         PRIMARY CARE DENTIST (PCD)--a licensed dentist who is the health care provider responsible for supervising, coordinating, and providing initial and primary dental care to patients; for initiating referrals for specialty care; and for maintaining the continuity of patient care.

         PRIMARY CARE PROVIDER (PCP)--a licensed medical doctor (MD) or doctor of osteopathy (DO) or certain other licensed medical practitioner who, within the scope of practice and in accordance with State certification/licensure requirements, standards, and practices, is responsible for providing all required primary care services to enrollees, including periodic examinations, preventive health care and counseling, immunizations, diagnosis and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of referrals to specialty providers described in this contract and the Benefits Package, and for maintaining continuity of patient care. A PCP shall include general/family practitioners, pediatricians, internists, and may include specialist physicians, physician assistants, CNMs or CNPs/CNSs, provided that the practitioner is able and willing to carry out all PCP responsibilities in accordance with these contract provisions and licensure requirements.

         PRIOR AUTHORIZATION (ALSO KNOWN AS "PRE-AUTHORIZATION" OR "APPROVAL")--authorization granted in advance of the rendering of a service after appropriate medical/dental review.

         PROVIDER--means any physician, hospital, facility, or other health care professional who is licensed or otherwise authorized to provide health care services in the state or jurisdiction in which they are furnished.

         PROVIDER CAPITATION--a set dollar payment per patient per unit of time (usually per month) that the contractor pays a provider to cover a specified set of services and administrative costs without regard to the actual number of services.

         PROVIDER CONTRACT--any written contract between the contractor and a provider that requires the provider to perform specific parts of the contractor's obligations for the provision of health care services under this contract.

         QAPI--Quality Assessment and Performance Improvement.

         QARI--Quality Assurance Reform Initiative.

         QIP--Quality Improvement Project.

         QISMC--Quality Improvement System for Managed Care.

         QUALIFIED INDIVIDUAL WITH A DISABILITY--an individual with a disability who, with or without reasonable modifications to rules, policies, or practices, the removal of architectural, communication, or transportation barriers, or the provision of auxiliary aids and services, meets the essential eligibility requirements for the receipt of services or the participation in programs or activities provided by a public entity (42 U.S.C. Section 12131).

         REASSIGNMENT--the process by which an enrollee's entitlement to receive services from a particular Primary Care Practitioner/Dentist is terminated and switched to another PCP/PCD.

         REFERRAL SERVICES--those health care services provided by a health professional other than the primary care practitioner and which are ordered and approved by the primary care practitioner or the contractor.

                  Exception A: An enrollee shall not be required to obtain a referral or be otherwise restricted in the choice of the family planning provider from whom the enrollee may receive family planning services.

                  Exception B: An enrollee may access services at a Federally Qualified Health Center (FQHC) in a specific enrollment area without the need for a referral when neither the contractor nor any other contractor has a contract with the Federally Qualified Health Center in that enrollment area and the cost of such services will be paid by the Medicaid fee-for-service program.

         REINSURANCE--an agreement whereby the reinsurer, for a consideration, agrees to indemnify the contractor, or other provider, against all or part of the loss which the latter may sustain under the enrollee contracts which it has issued.

         RISK OR UNDERWRITING RISK--the possibility that a contractor may incur a loss because the cost of providing services may exceed the payments made by the Department to the contractor for services covered under the contract.

         RISK COMPREHENSIVE CONTRACT--for purposes of this contract, a risk contract for furnishing comprehensive health care services, i.e., inpatient hospital services and any three of the following services or groups of services:

                  A. Outpatient hospital services and rural health clinical services;

                  B. Other laboratory and diagnostic and therapeutic radiologic services;

                  C. Skilled nursing facility services, EPSDT, and family planning;

                  D.       Physician services; and

                  E.       Home health services.

         RISK THRESHOLD--the maximum liability, if the liability is based on referral services, to which a physician or physician group may be exposed under a physician incentive plan without being at substantial financial risk.

         ROUTINE CARE--treatment of a condition which would have no adverse effects if not treated within 24 hours or could be treated in a less acute setting (e.g., physician's office) or by the patient.

         SAFETY-NET PROVIDERS OR ESSENTIAL COMMUNITY PROVIDERS--public-funded or government-sponsored clinics and health centers which provide specialty/specialized services which serve any individual in need of health care whether or not covered by health insurance and may include medical/dental education institutions, hospital-based programs, clinics, and health centers.

         SAP--Statutory Accounting Principles.

         SCOPE OF SERVICES--those specific health care services for which a provider has been credentialed, by the plan, to provide to enrollees.

         SCREENING SERVICES--any encounter with a health professional practicing within the scope of his or her profession as well as the use of standardized tests given under medical direction in the examination of a designated population to detect the existence of one or more particular diseases or health deviations or to identify for more definitive studies individuals suspected of having certain diseases.

         SECRETARY--the Secretary of the United States Department of Health and Human Services.

         SEMI--Special Education Medicaid Initiative, a federal Medicaid program that allows for reimbursement to local education agencies for certain special education related services (e.g., physical therapy, occupational therapy, and speech therapy).

         SERVICE AREA--the geographic area or region comprised of those counties as designated in the contract.

         SERVICE LOCATION/SERVICE SITE--any location at which an enrollee obtains any health care service provided by the contractor under the terms of the contract.

         SHORT TERM--a period of 30 calendar days or less.

         SIGNING DATE--the date on which the parties sign this contract. In no event shall the signing date be later than 5 P.M. Eastern Standard Time on March 17, 2000.

         SPECIAL MEDICAID PROGRAMS--programs for: (a) AFDC/TANF-related family members who do not qualify for cash assistance, and (b) SSI-related aged, blind and disabled individuals whose incomes or resources exceed the SSI Standard.

                  For AFDC/TANF, they are:

                  Medicaid Special: covers children ages 19 to 21 using AFDC standards; New Jersey Care: covers pregnant women and children up to age 1 with incomes at or below 185 percent of the federal poverty level (FPL); children up to age 6 at 133 percent of FPL; and children up to age 13 (the age range increases annually, pursuant to federal law until children up to age 18 are covered) at 100 percent of FPL.

                  For SSI-related, they are:

                  Community Medicaid Only-provides full Medicaid benefits for aged, blind and disabled individuals who meet the SSI age and disability criteria, but do not receive cash assistance, including former SSI recipients who receive Medicaid continuation;

                  New Jersey Care-provides full Medicaid benefits for all SSI-related Aged, Blind, and Disabled individuals with income below 100 percent of the federal poverty level and resources at or below 200 percent of the SSI resource standard.

         SSI--the Supplemental Security Income program, which provides cash assistance and full Medicaid benefits for individuals who meet the definition of aged, blind, or disabled, and who meet the SSI financial needs criteria.

         STAFF MODEL--a type of HMO operation in which HMO employees are responsible for both administrative and medical functions of the plan. Health professionals, including physicians, are reimbursed on a salary or fee-for-service basis. These employees are subject to all policies and procedures of the HMO. In addition, the HMO may contract with external entities to supplement its own staff resources (e.g., referral services of specialists).

         STANDARD SERVICE PACKAGE--see "COVERED SERVICES" and "BENEFITS PACKAGE"

         STATE--the State of New Jersey.

         STATE PLAN--see "NEW JERSEY STATE PLAN"

         STOP-LOSS--the dollar amount threshold above which the contractor insures the financial coverage for the cost of care for an enrollee through the use of an insurance underwritten policy.

         SUBCONTRACT--any written contract between the contractor and a third party to perform a specified part of the contractor's obligations under this contract.

         SUBCONTRACTOR--any third party who has a written contract with the contractor to perform a specified part of the contractor's obligations under this contract.

         SUBCONTRACTOR PAYMENTS--any amounts the contractor pays a provider or subcontractor for services they furnish directly, plus amounts paid for administration and amounts paid (in whole or in part) based on use and costs of referral services (such as withhold amounts, bonuses based on referral levels, and any other compensation to the physician or physician group to influence the use of referral services). Bonuses and other compensation that are not based on referral levels (such as bonuses based solely on quality of care furnished, patient satisfaction, and participation on committees) are not considered payments for purposes of physician incentive plans.

         SUBSTANTIAL CONTRACTUAL RELATIONSHIP--any contractual relationship that provides for one or more of the following services: 1) the administration, management, or provision of medical services; and 2) the establishment of policies, or the provision of operational support, for the administration, management, or provision of medical services.

         TANF--Temporary Assistance for Needy Families, which replaced the federal AFDC program.

         TARGET POPULATION--the population of individuals eligible for Medicaid/NJ FamilyCare residing within the stated enrollment area and belonging to one of the categories of eligibility found in Article Five from which the contractor may enroll, not to exceed any limit specified in the contract.

         TDD--Telecommunication Device for the Deaf.

         TT--Tech Telephone.

         TERMINAL ILLNESS--a condition in which it is recognized that there will be no recovery, the patient is nearing the "terminus" of life and restorative treatment is no longer effective.

         THIRD PARTY--any person, institution, corporation, insurance company, public, private or governmental entity who is or may be liable in contract, tort, or otherwise by law or equity to pay all or part of the medical cost of injury, disease or disability of an applicant for or recipient of medical assistance payable under the New Jersey Medical Assistance and Health Services Act N.J.S.A. 30:4D-1 et seq.

         THIRD PARTY LIABILITY--the liability of any individual or entity, including public or private insurance plans or programs, with a legal or contractual responsibility to provide or pay for medical/dental services. Third Party is defined in N.J.S.A. 30:4D-3m.

         TRADITIONAL PROVIDERS--those providers who have historically delivered medically necessary health care services to Medicaid enrollees and have maintained a substantial Medicaid portion in their practices.

         TRANSFER--an enrollee's change from enrollment in one contractor's plan to enrollment of said enrollee in a different contractor's plan.

         UNCONTESTED CLAIM--a claim that can be processed without obtaining additional information from the provider of the service or third party.

         URGENT CARE--treatment of a condition that is potentially harmful to a patient's health and for which his/her physician determined it is medically necessary for the patient to receive medical treatment within 24 hours to prevent deterioration.

         UTILIZATION--the rate patterns of service usage or types of service occurring within a specified time.

         UTILIZATION REVIEW--procedures used to monitor or evaluate the clinical necessity, appropriateness, efficacy, or efficiency of health care services, procedures or settings, and includes ambulatory review, prospective review, concurrent review, second opinions, care management, discharge planning, or retrospective review.

         VOLUNTARY ENROLLMENT--the process by which a Medicaid eligible individual voluntarily enrolls in a contractor.

         WIC--A special supplemental food program for Women, Infants, and Children.

         WITHHOLD--a percentage of payments or set dollar amounts that a contractor deducts from a practitioner's service fee, capitation, or salary payment, and that may or may not be returned to the physician, depending on specific predetermined factors.

ARTICLE TWO:  CONDITIONS PRECEDENT

         A. This contract shall be with qualified, established HMOs operating in New Jersey through a Certificate of Authority for Medicaid lines of business approved by the New Jersey Department of Banking and Insurance and Department of Health and Senior Services. The contractor shall receive all necessary authorizations and approvals of governmental or regulatory authorities to operate in the service/enrollment areas as of the effective date of operations.

         B. The contractor shall ensure continuity of care and full access to primary, specialty, and ancillary care as required under this contract and access to full administrative programs and support services offered by the contractor for all its lines of business and/or otherwise required under this contract.

         C. The contractor shall, by the effective date, have received all necessary authorizations and approvals of governmental or regulatory authorities including an approved Certificate of Authority (COA) to operate in all counties in a geographic region as defined in Article 5.1 or shall have an approved (by DMAHS) county phase-in plan defined in Section H. This Article does not and is not intended to require the contractor to obtain COAs in all three geographic regions.

         D. Documentation. Subsequent to the signing date by the contractor but prior to contract execution by the Department, the Department shall review and approve the materials listed in Section B.2.2 of the Appendices.

         E. Readiness Review. The Department will, prior to the signing date, conduct a readiness review of the areas set forth in Section B.2.3 of the Appendices to generally assess the contractor's readiness to begin operations and issue a letter to the contractor that conveys its findings and any changes required before contracting with the Department.

         F. This contract, as well as any attachments or appendices hereto shall only be effective, notwithstanding any provisions in such contract to the contrary, upon the receipt of federal approval and approval as to form by the Office of the Attorney General for the State of New Jersey.

         G. The contractor shall remain in compliance with the following conditions which shall satisfy the Departments of Banking and Insurance, Health and Senior Services, and Human Services prior to this contract becoming effective:

                  1. The contractor shall maintain an approved certificate of authority to operate as a health maintenance organization in New Jersey from the Department of Banking and Insurance and the Department of Health and Senior Services for the Medicaid population.

                  2. The contractor shall comply with and remain in compliance with minimum net worth and fiscal solvency and reporting requirements of the Department of Banking and Insurance, the Department of Human Services, the federal government, and this contract.

                  3. The contractor shall provide written certification of new written contracts for all providers other than FQHCs and shall provide copies of fully executed contracts for new contracts with FQHCs on a quarterly basis.

                  4. If insolvency protection arrangements change, the contractor shall notify the DMAHS sixty (60) days before such change takes effect and provide written copy of DOBI approval.

         H. County Expansion Phase-In Plan. If the contractor does not have an approved COA for each of the counties in a designated region, the contractor shall submit to DMAHS a county expansion phase-in plan for review and approval by DMAHS prior to the execution of this contract. The plan shall include detailed information of:

                           - The region and names of the counties targeted for expansion;

                           - Anticipated dates of the submission of the COA modification to DOBI and DHSS (with copies to DMAHS);

                           -        Anticipated date of approval of the COA;

                           - Anticipated date for full operations in the region;

                           - Anticipated date for initial beneficiary enrollment in each county

                  The phase-in plan shall indicate that full expansion into a region shall be completed by June 30, 2001. The contractor shall maintain full coverage for each county in each region in which the contractor operates for the duration of this contract.

         I. No court order, administrative decision, or action by any other instrumentality of the United States Government or the State of New Jersey or any other state is outstanding which prevents implementation of this contract.

         J.       Net Worth

                  1. The contractor shall maintain a minimum net worth in accordance with N.J.A.C. Title 8:38-11 et seq.

                  2. The Department shall have the right to conduct targeted financial audits of the contractor's Medicaid line of business. The contractor shall provide the Department with financial data, as requested by the Department, within a timeframe specified by the Department.

         K. The contractor shall comply with the following financial operations requirements:

                  1.       A contractor shall establish and maintain:

                           a.       An office in New Jersey, and

                           b. Premium and claims accounts in a bank with a principal office in New Jersey.

                  2. The contractor shall have a fiscally sound operation as demonstrated by:

                           a. Maintenance of a minimum net worth in accordance with DOBI requirements (total line of business) and the requirements outlined in G and J above and Article 8.2.

                           b. Maintenance of a net operating surplus for Medicaid line of business. If the contractor fails to earn a net operating surplus during the most recent calendar year or does not maintain minimum net worth requirements on a quarterly basis, it shall submit a plan of action to DMAHS within the time frame specified by the Department. The plan is subject to the approval of DMAHS. It shall demonstrate how and when minimum net worth will be replenished and present marketing and financial projections. These shall be supported by suitable back-up material. The discussion shall include possible alternate funding sources, including invoking of corporate parental guarantee. The plan will include:

                                    i.       A detailed marketing plan with
                                             enrollment projections for the next
                                             two years.

                                    ii.      A projected balance sheet for the
                                             next two years.

                                    iii.     A projected statement of revenues
                                             and expenses on an accrual basis
                                             for the next two years.

                                    iv.      A statement of cash flow projected
                                             for the next two years.


                                    v.       A description of how to maintain
                                             capital requirements and replenish
                                             net worth.

                                    vi.      Sources and timing of capital shall
                                             be specifically identified.

                  3. The contractor may be required to obtain prior to this contract and maintain "Stop-Loss" insurance, pursuant to provisions in Article 8.3.2.

                  4. The contractor shall obtain prior to this contract and maintain for the duration of this contract, any extension thereof or for any period of liability exposure, protection against insolvency pursuant to provisions in G above and Article 8.2.

ARTICLE THREE:  MANAGED CARE MANAGEMENT INFORMATION SYSTEM

The contractor's MCMIS shall provide certain minimum functional capabilities as described in this contract. The contractor shall have sophisticated information systems capabilities that cannot only support the specific requirements of this contract, but also respond to future program requirements. The DHS shall provide the contractor with what the DHS, in its sole discretion, believes is sufficient lead time to make system changes.

The various components of the contractor's MCMIS shall be sufficiently integrated to effectively and efficiently support the requirements of this contract. The contractor's MCMIS shall also be a collection point and repository for all data required under this contract and shall provide comprehensive information retrieval capabilities. Contractors with multiple systems and/or subcontracted health care services shall integrate the data, at a minimum, to provide for combined reporting and, as required, to support the required processing functions.

3.1      GENERAL OPERATIONAL REQUIREMENTS FOR THE MCMIS

         The following requirements apply to the contractor's MCMIS. Any reference to "systems" in this Article shall mean contractor's MCMIS unless otherwise specified. If the contractor subcontracts any MCMIS functions, then these requirements apply to the subcontractor's systems. For example, if the contractor contracts with a dental network to provide services and pay claims/collect encounters, then these requirements shall apply to the dental network's systems. However, if the contractor contracts with a dental network only to provide dental services, then these requirements do not apply.

3.1.1 ONLINE ACCESS

         The system(s) shall provide online access for contractor use to all major files and data elements within the MIS including enrollee demographic and enrollment information, provider demographic and enrollment data, processed claims and encounters, prior approvals, referrals, reference files, and payment and financial transactions.

3.1.2 PROCESSING REQUIREMENTS

         A. Timely Processing. The contractor shall provide for timely updates and edits for all transactions on a schedule that allows the contractor to meet the State's performance requirements. In general, the State expects the following schedule:

                  1.       Enrollee and provider file updates to be daily
                  2. Reference file updates to be at least weekly or as needed
                  3.       Prior authorizations and referral updates to be daily
                  4. Claims and encounters to be processed (entered and edited) daily
                  5.       Claim payments to be at a minimum biweekly
                  6.       Capitation payments to be monthly


                                                                           III-1

         Specific update schedule requirements are identified in the remaining subarticles of this Article.

         B. Error Tracking and Audit Trails. The update and edit processes for each transaction shall provide for the monitoring of errors incurred by type of error and frequency. The system shall maintain information indicating the errors failed, the person making the corrections, when the correction was made, and if the error was overridden on all critical transactions (e.g., terminating enrollment or denying a claim). The major update processes shall maintain sufficient audit trails to allow reconstruction of the processing events.

         C. Comprehensive Edits and Audits. The contractor's system shall provide for a comprehensive set of automated edits and audits that will ensure the data are valid, the benefits are covered and appropriate, the payments are accurate and timely, other insurance is maximized, and all of the requirements of this contract are met.

         D. System Controls and Balancing. The contractor's system shall provide adequate control totals for balancing and ensuring that all inputs are accounted for. The contractor shall have operational procedures for balancing and validating all outputs and processes. Quality checkpoints should be as automated as possible.

         E. Multimedia Input Capability. The system shall support a variety of input media formats including hardcopy, diskette, tape, clearing house, direct entry, electronic transmission or other means, as defined by all federal and State laws and regulations. The contractor may use any clearing house(s) and/or alternatively provide for electronic submissions directly from the provider to the contractor. These requirements apply to claims/encounter and prior authorization
                  (PA), referral, and UM subsystems. Provider/vendor data must be routed through the contractor when submitting data/information to the State.

         F. Backup/Restore and Archiving. The contractor shall provide for periodic backup of all key processing and transaction files such that there will be a minimum of interruption in the event of a disaster. Unless otherwise agreed by the State, key processes must be restored as follows:

                  1.       Enrollment verification - twenty-four (24) hours

                  2.       Enrollment update process - twenty-four (24) hours

                  3.       Prior authorization/referral processing - twenty-four
                           (24) hours

                  4.       Claims/encounter processing - seventy-two (72) hours

                  5.       Encounter submissions to State - one (1) week

                  6.       Other functions - two (2) weeks

                  The contractor shall demonstrate its restore capabilities at least once a year. The contractor shall also provide for permanent archiving of all major files for a period


                                                                           III-2
                  of no less than seven (7) years. The contractor's backup/recover plan must be approved by State.

3.1.3 REPORTING AND DOCUMENTATION REQUIREMENTS

         A. Regular Reporting. The contractor's system shall provide sufficient reports to meet the requirements of this contract as well as to support the efficient and effective operation of its business functions. The required reports, including time frames and format requirements, are in Section A of the Appendices.

         B. Ad Hoc Reporting. The contractor shall have the capability to support ad hoc reporting requests, in addition to those listed in this contract, both from its own organization and from the State in a reasonable time frame. The time frame for submission of the report will be determined by DMAHS with input from the contractor based on the nature of the report. DMAHS shall at its option request six (6) to eight (8) reports per year, hardcopy or electronic reports and/or file extracts. This does not preclude or prevent DMAHS from requiring, or the contractor from providing, additional reports that are required by State or federal governmental entities or any court of competent jurisdiction.

         C. System Documentation. The contractor shall update documentation on its system(s) within 30 days of implementation of the changes. The contractor's documentation must include a system introduction, program overviews, operating environment, external interfaces, and data element dictionary. For each of the functional components, the documentation should include where applicable program narratives, processing flow diagrams, forms, screens, reports, files, detailed logic such as claims pricing algorithms and system edits. The documentation should also include job descriptions and operations instructions. The contractor shall have available current documentation on-site for State audit as requested.

3.1.4 OTHER REQUIREMENTS

         A. Future Changes. The system shall be easily modifiable to accommodate future system changes/enhancements to claims processing or other related systems at the same time as changes take place in the State's MMIS. In addition, the system shall be able to accommodate all future requirements based upon federal and State statutes, policies and regulations. Unless otherwise agreed by the State, the contractor shall be responsible for the costs of these changes.

         B. Year 2000. The MCMIS shall meet the Office of Information Technology (OIT) standards for Year 2000 compliance unless otherwise approved by the Department. The OIT standards may be accessed on the Internet at http://www.state.nj.us/infobank/circular/cir9705s.htm.


                                                                           III-3

3.2      ENROLLEE SERVICES

         The MCMIS shall support all of the enrollee services as specified in
         Article 5 of this contract. The system shall:

         A. Capture and maintain contractor enrollment data electronically.

         B. Provide information so that the contractor can send plan materials and information to enrollees.

         C. Capture electronically the Primary Care Provider (PCP) selections by enrollees.

         D. Provide contractor enrollment and Medicaid information to providers.

         E. Maintain an enrollee complaint and grievance tracking system for Medicaid and NJ FamilyCare enrollees.

         F.       Produce the required enrollee data reports.

         The enrollee module(s) shall interface with all other required modules and permit the access, search, and retrieval of enrollee data by key fields, including date-sensitive information.

3.2.1 CONTRACTOR ENROLLMENT DATA

         A. Enrollee Data. The contractor shall maintain a complete history of enrollee information, including contractor enrollment, primary care provider assignment, third party liability coverage, and Medicare coverage. In addition, the contractor shall capture demographic information relating to the enrollee (age, sex, county, etc.), information related to family linkages, information relating to benefit and service limitations, and information related to health care for enrollees with special needs.

         B. Updates. The contractor shall accept and process a weekly enrollment and eligibility file (the managed care register files; See Section B.3.2 of the Appendices) within 48 hours of receipt from the Department. The system shall provide reports that identify all errors encountered, count all transactions processed, and provide for a complete audit trail of the update processes. The MCMIS shall accommodate the following specific Medicaid/NJ FamilyCare requirements.

                  1. The contractor shall be able to access and identify all enrollees by their Medicaid/NJ FamilyCare Identification Number. This number shall be readily cross-referenced to the contractor's enrollee number and the enrollee's social security number. For DYFS cases, it is important that the


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                           contractor's system be able to distinguish the DYFS enrolled children from other cases and that mailings to the DYFS enrolled children not be consolidated based on the first 10 digits of the Medicaid ID number because the family members may not be residing together.

                  2. The system shall be able to link family members for on-line inquiry access and for consolidated mailings based on the first ten-digits of the Medicaid ID number.

                  3. The system shall be able to identify newborns from the date of birth, submit the proper eligibility form to the State, and link the newborn record to the NJ FamilyCare/Medicaid eligibility and enrollment data when these data are received back from the State.

                  4. The system shall capture and maintain all of the data elements provided by the Department on the weekly update files.

                  5. The system shall allow for day-specific enrollment into the contractor.

3.2.2 ENROLLEE PROCESSING REQUIREMENTS

         The contractor's system shall support the enrollee processing requirements of this contract. The system shall be modified/enhanced as required to meet the contract requirements in an efficient manner and ensure that each requirement is consistently and accurately administered by the contractor. Materials shall be sent to the enrollee or authorized representative, as applicable.

         A. Enrollee Notification. The contractor shall issue contractor plan materials and information to all new enrollees prior to the effective date of enrollment or within seven (7) calendar days following the receipt of weekly enrollment file specified above, or, in case of retroactive enrollment, issue the materials by the 1st of the subsequent month or within seven
                  (7) calendar days following receipt of the weekly enrollment file. The specifications for the contractor plan materials and information are listed in Article 5.8.

         B. ID Cards. The contractor shall issue an Identification Card to all new enrollees within ten (10) calendar days following receipt of the weekly enrollment file specified above but no later than seven (7) calendar days after the effective date of enrollment.

                  The specifications for Identification Cards are in Article
                  5.8.5. The system shall produce ID cards that include the information required in that Article. The contractor shall also be able to produce replacement cards on request.


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         C. PCP Selection. The contractor shall provide the enrollee with the opportunity to select a PCP. If no selection is made by the enrollee, the contractor shall assign the PCP for the enrollee according to the timeframes specified in Article 5.9.

                  If the enrollee selects a PCP, the contractor shall process the selection. The contractor is responsible for monitoring the PCP capacity and limitations prior to assignment of an enrollee to a PCP. The contractor shall notify the enrollee accordingly if a selected PCP is not available.

                  The contractor shall notify the PCP of newly assigned enrollees or any other enrollee roster changes that affect the PCP monthly by the second working day of the month.

         D. Other Enrollee Processing. The contractor's enrollee processing shall also support the following:

                  1. Notification of State of any enrollee demographic changes including date of death, change of address, newborns, and commercial enrollment.

                  2. Generation of correspondence to enrollees based on variable criteria, including PCP and demographic information.

3.2.3 CONTRACTOR ENROLLMENT VERIFICATION

         A. Electronic Verification System. The contractor shall provide a system that supports the electronic verification of contractor enrollment to network providers via the telephone 24 hours a day and 365 days a year or on a schedule approved by the State. This capability should require the enrollee's contractor Identification Number, the Medicaid/NJ FamilyCare Identification Number, or the Social Security Number. The system should provide information on the enrollee's current PCP as well as the enrollment information.

         B. Telephone Enrollment Inquiry. The contractor shall provide telephone operator personnel (both member services and provider services) to verify contractor enrollment during normal business hours. The contractor's telephone operator personnel should have the capability to electronically verify contractor enrollment based on a variety of fields, including contractor Identification Number, Medicaid/NJ FamilyCare Identification Number, Social Security Number, Enrollee Name, Date of Birth, etc.

                  The contractor shall ensure that a recorded message is available to providers when enrollment capability is unavailable for any reason.


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3.2.4    ENROLLEE COMPLAINT AND GRIEVANCE TRACKING SYSTEM

         The contractor shall develop an electronic system to capture and track the content and resolution of enrollee complaints or grievances.

         A. Data Requirements. The system shall capture, at a minimum, the enrollee, the reason of the complaint or grievance, the date the complaint or grievance was reported, the operator who talked to the enrollee, the explanation of the resolution, the date the complaint or grievance was resolved, the person who resolved the complaint or grievance, referrals to other departments, and comments including general information and/or observations. See Article 5.15.

         B. Processing and Reporting. The contractor shall identify trends in complaint and grievance reasons and responsiveness to the complaints or grievances. The system shall provide detail reports to be used in tracking individual complaints and grievances. The system shall also produce summary reports that include statistics indicating the number of complaints and grievances, the types, the dispositions, and the average time for dispositioning, broken out by category of eligibility. See
                  Article 5.15.

3.2.5    ENROLLEE REPORTING

         The contractor shall produce all of the reports according to the timeframes and specifications outlined in Section A of the Appendices.

         The contractor shall provide the State with a monthly file of enrollees (See Section A.3.1 of the Appendices). The State's fiscal agent will reconcile this file with the State's Recipient File. The contractor shall provide for reconciling any differences and taking the appropriate corrective action.

3.3      PROVIDER SERVICES

         The contractor's system shall collect, process, and maintain current and historical data on program providers. This information shall be accessible to all parts of the MCMIS for editing and reporting.

3.3.1    PROVIDER INFORMATION AND PROCESSING REQUIREMENTS

         A. Provider Data. The contractor shall maintain individual and group provider network information with basic demographics, EIN or tax identification number, professional credentials, license and/or certification numbers and dates, sites, risk arrangements (i.e., individual and group risk pools), services provided, payment methodology and/or reimbursement schedules, group/individual provider relationships, facility linkages, number of grievances and/or complaints.


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                  For PCPs, the contractor shall maintain identification as traditional or safety net provider, specialties, enrollees with beginning and ending effective dates, capacity, emergency arrangements or contact, other limitations or restrictions, languages spoken, address, office hours, disability access. See Article 5.

                  The contractor shall maintain provider history files and provide for easy data retrieval. The system should maintain audit trails of key updates.

                  Providers should be identified with a unique number. The contractor shall be able to cross-reference its provider number with the provider's EIN or tax number, the provider's license number, UPIN, Medicaid provider number, and Medicare provider number where applicable.

         B. Updates. The contractor shall apply updates to the provider file daily.

         C. Complaint Tracking System. The system shall provide for the capabilities to track and report provider complaints as specified in Article 6.5. The contractor shall provide detail reports identifying open complaints and summary statistics by provider on the types of complaints, resolution, and average time for resolution.

3.3.2    PROVIDER CREDENTIALING

         A. Credentialing. The contractor shall credential and re-credential each network provider as specified in Article
                  4.6.1. The system should provide a tracking and reporting system to support this process.

         B. Review. The contractor shall be able to flag providers for review based on problems identified during credentialing, information received from the State, information received from HCFA, complaints, and in-house utilization review results. Flagging providers should cause all claims to deny as appropriate.

3.3.3    PROVIDER/ENROLLEE LINKAGE

         A. Enrollee Rosters. The contractor shall generate electronic and/or hard copy enrollee rosters to its PCPs each month by the second business day of the month. The rosters shall indicate all enrollees that are assigned to the PCP and should provide the provider with basic demographic and enrollment information related to the enrollee.

         B. Provider Capacity. The contractor's system shall support the provider network requirements described in Article 4.8.


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3.3.4    PROVIDER MONITORING

         The contractor's system shall support monitoring and tracking of provider/enrollee complaints, grievances and appeals from receipt to disposition. The system shall be able to produce provider reports for quality of medical and dental care analysis, flag and identify providers with restrictive conditions (e.g., fraud monitoring), and identify the confidentiality level of information (i.e., to manage who has access to the information).

3.3.5    REPORTING REQUIREMENTS

         The contractor shall produce all of the reports identified in Section A of the Appendices. In addition, the system shall provide ongoing and periodic reports to monitor provider activity, support provider contracting, and provide administrative and management information as required for the contractor to effectively operate.

3.4      CLAIMS/ENCOUNTER PROCESSING

         The system shall capture and adjudicate all claims and encounters submitted by providers. The major functions of this module(s) include enrollee enrollment verification, provider enrollment verification, claims and encounter edits, benefit determination, pricing, medical review and claims adjudication, and claims payment. Once claims and encounters are processed, the system shall maintain the claims/encounter history file that supports the State's encounter reporting requirements as well as all of the utilization management and quality assurance functions and other reporting requirements of the contractor.

3.4.1    GENERAL REQUIREMENTS

         The contractor should have an automated claims and encounter processing system that will support the requirements of this contract and ensure the accurate and timely processing of claims and encounters. The contractor should offer its providers an electronic payment option.

         A. Input Processing. The contractor should support both hardcopy and electronic submission of claims and encounters for all claim types (hospital, medical, dental, pharmacy, etc.). The contractor should also support hardcopy and electronic submission of referral and authorization documents, claim inquiry forms, and adjustment claims and encounters. Providers shall be afforded a choice between an electronic or a hardcopy submission. Electronic submissions include diskette, tape, clearinghouse, electronic transmission, and direct entry. The contractor must process all standard electronic formats recognized by the State. The contractor may use any clearinghouse(s) and/or alternatively provide for electronic submission directly from providers to the contractor.


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                  The system shall maintain the receipt date for each document (claim, encounter, referral, authorization, and adjustment) and track the processing time from date of receipt to final disposition.

         B. Edits and Audits. The system shall perform sufficient edits to ensure the accurate payment of claims and ensure the accuracy and completeness of encounters that are submitted. Edits should include, but not be limited to, verification of member enrollment, verification of provider eligibility, field edits, claim/encounter cross-check and consistency edits, validation of code values, duplicate checks, authorization checks, checks for service limitations, checks for service inconsistencies, medical review, and utilization management. Pharmacy claim edits shall include prospective drug utilization review (ProDUR) checks.

                  The contractor shall comply with New Jersey law and regulations to process records in error. (Note: Uncontested payments to providers and uncontested portions of contested claims should not be withheld pending final adjudication.)

         C. Benefit and Reference Files. The system shall provide file-driven processing for benefit determination, validation of code values, pricing (multiple methods and schedules), and other functions as appropriate. Files should include code descriptions, edit criteria, and effective dates. The system shall support the State's procedure and diagnosis coding schemes and other codes that shall be submitted on the hardcopy and electronic reports and files.

                  The system shall provide for an automated update to the National Drug Code file including all product, packaging, prescription, and pricing information.

                  The system shall provide online access to reference file information. The system should maintain a history of the pricing schedules and other significant reference data.

         D. Claims/Encounter History Files. The contractor shall maintain two (2) years active history of adjudicated claims and encounter data for verifying duplicates, checking service limitations, and supporting historical reporting. For drug claims, the contractor may maintain nine (9) months of active history of adjudicated claims/encounter data if it has the ability to restore such information back to two (2) years and provide for permanent archiving in accordance with Article 3.1.2F. Provisions should be made to maintain permanent history by service date for those services identified as "once-in-a-lifetime" (e.g., hysterectomy). The system should readily provide access to all types of claims and encounters (hospital, medical, dental, pharmacy, etc.) for combined reporting of claims and encounters. Archive requirements are described in Article 3.1.2F.


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3.4.2    COORDINATION OF BENEFITS

         The contractor shall exhaust all other sources of payment prior to remitting payment for a Medicaid enrollee.

         A. Other Coverage Information. The contractor shall maintain other coverage information for each enrollee. The contractor shall verify the other coverage information provided by the State pursuant to Article 8.13 and develop a system to include additional other coverage information when it becomes available. The contractor shall provide a periodic file of updates to other coverage back to the State as specified in
                  Article 8.7.

         B. Cost Avoidance. As provided in Article 8.13, except in certain cases, the contractor shall attempt to avoid payment in all cases where there is other insurance.

                  The system should have edits to identify potential other coverage situations and flag the claims accordingly. The edits should include looking for accident indicators, other coverage information from the claims, other coverage information on file for the enrollee, and potential accident/injury diagnoses.

         C. Postpayment Recoupments. Where other insurance is discovered after the fact, for the exceptions identified in 8.13, and for encounters, recoveries shall be initiated on a postpayment basis.

         D. Personal Injury Cases. These cases should be referred to the Department for recovery.

         E. Medicare. The contractor's system shall provide for coordinating benefits on enrollees that are also covered by Medicare. See Article 8.13.

         F. Reporting and Tracking. The contractor's system shall identify and track potential collections. The system should produce reports indicating open receivables, closed receivables, amounts collected, and amounts written off.

3.4.3    REPORTING REQUIREMENTS

         A. General. The contractor's operational reports shall be created, maintained and made available for audit by State personnel and will include, but will not be limited to, the following:

                  1.       Claims Processing Statistics

                  2.       Inventory and Claims Aging Statistics

                  3.       Error Reports

                  4.       Contested Claims and Encounters


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                  5.       Aged Claims and Encounters

                  6.       Checks and EOB(s)

                  7.       Lag Factors and IBNR

         B. The contractor shall produce reports according to the timeframes and specification outlined in Section A of the Appendices.

3.5      PRIOR AUTHORIZATION, REFERRAL AND UTILIZATION MANAGEMENT

         The prior authorization/referral and utilization management functions shall be an integrated component of the MCMIS. It shall allow for effective management of delivery of care. It shall provide a sophisticated environment for managing the monitoring of both inpatient and outpatient care on a proactive basis.

3.5.1    FUNCTIONS AND CAPABILITIES

         A. Prior Authorizations. The contractor shall provide an automated system that includes the following:

                  1. Enrollee eligibility, utilization, and case management information.

                  2. Edits to ensure enrollee is eligible, provider is eligible, and service is covered.

                  3. Predefined treatment criteria to aid in adjudicating the requests.

                  4.       Notification to provider of approval or denial.

                  5. Notification to enrollees of any denials or cutbacks of service.

                  6.       Interface with claims processing system for editing.

         B. Referrals. The contractor shall provide an automated system that includes the following:

                  1. Ability for providers to enter referral information directly, fax information to the contractor, or call in on dedicated phone lines.

                  2.       Interface with claims processing system for editing.

         C. Utilization Management. The contractor should provide an automated system that includes the following:

                  1. Provides case tracking, notifies the case worker of outstanding actions.

                  2.       Provide case history of all activity.

                  3. Provide online access to cases by enrollee and provider numbers.

                  4. Includes an automated correspondence generator for letters to clients and network providers.

                  5. Reports for case analysis, concurrent review, and case follow up including hospital admissions, discharges, and census reports.


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         D. Fraud and Abuse. The contractor shall have a system that supports the requirements in Article 7.40 to identify potential and/or actual instances of fraud, abuse, underutilization and/or overutilization and shall meet the reporting requirements in Section A of the Appendices.

3.5.2    REPORTING REQUIREMENTS

         The contractor's system shall support the reporting requirements as described in Section A of the Appendices.

3.6      FINANCIAL PROCESSING

         The contractor's system shall provide for financial processing to support the requirements of the contract and the contractor's operations.

3.6.1    FUNCTIONS AND CAPABILITIES

         A. General. The system shall provide the necessary data for all accounting functions including claims payment, capitation payment, capitation reconciliation, recoupments, recoveries, accounts receivable, accounts payable, general ledger, and bank reconciliation. The financial module shall provide the contractor's management with information to demonstrate the contractor is meeting, exceeding or falling short of its fiscal and level of risk goals. It shall interface with other relevant modules. The information shall provide management with the necessary tools to monitor financial performance, make prompt payments on financial obligations, monitor accounts receivables, and keep accurate and complete financial records.

                  Reports should:

                  1. Provide information useful in making business and economic decisions.

                  2. Provide information that will allow the Department to monitor the future cash flow of the contractor resulting from this contract.

                  3. Provide information relative to an enterprise's economic resources, the claims on those resources, and the effects of transactions, events and circumstances that change resources and claims to resources.

                  4. Generate data to evaluate the contractor's operations (i.e., indicators of risk, efficiency, capitalization, and profitability).

                  5. Provide support for detailed actuarial analysis of the operations performed under the contract resulting from this contract.


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                  6. Provide other information that is useful in evaluating important past events or predicting meaningful future events.

         B. Specific Functions. The contractor's system shall provide for integration of the financial system with the claims and encounter system. At a minimum the system shall:

                  1. Update the specific claim records in the claims history if payments are voided or refunded.

                  2. Update the specific claims records in the claims history if amounts are recovered.

                  3. Update capitation history if payments are voided or refunded.

                  4. Provide for liens and withholds of payments to providers.

                  5.       Provide for reissuing lost or stolen checks.

                  6. Provide for automatic recoupment if a claim is adjusted and results in a negative payment.

3.6.2    REPORTING PRODUCTS

         Report descriptions and criteria required by the State for the financial portion of the system are set forth in Section A of the Appendices.

3.7      QUALITY ASSURANCE

         The contractor's system shall produce reports for analysis that focus on the review and assessment of quality of care given, the detection of over- and under-utilization, the development of user-defined criteria and standards of care, and the monitoring of corrective actions.

3.7.1    FUNCTIONS AND CAPABILITIES

         A. General. The system shall provide data to assist in the definition and establishment of contractor performance measurement standards, norms and service criteria.

                  1. The system shall provide reports to monitor and identify deviations of patterns of treatment from established standards or norms and established baselines. These reports shall profile utilization of providers and enrollees and compare them against experience and norms for comparable individuals.


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                  2. The system should provide cost utilization reports by provider and service in various arrays.

                  3. It should maintain data for medical and dental assessments and evaluations.

                  4. It should collect, integrate, analyze, and report data necessary to implement the Quality Assessment and Performance Improvement (QAPI) program.

                  5. It should collect data on enrollee and provider characteristics and on services furnished to enrollees, as needed to guide the selection of performance improvement project topics and to meet the data collection requirements for such projects.

                  6. It should collect data in standardized formats to the extent feasible and appropriate. The contractor must review and ensure that data received from providers are accurate, timely, and complete.

                  7. Reports should facilitate at a minimum monthly tracking and trending of enrollee care issues to monitor and assess contractor and provider performance and services provided to enrollees.

                  8. Reports should monitor billings for evidence of a pattern of inappropriate billings, services, and assess potential mispayments as a result of such practices.

                  9. Reports should support tracking utilization control function(s) and monitoring activities for out-of-area and emergency services.

         B.       Specific Capabilities.  The system should:

                  1. Include a database for utilization, referrals, tracking function for utilization controls, and consultant services.

                  2. Accommodate and apply standard norms/criteria and medical and dental policy standards for quality of care and utilization review.

                  3. Include all types of claims and encounters data along with service authorizations and referrals.

                  4. Include pharmacy utilization data from MH/SA providers.

                  5. Interface, as applicable, with external utilization and quality assurance/measurement software programs.


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                  6. Include tracking of coordination requirements with MH/SA providers.

                  7. Include ability to protect patient confidentiality through the use of masked identifiers and other safeguards as necessary.

         C.       Measurement Functions.  The system should include:

                  1. Ability to track review committee(s) functions when case requires next review and/or follow-up.

                  2.       Track access, use and coordination of services.

                  3. Provide patient satisfaction data through use of enrollee surveys, grievance, complaint/appeals processes, etc.

                  4. Generate HEDIS reports in the version specified by the State.

3.7.2    REPORTING PRODUCTS

         The system shall support the reporting requirements and other functions described in Article 4 and Section A of the Appendices.

3.8      MANAGEMENT AND ADMINISTRATIVE REPORTING

         The MCMIS shall have a comprehensive reporting capability to support the reporting requirements of this contract and the management needs for all of the contractor operations.

3.8.1    GENERAL REQUIREMENTS

         A. Purpose. The reports should provide information to determine and review fiscal viability, to evaluate the appropriateness of care rendered, and to identify reporting/billing problems and provider practices that are at variance with the norm, and measure overall performance.

         B. General Capabilities. MCMIS reporting capabilities shall include the capabilities to access relatively small amounts of data very quickly as well as to generate comprehensive reports using multiple years of historical claims and encounter data. The contractor shall provide a management and administrative reporting system that allows full access to all of the information utilized in the MCMIS. The contractor shall provide a solution that makes all data contained in any subcontractor's MIS available to authorized users through the use of the various software that provides the capabilities detailed in the following Articles.


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         C. Regular Reports. The system shall generate a comprehensive set of management and administrative management reports that facilitate the oversight, evaluation, and management of this program as well as the contractor's other operations.

                  The system should provide the capability for pre-defined, parameter driven report/trend alerts. The system shall have the capability to select important and specific parameters of utilization, and have specified users alerted when these parameters are being exceeded. For example, the State may want to monitor the use of a specific drug as treatment for a specific condition.

         D. The contractor shall acquire the capability to receive and transmit data in a secure manner electronically to and from the State's data centers, which are operated by OIT. The standard data transfer software that OIT utilizes for electronic data exchange is Connect: Direct. Both mainframe and PC versions are available. A dedicated line is preferred, but at a minimum connectivity software can be used for the connection.

3.8.2    QUERY CAPABILITIES

         The contractor's MCMIS should have a sophisticated, query tool with access to all major files for the users.

         A. General. The system should provide a user-friendly, online query language to construct database queries to data available across all of the database(s), down to raw data elements. It should provide options to select query output to be displayed on-line, in a formatted hard-copy report, or downloaded to disk for PC-based analysis.

         B. Unduplicated Counts. The system should provide the capability to execute queries that perform unduplicated counts (e.g., unduplicated count of original beneficiary ID number), duplicated counts (e.g., total number of services provided for a given aid category), or a combination of unduplicated and duplicated counts.

3.8.3    REPORTING CAPABILITIES

         The contractor should provide reporting tools with its MCMIS that facilitate ad hoc, user, and special reporting. The MCMIS should provide flexible report formatting/editing capabilities that meet the contractor's business requirements and support the Department's information needs. For example, it should provide the ability to import, export and manipulate data files from spreadsheet, word processing and database management tools as well as the database(s) and should provide the capability to indicate header information, date and run time, and page numbers on reports. The system should provide multiple pre-defined report types and formats that are easily selected by users.


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3.9      ENCOUNTER DATA REPORTING

         The contractor shall collect, process, format, and submit electronic encounter data for all services delivered for which the contractor is responsible. The contractor shall capture all required encounter data elements using coding structures recognized by the Department. The contractor shall process the encounter data, integrating any manual or automated systems to validate the adjudicated encounter data. The contractor shall interface with any systems or modules within its organization to obtain the required encounter data elements. The contractor shall submit the encounter data to the Department's fiscal agent electronically, via diskette, tape, or electronic transmission, according to specifications in the Electronic Media Claims (EMC) Manual found in Section B.3.3 of the Appendices. The encounter data processing system shall have a data quality assurance plan to include timely data capture, accurate and complete encounter records, and internal data quality audit procedures. If DMAHS determines that changes are required, the contractor shall be given advance notice and time to make the change according to the extent and nature of the required change.

3.9.1    REQUIRED ENCOUNTER DATA ELEMENTS

         A. All Types of Claims. The contractor shall capture all required encounter data elements for each of the eight claim types:
                  Inpatient, Outpatient, Professional, Home Health, Transportation, Vision, Dental, and Pharmacy.

         B. Data Elements. The required data elements are provided in Section A.7.11 and Section B.3.3 of the Appendices. Note that New Jersey-specific Medicaid codes are required in some fields. Providers shall be identified using the provider's EIN or tax identification number. Inpatient hospital claims and encounters shall be combined into a single stay when the enrollee's dates of services are consecutive.

         C. Contractor Encounter. The contractor shall submit encounter data for claims and encounters received by the contractor. The contractor shall identify a capitated arrangement versus a "fee-for-service" arrangement for each of its network providers. For noncapitated arrangements, the contractor shall report the actual payment made to the provider for each encounter. For capitated arrangements, the contractor may report a zero payment for each encounter. However, a monthly "Capitation Summary Record" shall be required for each provider type, beneficiary capitation category, and service month combination. The specifications for the submission of monthly capitation summary records is further detailed in the EMC Manual, found in Section B.3.3 of the Appendices.


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3.9.2    SUBMISSION OF TEST ENCOUNTER DATA

         A. Submitter ID. The contractor shall make application in order to obtain a Submitter Identification Number, according to the instructions listed in the EMC Manual found in Section B.3.3 of the Appendices.

         B. Test Requirement. The contractor shall be required to pass a testing phase for each of the eight encounter claim types before production encounter data will be accepted. The contractor shall pass the testing phase for all encounter claim type submissions within twelve (12) calendar weeks from the award date of the contract. Contractors with prior contracting experience with DHS who have successfully passed test phases and have successfully submitted approved production data may be exempted at DHS's option.

                  The contractor shall submit the test encounter data to the Department's fiscal agent electronically, via diskette, tape, or electronic transmission, according to the specifications of the Electronic Media Claims (EMC) Manual found in Section
                  B.3.3 of the Appendices.

                  The contractor shall be responsible for passing a two-phased test for each encounter claim type. The first phase requires that each submitted file follows the prescribed format, that header and trailer records are present and correctly located within the file, and that the key fields are present. The second phase requires that the required data elements are present and properly valued.

                  Following each submission, an error report will be forwarded to the contractor identifying the file and record location of each error encountered for both testing phases. The contractor shall analyze the report, complete the necessary corrections, and re-submit the encounter data test file(s).

                  The contractor shall utilize production encounter data, systems, tables, and programs when processing encounter test files. The contractor shall submit error-free production data once testing has been approved for all of the encounter claims types.

3.9.3    SUBMISSION OF PRODUCTION ENCOUNTER DATA

         A. Adjudicated Claims and Encounters. The contractor shall submit all adjudicated encounter data for all services provided for which the contractor is responsible. Adjudicated encounter data are defined as data from claims and encounters that the contractor has processed as paid or denied. The contractor is not responsible for submitting contested claims or encounters until final adjudication has been determined.


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         B. Schedule. Encounter data shall be submitted per the schedule established by the Department. Each submission shall include encounter data that were adjudicated in the prior period and any adjustments for encounter data previously submitted.

         C. Two-Phase Process. Similar to testing, the contractor shall be responsible for passing a two-phased test for all production encounter data submitted. The first phase requires each submitted file follow the prescribed format, that header and trailer records are present and correctly located within the file, and that the key fields are present. The second phase requires that the required data elements are present and properly valued.

         D. Phase One Errors. If all or part of a production encounter file(s) rejects during phase one, an error report will be forwarded to the contractor identifying the file and record location of each error encountered. The contractor shall analyze the report, complete the necessary corrections, and re-submit the "rejected" encounter production data within forty-five (45) calendar days from the date the contractor receives the notice of error(s).

         E. The contractor shall not be permitted to provide services under this contract nor shall the contractor receive capitation payment until it has passed the testing and production submission of encounter data.

3.9.4    REMITTANCE ADVICE

         A. Remittance Advice File Processing Report. The Department's fiscal agent shall produce a Remittance Advice File on a monthly basis that itemizes all processed encounters. The contractor shall be responsible for the acceptance and processing of a Remittance Advice (RA) File according to the specifications listed in the EMC Manual found in Section B.3.3 of the Appendices. The Remittance Advice File is produced on magnetic tape and contains all submitted encounter data that passed phase one testing. The disposition (paid or denied) shall be reported for each encounter along with the "phase two" errors for those claims that New Jersey Medicaid denied.

         B. Reconciliation. The contractor shall be responsible for matching the encounters on the Remittance Advice File against the contractor's data file(s). The contractor shall correct any encounters that denied improperly and/or any other discrepancies noted on the file. Corrections shall be resubmitted within thirty (30) calendar days from the date the contractor receives the Remittance Advice File.

                  All corrections to "denied" encounter data, as reported on the Remittance Advice File, shall be resubmitted as "full record" adjustments, according to the requirements listed in the EMC Manual found in Section B.3.3 of the Appendices.


                                                                          III-20

3.9.5    SUBCONTRACTS AND ENCOUNTER DATA REPORTING FUNCTION

         A. Interfaces. All encounter data shall be submitted to the Department directly by the contractor. DMAHS shall not accept any encounter data submissions or correspondence directly from any subcontractors, and DMAHS shall not forward any electronic media, reports or correspondence directly to a subcontractor. The contractor shall be required to receive all electronic files and hardcopy material from the Department, or its appointed fiscal agent, and distribute them within its organization or to its subcontractors appropriately.

         B. Communication. The contractor and its subcontractors shall be represented at all DMAHS meetings scheduled to discuss any issue related to the encounter function requirements.

3.9.6    FUTURE ELECTRONIC ENCOUNTER SUBMISSION REQUIREMENTS

         At the present time, the Health Care Financing Administration (HCFA) is pursuing a standardization of all electronic health care information, including encounter data. The contractor shall be responsible for completing and paying for any modifications required to submit encounter data electronically, according to the same specifications and timeframes outlined by HCFA for the New Jersey MMIS.


                                                                          III-21

ARTICLE FOUR:  PROVISION OF HEALTH CARE SERVICES

4.1      COVERED SERVICES

         For enrollees who are eligible through Title XIX or the NJ FamilyCare program the contractor shall provide or arrange to have provided comprehensive, preventive, and diagnostic and therapeutic, health care services to enrollees that include all services that Medicaid beneficiaries are entitled to receive under Medicaid, subject to any limitations and/or excluded services as specified in this Article. Provision of these services shall be equal in amount, duration, and scope as established by the Medicaid program, in accordance with medical necessity and without any predetermined limits, unless specifically stated, and as set forth in 42 C.F.R. Part 440; 42 C.F.R.
         Part 434; the Medicaid State Plan; the Medicaid Provider Manuals: The New Jersey Administrative Code, Title 10, Department of Human Services Division of Medical Assistance and Health Services; Medicaid/NJ FamilyCare Alerts; Medicaid/NJ FamilyCare Newsletters; and all applicable federal and State statutes, rules, and regulations.

4.1.1    GENERAL PROVISIONS AND CONTRACTOR RESPONSIBILITIES

         A.       With the exception of certain emergency services described in
                  Article 4.2.1 of this contract, all care covered by the contractor pursuant to the benefits package must be provided, arranged, or authorized by the contractor or a participating provider.

         B. The contractor and its providers shall furnish all covered services required to maintain or improve health in a manner that maximizes coordination and integration of services, and in accordance with professionally recognized standards of quality and shall ensure that the care is appropriately documented to encompass all health care services for which payment is made.

         C. For beneficiaries eligible solely through the NJ FamilyCare Plan A the contractor shall provide the same managed care services and products provided to enrollees who are eligible through Title XIX. For beneficiaries eligible solely through the NJ FamilyCare Plans B and C the contractor shall provide the same managed care services and products provided to enrollees who are eligible through Title XIX with the exception of limitations on EPSDT coverage as indicated in Articles 4.1.2A.3 and 4.2.6A.2. NJ FamilyCare Plan D and other plans have a different service package specified in Article 4.1.6.

         D. Out-of-Area Coverage. The contractor shall provide or arrange for out-of-area coverage of contracted benefits in emergency situations and non-emergency situations when travel back to the service area is not possible, is impractical, or when medically necessary services could only be provided elsewhere. The contractor shall not be responsible for out-of-state coverage for routine care if the enrollee resides out-of-state for more than 30 days. For full time students attending school and residing out of the country, the contractor shall not be responsible for health care benefits while the individual is in school.

         E. Existing Plans of Care. The contractor shall honor and pay for plans of care for new enrollees, including prescriptions, durable medical equipment, medical supplies, prosthetic and orthotic appliances, and any other on-going services initiated prior to enrollment with the contractor. Services shall be continued until the enrollee is evaluated by his/her primary care physician and a new plan of care is established with the contractor.

                  The contractor shall use its best efforts to contact the new enrollee or, where applicable, authorized person and/or contractor care manager. However, if after documented, reasonable outreach (i.e., mailers, certified mail, use of MEDM system provided by the State, contact with the Medicaid District Office (MDO), DDD, or DYFS to confirm addresses and/or to request assistance in locating the enrollee) the enrollee fails to respond within 20 working days of certified mail, the contractor may cease paying for the pre-existing service until the enrollee or, where applicable, authorized person, contacts the contractor for re-evaluation.

         F. Routine Physicals. The contractor shall provide for routine physical examinations required for employment, school, camp or other entities/programs that require such examinations as a condition of employment or participation.

         G. Non-Participating Providers. The contractor shall pay for services furnished by non-participating providers to whom an enrollee was referred, even if erroneously referred, by his/her PCP or network specialist. Under no circumstances shall the enrollee bear the cost of such services when referral errors by the contractor or its providers occur. It is the sole responsibility of the contractor to provide regular updates on complete network information to all its providers as well as appropriate policies and procedures for provider referrals.

         H. The contractor shall have policies and procedures on the use of enrollee self-referred services.

         I. The contractor shall have policies and procedures on how it will provide for genetic testing and counseling.

         J. Second Opinions. The contractor shall have a Second Opinion program that can be utilized at the enrollee's option for diagnosis and treatment of serious medical conditions, such as cancer and for elective surgical procedures. The program shall include at a minimum: hernia repair (simple) for adults (18 years or older), hysterectomy (elective procedures), spinal fusion (except for children under 18 years of age with a diagnosis of scoliosis or spina bifida), and laminectomy (except for children under 18 years of age with a diagnosis of scoliosis). The plan shall be incorporated into the contractor's medical procedures. The exceptions noted do not require second surgical opinion before surgery can be performed. The Second Opinion program shall be incorporated into the contractor's medical procedures and submitted to DMAHS for review and approval.

         K. Unless otherwise required by this contract, the contractor shall make no distinctions with regard to the provision of services to Medicaid and NJ FamilyCare enrollees and the provision of services provided to the contractor's non-Medicaid/NJ FamilyCare enrollees.

         L. DMAHS may intercede on an enrollee's behalf when DMAHS deems it appropriate for the provision of medically necessary services and to assist enrollees with the contractor's operations and procedures which may cause undue hardship for the enrollee. In the event of a difference in interpretation of contractually required service provision between the Department and the contractor, the Department's interpretation shall prevail until a formal decision is reached, if necessary.

         M. A New Jersey Care 2000+ enrollee who seeks self-initiated care from a non-participating provider without referral/authorization shall be held responsible for the cost of care. The enrollee shall be fully informed of the requirement to seek care when it is available within the network and the consequences of obtaining unauthorized out-of-network care for covered services.

         N. Protection of Enrollee - Provider Communications. Health care professionals may not be prohibited from advising their patients about their health status or medical care or treatment, regardless of whether this care is covered as a benefit under the contract.

         O. Medical or Dental Procedures. For procedures that may be considered either medical or dental such as surgical procedures for fractured jaw or removal of cysts, the contractor shall establish written policies and procedures clearly and definitively delineated for all providers and administrative staff, indicating that either a physician specialist or oral surgeon may perform the procedure and when, where, and how authorization, if needed, shall be promptly obtained.

4.1.2 BENEFIT PACKAGE

         A. The following categories of services shall be provided by the contractor for all Medicaid and NJ FamilyCare Plans A, B, and C enrollees, except where indicated. See Section B.4.1 of the Appendices for complete definitions of the covered services.

                  1. Primary and Specialty Care by physicians and, within the scope of practice and in accordance with State certification/licensure requirements, standards and practices, by Certified Nurse Midwives, Certified Nurse Practitioners, Clinical Nurse Specialists, and Physician Assistants

                  2.       Preventive Health Care and Counseling and Health
                           Promotion

                  3. Early and Periodic Screening, Diagnosis, and Treatment (EPSDT) Program Services

                           For NJ FamilyCare Plans B and C participants, coverage includes early and periodic screening and diagnosis medical examinations, dental, vision, hearing, and lead screening services. It includes only those treatment services identified through the examination that are available under the contractor's benefit package or specified services under the FFS program.

                  4.       Emergency Medical Care

                  5. Inpatient Hospital Services including acute care hospitals, rehabilitation hospitals, and special hospitals

                  6.       Outpatient Hospital Services

                  7. Laboratory Services [Except routine testing related to administration of Clozapine and the other psychotropic drugs listed in Article 4.1.4B for non-DDD clients.]

                  8.       Radiology Services - diagnostic and therapeutic

                  9. Prescription Drugs (legend and non-legend covered by the Medicaid program) - For payment method for Protease Inhibitors and blood clotting factors VIII and IX, and coverage of certain other anti-retrovirals under NJ FamilyCare, see Article 8.

                  10.      Family Planning Services and Supplies

                  11.      Audiology

                  12.      Inpatient Rehabilitation Services

                  13.      Podiatrist Services

                  14.      Chiropractor Services

                  15.      Optometrist Services

                  16.      Optical Appliances

                  17.      Hearing Aid Services

                  18.      Home Health Agency Services - Not a
                           contractor-covered benefit for the non-dually eligible ABD population.

                  19.      Hospice Agency Services

                  20. Durable Medical Equipment (DME)/Assistive Technology Devices in accordance with existing Medicaid regulations

                  21.      Medical Supplies

                  22. Prosthetics and Orthotics including certified shoe provider

                  23.      Dental Services

                  24.      Organ Transplants

                  25. Transportation Services for any contractor-covered service or non-contractor covered service including ambulance, mobile intensive care units (MICUs) and invalid coach (including lift equipped vehicles)

                  26.      Post-acute Care

                  27. Mental Health/Substance Abuse Services for enrollees who are clients of the Division of Developmental Disabilities

         B. Conditions Altering Mental Status. Those diagnoses which are categorized as altering the mental status of an individual but are of organic origin shall be part of the contractor's medical, financial and care management responsibilities for all categories of enrollees. These include the diagnoses in the following ICD-9-CM Series:

                  1.       290.0 Senile dementia, simple type

                  2.       290.1 Presenile dementia

                  3.       290.3 Senile dementia with acute confusional state

                  4.       290.4 Arteriosclerotic dementia uncomplicated

                  5.       290.8 Other

                  6.       290.9 Unspecified

                  7.       291.1 Korsakov's psychosis, alcoholic

                  8.       291.2 Other alcoholic dementia

                  9.       292.82 Drug induced dementia

                  10.      292.9 Unspecified drug induced mental disorders

                  11.      293.0 Acute delirium

                  12.      293.1 Subacute delirium

                  13.      294.0 Amnestic syndrome

                  14.      294.1 Dementia in conditions classified elsewhere

                  15.      294.8 Other specified organic brain syndromes
                           (chronic)

                  16.      294.9 Unspecified organic brain syndrome (chronic)

                  17.      305.1 Non-dependent abuse of drugs - tobacco

                  18.      310.0 Frontal lobe syndrome

                  19.      310.2 Postconcussion syndrome

                  20. 310.8 Other specified nonpsychotic mental disorder following organic brain damage

                  21. 310.9 Unspecified nonpsychotic mental disorder following organic brain damage

                  In addition, the contractor shall retain responsibility for delivering all covered Medicaid mental health/substance abuse services to enrollees who are clients of the Division of Developmental Disabilities (referred to as "clients of DDD"). Articles Four and Five contain further information regarding clients of DDD.

4.1.3 SERVICES REMAINING IN FEE-FOR-SERVICE PROGRAM AND MAY NECESSITATE CONTRACTOR ASSISTANCE TO THE ENROLLEE TO ACCESS THE SERVICES

         A. The following services provided by the New Jersey Medicaid program under its State plan shall remain in the fee-for-service program but may require medical orders by the contractor's PCPs/providers. These services shall not be included in the contractor's capitation.

                  1. Personal Care Assistant Services (not covered for NJ FamilyCare Plans B and C)

                  2. Medical Day Care (not covered for NJ FamilyCare Plans B and C)

                  3. Outpatient Rehab - Physical therapy, occupational therapy, and speech pathology services (For NJ FamilyCare Plans B & C enrollees, limited to 60 days per therapy per year)

                  4. Abortions and related services including surgical procedure, cervical dilation, insertion of cervical dilator, anesthesia including para cervical block, history and physical examination on day of surgery; lab tests including PT, PTT, OB Panel (includes hemogram, platelet count, hepatitis B surface antigen, rubella antibody, VDRL, blood typing ABO and Rh, CBC and differential), pregnancy test, urinalysis and urine drug screen, glucose and electrolytes; routine venapuncture; ultrasound, pathological examination of aborted fetus; Rhogam and its administration.

                  5. Transportation - lower mode (not covered for NJ FamilyCare Plans B and C)

                  6.       Sex Abuse Examinations

                  7. Services Provided by New Jersey MH/SA and DYFS Residential Treatment Facilities or Group Homes. For enrollees living in residential facilities or group homes where ongoing care is provided, contractor shall cooperate with the medical, nursing, or administrative staff person designated by the facility to ensure that the enrollees have timely and appropriate access to contractor providers as needed and to coordinate care between those providers and the facility's employed or contracted providers of health services. Medical care required by these residents remains the contractor's responsibility providing the contractor's provider network and facilities are utilized.

                  8. Family Planning Services and Supplies when furnished by a non-participating provider

                  9. Home health agency services for the non-dually eligible ABD population

         B. Dental Services. For those dental services specified below that are initiated by a Medicaid non-New Jersey Care 2000+ provider prior to first time New Jersey Care 2000+ enrollment, an exemption from contractor-covered services based on the initial managed care enrollment date will be provided and the services paid by Medicaid FFS. The exemption shall only apply to those beneficiaries who have initially received these services during the 60 or 120 day period immediately prior to the initial New Jersey Care 2000+ enrollment date.

                  1. Procedure Codes to be paid by Medicaid FFS up to 60 days after first time New Jersey Care 2000+ enrollment:

                           02710             02792            03430
                           02720             02950            05110
                           02721             02952            05120
                           02722             02954            05211
                           02750             03310            05211-52
                           02751             03320            05212
                           02752             03330            05212-52
                           02790             03410-22         05213
                           02791             03411            05214

                  2. Procedure Codes to be paid by Medicaid FFS up to 120 days from date of last preliminary extractions after patient enrolls in New Jersey Care 2000+ (applies to tooth codes 5 - 12 and 21 - 28 only):

                           05130
                           05130-22
                           05140
                           05140-22

                  3. Extraction Procedure Codes to be paid by Medicaid FFS up to 120 days from last date of preliminary extractions after first time New Jersey Care 2000+ enrollment in conjunction with the following codes (05130, 05130-22, 05140, 05140-22):

                           07110
                           07130
                           07210

4.1.4 MEDICAID COVERED SERVICES NOT PROVIDED BY CONTRACTOR

         A. Mental Health/Substance Abuse. The following mental health/substance abuse services (except for the conditions listed in 4.1.2.B) will be managed by the State or its agent for non-DDD enrollees, including all NJ FamilyCare enrollees. (The contractor will retain responsibility for furnishing mental health/substance abuse services, excluding the cost of the drugs listed below, to Medicaid enrollees who are clients of the Division of Developmental Disabilities).

                  - Substance Abuse Services--diagnosis, treatment, and detoxification
                  -         Costs for Methadone and its administration
                  -         Mental Health Services

         B. Drugs. The following drugs will be paid fee-for-service by the Medicaid program for all DMAHS enrollees:

                  -         Clozapine
                  -         Risperidone
                  -         Olanzapine
                  -         Quetiapine
                  - Methadone - cost and its administration. Except as provided in Article 4.4, the contractor will remain responsible for the medical care of enrollees requiring substance abuse treatment
                  - Generically-equivalent drug products of the drugs listed in this section.

         C. Up to twelve (12) inpatient hospital days required for social necessity

         D. DDD/CCW waiver services: individual supports (which includes personal care and training), habilitation, case management, respite, and Personal Emergency Response Systems (PERS).

4.1.5    INSTITUTIONAL FEE-FOR-SERVICE BENEFITS - NO COORDINATION BY THE
         CONTRACTOR

         The following institutional services shall remain in the fee-for-service program without requiring coordination by the contractor. In addition, Medicaid beneficiaries participating in a waiver (except the Division of Developmental Disabilities Community Care Waiver) or demonstration program or admitted for long term care treatment in one of the following shall be disenrolled from the contractor's plan on the date of admission to institutionalized care.

         A. Nursing Facility care (if the admission is only for inpatient rehabilitation/postacute care services and is less than 30 days, the enrollee will not be disenrolled).

         B. Inpatient psychiatric services (except for RTCs) for individuals under age 21 and 65 and over - Services that are provided:

                  1.       Under the direction of a physician;
                  2. In a facility or program accredited by the Joint Commission on Accreditation of Health Care Organizations; and
                  3.       Meet the federal and State requirements.

         C. Intermediate Care Facility/Mental Retardation Services - Items and services furnished in an intermediate care facility for the mentally retarded.

         D. Waiver (except Division of Developmental Disabilities Community Care Waiver) and demonstration program services.

4.1.6 BENEFIT PACKAGE FOR NJ FAMILYCARE PLAN D

         A. Services Included In The Contractor's Benefits Package for NJ FamilyCare Plan D. The following services shall be provided and case managed by the contractor:

                  1.       Primary Care

                           a.       All physicians services, primary and
                                    specialty

                           b.       In accordance with state
                                    certification/licensure requirements,
                                    standards, and practices, primary care
                                    providers shall also include access to
                                    certified nurse midwifes, certified nurse practitioners, clinical nurse specialists, and physician assistants

                           c. Services rendered at independent clinics that provide ambulatory services

                           d. Federally Qualified Health Center primary care services

                  2.       Emergency room services

                  3. Family Planning Services, including medical history and physical examinations (including pelvic and breast), diagnostic and laboratory tests, drugs and biologicals, medical supplies and devices, counseling, continuing medical supervision, continuity of care and genetic counseling

                           Services provided primarily for the diagnosis and treatment of infertility, including sterilization reversals, and related office (medical and clinic) visits, drugs, laboratory services, radiological and diagnostic services and surgical procedures are not covered by the NJ FamilyCare program. Obtaining family planning services from providers outside the contractor's provider network is not available to NJ FamilyCare Plan D enrollees.

                  4. Home Health Care Services -- Limited to skilled nursing for a home bound beneficiary which is provided or supervised by a registered nurse, and home health aide when the purpose of the treatment is skilled care; and medical social services which are necessary for the treatment of the beneficiary's medical condition

                  5.       Hospice Services

                  6. Inpatient Hospital Services, including general hospitals, special hospitals, and rehabilitation hospitals. The contractor shall not be responsible when the primary admitting diagnosis is mental health or substance abuse related.

                  7. Outpatient Hospital Services, including outpatient surgery

                  8. Laboratory Services -- All laboratory testing sites providing services under this contract must have either a Clinical Laboratory Improvement Act (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those providers with certificates of waiver shall provide only the types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory services.

                  9.       Radiology Services -- Diagnostic and therapeutic

                  10. Optometrist Services, including one routine eye examination per year

                  11. Optical appliances -- Limited to one pair of glasses (or contact lenses) per 24 month period or as medically necessary

                  12. Organ transplant services which are non-experimental or non-investigational

                  13.      Prescription drugs, excluding over-the-counter drugs
                           Exception: See Article 8 regarding Protease
                           Inhibitors and other anti-retrovirals.

                  14. Dental Services -- Limited to preventive dental services for children under the age of 12 years, including oral examinations, oral prophylaxis, and topical application of fluorides

                  15. Podiatrist Services -- Excludes routine hygienic care of the feet, including the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, in the absence of a pathological condition

                  16. Prosthetic appliances -- Limited to the initial provision of a prosthetic device that temporarily or permanently replaces all or part of an external body part lost or impaired as a result of disease, injury, or congenital defect. Repair and replacement services are covered when due to congenital growth.

                  17. Private duty nursing -- Only when authorized by the contractor

                  18. Transportation Services -- Limited to ambulance for medical emergency only

                  19. Well child care including immunizations, lead screening and treatments

                  20.      Maternity and related newborn care

                  21.      Diabetic supplies and equipment

         B. Services Available To NJ FamilyCare Plan D Under Fee-For-Service. The following services are available to NJ FamilyCare Plan D enrollees under fee-for-service:

                  1.       Abortion services

                  2.       Skilled nursing facility services

                  3. Outpatient Rehabilitation Services -- Physical therapy, Occupational therapy, and Speech therapy for non-chronic conditions and acute illnesses and injuries. Limited to treatment for a 60-day consecutive period per incident of illness or injury beginning with the first day of treatment per contract year. Speech therapy services rendered for treatment of delays in speech development, unless resulting from disease, injury or congenital defects are not covered

                  4. Inpatient hospital services for mental health, including psychiatric hospitals, limited to 35 days per year

                  5. Outpatient benefits for short-term, outpatient evaluative and crisis intervention, or home health mental health services, limited to 20 visits per year

                           a. When authorized by the Division of Medical Assistance and Health Services, one (1) mental health inpatient day may be exchanged for up to four (4) home health visits or four (4) outpatient services, including partial care. This is limited to an exchange of up to a maximum of 10 inpatient days for a maximum of 40 additional outpatient visits.

                           b. When authorized by the Division of Medical Assistance and Health Services, one (1) mental health inpatient day may be exchanged for two (2) days of treatment in partial hospitalization up to the maximum number of covered inpatient days.

                  6. Inpatient and outpatient services for substance abuse are limited to detoxification.

         C. Exclusions. The following services not covered for NJ FamilyCare Plan D participants either by the contractor or the Department include, but are not limited to:

                  1.       Non-medically necessary services.

                  2.       Intermediate Care Facilities/Mental Retardation

                  3. Private duty nursing unless authorized by the contractor

                  4.       Personal Care Assistant Services

                  5.       Medical Day Care Services

                  6.       Chiropractic Services

                  7. Dental services except preventive dentistry for children under age 12

                  8.       Orthotic devices

                  9.       Targeted Case Management for the chronically ill

                  10.      Residential treatment center psychiatric programs

                  11.      Religious non-medical institutions care and services

                  12.      Durable Medical Equipment

                  13. Early and Periodic Screening, Diagnosis and Treatment (EPSDT) services (except for well child care, including immunizations and lead screening and treatments)

                  14. Transportation Services, including non-emergency ambulance, invalid coach, and lower mode transportation

                  15.      Hearing Aid Services

                  16. Blood and Blood Plasma, except administration of blood, processing of blood, processing fees and fees related to autologous blood donations are covered.

                  17.      Cosmetic Services

                  18.      Custodial Care

                  19.      Special Remedial and Educational Services

                  20.      Experimental and Investigational Services

                  21.      Medical Supplies (except diabetic supplies)

                  22.      Infertility Services

                  23.      Rehabilitative Services for Substance Abuse

                  24. Weight reduction programs or dietary supplements, except surgical operations, procedures or treatment of obesity when approved by the contractor

                  25. Acupuncture and acupuncture therapy, except when performed as a form of anesthesia in connection with covered surgery

                  26. Temporomandibular joint disorder treatment, including treatment performed by prosthesis placed directly in the teeth

                  27.      Recreational therapy

                  28.      Sleep therapy

                  29.      Court-ordered services

                  30.      Thermograms and thermography

                  31.      Biofeedback

                  32.      Radial keratotomy

4.1.7    SUPPLEMENTAL BENEFITS

         Any service, activity or product not covered under the State Plan may be provided by the contractor only through written approval by the Department and the cost of which shall be borne solely by the contractor.

4.1.8    CONTRACTOR AND DMAHS SERVICE EXCLUSIONS

         Neither the contractor nor DMAHS shall be responsible for the following:

         A. All services not medically necessary, provided, approved or arranged by a contractor's physician or other provider (within his/her scope of practice) except emergency services.

         B.       Cosmetic surgery except when medically necessary and approved.

         C.       Experimental organ transplants.

         D. Services provided primarily for the diagnosis and treatment of infertility, including sterilization reversals, and related office (medical or clinic), drugs, laboratory services, radiological and diagnostic services and surgical procedures.

         E. Rest cures, personal comfort and convenience items, services and supplies not directly related to the care of the patient, including but not limited to, guest meals and accommodations, telephone charges, travel expenses other than those services not in Article 4.1 of this contract, take home supplies and similar cost. Costs incurred by an accompanying parent(s) for an out-of-state medical intervention are covered under EPSDT by the contractor.

         F. Services involving the use of equipment in facilities, the purchase, rental or construction of which has not been approved by applicable laws of the State of New Jersey and regulations issued pursuant thereto.

         G. All claims arising directly from services provided by or in institutions owned or operated by the federal government such as Veterans Administration hospitals.

         H. Services provided in an inpatient psychiatric institution, that is not an acute care hospital, to individuals under 65 years of age and over 21 years of age.

         I. Services provided to all persons without charge. Services and items provided without charge through programs of other public or voluntary agencies (for example, New Jersey State Department of Health and Senior Services, New Jersey Heart Association, First Aid Rescue Squads, and so forth) shall be utilized to the fullest extent possible.

         J. Services or items furnished for any sickness or injury occurring while the covered person is on active duty in the military.

         K.       Services provided outside the United States and territories.

         L. Services or items furnished for any condition or accidental injury arising out of and in the course of employment for which any benefits are available under the provisions of any workers' compensation law, temporary disability benefits law, occupational disease law, or similar legislation, whether or not the Medicaid beneficiary claims or receives benefits thereunder, and whether or not any recovery is obtained from a third-party for resulting damages.

         M. That part of any benefit which is covered or payable under any health, accident, or other insurance policy (including any benefits payable under the New Jersey no-fault automobile insurance laws), any other private or governmental health benefit system, or through any similar third-party liability, which also includes the provision of the Unsatisfied Claim and Judgment Fund.

         N. Any services or items furnished for which the provider does not normally charge.

         O. Services furnished by an immediate relative or member of the Medicaid beneficiary's household.

         P. Services billed for which the corresponding health care records do not adequately and legibly reflect the requirements of the procedure described or procedure code utilized by the billing provider.

         Q. Services or items reimbursed based upon submission of a cost study when there are no acceptable records or other evidence to substantiate either the costs allegedly incurred or beneficiary income available to offset those costs. In the absence of financial records, a provider may substantiate costs or available income by means of other evidence acceptable to the Division.

4.2      SPECIAL PROGRAM REQUIREMENTS

4.2.1    EMERGENCY SERVICES

         A. For purposes of this contract, "emergency" means an onset of a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, who possesses an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

                  1. Placing the health of the person or others in serious jeopardy;

                  2.       Serious impairment to such person's bodily functions;

                  3. Serious dysfunction of any bodily organ or part of such person; or

                  4.       Serious disfigurement of such person.

         With respect to a pregnant woman who is having contractions, an emergency exists where there is inadequate time to effect a safe transfer to another hospital before delivery or the transfer may pose a threat to the health or safety of the woman or the unborn child.

         B. The contractor shall be responsible for emergency services, both within and outside the contractor's enrollment area, as required by an enrollee in the case of an emergency. Emergency services shall also include:

                  1. Medical examination at an Emergency Room which is required by N.J.A.C. 10:122D-2.5(b) when a foster home placement of a child occurs after business hours.

                  2. Examinations at an Emergency Room for suspected physical/child abuse and/or neglect.

                  3. Post-Stabilization of Care. The contractor shall comply with 42 C.F.R. & 422.100(b)(iv). The contractor must cover post-stabilization services without requiring authorization and regardless of whether the enrollee obtains the services within or outside the contractor's network if:

                           a. The services were pre-approved by the contractor or its providers; or

                           b. The services were not pre-approved by the contractor because the contractor did not respond to the provider of post-stabilization care services' request for pre-approval within one (1) hour after being requested to approve such care; or

                           c. The contractor could not be contacted for pre-approval.

         C. Access Standards. The contractor shall ensure that all covered services, that are required on an emergency basis are available to all its enrollees, twenty-four (24) hours per day, seven (7) days per week, either in the contractor's own provider network or through arrangements approved by DMAHS. The contractor shall maintain twenty-four (24) hours per day, seven (7) days per week on-call telephone coverage, including Telecommunication Device for the Deaf (TDD)/Tech Telephone
                  (TT) systems, to advise enrollees of procedures for emergency and urgent care and explain procedures for obtaining non-emergent/non-urgent care during regular business hours within the enrollment area as well as outside the enrollment area.

         D. Non-Participating Providers. The contractor shall be responsible for developing and advising its enrollees and where applicable, authorized persons of procedures for obtaining emergency services, including emergency dental services, when it is not medically feasible for enrollees to receive emergency services from or through a participating provider, or when the time required to reach the participating provider would mean risk of permanent damage to the enrollee's health. The contractor shall bear the cost of providing emergency service through non-participating providers.

         E. Emergency Care Prior Authorization. Prior authorization shall not be required for emergency services. This applies to out-of-network as well as to in-network providers.

         F. Medical Screenings/Urgent Care. Prior authorization shall not be required for medical screenings or in urgent care situations at the hospital emergency room. The hospital emergency room physician may determine the necessity for contacting the PCP or the contractor for information about an enrollee who presents with an urgent condition.

         G. The contractor shall pay for all medical screening services rendered to its enrollees by hospitals and emergency room physicians. The amount and method of reimbursement for medical screenings shall be subject to negotiation between the contractor and the hospital and directly with non-hospital salaried emergency room physicians and shall include reimbursement for urgent care and non-urgent care rates. Non-participating hospitals may be reimbursed for hospital costs at Medicaid rates or other mutually agreeable rates for medical screening services. Additional fees for additional services may be included at the discretion of the contractor and the hospital.

                  1. The contractor shall not retroactively deny a claim for an emergency medical screening exam because the condition, which appeared to be an emergency medical condition under the prudent layperson standard, was subsequently determined to be non-emergency in nature.

         H. The contractor shall be liable for payment for the following emergency services provided to an enrollee:

                  1. If the screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition exists, the contractor shall pay for both the services involved in the screening exam and the services required to stabilize the patient.

                  2. All emergency services which are medically necessary until the clinical emergency is stabilized. This includes all treatment that is necessary to assure, within reasonable medical probability, that no material deterioration of the patient's condition is likely to result from, or occur during, discharge of the patient or transfer of the patient to another facility.

                           If there is a disagreement between a hospital and the contractor concerning whether the patient is stable enough for discharge or transfer, or whether the medical benefits of an unstabilized transfer outweigh the risks, the judgment of the attending physician(s) actually caring for the enrollee at the treating facility prevails and is binding on the contractor. The contractor may establish arrangements with hospitals whereby the contractor may send one of its physicians with appropriate ER privileges to assume the attending physician's responsibilities to stabilize, treat, or transfer the patient.

                  3. If the screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition does not exist, but the enrollee had acute symptoms of sufficient severity at the time of presentation to warrant emergency attention under the prudent layperson standard, the contractor shall pay for all services related to the screening examination.

                  4. The enrollee's PCP or other contractor representative instructs the enrollee to seek emergency care in-network or out-of-network, whether or not the patient meets the prudent layperson definition.

         I. The contractor may utilize a common list of symptom-based presenting complaints that will reasonably substantiate that an emergent/urgent medical condition existed. Some examples include but are not limited to:

                  1.       Severe pain of any kind.

                  2. Altered mental status, sustained or transient, for any reason.

                  3. Abrupt change in neurological status, sustained or transient, for any reason.

                  4.       Complications of pregnancy.

                  5.       Chest pain.

                  6.       Acute allergic reactions.

                  7.       Shortness of breath.

                  8.       Abdominal pain.

                  9.       Multiple episodes of vomiting or diarrhea, any age.

                  10.      Fever greater than 102.5 degrees F in any age group.

                  11. Fever greater than 100.4 degrees F in infants three months or younger.

                  12.      Injuries with active bleeding.

                  13.      Injuries with functional loss of any body part.

                  14. All patients arriving at the hospital by ambulance after an injury with any body part immobilized.

                  15. All patients arriving at the hospital by paramedic ambulance.

                  16.      Symptoms of substance abuse.

                  17.      Psychiatric disturbances.

         J. Women who arrive at any emergency room in active labor shall be considered as an emergency situation and the contractor shall reimburse providers of care accordingly.

         K. If within thirty (30) minutes after receiving a request from a hospital emergency department for a specialty consultation, the contractor fails to identify an appropriate specialist who is available and willing to assume the care of the enrollee, the emergency department may arrange for medically necessary emergency services by an appropriate specialist, and the contractor shall not deny coverage for these services due to lack of prior authorization. The contractor shall not require prior authorization for specialty care emergency services for treatment of any immediately life-threatening medical condition.

         L. The contractor shall establish and maintain policies and procedures for emergency dental services for all enrollees.

                  1. Within the contractor's Enrollment/Service Area, the contractor will ensure that:

                           a. Enrollees shall have access to emergency dental services on a twenty-four (24) hour, seven (7) day a week basis.

                           b.       The contractor shall bear full
                                    responsibility for the provision of
                                    emergency dental services, and shall assure the availability of a back-up provider in the event that an on-call provider is unavailable.

                  2. Outside the contractor's Service Area, the contractor shall ensure that:

                           a. Enrollees shall be able to seek emergency dental services from any licensed dental provider without the need for prior authorization from the contractor while outside the Service Area (including out-of-state services covered by the Medicaid program).

         M. The contractor shall reimburse ambulance and MICU transportation providers responding to "911" calls whether or not the patient's condition is determined, retrospectively, to be an emergency.

4.2.2    FAMILY PLANNING SERVICES AND SUPPLIES

         A. General. Except where specified in Section 4.1, the contractor's enrollees are permitted to obtain family planning services and supplies from either the contractor's family planning provider network or from any other qualified Medicaid family planning provider. The DMAHS shall reimburse family planning services provided by non-participating providers based on the Medicaid fee schedule.

         B. Non-Participating Providers. The contractor shall cooperate with non-participating family planning providers accessed at the enrollee's option by establishing cooperative working relationships with such providers for accepting referrals from them for continued medical care and management of complex health care needs and exchange of enrollee information, where appropriate, to assure provision of needed care within the scope of this contract. The contractor shall not deny coverage of family planning services for a covered diagnostic, preventive or treatment service solely on the basis that the diagnosis was made by a non-participating provider.

4.2.3    OBSTETRICAL SERVICES REQUIREMENTS/ISSUES

         A. Obstetrical services shall be provided in the same amount, duration, and scope as the Medicaid HealthStart program. Guidelines, standards, and required program provisions are found in Section B.4.2 of the Appendices.

         B. The contractor shall not limit benefits for postpartum hospital stays to less than forty-eight (48) hours following a normal vaginal delivery or less than ninety-six (96) hours following a cesarean section, unless the attending provider, in consultation with the mother, makes the decision to discharge the mother or the newborn before that time and the provisions of N.J.S.A. 26:2J-4.9 are met.

                  1. The contractor shall not provide monetary payments or rebates to mothers to encourage them to accept less than the minimum protections provided for in this Article.

                  2. The contractor shall not penalize, reduce, or limit the reimbursement of an attending provider because the provider provided care in a manner consistent with this Article.

4.2.4    PRESCRIBED DRUGS AND PHARMACY SERVICES

         A. General. The contractor shall provide all medically necessary legend and non-legend drugs which are also covered by the Medicaid program and ensure the availability of quality pharmaceutical services for all enrollees including drugs prescribed by Mental Health/Substance Abuse providers. See
                  Article 4.4C for additional information pertaining to MH/SA pharmacy benefits.

         B. Use of Formulary. The contractor may use a formulary as long as the following minimum requirements are met:

                  1. The contractor shall only exclude coverage of drugs or drug categories permitted under 1927(d) of the Social Security Act as amended by OBRA 1993. In addition, the contractor shall include in its formulary, if it chooses to operate a formulary, any FDA-approved drugs that may allow for clinical improvement or are clinically advantageous for the management of a disease or condition.

                  2. The contractor's formulary shall be developed by a Pharmacy and Therapeutics (P&T) Committee that shall represent the needs of all its enrollees including enrollees with special needs. Network physicians and dentists shall have the opportunity to participate in the development of the formulary and, prior to any changes to a drug formulary, to review, consider and comment on proposed changes. The formulary shall be reviewed in its entirety and updated at least annually.

                  3. The formulary for the DMAHS pharmacy benefit and any revision thereto shall be reviewed and approved by DMAHS.

                  4. The formulary shall include only FDA approved drug products. For each Specific Therapeutic Drug (STD) class, the selection of drugs included for each drug class shall be sufficient to ensure the availability of covered drugs with the least need for prior authorization to be initiated by providers of pharmaceutical services and include FDA approved drugs to best serve the medical needs of enrollees with special needs. In addition, the formulary shall be revised periodically to assure compliance with this requirement.

                  5. The contractor shall authorize the provision of a drug not on the formulary requested by the PCP or referral provider on behalf of the enrollee if the approved prescriber certifies medical necessity for the drug to the contractor for a determination. Medically accepted indications shall be consistent with Section 1927(k)(6) of the Social Security Act. The contractor shall have in place a DMAHS-approved prior approval process for authorizing the dispensing of such drugs. In addition:

                           a. Any prior approval issued by the contractor shall take into consideration prescription refills related to the original pharmacy service.

                           b. A formulary shall not be used to deny coverage of any Medicaid covered outpatient drug determined medically necessary through the review and appeal process. The prior approval process shall be used to ensure drug coverage consistent with the policies of the New Jersey Medicaid program.

                           c. Prior approval may be used for covered drug products under the following conditions:

                                    i.       For prescribing and dispensing
                                             medically necessary non-formulary
                                             drugs.

                                    ii.      To limit drug coverage consistent
                                             with the policies of the Medicaid
                                             program.

                                    iii.     To minimize potential drug
                                             over-utilization.

                                    iv.      To accommodate exceptions to
                                             Medicaid drug utilization review
                                             standards related to proper
                                             maintenance drug therapy.

                           d. Except for the use of approved generic drug substitution of brand drugs, under no circumstances shall the contractor permit the therapeutic substitution of a prescribed drug without a prescriber's authorization.

                           e. The contractor shall not penalize the prescriber or enrollee, financially or otherwise, for such requests and approvals.

                           f.       Determinations shall be made within
                                    twenty-four (24) hours of receipt of all necessary information. A seventy-two
                                    (72)-hour supply of medication shall be
                                    permitted without prior authorization in emergency situations or if a determination has not been made within the required timeframe.

                           g. Denials of off-formulary requests or offering of an alternative medication shall be provided to the prescriber and/or enrollee in writing. All denials shall be reported to the DMAHS quarterly.

                  6. The contractor shall publish and distribute hard copy or on-line, at least annually, its current formulary (if the contractor uses a formulary) to all prescribing providers and pharmacists. Updates to the formulary shall be distributed in all formats within sixty (60) days of the changes.

                  7. If the formulary includes generic equivalents, the contractor shall provide for a brand name exception process for prescribers to use when medically necessary.

                  8. The contractor shall establish and maintain a procedure, approved by DMAHS, for internal review and resolution of complaints, such as timely access and coverage issues, drug utilization review, and claim management based on standards of drug utilization review.

         C. Pharmacy Lock-In Program. The contractor may implement a pharmacy lock-in program including policies, procedures and criteria for establishing the need for the lock-in which must be prior approved by DMAHS and must include the following components to the program:

                  1. Enrollees shall be notified prior to the lock-in and must be permitted to choose or change pharmacies for good cause.

                  2. A seventy-two (72)-hour emergency supply of medication at pharmacies other than the designated lock-in pharmacy shall be permitted to assure the provision of necessary medication required in an interim/urgent basis when the assigned pharmacy does not immediately have the medication.

                  3. Care management and education reinforcement of appropriate medication/pharmacy use shall be provided. A plan for an education program for enrollees shall be developed and submitted for review and approval.

                  4. The continued need for lock-in shall be periodically (at least every two years) evaluated by the contractor for each enrollee in the program.

                  5. Prescriptions from all participating prescribers shall be honored and may not be required to be written by the PCP only.

                  6. The contractor shall fill medications prescribed by mental health/substance abuse providers, subject to the limitations described in Article 4.4C.

                  7. The contractor shall submit quarterly reports on Pharmacy Lock-in participants. See Section A.7.17 of the Appendices (Table 15).

         D. The contractor shall develop criteria and protocols to avoid enrollee injury due to the prescribing of drugs by more than one provider.

4.2.5 LABORATORY SERVICES

         A. Urgent/Emergent Results. The contractor shall develop policies and procedures to require providers to notify enrollees of laboratory and radiology results within twenty-four (24) hours of receipt of results in urgent or emergent cases. The contractor may allow its providers to arrange an appointment to discuss laboratory/radiology results within 24 hours of receipt of results when it is deemed face to face discussion with the enrollee/authorized person may be necessary. Urgent/emergency appointment standards must be followed (see Article 5.12). Rapid strep test results must be available to the enrollee within 24 hours of the test.

         B. Routine Results. The contractor shall assure that its providers establish a mechanism to notify enrollees of non-urgent or non-emergent laboratory and radiology results within ten business days of receipt of the results.

4.2.6 EPSDT SCREENING SERVICES

         A. The contractor shall comply with EPSDT program requirements and performance standards found below.

                  1.       The contractor shall provide EPSDT services.

                  2. NJ FamilyCare Plans B and C. For children eligible solely through NJ FamilyCare Plans B and C, coverage includes all preventive screening and diagnostic services, medical examinations, immunizations, dental, vision, lead screening and hearing services. Includes only those treatment services identified through the examination that are included under the contractor's benefit package or specified services through the FFS program. Other services identified through an EPSDT examination that are not included in the New Jersey Care 2000+ covered benefits package are not covered.

                  3. Enrollee Notification. The contractor shall provide written notification to its enrollees under twenty-one (21) years of age when appropriate periodic assessments or needed services are due and must coordinate appointments for care.

                  4. Missed Appointments. The contractor shall implement policies and procedures and shall monitor its providers to provide follow up on missed appointments and referrals for problems identified through the EPSDT exams. Reasonable outreach shall be documented and must consist of: mailers, certified mail as necessary; use of MEDM system provided by the State; and contact with the Medicaid District Office (MDO), DDD, or DYFS regional offices in the case of DYFS enrollees to confirm addresses and/or to request assistance in locating an enrollee.

                  5. PCP Notification. The contractor shall provide each PCP, on a calendar quarter basis, a list of the PCP's enrollees who have not had an encounter during the past year and/or who have not complied with the EPSDT periodicity and immunization schedules for children. Primary care sites/PCPs and/or the contractor shall be required to contact these enrollees to arrange an appointment. Documentation of the outreach efforts and responses is required.

                  6. Reporting Standards. The contractor shall submit quarterly reports, hard copy and on diskette, of EPSDT services. See Section A.7.16 of the Appendices (Table 14).

         B. Section 1905(r) of the Social Security Act (42 U.S.C. & 1396d) and federal regulation 42 C.F.R. & 441.50 et seq. requires EPSDT services to include:

                  1.       EPSDT Services which include:

                           a. A comprehensive health and developmental history including assessments of both physical and mental health development and the provision of all diagnostic and treatment services that are medically necessary to correct or ameliorate a physical or mental condition identified during a screening visit. The contractor shall have procedures in place for referral to the State or its agent for non-covered mental health/substance abuse services.

                           b.       A comprehensive unclothed physical
                                    examination including:

                                    -        Vision and hearing screening;

                                    -        Dental inspection; and

                                    -        Nutritional assessment.

                           c. Appropriate immunizations according to age, health history and the schedule established by the Advisory Committee on Immunization Practices (ACIP) for pediatric vaccines (See Section B.4.3 of the Appendices). Contractor and its providers must adjust for periodic changes in recommended types and schedule of vaccines. Immunizations must be reviewed at each screening examination as well as during acute care visits and necessary immunizations must be administered when not contraindicated. Deferral of administration of a vaccine for any reason must be documented.

                           d. Appropriate laboratory tests: A recommended sequence of screening laboratory examinations must be provided by the contractor. The following list of screening tests is not all inclusive:

                                    -     Hemoglobin/hematocrit/EP
                                    -     Urinalysis
                                    -     Tuberculin test-intradermal,
                                          administered annually and when
                                          medically indicated

                                    -     Lead screening using blood lead
                                          level determinations must be done
                                          for every Medicaid-eligible and NJ
                                          FamilyCare child:

                                          -  between nine (9) months and
                                             eighteen (18) months, preferably at
                                             twelve (12) months of age

                                          -  at 18-26 months, preferably at
                                             twenty-four (24) months of age

                                          -  test any child between twenty-seven
                                             (27) to seventy-two (72) months of
                                             age not previously tested


                                    -     Additional laboratory tests may be
                                          appropriate and medically indicated
                                          (e.g., for ova and parasites) and
                                          shall be obtained as necessary.

                           e.       Health education/anticipatory guidance.

                           f. Referral for further diagnosis and treatment or follow-up of all abnormalities which are treatable/correctable or require maintenance therapy uncovered or suspected (referral may be to the provider conducting the screening examination, or to another provider, as appropriate.)

                           g. EPSDT screening services shall reflect the age of the child and be provided periodically according to the following schedule:

                                   -        Neonatal exam
                                   -        Under six (6) weeks
                                   -        Two (2) months
                                   -        Four (4) months
                                   -        Six (6) months
                                   -        Nine (9) months
                                   -        Twelve (12) months
                                   -        Fifteen (15) months
                                   -        Eighteen (18) months
                                   -        Twenty-four (24) months
                                   -        Annually through age twenty (20)

                  2. Vision Services. At a minimum, include diagnosis and treatment for defects in vision, including eyeglasses. Vision screening in an infant means, at a minimum, eye examination and observation of responses to visual stimuli. In an older child, screening for distant visual acuity and ocular alignment shall be done for each child beginning at age three.

                  3. Dental Services. Dental services may not be limited to emergency services. Dental screening in this context means, at a minimum, observation of tooth eruption, occlusion pattern, presence of caries, or oral infection. A referral to a dentist at or after one year of age is recommended. A referral to a dentist is mandatory at three years of age and annually thereafter through age twenty (20) years.

                  4. Hearing Services. At a minimum, include diagnosis and treatment for defects in hearing, including hearing aids. For infants identified as at risk for hearing loss through the New Jersey Newborn Hearing Screening Program, hearing screening should be conducted prior to three months of age using professionally recognized audiological assessment techniques. For all other children, hearing screening means, at a minimum, observation of an infant's response to auditory stimuli and audiogram for a child three (3) years of age and older. Speech and hearing assessment shall be a part of each preventive visit for an older child.

                  5. Mental Health/Substance Abuse. Include a mental health/substance abuse assessment documenting pertinent findings. When there is an indication of possible MH/SA issues, a mental health/substance abuse screening tool(s) found in Section B.4.9 of the Appendices or a DHS - approved equivalent shall be used to evaluate the enrollee.

                  6. Such other necessary health care, diagnostic services, treatment, and other measures to correct or ameliorate defects, and physical and mental/substance abuse illnesses and conditions discovered by the screening services.

                  7. Lead Screening. The contractor shall provide a screening program for the presence of lead toxicity in children which shall consist of two components: verbal risk assessment and blood lead testing.

                           a. Verbal Risk Assessment - The provider shall perform a verbal risk assessment for lead toxicity at every periodic visit between the ages of six (6) and seventy-two (72) months as indicated on the schedule. The verbal risk assessment includes, at a minimum, the following types of questions:

                                    i.       Does your child live in or
                                             regularly visit a house built
                                             before 1960? Does the house have
                                             chipping or peeling paint?

                                    ii.      Was your child's day care
                                             center/preschool/babysitter's home
                                             built before 1960? Does the house
                                             have chipping or peeling paint?

                                    iii.     Does your child live in or
                                             regularly visit a house built
                                             before 1960 with recent, ongoing,
                                             or planned renovation or
                                             remodeling?

                                    iv.      Have any of your children or their
                                             playmates had lead poisoning?

                                    v.       Does your child frequently come in
                                             contact with an adult who works
                                             with lead? Examples include
                                             construction, welding, pottery, or
                                             other trades practiced in your
                                             community.

                                    vi.      Do you give your child home or folk
                                             remedies that may contain lead?

                                    Generally, a child's level of risk for
                                    exposure to lead depends upon the answers to the above questions. If the answer to all questions are negative, a child is considered at low risk for high doses of lead exposure. If the answers to any question is affirmative or "I don't know," a child is considered at high risk for high doses of lead exposure. Regardless of risk, each child must be tested between nine (9) months and eighteen (18) months, preferably at twelve (12) months of age, at 18-26 months, preferably at two (2) years, and any child between twenty-seven (27) and seventy-two (72) months of age not previously tested. A child's risk category can change with each administration of the verbal risk assessment.

                           b. Blood Lead Testing - All screening must be done through a blood lead level determination. The contractor must implement a screening program to identify and treat high-risk children for lead-exposure and toxicity. The screening program shall include blood level screening, diagnostic evaluation and treatment with follow-up care of children whose blood lead levels are elevated. The EP test is no longer acceptable as a screening test for lead poisoning; however, it is still valid as a screening test for iron deficiency anemia. Screening blood lead testing may be performed by either a capillary sample (fingerstick) or a venous sample. However, all elevated blood levels (equal to or greater than ten (10) micrograms per one (1) deciliter) obtained through a capillary sample must be confirmed by a venous sample. The blood lead test must be performed by a New Jersey Department of Health and Senior Services licensed laboratory. The frequency with which the blood test is to be administered depends upon the results of the verbal risk assessment. For children determined to be at low risk for high doses of lead exposure, a screening blood lead test must be performed once between the ages of nine (9) and eighteen (18) months, preferably at twelve (12) months, once between 18-26 months, preferably at twenty-four (24) months, and for any child between twenty-seven (27) and seventy-two
                                    (72) months not previously tested. For
                                    children determined to be at high risk for high doses of lead exposure, a screening blood test must be performed at the time a child is determined to be a high risk beginning at six months of age if there is pertinent information or evidence that the child may be at risk at younger ages than stated in 4.2.6B.1.d.

                                    i.       If the initial blood lead test
                                             results are less than ten (10)
                                             micrograms per deciliter, a verbal
                                             risk assessment is required at
                                             every subsequent periodic visit
                                             through seventy-two (72) months of
                                             age, with mandatory blood lead
                                             testing performed according to the
                                             schedule in 4.2.6B.7.

                                    ii.      If the child is found to have a
                                             blood lead level equal to or
                                             greater than ten (10) micrograms
                                             per deciliter, providers should use
                                             their professional judgment, in
                                             accordance with the CDC guidelines
                                             regarding patient management and
                                             treatment, as well as follow-up
                                             blood test.

                                    iii.     If a child between the ages of
                                             twenty-four (24) months and
                                             seventy-two (72) months has not
                                             received a screening blood lead
                                             test, the child must receive the
                                             blood lead test immediately,
                                             regardless of whether the child is
                                             determined to be a low or high risk
                                             according to the answers to the
                                             above-listed questions.

                                    iv.      When a child is found to have a
                                             blood lead level equal to or
                                             greater than twenty (20) mg/dl, the
                                             contractor shall ensure its PCPs
                                             cooperate with the local health
                                             department in whose jurisdiction
                                             the child resides to facilitate the
                                             environmental investigation to
                                             determine and remediate the source
                                             of lead. This cooperation shall
                                             include sharing of information
                                             regarding the child's care,
                                             including the scheduling and
                                             results of follow-up blood lead
                                             tests.

4.2.7    IMMUNIZATIONS

         A. General. The contractor shall ensure that its providers furnish immunizations to its enrollees in accordance with the most current recommendations for vaccines and periodicity schedule of the Advisory Committee on Immunization Practices
                  (ACIP) (See Section B.4.3 of the Appendices) and any subsequent revision to the schedule as formally recommended by the ACIP, whether or not included as a contract amendment. To the extent possible, the State will provide copies of updated schedules and vaccine recommendations.

         B. New Vaccines. New vaccines and/or new scheduling or method of administration shall be provided as recommended by the ACIP. The contractor shall monitor periodic recommendations and disseminate updated instruction to its providers and assure appropriate payment adjustment to its providers.

         C. The contractor shall build in provisions for appropriate reimbursement for catchup immunizations its providers shall provide for those pediatric enrollees who have missed age-appropriate vaccines.

         D.       Vaccines for Children Program

                  1. Contractor's providers must enroll with the Department of Health and Senior Services' Vaccines for Children (VFC) Program and use the free vaccine for its enrollees if the vaccine is covered by VFC. (See Section B.4.4 of the Appendices for list of vaccines to be covered by the NJ DHSS VFC program.) The contractor shall not receive from DHS any reimbursement for the cost of VFC-covered vaccines.

                  2. For non-VFC vaccines the contractor shall reimburse its providers for the cost of both administration and the vaccines.

         E. To the extent possible, and as permitted by New Jersey statutes and regulations, the contractor and its network providers shall participate in the Statewide immunization registry database, when it becomes fully operational.

         F. The contractor shall provide immunizations recommended by local health departments based on local epidemiological conditions.

4.2.8    CLINICAL TRIALS

         A. The contractor shall permit participation in an approved clinical trial to a qualified enrollee (as defined in 4.2.8B), and the contractor:

                  1. May not deny the enrollee participation in the clinical trial referred to in 4.2.8B.2.

                  2. Subject to 4.2.8C, may not deny (or limit or impose additional conditions on) the coverage of routine patient costs for items and services furnished in connection with participation in the trial.

                  3. May not discriminate against the enrollee on the basis of the enrollee's participation in such trial.

         B. Qualified Enrollee Defined. For purposes of this Article, the term "qualified enrollee" means an enrollee under the contractor's coverage who meets the following conditions:

                  1. The enrollee has a life-threatening or serious illness for which no standard treatment is effective;

                  2. The enrollee is eligible to participate in an approved clinical trial with respect to treatment of such illness;

                  3. The enrollee and the referring physician conclude that the enrollee's participation in such trial would be appropriate; and

                  4. The enrollee's participation in the trial offers potential for significant clinical benefit for the enrollee.

         C. Payment. The contractor shall provide for payment for medical problems/complications and for routine patient costs described in Article 4.2.8A2 but is not required to pay for costs of items and services that are reasonably expected to be paid for by the sponsors of an approved clinical trial.

         D. Approved Clinical Trial. For purposes of this Article, the term "approved clinical trial" means a clinical research study or clinical investigation that meets the following requirements:

                  1. The trial is approved and funded by one or more of the following:

                           a.       The National Institutes of Health

                           b. A cooperative group or center of the National Institutes of Health

                           c.       The Department of Veterans Affairs

                           d.       The Department of Defense

                           e. The Food and Drug Administration, in the form of an investigational new drug (IND) exemption

                  2. The facility and personnel providing the treatment are capable of doing so by virtue of their experience or training.

                  3. There is no alternative noninvestigational therapy that is clearly superior.

                  4. The available clinical or preclinical data provide a reasonable expectation that the protocol treatment will be at least as effective as the noninvestigational alternative.

         E. Coverage of Investigational Treatment. The contractor should make a determination for coverage/denial of experimental treatment for a terminal condition based on the following:

                  1. The treating physician refers the case to a contractor internal review group not associated with the case or referral center.

                  2. If the internal review group denies the referral, a second, ad hoc group with two or more experts in the field and not involved with the case must review the case.

         F. Experimental treatments for rare disorders shall not be automatically excluded from coverage but decisions regarding their medical necessity should be considered by a medical review board established by the contractor. Routine costs associated with investigational procedures that are part of an approved research trial are considered medically appropriate. Under no circumstances shall the contractor implement a medical necessity standard that arbitrarily limits coverage on the basis of the illness or condition itself.

4.2.9    HEALTH PROMOTION AND EDUCATION PROGRAMS

         The contractor shall identify relevant community issues (such as TB outbreaks, violence) and health education needs of its enrollees, and implement plans that are culturally appropriate to meet those needs, issues relevant to each of the target population groups of enrollees served, as defined in Article 5.2, and the promotion of health. The contractor shall use community-based needs assessments and other relevant information available from State and local governmental agencies and community groups. Health promotion activities shall be made available in formats and presented in ways that meet the needs of all enrollee groups including elderly enrollees and enrollees with special needs, including enrollees with cognitive impairments. The contractor shall comply with all applicable State and federal statutes and regulations on health wellness programs. The contractor shall submit a written description of all planned health education activities and targeted implementation dates for DMAHS's approval, prior to implementation, including culturally and linguistically appropriate materials and materials developed to accommodate each of the enrolled target population groups. Thereafter, the plan shall be reviewed, revised, and pre-approved by the Department annually.

         Health promotion topics shall include, but are not limited to, the following:

         A.       General health education classes

         B. Smoking cessation programs, with targeted outreach for adolescents and pregnant women

         C.       Childbirth education classes

         D. Nutrition counseling, with targeted outreach for pregnant women, elderly enrollees, and enrollees with special needs

         E.       Signs and symptoms of common diseases and complications

         F. Early intervention and risk reduction strategies to avoid complications of disability and chronic illness

         G.       Prevention and treatment of alcohol and substance abuse

         H.       Coping with losses resulting from disability or aging

         I.       Self care training, including self-examination

         J. Need for clear understanding of how to take over-the-counter and prescribed medications and the importance of coordinating all such medications

         K. Understanding the difference between emergent, urgent and routine health conditions

4.3      COORDINATION WITH ESSENTIAL COMMUNITY PROVIDERS

4.3.1    GENERAL

         The contractor shall identify and establish working relationships for coordinating care and services with external organizations that interact with its enrollees, including State agencies, schools, social service organizations, consumer organizations, and civic/community groups, such as an Hispanic coalition.

4.3.2    HEAD START PROGRAMS

         A. The contractor shall demonstrate to DMAHS that it has established working relationships with Head Start programs (See Section B.4.5 of the Appendices for a list of Head Start Programs). Such relationships will include an exchange of information on the following:

                  1. Policies and procedures for referrals for routine, urgent and emergent care.

                  2. Policies and procedures for scheduling appointments for routine and urgent care.

                  3. Policies and procedures for the exchange of information of Head Start participants who are contractor enrollees.

                  4. Policies and procedures for follow-up and assuring the provision of health care services.

                  5. Policies and procedures for appealing denials of service and/or reductions in the level of service.

                  6. Policies and procedures for Head Start staff in supporting enforcement of contractor's health care delivery system policies and procedures for accessing all health care needs.

                  7. Policies and procedures addressing the need through prior authorization to utilize the contractor's established provider network and what will be done for out-of-network referrals in cases where the contractor does not have an appropriate participating provider in accordance with Article 4.8.7.

                  8. Policies and procedures for providing comprehensive medical examinations in accordance with EPSDT standards and addressing the need for an examination based on a Head Start referral if the enrollee has had an age-appropriate EPSDT examination (for infants) or an EPSDT examination (for children two
                           (2) to five (5) years old) within six (6) months of the referral date.

                  9. Policies and Procedures for Head Start's role in prevention activities or programs developed by the contractor.

         B. The contractor shall evaluate referred Head Start patients to determine the need for treatment/therapies for problems identified by staff of those programs. The contractor/PCP shall be responsible for providing treatment and follow-up information for medically necessary care.

         C. The contractor shall review referrals and provide appointments in accordance with Article 5.12. Denials of service requests or reduction in level of service, only after an evaluation is completed, shall be in writing, following the requirements in
                  Article 4.6.4.

4.3.3    SCHOOL-BASED YOUTH SERVICES PROGRAMS

         A. The contractor shall demonstrate to DMAHS that it has established a working linkage with school based youth services programs (SBYSP) that meet credentialing and scope of service requirements for services offered by these programs which are covered MCE services. (See Section B.4.6 of the Appendices for a list of SBYSPs).

                  1. SBYSP service provision must meet MCE contract requirements, e.g., twenty-four (24)-hour coverage.

                  2.       SBYSP employees must meet credentialing requirements.

         B. Such working linkages shall include, at minimum, an exchange of information on the following:

                  1. Policies and procedures for referrals for routine, urgent and emergent care, and standing referrals.

                  2. Policies and procedures for scheduling appointments for routine and urgent care.

                  3. Policies and procedures for the exchange of information of SBYSP participants who are contractor enrollees.

                  4. Policies and procedures for follow-up and assuring the provision of health care services.

                  5. Policies and procedures for appealing denials of service and/or reductions in the level of service.

                  6. Policies and procedures for SBYSP staff in supporting enforcement of contractor's health care delivery system policies and procedures for accessing all health care needs.

                  7. Policies and procedures addressing the need through prior authorization to utilize the contractor's established provider network and what will be done for out-of-network referrals in cases where the contractor does not have an appropriate participating provider in accordance with Article 4.8.7.

                  8. Policies and procedures for providing comprehensive medical examinations in accordance with EPSDT standards and addressing the need for an examination based on a SBYSP if the enrollee has had an age-appropriate EPSDT examination (for infants) or an EPSDT examination (for children two (2) to five (5) years) within six (6) months of the referral date.

                  9. Policies and Procedures for the SBYSP's role in prevention activities or programs developed by the contractor.

         C. The contractor shall evaluate referred SBYSP patients to determine the need for treatment/therapies for problems identified by staff of those programs. The contractor/PCP shall be responsible for providing treatment and follow-up information for medically necessary care for SBYSPs participants where there is no formal contractual/reimbursement relationship.

         D. The contractor shall review referrals and provide appointments in accordance with Article 5.12. Denials of service requests or reduction in level of service, only after an evaluation is completed, shall be in writing, following the requirements in
                  Article 4.6.4.

         E. The contractor shall provide the DMAHS with a description of its plans to meet the requirements of this contract provision in establishing a working linkage with SBYSPs.

4.3.4    LOCAL HEALTH DEPARTMENTS

         The contractor shall demonstrate to DMAHS that it has established a working linkage with local health departments (LHDs) that meet credentialing and scope of service requirements.

         The contractor should include linkages with LHDs especially for meeting the lead screening and toxicity treatment compliance standards required in this contract. The contractor shall refer lead-burdened children to LHDs for environmental investigation to determine and remediate the source of lead.

4.3.5    WIC PROGRAM REQUIREMENTS/ISSUES

         The contractor shall require its providers to refer potentially eligible women (pregnant, breast-feeding and postpartum), infants, and children up to age five, to established community Women, Infants and Children (WIC) programs. The referral shall include the information needed by WIC programs in order to provide appropriate services. The required information to be included with the referral is found on the sample forms in Section B.4.8 of the Appendices, the New Jersey WIC program medical referral form, and must be completed with the current (within sixty (60) days) height, weight, hemoglobin, or hematocrit, and any identified medical/nutritional problems for the initial WIC referral and for all subsequent certifications. The contractor shall submit a quarterly WIC referral report. (See Section A.7.14 of the Appendices (Table 12).)

4.3.6    COMMUNITY LINKAGES

         The contractor shall describe any relationships being explored, planned, and/or existing between the contractor and provider entities including for example:

         A.       Public health clinics or agencies

         B.       DYFS contracted Child Abuse Regional Diagnostic Centers

         C.       Environmental health clinics

         D.       Women's health clinics

         E.       Family Planning/Reproductive health clinics

         F.       Developmental disabilities clinics

4.4      COORDINATION WITH MENTAL HEALTH AND SUBSTANCE ABUSE SERVICES

         The State shall retain a separate Mental Health/Substance Abuse system for the coordination and monitoring of most mental health/substance abuse conditions. The contractor shall furnish MH/SA services to clients of DDD. However, as described below, the contractor shall retain responsibility for MH/SA screening, referrals, prescription drugs, higher-mode transportation, and for treatment of the conditions identified in Article 4.1.2B.

         A. Screening Procedures. Mental health and substance abuse problems shall be systematically identified and addressed by the enrollee's PCP at the earliest possible time following initial participation of the enrollee in the contractor or after the onset of a condition requiring mental health and/or substance abuse treatment. PCPs and other providers shall utilize mental health/substance abuse screening tools as set forth in Section B.4.9 of the Appendices as well as other mechanisms to facilitate early identification of mental health and substance abuse needs for treatment. The contractor may request permission to use alternative screening tools. The use of alternative screening tools shall be pre-approved by DMAHS. The lack of motivation of an enrollee to participate in treatment shall not be considered a factor in determining medical necessity and shall not be used as a rationale for withholding or limiting treatment of an enrollee.

                  The contractor shall present its policies and procedures regarding how its providers will identify enrollees with MH/SA service needs, how they will encourage these enrollees to begin treatment, and the screening tools to be used to identify enrollees requiring MH/SA services. The contractor should refer to the DSM-IV Primary Care Version in development of its procedures.

         B. Referrals. The contractor shall be responsible for referring or coordinating referrals of enrollees as indicated to Mental Health/Substance Abuse providers. In order to facilitate this, the contractor may contact DMHS or its agent (e.g., if the State contracts with a third party administrator (TPA) for a list of MH/SA providers. Enrollees may be referred to a MH/SA provider by the PCP, family members, other providers, State agencies, the contractor's staff, or may self-refer.

                  1. The contractor shall be responsible for referrals from MH/SA providers for medical diagnostic work-up to formulate a diagnosis or to effect the treatment of a MH/SA disorder and ongoing medical care for any enrollee with a MH/SA diagnosis and shall coordinate the care with the MH/SA provider. This includes the responsibility for physical examinations (with the exception of physical examinations performed in direct connection with the administration of Methadone, which will remain FFS), neurological evaluations, laboratory testing and radiologic examinations, and any other diagnostic procedures that are necessary to make the diagnostic determination between a primary MH/SA disorder and an underlying physical disorder, as well as for medical work-ups required for medical clearances prior to the provision of psychiatric medication or electroconvulsive therapy (ECT), or for transfer to a psychiatric/SA facility. Routine laboratory procedures ordered by treating MH/SA providers in conjunction with MH/SA treatment, for routine blood testing performed in conjunction with the administration of Clozapine and the other drugs listed in Article 4.1.4B for non-DDD enrollees, are not the responsibility of the contractor.

                  2. The contractor shall develop a referral process to be used by its providers which shall include providing a copy of the medical consultation and diagnostic results to the MH/SA provider. The contractor shall develop procedures to allow for notification of an enrollee's MH/SA provider of the findings of his/her physical examination and laboratory/radiological tests within twenty-four (24) hours of receipt for urgent cases and within five business days in non-urgent cases. This notification shall be made by phone with follow-up in writing when feasible.

         C.       Pharmacy Services. Except for the drugs specified in Article
                  4.1.4 (Clozapine, Risperidone, Olanzapine, etc.), all pharmacy services are covered by the contractor. This includes drugs prescribed by the contractor or MH/SA providers. The contractor shall only restrict or require a prior authorization for prescriptions or pharmacy services prescribed by MH/SA providers if one of the following exceptions is demonstrated:

                  1. The drug prescribed is not related to the treatment of substance abuse/dependency/addiction or mental illness or to any side effects of the psychopharmacological agents. These drugs are to be prescribed by the contractor's PCP or specialists in the contractor's network.

                  2. The prescribed drug does not conform to standard rules of the contractor's pharmacy plan.

                  3. The contractor, at its option, may require a prior authorization (PA) process if the number of prescriptions written by the MH/SA provider for MH/SA-related conditions exceed four (4) per month per enrollee. For drugs that require weekly prescriptions, these prescriptions shall be counted as one per month and not as four separate prescriptions. The contractor's PA process for the purposes of this section shall require review and prior approval by DMAHS.

         D. Prescription Abuse. If the contractor suspects prescription abuse by a MH/SA provider, the contractor shall contact DMAHS for investigation and decision of potentially excluding the provider from the NJ Medicaid program. The contractor shall provide the Department with any and all documentation.

         E. Inpatient Hospital Services for Enrollees who are not clients of DDD with both a Physical Health as well as a Mental Health/Substance Abuse Diagnosis. The contractor's financial and medical management responsibilities are as follows:

                  1. If the inpatient hospital admission of an enrollee who is not a client of DDD is for a physical health primary diagnosis, the contractor shall be responsible for inpatient hospital costs and medical management. Where psychiatric consultation is required to assist the contractor with mental health/substance abuse management, the State or its agent (e.g., a TPA) shall be responsible for authorizing the psychiatric consult/services provided during the inpatient stay. The State shall not require service authorization for at least one psychiatric consultation per inpatient admission. When a substance abuse disorder is known to be the primary diagnosis of an enrollee and a co-occurring psychiatric disorder is not a management concern, then the State or its agent may authorize that the consult/services be by an ASAM certified physician. The contractor shall coordinate inpatient MH/SA consultations and services with the enrollee's MH/SA provider as well as discharge planning and follow-up.

                  2. If the inpatient hospital admission of an enrollee who is not a client of DDD is for a mental health/substance abuse primary diagnosis, the inpatient stay will be paid by the State through the FFS program. The contractor shall provide and pay for participating providers who may be called in as consultants to manage any physical problems.

         F. Transportation. The contractor shall be responsible for all transportation through ambulance, Mobile Intensive Care Units (MICUs), and invalid coach modalities, even if the enrollee is being transported to a Medicaid or NJ FamilyCare service that is not included in the contractor's benefit package including to MH/SA services.

4.5      ENROLLEES WITH SPECIAL NEEDS

4.5.1    INTRODUCTION

         For purposes of this contract, adults with special needs includes complex/chronic medical conditions requiring specialized health care services, including persons with physical, mental, substance abuse, and/or developmental disabilities, including such persons who are homeless. Children with special health care needs are those who have or are at increased risk for a chronic physical, developmental, behavioral, or emotional condition and who also require health and related services of a type or amount beyond that required by children generally.

         In addition to the standards set forth in this Article, contractor shall make all reasonable efforts and accommodations to ensure that services provided to enrollees with special needs are equal in quality and accessibility to those provided to all other enrollees.

4.5.2    GENERAL REQUIREMENTS

         A. Identification and Service Delivery. The contractor shall have in place all of the following to identify and serve enrollees with special needs:

                  1. Methods for identifying persons at risk of, or having special needs who should be referred for a comprehensive needs assessment. (See Articles 4.5.4B and 4.6.5D for information on Complex Needs Assessments). Such methods should include the application of screening procedures/instruments for new enrollees as well as the conditions and indicators listed in Article 4.6.5D.1 and 2. These include review of hospital and pharmacy utilization and policies and procedures for providers or, where applicable, authorized persons, to make referrals of assessment candidates and for enrollees to self-refer for a Complex Needs Assessment.

                  2. Methods and guidelines for determining the specific needs of referred individuals who have been identified through a Complex Needs Assessment as having complex needs and developing care plans that address their service requirements with respect to specialist physician care, durable medical equipment, medical supplies, home health services, social services, transportation, etc. Article 4.5.4D contains additional information on Individual Health Care Plans.

                  3. Care management systems to ensure all required services, as identified through a Complex Needs Assessment, are furnished on a timely basis, and that communication occurs between participating and non-participating providers (to the extent the latter are used). Articles 4.5.4 and 4.6.5 contain additional information on care management.

                  4. Policies and procedures to allow for the continuation of existing relationships with non-participating providers, when appropriate providers are not available within network or it is otherwise considered by the contractor to be in the best medical interest of the enrollee with special needs. Articles 4.5.2D and 4.8.7G contain more specific standards for use of non-participating providers.

                  5. Methods to assure that access to all contractor-covered services, including transportation, is available for enrollees with special needs whose disabilities substantially impede activities of daily living. The contractor shall reasonably accommodate enrollees with disabilities and shall ensure that physical and communication barriers do not prohibit enrollees with disabilities from obtaining services from the contractor.

                  6. Services for enrollees with special needs must be provided in a manner responsive to the nature of a person's disability/specific health care need and include adequate time for the provision of the service.

         B. The contractor shall ensure that any new enrollee identified (either by the information on the Plan Selection form at the time of enrollment or by contractor providers after enrollment) as having complex/chronic conditions receives immediate transition planning. The planning shall be completed within a timeframe appropriate to the enrollee's condition, but in no case later than ten (10) business days from the effective date of enrollment when the Plan Selection form has an indication of special health care needs or within thirty
                  (30) days after special conditions are identified by a provider. This transition planning shall not constitute the IHCP described in Sections 4.5.4 and 4.6.5. Transition planning shall provide for a brief, interim plan to ensure uninterrupted services until a more detailed plan of care is developed. The transition planning process includes, but is not limited to:

                  1.       Review of existing care plans.

                  2. Preparation of a transition plan that ensures continuous care during the transfer into the contractor's network.

                  3. If durable medical equipment had been ordered prior to enrollment but not received by the time of enrollment, the contractor must coordinate and follow-through to ensure that the enrollee receives necessary equipment.

         C. Outreach and Enrollment Staff. The contractor shall have outreach and enrollment staff who are trained to work with enrollees with special needs, are knowledgeable about their care needs and concerns, and are able to converse in the different languages common among the enrolled population, including TDD/TT and American Sign Language if necessary.

         D. Specialty Care. The contractor shall have a procedure by which a new enrollee upon enrollment, or an enrollee upon diagnosis, who requires very complex, highly specialized health care services over a prolonged period of time, or with (i) a life-threatening condition or disease or (ii) a degenerative and/or disabling condition or disease, either of which requires specialized medical care over a prolonged period of time, may receive a referral to a specialist or a specialty care center with expertise in treating the life-threatening disease or specialized condition, who shall be responsible for and capable of providing and coordinating the enrollee's primary and specialty care.

                  If the contractor or primary care provider in consultation with the contractor's medical director and a specialist, if any, determines that the enrollee's care would most appropriately be coordinated by such specialist/specialty care center, the contractor shall refer the enrollee. Such referral shall be pursuant to a care plan approved by the contractor, in consultation with the primary care provider if appropriate, the specialist, care manager, and the enrollee (or, where applicable, authorized person). The contractor-participating specialist/specialty care center acting as both primary and specialty care provider shall be permitted to treat the enrollee without a referral from the enrollee's primary care provider and may authorize such referrals, procedures, tests and other medical services as the enrollee's primary care provider would otherwise be permitted to provide or authorize, subject to the terms of the care plan. If the specialist/specialty care center will not be providing primary care, then the contractor's rules for referrals apply. Consideration for policies and procedures should be given for a standing referral when on-going, long-term specialty care is required.

                  If the contractor refers an enrollee to a non contractor-participating provider, services provided pursuant to the approved care plan shall be provided at no additional cost to the enrollee. In no event shall the contractor be required to permit an enrollee to elect to have a non contractor-participating specialist/specialty care center.

                  For purposes of this Article a specialty care center shall mean the Centers of Excellence identified in Section B.4.10 of the Appendices. These centers have special expertise in treating life-threatening diseases/conditions and degenerative /disabling diseases/conditions.

         E. Dental. While the contractor must assure that enrollees with special needs have access to all medically necessary care, the State considers dental services to be an area meriting particular attention. The contractor, therefore, shall accept for network participation dental providers with expertise in the dental management of enrollees with developmental disabilities. All current providers of dental services to enrollees with developmental disabilities shall be considered for participation in the contractor's dental provider network. Credentialing and recredentialing standards must be maintained. The contractor shall make provisions for providers of dental services to enrollees with developmental disabilities to allow for limiting their dental practices at their choice to only those patients with developmental disabilities.

                  The contractor shall develop specific policies and procedures for the provision of dental services to enrollees with developmental disabilities. At a minimum, the policies and procedures shall address:

                  1. Special needs/issues of enrollees with developmental disabilities, including the importance of providing consultations and assistance to patient caregivers.

                  2. Provisions in the contractor's dental reimbursement system for initial and follow-up dental visits which may require up to 60 minutes on average to allow for a comprehensive dental examination and other services to include, but not limited to: a visual examination of the enrollee; appropriate radiographs; dental prophylaxis, including extra scaling and topical applications, such as fluoride treatments; non-surgical periodontal treatment, including root planing and scaling; the application of dental sealants on molars and premolars; thorough inquiries regarding patient medical histories; and most importantly, consultations with patient caregivers to establish a thorough understanding of proper dental management during visits.

                  3. Standards for dental visits that recognize the additional time that may be required in treatment of patients with developmental disabilities. Standards should allow for up to four (4) visits annually without prior authorization.

                  4. Provisions for home visits when medically necessary and where available.

                  5. Policies and procedures to ensure that providers specializing in the treatment of enrollees with developmental disabilities have adequate support staff to meet the needs of such patients.

                  6. Provisions for use and replacement of fixed as well as removable prosthetic devices as medically necessary and appropriate.

                  7. Provisions in the contractor's dental reimbursement system to reimburse dentists for the costs of preoperative and postoperative evaluations associated with dental surgery performed on patients with developmental disabilities. Preauthorization shall not be required for dental procedures performed during surgery on these patients for dentally appropriate restorative care provided under general anesthesia. Informed consent, signed by the enrollee or authorized person, must be obtained prior to the surgical procedure. Provisions should be made to evaluate such procedures as part of a post payment review process.

                  8. Provisions in the contractor's dental reimbursement system for dentists to receive reimbursement for the cost of providing oral hygiene instructions to caregivers to maintain a patient's overall oral health between dental visits. Such provisions shall include designing and implementing a "dental management" plan, coordinated by the care manager, for overseeing a patient's oral health.

                  9. The care manager of an enrollee with a developmental disability shall coordinate authorizations for dentally required hospitalizations by consulting with the plan's dental and medical consultants in an efficient and time-sensitive manner.

         F. After Hours. The contractor shall have policies and procedures to respond to crisis situations after hours for enrollees with special needs. Training sessions/materials and triage protocols for all staff/providers who respond to after-hours calls shall address enrollees with special needs. For example, protocols should recognize that a non-urgent condition for an otherwise healthy individual, such as a moderately elevated temperature, may indicate an urgent care need in the case of a child with a congenital heart anomaly.

         G. Behavior Problems. The contractor shall take appropriate steps to ensure that its care managers, network providers and Member Services staff are able to serve persons with behavior problems associated with developmental disabilities, including to the extent these problems affect their level of compliance. The contractor shall educate providers and staff about the nature of such problems and how to address them. The contractor shall identify providers who have expertise in serving persons with behavior problems.

         H. ADA Compliance. The contractor shall have written policies and procedures that ensure compliance with requirements of the Americans with Disabilities Act of 1990, and a written plan to monitor compliance to determine the ADA requirements are being met. The plan shall be sufficient to determine the specific actions that will be taken to remove existing barriers and/or to accommodate the needs of enrollees who are qualified individuals with a disability. The plan shall include the assurance of appropriate physical access to obtain included benefits for all enrollees who are qualified individuals with a disability including, but not limited to, the following:

                  1. Street level access or accessible ramp into facilities;

                  2.       Access to lavatory; and

                  3.       Access to examination rooms.

                  The contractor shall also address in its policies and procedures regarding ADA compliance the following issues:

                  1. Provider refusal to treat qualified individuals with disabilities, including but not limited to individuals with HIV/AIDS.

                  2. Contractor's role in ensuring providers receive available resource information on how to accommodate qualified individuals with a disability, particularly mobility impaired enrollees, in examination rooms and for examinations.

                  3. How the contractor will accommodate visual and hearing impaired individuals and assist its providers in communicating with these individuals.

                  4. How the contractor will accommodate individuals with communication-affecting disorders and assist its providers in communicating with these individuals.

                  5. Holding community events as part of its provider and consumer education responsibilities in places of public accommodation, i.e., facilities readily accessible to and useable by qualified individuals with disabilities.

                  6. How the contractor will ensure it will link qualified individuals with disabilities with the providers/specialists with the knowledge and expertise in treating the illness, condition, and special needs of the enrollees.

4.5.3    PROVIDER NETWORK REQUIREMENTS

         A. General. The contractor's provider network shall include primary care and specialist providers who are trained and experienced in treating individuals with special needs. The contractor shall ensure that such providers will be equally accessible to all enrollees covered under this contract.

                  1. The contractor shall operate a program to provide services for enrollees with special needs that emphasizes: (a) that providers are educated regarding the needs of enrollees with special needs; (b) that providers will reasonably accommodate enrollees with special needs; (c) that providers will assist enrollees in maximizing involvement in the care they receive and in making decisions about such care; and
                           (d) that providers maximize for enrollees with special needs independence and functioning through health promotions and preventive care, decreased hospitalization and emergency room care, and the ability to be cared for at home.

                  2. The contractor shall describe how its provider network will respond to the cultural and linguistic needs of enrollees with special needs.

                  3. The network shall include primary care providers and dentists whose clinical practice has specialized to some degree in treating one or more groups of children and adults with complex/chronic or disabling conditions. To the extent possible, children and adults with complex physical conditions should be in the care of board certified pediatricians and family practitioners or internists, respectively, or subspecialists, as appropriate.

                  4. The network shall include adult and pediatric subspecialists for cardiology, hematology/oncology, gastroenterology, emergency medicine, endocrinology, infectious disease, orthopedics, neurology, neurosurgery, ophthalmology, physiatry, pulmonology, surgery, and urology, as well as providers who have knowledge and experience in behavioral-developmental pediatrics, adolescent health, geriatrics, and chronic illness management.

                  5. The network shall include an appropriate and accessible number of institutional facilities, professional allied personnel, home care and community based services to perform the contractor-covered services included in this contract.

         B. SCHSNA. The contractor shall include in its provider network Special Child Health Services Network Agencies (SCHSNA) for children with special health care needs. These agencies are designated and approved by the Department of Health and Senior Services and include Pediatric Ambulatory Tertiary Centers (pediatric tertiary centers may also be used when a pediatric subspecialty is not sufficiently accessible in a county to meet the needs of the child), Regional Cleft Lip/Palate Centers, Pediatric AIDS/HIV Network, Comprehensive Regional Sickle Cell/Hemoglobinopathies Treatment Centers, PKU Treatment Centers, Genetic Testing and Counseling Centers, and Hemophilia Treatment Centers, and others as designated from time to time by the Department of Health and Senior Services. A list of such providers is found in Section B.4.10 of the Appendices.

         C. Credentialing. The contractor shall collect and maintain, as part of its credentialing process or through special survey process, information from licensed practitioners including pediatricians and pediatric subspecialists about the nature and extent of their experience in serving children with special health care needs including developmental disabilities.

4.5.4    CARE MANAGEMENT AND COORDINATION OF CARE FOR PERSONS WITH SPECIAL NEEDS

         A. The contractor shall provide coordination of care to actively link the enrollee to providers, medical services, residential, social and other support services as needed. For persons with special needs, care management shall be provided, but, for those with higher needs, as determined through the Complex Needs Assessment (the CNA is described in Article 4.6.5), the contractor shall provide care management at a higher level of intensity. (See Section B.4.12 of the Appendices for a flowchart of the three levels of care management.) Specific requirements for this highest level of care management are described below.

         B. Complex Needs Assessment. For enrollees with special needs, the contractor shall perform a Complex Needs Assessment no later than thirty (30) days (or earlier, if urgent) from initial enrollment if special needs are indicated on the Plan Selection Form or from the point of identification of special needs. See 4.6.5 for a description of the CNA.

         C. Experience and Caseload. Care managers for enrollees who require a higher level of care management will have the same role and responsibilities as the care manager for the lower intensity care management and additionally will address the complex intensive needs of the enrollee identified as being at "high risk" of adverse medical outcomes absent active intervention by the contractor. For example, a visually-impaired, insulin-dependent diabetic who requires frequent glucose monitoring, nutritional guidance, vision checks, and assistance in coordination with visits with multiple providers, therapeutic regimen, etc. The contractor shall provide intensive acute care services to treat individuals with multiple complex conditions. The number of medical and social services required by an enrollee in this level of care management will generally be greater, thus the number of linkages to be created, maintained, and monitored, including the promotion of communication among providers and the consumer and of continuity of care, will be greater. The contractor shall provide these enrollees greater assistance with scheduling appointments/visits. The intensity and frequency of interaction with the enrollee and other members of the treatment team will also be greater. The care manager shall contact the enrollee bi-weekly or as needed.

                  1. At a minimum, the care manager for this level of care management shall include, but is not limited to, individuals with an undergraduate or graduate degree in nursing or a graduate degree in social work and with at least two (2) years experience serving enrollees with special needs.

                  2. The contractor shall ensure that the care manager's caseload is adjusted, as needed, to accommodate the work and level of effort needed to meet the needs of the entire case mix of assigned enrollees including those determined to be high risk.

                  3. The contractor should include care managers with experience working with pediatric as well as adult enrollees with special needs.

         D. IHCPs. The contractor through its care manager shall ensure that an Individual Health Care Plan (IHCP) is developed and implemented as soon as possible, according to the circumstances of the enrollee. The contractor shall ensure the full participation and consent of the enrollee or, where applicable, authorized person and participation of the enrollee's PCP and other case managers identified through the Complex Needs Assessment (e.g. DDD case manager) in the development of the plan.

         E. The contractor shall provide written notification to the enrollee, or authorized person, of the level of care management approved and the name of the care manager as soon as the IHCP is completed. The contractor shall have a mechanism to allow for changing levels of care management as needs change.

         F. Offering of Service. The contractor shall offer and document the enrollee's response for this higher level care management to enrollees (or, where applicable, authorized persons) who, upon completion of a Complex Needs Assessment, are determined to have complex needs which merit development of an IHCP and comprehensive service coordination by a care manager. Enrollees shall have the right to decline coordination of care services; however, such refusal does not preclude the contractor from case managing the enrollee's care.

4.5.5    CHILDREN WITH SPECIAL HEALTH CARE NEEDS

         A. The contractor shall provide services to children with special health care needs, who may have or are suspected of having serious or chronic physical, developmental, behavioral, or emotional conditions (short-term, intermittent, persistent, or terminal), who manifest some degree of delay or disability in one or more of the following areas: communication, cognition, mobility, self-direction, and self-care; and with specified clinically significant disturbance of thought, behavior, emotions, or relationships that can be described as a syndrome or pattern, generally resulting from neurochemical dysfunction, negative environmental influences, or some combination of both. Services needed by these children may include but are not limited to psychiatric care and substance abuse counseling for DDD clients (appropriate referrals for all other pediatric enrollees); medications; crisis intervention; inpatient hospital services; and intensive care management to assure adherence to treatment requirements.

         B.       The contractor shall be responsible for establishing:

                  1. Methods for well child care, health promotion, and disease prevention, specialty care for those who require such care, diagnostic and intervention strategies, home therapies, and ongoing ancillary services, as well as the long-term management of ongoing medical complications.

                  2. Care management systems for assuring that children with serious, chronic, and rare disorders receive appropriate diagnostic work-ups on a timely basis.

                  3. Access to specialty centers in and out of New Jersey for diagnosis and treatment of rare disorders. A listing of specialty centers is included in Section
                           B.4.10 of the Appendices.

                  4. Policies and procedures to allow for continuation of existing relationships with out-of-network providers, when considered to be in the best medical interest of the enrollee.

         C. Linkages. The contractor shall have methods for coordinating care and creating linkages with external organizations, including but not limited to school districts, child protective service agencies, early intervention agencies, behavioral health, and developmental disabilities service organizations. At a minimum, linkages shall address:

                  1. Contractor's process for generating or receiving referrals, and sharing information;

                  2. Contractor's process for obtaining consent from enrollees or, where applicable, authorized persons to share individual beneficiary medical information; and

                  3. Ongoing coordination efforts (regularly scheduled meetings, newsletters, joint community based project).

         D. IEPs. The contractor shall cooperate with school districts to provide medically necessary contractor-covered services when included as a recommendation in an enrollee's Individualized Education Program (IEP) developed by the school district's child study team, e.g. recommended medications or DME. The contractor shall work with local school districts to develop and implement procedures for linking and coordinating services for children who need to receive medical services under an Individualized Education Plan, in order to prevent duplication of services, and to provide for cost effective services. Those services which are included in the IEP as required services are paid for by the school district, e.g. physical therapy. Services covered under the Special Education

                  Medicaid Initiative (SEMI) program, or not included in Article
                  4.1 of this contract, or not available under EPSDT are not the contractor's responsibility. The provision of services shall be based on medical necessity as defined in this contract.

         E. Early Intervention. The contractor shall cooperate with and coordinate its services with local Early Intervention Programs to provide medically necessary (as defined in this contract) contractor-covered services included in the Individualized Family Support Plan (IFSP). These programs are comprehensive, community based programs of integrated developmental services which use a family centered approach to facilitate the developmental progress of children between the ages of birth and three (3) years of age whose developmental patterns are atypical, or are at serious risk to become atypical through the influence of certain biological or environmental risk factors. At a minimum, the contractor must have policies and procedures for identifying children who are candidates for early intervention, making referrals through Special Child Health Services County Case Management Units (See Appendix B.4.11) in accordance with the Department of Health and Senior Services procedures for referrals, and sharing information with early intervention providers.

4.5.6    CLIENTS OF THE DIVISION OF DEVELOPMENTAL DISABILITIES

         A. The contractor shall provide all physical health services required by this contract as well as the MH/SA services included in the Medicaid State Plan to enrollees who are clients of DDD. The contractor shall include in its provider network a specialized network of providers who will deliver both physical as well as MH/SA services (in accordance with Medicaid program standards) to clients of DDD, and ensure continuity of care within that network.

         B. The contractor's specialized network shall provide disease management services for clients of DDD, which shall include participation in:

                  1. Care Management, including Complex Needs Assessment, development and implementation of IHCP, referral, coordination of care, continuity of care, monitoring, and follow-up and documentation.

                  2. Coordination of care across multi-disciplinary treatment teams to assist PCPs in identifying the providers within the network who will meet the specific needs and health care requirements of clients of DDD with both physical health and MH/SA needs and provide continuity of care with an identified provider who has an established relationship with the patient.

                  3. Apply quality improvement techniques/protocols to effect improved quality of life outcomes.

                  4. Design and implement clinical pathways and practice guidelines that will produce overall quality outcomes for specific diseases/conditions identified in clients of DDD.

                  5.       Medical treatment.

         C. The specialized provider network shall consist of credentialed providers for physical health and MH/SA services, who have experience and expertise in treating clients of DDD who have both physical health and MH/SA needs, and who can provide internal management of the complex care needs of these enrollees. The contractor shall ensure that the specialized provider network will be able to deliver identified physical health and MH/SA outcomes.

         D. Clients of DDD may, at their option, receive their physical health and/or MH/SA services from any qualified provider in the contractor's network. They are not required to receive their services through the contractor's specialized network.

         E. Individuals who are both DYFS clients and clients of DDD who voluntarily enroll shall receive MH/SA services through the contractor's network.


4.5.7    PERSONS WITH HIV/AIDS

         A. Pregnant Women. The contractor shall implement a program to educate, test and treat pregnant women with HIV/AIDS to reduce perinatal transmission of HIV from mother to infant. All pregnant women shall receive HIV education and counseling and HIV testing with their consent as part of their regular prenatal care. A refusal of testing shall be documented in the patient's medical record. Additionally, counseling and education regarding perinatal transmission of HIV and available treatment options (the use of Zidovudine [AZT] or most current treatment accepted by the medical community for treating this disease) for the mother and newborn infant should be made available during pregnancy and/or to the infant within the first months of life. The contractor shall submit a quarterly report on HIV referrals and treatment. (See Section
                  A.7.15 of the Appendices (Table 13).)

         B. Prevention. The contractor shall address the HIV/AIDS prevention needs of uninfected enrollees, as well as the special needs of HIV+ enrollees. The contractor shall establish:

                  1. Methods for promoting HIV prevention to all enrollees in the contractor's plan. HIV prevention information shall be consistent with the enrollee's age, sex, and risk factors as well as culturally and linguistically appropriate.

                  2. Methods for accommodating self-referral and early treatment.

                  3. A process to facilitate access to specialists and/or include HIV/AIDS specialists as PCPs.

         C. Traditional Providers. The contractor shall include traditional HIV/AIDS providers in its networks, including HIV/AIDS Specialty Centers (Centers of Excellence), and shall establish linkages with AIDS clinical educational programs to keep current on up-to-date treatment guidelines and standards.

         D. Current Protocols. The contractor shall establish policies and procedures for its providers to assure the use of the most current diagnosis and treatment protocols and standards established by the DHSS and the medical community.

         E. Care Management. The contractor shall develop and implement an HIV/AIDS care management program with adequate capacity to provide services to all enrollees who would benefit from HIV/AIDS care management services. Contractors shall establish linkage with Ryan White CARE Act grantees for these services either through a contract, MOA, or other cooperative working agreement approved by the Department.

         F. ADDP. The contractor shall have policies and procedures for supplying DHSS application forms and referring qualified NJ FamilyCare enrollees to the AIDS Drug Distribution Program
                  (ADDP). Qualified individuals, described in Article 8.5.16, receive protease inhibitors and certain anti-retrovirals solely through the ADDP. The contractor shall ensure timely referral for registration with the program to assure these individuals receive appropriate and timely treatment.

4.6      QUALITY MANAGEMENT SYSTEM

         A. The contractor shall provide for medical care and health services that comply with federal and State Medicaid and NJ FamilyCare standards and regulations and shall satisfy all applicable requirements of the federal and State statutes and regulations pertaining to medical care and services.

                  1. The contractor shall fulfill all its obligations under this contract so that all health care services required by its enrollees under this contract will meet quality standards within the acceptable medical practice of care for that individual, consistent with the medical community standards of care, and such services will comply with equal amount, duration, and scope requirements in this contract, as described in
                           Article 4.1.

         B. The contractor shall use its best efforts to ensure that persons and entities providing care and services for the contractor in the capacity of physician, dentist, CNP/CNS, physician's assistant, CNM, or other medical professional meet applicable licensing, certification, or qualification requirements under New Jersey law or applicable state laws in the state where service is provided, and that the functions and responsibilities of such persons and entities in providing medical care and services under this contract do not exceed those permissible under New Jersey law. This shall also include knowledge, training and experience in providing care to individuals with special needs.

4.6.1    QUALITY ASSESSMENT AND PERFORMANCE IMPROVEMENT PLAN

         A. General. The contractor shall implement and maintain a Quality Assessment and Performance Improvement program (QAPI) that is capable of producing prospective, concurrent, and retrospective analyses. Delegation of any QAPI activities shall not relieve the contractor of its obligations to perform all QAPI functions.

         B. Goals. The contractor's QAPI shall be based on HCFA Guidelines and shall:

                  1. Provide for health care that is medically necessary with an emphasis on the promotion of health in an effective and efficient manner;

                  2. Assess the appropriateness and timeliness of the care provided;

                  3. Evaluate and improve, as necessary, access to care and quality of care with a focus on improving enrollee outcomes; and

                  4. Focus on the clinical quality of medical care rendered to enrollees.

         C. Required Standards. The contractor's QAPI shall include all standards described in New Jersey modified QARI/QISMC (See Section B.4.14 of the Appendices). The following standards shall be included in addition to the QARI/QISMC requirements:

                  1. QM Committee. The contractor shall have adequate general liability insurance for members of the QM committee and subcommittees, if any. The committee shall include representation by providers who serve enrollees with special needs.

                  2. Medical Director. The contractor shall have on staff a Medical Director who is currently licensed in New Jersey as a Doctor of Medicine or Doctor of Osteopathic Medicine. The Medical Director shall be responsible for:

                           a. The development, implementation and medical interpretation of medical policies and procedures to guide and support the provision of medical care to enrollees;

                           b.       Oversight of provider recruitment
                                    activities;

                           c. Reviewing all providers' applications and making recommendations to those with contracting authority regarding credentialing and reappointing all providers prior to the providers' contracting (or renewal of contract) with the contractor's plan;

                           d. Continuing surveillance of the performance of providers in their provision of health care to enrollees;

                           e. Administration of all medical activities of the contractor;

                           f. Continuous assessment and improvement of the quality of care provided to enrollees;

                           g. Serving as Chairperson of Quality Management Committee; [Note: the medical director may designate another physician to serve as chairperson with prior approval from DMAHS.]

                           h. Oversight of provider education, in-service training and orientation;

                           i. Assuring that adequate staff and resources are available for the provision of proper medical care to enrollees; and

                           j. The review and approval of studies and responses to DMAHS concerning QM matters.

                  3. Enrollee Rights and Responsibilities. Shall include the right to the Medicaid Fair Hearing Process for Medicaid enrollees.

                  4. Medical Record standards shall address both Medical and Dental records. Records shall also contain notation of any cultural/linguistic needs of the enrollee.

                  5. Provider Credentialing. Before any provider may become part of the contractor's network, that provider shall be credentialed by the contractor. The contractor must comply with Standard IX of NJ modified QARI/QISMC (Section B.4.14 of the Appendices). Additionally, the contractor's credentialing procedures shall include verification that providers and subcontractors have not been suspended, debarred, disqualified, terminated or otherwise excluded from Medicaid, Medicare, or any other federal or state health care program. The contractor shall obtain federal and State lists of suspended/debarred providers from the appropriate agencies.

                  6. Institutional and Agency Provider Credentialing. The contractor shall have written policies and procedures for the initial quality assessment of institutional and agency providers with which it intends to contract. At a minimum, such procedures shall include confirmation that a provider has been reviewed and approved by a recognized accrediting body and is in good standing with State and federal regulatory bodies. If a provider has not been approved by a recognized accrediting body, the contractor shall develop and implement standards of participation. For home health agency and hospice agency providers, the contractor shall verify that the providers are licensed and meet Medicare certification participation requirements.

                  7. Delegation/subcontracting of QAPI activities shall not relieve the contractor of its obligation to perform all QAPI functions. The contractor shall submit a written request and a plan for active oversight of the QAPI activities to DMAHS for review and approval prior to subcontracting/delegating any QAPI responsibilities.

4.6.2    QAPI ACTIVITIES

         The contractor shall carry out the activities described in its QAPI. The contractor shall develop and submit to DMAHS annually an annual work plan of expected accomplishments which includes a schedule of clinical standards to be developed, medical care evaluations to be completed, and other key quality assurance activities to be completed. The contractor shall also prepare and submit to DMAHS an annual report on quality assurance activities which demonstrate the contractor's accomplishments, compliance and/or deficiencies in meeting its previous year's work plan and should include studies undertaken, subsequent actions, and aggregate data on utilization and clinical quality of medical care rendered.

         The contractor's quality assurance activities shall include, at a minimum:

         A. Guidelines. The contractor shall develop guidelines for the management of selected diagnoses and basic health maintenance, and shall distribute all standards, protocols, and guidelines to all providers.

         B. Treatment Protocols. The contractor may use treatment protocols, however, such protocols shall allow for adjustments based on the enrollee's medical condition and contributing family and social factors.

         C. Monitoring. The contractor shall have procedures for monitoring the quality and adequacy of medical care including:
                  1) assessing use of the distributed guidelines and 2) assessing possible under-treatment/under-utilization of services.

         D. Focused Evaluations. The contractor shall have procedures for focused medical care evaluations to be employed when indicators suggest that quality may need to be studied. The contractor shall also have procedures for conducting problem-oriented clinical studies of individual care.

         E. Follow-up. The contractor shall have procedures for prompt follow-up of reported problems and complaints involving quality of care issues.

         F. Utilization Data. The contractor shall conduct a quarterly analysis of utilization data, including inpatient utilization, and shall follow-up on cases of potential under- and over-utilization. Over- and under-utilization shall be determined based on comparison to established medical community standards. See Section A.7.7 of the Appendices (Table 5) for a description of utilization data to be submitted to the Department.

         G. Data Collection. The contractor shall have procedures for gathering and trending data including outcome data.

         H. Mortality Rates. The contractor shall review inpatient hospital mortality rates of its enrollees.

         I. Corrective Action. The contractor shall have procedures for informing providers of identified deficiencies, conducting ongoing monitoring of corrective actions, and taking appropriate follow-up actions, such as instituting progressive sanctions and appeal processes. The contractor shall conduct reassessments to determine if corrective action yields intended results.

         J. Discharge Planning. The contractor shall have procedures to ensure adequate discharge planning, and to include coordination with services enrollees with special needs.

         K. Ethical Issues. The contractor shall comply and monitor its providers for compliance with state and federal laws and regulations concerning ethical issues, including but not limited to:

                  -        Advance Directives
                  -        Family Planning services for minors
                  -        Other issues as identified

                  Contractor shall submit report annually or within thirty (30) days to DMAHS with changes or updates to the policies.

         L. Emergency Care. The contractor shall have methods to track emergency care utilization and to take follow-up action, including individual counseling, to improve appropriate use of urgent and emergency care settings.

         M. New Medical Technology. The contractor shall have policies and procedures for criteria which are based on scientific evidence for the evaluation of the appropriate use of new medical technologies or new applications of established technologies including medical procedures, drugs, devices, assistive technology devices, and DME.

         N. Informed Consent. The contractor is required and shall require all participating providers to comply with the informed consent forms and procedures for hysterectomy and sterilization as specified in 42 C.F.R. Part 441, Sub-part B, and shall include the annual audit for such compliance in its quality assurance reviews of participating providers. Copies of the forms are included in Section B.4.15 of the Appendices.

         O. Continuity of Care. The contractor's Quality Management Plan shall include a continuity of care system including a mechanism for tracking issues over time with an emphasis on improving health outcomes, as well as preventive services and maintenance of function for enrollees with special needs.

         P. HEDIS. The contractor shall submit annually, on a date specified by the State, HEDIS 3.0 data or more updated version, stratified by eligibility group: 1) aged, blind, and disabled; 2) AFDC/TANF; and 3) NJ FamilyCare and aggregate population data as well as, if available, the contractor's commercial and Medicare enrollment HEDIS data for its aggregate, enrolled commercial and Medicare population in the State or region (if these data are collected and reported to DHSS, a copy of the report should be submitted also to DMAHS) the following clinical indicator measures:

                                                                Report Period
                  Reporting Set Measures                        by Contract Year
                  ----------------------                        ----------------
                  childhood immunization status                        annually
                  adolescent immunization status                       annually
                  well-child care                                      annually
                  prenatal care in the first trimester                 annually
                  low birth weight babies                              annually
                  check ups after delivery                             annually
                  prenatal care utilization                            annually

         Q. Quality Improvement Projects (QIPs). The contractor shall participate in QIPs defined annually by the State with input from the contractor. The State will, with input from the contractor and possibly other MCEs, define measurable improvement goals and QIP-specific measures which shall serve as the focus for each QIP. The contractor shall be responsible for designing and implementing strategies for achieving each QIP's objectives. At the beginning of each contract year the contractor shall present a plan for designing and implementing such strategies, which shall receive approval from the State prior to implementation. The contractor shall then submit semiannual progress reports summarizing performance relative to each of the objectives of each contract year.

                  For year one the QIPs shall be the two areas identified below. The external review organization (ERO) under contract with DHS shall prepare a final report for year one that will contain data, using State-approved sampling and measurement methodologies, for each of the two measures below. Future contract year QIPs shall be defined by the DHS and incorporated into the contract by amendment.

                  For each measure the DHS will identify a baseline and a compliance standard. The baselines in the following chart are the year one QIPs. They are based on 1995 and 1996 focused studies conducted by the ERO or MCE self-reported data (for immunizations). Baseline data, target standards, and compliance standards shall be established or updated by the State.

                  If DHS determines that the contractor is not in compliance with the requirements of the annual QIP objectives, either based on the contractor's progress report or the ERO's report, the contractor shall prepare and submit a corrective action plan for DHS approval.

                  1.       Well-Child Care (EPSDT)

                           The QIP for Well-Child Care shall focus upon achieving compliance with the EPSDT periodicity schedule (See Article 4.2.6) in the following three priority areas:

Clinical Area                         Baseline    Target Standard    Compliance Std.
------------------------------------------------------------------------------------
Age-appropriate
Comprehensive exams

0 - 24 months                         28%         80%                50%
2 - 4 yr olds                         28%         80%                50%
4 - 6 yr olds (at least 1 visit)      63%         80%                65%
12 - 20 yr olds (at least 1 visit)    45%         80%                50%

------------------------------------------------------------------------------------
Immunizations
2 year olds (combined rate)           75%         80%                80%
------------------------------------------------------------------------------------
Lead screens (6 months through        39%         80%                50%
4 yr olds)
------------------------------------------------------------------------------------
Annual Dental Visit -
3 - 12 yr olds                        23%         80%                50%
13 - 21 yr olds                       10%         80%                40%
------------------------------------------------------------------------------------

                  2.       Prenatal Care and Pregnancy Outcome

                           The QIP for Prenatal Care and Pregnancy Outcome shall focus upon achieving improvements in compliance with prenatal care protocols and in obtaining positive pregnancy outcomes

Clinical Area                         Baseline    Target Standard    Compliance Std.
-----------------------------------------------------------------------------------
Initial visit in first trimester
or within 6 wks of enrollment         58%         85%                70%
-----------------------------------------------------------------------------------
Adequate frequency of prenatal        55%         85%                70%
care
-----------------------------------------------------------------------------------
Low birth weight babies
1500 grams or less                    1%          -                  1%
2500 grams or less                    8%          -                  6%
-----------------------------------------------------------------------------------
Post partum exam within 60
days after delivery                   39%         75%                50%
-----------------------------------------------------------------------------------

         R. Care for Persons with Disabilities and the Elderly (Defined as SSI-Aged and New Jersey Care - Aged enrollees and SSI and New Jersey Care enrollees with disabilities)

                  1. General. The contractor's Quality Committee shall promote improved or clinical outcomes and enhanced quality of life for elderly enrollees and enrollees with disabilities. The Quality Committee shall:

                           a.       Oversee quality of life indicators, such as:

                                    i.       Degree of personal autonomy;
                                    ii.      Provision of services and supports
                                             that assist people in exercising
                                             medical and social choices;
                                    iii.     Self-direction of care to the
                                             greatest extent appropriate; and
                                    iv.      Maximum use of natural support
                                             networks.

                           b. Review persistent or significant complaints from elderly enrollees and enrollees with disabilities or their authorized person, identified through contractors' complaint procedures and through external oversight;

                           c. Review quality assurance policies, standards and written procedures to ensure they adequately address the needs of elderly enrollees and enrollees with disabilities;

                           d. Review utilization of services, including any relationship to adverse or unexpected outcomes specific to elderly enrollees and enrollees with disabilities;

                           e. Develop written procedures and protocols for at least the following:

                                    i.       Assessing the quality of complex
                                             health care/care management;
                                    ii.      Ensuring contractor compliance with
                                             the Americans with Disabilities
                                             Act; and
                                    iii.     Instituting effective health
                                             management protocols for elderly
                                             enrollees and enrollees with
                                             disabilities.

                           f. Develop and test methods to identify and collect quality measurements including measures of treatment efficacy of particular relevance to elderly enrollees and enrollees with disabilities.

                           g. The contractor shall submit an annual report of the quality activities of this Article.

                  2. Initiatives for Aged. The contractor shall implement specific initiatives for the aged population through the development of programs and protocols approved by DMAHS including:

                           a. The contractor shall develop a program to ensure provision of the pneumococcal vaccine and influenza immunizations, as recommended by the Centers for Disease Control (CDC). The adult preventive immunization program shall include the following components:

                                    i.       Development, distribution, and
                                             measurement of PCP compliance with
                                             practice guidelines;
                                    ii.      Educational outreach for enrollees
                                             and practitioners;
                                    iii.     Access for ambulatory and homebound
                                             enrollees; and
                                    iv.      Mechanism to report to DMAHS, via
                                             encounter data, all immunizations
                                             given.

                           b. The contractor shall develop a program to ensure the provision of preventive cancer screening services including, at a minimum, mammography and prostate cancer screening. The program shall include the following components:

                                    i.       Measurement of provider compliance
                                             with performance standards;
                                    ii.      Education outreach for both
                                             enrollees and practitioners
                                             regarding preventive cancer
                                             screening services;
                                    iii.     Mammography services for women ages
                                             sixty-five (65) to seventy-five
                                             (75) offered at least annually;
                                    iv.      Screen for prostate cancer
                                             scheduled for enrollees aged
                                             sixty-five (65) to seventy-five
                                             (75) at least every two (2) years;
                                             and
                                    v.       Documentation on medical records of
                                             all tests given, positive findings
                                             and actions taken to provide
                                             appropriate follow-up care.

                           c. The contractor shall develop specific programs for the care of enrollees identified with congestive heart failure, chronic obstructive lung disease (COPD), diabetes, hypertension, and depression. The program shall include the following:

                                    i.       Written quality of care plan to
                                             monitor clinical management,
                                             including diagnostic,
                                             pharmacological, and functional
                                             standards and to evaluate outcomes
                                             of care;
                                    ii.      Measurement and distribution to
                                             providers of reports on outcomes of
                                             care;
                                    iii.     Educational programming for
                                             enrollees and significant
                                             caregivers which emphasizes
                                             self-care and maximum independence;
                                    iv.      Educational materials for clinical
                                             providers in the best practices of
                                             managing the disease;
                                    v.       Evaluation of effectiveness of each
                                             program by measuring outcomes of
                                             care; and

                           d. The contractor shall develop a program to manage the care for enrollees identified with cognitive impairments. The program shall include the following:

                                    i.       Written quality of care plans to
                                             monitor clinical management,
                                             including functional standards, and
                                             to evaluate outcomes of care;
                                    ii.      Measurement and distribution to
                                             providers of reports on outcomes of
                                             care;
                                    iii.     Educational programming for
                                             significant caregivers which
                                             emphasizes community based care and
                                             support systems for caregivers; and
                                    iv.      Educational materials for clinical
                                             providers in the best practices of
                                             managing cognitive impairments.

                           e.       Initiatives to Prevent Long Term
                                    Institutionalization: Contractor shall
                                    develop a program to prevent unnecessary or inappropriate nursing facility admissions for the ABD, dually eligible population. This program shall include, but is not limited to, the following:

                                    i.       Identification of medical and
                                             social conditions that indicate
                                             risk of being institutionalized;
                                    ii.      Monitoring and risk assessment
                                             mechanisms that assist PCPs and
                                             others to identify enrollees
                                             at-risk of institutionalization;
                                    iii.     Protocols to ensure the timely
                                             provision of appropriate preventive
                                             care services to at-risk enrollees.
                                             Such protocols should emphasize
                                             continuity of care and coordination
                                             of services; and
                                    iv.      Provision of home/community
                                             services covered by the contractor
                                             as needed.

                           f.       Abuse and Neglect Identification Initiative:
                                    Contractor shall develop a program on
                                    prevention, awareness, and treatment of
                                    abuse and neglect of enrollees, to include the following:

                                    i.       Diagnostic tools for identifying
                                             enrollees who are experiencing or
                                             who are at risk of abuse and
                                             neglect;
                                    ii.      Protocols and interventions to
                                             treat abuse and neglect of
                                             enrollees, including ongoing
                                             evaluation of the effectiveness of
                                             these protocols and interventions;
                                             and
                                    iii.     Coordination of these efforts
                                             through the PCP.

                  3. QIP for Persons with Disabilities and the Elderly. The contractor shall cooperate with the DMAHS and the ERO in providing the data and in participating in the QIP studies for persons with disabilities and the elderly. The study and final report will be conducted and prepared by the ERO.

                           a.       Preventive Medicine

                                    i.       Influenza vaccinations rates:
                                             percentage of enrollees who have
                                             received an influenza vaccination
                                             in the past year;
                                    ii.      Pneumonia vaccination rate:
                                             percentage of enrollees who have
                                             received the pneumonia vaccination
                                             at any time.
                                    iii.     Biennial eye examination:
                                             percentage of enrollees receiving
                                             vision screening in the past two
                                             (2) years;
                                    iv.      Biennial hearing examination:
                                             percentage of enrollees receiving
                                             hearing screening in the past two
                                             (2) years;

                                    v.       Screening for smoking: percentage
                                             of enrollees who reported smoking
                                             tobacco, and percentage of those
                                             encouraged to stop smoking during
                                             the past year;
                                    vi.      Screening for drug abuse:
                                             percentage of enrollees reporting
                                             alcohol utilization in the
                                             substance abuse risk areas, and
                                             percentage of those referred for
                                             counseling; and
                                    vii.     Screening for colon cancer:
                                             percentage of enrollees who
                                             received this service in the past
                                             two (2) years.

                           b.       Congestive Heart Failure (CHF):

                                    i.       The number of enrollees diagnosed
                                             with CHF;
                                    ii.      The number hospitalized for CHF and
                                             average lengths of stay;
                                    iii.     Percentage of enrollees for whom
                                             Angiotensin Converting Enzyme (ACE)
                                             Inhibitors were prescribed;
                                    iv.      Percentage for whom cardiac
                                             arrhythmias were diagnosed;
                                    v.       CHF readmission rate (the number of
                                             enrollees admitted more than once
                                             for CHF during the past year);
                                    vi.      CHF readmission rate ratio (the
                                             ratio of enrollees admitted more
                                             than once for CHF compared to
                                             enrollees admitted only once);
                                    vii.     Percentage who died during the past
                                             year in hospitals; and
                                    viii.    Percentage who died during the past
                                             year in non-hospital settings.

                           c.       Hypertension:

                                    i.       The number of enrollees identified
                                             as hypertensive using HEDIS
                                             measures
                                    ii.      Percentage who received a blood
                                             test for cholesterol or LDL.

         S. For the elderly and enrollees with disabilities, the contractor shall monitor and report outcomes annually to DMAHS of the following quality indicators of potential adverse outcomes and provide for appropriate education, outreach and care management, and quality improvement activities as indicated:

                  1.       Aspiration pneumonia
                  2.       Injuries, fractures, and contusions
                  3.       Decubiti
                  4.       Seizure management

         T. MH/SA Services for Clients of DDD. In addition to including clients of DDD and MH/SA services for clients of DDD in other required reports, the contractor shall monitor and report on the following measures: 1) timely outpatient follow-up to intensive treatment, defined as the percentage of enrollees discharged from acute treatment who receive ambulatory services within 7 days; and 2) adequacy of outpatient follow-up, defined as the percentage of enrollees discharged from an inpatient hospital who attend a minimum of one ambulatory service appointment per month for four months.

         U. The contractor shall provide to DMAHS for review and approval a written description of its compensation methodology for marketing representatives, including details of commissions, financial incentives, and other income.

         V. Provider Performance Measures. The contractor shall conduct a multi-dimensional assessment of a provider's performance, and utilize such measures in the evaluation and management of those providers. Data shall be supplied to providers for their management activities. The contractor shall indicate in its QAPI/Utilization Management Plan how it will address this provision subject to DHS approval. At a minimum, the evaluation management approach shall address the following:

                  1. Resource utilization of services, specialty and ancillary services;

                  2.       Clinical performance measures on outcomes of care;

                  3.       Maintenance and preventive services;

                  4. Enrollee experience and perceptions of service delivery; and

                  5.       Access.

                  For MH/SA services provided to enrollees who are clients of DDD the contractor shall report MH/SA utilization data to its providers.

         W. Member Satisfaction. The State will assess member satisfaction of contractor services by conducting surveys employing the Consumer Assessments of Health Plans Study (CAHPS) survey, or another survey instrument specified by the State. The survey shall be stratified to capture statistically significant results for all categories of New Jersey Care 2000+ enrollees including AFDC/TANF, DYFS, SSI and New Jersey Care Aged, Blind and Disabled, NJ FamilyCare, pregnant and parenting women, and racial and linguistic minorities. Sample size, sample selection, and implementation methodology shall be determined by the State, with contractor input, to assure comparability of results across State contractors.

                  The State will select an independent survey administrator to perform the survey on behalf of all of the State's New Jersey Care 2000+ contractors.

                  The contractor shall fully cooperate with the State and the independent survey administrator such that final, analyzed survey results shall be available from the survey administrator to the State, in a format approved by the State, by a date specified by the State of each contract year. Within sixty (60) days of receipt of the final, analyzed survey results sent to the contractor, it shall identify leading sources of enrollee dissatisfaction, specify additional measurement or intervention efforts developed to address enrollee dissatisfaction, and a timeline, subject to State approval, indicating when such activities will be completed. A status report on the additional measurement or intervention efforts shall be submitted to the State by a date specified by DMAHS. The contractor shall respond to and submit a corrective action to address and correct problems and deficiencies found through the survey.

                  If the contractor conducts a member satisfaction survey of its own, it shall send to DMAHS the results of the survey.

         X. Focus Groups. The State will annually conduct four focus groups with enrolled populations identified by the State and communicated in writing to the contractor. Objectives for the focus groups will be collaboratively developed by the State and the contractor. For the first contract year, two focus groups each will be conducted with enrollees who have communication-affecting disorders and with enrollees who are elderly.

                  Focus group results will be reported by the State. The contractor shall identify opportunities for improvement identified through the focus groups, specify additional measurement or intervention efforts developed to address the opportunities for improvement, and a timeline, subject to State approval, indicating when such activities will be completed. A status report on the additional measurement or intervention efforts shall be submitted annually to the State by a date specified by DMAHS.

         Y. ERO. Other "areas of concern" shall be monitored through the external review process. The External Review Organization
                  (ERO) shall, in its monitoring activities, validate the contractor's protocols, sampling, and review methodologies.

         Z. Community/Health Education Advisory Committee. The contractor shall establish and maintain a community advisory committee, consisting of persons being served by the contractor, including enrollees or authorized persons, individuals and providers with knowledge of and experience with serving elderly people or people with disabilities; and representatives from community agencies that do not provide contractor-covered services but are important to the health and well-being of members. The committee shall meet at least quarterly and its input and recommendations shall be employed to inform and direct contractor quality management activities and policy and operations changes. The contractor shall submit a narrative annual report indicating the constituencies on this committee, as well as the committee's activities throughout the year.

         AA. Provider Advisory Committee. The contractor shall establish and maintain a provider advisory committee, consisting of providers contracting with the contractor to serve enrollees. At least two providers on the committee shall maintain practices that predominantly serve Medicaid beneficiaries and other indigent populations, in addition to at least one other practicing provider on the committee who has experience and expertise in serving enrollees with special needs. The committee shall meet at least quarterly and its input and recommendations shall be employed to inform and direct contractor quality management activities and policy and operations changes. The contractor shall submit a narrative annual report indicating the constituencies on this committee, as well as the committee's activities throughout the year.

4.6.3    REFERRAL SYSTEMS

         A. The contractor shall have a system whereby enrollees needing specialty medical and dental care will be referred timely and appropriately. The system shall address authorization for specific services with specific limits or authorization of treatment and management of a case when medically indicated (e.g., treatment of a terminally ill cancer patient requiring significant specialist care). The contractor shall maintain and submit a flow chart accurately describing the contractor's referral system, including the title of the person(s) responsible for approving referrals. The following items shall be contained within the referral system:

                  1. Procedures for recording and tracking each authorized referral.

                  2. Documentation and assurance of completion of referrals.

                  3. Policies and procedures for identifying and rescheduling broken referral appointments with the providers and/or contractor as appropriate (e.g. EPSDT services).

                  4. Policies and procedures for accepting, resolving and responding to verbal and written enrollee requests for referrals made to the PCP and/or contractor as appropriate. Such requests shall be logged and documented. Requests that cannot be decided upon immediately shall be responded to in writing no later than five (5) business days from the date of receipt of the request (with a call made to the enrollee on final disposition) and postmarked the next day.

                  5. Policies and procedures for proper notification of the enrollee and where applicable, authorized person, the enrollee's provider, and the enrollee's care manager, including notice of right to appeal and/or right to a request a second opinion when services are denied.

                  6. A referral form which can be given to the enrollee or, where applicable, an authorized person to take to a specialist.

                  7. Referral form mailed, faxed, or sent by electronic means directly to the referral provider.

                  8. Telephoned authorization for urgent situations or when deemed appropriate by the enrollee's PCP or the contractor.

                  9. Where applicable, the contractor must also notify the contractor care manager or authorized person.

         B. The contractor shall provide a mechanism to assure the facilitation of referrals when traveling by an enrollee (especially when very ill) from one location to another to pick-up and deliver forms can cause undue hardship for the enrollee. Referrals from practitioners or prior authorizations by the contractor shall be sent/processed within two (2) working days of the request, one (1) day for urgent cases. The contractor shall have procedures to allow enrollees to receive a standing referral to a specialist in cases where an enrollee needs ongoing specialty care.

         C. The contractor shall not impose an arbitrary number of attempted dental treatment visits by a PCD as a condition prior to the PCD initiating any specialty referral requests.

         D. The contractor shall authorize any reasonable referral request from a PCP/PCD without imposing any financial penalties to the same PCP/PCD.

         E. All final decisions regarding denials of referrals, PAs, treatment and treatment plans for non-emergency services shall be made by a physician and/or peer physician specialist or by a dentist/dental specialist in the case of dental services. Prior authorization decisions for non-emergency services shall be made within ten (10) business days or sooner as required by the needs of the enrollee.

4.6.4    UTILIZATION MANAGEMENT

         A. Utilization Review Plan. The contractor shall develop a written Utilization Review Plan that includes all standards described in the NJ modified QARI/QISMC (See Section B.4.14 of the Appendices). The written plan shall also include policies and procedures that address the following:

                  1. The contractor shall not deny benefits to require enrollees and providers to go through the appeal process in an effort to forestall and reduce needed benefits. The contractor shall provide all medically necessary services covered by the NJ Division of Medical Assistance and Health Services program in this contract. If a dispute arises concerning the provision of a service or the level of service, the service, if initiated, shall be continued until the issue is resolved.

                  2. Utilization Management Committee. The committee shall have written parameters for operating and will meet on a regular schedule, defined to be at least quarterly. Committee members shall be clearly identified and representative of the contractor's providers, accountable to the medical director and governing body, and shall maintain appropriate documentation of the committee's activities, findings, recommendations, and actions.

                  3. Data Collection and Reporting. The plan shall provide for systematic utilization data collection and analysis, including profiling of provider utilization patterns and patient results. The contractor must use aggregate data to establish utilization patterns, allow for trend analysis, and develop statistical profiles of both individual providers and all network providers. Such data shall be regularly reported to the contractor management and contractor providers. The plan shall also provide for interpretation of the data to providers.

                  4. Corrective Action. The plan shall include procedures for corrective action and follow-up activities when problems in utilization are identified.

                  5. Roles and Responsibilities. The plan shall clearly define the roles, functions, and responsibilities of the utilization management committee and medical director.

                  6. Prohibitions on Compensation. The contractor or the contractor's delegated utilization review agent shall not permit or provide compensation or anything of value to its employees, agents or contractors based on:

                           a. Either a percentage of the amount by which a claim is reduced for payment or the number of claims or the cost of services for which the person has denied authorization or payment; or

                           b. Any other method that encourages the rendering of an adverse determination.

                  7. Retrospective Review. If a health care service has been pre-authorized or approved, the specific standards, criteria or procedures used in the determination shall not be modified pursuant to retrospective review.

                  8. Collection of Information. Only such information as is necessary to make a determination shall be collected. During prospective or concurrent review, copies of medical records shall only be required when necessary to verify that the health care services subject to review are medically necessary. In such cases, only the relevant sections of the records shall be required. Complete or partial medical records may be requested for retrospective reviews. In no event shall such information be reviewed by persons other than health care professionals, registered health information technicians, registered health information administrators, or administrative personnel who have received appropriate training and who will safeguard patient confidentiality.

                  9. Prohibited Actions. Neither the contractor's UM committee nor its utilization review agent shall take any action with respect to an enrollee or a health care provider that is intended to penalize or discourage the enrollee or the enrollee's health care provider from undertaking an appeal, dispute resolution or judicial review of an adverse determination.

         B. Prior Authorization. The contractor shall have policies and procedures for prior-authorization. Prior authorization shall be conducted by a currently licensed, registered or certified health care professional, including a registered nurse or a physician who is appropriately trained in the principles, procedures and standards of utilization review. The following timeframes and requirements shall apply to all prior authorization determinations:

                  1. Routine determinations. Prior authorization determinations for non-urgent services shall be made and a notice of determination provided by telephone and in writing to the provider within ten (10) business days (or sooner as required by the needs of the enrollee) of receipt of necessary information sufficient to make an informed decision.

                  2. Urgent determinations. Prior authorization determinations for urgent services shall be made within twenty-four (24) hours of receipt of the necessary information.

                  3. Determination for Services that have been delivered. Determinations involving health care services which have been delivered shall be made within thirty (30) days of receipt of the necessary information.

                  4. Adverse Determinations. A physician and/or a physician peer reviewer shall make the final determination in all adverse determinations.

                  5. Continued/Extended Services. A utilization review agent shall make a determination involving continued or extended health care services, or additional services for an enrollee undergoing a course of continued treatment prescribed by a health care provider and provide notice of such determination to the enrollee or the enrollee's designee, which may be satisfied by notices to the enrollee's health care provider, by telephone and in writing within one (1) business day of receipt of the necessary information. Notification of continued or extended services shall include the number of extended services approved, the new total of approved services, the date of onset of services and the next review date. For services that require multiple visits, a series of tests, etc. to complete the service, the authorized time period shall be adequate to cover the anticipated span of time that best fits the service needs and circumstances of each individual enrollee.

                  6. Reconsiderations. The contractor shall have policies and procedures for reconsideration in the event that an adverse determination is made without an attempt to discuss such determination with the referring provider. Determinations in such cases shall be made within the timeframes established for initial considerations.

                  7. The contractor shall provide written notification to enrollees and/or, where applicable, an authorized person at the time of denial, deferral or modification of a request for prior approval to provide a medical/dental service(s), when the following conditions exist:

                           a. The request is made by a medical/dental or other health care provider who has a formal arrangement with the contractor to provide services to the enrollee.

                           b. The request is made by the provider through the formal prior authorization procedures operated by the contractor.

                           c. The service for which prior authorization is requested is a Medicaid covered service for which the contractor has established a prior authorization requirement.

                           d. The prior authorization decision is being made at the ultimate level of responsibility within the contractor's organization for approving, denying, deferring or modifying the service requested but prior to the point at which the enrollee must initiate the contractor's grievance procedure.

                  8. Notice of Action. Written notification shall be given on a standardized form approved by the Department and shall inform the provider, enrollee or authorized person of the following:

                           a. The effective date of the denial, reduction of service, or other medical coverage determination;

                           b. The enrollee's rights to, and method for obtaining, a State hearing (Fair Hearing and/or IURO) to contest the denial, deferral or modification action;

                           c.       The enrollee's right to represent
                                    himself/herself at the State hearing or to be represented by legal counsel, friend or other spokesperson;

                           d. The action taken by the contractor on the request for prior authorization and the reason for such action including clinical rationale and the underlying contractual basis or Medicaid authority;

                           e.       The name and address of the contractor;

                           f. Notice of internal (contractor) appeal rights and instructions on how to initiate such appeal;

                           g. Notice of the availability, upon request, of the clinical review criteria relied upon to make the determination;

                           h. The notice to the enrollee shall inform the enrollee that he or she may file an appeal concerning the contractor's action using the contractor's appeal procedure prior to or concurrent with the initiation of the State hearing process;

                           i. The contractor shall notify enrollees, and/or authorized persons within the time frames set forth in this contract;

                  9. In no instance shall the contractor apply prior authorization requirements and utilization controls that effectively withhold or limit medically necessary services, or establish prior authorization requirements and utilization controls that would result in a reduced scope of benefits for any enrollee.

         C. Appeal Process for UM Determinations. The contractor shall have policies and procedures for the appeal of utilization management determinations and similar determinations. In the case of an enrollee who was receiving a covered service (from the contractor, another contractor, or the Medicaid Fee-for-Service program) prior to the determination, the contractor shall continue to provide the same level of service while the determination is in appeal. However, the contractor may require the enrollee to receive the service from within the contractor's provider network, if equivalent care can be provided within network.

                  1. The contractor shall provide that an enrollee, and any provider acting on behalf of the enrollee with the enrollee's consent (enrollee's consent shall not be required in the case of a deceased patient, or when an enrollee has relocated and cannot be found), may appeal any UM decision resulting in a denial, termination, or other limitation in the coverage of and access to health care services in accordance with this contract and as defined in C.2 under the procedures described in this Article. Such enrollees and providers shall be provided with a written explanation of the appeal process upon the conclusion of each stage in the appeal process.

                  2. Appealable decision means, at a minimum, any of the following:

                           a. An adverse determination under a utilization review program;
                           b.       Denial of access to specialty and other
                                    care;
                           c.       Denial of continuation of care;
                           d.       Denial of a choice of provider;
                           e. Denial of coverage of routine patient costs in connection with an approved clinical trial;
                           f.       Denial of access to needed drugs;
                           g. The imposition of arbitrary limitation on medically necessary services; or
                           h.       Denial of payment for a benefit.

                  3. Hearings. If the contractor provides a hearing to the enrollee on the appeal, the enrollee shall have the right to representation. The contractor shall permit the enrollee to be accompanied by a representative of the enrollee's choice to any proceedings and grievances. Such hearing must take place in community locations convenient and accessible to the enrollee.

                  4. The appeal process shall consist of an informal internal review by the contractor (stage 1 appeal), a formal internal review by the contractor (stage 2 appeal), and a formal external review (stage 3 appeal) by an independent utilization review organization under the DHSS and/or the Medicaid Fair Hearing process shall be in accordance with N.J.A.C 10:49 et seq. Stages 1-3 appeals shall be in accordance with N.J.A.C. 8:38-8.

                  5. Utilization Management Grievances. Appropriate clinical personnel shall be involved in the investigation and resolution of all UM grievances. The processing of all such grievances shall be incorporated in the contractor's quality management activities and shall be reviewed periodically (at least quarterly) by the Medical Director/Dental Director.

                  6. Nothing in this Article shall be construed as removing any legal rights of enrollees under State or federal law, including the right to file judicial actions to enforce rights or request a Medicaid Fair Hearing for Medicaid enrollees in accordance with their rights under State and federal laws and regulations. All written notices to Medicaid/NJ FamilyCare Plan A enrollees shall include a statement of their right to access the Medicaid Fair Hearing process at any time.

         D. Drug Utilization Review Program (DUR): The contractor shall establish and maintain a drug utilization review (DUR) program that satisfies the minimum requirements for prospective and retrospective DUR as described in 1927(g) of the Social Security Act, amended by the Omnibus Budget Reconciliation Act
                  (OBRA) of 1990. The contractor shall include review of Mental Health/Substance Abuse drugs in its DUR program. The State or its agent shall provide its expertise in developing review protocols and shall assist the contractor in analyzing MH/SA drug utilization. Results of the review shall be provided to the State or its agent and, where applicable, to the contractor's network providers. The State or its agent will take appropriate corrective action to report its actions and outcomes to the contractor.

                  1. DUR standards shall encourage proper drug utilization by ensuring maximum compliance, minimizing potential fraud and abuse, and taking into consideration both the quality and cost of the pharmacy benefit.

                  2. The contractor shall implement a claims adjudication system, preferably on-line, which shall include a prospective review of drug utilization, and include age-specific edits.

                  3. The prospective and retrospective DUR standards established by the contractor shall be consistent with those same standards established by the Medicaid Drug Utilization Review Board. DMAHS shall approve the effective date for implementation of any DUR standards by the contractor as well as any subsequent changes within thirty (30) days of such change.

4.6.5    CARE MANAGEMENT

         A. Care Management Standards. The contractor shall develop and implement care management as defined in Article 1 with adequate capacity to provide services to all enrollees who would benefit from care management services. In addition, the contractor shall develop a higher level of care management for enrollees with special needs, as described in Article 4.5.4. Specific care management activities shall include at least the following:

                  1. An effective mechanism to initiate and discontinue care management services in both inpatient and outpatient settings, in addition to catastrophic incidents.

                  2. An effective mechanism to coordinate services required by enrollees, including community support services. When appropriate, such activities shall be coordinated with those of the Division of Family Development (DFD), Division of Youth and Family Services (DYFS), Division of Mental Health Services
                           (DMHS), Division of Developmental Disabilities, Special Child Health Services County Case Management Units, Division of Addiction Services, and community agencies.

                  3. Care plans specifically developed for each care managed enrollee which ensure continuity and coordination of care among the various clinical and non-clinical disciplines and services.

                  4. A process to evaluate and improve individual care management services as well as the effectiveness of care management as a whole.

                  5. Protocols for the following care management activities:

                           a. Pregnancy services including HealthStart program requirements;
                           b. All EPSDT services and coordination for children with elevated blood lead levels;
                           c.       Mental health/substance abuse services
                                    coordination;
                           d.       HIV/AIDS services coordination; and
                           e.       Dental services for enrollees with
                                    developmental disabilities.

         B. Early Identification. The contractor shall develop policies and procedures for early identification of enrollees who require care management. The contractor shall include in its policies and procedures a review of the following possible indicators of complex care needs:

                  1. Poor health or functional status, as reported by the enrollee or authorized person;
                  2.       Existence of a care plan;
                  3.       Existence of a case manager;
                  4. Request for an assessment from the enrollee or authorized person;
                  5. Request for an assessment from a State agency or private agency contracting with DDD involved with the enrollee;
                  6.       A chronic condition;

                  7. A recent hospitalization or admission to a nursing facility;
                  8. Recent critical social events, such as the death or relocation of a family member or a move to a new home;
                  9. Existence of multiple medical or social service systems or providers in the life of the enrollee;
                  10. Use of prescription drugs, particularly multiple drugs; and
                  11.      Use of interpreter or any special services.

         C. Complex Needs Assessment. The contractor shall have protocols and tools for performing and reviewing/updating Complex Needs Assessments.

                  1. The Complex Needs Assessment must cover at least the following risk factors:

                           a. Medical status and history, including primary and secondary diagnosis and current and past medications prescribed
                           b.       Functional status
                           c.       Physical well-being
                           d.       Mental health status
                           e. History of tobacco, alcohol and drug use or abuse
                           f. Identification of existing and potential formal and informal supports
                           g. Determination of willingness and capacity of family members or, where applicable, authorized persons and others to provide informal support
                           h. Condition and proximity to services of current housing, and access to appropriate transportation
                           i. Identification of current or potential long term service needs
                           j.       Need for medical supplies and DME

                  2. When any of the following conditions are met, the contractor shall ensure that a Complex Needs Assessment is conducted, or an existing assessment is reviewed, within a time frame that meets the needs of the enrollee but within no more than thirty (30) days:

                           a.       Special needs are identified at the time of
                                    enrollment or any time thereafter;
                           b.       An enrollee or authorized person requests an
                                    assessment;
                           c.       The enrollee's PCP requests an assessment;
                           d. A State agency involved with an enrollee requests an assessment; or
                           e.       An enrollee's status otherwise indicates.

         D. Plan of Care. The contractor, through its care manager, shall ensure that a plan of care is developed and implementation has begun within thirty (30) business days of the date of a needs assessment, or sooner, according to the circumstances of the enrollee. The contractor shall ensure the full participation and consent of the enrollee or, where applicable, authorized person and participation of the enrollee's PCP and other case managers identified through the Complex Needs Assessment (e.g., DDD case manager) in the development of the plan. The plan shall specify treatment goals, identify medical service needs, relevant social and support services, appropriate linkages and timeframe as well as provide an ongoing accurate record of the individual's clinical history. The care manager shall be responsible for implementing the linkages identified in the plan and monitoring the provision of services identified in the plan. This includes making referrals, coordinating care, promoting communication, ensuring continuity of care, and conducting follow-up. The care manager shall also be responsible for ensuring that the plan is updated as needed, but at least annually. This includes early identification of changes in the enrollee's needs.

         E. Referrals. The contractor shall have policies and procedures to process and respond within ten (10) business days to care management referrals from network providers, state agencies, private agencies under contract with DDD, self-referrals, or, where applicable, referrals from an authorized person.

         F.       Continuity of Care

                  1. The contractor shall establish and operate a system to assure that a comprehensive treatment plan for every enrollee will progress to completion in a timely manner without unreasonable interruption.

                  2. The contractor shall construct and maintain policies and procedures to ensure continuity of care by each provider in its network.

                  3. An enrollee shall not suffer unreasonable interruption of his/her active treatment plan. Any interruptions beyond the control of the provider will not be deemed a violation of this requirement.

                  4. If an enrollee has already had a medical or dental treatment procedure initiated prior to his/her enrollment in the contractor's plan, the initiating treating provider must complete that procedure (not the entire treatment plan). See 4.1.1.E for details.

         G. Documentation. The contractor shall document all contacts and linkages to medical and other services in the enrollee's case files.

         H. Informing Providers. The contractor shall inform its PCPs and specialists of the availability of care management services, and must develop protocols describing how providers will coordinate services with the care managers.

         I. Care Managers. The contractor shall establish a distinct care management function within the contractor's plan. This function shall be overseen by a Care Management Supervisor, as described in Article 7.3. Care managers shall be dedicated to providing care management and may be employees or contracted agents of the contractor. The care manager, in conjunction with and with approval from, the enrollee's PCP, shall make referrals to needed services. The care management system shall recognize three levels set forth in Section B.4.12 of the Appendices. Level 3 is described in Article 4.5.4.

                  1. The care manager for the first level of care management shall have as a minimum a license as a registered nurse or a Bachelor's degree in social work, health or behavioral science.

                  2. For level two of care management, in addition to the requirements in 4.6.5I.1. above, the care managers shall also have at least one (1) year of experience serving enrollees with special needs.

                  3. The contractor shall have procedures to monitor the adequacy of staffing and must adjust staffing ratios and caseloads as appropriate based on its staffing assessment.

         J.       Care management shall also be made available to enrollees who exhibit inappropriate, disruptive or threatening behaviors in a medical practitioner's office when such behaviors may relate to or result from the existence of the enrollee's special needs.

         K. Hours of Service. The contractor shall make care management services available during normal office hours, Monday through Friday.

4.7      MONITORING AND EVALUATION

4.7.1    GENERAL PROVISIONS

         A. For purposes of monitoring and evaluating the contractor's performance and compliance with contract provisions, to assure overall quality management (QM), and to meet State and federal statutes and regulations governing monitoring, DMAHS or its agents shall have the right to monitor and evaluate on an on-going basis, through inspection or other means, the contractor's provision of health care services and operations including, but not limited to, the quality, appropriateness, and timeliness of services provided under this contract and the contractor's compliance with its internal QM program. DMAHS shall establish the scope of review, review sites, relevant time frames for obtaining information, and the criteria for review, unless otherwise provided or permitted by applicable laws, rules, or regulations.

         B. The contractor shall cooperate with and provide reasonable assistance to DMAHS in monitoring and evaluation of the services provided under this contract.

         C. The contractor hereby agrees to medical audits in accordance with the protocols for care specified in this contract, in accordance with medical community standards for care, and of the quality of care provided all enrollees, as may be required by appropriate regulatory agencies.

         D. The contractor shall cooperate with DMAHS in carrying out the provisions of applicable statutes, regulations, and guidelines affecting the administration of this contract.

         E. The contractor shall distribute to all subcontractors providing services to enrollees, informational materials approved by DMAHS that outlines the nature, scope, and requirements of this contract.

         F. The contractor, with the prior written approval of DMAHS, shall print and distribute reporting forms and instructions, as necessary whenever such forms are required by this contract.

         G. The contractor shall make available to DMAHS copies of all standards, protocols, manuals and other documents used to arrive at decisions on the provision of care to its DMAHS enrollees.

         H. The contractor shall use appropriate clinicians to evaluate the clinical data, and must use multi-disciplinary teams to analyze and address systems issues.

         I. Contractor shall develop an incentive system for providers to assure submission of encounter data. At a minimum, the system shall include:

                  1. Mandatory provider profiling that includes complete and timely submissions of encounter data. Contractor shall set specific requirements for profile elements based on data from encounter submissions.

                  2. Contractor shall set up data submission requirements based on encounter data elements for which compliance performance will be both rewarded and/or sanctioned.

         J. The contractor shall include in its quality management system reviews/audits which focus on the special dental needs of enrollees with developmental disabilities. Using encounter data reflecting the utilization of dental services and other data sources, the contractor shall measure clinical outcomes; have these outcomes evaluated by clinical experts; identify quality management tools to be applied; and recommend changes in clinical practices intended to improve the quality of dental care to enrollees with developmental disabilities.

4.7.2    EVALUATION AND REPORTING - CONTRACTOR RESPONSIBILITIES

         A. The contractor shall collect data and report to the State its findings on the following:

                  1. Encounter Data: The contractor shall prepare and submit encounter data to DMAHS. Instructions and formats for this report are specified in Section
                           B.3.3 of the Appendices of this contract.

                  2. Grievance Reports: The contractor shall provide to DMAHS quarterly reports of all grievances in accordance with Articles 5.15 and the contractor's approved grievance process included in this contract. See Section A.7.5 of the Appendices (Table 3).

                  3. Appointment Availability Studies: The contractor shall conduct a review of appointment availability and submit a report to DMAHS semi-annually. The report must list the average time that enrollees wait for appointments to be scheduled in each of the following categories: baseline physical, routine, specialty, and urgent care appointments. DMAHS must approve the methodology for this review in advance in writing. The contractor shall assess the impact of appointment waiting times on the health status of enrollees with special needs.

                  4. Twenty-four (24) Hour Access Report: The contractor shall submit to DMAHS an annual report describing its twenty-four (24) hour access procedures for enrollees. The report must include the names and addresses of any answering services that the contractor uses to provide twenty-four (24) hour access.

                  5. The contractor shall submit to DMAHS, on a quarterly basis, records of early discharge information which pertain to hospital stays for newborns and mothers.

                  6. The contractor shall monitor, evaluate, and submit an annual report to DMAHS on the incidence of HIV/AIDS patients, the impact of the contractor's program to promote HIV prevention (Article 4.5.7), counseling, treatment and quality of life outcomes, mortality rates.

                  7. Additional Reports: The contractor shall prepare and submit such other reports as DMAHS may request. Unless otherwise required by law or regulation, DMAHS shall determine the timeframe for submission based on the nature of the report and give the contractor the opportunity to discuss and comment on the proposed requirements before the contractor is required to submit such additional reports.

                  8. The contractor shall submit to the Division, on a quarterly basis, documentation of its ongoing internal quality assurance activities. Such documentation shall include at a minimum:

                           a. Agenda of quality assurance meetings of its medical professionals; and

                           b.       Attendance sheets with attendee signatures.

         B. Clinical areas requiring improvement shall be identified and documented with a corrective action plan developed and monitored by the State.

                  1. Implementation of remedial/corrective action. The QAPI shall include written procedures for taking appropriate remedial action whenever, as determined under the QAPI, inappropriate or substandard services are furnished, or services that should have been furnished were not. Quality assurance actions which result in the termination of a medical provider shall be immediately forwarded by the contractor to DMAHS. Written remedial/corrective action procedures shall include:

                           a. Specification of the types of problems requiring remedial/corrective action;
                           b. Specification of the person(s) or body responsible for making the final terminations regarding quality problems;
                           c.       Specific actions to be taken;
                           d. Provision of feedback to appropriate health professionals, providers and staff;
                           e.       The schedule and accountability for
                                    implementing corrective actions;
                           f. The approach to modifying the corrective action if improvements do not occur; and
                           g. Procedures for notifying a primary care physician/provider group that a particular physician/provider is no longer eligible to provide services to enrollees.

                  2. Assessment of effectiveness of corrective actions. The contractor shall monitor and evaluate corrective actions taken to assure that appropriate changes have been made. In addition, the contractor shall track changes in practice patterns.

                  3. The contractor shall assure follow-up on identified issues to ensure that actions for improvement have been effective and provide documentation of same.

                  4. The findings, conclusions, recommendations, actions taken, and results of the actions taken as a result of QM activity, shall be documented and reported to appropriate individuals within the organization and through the established QM channels. The contractor shall document coordination of QM activities and other management activities.

         C. The contractor shall conduct an annual satisfaction survey of a statistically valid sample of its participating providers who provide services to DMAHS enrollees. The contractor shall submit a copy of the survey instrument and methodology to DMAHS. The survey should include as a minimum questions that address provider opinions of the impact of the referral, prior authorization and provider appeals processes on his/her practice/services, reimbursement methodologies, care management assistance from the contractor. The contractor shall communicate the findings of the survey to DMAHS in writing within one hundred twenty (120) days after conducting the survey. The written report shall also include identification of any corrective measures that need to be taken by the contractor as a result of the findings, a time frame in which such corrective action will be taken by the contractor and recommended changes as needed for subsequent use.

4.7.3    MONITORING AND EVALUATION - DEPARTMENT ACTIVITIES

The contractor shall permit the Department and the United States Department of Health and Human Services or its agents to have the right to inspect, audit or otherwise evaluate the quality, appropriateness and timeliness of services performed under this contract, including through a medical audit. Medical audit by Department staff shall include, at a minimum, the review of:

         A.       Health care delivery system for patient care;

         B.       Utilization data;

         C. Medical evaluation of care provided and patient outcomes for specific enrollees as well as for a statistical representative sample of enrollee records;

         D.       Health care data elements submitted electronically to DMAHS;

         E. Annual, on-site review of the contractor's operations with necessary follow-up reviews and corrective actions;

         F. The grievances and complaints (recorded in a separately designated complaint log for DMAHS enrollees) relating to medical care including their disposition;

         G. Minutes of all quality assurance committee meetings conducted by the contractor's medical staff. Such reviews will be conducted on-site at the contractor's facilities or administrative offices.

4.7.4    INDEPENDENT EXTERNAL REVIEW ORGANIZATION REVIEWS

         A. The contractor shall cooperate with the external review organization (ERO) audits and provide the information requested and in the time frames specified (generally within sixty (60) days or as indicated in the notice), including medical and dental records, QAPI reports and documents, and financial information. Contractors shall submit a plan of action to correct, evaluate, respond to, resolve, and follow-up on any identified problems reported by such activities.

         B.       The scope of the ERO reviews shall be as follows:

                  1. Annual, onsite review of contractor's operations with necessary follow-up reviews and corrective actions.
                  2. The contractor's quality management plan and activities.
                  3.       Individual medical record reviews.
                  4.       Randomly selected studies.
                  5. Focus studies utilizing where possible HEDIS measurements and comparison to Healthy People 2010 Objectives and/or Healthy New Jersey 2010 standards and/or EPSDT or HealthStart standards as appropriate.
                  6. Validation review of the contractor's QM/HEDIS studies required in this contract.
                  7.       Validation and evaluation of encounter data.
                  8.       Health care data analysis.
                  9. Monitoring to ensure enrollees are issued written determinations, including appeal rights and notification of their right to a Medicaid Fair Hearing as well as a review by the DHSS IURO.
                  10.      Ad hoc studies and reviews.
                  11. ERO reviews for dental services include but are not limited to:

                           a. New Jersey licensed Dental Consultants of the ERO will review a random sample of patient charts and conduct provider interviews. A random number of patients will receive screening examinations.

                           b. Auditors will review appointment logs, referral logs, health education material, and conduct staff interviews.

                           c. Audit documents will be completed by appropriate consultant/auditor.

4.8      PROVIDER NETWORK

4.8.1    GENERAL PROVISIONS

         A. The contractor shall establish and maintain at all times a complete provider network consisting of traditional providers for primary and specialty care, including primary care physicians, other approved non-physician primary care providers, physician specialists, non-physician practitioners, hospitals (including teaching hospitals), Federally Qualified Health Centers and other essential community providers/safety-net providers, and ancillary providers. The provider network shall be reviewed and approved by DMAHS and the sufficiency of the number of participating providers shall be determined by DMAHS in accordance with the standards found in Article 4.8.8 "Provider Network Requirements."

         B. The contractor shall ensure that its provider network includes, at a minimum:

                  1. Sufficient number, available and physically accessible, of physician and non-physician providers of health care to cover all services in the amount, duration, and scope included in the benefits package under this contract. The number of enrollees assigned to a PCP shall be decreased by the contractor if necessary to maintain the appointment availability standards. The contractor's network, at a minimum, shall be sufficient to serve at least 33 percent of all individuals eligible for managed care in each urban county it serves. The contractor's network, at a minimum, shall be sufficient to serve at least 50 percent of all individuals eligible for managed care in the remaining non-urban counties it serves, i.e., Cape May, Hunterdon, Salem, Sussex, and Warren.

                  2. A number and distribution of Primary Care Physicians shall be such as to accord to all enrollees a ratio of at least one (1) full time equivalent Primary Care Physician who will serve no more than 1,500 enrollees and one FTE primary care dentist for 1,500 enrollees. Exemption to the 1:1,500 ratio limit may be granted by DMAHS if criteria specified further below are met.

                  3. Providers who can accommodate the different languages of the enrollees including bilingual capability for any language which is the primary language of five
                           (5) percent or more of the enrolled DMAHS population.

                  4. Providers, including dentists, pediatricians, physiatrists, gynecologists, family practitioners, internists, neurologists, nurse practitioners or other individual specialists, who are experienced in treating enrollees with special needs. This includes dentists who provide service to persons with developmental disabilities and who may have to take additional time in providing a specific service. Each contractor shall demonstrate the availability and accessibility of institutional facilities and professional allied personnel, home care and community based services to perform the agreed upon services.

                  5. Medical primary care network shall include internists, pediatricians, family and general practice physicians. The contractor shall have the option to include obstetricians/gynecologists as PCPs as well as other physician specialists as primary care providers for enrollees with special needs who will supervise and coordinate their care via a team approach providing that the contract with the physician specialist is, at a minimum, the same as for all other PCPs and that enrollees are enrolled with the physician specialist in the same manner and with the same physician/enrollee ratio requirements as for all other primary care physicians. The contractor shall include certified nurse midwives in its provider network where they are available and willing to participate in accordance with 1905
                           (a)(17) of the Social Security Act. CNPs/CNSs included as PCPs or specialists in the network may provide a scope of services that comply with their licensure requirements.

                  6. A CNP/CNS to enrollee ratio may not exceed one CNP or one CNS to 1000 enrollees per contractor or 1500 enrollees cumulative across plans.

                  7.       Compliance with the standards delineated in Article
                           4.8.

         C. All providers and subcontractors shall, at a minimum, meet Medicaid provider requirements and standards as well as all other federal and State requirements. For example, a home health agency subcontractor shall meet Medicare certification participation requirements and be licensed by the Department of Health and Senior Services; hospice providers shall meet Medicare certification participation requirements; providers for mammography services shall meet the Food and Drug Administration (FDA) requirements.

         D. The contractor shall include in its network at least one (1) hospital located in the inner city urban area and at least 1 non-urban-based hospital in every county. For those counties with only one (1) hospital, the contractor shall include that hospital in its network subject to good faith negotiations.

         E. The contractor shall offer a choice of two specialists in each county where available. If only one or no providers of a particular specialty is available, the contractor shall provide documentation of the lack of availability and propose alternative specialty providers in neighboring counties.

         F. The contractor shall include in its network mental health/substance abuse providers for Medicaid covered MH/SA services with expertise to serve enrollees who are clients of the Division of Developmental Disabilities.

         G. Changes in large provider groups, IPAs or subnetworks such as pharmacy benefits manager, vision network, or dental network shall be submitted to DMAHS for review and prior approval at least ninety (90) days before the anticipated change. The submission shall include contracts, provider network files, enrollee/provider notices and any other pertinent information.

         H. Requirement to contract with FQHC. The contractor shall contract for primary care services with at least one Federally Qualified Health Center (FQHC) located in each enrollment area based on the availability and capacity of the FQHCs in that area. FQHC providers shall meet the contractor's credentialing and program requirements.

4.8.2    PRIMARY CARE PROVIDER REQUIREMENTS

         A. The contractor shall offer each enrollee a choice of two (2) or more primary care physicians furnished by the contractor. Where applicable, this offer can be made to an authorized person. An enrollee with special needs shall be given the choice of a primary care provider which must include a pediatrician, general/family practitioner, and internist, and may include physician specialists and nurse practitioners. The PCP shall supervise the care of the enrollee with special needs who requires a team approach. Subject to any limitations in the benefits package, each primary care provider shall be responsible for overall clinical direction, serve as a central point of integration and coordination of covered services listed in Article 4.1, provide a minimum of twenty (20) hours per week of personal availability as a primary care provider; provide health counseling and advice; conduct baseline and periodic health examinations; diagnose and treat covered conditions not requiring the referral to and services of a specialist; arrange for inpatient care, for consultation with specialists, and for laboratory and radiological services when medically necessary; coordinate referrals for dental care, especially in accordance with EPSDT requirements; coordinate the findings of laboratories and consultants; and interpret such findings to the enrollee and the enrollee's family (or, where applicable, an authorized person), all with emphasis on the continuity and integration of medical care; and, as needed, shall participate in care management and specialty care management team processes. The primary care provider shall also be responsible, subject to any limitations in the benefits package, for determining the urgency of a consultation with a specialist and, if urgent, shall arrange for the consultation appointment.

                  Justification to include a specialist as a PCP or justification for a physician practicing in an academic setting for less than twenty (20) hours per week must be provided to DMAHS. Include in the justification for the specialist as a PCP the number of enrollees to be served as a PCP and as a specialist, full details of the services and scope of services to be provided, and coverage arrangements documenting twenty-four (24) hours/seven (7) days a week coverage.

         B. The PCP shall be responsible for supervising, coordinating, managing the enrollee's health care, providing initial and primary care to each enrollee, for initiating referrals for specialty care, maintaining continuity of each enrollee's health care and maintaining the enrollee's comprehensive medical record which includes documentation of all services provided to the enrollee by the PCP, as well as any specialty or referral services. The contractor shall establish policies and procedures to ensure that PCPs are adequately notified of specialty and referral services. PCPs who provide professional inpatient services to the contractor's enrollees shall have admitting and treatment privileges in a minimum of one general acute care hospital that is under subcontract with the contractor and is located within the contractor's service area. The PCP shall be an individual, not a facility, group or association of persons, although he/she may practice in a facility, group or clinic setting.

                  1.       The PCP shall provide twenty-four (24) hour, seven
                           (7) day a week access; and

                  2. Make referrals for specialty care and other medically necessary services, both in-network and out-of-network.

                  3. Enrollees with special needs requiring very complex, highly specialized health care services over a prolonged period of time, and by virtue of their nature and complexity would be difficult for a traditional PCP to manage or with a life-threatening condition or disease, or with a degenerative and/or disabling condition or disease may be offered the option of selecting an appropriate physician specialist (where available) in lieu of a traditional PCP. Such physicians having the clinical skills, capacity, accessibility, and availability shall be specially credentialed and contractually obligated to assume the responsibility for overall health care coordination and assuring that the special needs person receives all necessary specialty care related to their special need, as well as providing for or arranging all routine preventive care and health maintenance services, which may not customarily be provided by or the responsibility of such specialist physicians.

                  4. Where a specialist acting as a PCP is not available for chronically ill persons or enrollees with complex health care needs, those enrollees shall have the option to select a traditional PCP upon enrollment, with the understanding that the contractor may permit a more liberal, direct specialty access (See section 4.5.2) to a specific specialist for the explicit purpose of meeting those specific specialty service needs. The PCP shall in this case retain all responsibility for provision of primary care services and for overall coordination of care, including specialty care.

                  5. If the enrollee's existing PCP is a participating provider in the contractor's network, and if the enrollee wishes to retain the PCP, contractor shall ensure that the PCP is assigned, even if the PCP's panel is otherwise closed at the time of the enrollee's enrollment.

         C. In addition to offering, at a minimum, a choice of two or more primary care physicians, the contractor shall also offer an enrollee or, where applicable, an authorized person the option of choosing a certified nurse midwife, certified nurse practitioner or clinical nurse specialist whose services must be provided within the scope of his/her license. The contractor shall submit to DMAHS for review a detailed description of the CNP/CNS's responsibilities and health care delivery system within the contractor's plan.

4.8.3    PROVIDER NETWORK FILE REQUIREMENTS

         The contractor shall provide a provider network file, to be reported by hard copy and diskette in a format and software application system determined by DMAHS that will include the names and addresses of every provider in the contractor's network. The format for computer diskette submission is found in Section A.4.1 of the Appendices.

         A. The contractor shall provide the DMAHS a full network, monthly, on computer diskette in accordance with the specifications provided in Section A.4.1 of the Appendices. The network file shall include an indicator for new additions and deletions and shall include:

                  1. Any and all changes in participating primary care providers, including, for example, additions, deletions, or closed panels, must be reported monthly to DMAHS;

                  2. Any and all changes in participating physician specialists, health care providers, CNPs/CNSs, ancillary providers, and other subcontractors must be reported to DMAHS on a monthly basis; and

         B. The contractor shall provide the HBC with a full network on a monthly basis in accordance with the specifications found in Section A.4.1 of the Appendices. The diskettes shall be sent to OMHC, DMAHS for distribution.

4.8.4    PROVIDER DIRECTORY REQUIREMENTS

         The contractor shall prepare a provider directory which shall be presented in the following manner. Fifty (50) copies of the provider directory, and any updates, shall be provided to the HBC, and one copy shall be provided to DMAHS.

         A.       Primary care providers who will serve enrollees listed by

                  -        County, by city, by specialty
                  - Provider name and degree; specialty board eligibility/certification status; office address(es) (actual street address); telephone number; fax number if available; office hours at each location; indicate if a provider serves enrollees with disabilities and how to receive additional information such as type of disability; hospital affiliations; transportation availability; special appointment instructions if any; languages spoken; disability access; and any other pertinent information that would assist the enrollee in choosing a PCP.

         B. Contracted specialists and ancillary services providers who will serve enrollees

                  - Listed by county, by city, by physician specialty, by non-physician specialty, and by adult specialist and by pediatric specialist for those specialties indicated in Section 4.8.8.C.

         C.       Subcontractors

                  - Provide, at a minimum, a list of all other health care providers by county, by service specialty, and by name. The contractor shall demonstrate its ability to provide all of the services included under this contract.

4.8.5    CREDENTIALING/RECREDENTIALING REQUIREMENTS/ISSUES

         The contractor shall develop and enforce credentialing and recredentialing criteria for all provider types which should follow the HCFA's credentialing criteria, as delineated in the NJ modified QARI/QISMC standards found in Article 4.6.1 and Section B.4.14 of the Appendices.

4.8.6    LABORATORY SERVICE PROVIDERS

         A. The contractor shall ensure that all laboratory testing sites providing services under this contract, including those provided by primary care physicians, specialists, other health care practitioners, hospital labs, and independent laboratories have either a Clinical Laboratory Improvement Amendment (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those laboratory service providers with a certificate of waiver shall provide only those tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests.

                  1. The contractor shall provide to DMAHS, on request, copies of certificates that its own laboratory or any other laboratory it conducts business with, has a CLIA certificate for the services it is performing as fulfillment of requirements in 42 C.F.R. == 493.1809.

                  2. If the contractor has its own laboratory, the contractor shall to submit at the time of initial contracting a written list of all diagnostic tests performed in its own laboratory if applicable and those tests which are referred to other laboratories annually and within fifteen (15) working days of any changes.

                  3. If a new laboratory subcontractor is added or if a laboratory subcontractor is terminated during the contract year, the contractor shall provide this information to DMAHS within thirty (30) days of the effective date of the subcontractor's addition or termination. The contractor shall provide a copy of a new subcontractor's certificate of waiver or certificate of registration within ten (10) days of operation.

         B. The contractor shall contract with clinical diagnostic laboratories that have implemented a compliance plan to help avoid activities that might be regarded as fraudulent. The compliance plan shall, at a minimum, include the following:

                  1.       Written standards of conduct for employees;

                  2. Development and distribution of written policies that promote the laboratory's commitment to compliance and that address specific areas of potential fraud, such as billing, marketing, and claims processing;

                  3. The designation of a chief compliance officer or other appropriate high-level corporate structure or official who is charged with the responsibility of operating the compliance program;

                  4. The development and offering of education and training programs to all employees;

                  5. The use of audits and/or other evaluation techniques to monitor compliance and ensure a reduction in identified problem areas;

                  6. The development of a code of improper/illegal activities and the use of disciplinary action against employees who have violated internal compliance policies or applicable laws or who have engaged in wrongdoing;

                  7. The investigation and remediation of identified systemic and personnel problems;

                  8. The promotion of and adherence to compliance as an element in evaluating supervisors and managers;

                  9. The development of policies addressing the non-employment or retention of sanctioned individuals;

                  10. The maintenance of a hotline to receive complaints and the adoption of procedures to protect the anonymity of complainants; and

                  11. The adoption of requirements applicable to record creation and retention.

         C. The contractor shall maintain a sufficient network of drawing/specimen collection stations (may include independent lab stations, hospital outpatient departments, provider offices, etc.) to ensure ready access for all enrollees.

4.8.7    SPECIALTY PROVIDERS AND CENTERS (ALSO ADDRESSED IN 4.5)

         A. The contractor shall include in its network pediatric medical subspecialists, pediatric surgical specialists, and consultants. Access to these services shall be provided when referred by a pediatrician.

         B. The contractor shall include in its provider network Centers of Excellence (designated by the DHSS; See Appendix B.4.10) for children with special health care needs. Inclusion of such agencies or their equivalent may be by direct contracting, consultant, or on a referral basis. Payment mechanism and rates shall be negotiated directly with the center.

         C. The contractor shall include primary care providers experienced in caring for enrollees with special needs.

         D. The contractor shall include providers who have knowledge and experience in identifying child abuse and neglect and should include Child Abuse Regional Diagnostic Centers or their equivalent through either direct contracting, consultant or on a referral basis. A list of Child Abuse Regional Diagnostic Centers is in Section B.4.16 of the Appendices.

         E. The contractor shall have a procedure by which an enrollee who needs ongoing care from a specialist may receive a standing referral to such specialist. If the contractor, or the primary care provider in consultation with the medical director of the contractor and specialist, if any, determines that such a standing referral is appropriate, the organization shall make such a referral to a specialist. The contractor shall not be required to permit an enrollee to elect to have a non-participating specialist if network provider of equivalent expertise is available. Such referral shall be pursuant to a treatment plan approved by the contractor in consultation with the primary care provider, the specialist, the care manager, and the enrollee or, where applicable, authorized person. Such treatment plan may limit the number of visits or the period during which such visits are authorized and may require the specialist to provide the primary care provider with regular updates on the specialty care provided, as well as all necessary medical information.

         F. The contractor shall have a procedure by which an enrollee as described in Articles 4.5.2D may receive a referral to a specialist or specialty care center with expertise in treating such conditions in lieu of a traditional PCP.

         G. If the contractor determines that it does not have a health care provider with appropriate training and experience in its panel or network to meet the particular health care needs of an enrollee, the contractor shall make a referral to an appropriate out-of-network provider, pursuant to a treatment plan approved by the contractor in consultation with the primary care provider, the non-contractor participating provider and the enrollee or where applicable, authorized person, at no additional cost to the enrollee. The contractor shall provide for a review by a specialist of the same or similar specialty as the type of physician or provider to whom a referral is requested before the contractor may deny a referral.

4.8.8    PROVIDER NETWORK REQUIREMENTS

         Provider networks and all provider types within the network shall be reviewed on a county basis, i.e., must be located within the county except where indicated. The contractor shall monitor the capacity of each of its providers and decrease ratio limits as needed to maintain appointment availability standards.

         A.       Primary Care Provider Ratios

                  PCP ratios shall be reviewed and calculated by provider specialty on a county basis and on an index city basis, i.e., the major city of each county where the majority of the Medicaid and NJ FamilyCare beneficiaries reside.

                  Physician

                  A primary care physician shall be a General Practitioner, Family Practitioner, Pediatrician, or Internist. Obstetricians/Gynecologists and other physician specialists may also participate as primary care providers providing they participate on the same contractual basis as all other PCPs and contractor enrollees are enrolled with the specialists in the same manner and with the same PCP/enrollee ratio requirements applied.

                  1. 1 FTE PCP per 1500 enrollees per contractor; 1 FTE per 2000 enrollees, cumulative across all contractors.

                  2. 1 FTE PCP per 1000 DD enrollees per contractor; 1 FTE per 1500 DD enrollees cumulative across all contractors.

                  Dentist

                  The contractor shall include and make available sufficient number of primary care dentists from the time of initial enrollment in the contractor's plan. Pediatric dentists shall be included in the network and may be both primary care and specialty care providing primary care ratio limits are maintained.

                  1. 1 FTE primary care dentist per 1500 enrollees per contractor; 1 FTE per 2000 enrollees, cumulative across all contractors.

                  Certified Nurse Midwife (CNM)

                  If the contractor includes CNMs in its provider network as PCPs, it shall utilize the following ratios for CNMs as PCPs.

                  1. 1 FTE CNM per 1000 enrollees per contractor; 1 FTE CNM per 1500 enrollees across all contractors.

                  2. A minimum of two (2) providers shall be initially available for selection at the enrollee's option. Additional providers shall be included as capacity limits are needed.

                  Certified Nurse Practitioner/Clinical Nurse Specialist
                  (CNP/CNS)

                  If the contractor includes CNPs/CNSs in the provider network as PCPs, it shall utilize the following ratios.

                  1. 1 FTE CNP or 1 CNS per 1000 enrollees per contractor; 1 FTE CNP or 1 FTE CNS per 1500 enrollees cumulative across all contractors.

                  2. A minimum of two (2) providers where available shall be initially available for selection at the enrollee's option. Additional providers shall be included as capacity limits are reached.

         B.       Primary Care Providers [Non-Institutional File]

                  The contractor shall contract with the following primary care providers. All provider types within the network shall be located within the enrollment area, i.e., county, except where indicated.

                  1. The contractor shall include contracted providers for:

                           a.       General/Family Practice Physicians
                           b.       Internal Medicine Physicians
                           c.       Pediatricians
                           d.       Dentists - adult and pediatric

                  2. Certified Nurse Midwives and Nurse Practitioners [Non-Institutional File]

                           The contractor shall include in the network and provide access to CNMs/CNPs/CNSs at the enrollee's option. If there are no contracted CNMs/CNPs/CNSs in the contractor's network in an enrollment area, then the contractor shall reimburse for these services out of network.

                           a.       Certified Nurse Midwife
                           b.       Clinical Nurse Specialist
                           c.       Certified Nurse Practitioner

                  3.       Optional Primary Care Provider Designations

                           The contractor may include as primary care providers:

                           a. OB/GYNs who will provide such services in accordance with the requirements and responsibilities of a primary care provider.

                           b. Other physician specialists who have agreed to provide primary care to enrollees with special needs and will provide such services in accordance with the requirements and responsibilities of a primary care provider.

                           c. Physician Assistants in accordance with their licensure and scope of practice provisions.

         C.       Physician Specialists [Non-Institutional File]

                  The contractor shall contract with physician specialists, listed below, and should include two (2) providers per specialty to permit enrollee choice. All specialty types within the enrollment area network are reviewed on a county basis, i.e., must be located within the county. Where certain specialists are not available within the county, the contractor shall provide written documentation (not just a statement that there are no specialists available) of the lack of a specialist located in the county and a detailed description of how, by whom, and where the specialty care will be provided. The contractor shall utilize an official resource, such as the Board of Medical Examiners, for determining presence or absence of specialists with offices located in the county. Specialists shall have admitting privileges in at least one participating hospital in the county in which the specialist will be seeing enrollees.

                  The contractor shall submit prior to execution of this contract and semi-annually thereafter, a capacity assessment (form found in Section A.4.2 of the Appendices) demonstrating adequate capacity. Access standards shall be maintained at all times.

                  The contractor shall provide a detailed description of accessibility and capacity for each physician who will serve as both a PCP and a specialist; and/or who will serve with more than one specialty. The description shall include at a minimum a certification that the physician is actively practicing in each specialty, has been credentialed in each specialty, and a description of the provider's availability in each specialty (i.e. percent of time and number of hours per week in each specialty). The credentialing criteria used to determine a provider's appropriateness for a specialty shall indicate whether the provider is board eligible, board certified, or has completed an accredited fellowship in the specialty.

                  The contractor shall include contracted providers for:

                  1.       Allergy/Immunology
                  2.       Anesthesiology
                  3.       Cardiology - adult and pediatric
                  4.       Cardiovascular surgery

                  5.       Colorectal surgery
                  6.       Dermatology
                  7.       Emergency Medicine
                  8.       Endocrinology - adult and pediatric
                  9.       Gastroenterology - adult and pediatric
                  10.      General Surgery - adult and pediatric
                  11.      Geriatric Medicine
                  12.      Hematology - adult and pediatric
                  13.      Infectious Disease - adult and pediatric
                  14.      Neonatology
                  15.      Nephrology - adult and pediatric
                  16.      Neurology - adult and pediatric
                  17.      Neurological surgery
                  18.      Obstetrics/gynecology
                  19.      Oncology - adult and pediatric
                  20.      Ophthalmology
                  21.      Orthopedic Surgery
                  22.      Otology, Rhinology, Laryngology (ENT)
                  23. Physical Medicine (for inpatient rehabilitation services)
                  24.      Plastic Surgery
                  25.      Psychiatry (for clients of DDD)
                  26.      Pulmonary Disease - adult and pediatric
                  27.      Radiation Oncology
                  28.      Radiology
                  29.      Rheumatology - adult and pediatric
                  30.      Thoracic surgery
                  31.      Urology

         D.       Non-Physician Providers [Non-Institutional File]

                  The contractor shall include contracted providers for:

                  1.       Chiropractor
                  2. Dentists (including primary care, prosthodontia and specialists for endodontia, orthodontia, periodontia, and oral/maxillary surgery)
                  3.       Optometrist
                  4.       Podiatrist
                  5.       Audiologist
                  6.       Psychologist (for clients of DDD)

         E.       Ancillary Providers [Institutional File]

                  The contractor shall include contracted providers for:

                  1.       Durable Medical Equipment
                  2.       Federally Qualified Health Centers
                  3.       Hearing Aid Providers
                  4. Home Health Agency - must be approved on a county-specific basis
                  5.       Hospice Agency
                  6. Hospitals - inpatient and outpatient services; at least two per county with one urban where the majority of Medicaid beneficiaries reside
                  7. Laboratory with one (1) drawing station per every five mile radius within a county
                  8.       Medical Supplier
                  9.       Optical appliance providers
                  10.      Organ Transplant Providers/Centers
                  11.      Pharmacy
                  12. Private Duty Nursing Agency (service area which includes a 50 mile radius from its home administrative base office must be approved on a county-specific basis)
                  13.      Prosthetist, Orthotist, and Pedorthist
                  14. Radiology centers including diagnostic and therapeutic
                  15. Transportation providers (ambulance, MICUs, invalid coach)

         F. The contractor shall also establish relationships with physician specialists and subspecialists [Non-Institutional File] for:

                  1.       Pain Management
                  2.       Medical Toxicology
                  3.       Adolescent Medicine
                  4.       Maternal and Fetal Medicine
                  5.       Medical Genetics
                  6.       Developmental and Behavioral Pediatrics

         G. Specialty Centers (Centers of Excellence) shall be included in the network [Institutional File]

                  1. Providers and health care facilities for the care and treatment of HIV/AIDS (list of available centers found in Section B.4.13 of the Appendices).

                  2.       Special Child Health Services Network Agencies for:

                           a.       Pediatric Ambulatory Tertiary Centers
                           b.       Regional Cleft Lip/Palate Centers
                           c.       Pediatric HIV Treatment Centers
                           d.       Comprehensive Regional Sickle
                                    Cell/Hemoglobinpathies Treatment Centers
                           e.       PKU Treatment Centers

                           f. Other as designated from time to time by the Department of Health and Senior Services.

                  3.       Other:

                           a.       Genetic Testing and Counseling Centers
                           b.       Hemophilia Treatment Centers

         H.       Other Specialty Centers/Providers [Institutional File]

                  Contractor should establish relationships with the following providers/centers on a consultant or referral basis.

                  1.       Spina Bifida Centers/providers
                  2.       Adult Scoliosis
                  3.       Autism and Attention Deficits
                  4.       Spinal Cord Injury
                  5.       Lead Poisoning Treatment Centers
                  6.       Child Abuse Regional Diagnostic Centers
                  7.       County Case Management Units

         I.       Provider Network Access Standards and Ratios

Specialty                             A - Miles per 2          B - Miles per 1        Min. No.                 Capacity Limit
                                    Urban     Non-Urban      Urban     Non-urban      Required per County      Per Provider
------------------------------------------------------------------------------------------------------------------------------------
PCP Children      GP                6         15             2         10             2                                 1:     1,500
                  FP                6         15             2         10             2                                 1:     1,500
                  Peds              6         15             2         10             2                                 1:     1,500
Adults            GP                6         15             2         10             2                                 1:     1,500
                  FP                6         15             2         10             2                                 1:     1,500
                  IM                6         15             2         10             2                                 1:     1,500
CNP/CNS                             6         15             2         10             2                                 1:       800
CNM                                 12        25             6         15             2                                 1:     1,500
Dentist, Primary Care               6         15             2         10             2                                 1:     1,500
Allergy                             15        25             10        15             2                                 1:    75,000
Anesthesiology                      15        25             10        15             2                                 1:    17,250
Cardiology                          15        25             10        15             2                                 1:   100,000
Cardiovascular surgery              15        25             10        15             2                                 1:   166,000
Chiropractor                        15        25             10        15             2                                 1:    10,000
Colorectal surgery                  15        25             10        15             2                                 1:    30,000
Dermatology                         15        25             10        15             2                                 1:    75,000
Emergency Medicine                  15        25             10        15             2                                 1:    19,000
Endocrinology                       15        25             10        15             2                                 1:   143,000
Endodontia                          15        25             10        15             1                                 1:    30,000
Gastroenterology                    15        25             10        15             2                                 1:   100,000
General Surgery                     15        25             10        15             2                                 1:    30,000
Geriatric Medicine                  6         15             2         10             2                                 1:     1,500
Hematology                          15        25             10        15             2                                 1:   100,000
Infectious Disease                  15        25             10        15             2                                 1:   125,000
Neonatology                         15        25             10        15             2                                 1:   100,000
Nephrology                          15        25             10        15             2                                 1:   125,000
Neurology                           15        25             10        15             2                                 1:   100,000
Neurological Surgery                15        25             10        15             2                                 1:   166,000
Obstetrics/Gynecology               15        25             10        15             2                                 1:     7,100
Oncology                            15        25             10        15             2                                 1:   100,000
Ophthalmology                       15        25             10        15             2                                 1:    60,000
Optometrist                         15        25             10        15             2                                 1:     8,000
Oral Surgery                        15        25             10        15             2                                 1:    20,000
Orthodontia                         15        25             10        15             1                                 1:    20,000
Orthopedic Surgery                  15        25             10        15             2                                 1:    28,000
Otolaryngology (ENT)                15        25             10        15             2                                 1:    53,000
Periodontia                         15        25             10        15             1                                 1:    30,000
Physical Medicine                   15        25             10        15             2                                 1:    75,000
Plastic Surgery                     15        25             10        15             2                                 1:   250,000
Podiatrist                          15        25             10        15             2                                 1:    20,000
Prosthodontia                       15        25             10        15             1 (where available)               1:    30,000
Psychiatrist                        15        25             10        15             2                                 1:    30,000
Psychologist                        15        25             10        15             2                                 1:    30,000
Pulmonary Disease                   15        25             10        15             2                                 1:   100,000
Radiation Oncology                  15        25             10        15             2                                 1:   100,000
Radiology                           15        25             10        15             2                                 1:    25,000
Rheumatology                        15        25             10        15             2                                 1:   150,000
Ther. - Audiology                   12        25             6         15             2                                 1:   100,000
Thoracic Surgery                    15        25             10        15             2                                 1:   150,000
Urology                             15        25             10        15             2                                 1:    60,000
Fed Qual Health Ctr                                                                   1                        1/county if available
Hospital                            20        35             10        15             2                                 2 per county
Pharmacies                          10        15             5         12                                               1:     1,000
Laboratory                          N/A       N/A            5         12
DME/Med Supplies                    12        25             6         15             1                                 1:    50,000
Hearing Aid                         12        25             6         15             1                                 1:    50,000
Optical Appliance                   12        25             6         15             2                                 1:    50,000

         J.       Geographic Access

                  The following lists guidelines for urban geographic access for the DMAHS population. (Standards for non-urban areas are included in the table in H. above.) The State shall review (and approve) exceptions on a case-by-case basis to determine appropriateness for each situation.

                  For each contractor and for each municipality in each county in which the contractor is operational, the access shall be reviewed in accordance with the number and percentage of:

                  1. Beneficiary children who reside within 6 miles of 2 PCPs whose specialty is Family Practice, General Practice or Pediatrics or 2 CNPs/CNSs; within 2 miles of 1 PCP whose specialty is Family Practice, General Practice or Pediatrics or 1 CNP or 1 CNS

                  2. Beneficiary adults who reside within 6 miles of 2 PCPs whose specialty is Family Practice, General Practice or Internal Medicine or 2 CNPs or 2 CNSs; within 2 miles of 1 PCP whose specialty is Family Practice, General Practice or Internal Medicine or 1 CNP or 1 CNS

                  3. Beneficiaries who reside within 6 miles of 2 providers of general dentistry services; within 2 miles of 1 provider of general dentistry services

                  4. Beneficiaries who reside within 10 miles of 2 pharmacies; within 5 miles of 1 pharmacy

                  5. Beneficiaries who reside within 15 miles of at least 2 specialists in each of the following specialties: all physician and dental specialists, Podiatry, Optometry, Chiropractic; within 10 miles of at least 1 provider in each type of specialty noted above

                  6. Beneficiaries who reside within 15 miles of 2 acute care hospitals; within 10 miles of one acute care hospital

                  7. Beneficiaries who reside within 12 miles of 2 of each of the following provider types: durable medical equipment, medical supplier, hearing aid supplier, optical appliance supplier, certified nurse midwife; within 6 miles of one of each type of provider

                  8. Beneficiaries who reside within 5 miles of a laboratory/drawing station.

                  9. Beneficiaries with desired access and average distance to 1, 2 or more providers

                  10. Beneficiaries without desired access and average distance to 1, 2 or more providers

                  Access Standards

                  1. 90% of the enrollees must be within 6 miles of 2 PCPs in an urban setting

                  2. 85% of the enrollees must be within 15 miles of 2 PCPs in a non-urban setting

                  3. Covering physicians must be within 15 miles in urban areas and 25 miles in non-urban areas.

                  Travel Time Standards

                  The contractor shall adhere to the 30 minute standard, i.e., enrollees will not live more than 30 minutes away from their PCPs, PCDs or CNPs/CNSs. The following guidelines shall be used in determining travel time.

                  1.       Normal conditions/primary roads - 20 miles

                  2. Rural or mountainous areas/secondary routes - 20 miles

                  3.       Flat areas or areas connected by interstate highways
                           - 25 miles

                  4. Metropolitan areas such as Newark, Camden, Trenton, Paterson, Jersey City - 30 minutes travel time by public transportation or no more than 6 miles from PCP

                  5. Other medical service providers must also be geographically accessible to the enrollees.

                  6. Exception: SSI or New Jersey Care-ABD enrollees and clients of DDD may choose to see network providers outside of their county of residence.

         K. Conditions for Granting Exceptions to the 1:1500 Ratio Limit for Primary Care Physicians

                  1. A physician must demonstrate increased office hours and must maintain (and be present for) a minimum of 20 hours per week in each office.

                  2. In private practice settings where a physician employs or directly works with nurse practitioners who can provide patient care within the scope of their practices, the capacity may be increased to 1 PCP FTE to 2500 enrollees. The PCP must be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances will a PCP relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCP.

                  3. In private practice settings where a primary care physician employs or is assisted by other licensed physicians, the capacity may be increased to 1 PCP FTE to 2500 enrollees.

                  4. In clinic practice settings where a PCP provides direct personal supervision of medical residents with a New Jersey license to practice medicine in good standing with State Board of Medical Examiners, the capacity may be increased with the following ratios:
                           1 PCP to 1500 enrollees; 1 licensed medical resident per 1000 enrollees. The PCP must be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances will a PCP relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCP.

                  5. Each provider (physician or nurse practitioner) must provide a minimum of 15 minutes of patient care per patient encounter and be able to provide four visits per year per enrollee.

                  6. The contractor shall submit for prior approval by DMAHS a detailed description of the PCP's delivery system to accommodate an increased patient load, work flow, professional relationships, work schedules, coverage arrangements, 24 hour access system.

                  7. The contractor shall provide information on total patient load across all plans, private patients, Medicaid fee-for-service patients, other.

                  8. The contractor shall adhere to the access standards required in the contractor's contract with the Department.

                  9. There will be no substantiated complaints or demonstrated evidence of access barriers due to an increased patient load.

                  10. The Department will make the final decision on the appropriateness of increasing the ratio limits and what the limit will be.

         L. Conditions for Granting Exceptions to the 1:1500 Ratio Limit for Primary Care Dentists.

                  1. A PCD must provide a minimum of 20 hours per week per office.

                  2. In clinic practice settings where a PCD provides direct personal supervision of dental residents who have a temporary permit from the State Board of Dentistry in good standing and also dental students, the capacity may be increased with the following ratios: 1 PCD to 1500 enrollees per contractor; 1 dental resident per 1000 enrollees per contractor; 1 FTE dental student per 200 enrollees per contractor. The PCD shall be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances shall a PCD relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCD.

                  3. In private practice settings where a PCD employs or is assisted by other licensed dentists, the capacity may be increased to 1 PCD FTE to 2500 enrollees.

                  4. In private practice settings where a PCD employs dental hygienists or is assisted by dental assistants, the capacity may be increased to 1 PCD to 2500 enrollees. The PCD shall be immediately available for consultation, supervision or to take over treatment as needed. Under no circumstances shall a PCD relinquish or be relieved of direct responsibility for all aspects of care of the patients enrolled with the PCD.

                  5. Each PCD shall provide a minimum of 15 minutes of patient care per patient encounter.

                  6. The contractor shall submit for prior approval by the DMAHS a detailed description of the PCD's delivery system to accommodate an increased patient load, work flow, professional relationships, work schedules, coverage arrangements, 24 hour access system.

                  7. The contractor shall provide information on total patient load across all plans, private patients, Medicaid fee-for-service patients, other.

                  8. The contractor shall adhere to the access standards required in the contractor's contract with the Department.

                  9. There must be no substantiated complaints or demonstrated evidence of access barriers due to an increased patient load.

                  10. The Department will make the final decision on the appropriateness of increasing the ratio limits and what the limit will be.

4.8.9    DENTAL PROVIDER NETWORK REQUIREMENTS

         A. The contractor shall establish and maintain a dental provider network, including primary and specialty care dentists, which is adequate to provide the full scope of benefits. The contractor shall include general dentists and pediatric dentists as primary care dentists (PCDs). A system whereby the PCD initiates and coordinates any consultations or referrals for specialty care deemed necessary for the treatment and care of the enrollee is preferred.

         B. The dental provider network shall include sufficient providers able to meet the dental treatment requirements of patients with developmental disabilities. (See Article 4.5.2E for details.)

         C. The contractor shall ensure the participation of traditional and safety-net providers within an enrollment area. Traditional providers include private practitioners/entities who provide treatment to the general population or have participated in the regular Medicaid program. Safety-net providers include dental education institutions, hospital-based dental programs, and dental clinics sponsored by governmental agencies as well as dental clinics sponsored by private organizations in urban/under-served areas.

4.8.10   GOOD FAITH NEGOTIATIONS

         The State shall, in its sole discretion, waive the contractor's specific network requirements in circumstances where the contractor has engaged, or attempted to engage in good faith negotiations with applicable providers. If the contractor asks to be waived from a specific networking requirement on this basis, it shall document to the State's satisfaction that good faith negotiations were offered and/or occurred. Nothing in this Article will relieve the contractor of its responsibility to furnish the service in question if it is medically necessary, using qualified providers.

4.8.11   PROVIDER NETWORK ANALYSIS

         The contractor shall submit prior to execution of this contract and annually thereafter a provider network accessibility analysis, using geographic information system software, in accordance with the specifications found in Section A.4.3 of the Appendices.

4.9      PROVIDER CONTRACTS AND SUBCONTRACTS

4.9.1    GENERAL PROVISIONS

         A. Each generic type of provider contract form shall be submitted to the DMAHS for review and prior approval to ensure required elements are included and shall have regulatory approval prior to the effective date of the contract. Any proposed changes to an approved contract form shall be reviewed and prior approved by the

                  DMAHS and shall have regulatory approval from DHSS and DOBI prior to the effective date. The contractor shall comply with all DMAHS procedures for contract review and approval submission. Letters of Intent are not acceptable. Memoranda of Agreement (MOAs) shall be permitted only if the MOA automatically converts to a contract within six (6) months of the effective date and incorporates by reference all applicable contract provisions contained herein, including but not limited to Appendix B.7.2, which shall be attached to all MOAs.

         B. Each proposed subcontracting arrangement or substantial contractual relationship including all contract documents and any subcontractor contracts including all provider contract forms shall be submitted to the DMAHS for review and prior approval to ensure required elements are included and shall have regulatory approval prior to the effective date. Any proposed change(s) to an approved subcontracting arrangement including any proposed changes to approved contract forms shall be reviewed and prior approved by the DMAHS and shall have regulatory approval from DHSS and DOBI prior to the effective date. The contractor shall comply with all DMAHS procedures for contract review and approval submissions.

         C. The contractor shall at all times have satisfactory written contracts and subcontracts with a sufficient number of providers in and adjacent to the enrollment area to ensure enrollee access to all medically necessary services listed in
                  Article 4.1. All provider contracts and subcontracts shall meet established requirements, form and contents approved by DMAHS.

         D. The contractor, in performing its duties and obligations hereunder, shall have the right either to employ its own employees and agents or, for the provision of health care services, to utilize the services of persons, firms, and other entities by means of sub-contractual relationships.

         E. No provider contract or subcontract shall terminate or in any way limit the legal responsibility of the contractor to the Department to assure that all activities under this contract are carried out. The contractor is not relieved of its contractual responsibilities to the Department by delegating responsibility to a subcontractor.

         F. All provider contracts and subcontracts shall be in writing and shall fulfill the requirements of 42 C.F.R. Part 434 that are appropriate to the service or activity delegated under the subcontract.

                  1. Provider contracts and subcontracts shall contain provisions allowing DMAHS and HHS to evaluate through inspection or other means, the quality, appropriateness and timeliness of services performed under a subcontract to provide medical services (42 C.F.R. 434.6(a)(5)).

                  2. Provider contracts and subcontracts shall contain provisions pertaining to the maintenance of an appropriate record system for services to enrollees. (42 C.F.R. -- 434.6(a)(7))

                  3. Each provider contract and subcontract shall contain sufficient provisions to safeguard all rights of enrollees and to ensure that the subcontract complies with all applicable State and federal laws, including confidentiality. See Section B.7.2 of the Appendices.

                  4. Provider contracts and subcontracts shall include the specific provisions and verbatim language found in Appendix B.7.2. The verbatim language requirements shall be used when entering into new provider contracts, new subcontracts, and when renewing, renegotiating or recontracting with providers and subcontractors with existing contracts.

         G. The contractor shall submit lists of names, addresses, ownership/control information of participating providers and subcontractors, and individuals or entities, which shall be incorporated in this contract. Such information shall be updated every quarter.

                  1. The contractor shall obtain prior DMAHS review and written approval of any proposed plan for merger, reorganization or change in ownership of the contractor and approval by the appropriate State regulatory agencies.

                  2. The contractor shall comply with Article 4.9.1G.1 to ensure uninterrupted and undiminished services to enrollees, to evaluate the ability of the modified entity to support the provider network, and to ensure that any such change has no adverse effects on DMAHS's managed care program and shall comply with the Departments of Banking and Insurance, and Health and Senior Services statutes and regulations.

         H. The contractor shall demonstrate its ability to provide all of the services included under this contract through the approved network composition and accessibility.

         I. The contractor shall not oblige providers to violate their state licensure regulations.

         J. The contractor shall provide its providers and subcontractors with a schedule of fees and relevant policies and procedures at least 30 days prior to implementation.

         K. The contractor shall arrange for the distribution of informational materials to all its providers and subcontractors providing services to enrollees, outlining the nature, scope, and requirements of this contract.

4.9.2    CONTRACT SUBMISSION

         The contractor shall submit to DMAHS one complete, fully executed contract for each type of provider, i.e., primary care physician, physician specialist, non-physician practitioner, hospital and other health care providers/services covered under the benefits package, subcontract and the form contract of any subcontractor's provider contracts. The use of a signature stamp is not permitted and shall not be considered a fully executed contract. Contracts shall be submitted with all attachments, appendices, rate schedules, etc. A copy of the appropriate completed contract checklist for DHS, DHSS, and DOBI shall be attached to each contract form. Regulatory approval and approval by the Department is required for each provider contract form and subcontract prior to use. Submission of all other contracts shall follow the format and procedures described below:

         A. Copies of the complete fully executed contract with every FQHC. Certification of the continued in force contracts previously submitted will be permitted.

         B. Hospital contracts shall list each specific service to be covered including but not limited to:

                  1.       Inpatient services;
                  2. Anesthesia and whether professional services of anesthesiologists and nurse anesthetists are included;
                  3.       Emergency room services
                           a.       Triage fee - whether facility and
                                    professional fees are included;
                           b. Medical screening fee - whether facility and professional fees are included;
                           c.       Specific treatment rates for:
                                    (1)      Emergent services
                                    (2)      Urgent services
                                    (3)      Non-urgent services
                                    (4)      Other
                           d.       Other - must specify
                  4.       Neonatology - facility and professional fees
                  5.       Radiology
                           a.       Diagnostic
                           b.       Therapeutic
                           c.       Facility fee
                           d.       Professional services
                  6.       Laboratory - facility and professional services
                  7. Outpatient/clinic services must be specific and address
                           a.       Physical and occupational therapy and
                                    therapists
                           b.       Speech therapy and therapists
                           c.       Audiology therapy and therapists
                  8.       AIDS Centers
                  9.       Any other specialized service or center of excellence

                  10. Hospice services if the hospital has an approved hospice agency that is Medicare certified.
                  11. Home Health agency services if hospital has an approved home health agency license from the Department of Health and Senior Services that meets licensing and Medicare certification participation requirements.
                  12.      Any other service.

         C.       FQHC contracts:

                  1.       Shall list each specific service to be covered.
                  2.       Shall include reimbursement schedule and methodology.
                  3. Shall include the credentialing requirements for individual practitioners.
                  4. Shall include assurance that continuation of the FQHC contract is contingent on maintaining quality services and maintaining the Primary Care Evaluation Review (PCER) review by the federal government at a good quality level. FQHCs must make available to the contractor the PCER results annually which shall be considered in the contractor's QM reviews for assessing quality of care.

         D. For those providers for whom a complete contract is not required, the contractor shall submit a list of their names, addresses, Social Security Numbers, and Medicaid provider numbers (if available). The contractor shall attach to this list a completed, signed "Certification of Contractor Provider Network" form (See Section A.4.4 of the Appendices). This form must be completed and signed by the contractor's attorney or high-ranking officer with decision-making authority.

4.9.3    PROVIDER CONTRACT AND SUBCONTRACT TERMINATION

         A. The contractor shall comply with all the provisions of the New Jersey HMO regulations at N.J.A.C. 8:38 et seq. regarding provider termination, including but not limited to 30 day prior written notice to enrollees and continuity of care requirements.

         B. The contractor shall notify DMAHS at least 30 days prior to the effective date of suspension, termination, or voluntary withdrawal of a provider or subcontractor from participation in this program. If the termination was "for cause," the contractor's notice to DMAHS shall include the reasons for the termination.

                  1. Provider resource consumption patterns shall not constitute "cause" unless the contractor can demonstrate it has in place a risk adjustment system that takes into account enrollee health-related differences when comparing across providers.

                  2. The contractor shall assure immediate coverage by a provider of the same specialty, expertise, or service provision and shall submit a new contract with a replacement provider to DMAHS within 30 days of being finalized.

         C. If a primary care provider ceases participation in the contractor's organization, the contractor shall provide written notice at least thirty (30) days from the date that the contractor becomes aware of such change in status to each enrollee who has chosen the provider as their primary care provider. If an enrollee is in an ongoing course of treatment with any other participating provider who becomes unavailable to continue to provide services to such enrollee and contractor is aware of such ongoing course of treatment, the contractor shall provide written notice within fifteen days from the date that the contractor becomes aware of such unavailability to such enrollee. Each notice shall also describe the procedures for continuing care and choice of other providers who can continue to care for the enrollee.

         D. All provider contracts shall contain a provision that states that the contractor shall not terminate the contract with a provider because the provider expresses disagreement with a contractor's decision to deny or limit benefits to a covered person or because the provider assists the covered person to seek reconsideration of the contractor's decision; or because a provider discusses with a current, former, or prospective patient any aspect of the patient's medical condition, any proposed treatments or treatment alternatives, whether covered by the contractor or not, policy provisions of a plan, or a provider's personal recommendation regarding selection of a health plan based on the provider's personal knowledge of the health needs of such patients. Nothing in this Article shall be construed to prohibit the contractor from:

                  1. Including in its provider contracts a provision that precludes a provider from making, publishing, disseminating, or circulating directly or indirectly or aiding, abetting, or encouraging the making, publishing, disseminating, or circulating of any oral or written statement or any pamphlet, circular, article, or literature that is false or maliciously critical of the contractor and calculated to injure the contractor; or

                  2. Terminating a contract with a provider because such provider materially misrepresents the provisions, terms, or requirements of the contractor.

4.9.4    PROHIBITION OF INTERFERENCE WITH CERTAIN MEDICAL COMMUNICATIONS

         A. Any contract between the contractor in relation to health coverage and a health care provider (or group of health care providers) shall not prohibit or restrict the provider from engaging in medical communications with the provider's patient, either explicit or implied, nor shall any provider manual, newsletters, directives, letters, verbal instructions, or any other form of communication prohibit medical communication between the provider and the provider's patient. Providers shall be free to communicate freely with their patients about the health status of their patients, medical care or treatment options regardless of whether benefits for that care or treatment are provided under the contract, if the professional is acting within the lawful scope of practice. The health care providers shall be free to practice their respective professions in providing the most appropriate treatment required by their patients and shall provide informed consent within the guidelines of the law including possible positive and negative outcomes of the various treatment modalities.

         B.       Nothing in this Article shall be construed:

                  1. To prohibit the enforcement, as part of a contract or agreement to which a health care provider is a party, of any mutually agreed upon terms and conditions, including terms and conditions requiring a health care provider to participate in, and cooperate with, all programs, policies, and procedures developed or operated by the contractor to assure, review, or improve the quality and effective utilization of health care services (if such utilization is according to guidelines or protocols that are based on clinical or scientific evidence and the professional judgment of the provider) but only if the guidelines or protocols under such utilization do not prohibit or restrict medical communications between providers and their patients; or

                  2. To permit a health care provider to misrepresent the scope of benefits covered under this contract or to otherwise require the contractor to reimburse providers for benefits not covered.

         C. The contractor shall not have to provide, reimburse, or provide coverage of a counseling service or referral service if the contractor objects to the provision of a particular service on moral or religious grounds and if the contractor makes available information in its policies regarding that service to prospective enrollees before or during enrollment. Notices shall be provided to enrollees within 90 days after the date that the contractor adopts a change in policy regarding such a counseling or referral service.

4.9.5    ANTIDISCRIMINATION

         The contractor shall not discriminate with respect to participation, reimbursement, or indemnification against any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such licensure or certification. The contractor may, however, include providers only to the extent necessary to meet the needs of the organization's enrollees or establish any measure designed to maintain quality and control costs consistent with the responsibilities of the contractor.

4.10     EXPERT WITNESS REQUIREMENTS AND COURT OBLIGATIONS

         The contractor shall comply with the following provisions concerning expert witness testimony and court-ordered services:

         A. The contractor shall bear the sole responsibility to provide expert witness services within the State of New Jersey for any hearings, proceedings, or other meetings and events relative to services provided by the contractor.

         B. These expert witness services shall be provided in all actions initiated by the Department, providers, enrollees, or any other party(ies) and which involve the Department and the contractor.

         C. The contractor shall designate and identify staff person(s) immediately available to perform the expert witness function, subject to prior approval by the Department. The Department shall exercise, at its sole discretion, a request for additional or substitute employees other than the designated expert witness.

         D. The contractor shall notify the Department prior to the delivery of all expert witness services, and/or response(s) to subpoenas. The notification shall be no later than twenty-four
                  (24) hours after the contractor is aware of the need to appear or of the subpoena.

         E. The contractor shall provide written analysis and expert witness services in Fair Hearings and in court regarding any actions the contractor has taken. In the case of a contractor's denial, modification, or deferral of a prior authorization request, the contractor shall present its position for the denial, modification, or deferral of procedures during Fair Hearing proceedings.

         F. The Department will notify the contractor in a timely manner of the nature of the subject matter to be covered and the testimony to be presented and the date, time and location of the hearing, proceeding, or other meeting or event at which specific expert witness services are to be provided.

         G. The contractor shall coordinate and provide court ordered medical services (except sexual abuse evaluations). It is the responsibility of the contractor to inform the courts about the availability of its providers. If the court orders a non-contractor source to provide the treatment or evaluation, the contractor shall be liable for the cost up to the Medicaid rate if the contractor could not have provided the service through its own provider network or arrangements.

4.11     ADDITIONS, DELETIONS, AND/OR CHANGES

         The contractor shall submit any significant and material changes regarding policies, procedures, changes to health care delivery system and substantial changes to contractor operations, providers, provider networks, subcontractors, and reports to DMAHS for final approval at least 90 days prior to being published, distributed, and/or implemented.

ARTICLE FIVE: ENROLLEE SERVICES

5.1      GEOGRAPHIC REGIONS

         A. Service Area. The geographic region(s) for which the contractor has been awarded a contract to establish and maintain operations for the provision of services to Medicaid and NJ FamilyCare beneficiaries are indicated below. The contractor shall have complete provider networks for each of the counties included in the region(s) approved for this contract. Coverage for partial regions shall only be permitted through a prior approval process by DMAHS. The contractor shall submit a phase-in plan to DMAHS. See Article 2 for details.

                  ____________Region 1:       Bergen, Hudson, Hunterdon, Morris,
                                              Passaic, Somerset, Sussex, and
                                              Warren
                  ____________Region 2:       Essex, Union, Middlesex, and
                                              Mercer
                  ____________Region 3:       Atlantic, Burlington, Camden, Cape
                                              May, Cumberland, Gloucester,
                                              Monmouth, Ocean, and Salem

         B. Enrollment Area. For the purposes of this contract, the contractor's enrollment area(s) and maximum enrollment limits (cumulative during the term of the contract) shall be as follows:

                                                  Maximum
                                                  Enrollment
                  County:                         Limit:

                  ______      Atlantic
                  ______      Bergen
                  ______      Burlington
                  ______      Camden
                  ______      Cape May
                  ______      Cumberland
                  ______      Essex
                  ______      Gloucester
                  ______      Hudson
                  ______      Hunterdon
                  ______      Mercer
                  ______      Middlesex
                  ______      Monmouth
                  ______      Morris
                  ______      Ocean
                  ______      Passaic
                  ______      Salem

                  ______      Somerset
                  ______      Sussex
                  ______      Union
                  ______      Warren

5.2      AID CATEGORIES ELIGIBLE FOR CONTRACTOR ENROLLMENT

         A. Except as specified in Article 5.3, all persons who are not institutionalized, belong to one of the following eligibility categories, and reside in any of the enrollment areas, as identified in Article 5.1, are in mandatory aid categories and shall be eligible for enrollment in the contractor's plan in the manner prescribed by this contract.

                  1.       Aid to Families with Dependent Children
                           (AFDC)/Temporary Assistance for Needy Families
                           (TANF);
                  2. AFDC/TANF-Related, New Jersey Care...Special Medicaid Program for Pregnant Women and Children;
                  3.       SSI-Aged, Blind, Disabled, and Essential Spouses;
                  4. New Jersey Care...Special Medicaid programs for Aged, Blind, and Disabled;
                  5. Division of Developmental Disabilities Clients including the Division of Developmental Disabilities Community Care Waiver;
                  6.       Medicaid only or SSI-related Aged, Blind, and
                           Disabled
                  7. Uninsured parents/caretakers and children who qualify for NJ FamilyCare
                  8. Uninsured adults and couples without dependent children under the age of 19 who qualify for NJ FamilyCare

         B. The contractor shall enroll the entire Medicaid case, i.e., all individuals included under the ten digit Medicaid identification number.

         C. DYFS. Individuals who are eligible through the Division of Youth and Family Services may enroll voluntarily. All individuals eligible through DYFS shall be considered a unique Medicaid case and shall be issued an individual 12 digit Medicaid identification number, and may be enrolled in his/her own contractor.

         D. The contractor shall be responsible for keeping its network of providers informed of the enrollment status of each enrollee.

         E.       Dual eligibles (Medicaid-Medicare) may voluntarily enroll.

5.3      EXCLUSIONS AND EXEMPTIONS

         Persons who belong to one of the eligible populations (defined in 5.2B) shall not be subject to mandatory enrollment if they meet one or more criteria defined in this Article. Persons who fall into an "excluded" category (Article 5.3.1A) shall not be eligible to enroll in the contractor's plan. Persons falling into the categories under Article 5.3.1B are eligible to enroll on a voluntary basis. Persons falling into a category under Article 5.3.2 may be eligible for enrollment exemption, subject to the Department's review.

5.3.1    ENROLLMENT EXCLUSIONS

         A. The following persons shall be excluded from enrollment in the managed care program:

                  1. Individuals in the following Home and Community-based Waiver programs: Model Waiver I, Model Waiver II, Model Waiver III, Enhanced Community Options Waiver, Aids Community Care Alternative Program (ACCAP), Community Care Program for Elderly and Disabled (CCPED), assisted living programs, ABC Waiver for Children, Traumatic Brain Injury (TBI), and DYFS Code 65 children.
                  2.       Individuals in a Medicaid demonstration program.
                  3. Individuals who are institutionalized in an inpatient psychiatric institution, long term care nursing facility or in a residential facility including Intermediate Care Facilities for the Mentally Retarded. However, individuals who are eligible through DYFS and are placed in a DYFS residential center/facility or individuals in a mental health or substance abuse residential treatment facility are not excluded from enrolling in the contractor's plan.
                  4. Individuals in the Medically Needy, Presumptive Eligibility for pregnant women, Presumptive Eligibility for NJ FamilyCare, Home Care Expansion Program, or PACE program.
                  5. Infants of inmates of a public institution living in a prison nursery.
                  6. Individuals already enrolled in or covered by a Medicare or private HMO that does not have a contract with the Department to provide Medicaid services.
                  7.       Individuals in out-of-state placements.
                  8. Full time students attending school and residing out of the country will be excluded from New Jersey Care 2000+ participation while in school.

                  9. The following types of dual beneficiaries: Qualified Medicare Beneficiaries (QMBs) not otherwise eligible for Medicaid; Special Low-Income Medicare Beneficiaries (SLMBs); Qualified Disabled and Working Individuals (QDWIs); and Qualifying Individuals 1 and 2.

         B. The following individuals shall be excluded from the Automatic Assignment process described in Article 5.4C but may voluntarily enroll:

                  1. Individuals whose Medicaid eligibility will terminate within three (3) months or less after the projected date of effective enrollment.

                  2. Individuals in mandatory eligibility categories who live in a county where mandatory enrollment is not yet required based on a phase-in schedule determined by DMAHS.

                  3. Individuals enrolled in or covered by either a Medicare or commercial HMO will not be enrolled in New Jersey Care 2000+ contractor unless the New Jersey Care 2000+ contractor and the Medicare/commercial HMO are the same.

                  4. Individuals in the Pharmacy Lock-in or Provider Warning or Hospice programs.

                  5. Individuals in eligibility categories other than AFDC/TANF, AFDC/TANF-related New Jersey Care, SSI-Aged, Blind and Disabled populations, the Division of Developmental Disabilities Community Care Waiver population, New Jersey Care - Aged, Blind and Disabled, or NJ FamilyCare Plan A.

                  6.       Children awaiting adoption through a private agency.

                  7. Individuals identified as having more than one active eligible Medicaid number.

                  8.       DYFS Population.

         C. The following individuals shall be excluded from the Automatic Assignment process:

                  1. Individuals included under the same Medicaid Case Number where one or more household member(s) are exempt.

                  2. Individuals participating in NJ FamilyCare Plans B, C, and D [Managed Care is the only program option available for these individuals].

5.3.2    ENROLLMENT EXEMPTIONS

         The contractor, its subcontractors, providers or agents shall not coerce individuals to disenroll because of their health care needs which may meet an exemption reason, especially when the enrollees want to remain enrolled. Exemptions do not apply to NJ FamilyCare Plan B, Plan C, or Plan D individuals or to individuals who have been enrolled in any contractor for greater than one hundred and eighty (180) days. All exemption requests are reviewed by DMAHS on a case by case basis. Individuals may be exempted by DMAHS from enrollment in a contractor for the following reasons:

         A. First-time Medicaid/NJ FamilyCare Plan A beneficiaries who are pregnant women, beyond the first trimester, who have an established relationship with an obstetrician who is not a participating provider in any contractor. These individuals will be tracked and enrolled after sixty (60) days postpartum.

         B. Individuals with a terminal illness and who have an established relationship with a physician who is not a participating provider in any contractor's plan.

         C. Individuals with a chronic, debilitating illness or disability who have received treatment from a physician and/or team of providers with expertise in treating that illness with whom the individuals have an established relationship (greater than 12 months) and who are not participating in any contractor; and there is no other reasonable alternative as determined by DMAHS at its sole discretion. Such requests shall be reviewed by DMAHS on a case by case basis. The individuals or authorized persons must provide written documentation identifying all of the providers who provide regular, ongoing care and who will certify their continued involvement in the care of these individuals; also provide documentation detailing how and who will provide medical management for the individual.

                  1. Temporary exemption may be granted by DMAHS to allow the contractor time to contract with a specific specialist needed by an enrollee with whom there is a long-standing established relationship (greater than twelve (12) months) and there is no equivalent specialist available in the network. The contractor shall establish appropriate contractual/referral relationships with any or all specialists needed to accommodate the needs of enrollees with special needs.

         D. Individuals who do not speak English or Spanish and who meet the following criteria: i) have an illness requiring on-going treatment; ii) have an established relationship with a physician who speaks their primary language; and iii) there is no available primary care physician in any participating contractor who speaks the beneficiary's language. These cases shall be reviewed by DMAHS on a case-by-case basis with no automatic exemption from initial enrollment.

         E. Individuals who do not have a choice of at least two (2) PCPs within thirty (30) miles of their residence.

5.4      ENROLLMENT OF MANAGED CARE ELIGIBLES

         A. Enrollment. The health benefits coordinator (HBC), an agent of DMAHS, shall enroll Medicaid and NJ FamilyCare applicants. The HBC will explain the contractors' programs, answer any questions, and assist eligible individuals or, where applicable, an authorized person in selecting a contractor. Except as provided in 5.16, the contractor shall not directly market to or assist managed care eligibles in completing enrollment forms. The duties of the HBC will include, but are not limited to, education, enrollment, disenrollment, transfers, assistance through the contractor's grievance process and other problem resolutions with the contractor, and communications. The contractor shall cooperate with the HBC in developing information about its plan for dissemination to Medicaid/NJ FamilyCare beneficiaries.

         B. Individuals eligible under NJ FamilyCare Plan A and NJ FamilyCare Plan B, Plan C, and Plan D may request an application via a toll-free number operated under contract for the State, through an outreach source, or from the contractor. The application may be mailed back to a State vendor. Individuals eligible under Plan A also have the option of completing the application either via a mail-in process or on site at the county welfare agency. Individuals eligible under Plan B, Plan C, and Plan D have the option of requesting assistance from the State vendor, the contractor or one of the registered servicing centers in the community. Assistance will also be made available at State field offices (e.g. the Medicaid District Offices) and county offices (e.g. Offices on Aging for grandparent caretakers).

         C. Automatic Assignment. Medicaid eligible persons who reside in enrollment areas that have been designated for mandatory enrollment, who qualify for AFDC/TANF, New Jersey Care...Special Medicaid programs eligibility categories, NJ FamilyCare Plan A, and SSI populations, who do not meet the exemption criteria, and who do not voluntarily choose enrollment in the contractor's plan, shall be assigned automatically by DMAHS to a contractor.

5.5      ENROLLMENT AND COVERAGE REQUIREMENTS

         A. General. The contractor shall comply with DMAHS enrollment procedures. The contractor shall accept for enrollment any individual who selects or is assigned to the contractor's plan, whether or not they are subject to mandatory enrollment, without regard to race, ethnicity, gender, sexual or affectional preference or orientation, age, religion, creed, color, national origin, ancestry, disability, health status or need for health services.

         B. Coverage commencement. Coverage of enrollees shall commence at 12:00 a.m., Eastern Time, on the first day of the calendar month as specified by the DMAHS with the exceptions noted in
                  Article 5.5. The day on which coverage commences shall be the enrollee's effective date of enrollment.

         C. The contractor shall accept enrollment of Medicaid/NJ FamilyCare eligible persons within the defined enrollment areas in the order in which they apply or are auto-assigned to the contractor (on a random basis with equal distribution among all participating contractors) without restrictions, within contract limits. Enrollment shall be open at all times except when the contract limits have been met. A contractor shall not deny enrollment of a person with an SSI disability or New Jersey Care Disabled category who resides outside of the enrollment area. However, such enrollee with a disability shall be required to utilize the contractor's established provider network. The contractor shall accept enrollees for enrollment throughout the duration of this contract.

         D. Enrollment timeframe. As of the effective date of enrollment, and until the enrollee is disenrolled from the contractor's plan, the contractor shall be responsible for the provision and cost of all care and services covered by the benefits package listed in Article 4.1. Enrollees who become eligible to receive services between the 1st through the end of the month shall be eligible for Managed Care services in that month. When an enrollee is shown on the enrollment roster as covered by a contractor's plan, the contractor shall be responsible for providing services to that person from the first day of coverage shown to the last day of the calendar month of the effective date of disenrollment. DMAHS will pay the contractor a capitation rate during this period of time.

         E. Hospitalizations. For any eligible person who applies for participation in the contractor's plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date after such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. If an enrollee's disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. The contractor shall notify DMAHS within 180 days of initial hospital admission.

         F. Unless otherwise required by statute or regulation, the contractor shall not condition any Medicaid/NJ FamilyCare eligible person's enrollment upon the performance of any act or suggest in any way that failure to enroll may result in a loss of Medicaid/NJ FamilyCare benefits.

         G. There shall be no retroactive enrollment in Managed Care. Services for those beneficiaries during any retroactive period will remain fee-for-service, except for individuals eligible under NJ FamilyCare Plans B, C, and D who are not eligible until enrolled in an MCE. Coverage shall continue indefinitely unless this contract expires or is terminated, or the enrollee is no longer eligible or is deleted from the contractor's list of eligible enrollees.

                  1.       Exceptions and Clarifications

                           a. The contractor shall be responsible for providing services to an enrollee unless otherwise notified by DMAHS. In certain situations, retroactive re-enrollments may be authorized by DMAHS.

                           b. Deceased enrollees. If an enrollee is deceased and appears on the recipient file as active, the contractor shall promptly notify DMAHS. DMAHS shall recover capitation payments made on a prorated basis after the date of death.

                           c. Newborn infants. Newborn infants shall be the responsibility of the contractor that covered the mother on the date of birth. The contractor shall notify DMAHS when a newborn has not been accreted to its enrollment roster after eight weeks from the date of birth. DMAHS will take action with the appropriate CWA to have the infant accreted to the eligibility file and subsequently the enrollment roster following this notification. (See Section B.5.1 of the Appendices, for the applicable Notification of Newborns form and amendments thereto). The mother's MCE shall be responsible for the hospital stay for the newborn following delivery and for subsequent services based on enrollment in the contractor's plan. Capitation payments shall be prorated to cover newborns from the date of birth.

                                    i.       SSI. Newborns born to an SSI mother
                                             who never applies for or may not be
                                             eligible for AFDC/TANF remain the
                                             responsibility of the mother's MCE
                                             from the date of birth. The
                                             contractor shall be responsible for
                                             notifying DMAHS when a newborn has
                                             not been accreted to its enrollment
                                             roster after eight weeks from the
                                             date of birth.

                                    ii.      DYFS. Newborns who are placed under
                                             the jurisdiction of the Division of
                                             Youth and Family Services are the
                                             responsibility of the MCE that
                                             covered the mother on the date of
                                             birth for medically necessary
                                             newborn care. Such
                                             children shall become FFS upon
                                             their placement in a DYFS-approved
                                             out-of-home placement.

                                    iii.     NJ FamilyCare. Newborn infants born
                                             to NJ FamilyCare Plans B, C, and D
                                             mothers shall be the responsibility
                                             of the MCE that covered the mother
                                             on the date of birth for a minimum
                                             of 60 days after the birth through
                                             the period ending at the end of the
                                             month in which the 60th day falls
                                             unless the child is determined
                                             eligible beyond this time period.
                                             The contractor shall notify DMAHS
                                             of the birth immediately in order
                                             to assure payment for this period.

                           d. Enrollee no longer in contract area. If an enrollee moves out of the contractor's enrollment area and would otherwise still be eligible to be enrolled in the contractor's plan, the contractor shall continue to provide or arrange benefits to the enrollee until the DMAHS can disenroll him/her. The contractor shall ask DMAHS to disenroll the enrollee due to the change of residence as soon as it becomes aware of the enrollee's relocation. This provision does not apply to persons with disabilities, who may elect to remain with the contractor, or to NJ FamilyCare Plans B, C, and D enrollees, who remain enrolled until the end of the month in which the 60th day after the request falls.

         H. Enrollment Roster. The enrollment roster and weekly transaction register generated by DMAHS shall serve as the official contractor enrollment list. However, enrollment changes can occur between the time when the monthly roster is produced and capitation payment is made. The contractor shall only be responsible for the provision and cost of care for an enrollee during the months on which the enrollee's name appears on the roster, except as indicated in Article 8.8. DMAHS shall make available data on eligibility determinations to the contractor to resolve discrepancies that may arise between the roster and contractor enrollment files. If DMAHS notifies the contractor in writing of changes in the roster, the contractor shall rely upon that written notification in the same manner as the roster. Corrective action shall be limited to one (1) year from the date that the change was effective.

         I. Enrollment of Medicaid case. Enrollment shall be for the entire Medicaid case, i.e., all individuals included under the ten-digit Medicaid identification number (or 12-digit ID number in the case of DYFS population). The contractor shall not enroll a partial case except at the DMAHS' sole discretion.

         J. Weekly Enrollment Transactions. In keeping with a schedule established by DMAHS, DMAHS will process and forward enrollment transactions to the contractor on a weekly basis.

         K. Capitation Recovery. Capitation payments for a full month coverage shall be recovered from the contractor on a prorated basis when an enrollee is admitted to a nursing facility, psychiatric care facility or other institution including incarceration and the individual is disenrolled from the contractor's plan on the day prior to such admission.

         L. Adjustments to Capitation. The monthly capitation payments shall include all adjustments made by DMAHS for reasons such as but not limited to retroactive validation as for newborns or retroactive termination of eligibility as for death, incarceration or institutionalization. These adjustments will be documented by DMAHS by means of a remittance tape. With the exception of newborns, DMAHS shall be responsible for fee-for-service payments incurred by the enrollee during the period prior to actual enrollment in the contractor's plan.

         M. The contractor shall cooperate with established procedures whereby DMAHS and the HBC shall monitor enrollment and disenrollment practices.

         N. Nothing in this Article or contract shall be construed to limit or in any way jeopardize a Medicaid beneficiary's eligibility for New Jersey Medicaid.

         O. DMAHS shall arrange for the determination of eligibility of each potential enrollee for covered services under this contract and to arrange for the provision of complete information to the contractor with respect to such eligibility, including notification whenever an enrollee's Medicaid/NJ FamilyCare eligibility is discontinued.

5.6      VERIFICATION OF ENROLLMENT

         A. The contractor shall be responsible for keeping its network of providers informed of the enrollment status of each enrollee. The contractor shall be able to report and ensure enrollment to network providers through either manual or electronic means.

         B. The contractor shall maintain procedures to ensure that each individual's enrollment in the contractor's plan may be verified with the use of the Medicaid/NJ FamilyCare Eligibility Identification Card issued by the State and/or card issued by the contractor through:

                  1.       Point of Service Device (POS)
                  2.       Claims and Eligibility Real Time System (CERTS)
                  3.       Automated Eligibility Verification System (AEVS)

         C. Providers should not wait more than three (3) minutes to verify enrollment.

5.7      MEMBER SERVICES UNIT

         A. Defined. The contractor shall have in place a Member Services Unit to coordinate and provide services to Medicaid/NJ FamilyCare managed care enrollees. The services as described in this Article include, but are not limited to enrollee selection, changes, assignment, and/or reassignment of a PCP, explanation of benefits, assistance with filing and resolving inquiries, billing problems, grievances and appeals, referrals, appointment scheduling and cultural and/or linguistic needs. This unit shall also provide orientation to contractor operations and assistance in accessing medical and dental care.

         B. Staff Training. The contractor shall develop a system to ensure that new and current Member Services staff receive basic and ongoing training and have expertise necessary to provide accurate information to all Medicaid/NJ FamilyCare enrollees regarding program benefits and contractor's procedures.

         C. Communication-Affecting Conditions. The contractor shall ensure that Member Services staff have training and experience needed to provide effective services to enrollees with special needs, and are able to communicate effectively with enrollees who have communication-affecting conditions, in accordance with this Article.

         D. Language Requirements. The Member Services staff shall include individuals who speak English, Spanish and any other language which is spoken as a primary language by a population that exceeds five (5) percent of the contractor's Medicaid/NJ FamilyCare enrollees or two hundred (200) enrollees in the contractor's plan, whichever is greater.

         E. Member Services Manual. The contractor shall maintain a current Member Services Manual to serve as a resource of information for Member Services staff. A copy shall be provided to the Department during the readiness site visit. On an annual basis, all changes to the Member Services Manual shall be incorporated into the master used for making additional distribution copies of the manual.

         F. The contractor shall provide an after-hours call-in system to triage urgent care and emergency calls from enrollees.

         G. The contractor shall have written policies and procedures for member services to refer enrollees to a health professional to triage urgent care and emergencies during normal hours of operation.

         H. The Contractor shall submit any significant and material changes to its member services policies and procedures to the Department prior to being implemented.

5.8      ENROLLEE EDUCATION AND INFORMATION

5.8.1    GENERAL REQUIREMENTS

         A. Written Material Submission to DMAHS. The contractor shall submit the format and content of all written materials/notifications and orientations described in this contract to DMAHS for review and approval prior to enrollee contact/distribution. All appropriate materials shall be submitted by DMAHS to the State Medical Advisory Committee for review.

         B. The contractor shall prepare and distribute with prior approval by DMAHS, bilingual marketing and informational materials to Medicaid/NJ FamilyCare beneficiaries, enrollees (or, where applicable, an authorized person), and providers, and shall include basic information about its plan. Information must be in language that ensures that all beneficiaries can understand each process. Written information shall be culturally and linguistically sensitive.

         C. The contractor shall establish a mechanism and present to DMAHS how its enrollees will be continually educated about its policies and procedures; the role of participants in the education process including contractor administration, member and provider services, care managers, and network providers; how the "educators" are made aware of their education role; and how the contractor will assure the State this process will be monitored to assure successful outcomes for all enrollees, particularly enrollees with special needs and the homeless.

5.8.2    ENROLLEE NOTIFICATION/HANDBOOK

         Prior to the effective date of enrollment, the contractor shall provide each enrolled case or, where applicable, authorized person, with a bilingual (English/Spanish) member handbook and an Identification Card. The handbook shall be written at the fifth grade reading level or at an appropriate reading level for enrollees with special needs. The handbook shall also be available on request in other languages and alternative formats, e.g., large print, Braille, audio cassette, or diskette for enrollees with sensory impairments or in a modality that meets the needs of enrollees with special needs. The content and format of the handbook shall have the prior written approval of DMAHS and shall describe all services covered by the contractor, exclusions or limitations on coverage, the correct use of the contractor's plan, and other relevant information, including but not limited to the following:

         A. Cover letter, explaining the member handbook, expected effective date of enrollment, and when identification card will be received (if not sent with the handbook);

                  1. The enrollee's expected effective date of enrollment; provided that, if the actual effective date of enrollment is different from that given to the enrollee or, where applicable, an authorized person, at the time of enrollment, the contractor shall notify the enrollee or, where applicable, an authorized person of the change;

         B. A clear description of benefits included in this contract with exclusions, restrictions, and limitations. Clarification that enrollees who are clients of the Division of Developmental Disabilities will receive mental health/substance abuse services through the contractor (may be addressed through a separate insert to the basic handbook);

         C. An explanation of the procedures for obtaining covered services;

         D. An explanation of the use of the contractor's toll free telephone number (staffed for twenty-four (24) hours per day/seven (7) days per week communication);

         E. A listing of primary care practitioners (in the format described in Article 4.8.4);

         F. An identification card clearly indicating that the bearer is an enrollee of the contractor's plan; and the name of the primary care practitioner and telephone number on the card; a description of the enrollee identification card to be issued by the contractor; and an explanation as to its use in assisting beneficiaries to obtain services;

         G. An explanation that beneficiaries shall obtain all covered non-emergency health care services through the contractor's providers;

         H. An explanation of the process for accessing emergency services and services which require or do not require referrals;

         I. A definition of the term "emergency medical condition" and an explanation of the procedure for obtaining emergency services, including the need to contact the PCP for urgent care situations and prior to accessing such services in the emergency room;

         J. An explanation of the importance of contacting the PCP immediately for an appointment and appointment procedures;

         K. An explanation of where and how twenty-four (24) hour per day, seven (7) day per week, emergency services are available, including out-of-area coverage, and procedures for emergency and urgent health care service;

         L. A list of the Medicaid and/or NJ FamilyCare services not covered by the contractor and an explanation of how to receive services not covered by this contract including the fact that such services may be obtained through the provider of their choice according to regular Medicaid program regulations. The contractor may also assist an enrollee or, where applicable, an authorized person, in locating a referral provider;

         M. A notification of the enrollee's right to obtain family planning services from the contractor or from any appropriate Medicaid participating family planning provider (42 C.F.R.Section 431.51(b));

         N. A description of the process for referral to specialty and ancillary care providers and second opinions;

         O. An explanation of the reasons for which an enrollee may request a change of PCP, the process of effectuating that change, and the circumstances under which such a request may be denied;

         P. The reasons and process by which a provider may request an enrollee to change to a different PCP;

         Q. An explanation of an enrollee's rights to disenroll or transfer at any time for cause; disenroll or transfer in the first 90 days after the latter of the date the individual enrolled or the date they receive notice of enrollment and at least every twelve (12) months thereafter without cause and that the lock-in period does not apply to ABD, DDD or DYFS individuals;

         R.       Complaints and Grievances

                  1. Procedures for resolving complaints, as approved by the DMAHS;

                  2. A description of the grievance procedures to be used to resolve disputes between a contractor and an enrollee, including: the name, title, or department, address, and telephone number of the person(s) responsible for assisting enrollees in grievance resolutions; the time frames and circumstances for expedited and standard grievances; the right to appeal a grievance determination and the procedures for filing such an appeal; the time frames and circumstances for expedited and standard appeals; the right to designate a representative; a notice that all disputes involving clinical decisions will be made by qualified clinical personnel; and that all notices of determination will include information about the basis of the decision and further appeal rights, if any;

                  3. The contractor shall notify all enrollees in their primary language of their rights to file grievances and appeal grievance decisions by the contractor;

         S. An explanation that Medicaid/NJ FamilyCare Plan A enrollees have the right to a Medicaid Fair Hearing with DMAHS and the appeal process through the DHSS for Medicaid and NJ FamilyCare enrollees, including instructions on the procedures involved in making such a request;

         T. Title, addresses, phone numbers and a brief description of the contractor for contractor management/service personnel;

         U. The interpretive, linguistic, and cultural services available through the contractor's personnel;

         V. An explanation of the terms of enrollment in the contractor's plan, continued enrollment, disenrollment procedures, time frames for each procedure, default procedures, enrollee's rights and responsibilities and causes for which an enrollee shall lose entitlement to receive services under this contract, and what should be done if this occurs;

         W. A statement strongly encouraging the enrollee to obtain a baseline physical and dental examination, and to attend scheduled orientation sessions and other educational and outreach activities;

         X. A description of the EPSDT program, and language encouraging enrollees to make regular use of preventive medical and dental services;

         Y. Provision of information to enrollees or, where applicable, an authorized person, to enable them to assist in the selection of a PCP;

         Z. Provision of assistance to clients who cannot identify a PCP on their own;

         AA. An explanation of how an enrollee may receive mental health and substance abuse services;

         BB.      An explanation of how to access transportation services;

         CC. An explanation of service access arrangements for home bound enrollees;

         DD. A statement encouraging early prenatal care and ongoing continuity of care throughout the pregnancy;

         EE. A notice that an enrollee may obtain a referral to a health care provider outside of the contractor's network or panel when the contractor does not have a health care provider with appropriate training and experience in the network or panel to meet the particular health care needs of the enrollee and procedure by which the enrollee can obtain such referral;

         FF. A notice that an enrollee with a condition which requires ongoing care from a specialist may request a standing referral to such a specialist and the procedure for requesting and obtaining such a specialist referral;

         GG. A notice that an enrollee with (i) a life-threatening condition or disease or (ii) a degenerative and/or disabling condition or disease, either of which requires specialized medical care over a prolonged period of time may request a specialist or specialty care center responsible for providing or coordinating the enrollee's medical care and the procedure for requesting and obtaining such a specialist or access to the center;

         HH. A notice of all appropriate mailing addresses and telephone numbers to be utilized by enrollees seeking information or authorization;

         II.      A notice of pharmacy Lock-In program and procedures;

         JJ.      An explanation of the time delay of thirty (30) to forty-five
                  (45) days between the date of initial application and the effective date of enrollment; however, during this interim period, prospective Medicaid enrollees will continue to receive health care benefits under the regular fee-for-service Medicaid program or the HMO with which the person is currently enrolled. Enrollment is subject to verification of the applicant's eligibility for the Medicaid program and New Jersey Care 2000+ enrollment; and the time delay of thirty
                  (30) to forty-five (45) days between the date of request for disenrollment and the effective date of disenrollment;

         KK. An explanation of the appropriate uses of the Medicaid/NJ FamilyCare identification card and the contractor identification card;

         LL. A notification, whenever applicable, that some primary care physicians may employ other health care practitioners, such as nurse practitioners or physician assistants, who may participate in the patient's care;

         MM. The enrollee's or, where applicable, an authorized person's signed authorization on the enrollment application allows release of medical records;

         NN. Notification that the enrollee's health status survey (obtained only by the HBC) will be sent to the contractor by the Health Benefits Coordinator;

         OO. A notice that enrollment and disenrollment is subject to verification and approval by DMAHS;

         PP. An explanation of procedures to follow if enrollees receive bills from providers of services, in or out of network;

         QQ. An explanation of the enrollee's financial responsibility for payment when services are provided by a health care provider who is not part of the contractor's organization or when a procedure, treatment or service is not a covered health care benefit by the contractor and/or by Medicaid;

         RR. A written explanation at the time of enrollment of the enrollee's right to terminate enrollment, and any other restrictions on the exercise of those rights, to conform to 42 U.S.C. Section 1396b(m)(2)(F)(ii). The initial enrollment information and the contractor's member handbook shall be adequate to convey this notice and shall have DMAHS approval prior to distribution;

         SS. An explanation that the contractor will contact or facilitate contact with, and require its PCPs to use their best efforts to contact, each new enrollee or, where applicable, an authorized person, to schedule an appointment for a complete, age/sex specified baseline physical, and for enrollees with special needs who have been identified through a Complex Needs Assessment as having complex needs, the development of an Individual Health Care Plan at a time mutually agreeable to the contractor and the enrollee, but not later than ninety
                  (90) days after the effective date of enrollment for children under twenty-one (21) years of age, and not later than one hundred eighty (180) days after initial enrollment for adults; for adult clients of DDD, no later than ninety (90) days after the effective date of enrollment; and encourage enrollees to contact the contractor and/or their PCP to schedule an appointment;

         TT. An explanation of the enrollee's rights and responsibilities which should include, at a minimum, the following, as well as the provisions found in Standard X in NJ modified QARI/QISMC in Section B.4.14 of the Appendices.

                  1. Provision for "Advance Directives," pursuant to 42 C.F.R. Part 489, Subpart I;

                  2. Participation in decision-making regarding their health care;

                  3. Provision for the opportunity for enrollees or, where applicable, an authorized person to offer suggestions for changes in policies and procedures; and

                  4.       A policy on the treatment of minors.

         UU. Notification that prior authorization for emergency services, either in-network or out-of-network, is not required;

         VV. Notification that the costs of emergency screening examinations will be covered by the contractor when the condition appeared to be an emergency medical condition to a prudent layperson;

         WW. For beneficiaries subject to cost-sharing (i.e., those eligible through NJ FamilyCare Plan C and D; See Section B.5.2 of the Appendices), information that specifically explains:

                  1.       The limitation on cost-sharing;

                  2. The dollar limit that applies to the family based on the reported income;

                  3. The need for the family to keep track of the cost-sharing amounts paid; and

                  4. Instructions on what to do if the cost-sharing requirements are exceeded.

         XX.      An explanation on how to access WIC services;

         YY. Any other information essential to the proper use of the contractor's plan as may be required by the Division; and

         ZZ. Inform enrollees of the availability of care management services.

         AAA. Enrollee right to adequate and timely information related to physician incentives.

5.8.3    ANNUAL INFORMATION TO ENROLLEES

         The contractor shall distribute an updated handbook which will include the information specified in Article 5.8.2 to each enrollee or enrollee's family unit and to all providers at least once every twelve
         (12) months.

5.8.4    NOTIFICATION OF CHANGES IN SERVICES

         The contractor shall revise and distribute the information specified in
         Article 5.8 at least thirty (30) calendar days prior to any changes that the contractor makes in services provided or in the locations at which services may be obtained, or other changes of a program nature or in administration, to each enrollee and all providers affected by that change.

5.8.5    ID CARD

         A. Except as set forth in Section 5.9.1C. the contractor shall deliver to each new enrollee prior to the effective enrollment date but no later than seven (7) days after the enrollee's effective date of enrollment a contractor Identification Card for those enrollees who have selected a PCP. The Identification Card shall have at least the following information:

                  1.       Name of enrollee
                  2. Issue Date for use in automated card replacement process
                  3. Primary Care Provider Name (may be affixed by sticker)
                  4. Primary Care Provider Phone Number (may be affixed by sticker)
                  5. What to do in case of an emergency and that no prior authorization is required
                  6.       Relevant copayments/Personal Contributions to Care
                  7.       Contractor 800 number - emergency message

                  Any additional information shall be approved by DMAHS prior to use on the ID card.

         B. For children and individuals eligible solely through the NJ FamilyCare Program, the identification card must clearly indicate "NJ FamilyCare"; for children and individuals who are participating in NJ FamilyCare Plans C and D the cost-sharing amount shall be listed on the card. However, if the family limit for cost-sharing has been reached, the identification card shall indicate a zero cost-sharing amount. The State will notify the contractor when such limits have been reached.

5.8.6    ORIENTATION AND WELCOME LETTER

         A. Welcome Letter. The contractor shall mail a welcome letter to each new enrollee or authorized person prior to the enrollee's effective date of coverage. The welcome letter shall explain the member handbook, the enrollee's expected effective date of enrollment, and when the enrollee's identification card will be received.

         B. Individual or Group Orientation. The contractor shall offer barrier free individual or group orientation, by telephone or in person, to enrollees, family members, or, where applicable, authorized persons who are able to be contacted regarding the delivery system. Orientation shall normally occur within thirty (30) days of the date of enrollment, except that the contractor shall attempt to provide orientation within ten
                  (10) days to each enrollee who has been identified as having special needs. The contractor shall provide orientation education that includes at least the following:

                  1. Specific information listed within the member handbook.

                  2. The circumstances under which a team of professionals (e.g., care management) is convened, the role of the team, and the manner in which it functions.

         C. Prior to conducting the first orientation, the contractor shall submit for the readiness on-site review a curriculum that meets the requirements of this provision to DMAHS for approval.

5.9      PCP SELECTION AND ASSIGNMENT

         The contractor shall place a high emphasis on ensuring that enrollees are informed and have access to enroll with traditional and safety net providers. The contractor shall place a high priority on enrolling enrollees with their existing PCP. If an enrollee does not select a PCP, the enrollee shall be assigned to his/her PCP of record (based upon prior history information) if that PCP is still a participating provider with the contractor. All contract materials shall provide equal information about enrollment with traditional and safety net providers as that provided about contractor operated offices. All materials, documents, and phone scripts shall be reviewed and approved by the Department before use.

5.9.1    INITIAL SELECTION/ASSIGNMENT

         A. General. Each enrollee in the contractor's plan shall be given the option of choosing a specific PCP in accordance with Articles 4.5 and 4.8 within the contractor's provider network who will be responsible for the provision of primary care services and the coordination of all other health care needs through the mechanisms listed in this Article.

                  The HBC will provide the contractor with information, when available, of existing PCP relationships via the Plan Selection Form. The contractor shall, at the enrollee's option, maintain the PCP-patient relationship.

         B. PCP Selection. The contractor shall provide enrollees with information to facilitate the choice of an appropriate PCP. This information shall include, where known, the name of the enrollee's provider of record, and a listing of all participating providers in the contractor's network. (See
                  Article 4.8.4 for a description of the required listing.)

         C. PCP Assignment. If the contractor has not received an enrollee's PCP selection within ten (10) calendar days from the enrollee's effective date of coverage or the selected PCP's panel is closed, the contractor shall assign a PCP and deliver an ID card by the fifteenth (15th) calendar day after the effective date of enrollment. The assignment shall be made according to the following criteria, in hierarchical order:

                  1. The enrollee shall be assigned to his/her current provider, if known, as long as that provider is a part of the contractor's provider network.

                  2. The enrollee shall be assigned to a PCP whose office is within the travel time/distance standards, as defined in Article 4.8.8. If the language and/or cultural needs of the enrollee are known to the contractor, the enrollee shall be assigned to a PCP who is or has office staff who are linguistically and culturally competent to communicate with the enrollee or have the ability to interpret in the provision of health care services and related activities during the enrollee's office visits or contacts.

5.9.2    PCP CHANGES

         A. Enrollee Request. Any enrollee or, where applicable, authorized person dissatisfied with the PCP selected or assigned shall be allowed to reselect or be assigned to another PCP. Such reassignment shall become effective no later than the beginning of the first month following a full month after the request to change the enrollee's PCP. Except for DYFS enrollees, this reselection or reassignment for any cause may be limited, at the contractor's discretion, to two (2) times per year. However, in the event there is reasonable cause following policies and procedures as determined by the contractor and approved by the Department, the enrollee or, where applicable, authorized person may reselect or be reassigned at any time, regardless of the number of times the enrollee has previously changed PCPs.

                  In the event an enrollee becomes non-eligible and then re-eligible within six (6) months in the same region, said enrollee shall, if at all possible, be assigned to the same PCP. In such a circumstance, the contractor may count previous PCP changes toward the annual two-change limit.

         B. PCP Request. The contractor shall develop policies and procedures, which shall be prior approved by the Department, for allowing a PCP to request reassignment of an enrollee, e.g., for irreconcilable differences, for when an enrollee has taken legal action against the provider, or if an enrollee fails to comply with health care instructions and such non-compliance prevents the provider from safely and/or ethically proceeding with that enrollee's health care services. The contractor shall approve any reassignments and require documentation of the reasons for the request for reassignment. For example, if a PCP requests reassignment of an enrollee for failure to comply with health care instructions, the contractor shall take into consideration whether the enrollee has a physical or developmental disability that may contribute to the noncompliance, and whether the provider has made reasonable efforts to accommodate the enrollee's needs. In the case of DYFS-eligible children, copies of such requests shall be sent to the Division of Youth and Family Services, c/o Medicaid Liaison, PO Box 717, Trenton, NJ 08625-0717.

         C. PCP Change Form. If a change form is used, by the contractor, the contractor shall immediately provide the PCP Change Form to an enrollee wishing a change, if such request is made in person, or by mail if requested by telephone or in writing. The contractor shall mail the form within three (3) business days of receiving a telephone or written request for a form.

         D. Processing of PCP Change Forms. If a change form is used by the contractor, enrollees shall submit the PCP change form to the contractor for processing. The contractor shall process the form and return the enrollee identification card or self-adhering sticker to the enrollee within ten (10) calendar days of the postmark date on the mailing envelope or, if not received by mail, the date received by the contractor.

         E. Verbal Requests for PCP Change. The contractor may accept verbal requests from enrollees or authorized persons to change PCPs. However, the contractor shall document the verbal request including at a minimum name of caller, date of call, and selected PCP. The contractor shall process the request and return the enrollee identification card or self-adhering sticker to the enrollee within ten (10) calendar days of the request for PCP change.

5.10     DISENROLLMENT FROM CONTRACTOR'S PLAN

5.10.1   GENERAL PROVISIONS

         A. Non-discrimination. Disenrollment from contractor's plan shall not be based in whole or in part on an adverse change in the enrollee's health, on any of the factors listed in Article 7.8, or on amounts payable to the contractor related to the enrollee's participation in the contractor's plan.

         B. Coverage. The contractor shall not be responsible for the provision and cost of care and services for an enrollee after the effective date of disenrollment unless the enrollee is admitted to a hospital prior to the expected effective date of disenrollment, in which case the contractor is responsible for the provision and cost of care and services covered under this contract until the date on which the enrollee is discharged from the hospital, including any charge for the enrollee readmitted within forty-eight (48) hours of discharge for the same diagnosis.

         C. Notification of Disenrollment Rights. The contractor shall notify through personalized, written notification the enrollee or, where applicable, authorized person of the enrollee's disenrollment rights at least sixty (60) days prior to the end of his/her twelve (12)-month enrollment period. The contractor shall notify the enrollee of the effective disenrollment date

         D. Release of Medical Records. The contractor shall transfer or facilitate the transfer of the medical record (or copies of the medical record), upon the enrollee's or, where applicable, an authorized person's request, to either the enrollee, to the receiving provider, or, in the case of a child eligible through the Division of Youth and Family Services, to a representative of the Division of Youth and Family Services or to an adoptive parent receiving subsidy through DYFS, at no charge, in a timely fashion, i.e., no later than ten days prior to the effective date of transfer. The contractor shall release medical records of the enrollee, and/or facilitate the release of medical records in the possession of participating providers as may be directed by DMAHS authorized personnel and other appropriate agencies of the State of New Jersey, or the federal government. Release of medical records shall be consistent with the provisions of confidentiality as expressed in Article 7.40 of this contract and the provisions of 42 C.F.R. Section 431.300. For individuals being served through the Division of Youth and Family Services, release of medical records must be in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8.40 and consistent with the need to protect the individual's confidentiality.

         E. In the event the contract, or any portion thereof, is terminated, or expires, the contractor shall assist DMAHS in the transition of enrollees to other contractors. Such assistance and coordination shall include, but not be limited to, the forwarding of medical and other records and the facilitation and scheduling of medically necessary appointments for care and services. The cost of reproducing and forwarding medical charts and other materials shall be borne by the contractor. The contractor shall be responsible for providing all reports set forth in this contract. The contractor shall make provision for continuing all management and administrative services until the transition of enrollees is completed and all other requirements of this contract are satisfied. The contractor shall be responsible for the following:

                  1. Identification and transition of chronically ill, high risk and hospitalized enrollees, and enrollees in their last four weeks of pregnancy.

                  2.       Transfer of requested medical records.

5.10.2   DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT THE ENROLLEE'S REQUEST

         A. An individual enrolled in a contractor's plan may be subject to the enrollment Lock-In period provided for in this Article. The enrollment Lock-In provision does not apply to SSI and NJ Care ABD individuals, clients of DDD or to individuals eligible to participate through the Division of Youth and Family Services.

                  1. An enrollee subject to the enrollment Lock-In period may initiate disenrollment or transfer for any reason during the first ninety (90) days after the latter of the date the individual is enrolled or the date they receive notice of enrollment with a new contractor and at least every twelve (12) months thereafter without cause. NJ FamilyCare Plans B, C, or D enrollees will be subject to a twelve (12)-month Lock-In period.

                           a. The period during which an individual has the right to disenroll from the contractor's plan without cause applies to an individual's initial period of enrollment with the contractor. If that individual chooses to re-enroll with the contractor, his/her initial date of enrollment with the contractor will apply.

                  2. An enrollee subject to the Lock-In period may initiate disenrollment for good cause at any time.

                           a. Good cause reasons for disenrollment or transfer shall include, unless otherwise defined by DMAHS:

                                    i.       Failure of the contractor to
                                             provide services including physical
                                             access to the enrollee in
                                             accordance with the terms of this
                                             contract;

                                    ii.      Enrollee has filed a grievance with
                                             the contractor pursuant to the
                                             applicable grievance procedure and
                                             has not received a response within
                                             the specified time period stated
                                             therein, or in a shorter time
                                             period required by federal law;

                                    iii.     Documented grievance, by the
                                             enrollee against the contractor's
                                             plan without satisfaction.

                                    iv.      Enrollee is subject to enrollment
                                             exemption as set forth in Article
                                             5.3.2. If an exemption situation
                                             exists within the contractor's plan
                                             but another contractor can
                                             accommodate the individual's needs,
                                             a transfer may be granted.

                                    v.       Enrollee has substantially more
                                             convenient access to a primary care
                                             physician who participates in
                                             another MCE in the same enrollment
                                             area.

         B. Voluntary Disenrollment. The contractor shall assure that enrollees who disenroll voluntarily are provided with an opportunity to identify, in writing, their reasons for disenrollment. The contractor shall further:

                  1. Require the return, or invalidate the use of the contractor's identification card; and

                  2. Forward a copy of the disenrollment request or refer the beneficiary to DMAHS/HBC by the eighth (8th) day of the month prior to the month in which disenrollment is to become effective.

         C. HBC Role. All enrollee requests to disenroll must be made through the Health Benefits Coordinator. The contractor may not induce, discuss or accept disenrollments. Any enrollee seeking to disenroll should be directed to contact the HBC. This applies to both mandatory and voluntary enrollees. Disenrollment shall be completed by the HBC at facilities and in a manner so designated by DMAHS.

         D. Effective Date. The effective date of disenrollment or transfer shall be no later than the first day of the month immediately following the full calendar month the disenrollment is initiated by DMAHS. Notwithstanding anything herein to the contrary, the remittance tape, along with any changes reflected in the weekly register or agreed upon by DMAHS and the contractor in writing, shall serve as official notice to the contractor of disenrollment of an enrollee.

5.10.3   DISENROLLMENT FROM THE CONTRACTOR'S PLAN AT THE CONTRACTOR'S REQUEST

         A. Criteria for Contractor Disenrollment Request. The contractor may recommend, with written documentation to DMAHS, the disenrollment of an enrollee. In no event may an enrollee be disenrolled due to health status or need for health services. Enrollees may be disenrolled in any of the following circumstances:

                  1. The contractor determines that the willful actions of the enrollee are inconsistent with membership in the contractor's plan, and the contractor has made and provides DMAHS with documentation of at least three attempts to reconcile the situation. Examples of inconsistent actions include but are not limited to: persistent refusal to cooperate with any participating provider regarding procedures for consultations or obtaining appointments (this does not preclude an enrollee's right to refuse treatment), intentional misconduct, willful refusal to receive prior approval for non-emergency care; willful refusal to comply with reasonable administrative policies of the contractor, fraud, or making a material misrepresentation to the contractor. In no way can this provision be applied to individuals on the basis of their physical condition, utilization of services, age, socio-economic status or mental disability.

                  2. The contractor becomes aware that the enrollee falls into an aid category that is not set forth in Article
                           5.2 of this contract, has become ineligible for enrollment pursuant to Article 5.3.1 of this contract, or has moved to a residence outside of the enrollment area covered by this contract.

         B. Reasonable Efforts Prior to Disenrollment. Prior to recommending disenrollment of an enrollee, the contractor shall make a reasonable effort to identify for the enrollee or, where applicable, an authorized person those actions that have interfered with effective provision of covered medical care and services, and to explain what actions or procedures are acceptable. The contractor must allow the enrollee or, where applicable, an authorized person sufficient opportunity to comply with acceptable procedures prior to recommending disenrollment. The contractor shall provide at least one verbal and at least one written warning to the enrollee regarding the implications of his/her actions.

                  If the enrollee, or, where applicable, an authorized person fails to comply with acceptable procedures, the contractor shall give at least thirty (30) days prior written notice to the enrollee, or, where applicable, an authorized person, of its intent to recommend disenrollment. The notice shall include a written explanation of the reason the contractor intends to request disenrollment, and advise the enrollee or, where applicable, an authorized person of his/her right to file a disenrollment grievance. The contractor shall give DMAHS a copy of the notice and advise DMAHS immediately if the enrollee or, where applicable, an authorized person files a disenrollment grievance.

         C. Disenrollment Appeals. The contractor shall notify DMAHS of decisions related to all appeals filed by an enrollee or, where applicable, an authorized person as a result of the contractor's notice to an enrollee of its intent to recommend disenrollment. If the enrollee has not filed an appeal or if the contractor determines that the appeal is unfounded, the contractor may submit to the Office of Managed Health Care of DMAHS a recommendation for disenrollment of the enrollee. The contractor shall notify the enrollee in writing of such request at the time it is filed with DMAHS.

                  DMAHS will decide within ten (10) business days after receipt of the contractor's recommendation whether to disenroll the enrollee and will provide a written determination and notification of the right to a Fair Hearing to the enrollee or, where applicable, an authorized person and the contractor.

         D. The DMAHS shall review each involuntary disenrollment and may require an in-depth review by State staff, including but not limited to patient and provider interviews, medical record review, and home assessment to determine with the enrollee what plan of action would serve the best interests of the enrollee (and family as applicable.)

5.10.4   TERMINATION

         A. Enrollees shall be terminated from the contractor's plan whenever:

                  1. The contract between the contractor and DMAHS is terminated for any reason;

                  2. The enrollee loses Medicaid/NJ FamilyCare eligibility;

                  3. Nonpayment of premium for individuals eligible through the NJ FamilyCare Program occurs;

                  4. DMAHS is notified that the enrollee has moved outside of the enrollment area that the contractor does not service;

                  5. The enrollee requires more than thirty (30) days of service from a post-acute facility, in which case the contractor shall provide health care services to the enrollee through the last day of the month following the enrollee's admission to the facility.

         B. For enrollees covered by the contractor's plan who are eligible through the Division of Youth and Family Services and who move to a residence outside of the enrollment area covered by this contract:

                  1. The DYFS representative will immediately contact the HBC.

                  2. The HBC will process the enrollee's disenrollment and transfer the enrollee to a new contractor; or disenroll the enrollee to the fee-for-service coverage under DMAHS.

                  3. The contractor shall continue to provide services to the enrollee until the enrollee is disenrolled from the contractor's plan.

         C. Loss of Medicaid or NJ FamilyCare Eligibility. When an enrollee's coverage is terminated due to a loss of Medicaid or NJ FamilyCare eligibility, the contractor shall offer to the enrollee the opportunity to convert the enrollee's membership to a non-group, non-Medicaid enrollment, consistent with conversion privileges offered to other groups enrolled in the contractor.

         D. In no event shall an enrollee be disenrolled due to health status, need for health services, or pre-existing medical conditions.

5.11     TELEPHONE ACCESS

         A. Twenty-Four Hour Coverage. The contractor shall maintain a twenty-four (24) hours per day, seven (7) days per week toll-free telephone answering system that will respond in person (not voice mail) and will include Telecommunication Device for the Deaf (TDD) or Tech Telephone (TT) systems. Telephone staff shall be adequately trained and staffed and able to promptly advise enrollees of procedures for emergency and urgent care. The telephone answering system must be available at no cost to the enrollees for local and long-distance calls from within or out-of-state.

         B. The contractor shall maintain toll-free telephone access to the contractor for the enrollees at a minimum from 8:00 a.m. to 5:00 p.m. on Monday through Friday, for calls concerning administrative or routine care services.

         C. After Hours Response. The contractor shall have standards for PCP and on-call medical/dental professional response to after hours phone calls from enrollees or other medical/dental professionals providing services to an enrollee (including, but not limited to emergency department staff). The telephone response time shall not exceed two (2) hours, except for emergencies which require immediate response from the PCP.

         D.       Protocols.

                  1. Contractor. The contractor shall develop and use telephone protocols for all of the following situations:

                           a. Answering the volume of enrollee telephone inquiries on a timely basis.

                                    i.       Enrollees shall wait no more than
                                             five (5) minutes on hold.

                           b. Identifying special enrollee needs e.g., wheelchair and interpretive linguistic needs. (See also Article 4.5.)

                           c. Triage for medical and dental conditions and special behavioral needs for non-compliant individuals who are mentally deficient.

                           d. Response time for telephone call-back waiting times: after hours telephone care for non-emergent, symptomatic issues - within thirty (30) to forty-five (45) minutes; same day for non-symptomatic concerns; fifteen (15) minutes for crisis situations.

                  2. Providers. The contractor shall monitor and require its providers to develop and use telephone protocols for all of the following situations:

                           a. Answering the enrollee telephone inquiries on a timely basis.

                           b.       Prioritizing appointments.

                           c. Scheduling a series of appointments and follow-up appointments as needed by an enrollee.

                           d. Identifying and rescheduling broken and no-show appointments.

                           e. Identifying special enrollee needs while scheduling an appointment, e.g., wheelchair and interpretive linguistic needs. (See also
                                    Article 4.5.)

                           f. Triage for medical and dental conditions and special behavioral needs for non-compliant individuals who are mentally deficient.

                           g. Response time for telephone call-back waiting times: after hours telephone care for non-emergent, symptomatic issues - within thirty (30) to forty-five (45) minutes; same day for non-symptomatic concerns; fifteen (15) minutes for crisis situations.

                           h. Scheduling continuous availability and accessibility of professional, allied, and supportive medical/dental personnel to provide covered services within normal working hours. Protocols shall be in place to provide coverage in the event of a provider's absence.

         E. The contractor shall maintain a P-Factor of P7 or less for calls to Member Services and shall submit the P-Factor report in Section A.5.1 of the Appendices.

5.12     APPOINTMENT AVAILABILITY

         The contractor shall have policies and procedures to ensure the availability of medical, mental health/substance abuse (for DDD clients) and dental care appointments in accordance with the following standards:

         A. Emergency Services. Immediately upon presentation at a service delivery site.

         B. Urgent Care. Within twenty-four (24) hours. An urgent, symptomatic visit is an encounter with a health care provider associated with the presentation of medical signs that require immediate attention, but are not life-threatening.

         C. Symptomatic Acute Care. Within seventy-two (72) hours. A non-urgent, symptomatic office visit is an encounter with a health care provider associated with the presentation of medical signs, but not requiring immediate attention.

         D. Routine Care. Within twenty-eight (28) days. Non-symptomatic office visits shall include but shall not be limited to: well/preventive care appointments such as annual gynecological examinations or pediatric and adult immunization visits.

         E. Specialist Referrals. Within four (4) weeks or shorter as medically indicated. A specialty referral visit is an encounter with a medical specialist that is required by the enrollee's medical condition as determined by the enrollee's Primary Care Provider (PCP). Emergency appointments must be provided within 24 hours of referral.

         F. Urgent Specialty Care. Within twenty-four (24) hours of referral.

         G. Baseline Physicals for New Adult Enrollees. Within one hundred-eighty (180) calendar days of initial enrollment.

         H. Baseline Physicals for New Children Enrollees and Adult Clients of DDD. Within ninety (90) days of initial enrollment, or in accordance with EPSDT guidelines.

         I. Prenatal Care. Enrollees shall be seen within the following timeframes:

                  1. Three (3) weeks of a positive pregnancy test (home or laboratory)

                  2.       Three (3) days of identification of high-risk

                  3. Seven (7) days of request in first and second trimester

                  4.       Three (3) days of first request in third trimester

         J. Routine Physicals. Within four (4) weeks for routine physicals needed for school, camp, work or similar.

         K. Lab and Radiology Services. Three (3) weeks for routine appointments; forty-eight (48) hours for urgent care.

         L.       Waiting Time in Office. Less than forty-five (45) minutes.

         M. Initial Pediatric Appointments. Within three (3) months of enrollment. The contractor shall attempt to contact and coordinate initial appointments for all pediatric enrollees.

         N. For dental appointments, the contractor shall be able to provide:

                  1.       Emergency dental treatment no later than forty-eight
                           (48) hours, or earlier as the condition warrants, of injury to sound natural teeth and surrounding tissue and follow-up treatment by a dental provider.

                  2. Urgent care appointments within three days of referral.

                  3.       Routine non-symptomatic appointments within thirty
                           (30) days of referral.

         O.       For MH/SA appointments, the contractor shall provide:

                  1. Emergency services immediately upon presentation at a service delivery site.

                  2. Urgent care appointments within twenty-four (24) hours of the request.

                  3. Routine care appointments within ten (10) days of the request.

         P. Maximum Number of Intermediate/Limited Patient Encounters. Four (4) per hour for adults and four (4) per hour for children.

         Q. For SSI and New Jersey Care - ABD elderly and disabled enrollees, the contractor shall ensure that each new enrollee or, as appropriate, authorized person is contacted to offer an Initial Visit to the enrollee's selected PCP. Each new enrollee shall be contacted within forty-five (45) days of enrollment and offered an appointment date according to the needs of the enrollee, except that each enrollee who has been identified through the enrollment process as having special needs shall be contacted within ten (10) business days of enrollment and offered an expedited appointment.

5.13     APPOINTMENT MONITORING PROCEDURES

         A. Contractor shall monitor the adequacy of its appointment processes and reduce the unnecessary use of alternative methods such as emergency room visits. Contractor shall monitor and institute policies that an enrollee's waiting time at the PCP or specialist office is no more than forty-five
                  (45) minutes, except when the provider is unavailable due to an emergency. Contractor shall have written policies and procedures, about which it educates its provider network, about appointment time requirements. Contractor shall have established written procedures for disseminating its appointment standards to the network, shall monitor compliance with appointment standards, and shall have a corrective action plan when appointment standards are not met.

         B. The contractor shall have established policies and procedures for monitoring and evaluating appointment scheduling for all PCPs which shall include, but is not limited to, the following:

                  1.       A methodology for monitoring:

                           a. Enrollee waiting time for receipt of both urgent and routine appointments

                           b.       Availability of appointments

                           c. Providers with whom enrollees regularly experience long waiting times

                           d.       Broken and no-show appointments

                  2. A description of the policies and procedures for addressing appointment problems that may occur and the plan for corrective action if any of the above-referenced items are not met.

5.14 CULTURAL AND LINGUISTIC NEEDS

            The contractor shall participate in the Department's Cultural and Linguistic Competency Task Force, and cooperate in a study to review the provision of culturally competent services.

            The contractor shall address the relationship between culture, language, and health care outcomes through, at a minimum, the following Cultural and Linguistic Service requirements.

         A. Physical and Communication Access. The contractor shall provide documentation regarding the availability of and access procedures for services which ensure physical and communication access to: providers and any contractor related services (e.g. office visits, health fairs); customer service or physician office telephone assistance; and, interpreter, TDD/TT services for individuals who require them in order to communicate. Document availability of interpreter, TDD/TT services.

         B. Twenty-four (24)-Hour Interpreter Access. The contractor shall provide Twenty-four (24)-hour access to interpreter services for all enrollees including the deaf or hard of hearing at provider sites within the contractor's network, either through telephone language services or in-person interpreters to ensure that enrollees are able to communicate with the contractor and providers and receive covered benefits. The contractor shall identify and report the linguistic capability of interpreters or bilingual employed and contracted staff (clinical and non-clinical). The contractor shall provide professional interpreters when needed where technical, medical, or treatment information is to be discussed, or where use of a family member or friend as interpreter is inappropriate. Family members, especially children, should not be used as interpreters in assessments, therapy and other situations where impartiality is critical. The contractor shall provide for training of its health care providers on the utilization of interpreters.

         C. Interpreter Listing. Throughout the term of this contract, the contractor shall maintain a current list of interpreter agencies/interpreters who are "on call" to provide interpreter services.

         D. Language Threshold. In addition to interpreter services, the contractor will provide other linguistic services to a population of enrollees if they exceed five (5) percent of those enrolled in the contractor's Medicaid/NJ FamilyCare line of business or two hundred (200) enrollees in the contractor's plan, whichever is greater.

         E. The contractor shall provide the following services to the enrollee groups identified in D above.

                  1.       Key Points of Contact

                           a. Medical/Dental: Advice and urgent care telephone, face to face encounters with providers

                           b.       Non-medical: Enrollee assistance,
                                    orientations, and appointments

                  2.       Types of Services

                           a.       Translated signage

                           b.       Translated written materials

                           c. Referrals to culturally and linguistically appropriate community services programs

         F. Community Advisory Committee. Contractor shall implement and maintain community linkages through the formation of a Community Advisory Committee (CAC) with demonstrated participation of consumers (with representatives of each Medicaid/NJ FamilyCare eligibility category- See Article 5.2), community advocates, and traditional and safety net providers. The contractor shall ensure that the committee responsibilities include advisement on educational and operational issues affecting groups who speak a primary language other than English and cultural competency.

         G. Group Needs Assessment. Contractor shall assess the linguistic and cultural needs of its enrollees who speak a primary language other than English. The findings of the assessment shall be submitted to DMAHS in the form of a plan entitled, "Cultural and Linguistic Services Plan" at the end of year one of the contract. In the plan, the contractor will summarize the methodology, findings, and outline the proposed services to be implemented, the timeline for implementation with milestones, and the responsible individual. The contractor shall ensure implementation of the plan within six months after the beginning of year two of the contract. The contractor shall also identify the individual with overall responsibility for the activities to be conducted under the plan. The DMAHS approval of the plan is required prior to its implementation.

         H. Policies and Procedures. The contractor shall address the special health care needs of all enrollees. The contractor shall incorporate in its policies and procedures the values of
                  (1) honoring enrollees' beliefs, (2) being sensitive to cultural diversity, and (3) fostering respect for enrollees' cultural backgrounds.

                  The contractor shall have specific policy statements on these topics and communicate them to providers and subcontractors.

         I. Mainstreaming. The contractor shall be responsible for ensuring that its network providers do not intentionally segregate DMAHS enrollees from other persons receiving services. Examples of prohibited practices, based on race, color, creed, religion, sex, age, national origin, ancestry, marital status, sexual preference, income status, program membership or physical or mental disability, include, but may not be limited to, the following:

                  1. Denying or not providing to an enrollee any covered service or access to a facility.

                  2. Providing to an enrollee a similar covered service in a different manner or at a different time from that provided to other enrollees, other public or private patients or the public at large.

                  3. Subjecting an enrollee to segregation or separate treatment in any manner related to the receipt of any covered service.

                  4. Assigning times or places for the provision of services.

                  5. Closing a provider panel to DMAHS beneficiaries but not to other patients.

         J. Resolution of Cultural Issues. The contractor shall investigate and resolve access and cultural sensitivity issues identified by contractor staff, State staff, providers, advocate organizations, and enrollees.

5.15     ENROLLEE COMPLAINTS AND GRIEVANCES

5.15.1   GENERAL REQUIREMENTS

         A. DMAHS Approval. The contractor shall draft and disseminate a system and procedure which has the prior written approval of DMAHS for the receipt and adjudication of complaints and grievances by enrollees. The grievance policies and procedures shall be in accordance with N.J.A.C. 8:38 et seq. and with the modifications that are incorporated in the contract. The contractor shall not modify the grievance procedure without the prior approval of DMAHS, and shall provide DMAHS with a copy of the modification. The contractor's grievance procedures shall provide for expeditious resolution of grievances by contractor personnel at a decision-making level with authority to require corrective action, and will have separate tracks for administrative and utilization management grievances. (For the utilization management complaints/grievance process, see Article 4.6.4C.)

                  The contractor shall review the grievance procedure at reasonable intervals, but no less than annually, for the purpose of amending same as needed, with the prior written approval of the DMAHS, in order to improve said system and procedure.

                  The contractor's system and procedure shall be available to both Medicaid beneficiaries and NJ FamilyCare beneficiaries. All enrollees have available the complaint and grievance process under the contractor's plan, the Department of Health and Senior Services and, for Medicaid beneficiaries, the Medicaid Fair Hearing process. Individuals eligible solely through NJ FamilyCare Plans B, C, and D do not have the right to a Medicaid Fair Hearing.

         B. Complaints. The contractor shall have procedures for receiving, responding to, and documenting resolution of enrollee complaints that are received orally and are of a less serious or formal nature. Complaints that are resolved to the enrollee's satisfaction on the day of receipt do not require a formal written response or notification. The contractor shall call back an enrollee within twenty-four hours of the initial contact if the contractor is unavailable for any reason or the matter cannot be readily resolved during the initial contact. Any complaint that is not resolved timely shall be treated as a grievance, in accordance with requirements defined in
                  Article 5.15.3.

         C. HBC Coordination. The contractor shall coordinate its efforts with the health benefits coordinator including referring the enrollee to the HBC for assistance as needed in the management of the complaint/grievance procedures.

         D. DMAHS Intervention. DMAHS shall have the right to intercede on an enrollee's behalf at any time during the contractor's complaint/grievance process whenever there is an indication from the enrollee, or, where applicable, authorized person, or the HBC that a serious quality of care issue is not being addressed timely or appropriately. Additionally, the enrollee may be accompanied by a representative of the enrollee's choice to any proceedings and grievances.

         E. Legal Rights. Nothing in this Article shall be construed as removing any legal rights of enrollees under State or federal law, including the right to file judicial actions to enforce rights.

5.15.2   NOTIFICATION TO ENROLLEES OF GRIEVANCE PROCEDURE

         A. The contractor shall provide all enrollees or, where applicable, an authorized person, upon enrollment in the contractor's plan, and annually thereafter, pursuant to this contract, with a concise statement of the contractor's grievance procedure and the enrollees' rights to a hearing by the Independent Utilization Review Organization (IURO) per NJAC 8:38-8.7 as well as their right to pursue the Medicaid Fair Hearing process described in N.J.A.C. 10:49-10.1 et seq. The information shall be provided through an annual mailing, a member handbook, or any other method approved by DMAHS. The contractor shall prepare the information orally and/or in writing in English, Spanish, and other bilingual translations and a format accessible to the visually impaired, such as Braille, large print, or audio tapes.

         B. Written information to enrollees regarding the grievance process shall include at a minimum:

                  1. Notification that copies of written grievances will be sent to DMAHS for monitoring

                  2. Identification of who is responsible for processing and reviewing grievances

                  3.       Information to enrollees on how to file
                           complaints/grievances

                  4. Local or toll-free telephone number for filing of complaints/grievances

                  5. Information on obtaining grievance forms and copies of grievance procedures for each primary medical/dental care site

                  6. Expected timeframes for acknowledgment of receipt of grievances

                  7.       Expected timeframes for disposition of grievances

                  8. Extensions of the grievance process if needed and time frames

                  9. Fair hearing procedures including the Medicaid enrollee's right to access the Medicaid Fair Hearing process at any time to request resolution of a grievance

                  10. DHSS process for use of Independent Utilization Review Organization (IURO)

         C. A description of the process under which an enrollee may appeal denials of authorization shall include at a minimum:

                  1.       Title of person responsible for processing appeal

                  2. Title of person(s) responsible for resolution of appeal

                  3. Time deadlines for notifying enrollee of appeal resolution

                  4. The right to request a Medicaid Fair Hearing/DHSS IURO processes where applicable to specific enrollee eligibility categories

5.15.3 GRIEVANCE PROCEDURES

         A. Availability. The contractor's grievance procedure shall be available to all enrollees or, where applicable, an authorized person, or permit a provider acting on behalf of an enrollee and with the enrollee's consent, to challenge the denials of coverage of services or denials of payment for services. The procedure shall assure that grievances may be filed verbally directly with the contractor.

         B. The grievance procedure shall be in accordance with N.J.A.C. 8:38 et seq.

         C. DMAHS shall have the right to submit comments to the contractor regarding the merits or suggested resolution of any grievance.

                  By the first and the fifteenth of every month the contractor shall mail/fax all enrollee grievance/appeal requests directly to the DMAHS. DMAHS will log and monitor the grievance process through each stage. In case of verbal filing, the contractor shall submit a written statement of the grievance to DMAHS.

                  By the first and the fifteenth of every month the contractor shall send a copy to DMAHS of the dates of each stage of the grievance/appeal process as well as its findings at each stage of the grievances/appeals process simultaneously with notification to the enrollee. If the contractor finds against the enrollee, the denial shall present the enrollee's appeal rights to the contractor, as well as the right to a Medicaid Fair Hearing (except for NJ FamilyCare Plans B, C and D) and the right to the DHSS' IURO process.

         D. Time Limits to File. The contractor may provide reasonable time limits within which enrollees must file grievances, but such time period shall not be less than sixty (60) days from the date of the incident giving rise to the grievance.

5.15.4 PROCESSING GRIEVANCES

         A. Staffing. The contractor shall have an adequate number of staff to receive and assist with enrollee grievances by phone, in person and by mail. All staff involved in the receipt, investigation and resolution of complaints shall be trained on the contractor's policies and procedures and shall treat all enrollees with dignity and respect.

         B. Grievance Forms. If the contractor uses a grievance form, the contractor must make available written grievance forms in the enrollee's primary language in accordance with the multilingual definition. Such forms shall be readily available through the contractor upon request by telephone or in writing. The contractor shall mail the form within five (5) work days of receiving a telephone or written request for a form. The contractor shall permit grievances to be filed in writing, either on the contractor's form or in any other written format, by fax, or verbally. For purposes of this section the contractor may use an approved translation service to translate grievance forms in an enrollee's primary language in order to meet the timeframes of this contract provision. A copy of the translated form shall be sent to DMAHS for post review.

         C. Confidentiality. The contractor shall have written policies and procedures to assure enrollee confidentiality and reasonable privacy throughout the complaint and grievance process.

         D. Non-discrimination. The contractor shall have written policies and procedures to assure that the contractor or any provider or agent of the contractor shall not discriminate against an enrollee or attempt to disenroll an enrollee for filing a complaint or grievance against the contractor.

         E. Documentation. Upon receipt of a grievance, the contractor's staff shall record the date of receipt, a written summary of the problem, the response given, the resolution effected, if any, and the department or staff personnel to whom the grievance has been routed. See Article 5.15.5 for further information on records maintenance.

         F. Tracking System. The contractor shall maintain a separate complaint log as well as a grievance tracking and resolution system for Medicaid/NJ FamilyCare enrollees. The tracking system shall categorize complaints or grievances according to type of issue, standardize a system for routing complaints or grievances to operational department(s) for the dual purpose of resolving specific complaints or grievances and for improving the contractor's operating procedures, indicate the status and locus of each open grievance, send all requisite notices to enrollees within the appropriate timeframe, and log in the final resolution of each grievance. The tracking system shall differentiate between medical/dental and administrative complaints and grievances.

5.15.5   RECORDS MAINTENANCE

         A. The contractor shall develop and maintain a separate complaint log tracking and resolution system for Medicaid and NJ FamilyCare enrollees for issues not requiring a formal grievance hearing. The system shall be made accessible to the State for review.

         B. A grievance log to document all verbal (telephone or in person) and written grievances and resolutions shall be maintained. The grievance log shall be available in the office of the contractor. The grievance log shall include the following information:

                  1.       A log number

                  2. The date and time the grievance is filed with the contractor or provider

                  3.       The name of the enrollee filing the grievance

                  4. The name of the contractor, provider or staff person receiving the grievance

                  5.       A description of the grievance or problem

                  6. A description of the action taken by the contractor or provider to investigate and resolve the grievance

                  7.       The proposed resolution by the contractor or provider

                  8. The name of the contractor, provider or staff person responsible for resolving the grievance

                  9. The date of notification to the enrollee of the proposed resolution

         C. The contractor shall develop and maintain policies for the following:

                  1.       Collection and analysis of grievance data

                  2.       Frequency of review of the grievance system

                  3.       File maintenance

                  4.       Protecting the anonymity of the grievant.

5.16     MARKETING

5.16.1   GENERAL PROVISIONS - CONTRACTOR'S RESPONSIBILITIES

         A.       The DMAHS's enrollment agent, health benefits coordinator
                  (HBC), will outreach and educate Medicaid and NJ FamilyCare beneficiaries (or, where applicable, an authorized person), and assist eligible beneficiaries (or, where applicable, an authorized person), in selection of a MCE. Direct marketing or discussion by the contractor to a Medicaid or NJ FamilyCare beneficiary already enrolled in another contractor shall not be permitted; direct marketing to non-enrolled Medicaid beneficiaries will be limited and only allowed in locations specified by DMAHS. The duties of the HBC will include, but are not limited to, education, enrollment, disenrollment, transfers, assistance through the contractor's grievance process and other problem resolutions with the contractor, and communications. The contractor shall cooperate with the HBC in developing information about its plan for dissemination to Medicaid/NJ FamilyCare beneficiaries.

                  1.       Active face-to-face marketing is prohibited:

                           a.       To SSI-Aged, Blind, and Disabled
                                    individuals;

                           b. To New Jersey Care...Special Medicaid Programs for Pregnant Women and Children, Aged, Blind, and Disabled;

                           c.       To DYFS-supervised individuals;

                           d.       At County Welfare Agency offices;

                           e.       At open areas (other than designated
                                    events); and

                           f.       To AFDC/TANF beneficiaries and
                                    AFDC/TANF-related beneficiaries.

                  2.       Active face-to-face marketing will be allowed:

                           a. Only at times, events, and locations specified and approved by DMAHS. Examples of permissible venues include provider sites, health fairs, and community centers.

                           b.       To NJ FamilyCare populations.

         B.       Marketing activities that shall be permitted include:

                  1. Media advertising limited to billboards, bus and newspaper advertisements, posters, literature display stands, radio and television advertising.

                  2. Fulfillment of potential enrollee requests to the contractor for general information, brochure and/or provider directories that will be mailed to the beneficiary.

         C. All marketing plans, procedures, presentations, and materials shall be accurate and shall not mislead, confuse, or defraud either the enrollee, providers or DMAHS. If such misrepresentation occurs, the contractor shall hold harmless the State in accordance with Article 7.33 and shall be subject to damages described in Article 7.16.

         D. The contractor shall be required to submit to DMAHS for prior written approval a complete marketing plan that adheres to DMAHS's policies and procedures. Written or audio-visual marketing materials, e.g., ads, flyers, posters, announcements, and letters, and marketing scripts, public information releases to be distributed to or prepared for the purpose of informing Medicaid beneficiaries, and subsequent revisions thereto, and promotional items shall be approved by DMAHS prior to their use. If the contractor develops new or revised marketing materials, it shall submit them to DMAHS for review and approval prior to any dissemination. The contractor shall not, under any circumstances, use marketing material that has not been approved by DMAHS.

         E. The DMAHS will consult with a medical care advisory committee in the review of pertinent marketing materials and will respond within 45 days with either an approval, denial, or request for additional information or modifications.

         F. The contractor shall distribute all approved marketing materials throughout all enrollment areas for which it is contracted to provide services.

         G. All marketing materials that will be used by marketing agents for every type of marketing presentation shall be prior approved by DMAHS. The contractor shall coordinate and submit, on a quarterly basis, to DMAHS and its agents, all of its schedules, plans, activities by month and informational materials for community education and outreach programs. The contractor shall work in cooperation with community-based groups and shall participate in such activities as health fairs and other community events. The contractor shall make every effort to ensure that all materials and outreach provided by them provide both physical and communication accessibility. This outreach should go beyond traditional venues and any health fairs or community events should be held in accessible facilities.

                  1. For those instances where marketing is allowed, contractors shall submit schedules to the DMAHS AT LEAST FIVE (5) DAYS PRIOR to the activity taking place. The schedules can be submitted in any format, but must include the full name of the marketing representative, the name and full address of the location where marketing is being conducted, the date(s) and beginning and ending times of the activity. All schedules will be reviewed and must be approved in writing by the DMAHS. PLANS MAY NOT COMMENCE ANY MARKETING ACTIVITY WITHOUT PRIOR DMAHS APPROVAL.

         H. With the exception allowed under Article 5.16.1I, neither the contractor nor its marketing representatives may put into effect a plan under which compensation, reward, gift, or opportunity are offered to eligible enrollees as an inducement to enroll in the contractor's plan other than to offer the health care benefits from the contractor pursuant to this contract. The contractor is prohibited from influencing an individual's enrollment with the contractor in conjunction with the sale of any other insurance.

         I. The contractor may offer promotional give-aways that shall not exceed a combined total of $10 to any one individual or family for marketing purposes. Giveaways and premiums that have DMAHS approval may be distributed at approved events. These items shall be limited to items that promote good health behavior (e.g., toothbrushes, immunization schedules). For NJ FamilyCare, other promotional items shall be considered with prior approval by DMAHS.

         J. The contractor shall ensure that marketing representatives are appropriately trained and capable of performing marketing activities in accordance with terms of this contract, N.J.A.C. 11:17, 11:2-11, 11:4-17, 8:38-13.2, N.J.S.A. 17:22 A-1,
                  26:2J-16, and the marketing standards described in Article
                  5.16.

         K. The contractor shall ensure that marketing representatives are versed in and adhere to Medicaid policy regarding beneficiary enrollment and disenrollment as stated in 42 C.F.R. Section
                  434.27. This policy includes, but is not limited to, requirements that enrollees do not experience unreasonable barriers to disenroll, and that the contractor shall not act to discriminate on the basis of adverse health status or greater use or need for health care services.

         L. Door-to-door canvassing, telephone, telemarketing, or "cold call" marketing of enrollment activities, by the contractor itself or an agent or independent contractor thereof, shall not be permitted. For NJ FamilyCare (Plans B, C, D), telemarketing shall be permitted after review and prior approval by DMAHS of the contractor's marketing plan, scripts and methods to use this approach.

         M. Contractor employees or agents shall not present themselves unannounced at an enrollee's home for marketing or "educational" purposes. This shall not limit such visits for medical emergencies, urgent medical care, clinical outreach, and health promotion for known enrollees.

         N. Under no conditions shall a contractor use DMAHS's client/enrollee data base or a provider's patient/customer database to identify and market its plan to Medicaid or NJ FamilyCare beneficiaries. No lists of Medicaid/NJ FamilyCare beneficiary names, addresses, telephone numbers, or Medicaid/NJ FamilyCare numbers of potential Medicaid/NJ FamilyCare enrollees shall be obtained by a contractor under any circumstances. Neither shall the contractor violate confidentiality by sharing or selling enrollee lists or enrollee/beneficiary data with other persons or organizations for any purpose other than performance of the contractor's obligations pursuant to this contract. For NJ FamilyCare marketing only, general population lists such as census tracts are permissible for marketing outreach after review and prior approval by DMAHS.

         O. The contractor shall allow unannounced, on-site monitoring by DMAHS of its enrollment presentations to prospective enrollees, as well as to attend scheduled, periodic meetings between DMAHS and contractor marketing staff to review and discuss presentation content, procedures, and technical issues.

         P. For NJ FamilyCare the contractor shall explain that all health care benefits as specified in Article 4.1 must be obtained through a PCP.

         Q. For NJ FamilyCare the contractor shall periodically review and assess the knowledge and performance of its marketing representatives.

         R. For NJ FamilyCare the contractor shall assure culturally competent presentations by having alternative mechanisms for disseminating information and must receive acknowledgment of the receipt of such information by the beneficiary.

         S. Individual Medicaid beneficiaries shall be able to contact the contractor for information, and the contractor may respond to such a request.

         T.       Incentives.

                  1. The contractor may provide an incentive program to its enrollees based on health/educational activities or for compliance with health related recommendations. The incentive program may include, but is not limited to:

                           a.       Health related gift items

                           b.       Gift certificates in exchange for
                                    merchandise

                           Cash or redeemable coupons with a cash value are prohibited.

                  2. The contractor's incentive program shall be proposed in writing and prior approved by DMAHS.

         U.       Periodic Survey of Enrollees.

                  1. The contractor shall quarterly survey and report results to DMAHS of new enrollees, in person, by phone, or other means, on a random basis to verify the enrollees' understanding of the contractor's procedures and services availability.

                  2. The contractor shall quarterly survey enrollees on reasons for disenrollment who voluntarily disenroll/transfer at time of disenrollment/transfer from contractor's plan.

         V. All marketing materials, plans and activities shall be prior approved by DMAHS.

5.16.2   STANDARDS FOR MARKETING REPRESENTATIVES

         A.       General Requirements

                  1. Only a trained marketing representative of the contractor's plan who meets the DHS, DHSS, and DBI requirements shall be permitted to market and to enroll prospective NJ FamilyCare enrollees. All marketing representatives shall be registered with both the Department of Banking and Insurance (DBI) and the Division of Medical Assistance and Health Services (DMAHS). Delegation of enrollment functions, such as to the office staff of a subcontracting provider of service, shall not be permitted.

                  2. The contractor shall submit to DMAHS no less frequently than once a month, a listing of the contractor's marketing representatives. Marketing schedules shall be submitted at least five days in advance of marketing activities. Information on each marketing representative shall include the names, three digit Identification Numbers, and marketing locations.

                  3. All marketing representatives shall wear an identification tag that has been prior approved by DMAHS with a photo identification that must be prominently displayed when the marketing representative is performing marketing activities. The tag shall be at least three inches (3") by five inches (5") and shall display the marketing representative's name, the name of the contractor, and a three-digit identification number.

                  4. In those counties where enrollment is in a voluntary stage, marketing representatives shall not state or imply that enrollment may be made mandatory in the future in an attempt to coerce enrollment.

                  5.       Canvassing shall not be permitted.

                  6. Outbound telemarketing shall not be permitted. For NJ FamilyCare (Plans B, C, D), telemarketing shall be permitted after review and prior approval by DMAHS of the contractor's marketing plan, script, and methods to use this approach.

                  7. Marketing in or around a County Welfare Agency (CWA) office shall not be permitted. The term "in and around the CWA" is defined as being in an area where the marketing representative can be seen from the CWA office and/or where the CWA facility can be seen. The fact that an obstructed view prohibits the marketing activities from being seen shall not mitigate this prohibition.

                  8. No more than two (2) marketing representatives shall approach a Medicaid/NJ FamilyCare beneficiary at any one time.

                  9. Marketing representatives shall not encourage clients to disenroll from another contractor's plan or assist an enrollee of another MCE in completing a disenrollment form from the other MCE.

                  10. Marketing representatives shall ask the prospective enrollee about existing relationships with physicians or other health care providers. The prospective enrollees shall be clearly informed as to whether they will be able to continue to go to those providers as enrollees of the contractor's plan and/or if the Medicaid program will pay for continued services with such providers.

                  11. Marketing representatives shall secure the signature of new enrollees (head of household) on a statement indicating that an explanation has been provided to them regarding the important points of the contractor's plan and have understood its procedures. A parent or, where applicable, an authorized person, shall enroll minors and sign the statement of understanding. However, the contractor may accept an application from pregnant minors and minors living totally on their own who have their own Medicaid ID numbers as head of their own household.

                  12. Prior to approval of this contract by HCFA, the contractor's staff or agents are prohibited from marketing to, contacting directly or indirectly, or enrolling Medicaid beneficiaries.

                  13. Marketing representatives shall not state or imply that continuation of Medicaid benefits is contingent upon enrollment in the contractor's plan.

                  14. Attendance by the contractor's marketing representatives at State-sponsored training sessions is required at the contractor's own expense.

         B.       Commissions/Incentive Payments

                  1. Commissions/incentive payments may not be based on enrollment numbers alone but shall include other criteria, such as but not limited to, the retention period of enrollees enrolled (at least three (3) months), member satisfaction, and education by the marketing representative.

                           a.       The contractor shall also review
                                    disenrollment information/surveys and all complaints/grievances specifically referencing marketing staff.

                  2. Marketing commissions (including cash, prizes, contests, trips, dinners, and other incentives) shall not exceed thirty (30) percent of the representative's monthly salary.

         C.       Enrollment Inducements

                  1. The contractor's marketing representatives and other contractor's staff are prohibited from offering or giving cash or any other form of compensation to a Medicaid beneficiary as an inducement or reward for enrolling in the contractor's plan.

                  2. Promotional items, gifts, "give-aways" for marketing purposes shall be permitted, but will be limited to items that promote good health behavior (e.g., toothbrushes, immunization schedules). However, the combined total of such gifts or gift package shall not exceed an amount of $10 to any one individual or family. Such items:

                           a. Shall be offered to the general public for marketing purposes whether or not an individual chooses to enroll in the contractor's plan.

                           b. Shall only be given at the time of marketing presentations and may not be a continuous, periodic activity for the same individual, e.g., monthly or quarterly give-aways, as an inducement to remain enrolled.

                           c.       Shall not be in the form of cash.

                           For NJ FamilyCare, other promotional items shall be considered with prior approval by DMAHS.

                  3.       Raffles shall not be allowed.

         D.       Sanctions

                  Violations of any of the above may result in any one or combination of the following:

                  1. Cessation or reduction of enrollment including auto assignment.

                  2. Reduction or elimination of marketing and/or community event participation.

                  3. Enforced special training/re-training of marketing representatives including, but not limited to, business ethics, marketing policies, effective sales practices, and State marketing policies and regulations.

                  4. Referral to the Department of Banking and Insurance for review and suspension of commercial marketing activities.

                  5.       Application of assessed damages by the State.

                  6. Referral to the Secretary of the United States Department of Health and Human Services for civil money penalties.

                  7.       Termination of contract.

                  8. Referral to the New Jersey Division of Criminal Justice Department of Justice as warranted.

ARTICLE SIX:  PROVIDER INFORMATION

6.1      GENERAL

         The contractor shall provide information to all contracted providers about the Medicaid/NJ FamilyCare managed care program in order to operate in full compliance with the contract and all applicable federal and State regulations. The contractor shall monitor provider knowledge and understanding of program requirements, and take corrective actions to ensure compliance with such requirements.

6.2      PROVIDER PUBLICATIONS

         A. Provider Manual. The contractor shall issue a Provider Manual and Bulletins or other means of provider communication to the providers of medical/dental services. The manual and bulletins shall serve as a source of information to providers regarding Medicaid covered services, policies and procedures, statutes, regulations, telephone access and special requirements to ensure all contract requirements are being met. Alternative to provider manuals shall be prior approved by DMAHS.

                  The contractor shall provide all of its providers with, at a minimum, the following information:

                  1. Description of the Medicaid/NJ FamilyCare managed care program and covered populations

                  2.       Scope of Benefits

                  3.       Modifications to Scope of Benefits

                  4. Emergency Services Responsibilities, including responsibility to educate enrollees regarding the appropriate use of emergency services

                  5.       EPSDT program services and standards

                  6.       Grievance procedures for both enrollee and provider

                  7. Medical necessity standards as well as practice guidelines or other criteria that will be used in making medical necessity decisions. Medical necessity decisions must be in accordance with the definition in Article 1 and based on peer-reviewed publications, expert medical opinion, and medical community acceptance.

                  8. Practice protocols/guidelines, including in particular guidelines pertaining to treatment of chronic/complex conditions common to the enrolled populations if utilized by the contractor to monitor and/or evaluate provider performance. Practice guidelines may be included in a separate document.

                  9.       The contractor's policies and procedures

                  10.      PCP responsibilities

                  11.      Other provider/subcontractors' responsibilities

                  12.      Prior authorization and referral procedures

                  13. Description of the mechanism by which a provider can appeal a contractor's service decision through the DHSS' Independent Utilization Review Organization process

                  14.      Protocol for encounter data element reporting/records

                  15. Procedures for screening and referrals for the MH/SA services

                  16.      Medical records standards

                  17.      Payment policies

         B. Bulletins. The contractor shall develop and disseminate bulletins as needed to incorporate any and all changes to the Provider Manual. All bulletins shall be mailed to the State at least three (3) calendar days prior to publication or mailing to the providers or as soon as feasible. The Department shall have the right to issue and/or modify the bulletins at any time. If the DHS determines that there are factual errors or misleading information, the contractor shall be required to issue corrected information in the manner determined by the DHS.

         C. Timeframes. Within twenty (20) calendar days after the contractor places a newly enrolled provider in an active status, the contractor shall furnish the provider with a current Provider Manual, all related bulletins and the contractor's methodology for supplying encounter data.

         D. The contractor shall provide a Provider Manual to the Department. All updates of the manual shall also be provided to the Department on a timely basis.

         E. The Provider Manual and all policies and procedures shall be reviewed at least annually to ensure that the contractor's current practices and contract requirements are reflected in the written policies and procedures.

6.3      PROVIDER EDUCATION AND TRAINING

         A. Initial Training. The contractor shall ensure that all providers receive sufficient training regarding the managed care program in order to operate in full compliance with program standards and all applicable federal and State regulations. At a minimum, all providers shall receive initial training in managed care services, the contractor's policies and procedures, and information about the needs of enrollees with special needs. Ongoing training shall be provided as deemed necessary by either the contractor or the State in order to ensure compliance with program standards.

                  Subjects for provider training shall be tailored to the needs of the contractor's plan's target groups. Listed below are some examples of topics for training:

                  1.       Identification and management of polypharmacy.

                  2. Identification and treatment of depression among elderly people and people with disabilities.

                  3. Identification and treatment of alcohol/substance abuse.

                  4.       Identification of abuse and neglect.

                  5. Coordination of care with long-term services, mental health and substance abuse providers, including instruction regarding policies and procedures for maintaining the centralized member record.

                  6. Skills to assist elderly people and people with disabilities in coping with loss.

                  7. Cultural sensitivity to providing health care to various ethnic groups.

         B. Ongoing Training. The contractor shall continue to provide communications and guidance for PCPs, specialty providers, and others about the health care needs of enrollees with special needs and foster cultural sensitivity to the diverse populations enrolled with the contractor.

6.4      PROVIDER TELEPHONE ACCESS

         A. The contractor shall maintain a mechanism by which providers can access the contractor by telephone. The contractor shall maintain policies and procedures for staffing and training the allocated personnel, including the hours of operation, days of the week and numbers of personnel available, and the telephone number to the providers. Telephone access to the contractor shall be available to providers, at a minimum, from 8:00 a.m. to 5:00 p.m., Monday through Friday.

         B. Response time. The contractor shall respond to after hours telephone calls regarding medical care within the following timeframes: fifteen (15) minutes for crisis situations; forty-five (45) minutes for non-emergent, symptomatic issues; same day for non-symptomatic concerns.

         C. At no time shall providers wait more than five (5) minutes on hold.

6.5      PROVIDER GRIEVANCES AND APPEALS

         A. Payment Disputes. The contractor shall establish and utilize a procedure to resolve billing, payment, and other administrative disputes between health care providers and the contractor for any reason including, but not limited to: lost or incomplete claim forms or electronic submissions; requests for additional explanation as to services or treatment rendered by a health care provider; inappropriate or unapproved referrals initiated by the providers; or any other reason for billing disputes. The procedure shall include an appeal process and require direct communication between the provider and the contractor and shall not require any action by the enrollee.

         B. Complaint, Grievances and Appeal. The contractor shall establish and maintain provider complaint, grievance and appeals procedures for any provider who is not satisfied with the contractor's policies and procedures, or with a decision made by the contractor, or disagrees with the contractor as to whether a service, supply, or procedure is a covered benefit, is medically necessary, or is performed in the appropriate setting. The contractor procedure shall satisfy the following minimum standards:

                  1. The contractor shall have in place an informal complaint process which network providers can use to make verbal complaints, to ask questions, and get problems resolved without going through the formal, written grievance process.

                  2. The contractor shall have in place a formal grievance and appeal process which network providers and non-participating providers can use to complain in writing.

                  3. Such procedures shall not be applicable to any disputes that may arise between the contractor and any provider regarding the terms, conditions, or termination or any other matter arising under contract between the provider and contractor.

         C. The contractor shall log, track and respond to provider complaints and grievances.

         D. The contractor shall submit quarterly a Provider Grievances/Complaints Report. All provider grievances shall be summarized, with actions and recommendations of the Medical or Dental Director and QA Committee (if involved) clearly stated. The summary report shall include, but not be limited to, the following data elements:

                  1. Total number of all provider grievances and complaints received

                  2. Number of unresolved (pending) grievances and complaints

                  3. Category of the grievance or complaint, including, but not limited to:

                           a.       Denials of requested services prior
                                    authorizations

                           b.       Denials of specialty referrals

                           c.       Enrollee allocation inequities

         E. The contractor shall notify providers of the mechanism to appeal a contractor service decision on behalf of an enrollee, with the enrollee's consent, through the DHSS' Independent Utilization Review Organization process and that the provider is not entitled to request a Medicaid administrative law hearing.

ARTICLE SEVEN: TERMS AND CONDITIONS (ENTIRE CONTRACT)

7.1         CONTRACT COMPONENTS

            The Contract, Attachments, Schedules, Appendices, Exhibits, and any amendments determine the work required of the contractor and the terms and conditions under which said work shall be performed.

            No other contract, oral or otherwise, regarding the subject matter of this contract shall be deemed to exist or to bind any of the parties or vary any of the terms contained in this contract.

7.2         GENERAL PROVISIONS

         A. HCFA Approval. This contract is subject to approval by the Health Care Financing Administration (HCFA) and shall not be effective absent such approval. In addition, this contract is subject to HCFA's grant of a 1915(b) waiver to mandate enrollment of children with special health care needs.

         B. General. The contractor agrees that it shall carry out its obligations as herein provided in a manner prescribed under applicable federal and State laws, regulations, codes, and guidelines including New Jersey licensing regulations, the Medicaid, NJ KidCare and NJ FamilyCare State Plans, and in accordance with procedures and requirements as may from time to time be promulgated by the United States Department of Health and Human Services. These include:

                  1.       42 U.S.C. ' 1396 et seq.

                  2.       42 C.F.R., Parts 417, 434, 440, 455, 1000

                  3.       45 C.F.R., Part 74

                  4.       N.J.S.A. 30:4D-1 et seq.

                  5.       N.J.S.A. 30:4I-1 et seq.

                  6.       N.J.S.A. 30:4J-1 et seq.

                  7.       N.J.S.A. 26:2J-1 et seq.

                  8.       N.J.A.C. 10:74 et seq.

                  9.       N.J.A.C. 10:49 et seq.

                  10.      N.J.A.C. 10:79 et seq.


                                                                           VII-1

                  11. New Jersey Medicaid, NJ KidCare, and NJ FamilyCare State Plans

                  12.      1915(b) Waiver

                  13. N.J.A.C. 8:38 et seq. and amendments thereof, and the contractor shall comply with the higher standard contained in N.J.A.C. 8:38 et seq. or this contract.

                  14.      N.J.S.A. 59:13 et seq.

                  15. The federal and State laws and regulations above have been cited for reader ease. They are available for review at the New Jersey State Library, 185 West State Street, Trenton, New Jersey 08625. However, whether cited or not, the contractor is obligated to comply with all applicable laws and regulations and, in turn, is responsible for ensuring that its providers and subcontractors comply with all laws and regulations.

                  16. Neither the contractor nor its employees, providers, or subcontractors shall violate, or induce others to violate, any federal or state laws or regulations, or professional licensing board regulations.

         C. Applicable Law and Venue. This contract and any and all litigation arising there from or related thereto shall be governed by the applicable laws, regulations, and rules of evidence of the State of New Jersey without reference to conflict of laws principles. The contractor shall agree and submit to the jurisdiction of the courts of the State of New Jersey should any dispute concerning this contract arise, and shall agree that venue for any legal proceeding against the State shall be in Mercer County.

         D. Medicaid Provider. The contractor shall be a Medicaid provider and a health maintenance organization with a Certificate of Authority to operate government programs in New Jersey.

         E. Significant Changes. The contractor shall report to the Contracting Officer (See Article 7.5) immediately all significant changes that may affect the contractor's performance under this contract.

         F. Provider Enrollment Process. The contractor shall comply with the Medicaid provider enrollment process including the submission of the HCFA 1513 Form.


                                                                           VII-2

         G. Conflicts in Provisions. The contractor shall advise DMAHS of any conflict of any provision of this contract with any federal or State law or regulation. The contractor is required to comply with the provisions of the federal or State law or regulation until such time as the contract may be amended. (See also Article 7.11.)

                  Any provision of this contract that is in conflict with the above laws, regulations, or federal Medicaid statutes, regulations, or HCFA policy guidance is hereby amended to conform to the provisions of those laws, regulations, and federal policy. Such amendment of the contract shall be effective on the effective date of the statutes or regulations necessitating it and will be binding on the parties even though such amendment may not have been reduced to writing and formally agreed upon and executed by the parties.

         H. Compliance with Codes. The contractor shall comply with the requirements of the New Jersey Uniform Commercial Code, the latest National Electrical Code, the Building Officials & Code Administrators International, Inc. (B.O.C.A.) Basic Building Code, and the Occupational Safety and Health Administration to the extent applicable to the contract.

         I. Corporate Authority. All New Jersey corporations shall obtain a Certificate of Incorporation from the Office of the New Jersey Secretary of State prior to conducting business in the State of New Jersey.

                  If a contractor is a corporation incorporated in a state other than New Jersey, the contractor shall obtain a Certificate of Authority to do business from the Office of the Secretary of State of New Jersey prior to execution of the contract. The contractor shall provide either a certification or notification of filing with the Secretary of State.

                  If the contractor is an individual, partnership or joint venture not residing in this State or a partnership organized under the laws of another state, then the contractor shall execute a power of attorney designating the Secretary of State as his true and lawful attorney for the sole purpose of receiving process in any civil action which may arise out of the performance of this contract or agreement. This appointment of the Secretary of State shall be irrevocable and binding upon the contractor, his heirs, executors, administrators, successors or assigns. Within ten (10) days of receipt of this service, the Secretary of State shall forward same to the contractor at the address designated in the contract.

         J. Contractor's Warranty. By signing this contract, the contractor warrants and represents that no person or selling agency has been employed or retained to solicit or secure the contract upon an agreement or understanding for a commission, percentage, brokerage or contingent fee, except bona fide employees or bona fide established commercial or selling agencies maintained by the


                                                                           VII-3
                  contractor for the purpose of securing business. The penalty for breach or violation of this provision may result in termination of the contract without the State being liable for damages, costs and/or attorney fees or, in the Department's discretion, a deduction from the contract price or consideration the full amount of such commission, percentage, brokerage or contingent fee.

         K. MacBride Principles. The contractor shall comply with the MacBride principles of nondiscrimination in employment and have no business operations in Northern Ireland as set forth in N.J.S.A. 52:34-12.1.

         L. Ownership of Documents. All documents and records, regardless of form, prepared by the contractor in fulfillment of the contract shall be submitted to the State and shall become the property of the State.

         M. Publicity. Publicity and/or public announcements pertaining to the project shall be approved by the State prior to release. See Article 5.16 regarding Marketing.

         N. Taxes. Contractor shall maintain, and produce to the Department upon request, proof that all appropriate federal and State taxes are paid.

7.3      STAFFING

         In addition to complying with the specific administrative requirements specified in Articles Two through Six and Eight, the contractor shall adhere to the standards delineated below.

         A. The contractor shall have in place the organization, management and administrative systems necessary to fulfill all contractual arrangements. The contractor shall demonstrate to DMAHS' satisfaction that it has the necessary staffing, by function and qualifications, to fulfill its obligations under this contract which include at a minimum:

                  - A designated administrative liaison for the Medicaid contract who shall be the main point of contact responsible for coordinating all administrative activities for this contract ("Contractor's Representative"; See also Article 7.5 below)

                  - A medical director who shall be a New Jersey licensed physician (M.D. or D.O.)

                  - Financial officer(s) or accounting and budgeting officer

                  - QM/UR coordinator who is a New Jersey-licensed registered nurse or physician


                                                                           VII-4

                  - Prior authorization staff sufficient to authorize medical care twenty-four (24) hours per day/seven (7) days per week

                  - Designated Medicaid care manager(s) who shall be available to DMAHS medical staff to respond to medically related problems, complaints, and emergent or urgent situations

                  - A full-time Care Management Supervisor who is a New Jersey-licensed physician or has a Bachelor's degree in nursing and has a minimum of four (4) years of experience serving enrollees with special needs. The Care Management Supervisor shall be responsible for the management and supervision of the Care Management staff.

                  -        Member services staff

                  -        Provider services staff

                  -        Encounter reporting staff/claims processors

                  -        Grievance coordinator

                  -        Adequate administrative and support staff

         B. Staff Changes. The contractor shall inform the DMAHS, in writing, within seven (7) days of key administrative staffing changes (listed in A) in any of the positions noted in this Article.

         C. Training. The contractor shall ensure that all staff have appropriate training, education, experience, and orientation to fulfill the requirements of the positions they hold and shall verify and document that it has met this requirement.

         D. DMAHS Meetings. The contractor's CEO, president, or DHS-approved representative shall be required to attend DHS-sponsored contractor CEO dinners. No substitutes will be permitted. The Contractor's Representative, as hereinafter defined, shall be required to attend DHS-sponsored contractor Roundtable sessions.

7.4      RELATIONSHIPS WITH DEBARRED OR SUSPENDED PERSONS PROHIBITED

         Pursuant to Section 1932(d)(a) of the Social Security Act (42 U.S.C. * 1396u-2(d)(a)):

         A. The contractor shall not have a director, officer, partner, or person with beneficial ownership of more than five (5) percent of the contractor's equity who has been debarred or suspended from participating in procurement activities under the


                                                                           VII-5

         Federal Acquisition Regulation or from participating in nonprocurement activities under regulations issued pursuant to Executive Order No. 12549 or under guidelines implementing such order.

         B. The contractor shall not have an employment, consulting, or any other agreement with a debarred or suspended person (as defined in Article 7.4A above) for the provision of items or services that are significant and material to the contractor's contractual obligation with the State.

         C. The contractor shall certify to DMAHS that it meets the requirements of this Article prior to initial contracting with the Department and at any time there is a changed circumstance from the last such certification. The contractor shall, among other sources, consult with the Excluded Parties List, which can be obtained from the General Services Administration.

         D. If the contractor is found to be non-compliant with the provisions concerning affiliation with suspended or debarred individuals, DMAHS:

                  1. Shall notify the Secretary of the US Department of Health and Human Services of such non-compliance;

                  2. May continue the existing contract with the contractor unless the Secretary (in consultation with the Inspector General of the US Department of Health and Human Services [DHHS]) directs otherwise; and

                  3. May not renew or otherwise extend the duration of an existing contract with the contractor unless the Secretary (in consultation with the Inspector General of the DHHS) provides to DMAHS and to Congress a written statement describing compelling reasons that exist for renewing or extending the contract.

         E. The contractor shall agree and certify it does not employ or contract, directly or indirectly, with:

                  1. Any individual or entity excluded from Medicaid participation under Sections 1128 (42 U.S.C. * 1320a-7) or 1128A (42 U.S.C. * 1320a-7a) of the
                           Social Security Act for the provision of health care, utilization review, medical social work, or administrative services or who could be excluded under Section 1128(b)(8) of the Social Security Act as being controlled by a sanctioned individual;

                  2. Any entity for the provision of such services (directly or indirectly) through an excluded individual or entity;


                                                                           VII-6

                  3. Any individual or entity excluded from Medicaid or NJ FamilyCare participation by DMAHS;

                  4. Any individual or entity discharged or suspended from doing business with the State of New Jersey; or

                  5. Any entity that has a contractual relationship (direct or indirect) with an individual convicted of certain crimes as described in Section 1128(b)(8) of the Social Security Act.

         F. The contractor shall obtain, whenever issued, available State listings and notices of providers, their contractors, subcontractors, or any of the aforementioned individuals or entities, or their owners, officers, employees, or associates who are suspended, debarred, disqualified, terminated, or otherwise excluded from practice and/or participation in the fee-for-service Medicaid program. Upon verification of such suspension, debarment, disqualification, termination, or other exclusion, the contractor shall immediately act to terminate the provider from participation in this program. Termination for loss of licensure, criminal convictions, or any other reason shall coincide with the effective date of termination of licensure or the Medicaid program's termination effective date whichever is earlier.

7.5      CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE

         A. The Department shall designate a single administrator, hereafter called the "Contracting Officer." The Contracting Officer shall be appointed by the Commissioner of DHS. The Contracting Officer shall make all determinations and take all actions as are appropriate under this contract, subject to the limitations of applicable federal and New Jersey laws and regulations. The Contracting Officer may delegate his/her authority to act to an authorized representative through written notice to the contractor.

         B. The contractor shall designate a single administrator, hereafter called the Contractor's Representative, who shall be an employee of the contractor. The Contractor's Representative shall make all determinations and take all actions as are appropriate to implement this contract, subject to the limitations of the contract, and to federal and New Jersey laws and regulations. The Contractor's Representative may delegate his or her authority to act to an authorized representative through written notice to the Contracting Officer. The Contractor's Representative shall have direct managerial and administrative responsibility and control over all aspects of the contract and shall be empowered to legally bind the contractor to all agreements reached with the Department.

         C. The Contractor's Representative shall be designated in writing by the contractor no later than the first day on which the contract becomes effective.


                                                                           VII-7

         D. The Department shall have the right to approve or disapprove the Contractor's Representative.

7.6      AUTHORITY OF THE STATE

         The State is the ultimate authority under this contract to:

         A. Establish, define, or determine the reasonableness, the necessity and the level and scope of covered benefits under the managed care program administered in this contract or coverage for such benefits, or the eligibility of enrollees or providers to participate in the managed care program, or any aspect of reimbursement to providers, or of operations.

         B. Establish or interpret policy and its application related to the above.

7.7      EQUAL OPPORTUNITY EMPLOYER

         The contractor shall, in all solicitations or advertisements for employees placed by or on behalf of the contractor, state that it is an equal opportunity employer, and shall send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided by the Department advising the labor union or workers' representative of the contractor's commitments as an equal opportunity employer and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

7.8      NONDISCRIMINATION REQUIREMENTS

         The contractor shall comply with the following requirements regarding nondiscrimination:

         A. The contractor shall and shall require its providers and subcontractors to accept assignment of an enrollee and not discriminate against eligible enrollees because of race, color, creed, religion, ancestry, marital status, sexual orientation, national origin, age, sex, physical or mental handicap in accordance with Title VI of the Civil Rights Act of 1964, 42 U.S.C. * 2000d, Section 504 of the Rehabilitation Act of 1973, 29 U.S.C. * 794, the Americans with Disabilities Act of 1990 (ADA), 42 U.S.C. * 12131 and rules and regulations promulgated pursuant thereto, or as otherwise provided by law or regulation.

         B. ADA Compliance. The contractor shall and shall require its providers or subcontractor to comply with the requirements of the Americans with Disabilities Act (ADA). In providing health care benefits, the contractor shall not directly or indirectly, through contractual, licensing, or other arrangements, discriminate against Medicaid/NJ FamilyCare beneficiaries who are qualified disabled


                                                                           VII-8
                  individuals covered by the provisions of the ADA (See also
                  Article 4.5.2 for a description of the contractor's ADA compliance plan).

                  A "qualified individual with a disability" defined pursuant to 42 U.S.C. * 12131 is an individual with a disability who, with or without reasonable modifications to rules, policies, or practices, the removal of architectural, communication, or transportation barriers, or the provision of auxiliary aids and services, meets the essential eligibility requirements for the receipt of services or the participation in programs or activities provided by a public entity (42 U.S.C. * 12131).

                  The contractor shall submit to DMAHS a written certification that it is conversant with the requirements of the ADA, that it is in compliance with the law, and that it has assessed its provider network and certifies that the providers meet ADA requirements to the best of the contractor's knowledge. The contractor shall survey its providers of their compliance with the ADA using a standard survey document that will be developed by the State. Survey attestation shall be kept on file by the contractor and shall be available for inspection by the DMAHS. The contractor warrants that it will hold the State harmless and indemnify the State from any liability which may be imposed upon the State as a result of any failure of the contractor to be in compliance with the ADA. Where applicable, the contractor shall abide by the provisions of
                  Section 504 of the federal Rehabilitation Act of 1973, as amended, 29 U.S.C. * 794, regarding access to programs and facilities by people with disabilities.

         C. The contractor shall and shall require its providers and subcontractors to not discriminate against eligible persons or enrollees on the basis of their health or mental health history, health or mental health status, their need for health care services, amount payable to the contractor on the basis of the eligible person's actuarial class, or pre-existing medical/health conditions.

         D. The contractor shall and shall require its providers and subcontractors to comply with the Civil Rights Act of 1964 (42 U.S.C. * 2000d), the regulations (45 C.F.R. Parts 80 & 84) pursuant to that Act, and the provisions of Executive Order 11246, Equal Opportunity, dated September 24, 1965, the New Jersey anti-discrimination laws including those contained within N.J.S.A. 10:2-1 through N.J.S.A. 10:2-4, N.J.S.A. 10:5-1 et seq. and N.J.S.A. 10:5-38, and all rules and regulations issued thereunder, and any other laws, regulations, or orders which prohibit discrimination on grounds of age, race, ethnicity, mental or physical disability, sexual or affectional orientation or preference, marital status, genetic information, source of payment, sex, color, creed, religion, or national origin or ancestry. The contractor shall not discriminate against any employee engaged in the work required to produce the services covered by this contract, or against any applicant for such employment because of race, creed, color, national origin, age, ancestry, sex, marital status, religion, disability or sexual or affectional orientation or preference.


                                                                           VII-9

         E. The contractor shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the provider's license or certification under applicable State law, solely on the basis of such license or certification. This paragraph shall not be construed to prohibit an organization from including providers only to the extent necessary to meet the needs of the organization's enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the organization.

         F. Scope. This non-discrimination provision shall apply to but not be limited to the following: recruitment or recruitment advertising, hiring, employment upgrading, demotion, or transfer, lay-off or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship included in PL 1975, Chapter 127 as attached hereto and made a part hereof.

         G. Grievances. The contractor shall forward to the Department copies of all grievances alleging discrimination against enrollees because of race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual or affectional orientation, physical or mental handicap for review and appropriate action within three (3) business days of receipt by the contractor.

7.9      INSPECTION RIGHTS

         The contractor shall allow the New Jersey Department of Human Services, the US Department of Health and Human Services (DHHS), and other authorized State agencies, or their duly authorized representatives, to inspect or otherwise evaluate the quality, appropriateness, and timeliness of services performed under the contract, and to inspect, evaluate, and audit any and all books, records, and facilities maintained by the contractor and its providers and subcontractors, pertaining to such services, at any time during normal business hours (and after business hours when deemed necessary by DHS or DHHS) at a New Jersey site designated by the Contracting Officer. Pursuant to N.J.S.A. 10:49-9.8m inspections of contractors may be unannounced with or without cause, and inspections of providers and subcontractors may be unannounced for cause. Books and records include, but are not limited to, all physical records originated or prepared pursuant to the performance under this contract, including working papers, reports, financial records and books of account, medical records, dental records, prescription files, provider contracts and subcontracts, credentialing files, and any other documentation pertaining to medical, dental, and nonmedical services to enrollees. Upon request, at any time during the period of this contract, the contractor shall furnish any such record, or copy thereof, to the Department or the Department's External Review Organization within thirty (30) days of the request. If the Department determines, however, that there is an urgent need to obtain a record, the Department shall have the right to demand the record in less than thirty (30) days, but no less than twenty-four (24) hours.


                                                                          VII-10

         Access shall be undertaken in such a manner as to not unduly delay the work of the contractor and/or its provider(s) or subcontractor(s). The right of access herein shall include onsite visits by authorized designees of the State.

         The contractor shall also permit the State, at its sole discretion, to conduct onsite inspections of facilities maintained by the contractor, its providers and subcontractors, prior to approval of their use for providing services to enrollees.

7.10     NOTICES/CONTRACT COMMUNICATION

         All notices or contract communication under this contract shall be in writing and shall be validly and sufficiently served by the State upon the contractor, and vice versa, if addressed and mailed by certified mail, delivered by overnight courier or hand-delivered to the following addresses:

         For DHS:

                  Contracting Officer
                  Division of Medical Assistance and Health Services
                  P.O. Box 712
                  Trenton, NJ 08625-0712

         The contractor shall specify the name of the Contractor's Representative and official mailing address for all formal communications. The name and address of the individual appears in Appendix D.6 and is incorporated herein by reference.

7.11     TERM

7.11.1   CONTRACT DURATION AND EFFECTIVE DATE

         The performance, duties, and obligations of the parties hereto shall commence on the effective date, provided that at the effective date the Director and the contractor agree that all procedures necessary to implement this contract are ready and shall continue for a period of nine (9) months thereafter unless suspended or terminated in accordance with the provisions of this contract. The initial nine (9) month period shall be known as the "original term" of the contract. The effective date of the contract shall be October 1, 2000.

7.11.2   AMENDMENT, EXTENSION, AND MODIFICATION

         A. The contract may be amended, extended, or modified by written contract duly executed by the Director and the contractor. Any such amendment, extension or modification shall be in writing and executed by the parties hereto. It is mutually understood and agreed that no amendment of the terms of the contract shall be valid unless reduced to writing and executed by the parties hereto, and that no oral


                                                                          VII-11
                  understandings, representations or contracts not incorporated herein nor any oral alteration or variations of the terms hereof, shall be binding on the parties hereto. Every such amendment, extension, or modification shall specify the date its provisions shall be effective as agreed to by the Department and the contractor. Any amendment, extension, or modification is not effective or binding unless approved, in writing, by duly authorized officials of DHS, HCFA, and any other entity, as required by law or regulation.

         B. This contract may be extended for successive twelve (12) month periods beyond the original term of the contract whenever the Division supplies the contractor with at least ninety (90) days advance notice of such intent and if a written amendment to extend the contract is obtained from both parties. This successive twelve (12) month period shall be known as an "extension period" of the contract. In addition, ninety (90) days prior to the contract expiration, the Director shall provide the contractor with the proposed capitation rates for the extension period.

         C. In the event that the capitation rates for the extension period are not provided ninety (90) days prior to the contract expiration, the contract will be extended at the existing rate which shall be an interim rate. After the execution of the succeeding rate amendment, a retroactive rate adjustment will be made to bring the interim rate to the level established by that amendment.

         D. The contractor shall begin providing services to all populations covered under this contract on October 1, 2000. The State shall pay the contractor the capitation rates set forth in Appendix C, except for the following premium groups:

                  1.       DDD With Medicare

                  2.       DDD Without Medicare (ABD)

                  3.       DDD Without Medicare (non-ABD)

                  4.       AIDS - ABD With Medicare

                  5.       AIDS & DDD - ABD With Medicare

                  6.       AFDC - AIDS

                  7.       AFDC - AIDS & DDD

                  8.       Blind/Disabled With Medicare, < 45 M & F

                  9.       Blind/Disabled With Medicare, 45+ M & F

                  For those enrollees who are members of the contractor's plan as of October 1, 2000 and who are subsequently identified by the State as members of one of the above premium groups, the State may initially pay the contractor the following capitation rates:


                                                                          VII-12

------------------------------------------------------------------------------------
PREMIUM GROUP                                 INTERIM RATE
------------------------------------------------------------------------------------
DDD With Medicare                             Aged with Medicare
------------------------------------------------------------------------------------
DDD Without Medicare (ABD)                    ABD (including AIDS) Without Medicare
------------------------------------------------------------------------------------
DDD Without Medicare (non-ABD)                ABD (including AIDS) Without Medicare
------------------------------------------------------------------------------------
AIDS - ABD With Medicare                      ABD (including AIDS) Without Medicare
------------------------------------------------------------------------------------
AIDS & DDD - ABD With                         ABD (including AIDS) Without Medicare
Medicare
------------------------------------------------------------------------------------
AFDC - AIDS                                   ABD (including AIDS) Without Medicare
------------------------------------------------------------------------------------
AFDC - AIDS & DDD                             ABD (including AIDS) Without Medicare
------------------------------------------------------------------------------------
Blind/Disabled With Medicare, < 45            Aged With Medicare
M & F
------------------------------------------------------------------------------------
Blind/Disabled With Medicare, 45+             Aged With Medicare
M & F
------------------------------------------------------------------------------------

                  The State shall retroactively adjust these payments to reflect the premium rate for these enrollees.

         E. Nothing in this Article shall be construed to prevent the Director by amendment to the contract from extending the contract on a month to month basis under the existing rates until such a time that the Director provides revised capitation rates pursuant to Article 7.11.2B.

7.12     TERMINATION

         A. Change of Circumstances. Where circumstances and/or the needs of the State significantly change or the contract is otherwise deemed by the Director to no longer be in the public interest, the DMAHS may terminate this contract upon no less than thirty
                  (30) days notice to the contractor.

         B. Emergency Situations. In cases of emergency the Department may shorten the time periods of notification.

         C. For Cause. DMAHS shall have the right to terminate this contract, without liability to the State, in whole or in part if the contractor:

                  1. Takes any action or fails to prevent an action that threatens the health, safety or welfare of any enrollee, including significant marketing abuses;


                                                                          VII-13

                  2. Takes any action that threatens the fiscal integrity of the Medicaid program;

                  3. Has its certification suspended or revoked by DOBI, DHSS, and/or any federal agency or is federally debarred or excluded from federal procurement and non-procurement contracts;

                  4. Materially breaches this contract or fails to comply with any term or condition of this contract that is not cured within twenty (20) working days of DMAHS' request for compliance;

                  5.       Violates state or federal law;

                  6.       Becomes insolvent; or

                  7. Brings a proceeding voluntarily, or has a proceeding brought against it involuntarily, under the Bankruptcy Act.

         D. Notice and Hearing. Except as provided in A and B above, DMAHS shall give the contractor ninety (90) days advance, written notice of termination of this contract, with an opportunity to protest said termination and/or request an informal hearing. This notice shall specify the applicable provisions of this contract and the effective date of termination, which shall not be less than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program.

         E. Contractor's Right to Terminate for Material Breach. The contractor shall have the right to terminate this contract in the event that DMAHS materially breaches this contract or fails to comply with any material term or condition of this contract that is not cured within twenty (20) working days of the contractor's request for compliance. In such event, the contractor shall give DMAHS written notice specifying the reason for and the effective date of the termination, which shall not be less than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program and in no event shall be less than ninety (90) days from the end of the twenty (20) day working day cure period. The effective date of termination is subject to DMAHS concurrence and approval.

         F. Contractor's Right to Terminate for Act of God. The contractor shall have the right to terminate this contract if the contractor is unable to provide services pursuant to this contract because of a natural disaster and/or an Act of God to such a degree that enrollees cannot obtain reasonable access to services within the contractor's organization, and, after diligent efforts, the contractor cannot make other provisions for the delivery of such services. The contractor shall give


                                                                          VII-14

                  DMAHS, within forty-five (45) days after the disaster, written notice of any such termination that specifies:

                  1. The reasons for the termination, with appropriate documentation of the circumstances arising from a natural disaster or Act of God that precludes reasonable access to services;

                  2. The contractor's attempts to make other provisions for the delivery of services; and

                  3. The requested effective date of the termination, which shall not be less time than will permit an orderly disenrollment of enrollees to the Medicaid fee-for-service program or transfer to another managed care program. The effective date of termination is subject to DMAHS concurrence and approval.

         G. Reduction in Funding. In the event that State and federal funding for the payment of services under this contract is reduced so that payments to the contractor cannot be made in full, this contract shall terminate, without liability to the State, unless both parties agree to a modification of the obligations under this contract. The effective date of such termination shall be ninety (90) days after the contractor receives written notice of the reduction in payment, unless available funds are insufficient to continue payments in full during the ninety (90) day period, in which case the Department shall give the contractor written notice of the earlier date upon which the contract shall terminate.

         H. It is hereby understood and agreed by both parties that this contract shall be effective and payments by DMAHS made to the contractor subject to the availability of State and federal funds. It is further agreed by both parties that this contract can be renegotiated or terminated, without liability to the State in order to comply with state and federal requirements for the purpose of maximizing federal financial participation.

         I. Upon termination of this contract, the contractor shall comply with the closeout procedures in Article 7.13.

         J. Rights and Remedies. The rights and remedies of the Department provided in this Article shall not be exclusive and are in addition to all other rights and remedies provided by law or under this contract.

7.13     CLOSEOUT REQUIREMENTS

         A. A closeout period shall begin one hundred-twenty (120) days prior to the last day the contractor is responsible for operating under this contract. During the closeout period, the contractor shall work cooperatively with, and supply program


                                                                          VII-15
                  information to, any subsequent contractor and DMAHS. Both the program information and the working relationships between the two contractors shall be defined by DMAHS.

         B. The contractor shall be responsible for the provision of necessary information and records, whether a part of the MCMIS or compiled and/or stored elsewhere, to the new contractor and/or DMAHS during the closeout period to ensure a smooth transition of responsibility. The new contractor and/or DMAHS shall define the information required during this period and the time frames for submission. Information that shall be required includes but is not limited to:

                  1. Numbers and status of complaints and grievances in process;

                  2. Numbers and status of hospital authorizations in process, listed by hospital;

                  3.       Daily hospital logs;

                  4.       Prior authorizations approved and disapproved;

                  5.       Program exceptions approved;

                  6.       Medical cost ratio data;

                  7. Payment of all outstanding obligations for medical care rendered to enrollees;

                  8.       All encounter data required by this contract; and

                  9. Information on beneficiaries in treatment plans who will require continuity of care consideration.

         C. All data and information provided by the contractor shall be accompanied by letters, signed by the responsible authority, certifying to the accuracy and completeness of the materials supplied. The contractor shall transmit the information and records required under this Article within the time frames required by the Department. The Department shall have the right, in its sole discretion, to require updates to these data at regular intervals.

         D. The new contractor shall reimburse any reasonable costs associated with the contractor providing the required information or as mutually agreed upon by the two contractors. The contractor shall not charge more than a cost mutually agreed upon by the contractor and DMAHS or as mutually agreed upon by the two contractors. If program operations are transferred to DMAHS, no such fees shall


                                                                          VII-16
                  be charged by the contractor nor paid by DMAHS. Under no circumstances shall a Medicaid beneficiary be billed for any record transfer.

         E. The contractor shall continue to be responsible for provider and enrollee toll free numbers and after-hours calls until the last day of the closeout period. The new contractor shall bear financial responsibility for costs incurred in modifying the toll free number telephone system. The contractor shall, in good faith, negotiate a contract with the new contractor to coordinate/transfer the toll free number responsibilities, and will provide space at the contractor's current business address including access to necessary records, and information for the new contractor during a due diligence review period.

         F. Effective two (2) weeks prior to the last day of the closeout period, the contractor shall work cooperatively with the new contractor to process service authorization requests received. The contractor shall be financially responsible for approved requests when the service is provided on or before the last day of the closeout period or if the service is provided through the data of discharge or thirty-one (31) days after the cancellation or termination of this contract for enrollees who remain hospitalized after the last day of the transition period. Disputes between the contractor and the new contractor regarding service authorizations shall be resolved by DMAHS.

         G. The contractor shall continue to provide all required reports during the closeout period.

         H. Runout Requirements - General. Runout for this Managed Care Contract shall consist of the processing, payment and monetary reconciliation(s) necessary regarding all enrollees, claims for payment from the contractor's provider network, appeals by both providers and/or enrollees, and final reports which identify all expenditures, up to and including the last month of capitated payment made to the contractor.

         I. The contractor shall complete the processing and payment of claims generated during the life of the contract.

         J.       Runout Requirements - Items of Concern.

                  1. Information and documentation that the Department deems necessary under this Article, to effect a smooth Turnover to a successor contractor, shall be required to be submitted on a monthly basis. The Department shall have the right to require updates to this data at regular intervals.

                  2. Any other information or data, within the parameters of this Managed Care Contract, deemed necessary by the Department to assist in the reprocurement of the contract including where applicable, but not limited


                                                                          VII-17
                           to, duplicate copies of x-rays, charting and lab reports, and copies of actual documents and supporting documentation, etc., relevant to access, quality of care, and enrollee history shall be provided to DMAHS.

         K. Runout Requirements - Final Transition. During the final forty-five (45) days before the end of the closeout period, the terminating and successor contractors shall share operational responsibilities, as delineated below:

                  1. Record Sharing. The contractor shall make available and/or require its providers to make available to the Department copies of medical/dental records, patient files, and any other pertinent information, including information maintained by any subcontractor or sub-subcontractor, necessary for efficient care management of enrollees, as determined by the Director. Under no circumstances shall a Medicaid enrollee be billed for this service.

                  2. Enrollee Notification. The terminating and successor contractors shall notify enrollees of the pending transition, with all notices to be submitted to DMAHS for review and approval before mail out.

         L. Post-Operations Period. The post-operations period shall begin at 12:00 a.m. the day after the last day of the closeout period. During the post-operations period, the contractor shall no longer be responsible for the operation of the program. Obligations of the contractor under this contract that are applicable to the post-operations period will apply whether or not they are enumerated in this Article.

                  1. The contractor shall maintain local telephone access for providers during the first six (6) months of the post-operations period.

                  2. The contractor shall be financially responsible for the resolution of beneficiary complaints and grievances timely filed prior to the last day of the post-operations period.

                  3. The contractor shall have a continuing obligation to provide any required reports during the closeout and post-operations periods.

                  4. The contractor shall refill prescriptions to cover a minimum of ten (10) days beyond the contract termination date, unless other arrangements are made with the receiving contractor and approved by DMAHS.

                  5. The contractor shall provide DME for a minimum of the first thirty (30) days of the post-operations period, unless other arrangements are made with the receiving contractor and approved by DMAHS.


                                                                          VII-18

                           a. Customized DME is considered to belong to the enrollee and stays with the enrollee when there is a change of contractors.

                           b. Non-customized DME may be reclaimed by the contractor when the enrollee no longer requires the equipment if a system is in place for refurbishing and reissuing the equipment. If no such system is in place, the non-customized DME shall be considered the property of the enrollee.

                  6. The contractor shall, within sixty days after the end of the closeout period, account for and return any and all funds advanced by the Department for coverage of enrollees for periods subsequent to the effective date of post-operations.

                  7. The contractor shall submit to the Department within ninety (90) days after the end of the closeout period an annual report for the period through which services are rendered, and a final financial statement and audit report including at a minimum, revenue and expense statements relating to this contract, and a complete financial statement relating to the overall lines of business of the contractor prepared by a Certified Public Accountant or a licensed public accountant.

         M. In the event of termination of the contract by DMAHS, such termination shall not affect the obligation of contractor to indemnify DMAHS for any claim by any third party against the State or DMAHS arising from contractor's performance of this contract and for which contractor would otherwise be liable under this contract.

7.14     MERGER/ACQUISITION REQUIREMENTS

         A. General Information. In addition to any other information otherwise required by the State, a contractor that intends to merge with or be acquired by another entity ("non-surviving contractor") shall provide the following information and documents to DHS, and copies to DHSS and DOBI, one hundred-twenty (120) days prior to the effective date of the merger/acquisition:

                  1. The basic details of the sale, including the name of the acquiring legal entity, the date of the sale and a list of all owners with five (5) percent or more ownership.

                  2.       The source of funds for the purchase.

                  3.       A Certificate of Authority modification.


                                                                          VII-19

                  4. Any changes in the provider network, including but not limited to a comparison of hospitals that no longer will be available under the new network, and comparison of PCPs and specialists participating and not participating in both HMOs.

                  5. Submit a draft of the asset purchase agreement to DHS, DHSS, and DOBI for prior approval prior to execution of the document.

                  6. The closing date for the merger/acquisition, which shall occur prior to the required notification to enrollees, i.e. no later than forty-five (45) days prior to effective date of transition of enrollees.

                  7. Submit a copy of all information, including all financials, sent to/required by DHSS and DOBI.

         B.       General Requirements. The non-surviving contractor shall:

                  1.       Comply with the provisions of Article 7.13, Closeout;
                           and

                  2. Meet and complete all outstanding issues, reporting requirements (including but not limited to encounter data reporting, quality assurance studies, financial reports, etc.)

         C. Medicaid Beneficiary Notification. By no later than sixty (60) days, the non-surviving contractor shall prepare and submit, in English and Spanish, to the DMAHS, letters and other materials which shall be mailed to its enrollees no later than forty-five (45) days prior to the effective date of transfer in order to assist them in making an informed decision about their health and needs. Separate notices shall be prepared for mandatory populations and voluntary populations. The letter should contain the following, at a minimum:

                  1.       From the non-surviving contractor:

                           a. The basic details of the sale, including the name of the acquiring legal entity, and the date of the sale.

                           b. Any major changes in the provider network, including at minimum a comparison of hospitals that no longer will be available under the network, if that is the case.

                           c. For each enrollee, a representation whether that individual's primary care provider under the non-surviving contractor's plan will be available under the acquiring contractor's plan. When the PCP is no longer available under the acquiring contractor's plan,


                                                                          VII-20
                                    the enrollee shall be advised to call the HBC to see what other MCE the PCP participates in.

                           d. In those cases where a primary dentist is selected under the non-surviving contractor's plan, a representation whether each individual's primary dentist under the non-surviving contractor's plan will be available under the acquiring contractor's plan.

                           e. Information on beneficiaries in treatment plans and the status of any continuing medical care being rendered under the non-surviving contractor's plan, how that treatment will continue, and time frames for transition from the non-surviving contractor's plan to the acquiring contractor's plan.

                           f. Any changes in the benefits/procedures between the non-surviving contractor's plan and the acquiring contractor's plan, including for example, eye care and glasses benefits, over-the-counter drugs, and referral procedures, etc.

                           g. Toll free telephone numbers for the HBC and the acquiring entity where enrollees' questions can be answered.

                           h. A time frame of not less than two weeks (fourteen days) for the beneficiary to make a decision about staying in the acquiring contractor's plan, or switching to another MCE (for mandatory beneficiaries). The time frame should incorporate the monthly cutoff dates established by the DMAHS and the HBC for the timely and accurate production of Medicaid identification cards.

                           i. For voluntary populations, the letter should indicate the option to revert to the fee-for-service system.

         2.       From the acquiring contractor:

                           a. If the acquiring contractor wishes to send welcoming letters, it shall submit for prior approval to DMAHS, all welcoming letters and information it will send to the new enrollees no later than thirty (30) days prior to the effective date of transfer.

                           b. The acquiring contractor may not, either directly or indirectly, contact the enrollees of the non-surviving contractor, prior to the enrollees conversion (approximately ten (10) days prior to the effective date of transfer).


                                                                          VII-21

                  Any returned mail should be re-sent two additional times. If the mail to a beneficiary is returned three times, the name, the Medicaid identification number and last know address should be submitted to the DMAHS for research to determine a more current address.

         D. Provider Notification. By no later than ninety (90) days prior to the effective date of transfer, the non-surviving contractor shall notify its providers of the pending sale or merger, and of hospitals, specialists and laboratories that will no longer be participating as a result of the merger/acquisition.

         E.       Marketing/Outreach.

                  1. The acquiring contractor may not make any unsolicited home visits or telephone calls to enrollees of the non-surviving contractor, before the effective date of coverage under the acquiring contractor's plan.

                  2. Coincident with the date that enrollee notification letters are sent to those enrollees affected by the merger/acquisition, the non-surviving contractor shall no longer be offered as an option to either new enrollees or to those seeking to transfer from other plans. DMAHS shall approve all enrollee notification letters, and they shall be mailed by the non-surviving contractor. Marketing by the non-surviving contractor shall also cease on that date.

         F. Provider Network. The acquiring contractor shall supply the DMAHS and the HBC with an updated provider network fifty (50) days prior to the effective date of transfer on a diskette formatted in accordance with the procedures set forth in Section A.4.1 of the Appendices. Additionally, the acquiring contractor shall furnish to the DMAHS individual provider capacity analyses and how the provider/enrollee ratio limits will be maintained in the new entity. This network information shall be furnished before the enrollee notification letters are to be sent. Such letters shall not be mailed until there is a clear written notification by the DMAHS that the provider network information meets all of the DMAHS requirements. The network submission shall include all required provider types listed in Article 4, shall be formatted in accordance with specifications in Article 4 and Section A.4.1 of the Appendices, and shall include a list of all providers who decline participation with the acquiring contractor and new providers who will participate with the acquiring contractor. The acquiring contractor shall submit weekly updates through the ninety (90) day period following the effective date of transfer.


                                                                          VII-22

         G.       Administrative.

                  1. The non-surviving contractor shall inform DMAHS of the corporate structure it will assume once all enrollees are transitioned to the acquiring contractor. Additionally, an indication of the time frame that this entity will continue to exist shall be provided.

                  2. The contract of the non-surviving contractor is not terminated until the transaction (acquisition or merger) is approved, enrollees are placed, and all outstanding issues with DOBI, DHSS, and DHS are resolved. Some infrastructure shall exist for up to one year beyond the last date of services to enrollees in order to fulfill remaining contractual requirements.

                  3. The acquiring contractor and the non-surviving contractor shall maintain their own separate administrative structure and staff until the effective date of transfer.

7.15     SANCTIONS

         In the event DMAHS finds the contractor to be out-of-compliance with program standards, performance standards or the terms or conditions of this contract, the Department shall issue a written notice of deficiency, request a corrective action plan and/or specify the manner and timeframe in which the deficiency is to be cured. If the contractor fails to cure the deficiency as ordered, the Department shall have the right to exercise any of the administrative sanction options described below, in addition to any other rights and remedies that may be available to the Department. The type of action taken shall be in relation to the nature and severity of the deficiency:

         A.       Suspend enrollment of beneficiaries in contractor's plan.

         B. Notify enrollees of contractor non-performance and permit enrollees to transfer to another MCE.

         C. Reduce or eliminate marketing and/or community event participation.

         D.       Terminate the contract, under the provisions of the preceding
                  Article.

         E.       Cease auto-assignment of new enrollees.

         F.       Refuse to renew the contract.

         G. Impose and maintain temporary management in accordance with Section 1932(e)(2) of the Social Security Act during the period in which improvements are made to correct violations.


                                                                          VII-23

         H. In the case of inappropriate marketing activities, referral may also be made to the Department of Banking and Insurance for review and appropriate enforcement action.

         I. Require special training or retraining of marketing representatives including, but not limited to, business ethics, marketing policies, effective sales practices, and State marketing policies and regulations, at the contractor's expense.

         J. In the event the contractor becomes financially impaired to the point of threatening the ability of the State to obtain the services provided for under the contract, ceases to conduct business in the normal course, makes a general assignment for the benefit of creditors, or suffers or permits the appointment of a receiver for its business or its assets, the State may, at its option, immediately terminate this contract effective the close of business on the date specified.

         K. Refuse to consider for future contracting a contractor that fails to submit encounter data on a timely and accurate basis.

         L. Refer the matter to the US Department of Justice, the US Attorney's Office, the New Jersey Division of Criminal Justice, and/or the New Jersey Division of Law as warranted.

         M. Refer the matter to the applicable federal agencies for civil money penalties.

         N. Refer the matter to the New Jersey Division of Civil Rights where applicable.

         O. Exclude the contractor from participation in the Medicaid program.

         P.       Refer the matter to the New Jersey Division of Consumer
                  Affairs.

                  The contractor may appeal the imposition of sanctions or damages in accordance with Article 7.18.

7.16     LIQUIDATED DAMAGES PROVISIONS

7.16.1   GENERAL PROVISIONS

         It is agreed by the contractor that:

         A. If contractor does not provide or perform the requirements referred to or listed in this provision, damage to the State may result.

         B. Proving such damages shall be costly, difficult, and time-consuming.


                                                                          VII-24

         C. Should the State choose to impose liquidated damages, the contractor shall pay the State those damages for not providing or performing the specified requirements; if damages are imposed, collection shall be from the date the State placed the contractor on notice or as may be specified in the written notice.

         D. Additional damages may occur in specified areas by prolonged periods in which contractor does not provide or perform requirements.

         E. The damage figures listed below represent a good faith effort to quantify the range of harm that could reasonably be anticipated at the time of the making of the contract.

         F. The Department may, at its discretion, withhold capitation payments in whole or in part, or offset with advanced notice liquidated damages from capitation payments owed to the contractor.

         G. The DHS shall have the right to deny payment or recover reimbursement for those services or deliverables which have not been performed and which due to circumstances caused by the contractor cannot be performed or if performed would be of no value to the State. Denial of the amount of payment shall be reasonably related to the amount of work or deliverable lost to the State.

         H. The DHS shall have the right to recover incorrect payments to the contractor due to omission, error, fraud or abuse, or defalcation by the contractor. Recovery to be made by deduction from subsequent payments under this contract or other contracts between the State and the contractor, or by the State as a debt due to the State or otherwise as provided by law.

         I. Whenever the State determines that the contractor failed to provide one (1) or more of the medically necessary covered contract services, the State shall have the right to withhold a portion of the contractor's capitation payments for the following month or subsequent months, such portion withheld to be equal to the amount of money the State shall pay to provide such services along with administrative costs of making such payment. Any other harm to the State or the beneficiary/enrollee shall be calculated and applied as a damage. The contractor shall be given written notice prior to the withholding of any capitation payment.

         J. The contractor shall submit a written corrective action plan for any deficiency identified by the Department in writing within five (5) business days from the date of receipt of the Department's notification or within a time determined by the Department depending on the nature of the issue. For each day beyond that time that the Department has not received an acceptable corrective action plan, monetary damages in the amount of one hundred dollars ($100) per day for five (5) days and two hundred fifty ($250) per day thereafter will be deducted from the capitation payment to the contractor. The contractor shall implement the


                                                                          VII-25
                  corrective action plan immediately from time of Department notification of the original problem pending approval of the final corrective action plan. The damages shall be applied for failure to implement the corrective action plan from the date of original State notification of the problem. Corrective action plans apply to each of the areas in this Article for potential liquidated damages and the time period allowed shall be at the sole discretion of the DMAHS.

         K. Self-Reporting of Failures and Noncompliance. Any monetary damages that otherwise would be assessed pursuant to this Article of this contract, may be reduced, at the State's option, if the contractor reports the failure or noncompliance in written detail to DMAHS prior to notice of the noncompliance from the Department. The amount of the reduction shall be no more than ninety (90) percent of the total value of the monetary damages.

         L. Nothing in this provision shall be construed as relieving the contractor from performing any other contract duty not listed herein, nor is the State's right to enforce or to seek other remedies for failure to perform any other contract duty hereby diminished.

7.16.2   MANAGED CARE OPERATIONS, TERMS AND CONDITIONS, AND PAYMENT PROVISIONS

         During the life of the contract, the contractor shall provide or perform each of the requirements as stated in the contract.

         Except as provided for elsewhere in this Article (i.e., the other liquidated damages provisions in this Article take precedence), for each and every contractor requirement not provided or performed as scheduled, or if a requirement is provided or performed inaccurately or incompletely, the Department, if it intends to impose liquidated damages, shall notify the contractor in writing that the requirement was not provided or performed as specified and that liquidated damages will be assessed accordingly.

         The contractor shall have fifteen (15) business days from the date of such written notice from the Department, or longer if the Department so allows, or through a corrective action plan approved by DHS to provide or perform the requirement as specified.

         Liquidated Damages:

         If the contractor does not provide or perform the requirement within fifteen (15) business days of the written notice, or longer if allowed by the Department, or through an approved corrective action plan, the Department may impose liquidated damages of $250 per requirement per day for each day the requirement continues not to be provided or performed. If after fifteen (15) additional days from the date the Department imposes liquidated damages, the requirement still has not been provided or performed, the


                                                                          VII-26

         Department, after written notice to the contractor, may increase the liquidated damages to $500 per requirement per day for each day the requirement continues to be unprovided or unperformed.

7.16.3   TIMELY REPORTING REQUIREMENTS

         The contractor shall produce and deliver timely reports within the specified timeframes and descriptions in the contract including information required by the ERO. Reports shall be produced and delivered on both a scheduled and mutually agreed upon on-request basis according to the schedule established by DMAHS.

         Liquidated Damages:

         For each late report, the Department shall have the right to impose liquidated damages of $250 per day per report until the report is provided. For any late report that is not delivered after thirty (30) days or such longer period as the Department shall allow, the Department, after written notice, shall have the right to increase the liquidated damages assessment to $500 per day per report until the report is provided.

7.16.4   ACCURATE REPORTING REQUIREMENTS

         Every report due the State shall contain sufficient and accurate information and in the approved media format to fulfill the State's purpose for which the report was generated.

         If the Department imposes liquidated damages, it shall give the contractor written notice of a report that is either insufficient or inaccurate and that liquidated damages will be assessed accordingly. After such notice, the contractor shall have fifteen (15) business days, or such longer period as the Department may allow, to correct the report.

         Encounter data shall be accurate and complete, i.e., have no missing encounters or required data elements.

         Liquidated Damages:

         If the contractor fails to correct the report within the fifteen (15) business days, or such longer period as the Department may allow, the Department shall have the right to impose liquidated damages of $250 per day per report until the corrected report is delivered. If the report remains uncorrected for more than thirty (30) days from the date liquidated damages are imposed, the Department, after written notice, shall have the right to increase the liquidated damages assessment to $500 per day per report until the report is corrected.

         An amount of $1 may be assessed for each missing or omitted encounter. In addition, $1 per encounter or encounter data element may be assessed for any pending encounter or error that is not corrected and returned to DMAHS within thirty (30) days after


                                                                          VII-27
         notification by DMAHS that the data are incomplete or incorrect. The Department shall have the right to calculate the total number of missing or omitted encounters and encounter data by extrapolating from a sample of missing or omitted encounters and encounter data.

7.16.5   TIMELY PAYMENTS TO MEDICAL PROVIDERS

         The contractor shall process claims in accordance with New Jersey laws and regulations and shall be subject to damages pursuant to such laws and regulations. In addition, pursuant to this contract the Department may assess liquidated damages if the contractor does not process (pay or deny) claims within the following timeframes: ninety (90) percent of all claims (the totality of claims received whether contested or uncontested) submitted electronically by medical providers within thirty (30) days of receipt; ninety (90) percent of all claims filed manually within forty (40) days of receipt; ninety-nine (99) percent of all claims, whether submitted electronically or manually, within sixty
         (60) days of receipt; and one hundred (100) percent of all claims within ninety (90) days of receipt. Claims processed for providers under investigation for fraud or abuse and claims suppressed pursuant to Article 8.9 (regarding PIPs) are not subject to these requirements.

         The amount of time required to process a paid claim shall be computed in days by comparing the initial date of receipt with the check mailing date. The amount of time required to process a denied claim (whether all or part of the claim is denied) shall be computed in days by comparing the date of initial receipt with the denial notice mailing date. Claims processed during the quarter shall be reported in required categories through the Claims Lag report (See Section A.7.6 of the Appendices (Table 4A and B)). Table 4A shall be used to report claims submitted manually and Table 4B shall be used to report claims submitted electronically.

         Liquidated Damages:

         Liquidated damages may be assessed if the contractor does not meet the above requirements on a quarterly basis. Based on the contractor-reported information on the claims lag reports, the Department shall determine for each time period (thirty (30)/forty
         (40), sixty (60), and ninety (90) days) the actual percentage of claims processed (electronic and manual claims shall be added together). This number shall be subtracted from the percentage of claims the contractor should have processed in the particular time period. The difference shall be expressed in points. For example, if the contractor only processed eighty-eight (88) percent of electronic claims within thirty
         (30) days and eighty-eight (88) percent of manual claims within forty
         (40) days, it shall be considered to be two (2) points short for that time period. The points that the contractor is short for each of the three time periods shall be added together. This sum shall then be multiplied times .0004 times the Medicaid capitation payments received by the contractor during the quarter at issue to arrive at the liquidated damages amount.


                                                                          VII-28

         No offset shall be given if a criterion is exceeded. DMAHS reserves the right to audit and/or request detail and validation of reported information. DMAHS shall have the right to accept or reject the contractor's report and may substitute reports created by DMAHS if contractor fails to submit reports or the contractor's reports are found to be unacceptable.

7.16.6   CONDITIONS FOR TERMINATION OF LIQUIDATED DAMAGES

         Except as waived by the Contracting Officer, no liquidated damages imposed on the contractor shall be terminated or suspended until the contractor issues a written notice of correction to the Contracting Officer certifying the correction of condition(s) for which liquidated damages were imposed and until all contractor corrections have been subjected to system testing or other verification at the discretion of the Contracting Officer. Liquidated damages shall cease on the day of the contractor's certification only if subsequent testing of the correction establishes that, indeed, the correction has been made in the manner and at the time certified to by the contractor.

         A. The contractor shall provide the necessary system time to system test any correction the Contracting Officer deems necessary.

         B. The Contracting Officer shall determine whether the necessary level of documentation has been submitted to verify corrections. The Contracting Officer shall be the sole judge of the sufficiency and accuracy of any documentation.

         C. System corrections shall be sustained for a reasonable period of at least ninety (90) days from State acceptance; otherwise, liquidated damages may be reimposed without a succeeding grace period within which to correct.

         D. Contractor use of resources to correct deficiencies shall not be allowed to cause other system problems.

7.16.7   EPSDT PERFORMANCE STANDARDS

         A. The contractor shall ensure that it has achieved a fifty (50) percent participation rate for the first twelve (12)-month contract period. Participation rates for subsequent years shall be established and incorporated into the contract for future years. "Participation" is defined as one initial or periodicity visit and will be measured using encounter data. If the contractor has not achieved the fifty (50) percent participation rate by the end of the first contract year, it shall submit a corrective action plan to DMAHS within thirty
                  (30) days of notification by DMAHS of its actual participation rate. DMAHS shall have the right to conduct a follow-up onsite review and/or impose financial damages for non-compliance.

                  Failure of the contractor to achieve the minimum screening rate shall require the following refund of capitation paid:


                                                                          VII-29

                  1. Achievement of a 25 percent to less than 50 percent EPSDT and lead screenings, dental visits and immunization rate (the lowest measured rate of each of the components of EPSDT screening, i.e., periodic exam, immunization rate, lead screening rate, and dental screening rate, shall be considered to be the rate for EPSDT participation and the basis for the sanction): refund of $10 per enrollee for all enrollees under age 21 times the most current average length of enrollment in years of enrollees under age 21.

                  2. Achievement of less than 25 percent: refund of $25 per enrollee for all enrollees under age 21 times the most current average length of enrollment in years of enrollees under 21.

         B. Failure to achieve and maintain the required screening rate shall result in the Local Health Departments being permitted to screen the contractor's pediatric members. The cost of these screenings shall be paid by the DMAHS to the LHD, and the screening cost shall be deducted from the contractor's capitation rate in addition to the damages imposed as a result of failure to achieve EPSDT performance standards.

7.16.8   DEPARTMENT OF HEALTH AND HUMAN SERVICES CIVIL MONEY PENALTIES

7.16.8.1 FEDERAL STATUTES

         Pursuant to 42 U.S.C. * 1396b(m)(5)(A), the Secretary of the Department of Health and Human Services may impose substantial monetary and/or criminal penalties on the contractor when the contractor:

         A. Fails to substantially provide an enrollee with required medically necessary items and services, required under law or under contract to be provided to an enrolled beneficiary, and the failure has adversely affected the enrollee or has substantial likelihood of adversely affecting the enrollees.

         B. Imposes premiums or charges on enrollees in violation of this contract, which provides that no premiums, deductibles, co-payments or fees of any kind may be charged to Medicaid enrollees.

         C. Engages in any practice that discriminates among enrollees on the basis of their health status or requirements for health care services by expulsion or refusal to re-enroll an individual or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment by eligible persons whose medical condition or history indicates a need for substantial future medical services.


                                                                          VII-30

         D. Misrepresents or falsifies information that is furnished to 1) the Secretary, 2) the State, or 3) to any person or entity.

         E. Fails to comply with the requirements for physician incentive plans found in 42 U.S.C. * 1876(i)(8), Section B.7.1 of the Appendices, and at 42 C.F.R. * 417.479, or fails to submit to the Division its physician incentive plans as required or requested in 42 C.F.R. * 434.70.

7.16.8.2 FEDERAL PENALTIES

         A. The Secretary may provide, in addition to any other remedies available under the law, for any of the following remedies:

                  1. Civil money penalties of not more than $25,000 for each determination above; or,

                           with respect to a determination under Article 7.16.8.1C or 1D, above, of not more than $100,000 for each such determination; plus,

                           with respect to a determination under Article 7.16.8.1B above, double the amount charged in violation of such Article (and the excess amount charged shall be deducted from the penalty and returned to the individual concerned); and the Secretary may seek criminal penalties; and plus, with respect to a determination under Article 7.16.8.1C above, $15,000 for each individual not enrolled as a result of a practice described in such Article.

                  2. Suspension of enrollment of individuals after the date the Secretary notifies the Division of a determination to assess damages as described in
                           Article 7.16.8.2A above, and until the Secretary is satisfied that the basis for such determination has been corrected and is not likely to recur, or

                  3. Suspension of payment to the contractor for individuals enrolled after the date the Secretary notifies the Division of a determination under
                           Article 7.16.8.2A above and until the Secretary is satisfied that the basis for such determination has been corrected and is not likely to recur.

         B. The contractor shall be responsible to pay any costs incurred by the State as a result of the Secretary denying payment to the State under 42 U.S.C. *1396(m)(5)(B)(ii). The State shall have the right to offset such costs from amounts otherwise due to the contractor.


                                                                          VII-31

         C. Determination by the Division/Secretary regarding the amount of the penalty and assessment for failure to comply with physician incentive plans shall be in accordance with 42 C.F.R. * 1003.106, i.e., the extent to which the failure to provide medically necessary services could be attributed to a prohibited inducement to reduce or limit services under a physician incentive plan and the harm to the enrollee which resulted or could have resulted from such failure. It would be considered an aggravating factor if the contracting organization knowingly or routinely engaged in any prohibited practice which acted as an inducement to reduce or limit medically necessary services provided with respect to a specific enrollee in the contractor's plan.

7.17     STATE SANCTIONS

         DMAHS shall have the right to impose any of the sanctions and damages authorized or required by N.J.S.A. 30:4D-1 et seq., N.J.A.C. 10:49-1 et seq., or federal statute or regulation against the contractor or its providers or subcontractors pursuant to this contract. The DMAHS shall have the right to withhold and/or offset any payments otherwise due to the contractor pursuant to such sanctions and damages.

7.18     APPEAL PROCESS

         In order to appeal the DMAHS imposition of any sanctions or damages, the contractor shall request review by and submit supporting documentation first to the Executive Director, Office of Managed Health Care (OMHC), within twenty (20) days of receipt of notice. The Executive Director, OMHC, shall issue a response within thirty (30) days of receipt of the contractor's submissions. Thereafter, the contractor may obtain a second review by the Director by filing the request for review with supporting documentation and copy of the Executive Director's decision within twenty (20) days of the contractor's receipt of the Executive Director's decision. The imposition of sanctions and damages is not automatically stayed pending appeal. Pending final determination of any dispute hereunder, the contractor shall proceed diligently with the performance of this contract and in accordance with the Contracting Officer's direction.

7.19     ASSIGNMENTS

         The contractor shall not, without the Department's prior written approval, assign, delegate, transfer, convey, sublet, or otherwise dispose of this contract; of the contractor's administrative or management operations/service under this contract; of the contractor's right, title, interest, obligations or duties under this contract; of the contractor's power to execute the contract; or, by power of attorney or otherwise, of any of the contractor's rights to receive monies due or to become due under this contract. The contractor shall retain obligations and responsibilities as stated under this contract or under state or federal law or regulations.


                                                                          VII-32

         All requests shall be submitted in writing, including all documentation, contracts, agreements, etc., at least 90 days prior to the anticipated implementation date, to DMAHS for prior approval. DMAHS approval shall also be contingent on regulatory agency review and approval. Any assignment, transfer, conveyance, sublease, or other disposition without the Department's consent shall be void and subject this contract to immediate termination by the Department without liability to the State of New Jersey.

7.20     CONTRACTOR CERTIFICATIONS

7.20.1   GENERAL PROVISIONS

         With respect to any report, invoice, record, papers, documents, books of account, or other contract-required data submitted to the Department in support of an invoice or documents submitted to meet contract requirements, including, but not limited to, proofs of insurance and bonding, Lobbying Certifications and Disclosures, Conflict of Interest Disclosure Statements and/or Conflict of Interest Avoidance Plans, pursuant to the requirements of this contract, the Contractor's Representative or his/her designee shall certify that the report, invoice, record, papers, documents, books of account or other contract required data is current, accurate, complete and in full compliance with legal and contractual requirements to the best of that individual's knowledge and belief.

7.20.2   CERTIFICATION SUBMISSIONS

         Where in this contract there is a requirement that the contractor "certify" or submit a "certification," such certification shall be in the form of an affidavit or declaration under penalty of perjury dated and signed by the Contractor's Representative or his/her designee.

7.20.3   ENVIRONMENTAL COMPLIANCE

         The contractor shall comply with all applicable environmental laws, rules, directives, standards, orders, or requirements, including but not limited to, Section 306 of the Clean Air Act (42 U.S.C. * 1857(h)),
         Section 508 of the Clean Water Act (33 U.S.C. * 1368), Executive Order 11738, and the Environmental Protection Agency (EPA) regulations (40 C.F.R., Part 15) that prohibit the use of the facilities included on the EPA List of Violating Facilities.

7.20.4   ENERGY CONSERVATION

         The contractor shall comply with any applicable mandatory standards and policies relating to energy efficiency that are contained in the state energy conservation plan issued in compliance with the Energy Policy and Conservation Act of 1975 (Public L. 94-165) and any amendments to the Act.


                                                                          VII-33

7.20.5   INDEPENDENT CAPACITY OF CONTRACTOR

         The parties agree that the contractor is an independent contractor, and that the contractor, its agents, officers, and employees act in an independent capacity and not as officers or employees or agents of the State, the Department or any other government entity.

7.20.6   NO THIRD PARTY BENEFICIARIES

         Nothing in this contract is intended or shall confer upon anyone, other than the parties hereto, any legal or equitable right, remedy or claim against any of the parties hereto.

7.20.7   PROHIBITION ON USE OF FEDERAL FUNDS FOR LOBBYING

         A. The contractor agrees, pursuant to 31 U.S.C. * 1352 and 45 C.F.R. Part 93, that no federal appropriated funds have been paid or will be paid to any person by or on behalf of the contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant loan, or cooperative contract. The contractor shall complete and submit the "Certification Regarding Lobbying", as attached in Section
                  A.7.1 of the Appendices.

         B. If any funds other than federal appropriated funds have been paid or will be paid by the contractor to any person for the purpose of influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative contract, and the contract exceeds $100,000, the contractor shall complete and submit Standard Form LLL-"Disclosure of Lobbying Activities" in accordance with its instructions.

         C. The contractor shall include the provisions of this Article in all provider and subcontractor contracts under this contract and require all participating providers or subcontractors whose contracts exceed $100,000 to certify and disclose accordingly to the contractor.


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7.21     REQUIRED CERTIFICATE OF AUTHORITY

         During the term of the contract, the contractor shall maintain a Certificate of Authority (COA) from the Department of Health and Senior Services and the Department of Banking and Insurance and function as a Health Maintenance Organization in each of the counties in the region(s) it is contracted to serve or for each of the counties as approved in accordance with Article 2.H.

7.22     SUBCONTRACTS

         In carrying out the terms of the contract, the contractor may elect to enter into subcontracts with other entities for the provision of health care services and/or administrative services as defined in Article 1. In doing so, the contractor shall, at a minimum, be responsible for adhering to the following criteria and procedures.

         A. All subcontracts shall be in writing and shall be submitted to DMAHS for prior approval at least 90 days prior to the anticipated implementation date. DMAHS approval shall also be contingent on regulatory agency review and approval.

         B. The Department shall prior approve all provider contracts and all subcontracts.

         C. All provider contracts and all subcontracts shall include the terms in Section B.7.2 of the Appendices, Provider/Subcontractor Contract Provisions.

         D. The contractor shall monitor the performance of its subcontractors on an ongoing basis and ensure that performance is consistent with the contract between the contractor and the Department.

         E. Unless otherwise provided by law, contractor shall not cede or otherwise transfer some or all financial risk of the contractor to a subcontractor.

7.23     SET-OFF FOR STATE TAXES AND CHILD SUPPORT

         Pursuant to N.J.S.A 54:49-19, if the contractor is entitled to payment under the contract at the same time as it is indebted for any State tax (or is otherwise indebted to the State) or child support, the State Treasurer may set off payment by the amount of the indebtedness.

7.24     CLAIMS

         The contractor shall have the right to request an informal hearing regarding disputes under this contract by the Director, or the designee thereof. This shall not in any way limit the contractor's or State's right to any remedy pursuant to New Jersey law.


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7.25     MEDICARE RISK CONTRACTOR

         To maximize coordination of care for dual eligibles while promoting the efficient use of public funds, the contractor:

         A.       Is recommended to be a Medicare+Choice contractor.

         B.       Shall serve all eligible populations.

7.26     TRACKING AND REPORTING

         As a condition of acceptance of a managed care contract, the contractor shall be held to the following reporting requirements:

         A. The contractor shall develop, implement, and maintain a system of records and reports which include those described below and shall make available to DMAHS for inspection and audit any reports, financial or otherwise, of the contractor and require its providers or subcontractors to do the same relating to their capacity to bear the risk of potential financial losses in accordance with 42 C.F.R. * 434.38. Except where otherwise specified, the contractor shall provide reports on hard copy, computer diskette or via electronic media using a format and commonly-available software as specified by DMAHS for each report.

         B. The contractor shall maintain a uniform accounting system that adheres to generally accepted accounting principles for charging and allocating to all funding resources the contractor's costs incurred hereunder including, but not limited to, the American Institute of Certified Public Accountants (AICPA) Statement of Position 89-5 "Financial Accounting and Reporting by Providers of Prepaid Health Care Services".

         C. The contractor shall submit financial reports in accordance with the timeframes and formats contained in Section A of the Appendices.

         D. The contractor shall provide its primary care practitioners with quarterly utilization data within forty-five (45) days of the end of the program quarter comparing the average medical care utilization data of their enrollees to the average medical care utilization data of other managed care enrollees. These data shall include, but not be limited to, utilization information on enrollee encounters with PCPs, specialty claims, prescriptions, inpatient stays, and emergency room use.


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         E. The contractor shall collect and analyze data to implement effective quality assurance, utilization review, and peer review programs in which physicians and other health care practitioners participate. The contractor shall review and assess data using statistically valid sampling techniques including, but not limited to, the following:

                  Primary care practitioner audits; specialty audits; inpatient mortality audits; quality of care and provider performance assessments; quality assurance referrals; credentialing and recredentialing; verification of encounter reporting rates; quality assurance committee and subcommittee meeting agendas and minutes; enrollee complaints, grievances, and follow-up actions; providers identified for trending and sanctioning; special quality assurance studies or projects; prospective, concurrent, and retrospective utilization reviews of inpatient hospital stays; and denials of off-formulary drug requests.

         F. The contractor shall prepare and submit to DMAHS quarterly reports to be reported by hard copy and diskette in a format and software application system determined by DMAHS, containing summary information on the contractor's operations for each quarter of the program (See Section A.7 of the Appendices, Tables 1 through 18). These reports shall be received by DMAHS no later than forty-five (45) calendar days after the end of the quarter. After a grace period of five (5) calendar days, for each calendar day after a due date that DMAHS has not yet received at a prescribed location a report that fulfills the requirements of any one item, assessment for damages equal to one half month's negotiated blended capitation rate that would normally be owed by DMAHS to the contractor for one recipient shall be applied. The damages shall be applied as an offset to subsequent payments to the contractor.

                  The contractor shall be responsible for continued reporting beyond the term of the contract because of lag time in submitting source documents by providers.

         G. The contractor may submit encounter reports daily but must submit encounter reports at least quarterly. However, encounter reports will be processed by DMAHS' fiscal agent no more frequently than monthly. All encounters shall be reported to DMAHS within seventy-five (75) days of the end of the quarter in which they are received by the contractor and within one year plus seventy-five (75) days from the date of service.

         H. The contractor shall semi-annually report its staffing positions including the names of supervisory personnel (Director level and above and the QM/UR personnel), organizational chart, and any position vacancies in these major areas.

         I. The contractor shall report, semi-annually, number of appeals received from hospitals, physicians, other providers and enrollees and, for enrollees, average call waiting times, and number of abandoned calls.


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         J. The contractor shall submit, quarterly, information pertaining to the obstetrical HealthStart programs, as specified by the Department of Health and Senior Services.

         K. DMAHS shall have the right to create additional reporting requirements at any time as required by applicable federal or State laws and regulations, as they exist or may hereafter be amended and incorporated into this contract.

         L. Reports that shall be submitted on an annual or semi-annual basis, as specified in this contract, shall be due within sixty (60) days of the close of the reporting period, unless specified otherwise.

7.27     FINANCIAL STATEMENTS

7.27.1   AUDITED FINANCIAL STATEMENTS (GAAP BASIS)

         The contractor shall submit audited annual financial statements prepared in accordance with Generally Accepted Accounting Principles
         (GAAP) certified by an independent public accountant, no later than June 1, for the immediately preceding calendar year for the contractor and any company that is a financial guarantor for the contractor completed in accordance with N.J.S.A. 8:38-11.6, "Financial Reporting Requirements." In addition to meeting requirements as stated in N.J.S.A. 8:38-11.6, the audited financial statements of the contractor shall include an opinion supported by adequate testing by the independent public accountant as to the accuracy and accounting principles used in reporting Medicaid specific financial information required by this contract. This includes but is not limited to quarterly expense statements, Medical Cost Ratio information, cost allocations made to the Medicaid contract, and claims processing information reported to the DMAHS. The contractor shall authorize the independent accountant to allow representatives of the Department, upon written request, to inspect any and all working papers related to the preparation of the audit report.

7.27.2   FINANCIAL STATEMENTS (SAP)

         Contractor shall submit to DMAHS all quarterly and annual financial statements and annual supplements in accordance with Statutory Accounting Principles (SAP) required in N.J.A.C. 8:38-11.6. Submissions to DMAHS shall be on the same time frame described in N.J.A.C. 8:38-14, i.e., quarterly reports are due the fifteenth (15th)day of the second month following the quarter end and statutory unaudited statement and the annual supplemental are due March 1 covering the preceding calendar year. Such information shall be subject to the confidentiality provisions in Article 7.40.


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7.28     FEDERAL APPROVAL AND FUNDING

         This managed care contract shall not be implemented until and unless all necessary federal approval and funding have been obtained.

7.29     CONFLICT OF INTEREST

         A. No contractor shall pay, offer to pay, or agree to pay, either directly or indirectly, any fee, commission, compensation, gift, gratuity, or other thing of value of any kind to any State officer or employee or special State officer or employee, as defined by N.J.S.A. 52:13D-13b and e, in the Department or any other agency with which such contractor transacts or offers or proposes to transact business, or to any member of the immediate family, as defined by N.J.S.A. 52:13D-13i, of any such officer or employee, or partnership, firm or corporation with which they are employed or associated, or in which such officer or employee has an interest within the meaning of N.J.S.A. 52:13D-13g.

         B. The solicitation of any fee, commission, compensation, gift, gratuity or other thing of value by any State officer or employee or special State officer or employee from any State contractor shall be reported in writing forthwith by the contractor to the Attorney General and the Executive Commission on Ethical Standards.

         C. No contractor may, directly or indirectly, undertake any private business, commercial or entrepreneurial relationship with, whether or not pursuant to employment, contract or other agreement, express or implied, or sell any interest in such contractor to any State officer or employee or special State officer or employee having any duties or responsibilities in connection with the purchase, acquisition or sale of any property or services by or to any State agency or any instrumentality thereof, or with any person, firm or entity with which he is employed or associated or in which he has an interest within the meaning of N.J.S.A. 52:13D-13g. Any relationships subject to this provision shall be reported in writing forthwith to the Executive Commission on Ethical Standards which may grant a waiver of this restriction upon application of the State officer or employee or special State officer or employee upon a finding that the present or proposed relationship does not present the potential, actual or appearance, of a conflict of interest.

         D. No contractor shall influence, or attempt to influence or cause to be influenced, any State officer or employee or special State officer or employee in his official capacity in any manner which might tend to impair the objectivity or independence of judgment of said officer or employee.


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         E. No contractor shall cause or influence, or attempt to cause or influence, any State officer or employee or special State officer or employee to use, or attempt to use, his official position to secure unwarranted privileges or advantages for the contractor or any other person.

         F. The provisions cited above in this Article shall not be construed to prohibit a State officer or employee or special State officer or employee from receiving gifts from or contracting with the contractor under the same terms and conditions as are offered or made available to members of the general public subject to any guidelines the Executive Commission on Ethical Standards may promulgate.

7.30     RECORDS RETENTION

         A. The contractor hereby agrees to maintain an appropriate recordkeeping system (See Section B.4.14 of the Appendices) for services to enrollees and further require its providers and subcontractors to do so. Such system shall collect all pertinent information relating to the medical management of each enrolled beneficiary; and make that information readily available to appropriate health professionals and the Department. Records shall be retained for the later of

                  1.       Five (5) years from the date of service, or

                  2. Three (3) years after final payment is made under the contract or subcontract and all pending matters are closed.

         B. If an audit, investigation, litigation, or other action involving the records is started before the end of the retention period, the records shall be retained until all issues arising out of the action are resolved or until the end of the retention period, whichever is later. Records shall be made accessible at a New Jersey site, and on request to agencies of the State of New Jersey and the federal government. For enrollees covered by the contractor's plan who are eligible through the Division of Youth and Family Services, records shall be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with need to protect the enrollee's confidentiality. All providers and subcontractors shall comply with, and all provider contracts and subcontracts shall contain the requirements stated in this paragraph. (See also
                  Article 7.40, "Confidentiality".)

         C. If contractor's enrollees disenroll from the contractor's plan, the contractor shall require participating providers to release medical records of enrollees as may be directed by the enrollee, authorized representatives of the Department and appropriate agencies of the State of New Jersey and of the federal government. Release of records shall be consistent with the provision of confidentiality expressed in Article
                  7.40 and at no cost to the enrollee.


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7.31     WAIVERS

         Nothing in the contract shall be construed to be a waiver by the State of any warranty, expressed or implied, except as specifically and expressly stated in writing executed by the Director. Further, nothing in the contract shall be construed to be a waiver by the State of any remedy available to the State under the contract, at law or equity except as specifically and expressly stated in writing executed by the Director. A waiver by the State of any default or breach shall not constitute a waiver of any subsequent default or breach.

7.32     CHANGE BY THE CONTRACTOR

         The contractor shall not make any enhancements, limitations, or changes in benefits or benefits coverage; any changes in definition or interpretation of benefits; or any changes in the administration of the managed care program related to the scope of benefits, allowable coverage for those benefits, eligibility of enrollees or providers to participate in the program, reimbursement methods and/or schedules to providers, or substantial changes to contractor operations without the express, written direction or approval of the State. The State shall have the sole discretion for determining whether an amendment is required to effect a change (e.g., to provide additional services).

7.33     INDEMNIFICATION

         A. The contractor agrees to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents from any and all claims or losses accruing or resulting from contractor's negligence to any participating provider or any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this contract.

         B. The contractor agrees to indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents from liability deriving or resulting from the contractor's insolvency or inability or failure to pay or reimburse participating providers or any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this contract.

         C. The contractor agrees further that it shall require under all provider contracts that, in the event the contractor becomes insolvent or unable to pay the participating provider, the participating provider shall not seek compensation for services rendered from the State, its officers, agents, or employees, or the enrollees or their eligible dependents.

         D. The contractor agrees further that it shall indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents


                                                                          VII-41
                  from any and all claims for services for which the contractor receives monthly capitation payments, and shall not seek payments other than the capitation payments from the State, its officers, agents, and/or employees, and/or the enrollees and/or their eligible dependents for such services, either during or subsequent to the term of the contract.

         E. The contractor agrees further to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents, from all claims, damages, and liability, including costs and expenses, for violation of any proprietary rights, copyrights, or rights of privacy arising out of the contractor's or any participating provider's publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished to it under this contract, or for any libelous or otherwise unlawful matter contained in such data that the contractor or any participating provider inserts.

         F. The contractor shall indemnify the State, its officers, agents and employees, and the enrollees and their eligible dependents from any injury, death, losses, damages, suits, liabilities judgments, costs and expenses and claim of negligence or willful acts or omissions of the contractor, its officers, agents and employees, subcontractors, participating providers, their officers, agents or employees, or any other person for any claims arising out of alleged violation of any State or federal law or regulation. The contractor shall also indemnify and hold the State harmless from any claims of alleged violations of the Americans with Disabilities Act by the contractor, its subcontractors or providers.

         G. The contractor agrees to pay all losses, liabilities, and expenses under the following conditions:

                  1. The parties who shall be entitled to enforce this indemnity of the contractor shall be the State, its officials, agents, employees, and representatives, including attorneys or the State Attorney General, other public officials, Commissioner and DHS employees, any successor in office to any of the foregoing individuals, and their respective legal representatives, heirs, and beneficiaries.

                  2. The losses, liabilities and expenses that are indemnified shall include but not be limited to the following examples: judgments, court costs, legal fees, the costs of expert testimony, amounts paid in settlement, and all other costs of any type whether or not litigation is commenced. Also covered are investigation expenses, including but not limited to, the costs of utilizing the services of the contracting agency and other State entities incurred in the defense and handling of said suits, claims, judgments, and the like, and in enforcing and obtaining compliance with the provisions of this paragraph whether or not litigation is commenced.


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                  3. Nothing in this contract shall be considered to preclude an indemnified party from receiving the benefits of any insurance the contractor may carry that provides for indemnification for any loss, liability, or expense that is described in this contract.

                  4. The contractor shall do nothing to prejudice the State's right to recover against third parties for any loss, destruction of, or damage to the contracting agency's property. Upon the request of the DHS or its officials, the contractor shall furnish the DHS all reasonable assistance and cooperation, including assistance in the prosecution of suits and the execution of instruments of assignment in favor of the contracting agency in obtaining recovery.

                  5. Indemnification includes but is not limited to, any claims or losses arising from the promulgation or implementation of the contractor's policies and procedures, whether or not said policies and procedures have been approved by the State, and any claims of the contractor's wrong doing in implementing DHS policies.

7.34     INVENTIONS

         Inventions, discoveries, or improvements of computer programs developed pursuant to this contract by the contractor, and paid for by DMAHS in whole or in part, shall be the property of DMAHS.

7.35     USE OF CONCEPTS

         The ideas, knowledge, or techniques developed and utilized through the course of this contract by the contractor, or jointly by the contractor and DMAHS, for the performance under the contract, may be used by either party in any way they may deem appropriate. However, such use shall not extend to pre-existing intellectual property of the contractor or DMAHS that is patented, copyrighted, trademarked or service marked, which shall not be used by another party unless a license is granted.

7.36     PREVAILING WAGE

         The New Jersey Prevailing Wage Act, PL 1963, Chapter 150, is hereby made a part of this contract, unless it is not within the contemplation of the Act. The contractor's signature on the contract is a guarantee that neither the contractor nor any providers or subcontractors it might employ to perform the work covered by this contract is listed or is on record in the Office of the Commissioner of the New Jersey Department of Labor and Industry as one who has failed to pay prevailing wages in accordance with the provisions of this Act.


                                                                          VII-43

7.37     DISCLOSURE STATEMENT

         The contractor shall report ownership and related information to DMAHS at the time of initial contracting, and yearly thereafter, and upon request, to the Secretary of DHHS and the Inspector General of the United States in accordance with federal and state law.

         A. The contractor shall include full and complete information as to the name and address of each person or corporation with a five (5) percent or more ownership or controlling interest in the contractor's plan, or any provider or subcontractor in which the contractor has a five (5) percent or more ownership interest (Section 1903(m)(2)(A) of the Social Security Act and N.J.A.C. 10:49-19.2)

                  The contractor shall comply with this disclosure requirement through submission of the HCFA-1513 Form whether federally qualified or not.

         B. If the contractor is not federally qualified, it shall disclose to DMAHS at the time of contracting (and within ten days of any change) information on types of transactions with a "party in interest" as defined in Section 1318(b) of the Public Health Service Act (Section 1903(m)(4)(A) of the Social Security Act).

                  1. All contractor business transactions shall be reported. This requirement shall not be limited to transactions related only to serving the Medicaid enrollees and applies at least to the following transactions:

                           a. Any sale, exchange, or leasing of property between the contractor and a "party in interest";

                           b. Any furnishing for consideration of goods, services or facilities between the contractor and a "party in interest" (not including salaries paid to employees for services provided in the normal course of their employment);

                           c. Any lending of money or other extension of credit between the contractor and a "party in interest"; and

                           d. Transactions or series of transactions during any one fiscal year that are expected to exceed the lesser of $25,000 or five (5) percent of the total operating expenses of the contractor.

                  2. The information that shall be disclosed regarding transactions listed in B.1 above between the contractor and a "party in interest" includes:

                           a. The name of the "party in interest" for each transaction;


                                                                          VII-44

                           b. A description of each transaction and the quantity or units involved;

                           c. The accrued dollar value of each transaction during the fiscal year; and

                           d. The justification of the reasonableness of each transaction.

                  3. This information shall be reported annually to DMAHS and shall also be made available, upon request, to the Office of the Inspector General, the Comptroller General and to the contractor's enrollees. DMAHS may request that the information be in the form of a consolidated financial statement for the organization and entity (N.J.A.C. 10:49-19.2).

         C. The contractor shall disclose the identity of any person who has been convicted of certain offenses, as defined in Section 1126 of the Social Security Act. This includes any person who has ownership or control interest in the contractor, or is an agent or managing employee of the contractor and:

                  1. Has been convicted of a criminal offense related to the delivery of an item or service under Medicare, Medicaid, or title XXI;

                  2. Has been convicted of a criminal offense relating to neglect or abuse of patients in connection with the delivery of a health care item or service;

                  3. Has been convicted for an offense that occurred after the date of the enactment of the Health Insurance Portability and Accountability Act of 1996, in connection with the delivery of a health care item or service or omission in a health care program operated by or financed in whole or in part by any Federal, State, or local government agency, of a criminal offense consisting of a felony relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct; or

                  4. Has been convicted for an offense that occurred after the date of the enactment of the Health Insurance Portability and Accountability Act of 1996 of a criminal offense consisting of a felony relating to the unlawful manufacture, distribution, prescription, or dispensing of a controlled substance.


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7.38     FRAUD AND ABUSE

7.38.1   ENROLLEES

         A. Policies and Procedures. The contractor shall establish written policies and procedures for identifying potential enrollee fraud and abuse. Proven cases are to be referred to the Department for screening for advice and/or assistance on follow-up actions to be taken. Referrals are to be accompanied by all supporting case documentation.

         B. Typical Cases. The most typical cases of fraud or abuse include but are not limited to: the alteration of an identification card for possible expansion of benefits; the loaning of an identification card to others; use of forged or altered prescriptions; and mis-utilization of services.

7.38.2   PROVIDERS

         A. Policies and Procedures. The contractor shall establish written policies and procedures for identifying, investigating, and taking appropriate corrective action against fraud and abuse (as defined in 42 C.F.R. * 455.2) in the provision of health care services. The policies and procedures will include, at a minimum:

                  1. Written notification to DMAHS within five (5) business days of intent to conduct an investigation or to recover funds, and approval from DMAHS prior to conducting the investigation or attempting to recover funds. Details of potential investigations shall be provided to DMAHS and include the data elements in Section A.7.2.B of the Appendices. Representatives of the contractor may be required to present the case to DMAHS. DMAHS, in consultation with the contractor, will then determine the appropriate course of action to be taken.

                  2. Incorporation of the use of claims and encounter data for detecting potential fraud and abuse of services.

                  3. Reporting investigation results within twenty (20) business days to DMAHS.

                  4. Specifications of, and reports generated by, the contractor's prepayment and postpayment surveillance and utilization review systems, including prepayment and postpayment edits.

         B. Distinct Unit. The contractor shall establish a distinct fraud and abuse unit, separate from the contractor's utilization review and quality of care functions. The unit can either be part of the contractor's corporate structure, or operate under contract with the contractor. The unit shall be staffed with individuals with the


                                                                          VII-46
                  qualifications and an investigator-to-beneficiary ratio consistent, at a minimum, with the Department of Banking and Insurance requirements for fraud units within health insurance carriers or greater ratio as needed to meet the demands.

         C. Prepayment Monitoring. The contractor shall conduct prepayment monitoring of its own network providers and subcontractors when it believes fraud or abuse may be occurring.

         D. It shall be the responsibility of the contractor to report in writing to DMAHS' Office of Program Integrity Administration the following:

                  1. All cases of suspected fraud and abuse, using the format described in Section A.7.2 of the Appendices;

                  2. Inappropriate or inconsistent practices by providers, subcontractors, enrollees or employees or anyone who can order or refer services, and related parties; and

                  3. Prepayment monitoring of a provider or a subcontractor by the contractor.

         E. DMAHS shall have the right to withhold from a contractor's capitation payments an appropriate amount if DMAHS determines that evidence of fraud or abuse exists relating to the contractor, its providers, subcontractors, enrollees, employees, or anyone who can order or refer services, and related parties.

         F. When DMAHS has withheld payment and/or initiated a recovery action against one of the contractor's providers or subcontractors or a withholding of payments action pursuant to 42 C.F.R. * 455.23, DMAHS may require the contractor to withhold payments to that provider or subcontractor and/or forward those payments to DMAHS.

         G. DMAHS may direct the contractor to monitor one of its providers or subcontractors, or take such corrective action with respect to that provider or subcontractor as DMAHS deems appropriate, when, in the opinion of DMAHS, good cause exists.

         H. Sanctions. Failure of the contractor to investigate and correct fraud and abuse problems relating to its enrollees, network providers or subcontractors, and to notify DMAHS timely of same, may result in sanctions. Timely notification is defined as within five (5) business days of identification of the fraud and/or abuse and within twenty (20) business days of the completion of an investigation. For purposes of this subsection, the term "investigation" shall include prepayment monitoring as described above.


                                                                          VII-47

                  DMAHS shall have the right to also impose sanctions and/or withhold payments to the contractor (in accordance with provisions of 42 C.F.R. * 455.23) if it has reliable evidence of fraud or willful misrepresentation relating to the contractor's participation in the New Jersey Medicaid or NJ FamilyCare program or if the contractor fails to initiate its investigation of an identified fraud and/or abuse within one year of identification.

7.38.3   NOTIFICATION TO DMAHS

         The contractor shall submit quarterly the report in Section A.7.2 of the Appendices, Fraud & Abuse.

7.39     EQUALITY OF ACCESS AND TREATMENT/DUE PROCESS

         A. Unless a higher standard is required by this contract, the contractor shall provide and require its subcontractors and its providers to provide the same level of medical care and health services to DMAHS enrollees as to enrollees in the contractor's plan under private or group contracts unless otherwise required in this contract.

         B. Enrollees shall be given equitable access, i.e., equal opportunity and consideration for needed services without exclusionary practices of providers or system design because of gender, age, race, ethnicity, color, creed, religion, ancestry, national origin, marital status, sexual or affectional orientation or preference, mental or physical disability, genetic information, or source of payment.

         C. DMAHS shall assure that all due process safeguards that are otherwise available to Medicaid beneficiaries remain available to enrollees under this contract.

         D. The contractor shall assure the provision of services, notifications, preparation of educational materials in appropriate alternative formats, for enrollees including the blind, hearing impaired, people with cognitive or communication impairments, and individuals who do not speak English.

7.40     CONFIDENTIALITY

         A. General. The contractor hereby agrees and understands that all information, records, data, and data elements collected and maintained for the operation of the contractor and the Department and pertaining to enrolled persons, shall be protected from unauthorized disclosure in accordance with the provisions of 42 U.S.C. * 1396(a)(7)(Section 1902(a)(7) of the Social Security Act), 42 C.F.R. Part 431, subpart F, N.J.S.A. 30:4D-7 (g) and N.J.A.C. 10:49-9.4. Access to such information, records, data and data elements shall be physically secured and safeguarded and shall be limited to those who perform their duties in accordance with provisions of this contract including the Department of Health and Human


                                                                          VII-48

                  Services and to such others as may be authorized by DMAHS in accordance with applicable law. For enrollees covered by the contractor's plan that are eligible through the Division of Youth and Family Services, records shall be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with the need to protect the enrollee's confidentiality.

         B. Enrollee-Specific Information. With respect to any identifiable information concerning an enrollee under the contract that is obtained by the contractor or its providers or subcontractors, the contractor: (1) shall not use any such information for any purpose other than carrying out the express terms of this contract; (2) shall promptly transmit to the Department all requests for disclosure of such information; (3) shall not disclose except as otherwise specifically permitted by the contract, any such information to any party other than the Department without the Department's prior written authorization specifying that the information is releasable under 42 C.F.R. * 431.300 et seq., and (4) shall, at the expiration or termination of the contract, return all such information to the Department or maintain such information according to written procedures sent the contractor by the Department for this purpose.

         C. Employees. The contractor shall instruct its employees to keep confidential information concerning the business of DMAHS, its financial affairs, its relations with its enrollees and its employees, as well as any other information which may be specifically classified as confidential by law.

         D. Medical records and management information data concerning Medicaid beneficiaries enrolled pursuant to this contract shall be confidential and shall be disclosed to other persons within the contractor's organization only as necessary to provide medical care and quality, peer, or grievance review of medical care under the terms of this contract.

         E. The provisions of this Article shall survive the termination of this contract and shall bind the contractor so long as the contractor maintains any individually identifiable information relating to Medicaid/NJ FamilyCare beneficiaries.

         F. If DMAHS receives a request pursuant to the Right To Know Law for release of information concerning the contractor, DMAHS shall determine what information is required by law to be released and retain authority over the release of that information. Prior to release of information that was previously labeled by the contractor as "confidential" or "proprietary," DMAHS shall notify the contractor, who may apply to the Superior Court of New Jersey for a protective order if the contractor opposes the release of information.


                                                                          VII-49

7.41     SEVERABILITY

         If this contract contains any unlawful provision that is not an essential part of the contract and that was not a controlling or material inducement to enter into the contract, the provision shall have no effect and, upon notice by either party, shall be deemed stricken from the contract without affecting the binding force of the remainder of the contract.

7.42     CONTRACTING OFFICER AND CONTRACTOR'S REPRESENTATIVE

         It is agreed that ___________________, Director of DMAHS, or her representative, shall serve as the Contracting Officer for the State and that ___________________ shall serve as the Contractor's Representative. The Contracting Officer and the Contractor's Representative each reserve the right to delegate such duties as may be appropriate to others in the DMAHS's or contractor's employ.

         Each party shall provide timely written notification of any change in Contracting Officer or Contractor's Representative.


                                                                          VII-50

ARTICLE EIGHT: FINANCIAL PROVISIONS

8.1      GENERAL INFORMATION

         This Article includes financial requirements (including solvency and insurance), medical cost ratio requirements, information on rates set by the State, third party liability (TPL) requirements, general capitation requirements, and provider payment requirements.

8.2      FINANCIAL REQUIREMENTS

8.2.1    COMPLIANCE WITH CERTAIN CONDITIONS

         The contractor shall remain in compliance with the following conditions which shall satisfy the Departments of Human Services, Banking and Insurance (DOBI) and Health and Senior Services prior to this contract becoming effective:

         A. Provider Contracts Executed. The contractor has entered into written contracts with providers in accordance with Article Four of this contract.

         B. No Judgment Preventing Implementation. No court order, administrative decision, or action by any other instrumentality of the United States government or the State of New Jersey or any other state which prevents implementation of this contract is outstanding.

         C. Approved Certificate of Authority. The contractor has and maintains an approved certificate of authority to operate as a health maintenance organization in New Jersey from the DOBI and the Department of Health and Senior Services for the Medicaid population.

         D. Compliance with All Solvency Requirements. The contractor shall comply with and remain in compliance with minimum net worth and fiscal solvency and reporting requirements of the DOBI and the Department of Human Services, the federal government, and this contract.

8.2.2    SOLVENCY REQUIREMENTS

         The contractor shall maintain a minimum net worth in accordance with N.J.A.C. 8:38-11 et seq.

         The Department shall have the right to conduct targeted financial audits of the contractor's Medicaid line of business. The contractor shall provide the Department with financial data, as requested by the Department, within a timeframe specified by the Department.


                                                                          VIII-1

8.2.3    GENERAL PROVISIONS AND CONTRACTOR COMPLIANCE

         The contractor shall comply with the following financial operations requirements:

         A. The contractor must establish and maintain (1) an office in New Jersey, and (2) premium and claims accounts in a bank with a principal office in New Jersey.

         B. The contractor shall have a fiscally sound operation as demonstrated by:

                  1. Maintenance of minimum net worth in accordance with DOBI requirements (total line of business) and the requirements outlined in Article 8.2.2.

                  2. Maintenance of a net operating surplus for Medicaid line of business. If the contractor fails to earn a net operating surplus during the most recent calendar year, or does not maintain minimum net worth requirements on a quarterly basis, it shall submit a corrective plan of action within the time specified by the Department. The plan is subject to the approval of DMAHS. It must demonstrate how and when minimum net worth requirements will be replenished and present marketing and financial projections. These must be supported by suitable back-up material. The discussion must include possible alternative funding sources, including the invoking of a parental guarantee.

                           This plan shall include:

                           a. A detailed marketing plan with enrollment projections for the next two years.

                           b. A projected balance sheet for the next two years.

                           c. A projected statement of revenue and expenses on an accrual basis for the next two years.

                           d. A statement of cash flow projected for the next two years.

                           e. A description of how to maintain capital requirements and replenish net worth.

                           f. Sources and timing of new capital must be specifically identified.

                  3. The contractor shall demonstrate it has sufficient cash and adequate liquidity set aside (i.e., restricted) but accessible to the DOBI to meet obligations as they become due, and which are acceptable to DMAHS. The


                                                                          VIII-2
                           contractor shall comply with DOBI requirements regarding cash reserves and where restricted funds will be held (See N.J.A.C. 8:38-11.3, Reserve Requirements).

8.3      INSURANCE REQUIREMENTS

         The contractor shall maintain general comprehensive liability insurance, products/completed operations insurance, premises/operations insurance, unemployment compensation coverage, workmen's compensation insurance, reinsurance, and malpractice insurance in such amounts as determined necessary in accordance with state and federal statutes and regulations, insuring all claims which may arise out of contractor operations under the terms of this contract. The DMAHS shall be an additional named insured with sixty (60) days prior written notice in event of default and/or non-renewal of the policy. Proof of such insurance shall be provided to and approved by DMAHS prior to the provision of services under this contract and annually thereafter. No policy of insurance provided or maintained under this Article shall provide for an exclusion for the acts of officers.

8.3.1    INSURANCE CANCELLATION AND/OR CHANGES

         In the event that any carrier of any insurance described in 8.4 or
         8.4.2 exercises cancellation and/or changes, or cancellation or change is initiated by the contractor, notice of such cancellation and/or change shall be sent immediately to DMAHS for approval. At State's option upon cancellation and/or change or lapse of such insurance(s), DMAHS may withhold all or part of payments for services under this contract until such insurance is reinstated or comparable insurance purchased. The contractor is obligated to provide any services during the period of such lapse or termination.

8.3.2    STOP-LOSS INSURANCE

         At the discretion of the Departments of Banking and Insurance, Human Services, and Health and Senior Services and notwithstanding the requirements of N.J.A.C. 8:38-11.5 (b), the contractor may be required to obtain, prior to this contract, and maintain "stop-loss" insurance from a reinsurance company authorized to do business in New Jersey that will cover medical costs that exceed a threshold per case for the duration of the contract period. Any coverage other than stipulated must be based on an actuarial review, taking into account geographic and demographic factors, the nature of the clients, and state solvency safeguard requirements.

         All "stop-loss" insurance arrangements, including modifications, shall be reviewed and prior approved by the Departments of Banking and Insurance, Human Services, and Health and Senior Services. The "stop-loss" insurance underwriter must meet the standards of financial stability as set forth by the DOBI.


                                                                          VIII-3

         Contractors with sufficient reserves may choose self-insurance, subject to approval by the Department of Human Services and the DOBI where appropriate.

8.4      MEDICAL COST RATIO

8.4.1    MEDICAL COST RATIO STANDARD

         The contractor shall maintain direct medical expenditures for enrollees equal to or greater than eighty (80) percent of premiums paid in all forms from the State. This medical cost ratio (MCR) shall apply to annual periods from the contract effective date (if the contract ends before the completion of an annual period, the MCR shall apply to that shorter period). The MCR shall be based on reports completed by the contractor and acceptable to the Department.

         A. Direct Medical Expenditures. Direct medical expenditures are the incurred costs of providing direct care to enrollees for covered health care services as stated in Article 4.1. Education and outreach costs and/or administrative costs are not considered direct medical expenditures.

         B. Calculation of MCR. The calculation of MCR will be made using information submitted by each contractor on the quarterly reports - Statement of Revenues and Expenses (Section A.7.8 of the Appendices (Table 6)). The sum of all applicable quarters for Total Medical and Hospital Expenses (line 28) less Coordination of Benefits (COB) (line 6) and less reinsurance recoveries (line 7) will be divided by the sum of all applicable quarters of Medicaid/NJ FamilyCare premiums (line
                  4) to arrive at the ratio.

8.4.2    EXEMPTIONS

         An exemption may be granted to reduce the eighty (80) percent MCR requirement to no lower than seventy-five (75) percent. Under no circumstances will an exemption be granted to a contractor for MCR below seventy-five (75) percent. An exemption may be granted if the contractor meets all of the following established criteria:

         A.       Has no unresolved quality of care issues;

         B.       Has not received any pending or imposed sanctions;

         C.       Is in compliance with all reporting requirements;

         D. Had no vacancies in key administrative positions for longer than sixty (60) days;

         E. Is in compliance with all corrective plans of action relating to Medicaid activity imposed by the Departments of Human Services, Banking and Insurance, or Health and Senior Services;


                                                                          VIII-4

         F. Has demonstrated timely processing of claims over the term of the contract and has had no substantiated pattern of complaints from providers for late payments; and

         G. Has produced evidence to demonstrate compliance with education and outreach provisions of the contract.

8.4.3    DAMAGES

         The Department shall have the right to impose damages on a contractor that has failed to maintain an appropriate MCR. The formula for imposing damages follows:

       ACTUAL MCR             1ST OFFENSE                2ND OFFENSE
       ----------             -----------                -----------
       80% or above           NONE                       NONE

       78.00-79.99%           .15 times                  .15 times
                              underexpenditure           underexpenditure

       75.00-77.99%           .50 times                  .50 times
                              underexpenditure           underexpenditure

       74.99 or below         .90 times                  1.00 times
                              underexpenditure           underexpenditure

         If the contractor fails to meet the MCR requirement and a penalty is applied, a plan of corrective action will be required.

8.5      REGIONS, PREMIUM GROUPS, AND SPECIAL PAYMENT PROVISIONS

8.5.1    REGIONS

         Rates for DYFS, NJ FamilyCare Plan A Parents/caretaker relatives with children and adults without dependent children under the age of 19, NJ FamilyCare Plans B, C and D, and the non risk-adjusted rates for AIDS and clients of DDD are statewide. All other rates for each premium group have been set for each of the following regions:

         - Region 1: Bergen, Hudson, Hunterdon, Morris, Passaic, Somerset, Sussex, and Warren counties

         - Region 2: Essex, Union, Middlesex, and Mercer counties

         - Region 3: Atlantic, Burlington, Camden, Cape May, Cumberland, Gloucester, Monmouth, Ocean, and Salem counties


                                                                          VIII-5

         Contractors may contract for one or more regions but, except as provided in Article 2, may not contract for part of a region.

8.5.2    AFDC/TANF AND NJ FAMILYCARE PLAN A CHILDREN

         The capitation rates for Aid to Families with Dependent Children
         (AFDC)/Temporary Assistance for Needy Families (TANF) includes New Jersey Care Pregnant Women and NJ FamilyCare Plan A children (age Less Than 19) but excludes individuals who have AIDS or are clients of DDD. Rates have been set for the following premium groups:

         A.       Males and females Less Than 1 year

         B.       Males and females 1 year to 1.99 years

         C.       Males 2 to 20.99 years and females 2 to 14.99 years

         D.       Females 15 to 44.99 years

         E.       Males 21 to 44.99 years

         F.       Males and females 45 years and older

8.5.3    NJ FAMILYCARE PLAN A PARENTS/CARETAKERS

         The capitation rates for NJ FamilyCare Plan A parents/caretakers, excluding individuals with AIDS and clients of DDD, are in the following premium groups:

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and females 45 years and older

8.5.4    NJ FAMILYCARE PLAN A ADULTS WITHOUT DEPENDENT CHILDREN UNDER 19 YEARS
         OF AGE

         The capitation rates for NJ FamilyCare Plan A adults without dependent children under 19 years of age, excluding individuals with AIDS and clients of DDD, are in the following premium groups:


                                                                          VIII-6

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and females 45 years and older

8.5.5    NJ FAMILYCARE PLANS B & C

         The capitation rates for NJ FamilyCare Plans B and C enrollees, excluding individuals with AIDS are in the following premium groups:

         A.       Males and females < 1 year

         B.       Males and females 1 year to 1.99 years

         C.       Males and females 2 to 18.99 years

8.5.6    NJ FAMILYCARE PLAN D CHILDREN

         The capitation rates for NJ FamilyCare Plan D children, excluding individuals with AIDS, are in the following premium groups:

         A.       Males and females < 1 year

         B.       Males and females 1 year to 1.99 years

         C.       Males and females 2 to 18.99 years

8.5.7    NJ FAMILYCARE PLAN D PARENTS/CARETAKERS

         The capitation rates for NJ FamilyCare Plan D parents/caretakers, excluding individuals with AIDS, are in the following premium groups:

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and Females 45 years and older

8.5.8    NJ FAMILYCARE PLAN D ADULTS WITHOUT DEPENDENT CHILDREN UNDER 19 YEARS
         OLD

         The capitation rates for NJ FamilyCare Plan D adults without dependent children under 19 years old, excluding individuals with AIDS, are in the following premium groups:


                                                                          VIII-7

         A.       Males 19 to 44.99 years

         B.       Females 19 to 44.99 years

         C.       Males and Females 45 years and older

8.5.9    PREMIUM GROUPS FOR DYFS AND AGING OUT FOSTER CHILDREN

         The capitation rates for Division of Youth and Family Services, excluding individuals with AIDS and clients of DDD, are in the following premium groups:

         A.       Males and females < 1 year

         B.       Males and females 1 year to 1.99 years

         C.       Males and females 2 to 20.99 years

8.5.10   ABD WITHOUT MEDICARE

         Compensation to the contractor for the ABD without Medicare will be risk-adjusted using the Health Based Payments System (HBPS), which is described in Article 8.6. Since the HBPS adjusts for regional variations, a separate rate for each region is not necessary. In addition, the HBPS adjusts for the diagnosis of AIDS; therefore, separate AIDS rates are not necessary for this population. Finally, the HBPS adjusts for age and sex so separate rates for age and sex within this population are not necessary. Accordingly, the base rates to be used for this population are as follows:

         A.       ABD without Medicare (non-DDD)

         B.       ABD-DDD without Medicare

8.5.11   ABD WITH MEDICARE

         The capitation rates for the ABD with Medicare population, excluding individuals with AIDS and clients of DDD, are in the following premium groups:

         A.       Aged

         B.       Blind/Disabled <45

         C.       Blind/Disabled 45+

         These rates are set by region and will not be risk-adjusted using the HBPS.


                                                                          VIII-8

8.5.12   CLIENTS OF DDD

         The contractor shall be paid separate, statewide rates for subgroups of the DDD population, excluding individuals with AIDS. These rates include MH/SA services for the following premium groups:

         A.       ABD-DDD with Medicare

         B. AFDC-DDD (includes DYFS, New Jersey Care Pregnant Women, and NJ FamilyCare Plan A)

            These rates will not be risk-adjusted using the HBPS.

8.5.13   PREMIUM GROUPS FOR ENROLLEES WITH AIDS

         A. In an effort to more appropriately match payment to risk, the contractor shall be paid capitation rates according to the following statewide premium groups for enrollees with AIDS:

                  1. AFDC-AIDS (includes DYFS, New Jersey Care Pregnant Women, and NJ FamilyCare Plans A (children and parents/caretakers), B, and C individuals, NJ FamilyCare Plan D children)

                  2. NJ FamilyCare AIDS Plan D parents/caretakers and adults without dependent children under 19 years old and Plan A adults without dependent children under 19 years old

                  3.       ABD-AIDS with Medicare

                  4. ABD-DDD-AIDS with Medicare (includes a MH/SA add on to the ABD-AIDS rate)

                  5. AFDC-DDD-AIDS (includes a MH/SA add on to the AFDC-AIDS rate) Other eligible groups include DYFS, New Jersey Care Pregnant Women and NJ FamilyCare Plan A (children and parents/caretakers).

                  6. NJ FamilyCare Plan A adults without dependent children under 19 years old, DDD-AIDS (includes MH/SA add on to the NJ FamilyCare AIDS rate).

         B. The contractor will be reimbursed double the AIDS rate, once in a member lifetime, in the first month of payment for a recorded diagnosis of AIDS, prospective and newly diagnosed. This is a one-time-only-per-member payment, regardless of MCE.


                                                                          VIII-9

8.5.14   SUPPLEMENTAL PAYMENT PER PREGNANCY OUTCOME

         Because costs for pregnancy outcomes were not included in the capitation rates, the contractor shall be paid supplemental payments for pregnancy outcomes for all eligibility categories.

         Payment for pregnancy outcome shall be a single, predetermined lump sum payment. This amount shall supplement the existing capitation rate paid. The Department will make a supplemental payment to contractors following pregnancy outcome. For purposes of this Article, pregnancy outcome shall mean each live birth, still birth or miscarriage occurring at the thirteenth (13th) or greater week of gestation. This supplemental payment shall reimburse the contractor for its inpatient hospital, antepartum, and postpartum costs incurred in connection with delivery. Costs for care of the baby are not included. Payment shall be made by the State to the contractor based on submission of appropriate encounter data and use of a special indicator on the claim as specified by DMAHS.

8.5.15   PAYMENT FOR CERTAIN BLOOD CLOTTING FACTORS

         The contractor shall be paid separately for factor VIII and IX blood clotting factors. Payment will be made by DMAHS to the contractor based on: 1) submission of appropriate encounter data; and 2) prior notification from the contractor to DMAHS of identification of individuals with factor VIII or IX hemophilia.

8.5.16   PAYMENT FOR HIV/AIDS DRUGS

         The contractor shall be paid separately for protease inhibitors for all eligibility groups with the exception of NJ FamilyCare Plan A adults without dependent children under the age of 19 and NJ Family Care Plan D parents/caretakers and adults without dependent children under the age of 19. Payment for protease inhibitors shall be made by DMAHS to the contractor based on: 1) submission of appropriate encounter data; and 2) prior notification from the contractor to DMAHS of identification of individuals with HIV/AIDS.

         Individuals eligible through NJ FamilyCare with a program status code of 380 and all children groups shall receive protease inhibitors and other anti-retroviral agents under the contractor's plan. All other individuals eligible through NJ FamilyCare with program status codes of 497-498, and 761-763 shall receive protease inhibitors (First Data Bank Specific Therapeutic Class Code W5C) and other anti-retrovirals (First Data Bank Specific Therapeutic Class Code W5B) through Medicaid fee-for-service and the AIDS Drug Distribution Program (ADDP).

8.5.17   EPSDT INCENTIVE PAYMENT

         The contractor shall be paid separately, $10 for every documented encounter record for an EPSDT screening examination. The contractor shall be required to pass the $10 amount directly to the screening provider.


                                                                         VIII-10

         The incentive payment shall be reimbursed for EPSDT encounter records submitted in accordance with 1) procedure codes specified by DMAHS, and
         2) EPSDT periodicity schedule.

8.6      HEALTH BASED PAYMENT SYSTEM (HBPS) FOR THE ABD WITHOUT MEDICARE
         POPULATION

         A. The capitation rates for the ABD without Medicare population account for the potential of the contractor receiving a disproportionate number of higher cost beneficiaries. If a traditional age and sex capitation model were used, the rates may not adequately account for the difference in risk assumed by each contractor. In order to account for this problem diagnostic information, as well as age, sex, and regional/geographic information, will be used to adjust the capitation payments. This process is known as health based capitation. By using this additional information, capitation rates can more adequately match the payment with the risk of the enrolled population.

                  In order to incorporate diagnostic information into the analysis, a health based system categorizes beneficiaries into different diagnostic groups. The Disability Payment System
                  (DPS) grouper will be used to categorize the beneficiaries. This information is then used to create a unique case mix rate for each individual. This individual information is then aggregated to measure the health risk for the contractor.

         B. The following narrative describes the implementation plan for a health based capitation model in New Jersey:

                  1.       Develop demographic capitation rates.

                  2. Develop payment weights for the diagnostic categories. In order to estimate the prospective medical cost for each beneficiary, a payment weight for each diagnostic category is developed. These payment weights identify how much an individual will cost relative to an average beneficiary. For example, an average cost beneficiary will have a case mix rate of 1.0, while a higher cost beneficiary - for example, a beneficiary with a high cost pulmonary condition - will have a score of 1.26.

                           Separate payment weights will be developed for the following populations:

                           -     ABD without Medicare (non-DDD)

                           -     ABD-DDD without Medicare


                                                                         VIII-11

                  3. Compile a case mix value for each beneficiary. Using the most recent historical FFS and managed care encounter information, a look-up file will be created that links each eligible beneficiary with a unique case mix score. In order to develop this unique case mix score historical claims information will be run through the DPS grouper. The output from this process will identify the beneficiaries' diagnostic categories. Using this information and the payment weights estimated in step 2, a case mix weight is then computed for each beneficiary. The following example describes the process for an ABD beneficiary who is not a client of DDD, is a forty-five (45) to sixty-four (64) year old male beneficiary, and lives in Region 3, with a medium-cost central nervous system disorder and a high-cost pulmonary condition:

                              .45    Baseline (costs assigned to all
                                     beneficiaries - including those in no
                                     diagnostic group)
                              .08    Male 45 - 64
                              .78    Medium Cost Central Nervous System Disorder
                            - .10    Region 3
                             1.26    High Cost Pulmonary Condition
                            -----
                             2.47    Total Case Mix Rate

                           In this case, the beneficiary would have projected medical costs 2.47 times the cost of an average beneficiary.

                  4. Compute case mix values for each contractor and the FFS program. After completing the preceding task, the individual case mix rates are used to compute an aggregate case rate for each contractor. This is done by matching the individuals in the eligibility file for each contractor with individuals' case mix weights. In matching the eligibility files, some beneficiaries may have either been eligible for an incomplete time period or have not been eligible during the most recent time period. Beneficiaries with incomplete eligibility will be assigned a case mix of the contractor's average. Individuals without FFS information will not be included in the analysis. These individuals will be assigned the contractor's case mix average.

                           After matching the eligibility file for the contractor and the FFS program with the individual case mix weights, an average case rate for the contractor and the FFS program will be calculated. These aggregate case rates are then normalized to ensure the program will be budget neutral. The following chart describes the normalization process:


                                                                         VIII-12

                  --------------------------------------------------------------
                  CONTRACTOR        CASE MIX      POPULATION     NORMALIZED
                                      SCORE                      CASE MIX RATE
                  --------------------------------------------------------------
                  Contractor A              1.3      1,000       1.3/1.07 = 1.21
                  --------------------------------------------------------------
                  Contractor B              1.1      4,000       1.1/1.07 = 1.03
                  --------------------------------------------------------------
                  Contractor C               .9      4,000       .90/1.07 = .84
                  --------------------------------------------------------------
                  FFS                       1.4      1,000       1.4/1.07 = 1.31
                  --------------------------------------------------------------
                  Total          1.07 (weighted     10,000
                                       average)
                  --------------------------------------------------------------

                           By normalizing the case mix scores, the State can ensure the average cost for each beneficiary will not exceed the average prospective cost estimated in step 1.

                           In order to determine the payment for the contractor, the case mix rates for the contractor will be multiplied by the base rate calculated in step 1. The case mix rates will be updated periodically, as deemed necessary.

                  5. Credibility adjustment. If the contractor has few enrollees, there may not be complete confidence in the contractor's relative case mix produced by the limited number of enrollees. In this case, a credibility rating can be used to blend the contractor's case rate with the State's average case rate. For example, if the State assigns a contractor a case mix credibility of fifty (50) percent, the following formula is used to develop a case mix rate for the contractor:

                           (.5)*(the contractor's relative case mix) +
                           (.5)*(State's average case rate)

                           The credibility factor will be based primarily on the number of beneficiaries enrolled with the contractor.

                  6. Collect and validate contractor encounter data. The following encounter information will be required to develop individual case mix scores for each enrollee:

                           - Unique identifier code for each enrollee

                           - ICD-9 diagnosis code(s) for each encounter


8.7      THIRD PARTY LIABILITY

         A. General. The contractor, and by extension its providers and subcontractors, hereby agree to utilize, whenever available, other public or private sources of payment for services rendered to enrollees in the contractor's plan. "Third party",


                                                                         VIII-13
                  for the purposes of this Article, shall mean any person or entity who is or may be liable to pay for the care and services rendered to a Medicaid beneficiary (See N.J.S.A. 30:4D-3m). Examples of a third party include a beneficiary's health insurer, casualty insurer, a managed care organization, Medicare, or an employer-administered ERISA plan. Federal and State law requires that Medicaid payments be last dollar coverage and should be utilized only after all other sources of third party liability (TPL) are exhausted, subject to the exceptions in Section F below.

         B. Third Party Coverage Unknown. If coverage through health or casualty insurance is not known or is unavailable at the time the claim is filed, then the claim must be paid and postpayment recovery must be initiated within six months from the date of service.

         C. Capitation Rates. The State has taken into account historical and/or anticipated cost avoidance and recovery due to the existence of liable third parties in setting capitation rates and determining the payment amounts. These factors do not include any reductions due to tort recoveries, or to recoveries made by the State from the estates of deceased Medicaid beneficiaries. In addition, future rates may be based upon the contractor's actual or expected performance involving TPL. Consequently, it is in the interests of both the State and the contractor for the contractor to maximize its revenue by fully exhausting all sources of available third party coverage.

         D. Categories. Third party resources are categorized as 1) health insurance, 2) casualty insurance, 3) legal causes of action for damages, and 4) estate recoveries.

                  1. Health Insurance. The contractor shall pursue and collect payments from health insurers when health insurance coverage is available, unless prior approval to take other action is obtained from the State. "Health insurance" shall include, but not be limited to, coverage by any health care insurer, HMO, Medicare, or an employer-administered ERISA plan. Funds so collected shall be retained by the contractor. In pursuing such recoveries, the contractor may utilize the State's assignment and subrogation authority to the extent permitted by State law.

                           a. The State shall have the right to pursue, collect, and retain payments from liable health insurers if the contractor has failed to initiate collection from the health insurer within six (6) months from the date of service. The contractor shall cooperate with the State in all such collection efforts, and shall also direct its providers to do so.

                  2. Casualty Insurance. The contractor shall pursue and collect payment from casualty insurance available to the enrollee, unless prior approval to take other action is obtained from the State. "Casualty insurance" shall


                                                                         VIII-14
                           include, but not be limited to, no fault auto insurance benefits, worker's compensation benefits, and medical payments coverage through a homeowner's insurance policy. Funds so collected shall be retained by the contractor. In pursuing such recoveries, the contractor may utilize the State's assignment and subrogation authority to the extent permitted by State law.

                           a. The State shall have the right to pursue, collect, and retain casualty insurance payments where the contractor has failed to initiate collection within six (6) months from the date of service.

                  3. Legal Causes of Action for Damages. The State shall have the sole and exclusive right to pursue and collect payments made by the contractor when a legal cause of action for damages is instituted on behalf of a Medicaid enrollee against a third party or when the State receives notice that legal counsel has been retained by or on behalf of any enrollee. The contractor shall cooperate with the State in all collection efforts, and shall also direct its providers to do so. State collections identified as contractor-related resulting from such legal actions will be retained by the State.

                  4. Estate Recoveries. The State shall have the sole and exclusive right to pursue and recover correctly paid benefits from the estate of a deceased Medicaid enrollee in accordance with federal and State law. Such recoveries will be retained by the State.

         E.       Cost Avoidance.

                  1. When the contractor is aware of health or casualty insurance coverage prior to paying for a health care service, it shall avoid payment by rejecting a provider's claim and directing that the claim be submitted first to the appropriate third party, or by directing its provider to withhold payments to a subcontractor.

                  2. If insurance coverage is not available, or if one of the exceptions to the cost avoidance rule discussed below applies, then payment must be made and a claim made against the third party, if it is determined that the third party is or may be liable.

         F.       Exceptions to the Cost Avoidance Rule.

                  1. In the following situations, the contractor must first pay its providers and then coordinate with the liable third party, unless prior approval to take other action is obtained from the State.


                                                                         VIII-15

                           a. The coverage is derived from a parent whose obligation to pay support is being enforced by the Department of Human Services.

                           b. The claim is for prenatal care for a pregnant woman or for preventive pediatric services (including EPSDT services) that are covered by the Medicaid program.

                           c. The claim is for labor, delivery, and post-partum care and does not involve hospital costs associated with the inpatient hospital stay.

                           d. The claim is for a child who is in a DYFS supported out of home placement.

                           e. The claim involves coverage or services mentioned in 1.a, 1.b, 1.c, or 1.d, above in combination with another service.

                  2. If the contractor knows that the third party will neither pay for nor provide the covered service, and the service is medically necessary, the contractor shall neither deny payment for the service nor require a written denial from the third party.

                  3. If the contractor does not know whether a particular service is covered by the third party, and the service is medically necessary, the contractor shall contact the third party and determine whether or not such service is covered rather than requiring the enrollee to do so. Further, the contractor shall require the provider or subcontractor to bill the third party if coverage is available.

                  4. Postpayment recovery rather than cost avoidance is necessary in cases where the contractor was not aware of third party coverage at the time that services were rendered or paid for, or was unable to cost avoid, in accordance with the provisions of this Article as applicable. Under these circumstances, the contractor shall identify all potentially liable third parties and pursue reimbursement from them, unless prior approval to take other action is obtained from the State. In pursuing such recoveries, the contractor may utilize the State's assignment and subrogation authority to the extent permitted by State law. This provision shall not apply in the case of any tort matter but rather the provisions of
                           Article 8.7D.3 shall be applicable.

         G.       Sharing of TPL Information by the State.

                  1. By the fifteenth (15th) day of every month, the State may provide the contractor with a list of all known health insurance coverage information for the purpose of updating the contractor's files.


                                                                         VIII-16

                  2. Additionally, the State may provide a quarterly health insurer file to the contractor that will contain all of the health insurers that the State has on file and related information that is needed in order to file TPL claims.

         H.       Sharing of TPL Information by the Contractor.

                  1.       The contractor shall notify the State within thirty
                           (30) days after it learns that an enrollee has health insurance coverage not reflected in the State's health insurance coverage file, or casualty insurance coverage, or of any change in an enrollee's health insurance coverage. (See Section A.8.1 of the Appendices.) The contractor shall impose a corresponding requirement upon its servicing providers to notify it of any newly discovered coverage, or of any changes in an enrollee's health insurance coverage.

                  2. When the contractor becomes aware that an enrollee has retained counsel, who either may institute or has instituted a legal cause of action for damages against a third party, the contractor shall notify the State in writing, including the enrollee's name and Medicaid identification number, date of accident/incident, nature of injury, name and address of enrollee's legal representative, copies of pleadings, and any other documents related to the action in the contractor's possession or control. This shall include, but not be limited to (for each service date on or subsequent to the date of the accident/incident), the name of the provider, practitioner or subcontractor, the enrollee's diagnosis, the nature of the service provided to the enrollee, and the amount paid to the provider (or to a provider's authorized subcontractor) by the contractor for each service. A form is available for this purpose and is included in Section A.8.2 of the Appendices.

                  3.       The contractor shall notify the State within thirty
                           (30) days of the date it becomes aware of the death of one of its Medicaid enrollees age fifty-five (55) or older, giving the enrollee's full name, Social Security Number, Medicaid identification number, and date of death. The State will then determine whether it can recover correctly paid Medicaid benefits from the enrollee's estate.

                  4. The contractor agrees to cooperate with the State's efforts to maximize the collection of third party payments by providing to the State updates to the information required by this Article.


                                                                         VIII-17

         I. Enrollment Exclusions and Contractor Liability for the Costs of Care.

                  1. Any Medicaid beneficiary enrolled in or covered by either a Medicare or commercial HMO will not be enrolled by the contractor. The only exception to this exclusion from enrollment is when the contractor and the beneficiary's Medicare/commercial HMO are the same. When beneficiaries are enrolled under this exception, appropriate reductions will be made in the State's capitation payments to the contractor.

                  2. If the contractor and the Medicaid beneficiary's Medicare or commercial HMO are the same, the contractor will be responsible for either:

                           a. Paying all cost-sharing expenses of the Medicaid beneficiary; or

                           b. Addressing cost sharing in the contracts with its providers in such a way that the Medicaid beneficiary is not liable for any cost-sharing expenses, subject to subarticle 3 below.

                  3. If a Medicaid beneficiary otherwise covered by the provisions of subarticle 2 above wishes to utilize a provider outside of the Medicare or commercial HMO's network, the HMO's rules apply. Failure to follow the HMO's rules relieves both the contractor and the State of any liability for the cost of the care and services rendered to the beneficiary, subject to subarticle 4 below.

                  4. The only exception to subarticle 3 above is if the HMO's rules cannot be followed solely because emergency services were provided by a non-participating provider, practitioner, or subcontractor because the services were immediately required due to sudden or unexpected onset of a medical condition. In this circumstance, the contractor remains responsible for the cost of the care and services rendered to the beneficiary.

                  5. If a Medicaid beneficiary enrolled with the contractor is also enrolled in or covered by a health or casualty insurer other than a Medicare or commercial HMO, the contractor is fully responsible for coordinating benefits so as to maximize the utilization of third party coverage in accordance with the provisions of this Article. The contractor shall be responsible for payment of the enrollee's coinsurance, deductibles, copayments, and other cost-sharing expenses, but the contractor's total liability shall not exceed what it would have paid in the absence of TPL. The contractor shall coordinate benefits and payments with the health or casualty insurer for services authorized by the contractor, but provided outside the contractor's plan. The contractor remains responsible for the costs incurred by the beneficiary with respect to care and services which


                                                                         VIII-18
                           are included in the contractor's capitation rate, but which are not covered or payable under the health or casualty insurer's plan.

                  6. The State will continue to pay Medicare Part A and Part B premiums for Medicare/Medicaid dual eligibles and Qualified Medicare Beneficiaries.

                  7. Any references to Medicare coverage in this Article shall apply to both Medicare/Medicaid dual eligibles and Qualified Medicare Beneficiaries.

         J.       Other Protections for Medicaid Enrollees.

                  1. The contractor shall not impose, or allow its participating providers or subcontractors to impose, cost-sharing charges of any kind upon Medicaid beneficiaries enrolled in the contractor's plan pursuant to this contract. This Article does not apply to individuals eligible solely through the NJ FamilyCare Program Plan C or D, for whom providers will be required to collect cost-sharing for certain services.

                  2. The contractor's obligations under this Article shall not be imposed upon the enrollees, although the contractor shall require enrollees to cooperate in the identification of any and all other potential sources of payment for services. Instances of non-cooperation shall be referred to the State.

                  3. The contractor shall neither encourage nor require a Medicaid enrollee to reduce or terminate TPL coverage.

                  4. Unless otherwise permitted or required by federal and State law, health care services cannot be denied to a Medicaid enrollee because of a third party's potential liability to pay for the services, and the contractor shall ensure that its cost avoidance efforts do not prevent an enrollee from receiving medically necessary services.

8.8         COMPENSATION/CAPITATION CONTRACTUAL REQUIREMENTS

         A. Contractor Compensation. Compensation to the contractor shall consist of monthly capitation payments, supplemental payments per pregnancy outcome/delivery, certain blood products for hemophilia factors VIII & IX disorders, and payment for certain HIV/AIDS drugs. Contractors must agree to enroll all non-exempt Aged, Blind and Disabled and NJ FamilyCare beneficiaries to qualify to serve AFDC/TANF beneficiaries.

         B. Capitation Payment Schedule. DMAHS hereby agrees to pay the capitation by the fifteenth (15th) day of any month during which health care services will be available to an enrollee; provided that information pertaining to enrollment and


                                                                         VIII-19
                  eligibility, which is necessary to determine the amount of said payment, is received by DMAHS within the time limitation contained in Article 5 of this contract.

         C. Upper Payment Limit and Cost-Effectiveness. The contractor shall receive monthly capitation payments, for a defined scope of services to be furnished to a defined number of enrollees, for providing the services contained in the Benefits Package described in Article 4.1 of this contract. Such payments will not exceed the upper payment limit, established by DMAHS, pursuant to 42 C.F.R. Part 447, which is the cost of providing those services on a fee-for-service basis to an actuarially equivalent, non-enrolled population group. The contractor is not entitled to receive payments that exceed the upper payment limit. In addition, the contractor is not entitled to payments that would cause the State to exceed the cost-effectiveness established in its 1915(b) waiver.

         D. Adjustments and Renegotiation of Capitation Rates. Capitation rates are prospective in nature and will not be adjusted retroactively or subject to renegotiation during the contract period except as explicitly noted in the contract. Capitation rates will be paid only for eligible beneficiaries enrolled during the period for which the adjusted capitation payments are being made. Payments provided for under the contract will be denied for new enrollees when, and for so long as, payments for those enrollees is denied by HCFA under 42 C.F.R. 434.67(e).

         E. Payment by State Fiscal Agent. The State fiscal agent will make payments to the contractor.

         F. Payment in Full. The monthly capitation payments plus supplemental payments for pregnancy outcomes and payment for certain HIV/AIDS drugs and blood clotting factors VIII and IX to the contractor shall constitute full and complete payment to the contractor and full discharge of any and all responsibility by the Division for the costs of all services that the contractor provides pursuant to this contract.

         G. Payments to Providers. Payments shall not be made on behalf of an enrollee to providers of health care services other than the contractor for the benefits covered in Article Four and rendered during the term of this contract.

         H. Time Period for Capitation Payment per Enrollee. The monthly capitation payment per enrollee is due to the contractor from the effective date of an enrollee's enrollment until the effective date of termination of enrollment or termination of this contract, whichever occurs first.

         I. Payment If Enrollment Begins after First Day of Month. When DMAHS' capitation payment obligation is computed, if an enrollee's coverage begins after


                                                                         VIII-20
                  the first day of a month, DMAHS will pay the contractor a fractional capitation payment that is proportionate to the part of the month during which the contractor provides coverage. Payments are calculated and made to the last day of a calendar month except as noted in this Article.

         J. Risk Assumption. The capitation rates shall not include any amount for recoupment of any losses suffered by the contractor for risks assumed under this contract or any prior contract with the Department.

         K. Hospitalizations. For any eligible person who applies for participation in the contractor's plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date after such person is discharged from the hospital and DMAHS shall be liable for payment for the hospitalization, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. If an enrollee's disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. The contractor must notify DMAHS of these occurrences to facilitate payment to appropriate providers.

         L. Continuation of Benefits. The contractor shall continue benefits for all enrollees for the duration of the contract period for which capitation payments have been made, including enrollees in an inpatient facility until discharge. The contractor shall notify DMAHS of these occurrences.

8.9      CONTRACTOR ADVANCED PAYMENTS AND PIPS TO PROVIDERS

         A. The contractor shall make advance payments to its providers, capitation, FFS, or other financial reimbursement arrangement, based on a provider's historical billing or utilization of services if the contractor's claims processing systems become inoperational or experience any difficulty in making timely payments. Under no circumstances shall the contractor default on the claims payment timeliness provisions of this contract. Advance payments shall also be made when compliance with claims payment timeliness is less than ninety (90) percent for two (2) quarters. Such advance payments will continue until the contractor is in full compliance with timely payment provisions for two (2) successive quarters.

         B. Periodic Interim Payments (PIPs) to Hospitals. The contractor shall provide periodic interim payments to participating, PIP-qualifying hospitals.

                  1. Designation of PIP-Qualifying Hospitals. Each quarter, DMAHS shall determine which hospitals qualify for monthly PIPs.


                                                                         VIII-21

                  2. When Contractor is Required to Make PIPs. The contractor shall make PIPs to a participating (network provider), qualifying hospital when the average monthly payment from the contractor to the hospital is at least $100,000 for the most recent six-month period excluding outliers. An outlier is defined as a single admission for which the payment to the hospital exceeds $100,000. It should be noted that outlier claims paid are included in the establishment of the monthly PIPs and the reconciliation of the PIPs.

                  3.       Methodologies to Establish Amount of PIPs.

                           a. The contractor may work out a mutually agreeable arrangement with the participating PIP-qualifying hospitals for developing a methodology for determining the amount of the PIPs and reconciling the PIP advances to paid claims. If a mutually agreeable arrangement cannot be reached, the contractor shall make PIPs in accordance with the methodology described in 3.b. below.

                           b. Beginning August 1, 2000, the contractor shall provide a participating, PIP-qualifying hospital with an initial 60-day PIP (representing two 30-day cash advances) which shall be reconciled using a claims offset process, with the first 30-day PIP reconciled to claims adjudicated during the first month following the initial PIP (August), and the second 30-day PIP reconciled to claims adjudicated during the second month following the initial PIP (September). In September 2000 and all subsequent months, the hospital shall receive a 30-day PIP which shall be offset against claims adjudicated at the end of the following month. At reconciliation, any excess claims adjudicated above the PIP amount shall result in an additional payment to the hospital equal to the value of any excess claims above the PIP. If the value of claims adjudicated is less than the PIP, the shortage shall be offset against the next PIP made to the hospital. An example of how this methodology shall work is as follows:


                                                                         VIII-22

EXAMPLE:

-----------------------------------------------------------------------------------------
                PIP              Claims           Reconciliation     Net
                Payment          Adjudicated      Adjustment         Payment      Balance
-----------------------------------------------------------------------------------------
Aug 1           300,000 (A)
-----------------------------------------------------------------------------------------
Aug 1           300,000 (B)                                                       600,000
-----------------------------------------------------------------------------------------
Aug 1-31                         180,000                                          420,000
-----------------------------------------------------------------------------------------
Sept 1          300,000 (C)                       (120,000) (A)      180,000      600,000
-----------------------------------------------------------------------------------------
Sept 1-30                        270,000                                          330,000
-----------------------------------------------------------------------------------------
Oct 1           300,000 (D)                       (30,000) (B)       270,000      600,000
-----------------------------------------------------------------------------------------
Oct 1-31                         320,000                                          280,000
-----------------------------------------------------------------------------------------
Nov 1           300,000 (E)                       20,000 (C)         320,000      600,000
-----------------------------------------------------------------------------------------

8.10     FEDERALLY QUALIFIED HEALTH CENTERS

         A. Standards for Contractor FQHC Rates. The contractor shall not reimburse FQHCs less than the level and amount of payment which the contractor would make for a similar set of services if the services were furnished by a non-FQHC. The contractor may pay the FQHCs on a fee-for-service or capitated basis. The contractor shall make payments for primary care equal to, or greater than, the average amounts paid to other primary care providers. Non-primary care services may be included if mutually agreeable between the contractor and FQHC. For non-primary care services, payments shall be equal to, or greater than, the average amounts paid to other non-primary care providers for equivalent services.

         B. DMAHS Reimbursement to FQHCs. Under Title XIX, an FQHC shall be paid reasonable cost reimbursement by DMAHS. At the end of each fiscal year the contractor and the FQHC will complete certain reporting requirements specified that will enable DMAHS to determine reasonable costs and compare that to what was actually paid by the contractor to the FQHC. DMAHS will reimburse the FQHC for the difference (i.e., difference between the determined reasonable cost per encounter and the payments to the FQHC made by the contractor and DMAHS) if the payments by the contractor to the FQHC are less than reasonable costs. DMAHS will recoup payments from the FQHC in excess of reasonable costs. FQHC providers must meet the contractor's credentialing and program requirements.

         C. Contractor Participation in Reconciliation Process. The contractor shall participate in the reconciliation processes if there is a dispute between what the contractor reported (See Section A.7.20 of the Appendices (Table 18)) and what the FQHC reported as valid encounters or payments. This participation may include appearances in the Office of Administrative Law, as well as meeting with DMAHS staff.


                                                                         VIII-23

IN WITNESS WHEREOF, the parties hereto have caused this contract and Appendices to be executed this ______ day of ______, 2000. This contract and Appendices are hereby accepted and considered binding in accordance with the terms outlined in the preceding statements.

            CONTRACTOR                    STATE OF NEW JERSEY
            ADDRESS                       DEPARTMENT OF HUMAN SERVICES
                                          DIRECTOR, DIVISION MEDICAL ASSISTANCE
                                          AND HEALTH SERVICES




BY:______________________                      BY:________________________



TITLE:___________________                      TITLE: Director, DMAHS


DATE:____________________                      DATE:______________________



                                       Approved As to Form


                                       ______________________
                                       Deputy Attorney General


                                       Date:  _________________

                                   APPENDICES

                         TABLE OF CONTENTS - APPENDICES

SECTION A    REPORTS

A.0.0    SUMMARY TABLE OF REPORTS

A.1.0    DEFINITIONS

         (no reports)

A.2.0    CONDITIONS PRECEDENT

         (no reports)

A.3.0    MANAGED CARE MANAGEMENT INFORMATION SYSTEM

A.3.1    Monthly HMO Reconciliation File

A.4.0    PROVISION OF HEALTH CARE SERVICES

A.4.1    Provider Network File
A.4.2    Data Elements for Assessment of Provider Capacity by County
A.4.3    Network Accessibility Analysis
A.4.4    Certification of Contractor Provider Network

A.5.0    ENROLLEE SERVICES

A.5.1    Enrollee P-Factor

A.6.0    PROVIDER INFORMATION

         (no reports)

A.7.0    TERMS AND CONDITIONS

A.7.1    Certification Regarding Lobbying
A.7.2    Fraud and Abuse
A.7.3    Table 1 - Medicaid Enrollment by PCP
A.7.4    Table 2 - Disenrollment From Plan
A.7.5    Table 3 - Grievance Summary
A.7.6    Table 4 - Claims Lag Report
A.7.7    Table 5 - Utilization Summary
A.7.8    Table 6 - Statement of Revenues and Expenses

A.7.9    Table 7 - Stop-Loss Summary
A.7.10   Table 8 - Medicaid Claims Analysis
A.7.11   Table 9 - Health Care Data Elements
A.7.12   Table 10 - Third Party Liability Collections
A.7.13   Table 11 - Provider Additions and Deletions
A.7.14   Table 12 - Referrals Made to the WIC Program
A.7.15   Table 13 - Access to HIV Testing/Treatment for Pregnant Women
A.7.16   Table 14 - EPSDT Services
A.7.17   Table 15 - Pharmacy Lock-In Participants
A.7.18   Table 16 - Ratio of Prior Authorizations Denied to Requested
A.7.19   Table 17 - Number of Enrollees by Diagnosis
A.7.20   Table 18 - Federally Qualified Health Center Payments

A.8.0    FINANCIAL PROVISIONS

A.8.1    Other Coverage Information
A.8.2    Tort/Accident Referral Form

SECTION B    REFERENCE MATERIALS

B.1.0    DEFINITIONS

         (no reference documents)

B.2.0    CONDITIONS PRECEDENT

B.2.1    ABD Phase-In
B.2.2    Pre-Contracting Checklist
B.2.3    Readiness Review

B.3.0    MANAGED CARE MANAGEMENT INFORMATION SYSTEM

B.3.1    Monthly Roster Extract File
B.3.2    Managed Care Register File
B.3.3    Managed Care Medicaid Encounter Claims EMC Manual

B.4.0    PROVISION OF HEALTH CARE SERVICES

B.4.1    Benefit Packages
B.4.2    HealthStart Guidelines
B.4.3    ACIP Recommended Childhood and Adolescent Immunization Schedule
B.4.4    VFC Vaccines
B.4.5    Head Start Programs
B.4.6    School-Based Youth Services Programs
B.4.7    Local Health Departments

B.4.8    WIC Referral Forms
B.4.9    Mental Health/Substance Abuse Screening Tools
B.4.10   Centers of Excellence
B.4.11   County Case Management Units
B.4.12   Care Management Flowchart
B.4.13   Ryan White CARE Act Grantees
B.4.14   New Jersey Modified QARI/QISMC Standards
B.4.15   Hysterectomy and Sterilization Procedures and Consent Forms
B.4.16   Child Abuse Regional Diagnostic Centers

B.5.0    ENROLLEE SERVICES

B.5.1    Notification of Newborns
B.5.2    Cost-Sharing Requirements for NJ FamilyCare Plans C & D

B.6.0    PROVIDER INFORMATION

         (No reference materials)

B.7.0    TERMS AND CONDITIONS

B.7.1    Physician Incentive Plan Provisions
B.7.2    Provider Contract/Subcontract Provisions

SECTION C    CAPITATION RATES

SECTION D    CONTRACTOR'S DOCUMENTATION

D.1      Contractor's QAPI/Utilization Management Plans
D.2      Contractor's Grievance Process
D.3      Contractor's Provider Network
D.4      Contractor's List of Subcontractors
D.5      Contractor's Supplemental Benefits
D.6      Contractor's Representative

                                    SECTION A
                                     REPORTS

The State has defined operational and financial reports the contractor must submit. The reports in this section are those for which the State has a defined format or template or multiple data elements. The reports are referenced according to the contract Article to which they correspond, beginning with
Article 3. In cases where a specific report format or template does not exist, the State instead has defined required report elements, all of which must be addressed in full. The actual structure of such reports is being left to the discretion of the contractor. Note that additional reports are required and described in the contract. A summary table of most of the reports required under this contract is provided in A.0.0. This table is not an exhaustive list of every report; the contractor is required to submit any and all reports referenced in the contract.

A.0.0 SUMMARY TABLE OF REPORTS

                            SUMMARY TABLE OF REPORTS

                                                         CONTRACT       APPENDICES    DOCUMENT     DOCUMENT
                      ITEM                               LOCATION        LOCATION      TYPE(1)     FORMAT(2)      FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       S1  S2      D   T   N
===============================================================================================================================
Monthly reconciliation file                           3.2.5             A.3.1              X           X            Monthly

                                                                                                                    At least
                                                                                                                 Quarterly but
                                                      3.9, 4.7.2.A.1                                              no more than
Encounter data                                        & 7.26G           B.3.3              X           X            Monthly

                                                                                                                    Whenever
                                                                                                                   there is a
Second opinion program (in medical procedures)        4.1.1J            N/A            X   X       X                 change

                                                                                                                    Whenever
                                                                                                                   there is a
Supplemental benefits                                 4.1.7             N/A            X   X               X         change

                                                                                                                    Whenever
                                                                                                                   there is a
Formulary                                             4.2.4B.3          N/A            X   X               X         change

                                                                                                                    Whenever
Prior approval process for dispensing drugs                                                                        there is a
outside of the formulary                              4.2.4B.5          N/A            X   X               X         change

Denials of off-formulary requests                     4.2.4B.5.g        N/A                X               X       Quarterly

                                                                                                                    Whenever
Procedure for review and resolution of                                                                             there is a
complaints regarding drug access and coverage         4.2.4B.8          N/A            X   X               X         change

                                                                                                                    Whenever
                                                                                                                   there is a
Pharmacy lock-in program                              4.2.4C            N/A            X   X       X                 change

                                                      4.2.4C.7 &        A.7.17
Pharmacy Lock-In Participants                         7.26F             (Table 15)         X           X           Quarterly

                                                      4.2.6A.6 &        A.7.16
EPSDT Services                                        7.26F             (Table 14)         X           X           Quarterly

Description of health education activities, etc.      4.2.9             N/A            X   X       X                Annually

                                                      4.5.7A &          A.7.15
Access to HIV Testing/Treatment for Pregnant Women    7.26F             (Table 13)         X           X           Quarterly

Work plan for QAPI activities                         4.6.2             N/A            X   X       X                Annually

Annual report on quality assurance activities         4.6.2             N/A                X       X                Annually

                            SUMMARY TABLE OF REPORTS

                                                         CONTRACT       APPENDICES    DOCUMENT     DOCUMENT
                      ITEM                               LOCATION        LOCATION      TYPE(1)     FORMAT(2)      FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       S1  S2      D   T   N
===============================================================================================================================
                                                      4.6.2F &          A.7.7
Utilization Summary                                   7.26F             (Table 5)          X           X           Quarterly

                                                                                                                  Annually or
Written policies and procedures related to ethical                                                                w/in 30 days
issues                                                4.6.2K            N/A            X   X               X       of changes

HEDIS requirements                                    4.6.2P            N/A                X       X                Annually

Quality Improvement Projects (QIPs)                   4.6.2Q            N/A                X       X                Annually

Reports re: care for persons with disabilities and
the elderly                                           4.6.2R            N/A                X       X                Annually

Outcomes for people with disabilities                 4.6.2S            N/A                X       X                Annually

Report on MH/SA services for DDD                      4.6.2T            N/A                X       X                Annually

                                                                                                                    Whenever
Description of compensation methodology for                                                                        there is a
marketing & enrollment reps                           4.6.2U            N/A            X   X       X                 change

Status report on additional member satisfaction
measurement or intervention efforts                   4.6.2W            N/A                X       X                Annually

Results from member survey                            4.6.2W            N/A                X               X      As conducted

Status report on additional measurement/
intervention efforts based on focus groups
findings                                              4.6.2X            N/A                X       X                Annually

Report re: Community/Health Education Advisory
Committee                                             4.6.2Z            N/A                X       X                Annually

Report re: Provider Advisory Committee                4.6.2AA           N/A                X       X                Annually

                                                                                                                    Whenever
                                                                                                                   there is a
DUR standards to Medicaid DUR Board                   4.6.4D.3          N/A            X   X       X                 change

                                                      4.7.2.A.2 &       A.7.5
Grievance Summary                                     7.26.F            (Table 3)          X           X           Quarterly

Appointment availability studies                      4.7.2A.3          N/A                X       X             Semi-annually

24 hour access report                                 4.7.2A.4          N/A                X       X                Annually

Records of early discharge                            4.7.2A.5          N/A                X       X               Quarterly

Report on incidence of HIV/AIDS patients              4.7.2A.6          N/A                X       X                Annually

                                                                                                                     To be
Additional reports                                    4.7.2A.7          N/A                X               X       determined

Documentation on on-going internal QA activities      4.7.2A.8          N/A                X       X               Quarterly

                            SUMMARY TABLE OF REPORTS

                                                         CONTRACT       APPENDICES    DOCUMENT     DOCUMENT
                      ITEM                               LOCATION        LOCATION      TYPE(1)     FORMAT(2)      FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       S1  S2      D   T   N
===============================================================================================================================
Satisfaction survey of participating providers        4.7.2C            N/A                X       X                Annually

Justification re: PCP for less than 20 hrs/wk         4.8.2A            N/A            X   X       X               Quarterly

Provider network file                                 4.8.3             A.4.1          X   X           X            Monthly

                                                                                                                  Annually and
                                                                                                                 whenever there
List of diagnostic tests performed by labs            4.8.6A.2          N/A            X   X       X              is a change

Provider capacity assessment                          4.8.8B            A.4.2          X   X           X         Semi-annually

                                                                                                                    Whenever
                                                                                                                   there is a
Exceptions to ratio limit for PCP                     4.8.8K            N/A            X   X       X                 change

                                                                                                                    Whenever
                                                                                                                   there is a
Exceptions to ratio limit for PCD                     4.8.8L            N/A            X   X       X                 change

Provider network accessibility analysis               4.8.11            A.4.3          X   X           X            Annually

Lists of names, addresses, ownership/control
information of participating provider and
subcontractors                                        4.9.1E            N/A            X   X       X               Quarterly

                                                                                                                    Whenever
                                                                                                                   there is a
Generic type of provider contract                     4.9.1J            N/A            X   X       X                 change

                                                                                                                    Whenever
Complete fully executed contract with each                                                                         there is a
provider type                                         4.9.2             N/A            X   X       X                 change

Copies of FQHC contracts                              4.9.2A            N/A            X   X       X               Quarterly

Certification of contractor provider network
w/list of providers                                   4.9.2D            A.4.4          X   X           X           Quarterly

Notice to DMAHS of provider termination               4.9.3B            N/A                X               X     Within 30 days

Contract with replacement providers                   4.9.3B.2          N/A                X               X     Within 30 days

                                                                                                                    Whenever
                                                                                                                   there is a
Changes to member services policies and procedures    5.7H              N/A                X               X         change

                            SUMMARY TABLE OF REPORTS


                                                         CONTRACT       APPENDICES    DOCUMENT     DOCUMENT
                      ITEM                               LOCATION        LOCATION      TYPE(1)     FORMAT(2)      FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       S1  S2      D   T   N
===============================================================================================================================
                                                                                                                    At least
Member handbook                                       5.8.2             N/A            X   X       X                annually

                                                                                                                    Whenever
                                                                                                                   there is a
Orientation curriculum for enrollees                  5.8.6B            N/A            X   X       X                 change

                                                      5.11E &
Enrollee P-factor                                     7.26H             A.5.1              X       X                Monthly

                                                                                                                 At the end of
Groups Needs Assessment                               5.14G             N/A                X       X                year one

                                                                                                                  Annually and
                                                                                                                    Whenever
System and procedures for the receipt and                                                                          there is a
adjudication of enrollee complaints and grievances    5.15.1            N/A            X   X       X                 change

Marketing plan                                        5.16.1D           N/A            X   X               X       Quarterly

Marketing materials                                   5.16.1D & G       N/A            X   X               X       Quarterly

                                                                                                                   At least 5
                                                      5.16.1.G &                                                   days prior
Marketing schedules, plans, etc.                      5.16.2.A.2        N/A            X   X               X      to activity

Survey of new enrollees                               5.16.1U.1         N/A                X       X               Quarterly

Survey of enrollees who disenroll/transfer            5.16.1U.2         N/A                X               X       Quarterly

Listing of contractor's marketing reps                5.16.2A.2         N/A            X   X       X                Monthly

                                                                                                                    Whenever
                                                                                                                   there is a
Provider manual and updates                           6.2D              N/A            X   X       X                 change

Provider grievances/complaints report                 6.5D              N/A                X       X               Quarterly

                                                                                                                   W/in 7 days
Staffing changes                                      7.3B              N/A                X               X        of change

                                                      7.16.6 &          A.7.6
Claims Lag Report                                     7.26E             (Table 4)          X           X           Quarterly

Physician incentive plan reporting                    7.16.8.1E         B.7.1          X   X       X                 Varies

Certification that data submitted is accurate and                                                                   With any
complete                                              7.20.1            N/A            X   X       X              report, etc.

                                                                        A.7.3
Medicaid Enrollment by PCP                            7.26F             (Table 1)          X           X           Quarterly

                            SUMMARY TABLE OF REPORTS



                                                         CONTRACT       APPENDICES    DOCUMENT     DOCUMENT
                      ITEM                               LOCATION        LOCATION      TYPE(1)     FORMAT(2)      FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       S1  S2      D   T   N
===============================================================================================================================
                                                                        A.7.4
Disenrollment From Plan                               7.26F             (Table 2)          X           X           Quarterly

                                                                        A.7.8
Statement of Revenues and Expenses                    7.26F             (Table 6)          X           X           Quarterly

                                                                        A.7.9
Stop-Loss Summary                                     7.26F             (Table 7)          X           X           Quarterly

                                                                        A.7.10
Medicaid Claims Analysis                              7.26F             (Table 8)          X           X           Quarterly

                                                                                                                    At least
                                                                                                                 Quarterly but
                                                                        A.7.11                                    no more than
Health Care Data Elements                             7.26F             (Table 9)          X           X            Monthly

                                                                        A.7.12
TPL Collections                                       7.26F             (Table 10)         X           X           Quarterly

                                                                        A.7.13
Provider Additions and Deletions                      7.26F             (Table 11)         X           X           Quarterly

                                                                        A.7.14
Referrals Made to WIC                                 7.26F             (Table 12)         X           X           Quarterly

                                                                        A.7.18
Ratio of PAs Denied to Requested                      7.26F             (Table 16)         X           X           Quarterly

                                                                        A.7.19
Number of Enrollees by Diagnosis                      7.26F             (Table 17)         X           X           Quarterly

                                                                        A.7.20
FQHC payments                                         7.26F             (Table 18)         X           X           Quarterly

Staffing positions                                    7.26H             N/A                X       X             Semi-annually

Report on appeals from providers and enrollees and
enrollee call information                             7.26I             A.5.1              X           X         Semi-annually

Information regarding HealthStart                     7.26J             B.4.2              X               X       Quarterly

Audited financial statements (GAAP)                   7.27.1            N/A                X       X                Annually

Financial statements (SAP)                            7.27.2            N/A                X       X               Quarterly

HCFA-1513 form                                        7.37A             N/A            X   X           X          Upon request

Disclosure of transactions with a "party of                                                                       Annually and
interest"                                             7.37B             N/A            X   X       X              upon request

                            SUMMARY TABLE OF REPORTS


                                                         CONTRACT       APPENDICES    DOCUMENT     DOCUMENT
                      ITEM                               LOCATION        LOCATION      TYPE(1)     FORMAT(2)      FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------
                                                                                       S1  S2      D   T   N
===============================================================================================================================
                                                                                                                  Annually and
Disclosure of persons convicted of crimes             7.37C             N/A            X   X       X              upon request

Report on provider and enrollee fraud and abuse       7.38              A.7.2              X       X               Quarterly

                                                                                                                    Whenever
                                                                                                                   there is a
                                                                                                                  cancellation
Insurance cancellation or change                      8.3.1             N/A                X               X       or change

                                                                                                                    Whenever
                                                                                                                   there is a
Stop-loss insurance arrangements                      8.3.2             N/A            X   X       X                 change

Other coverage information                            8.7H.1            A.8.1              X           X          W/in 30 days

Enrollee may/has instituted legal cause of action     8.7H.2            A.8.2              X           X           When aware

Death of enrollee                                     8.7H.3            N/A                X               X      W/in 30 days

(1) S1 = Submit prior to contracting; S2=Submit on an ongoing basis

(2) D = Data elements; T = Template; N = No format specified

A.3.0 MANAGED CARE MANAGEMENT INFORMATION SYSTEM

A.3.1 MONTHLY HMO RECONCILIATION FILE

The following is submitted by the contractor to DMAHS's fiscal agent.

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                    OFFICE OF MANAGEMENT INFORMATION SYSTEMS

                                                File Layout

HMO Reconciliation File                                         --------------
      File Name                                                 Effective Date

                                       100
    -------------              -------------------                ----------
    Data Set Name              Record Size - Bytes                Block Size


Element     Field Name      Chars.   Bytes    Bytes #   Format    Cobol    Description and/or Remarks
                                             Rel to 1            Picture
-----------------------------------------------------------------------------------------------------
   1            Medicaid-     12      12       1 - 12     Num     9(12)           Enrollee's Medicaid
                   Number                                                                      Number
   2            Last-Name     12      12      13 - 24     AN      x(12)          Enrollee's Last Name

   3           First-Name      7       7      25 - 31     AN      x(7)          Enrollee's First Name

   4                  DOB      8       8      32 - 39     Num     9(8)       Enrollee's Date of Birth

   5                  SSN      9       9      40 - 48     AN      x(9)              Enrollee's Social
                                                                                         Security No.

   6      Effect-Enrollee      8       8      49 - 56     Num     9(8)              Effective date of
                                                                                  enrollment mmddyyyy
                                                                                               format

   7       Disenroll-Date      8       8      57 - 64     Num     9(8)             Disenrollment date
                                                                                      mmddyyyy format

   8               Filler     33      33      65 - 97     AN      x(33)           As Needed/If Needed

   9            Plan-Code      3       3     98 - 100     AN      x(3)                  ### (078-098)

Format: Num = Numeric
        AN = Alpha-Numeric
        PD = Packed Decimal
        BI = Binary

A.4.0 PROVISION OF HEALTH CARE SERVICES

A.4.1 PROVIDER NETWORK FILE

ELECTRONIC MEDIA PROVIDER FILES

There are two provider file layouts; NON-INSTITUTIONAL and INSTITUTIONAL or Ancillary. Each file type should include all counties in which the contractor will be operational for Medicaid and NJ FamilyCare. Contractors will be required to submit complete and up-to-date network files monthly to OMHC.

Non-Institutional Provider Network Files must include all health care professionals - Primary Care Practitioners (PCPs), physician specialists, general dentists, dental specialists, other health care professionals such as optometrists, chiropractors, therapists, etc. with appropriate primary care or specialty care indicators.

The Institutional Network File must include all other ancillary, hospital and specialty care providers.

All provider files must be submitted on IBM-Compatible PC 3 1/2" floppy diskette(s) in ASCII text fixed-width format according to the specifications in Attachments A & B. Please note that field names are not carried with the data in this format. Therefore, it is not necessary to use the field names as they appear. However, it is imperative to use the specified field order and sizes (i.e. the full structure) even if only submitting a subset of your network. You must allow for the specified number of spaces for every requested data field.

File names are to conform to the following convention. (e.g. @***####.txt)
                   where @ = `i' for institutional or `n' for non-institutional. where *** = plan code where #### = month and day

                                  ATTACHMENT A

    New Jersey Department of Human Services, Division of Medical Assistance,
                          Office of Managed Health Care
           HMO Non-Institutional Provider Network File Specifications

Field    Field Name         Size    When        Definition                                                 Example
                                    Required
--------------------------------------------------------------------------------------------------------------------------------
  1      Last Name           22     A           Individual Provider's Surname; may include Jr. or          Jones, Jr.
                                                III

  2      First Name          15     A           Provider's First Name; should include middle               Tom T.
                                                initial

  3      SSN                 9      A           Provider's Social Security Number                          150999999

  4      Tax ID              9      B           Provider's Tax ID Number                                   229999999

  5      Degree              5      A           MD, DO, etc. Do not use periods.                           DO

  6      Primary             1      A           Is this a primary care provider? (Y or N)                  Y
                                                Do not indicate Y for dental providers.

  7      Practice Name       45     B           Name of Practice if different than provider's last         Jones Family Practice
                                                name

  8      Address (1)         60     A           Place where services are rendered. Always start            225 Main St.
                                                with street number if one is contained in the actual
                                                address of the practice.

  9      Address (2)         30     B           Building Name, PO Box etc.                                 Suite 3

 10      City                22     A           Proper Name for Municipality in which practice             South Orange
                                                office is located. No abbreviations.

 11      State               2      A           Two Character State Abbreviations, NJ or other             NJ
                                                with rare exceptions

 12      Zip                 5      A           5 Digit Zip Code                                           08888

 13      Phone               15     A           Include Area Code, Prefix & Number. Exclude                6095882705
                                                spaces & dashes.

 14      County              2      A           Two digit code for county in which office is actually      07
                                                located

 15      Office Hours        60     A           List days and hours when patients can be seen.             M 9-5, T 1-5, Th 1-7,
                                                                                                           F & Su 12-4

 16      Specialty Code      30     A           See list. List all that apply. Include one for each        080167
                                                Record Type "s" per provider. No Spaces,
                                                Commas, Slashes, etc.

 17      Age                 40     B           4 spaces per specialty in sequence with specialty          00000018
         Restrictions                           code in string field 16, 1st 2 = min. age, 2nd 2 = max.
                                                age, 0000 if none for a specialty. Omit if no
                                                specialty is limited.

 18      Hospital            30     B           Hospital where provider has admitting privileges.          060044999
         Affiliation                            Required for Physicians, Podiatrists & Oral
                                                Surgeons. Allows for 10 unique 3 digit hospital
                                                codes. No Spaces, Commas, Slashes, Hyphens, etc.

 19      Languages           10     A           Must be at least one even if English; See code list.       EFG9
                                                No Spaces/Commas/Slashes/Hyphens, etc.

 20      Plan Code           3      A           Three Digit Plan Code                                      099

 21      Panel Status        1      A           O = Open, F = Frozen (no new patients)                     O

 22      Specialty Name      30     A           Show one narrative specialty name per record.              Family Practice

Field    Field Name         Size    When        Definition                                                 Example
                                    Required
--------------------------------------------------------------------------------------------------------------------------------
 23      Panel Capacity      4      B           Potential Number of Members: PCPs & General                1500
                                                Dentists

 24      Members             4      B           Actual Number of Members Assigned: PCPs &                  900
         Assigned                               Dentists

 25      Record Type         3      B           a = addition of record to file (excludes d & c)            asl
                                                d = deletion of record from file (excludes a & c)
                                                c = change (excludes a & d)
                                                s = multiple listing of provider, unique specialty
                                                l = multiple listing of provider, unique location
                                                Use all that apply. No Spaces, Commas, Slashes,
                                                etc.

 26      Date                10     A           The date the Network Update File or Application            06/01/2000
                                                Network File was last determined to be current.
                                                mm/dd/yyyy

 27      Servicing           2      B           If other than actual county; include a record for each
         County                                 county served. Out-of-county physicians may not
                                                be considered in applications except in non-urban
                                                counties

 28      Total Hours         2      A           PCPs and Dentists only. Total number of hours for          20
                                                record. Round down.

 29      Medicaid ID         7      B           Provider's Medicaid ID                                     1234567

A = Always Required
B = Required When Applicable

                                  ATTACHMENT B
    New Jersey Department of Human Services, Division of Medical Assistance,
                         Office of Managed Health Care
             HMO Institutional Provider Network File Specifications


Field    Field Name         Size    When        Definition                                                 Example
                                    Required
--------------------------------------------------------------------------------------------------------------------------------
  1      Provider Name       45        A                                                                   Doc's Drugs

  2      Provider Type       30        A                                                                   Pharmacy

  3      Provider Tax ID     9         A        Provider's Tax ID Number                                   229999999

  4      Address(1)          60        A        Always start with street number if one is contained in     22 Main St.
                                                the actual address of the practice.

  5      Address(2)          30        B        Building Name, PO Box etc.                                 Suite 3

  6      City                22        A        Proper Name for Municipality in which practice             South Orange
                                                office is located. Use no abbreviations

  7      State               2         A        Two Character State Abbreviation, NJ with rare             NJ
                                                exceptions.

  8      Zip                 5         A        5 Digit Zip Codes                                          08888

  9      Phone               15        A        Include Area Code, Prefix & Number. Don't include          6095882705
                                                spaces or dashes.

 10      County              2         A        Two digit code for county in which office is actually      07
                                                located.

 11      Plan Code           3         A        Three Digit Plan Code.                                     099

 12      Specialty Code      3         A        See code list. Use one.                                    500

 13      Servicing           2         B        If other than actual county; include a record for each
         County                                 county served.

 14      Date                10        A        Fill with date Network Update File or Application          06/01/2000
                                                Network File was submitted to OMHC mm/dd/yyyy

 15      Record Type         1         B        a = addition of record to file (excludes d)                a
                                                d = deletion of record from file (excludes a)

 16      Medicaid ID         7         B        Provider's Medicaid ID                                     1234567

 17      Hospital Code       3         B        Unique Hospital Code                                       999

A = Always Required
B = Required When Applicable

                                  ATTACHMENT C
                          NJ DMAHS OMHC Specialty Codes

NETWORK FILES ONLY - NOT FOR BILLING

000          Unknown
010          General Practice
020          General Surgery

021          Surgery, Pediatric
030          Allergy

031          Ped Allergy

032          Medical Toxicology
034          Infectious Disease
035          Pediatric Infectious Disease
036          Endocrinology
037          Reproductive Endocrinology

038          Pediatric Endocrinology
040          Otology, Laryngology,
             Rhinolgy,
             Ototaryngology/ENT
041          ENT Pediatric

042          Speech
043          Audiology
050          Anesthesiology
051          Ped Anesthesiology
060          Cardiology, Cardiovascular
             Disease

061          Pediatric Cardiology

070          Dermatology
080          Family Practice
082          NP Family
090          Gynecology (Osteopaths Only)
             - Fetal Medicine
100          Gastroenterology

101          Pediatric Gastroenterology
110          Internal Medicine

120          Manipulative Therapy
             (Osteopaths Only)

130          Neurology
131          Neurology Pediatric

140          Neurosurgery
141          Pediatric Neurosurgery
142          Spina Bifida
             Centers/Provider
143          Adult Scoliosis
145          Spinal Cord Injury

150          Certified Nurse Midwife

160          OB/GYN
162          NP OB/GYN
164          NP Women's Health
165          Maternal Fetal Medicine
166          NP Maternity/Child
             Health
167          Genetics
168          Genetic Testing &
             Counseling Center

170          Ophthalmology,
             Otology, Larynogology,
             Rhinology (Osteopaths
             Only)
180          Ophthalmology
181          Ped Ophthalmology
190          NP Gerentology
191          Geriatrics
200          Orthopedics

201          Pediatric Orthopedics

204          Rheumatology
205          Ped Rheumatology
210          Clinical Pathology
220          Pathology

223          Hemophilia Treatment
             Center
224          HIV/AIDS Center
225          Pediatric HIV Treatment
             Center
226          Sickle Cell Disease &
             Other
             Hemoglobinopathies
             Centers
230          Peripheral Vascular
             Disease or Surgery
             (Osteopaths Only)
232          Cardiovascular Surgery
240          Plastic Surgery
250          Physical Medicine
251          Pediatric Physical
             Medicine
260          Psychiatry
262          NP Psychiatric Mental
             Health
270          Psychiatry; Neurology
             (Osteopaths Only)
280          Proctology
282          Colon/Rectal Surgery
290          Pulmonology
291          Ped Pulmonology
300          Radiology

302          NP Oncology
303          Radiation Oncology

305          Gynocologic Oncology

306          Hematology
307          Ped Hematology
308          Oncology
309          Pediatric Oncology
310          Roentgenology,
             Radiology (Osteopaths
             Only)
320          Radiation Therapy
             (Osteopaths Only)
330          Thoracic Surgery
331          Ped Thoracic Surgery
340          Urology
341          Pediatric Urology

350          Chiropractor

360          Nuclear Medicine
370          Pediatrics

371          Adolescent Medicine

372          NP Pediatric

373          Neonatology

374          NP Neonatal
375          Perinatology
376          NP Perinatal

380          Home Health Agency

390          Nephrology

391          Pediatric Nephrology
400          Hand Surgery
402          Sports Medicine

404          Pain Management

410          Emergency Medicine

412          Critical Care Medicine

420          Heterogeneous Group
440          Public Health

450          NP Community Health
460          NP School Health
470          NP Adult Health
480          Podiatry

490          Miscellaneous (Admin.
             Medicine)
500          Pharmacy

510          Medical Supply Company with
             Certified Orthotist
520          Medical Supply Company with
             Certified Prosthetist
530          Medical Supply Company with
             Certified Prosthetist Orthotist
540          Medical Supply Company Not
             Included in 510, 520, 530
550          Individual Certified Orthotist
560          Individual Certified Prosthetist
570          Individual Certified Prosthetist
             Orthotist
580          Individual Not Included in
             550, 560, 570
590          Ambulance Service Supplier,
             Private
600          Welfare Agencies & Clinics
610          Psychologist
611          Child Development
620          Individual Physical
             Therapist
622          Individual Occupational
             Therapist
623          Speech Pathologist

624          Audiologist
625          Hearing Aid Provider
630          Dentist, DDS, DMD

640          Oral Surgeon, Dental

642          Maxiofacial Surgery

645          Cleft Lip/Palate -
             Craniofacial Center
650          Endodontist
660          Orthodontist

670          Prosthodontist
680          Pedodontist
690          Penodontist
700          Independent Laboratory
             (billing independently)
710          Clinic or Other Group
             Practice, Except GPP
712          FQHC

720          Personal Care Assistance
             - Aged & Disabled
722          Personal Care Assistance
             - Mental Health
725          Day Training

728          Transportation Services

730          Early Intervention
740          Special Education
741          Child Development/Child
             Evaluation Center
743          Autism and Attention
             Deficits
744          Center for Care of
             Children with PKU
750          Other Medical Care
760          Adult Day Care
762          TBI Day Program
770          Medical Day Care - Free
             Standing
780          Medical Day Care -
             Hospital Based
790          Medical Day Care - LTC
             Based
800          Renal Dialysis
810          Case Management - GSHP
812          Case Management -
             CCPED
813          Child Clinic Case
             Management
814          Case Management - Model
             Waivers
816          Case Management -
             ACCAP
817          TBI Case Management
819          Adult Clinic Case
             Management
820          Private Duty Nursing
822          Adult Liaison Services
824          Child Liaison Services
830          Intensive Supervision

831          ABC Waiver

840          Special Group Foster
             Home
850          Hospice

860          Hospitals

861          Nursing Home

862          Respite

864          TBI Respite Inpatient
868          Subacute Care Facility
870          All Other

871          Pediatric Tertiary Center

880          Optician

890          Optometrist

895          Optical Appliance Supplier
910          Independent Clinic -
              Ambulatory Surgery Center
920          Independent Clinic -
              Drug/Alcohol
930          Independent Clinic - Family
              Planning
940          Independent Clinic - Mental
              Health
950          Independent Clinic -
              Community Health
960          Independent Clinic - Cerebral
              Palsy
965          Independent Clinic - Birthing
              Center
970          DOH Clinic
980          Home Health - CCPED/Home
              Care Expansion
982          Homemaker - CCPED
983          TBI Environmental
              Modification
984          TBI in Home Care
985          TBI Behavior Program
986          TBI Community Residential
              Services
987          TBI Transportation
988          TBI Therapies
989          TBI Counseling
990          All Specialties

                                  ATTACHMENT D

                               NJDHS, DMAHS, OMHC
                          Provider Network File Codes

Language Codes

A     Arabic
B     Hebrew
C     Chinese
D     Greek
E     English
F     French
G     German
H     Hindi
I     Italian
J     Hungarian
K     Korean
L     Polish
M     Tagalog
N     Japanese
O     Pakistani
P     Portuguese
Q     Indian
R     Filipino
S     Persian
T     Russian
U     Danish
V     Spanish/No English
W     Turkish
X     Vietnamese
Y     Yugoslavian
Z     Other
0     American Sign Language
1     Swedish
2     Spanish/Understands English
3     Ukranian
4     Dutch
5     Urdu
6     Romanian
7     Mandann
8     Iranian
9     Thai


County Codes

01    Atlantic
02    Bergen
03    Burlington
04    Camden
05    Cape May
06    Cumberland
07    Essex
08    Gloucester
09    Hudson
10    Hunterdon
11    Mercer
12    Middlesex
13    Monmouth
14    Morris
15    Ocean
16    Passaic
17    Salem
18    Somerset
19    Sussex
20    Union
21    Warren

                                  ATTACHMENT E
                               Hospital Code List

Hospital                                                  Hospital Code
HACKENSACK HOSPITAL                                       001
NEWARK BETH ISRAEL MEDICAL CENTER                         002
PALISADES GENERAL HOSPITAL                                003
HUNTERDON MEDICAL CENTER                                  005
SAINT MARY'S HOSPITAL-PASSAIC                             006
HOLY NAME HOSPITAL                                        008
CLARA MAASS MEDICAL CENTER                                009
MEDICAL CENTER AT PRINCETON                               010
BURDETTE TOMLIN MEMORIAL HOSPITAL                         011
VALLEY HOSPITAL                                           012
IRVINGTON GENERAL HOSPITAL                                013
COOPER HOSPITAL/UNIVERSITY MEDICAL CENTER                 014
MORRISTOWN MEMORIAL HOSPITAL                              015
CHRIST HOSPITAL                                           016
CHILTON MEMORIAL HOSPITAL                                 017
SAINT JOSEPH'S HOSPITAL                                   019
BETH ISRAEL HOSPITAL-PASSAIC                              020
SAINT FRANCIS MEDICAL CENTER (TRENTON)                    021
WEST JERSEY HEALTH SYSTEM                                 022
RAHWAY HOSPITAL                                           024
BAYONNE HOSPITAL                                          025
BARNERT MEMORIAL HOSPITAL                                 026
ELIZABETH GENERAL MEDICAL CENTER                          027
NEWTON MEMORIAL HOSPITAL                                  028
OUR LADY OF LOURDES MEDICAL CENTER                        029
DEBORAH HEART AND LUNG CENTER                             031
SOUTH JERSEY HOSPITAL SYSTEM                              032

Hospital                                                  Hospital Code
RIVERVIEW HOSPITAL                                        034
SOUTH AMBOY MEMORIAL HOSPITAL                             036
PASCACK VALLEY HOSPITAL                                   037
ROBERT WOOD JOHNSON UNIVERSITY HOSPITAL                   038
RARITAN BAY MEDICAL CENTER                                039
SAINT MARY HOSPITAL-HOBOKEN                               040
COMMUNITY MEDICAL CENTER                                  041
WEST HUDSON HOSPITAL                                      042
MONTCLAIR COMMUNITY HOSPITAL                              043
MERCER MEDICAL CENTER (Capital Health System)             044
ENGLEWOOD HOSPITAL ASSOCIATION                            045
SHORE MEMORIAL HOSPITAL                                   047
SOMERSET MEDICAL CENTER                                   048
SAINT FRANCIS COMMUNITY HOSPITAL (JERSEY CITY)            049
SAINT CLARE'S HOSPITAL, INC. /DENVILLE                    050
OVERLOOK HOSPITAL                                         051
MEDICAL CENTER OF OCEAN COUNTY                            052
MOUNTAINSIDE HOSPITAL                                     054
MEMORIAL HOSPITAL OF BURLINGTON COUNTY                    057
BERGEN PINES COUNTY HOSPITAL                              058
WARREN HOSPITAL                                           060
ZURBRUGG MEMORIAL HOSPITAL                                061
UNITED HOSPITAL MEDICAL CENTER                            062
MUHLENBURG REGIONAL MEDICAL CENTER                        063
ATLANTIC CITY MEDICAL CENTER                              064
DOVER GEN HOSP (ST. CLARE'S HOSPITAL, INC./ DOVER)        067
ELMER COMMUNITY HOSPITAL                                  069
SAINT PETER'S MEDICAL CENTER                              070
SAINT ELIZABETH HOSPITAL                                  072

Hospital                                                  Hospital Code
JERSEY SHORE MEDICAL CENTER                               073
JERSEY CITY MEDICAL CENTER                                074
MONMOUTH MEDICAL CENTER                                   075
SAINT BARNABAS MEDICAL CENTER                             076
GENERAL HOSPITAL CENTER AT PASSAIC                        077
HOSPITAL CENTER AT ORANGE                                 078
UNDERWOOD-MEMORIAL HOSPITAL                               081
EAST ORANGE GENERAL HOSPITAL                              083
KIMBALL MEDICAL CENTER                                    084
KENNEDY MEMORIAL AT STRATFORD                             086
NEWCOMB MEDICAL CENTER                                    087
WILLIAM B. KESSLER MEMORIAL HOSPITAL                      088
UNION HOSPITAL                                            090
MEMORIAL HOSPITAL OF SALEM COUNTY                         091
HELENE FULD MEDICAL CENTER                                092
COLUMBUS HOSPITAL                                         093
CATHEDRAL HEALTHCARE SYSTEM                               096
GREENVILLE HOSPITAL                                       105
JFK @ EDISON                                              108
RWJ @ HAMILTON                                            110
CENTRASTATE MEDICAL CENTER                                111
BAYSHORE COMMUNITY HOSPITAL                               112
SOUTHERN OCEAN COUNTY HOSPITAL                            113
HACKETTSTOWN COMMUNITY HOSPITAL                           115
WAYNE GENERAL HOSPITAL                                    116
MEADOWLANDS HOSPITAL                                      118
UNIVERSITY HOSPITAL (UMDNJ)                               119
WALLKILL VALLEY (ST. CLARE'S HOSPITAL INC./SUSSEX)        120

A.4.2    DATA ELEMENTS FOR ASSESSMENT OF PROVIDER CAPACITY BY COUNTY

         The data elements required from each plan, by enrollment area, are defined as follows

         Line 1 -- Current plan enrollment (DMAHS and non-DMAHS): This is the current enrollment in the plan, including public and private sponsored, group and individual members.

         Line 2 -- Maximum DMAHS slots: This represents the maximum number of enrollees which the plan is permitted to enroll in a given county area.

         Line 3 -- Number of current DMAHS enrollees: This is the total number of plan members who are currently enrolled through DMAHS.

         Lines 4 through 8 -- Number of primary care physicians: Line 4 represents the number of primary care physicians participating in the plan, for which formal participation agreements have been obtained. Include only actively participating physicians, that is, those who have accepted any DMAHS enrollees or who have open practices. This measure should include all primary care physicians with participation agreements, regardless of practice setting (e.g., staff model, medical group, FQHC). The number of participating PCPs must be adjusted to reflect their level of participation, based on the number of slots the provider has agreed to accept. Lines 5 though 8 disaggregate physicians according to primary care specialty.

         Lines 9 through 12 -- Number of mid-level providers: Line 9 represents the total number of mid-level providers in the plan who are eligible to serve as PCPs. Include only actively participating providers, that is, those who have accepted any DMAHS enrollees. This measure should include all mid-level providers with participation agreements, regardless of practice setting (e.g., staff model, medical group, FQHC). The number of participating PCPs must be adjusted to reflect level of participation, based on the number of slots the provider has agreed to accept. Lines 10 through 12 disaggregate mid-level providers by type.

         Line 13 -- Number of specialists in panel: This represents the total number of specialists who are participating in the panel (i.e., have formal participation agreements). The list of specialties that must be included in the capacity assessment is found in Section 4.8.8.

         Line 14 -- Number of specialties represented in panel: This reflects a count of the number of different medical and surgical specialties (or the actual number of specialists) included in the provider panel.

         Line 15 -- Number of dentists in panel: This represents the number of primary care dentists who have signed participation agreements with the plan. The number of participating dentists must be adjusted for the level of participation, that is, the number of DMAHS enrollees that each dentist has agreed to accept.

         Line 16 -- Number of hospitals with contracts: Indicate the number of hospitals per county.

         Line 17 -- Number of FQHCs: Indicate the number of contracts with a Federally Qualified Health Center in a county.

         Line 18 -- Formal linkages with Centers of Excellence: Indicate the number of Centers of Excellence with formal linkages, through contract or other formal agreement, in a county.

         Line 19 -- Working linkages with Local Health Departments: Indicate the number of Local Health Departments with working linkages in a county.

         Line 20 -- Working linkages with School Based Youth Services
         Programs: Indicate the number of School Based Youth Services Programs with working linkages in a county.

         Lines 21 and 22 -- Average travel times/distances to PCP and hospital: Document the average length of time or distance that an enrollee must travel to a PCP, and hospitals. Document the methods used to derive the estimates.

           DATA ELEMENTS FOR ASSESSMENT OF PROVIDER CAPACITY BY COUNTY



Plan Name__________________________________               Region_______________

Reporting Date______________________________



Line                     Data Element                      County     County     County     County
--------------------------------------------------------------------------------------------------
        PLAN ENROLLMENT

  1     Current Plan Enrollment (DMAHS & Non-DMAHS)

  2     Maximum DMAHS Slots

  3     Number of Current DMAHS Enrollees

        PRIMARY CARE PROVIDERS PARTICIPATING IN THE
        PLAN

  4     Number of Primary Care Physicians

  5       General/Family Practice

  6       Pediatrics

  7       General Internal Medicine

  8       OB/GYN

  9     Number of Mid-Level Providers

 10       Physician Assistants

 11       Licensed Nurse Practitioners

 12       Certified Nurse Midwives

        OTHER PROVIDERS IN PANEL

 13     Number of Specialists in Panel

 14     Number of Specialties Represented in Panel

 15     Number of Primary Care Dentists in Panel

 16     Number of Contracted Hospitals

        SPECIALTY CENTERS

 17     Number of FQHCs

 18     Number of Centers of Excellence

 19     Number of Local Health Depts.

 20     Number of School Based Youth Services Programs

        TRAVEL TIME/DISTANCE

 21     Average Travel Time/Distance to PCP

 22     Average Travel Time/Distance to Hospital

A.4.3   NETWORK ACCESSIBILITY ANALYSIS

      NETWORK ACCESSIBILITY ANALYSIS FOR NEW JERSEY MEDICAID/NJ FAMILYCARE

To enable DMAHS to accurately compare the accessibility of each contractor's managed care networks for New Jersey Medicaid/NJ FamilyCare, the contractor's analysis must meet the following data standards and report specifications.

A - DATA STANDARDS

1) The contractor should use the eligibility data files provided by DMAHS. The data have been geocoded by street address to assure accuracy and consistency between respondents' analyses. The file contains eligibility information for each county within the State.

         A random ten percent (10%) sampling has been extracted for each county except the following: Burlington, Cape May, Cumberland, Gloucester, Hunterdon, Morris, Salem, Somerset, Sussex, and Warren. For the ten
         (10) counties named above, the complete population has been included.

2) A minimum of sixty percent (60%) of the contractor's network provider addresses should be exactly geocoded. For any address that cannot be exactly geocoded, the address should be geocoded using a technique that takes into account population density. Placing providers at zip code centroids or randomly within zip codes is not acceptable.

3) If more than one provider is located at the same address, all providers at that address should have the same geographic coordinates.

4) Physicians should be classified based on their primary specialty only. For example, a pediatric cardiologist should be classified as cardiologist, not a pediatrician.

5) The provider file should include the capacity for each provider. In most cases, this will be 1500. When evaluating a county where a 10% sampling of the population has been provided (see #1 above), use an individual capacity of 150, or one-tenth of the actual capacity. Use the "Individual Capacity" option when running the report.

6) For providers who have more than one office location, indicate each location by a separate record in the provider file. Divide the capacity of the provider by the number of locations. For example, if the provider capacity is 150, and the provider has two offices, each office would have a capacity of 75.

B - Report Specifications

1) Prepare a separate geographic accessibility analysis for each county. Restrict provider groups to service area equal to county. Separate analyses are required for each of the following:

                                   Beneficiaries - Include all AFDC, DYFS, NJ FamilyCare, SSI-ABD
                                   --------------------------------------------------------------
Provider Type                            All Ages           Children under 21     Adults 21 and up
--------------------------------------------------------------------------------------------------
Adult PCPs (FP, GP, IM                                                             Page Codes 1-9
OB/GYN-women only)
Pediatric PCPs (FP, Ped., GP)                                Page Codes 1-9
General Dentists                   Page Codes 1-9
Hospitals                          Page Codes 1-10 & 12
Blood Drawing Centers and          Page Codes 11 & 12
Labs that Draw Blood

2) See Article 4.8.8 for standards A and B for each provider type. For example, eligibles living in urban areas should have two PCPs within six miles. Mileage should be calculated on an estimated driving distance basis.

3)       Each of the analyses should consist of the pages indicated above.



Page             Access             Description
Code             Standard

1                na                 This cover page of each report includes plan
                                    name, county, beneficiary group and date.

2                na                 This page uses a graph to illustrate the
                                    percentage of beneficiaries who have access to a group of providers at various distances. It includes a table showing the average distances to the nearest choices of one, two, three, four and five providers.

3                na                 This page shows, by zip code, the average
                                    distance for beneficiaries to two providers and the percentage of beneficiaries having two providers within 2, 6, 10 and 15 miles.

4                A                  This page shows the number of providers, the
                                    number of beneficiaries with access to two providers and the average distance to up to five providers for beneficiaries with access. It also analyzes beneficiary accessibility in ten key cites.

5                A                  This page shows, by zip code, the number and
                                    percentage of beneficiaries who do not have access to a choice of two providers and the average distance to one and two providers.

6                B                  This page shows the number of providers, the
                                    number of beneficiaries with access to one provider and the average distance to up to five providers for beneficiaries with access. It also analyzes beneficiary accessibility in ten key cites.

7                B                  This page shows, by zip code, the number and
                                    percentage of beneficiaries who do not have access to one provider and their average distance to one provider.

8                na                 This includes documentation about the report
                                    and its data sources.

Page             Access             Description
Code             Standard

9                A                  This county map shows beneficiary locations
                                    for those who do not have access to two
                                    providers. Use 2 point black circles for beneficiaries.

10               na                 This county map shows provider locations.
                                    Use 12 point light gray circles for
                                    individual and 12 point black triangles for multiple provider locations.

11               na                 This county map shows all beneficiaries and
                                    a five mile radius circle around each
                                    provider location. The map should show only
                                    "Radius 1" which should be transparent. Use provider and beneficiary symbol specifications from page codes 9 and 10.

12               na                 This should be a hard copy of the geocoded
                                    provider file, which must include name,
                                    specialty/type, address, zip code,
                                    individual capacity (where applicable),
                                    geographic coordinates and geocoding method return code.

4) Save to a dBASE file the geocoded provider file according to the specifications indicated in Figure 1.


Figure 1

       Field Name                             Description

NAME 1 Last name for individual providers (include suffix, e.g., Jr., Sr.) Entire name for institutions

NAME 2 First name and middle initial with period for individuals

ADDRESS 1                           Street number first then street name where
                                    medical care is actually provided

ADDRESS 2                           Additional information (e.g., suite #,
                                    building name)

STDCITY Standard city name according to geocoder output field

STATE                               State

ZIP Full zip codes in character or text format to show leading zeros

SPECIALTY                           Primary specialty only for individual
                                    providers
                                    Provider type for institutions

LONGITUDE                           Geocoded Longitude

LATITUDE                            Geocoded Latitude

GEOMETHOD                           Return codes from geocoder

CAPACITY Individual capacity used for access analysis when applicable

Report specifications, calculations and supporting data files for geographic analysis reports submitted to DMAHS must be retained in accordance with 45 C.F.R. Part 74 and made available on request.

A.4.4   Certification of Contractor Provider Network

                      CERTIFICATION OF CONTRACTOR PROVIDER NETWORK

I,________________________, hereby certify both personally and on behalf of
  [Name & Title of HMO officer]
__________________that all of the health care providers whose names appear on
    [Name of HMO]
the attached list, dated_________________, have signed valid, written contracts
                             [Date]
with__________________ which are currently in effect and are similar in all
       [Name of HMO]
material respects to the sample provider agreements submitted on________________
                                                                     [Date]
to and approved by the Office of Managed Health Care, Division of Medical Assistance and Health Services by________________ . I further certify that all
                                   [Name of HMO]
of the providers listed have expressly agreed to serve New Jersey Medicaid and NJ FamilyCare beneficiaries who enroll in___________________.
                                            [Name of HMO]
I certify that_____________________ has in its possession signed, legally
                  [Name of HMO]
binding contracts with each of the providers included on the attached list which are available to the State for inspection at any time at the following location:_____________________________________
_____________________  agrees that the State shall have access to its current
    [Name of HMO]

provider contracts through any means the State deems reasonable and appropriate. Entire executed provider contracts shall be submitted to the State immediately upon request.

I certify that the foregoing statements made by me are true. I am aware if any of the foregoing statements made by me are willfully false, I am subject to punishment.

Signature:  ________________________________

Print Name: ________________________________

Title of HMO Officer: ______________________

Name of HMO: _______________________________

Date: ______________________________________

A.5.0   ENROLLEE SERVICES

A.5.1   Enrollee P-Factor

           The P-Factor Report is a monthly report and shall be submitted within ten (10) calendar days after the end of every month to monitor telephone access to the enrollees. This report shall be a summary report containing current and all previous months' information and shall contain, but not be limited to, the following:

           a.        Month

           b.        Busy rate

           c.        Waiting time on hold

           d.        Number of lines

           e.        Number of operators

           f.        Number of hang-ups

A.7.0   TERMS AND CONDITIONS

A.7.1  CERTIFICATION REGARDING LOBBYING

The contractor must sign and return the form on the following page.

                        CERTIFICATION REGARDING LOBBYING

The undersigned certifies to the best of his or her knowledge that:

No federal appropriated funds have been paid or will be paid to any person by or on behalf of the contractor for the purpose of influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative agreement.

If any funds other than federal appropriated funds have been paid or will be paid to any person for the purpose of influencing or attempting to influence an officer or employee of a Member of Congress in connection with the award of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative contract, or the extension, continuation, renewal, amendment, or modification of any federal contract, grant, loan, or cooperative contract, and the contract exceeds $100,000, the contractor shall complete and submit Standard Form-LLL "Disclosure of Lobbying Activities" in accordance with its instructions.

The contractor shall include the provisions of this section in all provider contracts under this contract and require all participating providers whose provider contracts exceed $100,000 to certify and disclose accordingly to the contractor.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction pursuant to 31 U.S.C. 1352. The failure to file the required certification shall subject the violator to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

SIGNATURE:________________________________      DATE:_________________

NAME (PRINT):_____________________________

TITLE:____________________________________

ORGANIZATION:_____________________________

A.7.2   FRAUD AND ABUSE

         A. The contractor shall report to the Department all identified instances (proven or suspected) of provider, subcontractor, and enrollee fraud and abuse with supporting case documentation attached to the report.

                  The contractor must submit quarterly the following report with monthly data identified by reporting month:

                  Month
                  Year

                       Beginning of the             Added during the          Completed/closed              End of Month
                            month                        month
------------------------------------------------------------------------------------------------------------------------------
                  Provider       Enrollee      Provider      Enrollee      Provider      Enrollee       Provider      Enrollee
------------------------------------------------------------------------------------------------------------------------------
# Of
Cases




------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------


         B. The contractor must report in detail to DMAHS the following information for cases involving providers, subcontractors, and enrollees:

                  Case name
                  Date opened
                  Reason for initiating case
                  Date of notification to DMAHS
                  Date of approval from DMAHS
                  Personnel assigned to case
                  Date of completion
                  Findings
                  Date of screening with DMAHS
                  Actions

A.7.3

TABLE 1              MEDICAID ENROLLMENT BY PRIMARY CARE PROVIDERS

Listed alphabetically by provider type and for each primary care physician, primary care dentist primary care CNP/CNS, and primary care physician assistant, the contractor shall enter the total number of enrollees at the end of the prior quarter and for the reporting period and member months for the quarter.

STATE OF NEW JERSEY
Plan Name___________________________                    Quarter Ending_________


                                     TABLE 1

                  MEDICAID ENROLLMENT BY PRIMARY CARE PROVIDERS

                                                                         # of Enrollees at     Total # Enrollees      Total Member
Primary Care Providers                            Specialty    County    End of Prior          for Reporting          Months for
List, by type of provider, alphabetically by                             Quarter               Period                 Quarter
last name with one line for each county in
which provider practices.
Primary Care Physicians

Dentists

CNP/CNSs

Physician Assistants

          Total

Total # PCPs
Total # PCPs With Enrollees
Total # PCPs Without Enrollees

Total # Dentists
Total # Dentists With Enrollees
Total # Dentists Without Enrollees

Total # CNP/CNSs
Total # CNP/CNSs With Enrollees
Total # CNP/CNSs Without
 Enrollees

Total # PAs
Total # PAs With Enrollees
Total # PAs Without Enrollees

A.7.4

TABLE 2              DISENROLLMENT FROM PLAN

The contractor shall aggregate the disenrollment from the plan of the number of enrollees (not cases/families) by eligibility category and reason for disenrollment by identifying involuntary (Section A) and voluntary (Section B) disenrollments. All reasons must be explained in the appropriate space provided.

"NJ FamilyCare" in this and other tables includes Plans B, C, and D.

                                                        STATE OF NEW JERSEY
Plan Name___________________________                    Quarter Ending_____


                                     TABLE 2

                             DISENROLLMENT FROM PLAN

A. INVOLUNTARY DISENROLLMENT BY REASON

                                                    AFDC          DYFS         SSI - ABD        NJ FamilyCare          TOTAL
Death
Institutionalized
Moved From Enrollment Areas
Loss of Medicaid Eligibility
Change in Medicaid Aid Category
Termination By Plan
Other*
TOTAL

* Explanation of Other

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

B. VOLUNTARY DISENROLLMENT BY REASON

                                                    AFDC          DYFS         SSI - ABD        NJ FamilyCare          TOTAL
Closed Panel of Providers
Emergency Treatment Procedures
Delay in Securing Appointments
Dissatisfaction With PCP
Other*
TOTAL


* Explanation of Other

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A.7.5

TABLE 3              GRIEVANCE SUMMARY

The contractor shall provide to DMAHS quarterly reports of all grievances in accordance with Article 5.15 and the contractor's approved grievance process included in this contract.

In Section A the contractor shall include the number of grievances initiated in the quarter by subject by eligibility group. In Section B the contractor shall list the status of grievances, and in Section C the contractor shall list the status of appeals.

Daily written or computerized logs, with specific documentation, shall be maintained for these summary reports. These logs, with specific documentation, shall be made available to the Department staff or other duly authorized State and/or federal representatives.

                                                          STATE OF NEW JERSEY
Plan Name___________________________                      Quarter Ending_____

                                     TABLE 3

                                GRIEVANCE SUMMARY


A. SUMMARIZE THE NUMBER OF GRIEVANCES INITIATED IN THE REPORT QUARTER BY
   SUBJECT.

                                                    AFDC          DYFS         SSI - ABD        NJ FamilyCare          TOTAL
Emergency Care Access
Primary Care Provider - Location
Primary Care Provider - Waiting Time
Primary Care Provider - Other
Restricted Panel of Providers
Specialty Care Referrals
Inpatient Care
Quality of Care Issues
Other*
TOTAL


* Explanation of Other
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


B. STATUS OF GRIEVANCES

                                                    AFDC          DYFS         SSI - ABD        NJ FamilyCare          TOTAL
Total Grievances Outstanding
at end of Prior Quarter
New Grievances This Quarter
Grievances Resolved During Quarter
Grievances Outstanding
45 Days or Longer
Grievances Outstanding
at End of Quarter


C. APPEALS


                                                    AFDC          DYFS         SSI - ABD        NJ FamilyCare          TOTAL
Total Appeals Outstanding
at end of Prior Quarter
New Appeals This Quarter
Appeals Resolved During Quarter
Appeals Outstanding
45 Days or Longer
Appeals Outstanding
at End of Quarter

A.7.6

TABLE 4              CLAIMS LAG REPORT

Table 4A

Note: Use this form to report MANUALLY SUBMITTED claims that were processed during the quarterly period. Claims submitted and processed electronically must be reported separately on Table 4B. Manual claims submission shall be processed within 40 days of receipt.

Report amounts for each category of service and total listed in Column 1 in the following columns:

Non-Processed Claims from Prior Quarters (Column 2) - Enter the number of manually submitted claims on-hand that were unprocessed as of the closing date of the last quarterly period. The number should be the same as was reported in Column 16 of the prior quarterly report.

Claims Rec'd During Quarter (Column 3) - Enter the amount of all manually submitted claims that were received during the quarterly period being reported.

Total Claims (Column 4) - Enter the sum of Columns 2 and 3.

Claims Processed This Quarter (Column 5) - Enter the amount of all manually submitted claims processed (both paid and denied) during the quarterly period being reported. Do not count pended claims

1-40 Days (Column 6) - Enter the number of manually submitted claims that were processed (either paid or denied) within 40 days of their receipt. Note: The number of days required to process a claim is calculated by comparing the date the claim was received by the contractor to the date the claim was paid or denied by the contractor (See Article 7.16.5 of the contract for further detail).

% of Total (Column 7) - Enter the percentage of manually submitted claims processed within 40 days (Compared to total claims processed. Divide Column 6 by Column 5 to arrive at percent.)

41-60 Days (Column 8) - Enter the number of manually submitted claims that were processed (either paid or denied) between 41-60 days of their receipt

% of Total (Column 9) - Enter the percentage of manually submitted claims processed between 41-60 days (Compared to total claims processed. Divide Column 8 by Column 5 to arrive at percent.)

61-90 Days (Column 10) - Enter the number of manually submitted claims that were processed (either paid or denied) between 61-90 days of their receipt.

% of Total (Column 11) - Enter the percentage of manually submitted claims processed between 61-90 days (Compared to total claims processed. Divide Column 10 by Column 5 to arrive at percent.)

91-120 Days (Column 12) - Enter the number of manually submitted claims that were processed (either paid or denied) between 91-120 days of their receipt

% of Total (Column 13) - Enter the percentage of manually submitted claims processed between 91-120 days of their receipt (Compared to total claims processed. Divide Column 12 by Column 5 to arrive at percent.)

>120 Days (Column 14) - Enter the number of manually submitted claims that were processed (either paid or denied) after 120 days of their receipt.

% of Total (Column 15) - Enter the percentage of manually submitted claims processed after 120 days (Compared to total claims processed. Divide Column 14 by Column 5 to arrive at percent.)

Non-processed Claims on Hand at End of Quarter (Column 16) - Enter the number of manually submitted claims on hand that were not processed as of closing date of the last report period. (Should be the difference of Column 4 minus Column 5). Same number should match number of claims entered in Column 2 of next quarter report.

% of Claims Not Processed at End of Quarter (Column 17) - Divide Column 16 by Column 4 to arrive at percent.

Table 4B

Note: Use this form to report ELECTRONICALLY SUBMITTED claims that were processed during the quarterly period. Claims submitted and processed electronically must be reported separately on Table 4A. Electronic claims submission shall be processed within 30 days of receipt.

Report amounts for each category of service and total listed in Column 1 in the following columns:

Non-Processed Claims from Prior Quarters (Column 2) - Enter the number of electronically submitted claims on-hand that were unprocessed as of the closing date of the last quarterly period. The number should be the same as was reported in Column 16 of the prior quarterly report.

Claims Rec'd During Quarter (Column 3) - Enter the amount of all electronically submitted claims that were received during the quarterly period being reported.

Total Claims (Column 4) - Enter the sum of Columns 2 and 3.

Claims Processed This Quarter (Column 5) - Enter the amount of all electronically submitted claims processed (both paid and denied) during the quarterly period being reported. Do not count pended claims

1-30 Days (Column 6) - Enter the number of electronically submitted claims that were processed (either paid or denied) within 40 days of their receipt. Note:
The number of days required to process a claim is calculated by comparing the date the claim was received by the contractor to the date the claim was paid or denied by the contractor (See Article 7.16.5 of the contract for further detail).

% of Total (Column 7) - Enter the percentage of electronically submitted claims processed within 40 days (Compared to total claims processed. Divide Column 6 by Column 5 to arrive at percent.)

31-60 Days (Column 8) - Enter the number of electronically submitted claims that were processed (either paid or denied) between 41-60 days of their receipt

% of Total (Column 9) - Enter the percentage of electronically submitted claims processed between 41-60 days (Compared to total claims processed. Divide Column 8 by Column 5 to arrive at percent.)

61-90 Days (Column 10) - Enter the number of electronically submitted claims that were processed (either paid or denied) between 61-90 days of their receipt.

% of Total (Column 11) - Enter the percentage of electronically submitted claims processed between 61-90 days (Compared to total claims processed. Divide Column 10 by Column 5 to arrive at percent.)

91-120 Days (Column 12) - Enter the number of electronically submitted claims that were processed (either paid or denied) between 91-120 days of their receipt

% of Total (Column 13) - Enter the percentage of electronically submitted claims processed between 91-120 days of their receipt (Compared to total claims processed. Divide Column 12 by Column 5 to arrive at percent.)

>120 Days (Column 14) - Enter the number of electronically submitted claims that were processed (either paid or denied) after 120 days of their receipt.

% of Total (Column 15) - Enter the percentage of electronically submitted claims processed after 120 days (Compared to total claims processed. Divide Column 14 by Column 5 to arrive at percent.)

Non-processed Claims on Hand at End of Quarter (Column 16) - Enter the number of electronically submitted claims on hand that were not processed as of closing date of the last report period. (Should be the difference of Column 4 minus Column 5). Same number should match number of claims entered in Column 2 of next quarter report.

% of Claims Not Processed at End of Quarter (Column 17) - Divide Column 16 by Column 4 to arrive at percent.

                                                           STATE OF NEW JERSEY
Plan Name___________________________                       Quarter Ending_____

                                    TABLE 4A

                 CLAIMS LAG REPORT FOR MANUALLY SUBMITTED CLAIMS


                                                                                       Claims Processed During Quarter
1                                    2           3          4           5
                                                                                      6        7      8       9       10
Category of Services                 Non-                               Claims
                                     Processed   Claims                 Processed     01-40    % of   41-60   % of    61-90
                                     Claims      Rec'd      Total       This Quarter  Days     Total  Days    Total   Days
                                     From Prior  During     Claims      (cols 6+8
                                     Quarters    Quarter    (cols 2+3)  +10+12+14)
Inpatient Hospital
Primary Care
Physician Specialty Services
Hospital Outpatient
Other Professional Services
Emergency Room
DME/Medical Supplies
Prosthetics & Orthotics
Dental
Pharmacy
AIDS/HIV Reimbursable Drugs
Home Health Care
Transportation
Lab & X-ray
Vision Care & Eyeglasses
Mental Health/Substance Abuse
Other Medical
Total



1                                                     Claims Processed During Quarter

                                      11     12        13       14      15      16             17
Category of Services                                                            Non-           % of Claims Not
                                      % of   91-120    % of     >120    % of    Processed      Processed at End of
                                      Total  Days      Total    Days    Total   Claims on      Quarter
                                                                                Hand at End    (col 16 / col 4)
                                                                                of Quarter
Inpatient Hospital
Primary Care
Physician Specialty Services
Hospital Outpatient
Other Professional Services
Emergency Room
DME/Medical Supplies
Prosthetics & Orthotics
Dental
Pharmacy
AIDS/HIV Reimbursable Drugs
Home Health Care
Transportation
Lab & X-ray
Vision Care & Eyeglasses
Mental Health/Substance Abuse
Other Medical
Total

Plan Name___________________________                      Quarter Ending_______


                                    TABLE 4B

              CLAIMS LAG REPORT FOR ELECTRONICALLY SUBMITTED CLAIMS



                                                                                        Claims Processed During Quarter
1                                    2           3          4           5
                                                                                      6        7      8       9       10
Category of Services                 Non-                               Claims
                                     Processed   Claims                 Processed     01-30    % of   31-60   % of    61-90
                                     Claims      Rec'd      Total       This Quarter  Days     Total  Days    Total   Days
                                     From Prior  During     Claims      (cols 6+8
                                     Quarters    Quarter    (cols 2+3)  +10+12+14)
Inpatient Hospital
Primary Care
Physician Specialty Services
Hospital Outpatient
Other Professional Services
Emergency Room
DME/Medical Supplies
Prosthetics & Orthotics
Dental
Pharmacy
AIDS/HIV Reimbursable Drugs
Home Health Care
Transportation
Lab & X-ray
Vision Care & Eyeglasses
Mental Health/Substance Abuse
Other Medical
Total



1                                                        Claims Processed During Quarter

                                       11     12        13       14      15      16             17
Category of Services                                                             Non-           % of Claims Not
                                       % of   91-120    % of     >120    % of    Processed      Processed at
                                       Total  Days      Total    Days    Total   Claims on      End of Quarter
                                                                                 Hand at End    (col 16+col 4)
                                                                                 of Quarter
Inpatient Hospital
Primary Care
Physician Specialty Services
Hospital Outpatient
Other Professional Services
Emergency Room
DME/Medical Supplies
Prosthetics & Orthotics
Dental
Pharmacy
AIDS/HIV Reimbursable Drugs
Home Health Care
Transportation
Lab & X-ray
Vision Care & Eyeglasses
Mental Health/Substance Abuse
Other Medical
Total

A.7.7

TABLE 5                 UTILIZATION SUMMARY

Table 5A

In Table 5A the contractor shall report the total number of reported Medicaid/NJ FamilyCare inpatient discharges including deaths and transfers by major hospital services for each of the applicable eligibility groups (AFDC, DYFS, SSI-ABD, NJ FamilyCare and combined) and specific service categories for the report period. For each premium group, the contractor shall enter the total number of inpatient days and discharges, average length of stay, days per thousand, discharge rate per thousand, total payments, as well as cost per discharge, cost per day and cost per member per month.

The requested statistics should be calculated as follows:

Average Length of Stay (LOS) - (Total number of inpatient days/Total number of discharges)

Days per 1,000 - (Total number of inpatient days/1,000 enrollees)

Discharges per 1,000 - (Total number of discharges/Total enrollee months)

Total Payments - Total costs for each type of service.

Cost per Discharge - (Total costs/Total discharges)

Cost per Day - (Total costs/Total number of days)

Cost per Member per Month (PMPM) - (Total costs/Total enrollee months)

Medical/Surgical Adult - Individuals 18 years and older, excluding Ob/Gyn services.

Medical/Surgical Pediatric - Range from 28 days old to less than 18 years old, excluding Ob/Gyn services.

Newborn - Well born from birth to 27 days of age inclusive.

Neonatal - Sick newborn from birth to 27 days of age inclusive.

Ob/Gyn - Ob/Gyn services for individuals from 28 days old and up. Includes both deliveries and undelivered days.

Mental Health/Substance Abuse - All services, including inpatient, physician and other professional services rendered during the inpatient stay associated with mental health or substance abuse treatment.

Emergency Room - Services provided as a result of an admission through the emergency room.

Other - Any other inpatient hospital service not included in the above hospital inpatient service categories.

Total - All services combined

Table 5B

In Table 5B the contractor shall report utilization data by service category, for the current period and year-to-date, and for each eligibility category (AFDC, DYFS, SSI-ABD and NJ FamilyCare and all combined). The required utilization statistics should be computed as follows:

Service Categories

Inpatient - Inpatient hospital units and costs of routine and ancillary services for enrollees while confined to an acute care, specialty, or rehab hospital, including out of area hospitalization.

Primary Care - Includes all units and costs associated with medical services provided in any setting by a primary care provider, including physicians and other practitioners.

Physician Specialty Services - All units and costs associated with medical services provided by a physician other than a primary care physician.

Outpatient Hospital - Includes units and costs associated with the facility component of the ambulatory surgery visit. The visit can be free standing or a hospital outpatient department. The professional component should be reported in the appropriate service category line item, e.g. physician specialty services.

Other Professional Services - Units and compensation related to non-physician providers engaged in the delivery of medical services and paid by the contractor.

Emergency Room - Includes units and costs associated with the facility component of the emergency room visits as well as out of area emergency room costs. Professional components that are billed separately should be reported in the appropriate service category line item.

DME/Medical Supplies - Includes the units and costs of durable medical equipment and supplies.

Prosthetics and Orthotics - Includes the units and costs of prosthetics and orthotics.

Dental - Units and expenses for all dental services provided.

Pharmacy - Units and expenses for legend and non-legend pharmacy services provided that includes both ingredient costs and dispensing fees.

HIV/AIDS Drugs - Units and expenses for reimbursable HIV/AIDS drugs.

Home Health Care - Units and expenses for home health services provided including nurses, aides, hospice costs and the cost of pharmaceuticals for IV therapies.

Transportation - Units and expenses for all ambulance, medical intensive care units (MICU) and invalid coach services.

Lab and X-rays - The units and costs of all laboratory and radiology (diagnostic and therapeutic) services for which the contractor is separately billed.

Vision Care including Eyeglasses - The units and costs of routine exams (by non-physicians) and dispensing glasses to correct eye defects. This category includes the cost of eyeglasses but excludes ophthalmologist and optometrist costs related to the treatment of disease or injury to the eye; the latter should be included in physician specialty or Other Professional Services.

Mental Health - All services, including inpatient, physician services, outpatient hospital, other professional services, and other services associated with mental health treatment.

Substance Abuse - All services, including inpatient, physician services, outpatient hospital, other professional services, and other services associated with substance abuse treatment.

Other Medical - Any other medical services provided that are not captured in the previous service categories.

Utilization Categories

Unduplicated Enrollees Served - Total unduplicated number of enrollees served for each service category.

Total Units of Service - Total number of applicable units for each service categories (e.g., days for inpatient hospital, visits for primary care, etc.).

Total Service Costs - Total costs for each service category.

Service Units per Days - (Total number of units/Total number of days). Service Units per 1,000 - (Total number of units/1,000 enrollees). Cost Per Member Per Month - (Total costs/Total enrollee months).

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________


                                    TABLE 5A

                     INPATIENT HOSPITAL UTILIZATION ANALYSIS

Premium Group:         AFDC          DYFS          SSI - ABD          NJ FamilyCare          ALL
------------------------------------------------------------------------------------------------
(Check)
------------------------------------------------------------------------------------------------
Member Months:           0              0                  0                      0            0
------------------------------------------------------------------------------------------------


                       TOTAL   TOTAL      AVERAGE     DAYS/     DISCH./     TOTAL        COST/         COST/        COST
TYPE OF SERVICE        DAYS    DISCH.       LOS       1,000      1,000     PAYMENTS      DISCH          DAY         PMPM
--------------------------------------------------------------------------------------------------------------------------
Medical/Surgical        0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
  Adult                 0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
  Pediatric             0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
Newborn                 0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
Neonatal                0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
Ob/Gyn                  0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
MH/SA                   0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
Emergency Room
--------------------------------------------------------------------------------------------------------------------------
Other                   0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------
Total                   0        0          0.0        0.0        0.0      $   0.00     $   0.00     $   0.00     $   0.00
--------------------------------------------------------------------------------------------------------------------------

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________


                                    TABLE 5B

                              UTILIZATION ANALYSIS

                       AFDC               DYFS               SSI - ABD               NJ                  ALL
Premium Group                                                                        FamilyCare
                           -----               -----                  -----                    -----        -----
(Check)

Member Months                  0                   0                      0                        0            0
                           -----               -----                  -----                    -----        -----


                                                       CURRENT PERIOD
                         -----------------------------------------------------------------------------
                          UNDUPL.        TOTAL       TOTAL
SERVICE                  ENROLLEES     UNITS OF     SERVICE      SERVICE        SERVICE       COST
CATEGORY                   SERVED       SERVICE       COST      UNITS/DYS     UNITS/1,000     PMPM
------------------------------------------------------------------------------------------------------
Inpatient Hospital           0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Primary Care                 0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Physician Specialty
Services                     0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Outpatient Hospital          0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Other Professional
Services                     0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
E.R                          0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
DME/Medical
Supplies                     0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Prosthetics &
Orthotics                    0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Dental                       0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Pharmacy                     0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
HIV/AIDS Drugs
------------------------------------------------------------------------------------------------------
Home Health Care             0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Transportation               0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Lab & X-rays                 0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Vision Care &
eyeglasses                   0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Mental Health                0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Substance Abuse              0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------
Other Medical                0             0         $0.00          0              0          $0.00
------------------------------------------------------------------------------------------------------


                                                           YEAR-TO-DATE
                           ---------------------------------------------------------------------------
                             UNDUPL.      TOTAL        TOTAL
SERVICE                    ENROLLEES     UNITS OF     SERVICE      SERVICE         SERVICE       COST
CATEGORY                     SERVED       SERVICE       COST      UNITS/DAYS     UNITS/1,000     PMPM
------------------------------------------------------------------------------------------------------
Inpatient Hospital              0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Primary Care                    0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Physician Specialty
Services                        0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Outpatient Hospital             0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Other Professional
Services                        0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
E.R                             0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
DME/Medical
Supplies                        0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Prosthetics &
Orthotics                       0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Dental                          0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Pharmacy                        0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
HIV/AIDS Drugs
------------------------------------------------------------------------------------------------------
Home Health Care                0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Transportation                  0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Lab & X-rays                    0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Vision Care &
eyeglasses                      0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Mental Health                   0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Substance Abuse                 0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------
Other Medical                   0            0         $0.00          0               0          $0.00
------------------------------------------------------------------------------------------------------

A.7.8

TABLE 6  STATEMENT OF REVENUES AND EXPENSES

The contractor shall report revenues and expenses for all Medicaid premium groups on an accrual basis for each quarter of the calendar year (Table 6A). A cumulative year to date report is also required in the second, third, and fourth quarters of the calendar year (Table 6B).

Note:  Shaded (darkened) blocks are not required to be completed.

1.       Member months

REVENUE:

2. Capitated Premiums - Revenue recognized on a prepaid basis for enrollees for provision of a specified range of health services over a defined period of time, normally one month. If advance payments are made to the plan for more than one reporting period, the portion of the payment that has not been earned must be treated as a liability (Unearned Premiums).

3. Supplemental Premiums - Revenue paid to the plan in addition to capitated premiums for certain services provided. See a, b, and c below.

         a.       Maternity - (See Article 8)

         b.       HIV/AIDS Reimbursable Drugs - (See Article 8)

         c. Other - Any other revenue paid by DMAHS to the plan in addition to capitation for covered services that is not a or b above.

4. Total Premiums - All Medicaid premiums paid to the plan reported on lines 2, 3a, 3b, and 3c.

5. Interest - Interest earned from all sources including escrow and reserve accounts.

6.       C. O. B. - Income from Coordination of Benefits and Subrogation.

7. Reinsurance Recoveries - Income from the settlement of claims resulting from a policy with a private reinsurance carrier.

8. Other Revenue - Revenue from sources not covered in the previous revenue accounts.

9.       Total Revenue- Total revenue (the sum of lines 2 through 8)

EXPENSES: Report total actual expenses on an accrual basis for each of the medical and hospital categories below in column d. Report the applicable amounts for each of the categories in columns a, b, and c as defined below.

Paid Claims (Column a) - Enter amounts of paid claims (claims for which checks have actually been mailed) during the quarter for services rendered during the quarter for each medical and hospital category.

Reported But Unpaid Claims (RBUCs) (Column b) - Enter the amount of all claims which are received during the quarter by the plan for which a check has not yet been issued for services during the quarter.

Incurred But Not Reported (IBNR) (Column c) - Enter estimated amounts of the obligation for claims which have not yet been received by the plan for services rendered during the quarter.

Actual PMPM (Column e) - Enter the actual cost per member per month for each line category. Divide the amount in column d by total member months on line 1 to arrive at the dollar and cents number (use two decimal places, e.g. $14.25).

Medical and Hospital

10. Inpatient Hospital - Inpatient hospital costs including ancillary services for enrollees while confined to an acute care hospital, including out of area hospitalization.

11. Primary Care - Includes all costs associated with medical services provided in any setting by a primary care provider, including physicians and other practitioners.

12. Physician Specialty Services - All costs associated with medical services provided by a physician other than a primary care physician.

13. Outpatient Hospital - Includes the facility component of the outpatient visit. The visit can be free standing or a hospital outpatient department. The professional component should be billed separately and reported in the appropriate service category line item, e.g. physician specialty services.

14. Other Professional Services - Compensation paid by the contractor to non-physician providers engaged in the delivery of medical services.

15. Emergency Room - Includes the facility component of the emergency room visit as well as out of area emergency room costs. Professional components that are billed separately should be reported in the appropriate service category line item.

16. DME/Medical Supplies - Includes the cost of durable medical equipment and supplies.

17.      Prosthetics and Orthotics - Includes the cost of Prosthetics and
         Orthotics.

18.      Dental - Expenses for all dental services provided.

19. Pharmacy - Expenses for legend and non-legend pharmacy services provided that includes both ingredient costs and dispensing fees. Exclude expenses reported as HIV/AIDS Reimbursable Drugs on line 20.

20.      HIV/AIDS Reimbursable Drugs - (See Article 8)

21. Home Health Care - Expenses for home health services provided including nurses, aides, hospice costs, private duty nursing, and the cost of pharmaceuticals for IV therapies.

22. Transportation - Expenses for all ambulance, medical intensive care units (MICUs), and invalid coach services.

23. Lab & X-Ray - The cost of all laboratory and radiology (diagnostic and therapeutic) services for which the contractor is separately billed.

24. Vision Care including Eyeglasses - The cost of routine exams (by non-physicians) and dispensing glasses to correct eye defects. This category includes the cost of eyeglasses but excludes ophthalmologist and optometrist costs related to the treatment of disease or injury to the eye; the latter should be included in physician specialty or Other Professional Services.

25. Mental Health/Substance Abuse - Include the cost of all mental health and substance abuse services including inpatient, physician services, outpatient hospital, other professional services, and other services associated with mental health or substance abuse treatment.

26. Reinsurance Expenses - Expenses for reinsurance or "stop-loss" insurance made to a contracted reinsurer.

27. Incentive Pool Adjustment - A reduction to medical expenses for adjusting the full medical expenses reported. For example, physician withholds retained by the contractor should be included here.

28.      Other Medical - Medical Expenses not included in lines 10 through 27.

29. Total Medical and Hospital - The total of all medical and hospital expenses. (The sum of lines 10 through 28).

ADMINISTRATION: Costs associated with the overall management and operation of the plan including the following components:

30. Compensation - All expenses for administrative services including compensation and fringe benefits for personnel time devoted to or in direct support of administration. Include expenses for management contracts. Do not include marketing expenses here.

31.      Interest expense - Interest on loans paid during the period.

32.      Occupancy, Depreciation, and Amortization

33. Education and Outreach - Expenses incurred for education and outreach activities for enrollees.

34. Marketing - Expenses directly related to marketing activities including advertising, printing, marketing salaries and fringe benefits, commissions, broker fees, travel, occupancy, and other expenses allocated to the marketing activity.

35. Other - Costs which are not appropriately assigned to the health plan administration categories defined above.

36. Total Administration - The total of costs of administration (the sum of lines 30 through 35).

37.      Total Expenses - The sum of Total Medical and Hospital Expenses (line
         29) and Total Administration (line 36).

38.      Operation Income (Loss) - Excess or deficiency of Total Revenue (line
         9) minus Total Expenses (line 37).

39.      Extraordinary Item - A non-recurring gain or loss.

40.      Provision for Taxes - All income taxes for the period.

41. Adjustments for prior period IBNR estimates - Should include a reconciliation and explanation of prior period IBNR estimates. A contra-expense would be reported if IBNR estimates exceeded actual expenses.

42. Net Income (Loss) - Operation Income (Loss)(line 38) minus Lines 39, 40, and 41.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________
                                                        MEDICAID DATA ONLY

                                    TABLE 6A
                                  QUARTER ONLY
                       STATEMENT OF REVENUES AND EXPENSES
              Summary of All Eligibility Groups on Claims Incurred
                           During the Current Quarter

                                                    (a)                 (b)                (c)              (d)                 (e)
------------------------------------------------------------------------------------------------------------------------------------
                                                PAID CLAIMS            RBUCs               IBNR         ACTUAL TOTAL          ACTUAL
                                                -----------------------------------------------
                                                   FOR SERVICES RECEIVED DURING THIS QUARTER          (COLS a + b + c)         PMPM
------------------------------------------------------------------------------------------------------------------------------------
1. Member Months
------------------------------------------------------------------------------------------------------------------------------------
REVENUE:

2. Capitated Premiums
3. Supplemental Premiums
        a. Maternity
        b. HIV/AIDS Reimbursable Drugs
        c. Other
4. Total Premiums (Lines 2, 3a, 3b, 3c)
5. Interest
6. C.O.B.
7. Reinsurance Recoveries
8. Other Revenue
------------------------------------------------------------------------------------------------------------------------------------
9. TOTAL REVENUE
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES:

MEDICAL & HOSPITAL:
10. Inpatient Hospital
11. Primary Care
12. Physician Specialty Services
13. Outpatient Hospital
14. Other Professional Services
15. Emergency Room
16. DME/Medical Supplies
17. Prosthetics & Orthotics
18. Dental
19. Pharmacy
20. HIV/AIDS Reimbursable Drugs
21. Home Health Care
22. Transportation
23. Lab & X-ray
24. Vision Care Inc. Eyeglasses
25. Mental Health/Substance Abuse
26. Reinsurance Expenses
27. Incentive Pool Adjustment
28. Other Medical
------------------------------------------------------------------------------------------------------------------------------------
29. TOTAL MEDICAL & HOSPITAL
------------------------------------------------------------------------------------------------------------------------------------
ADMINISTRATION:

30. Compensation
31. Interest Expense
32. Occupancy, Deprec. & Amortiz.
33. Education & Outreach
34. Marketing
35. Other
------------------------------------------------------------------------------------------------------------------------------------
36. TOTAL ADMINISTRATION
------------------------------------------------------------------------------------------------------------------------------------
37. TOTAL EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
38. OPERATION INCOME (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
39. Extraordinary Item
40. Provisions for Taxes
41. Adj. For prior period IBNR est.
------------------------------------------------------------------------------------------------------------------------------------
42. NET INCOME (LOSS)
------------------------------------------------------------------------------------------------------------------------------------

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________
                                                        MEDICAID DATA ONLY



                                    TABLE 6B
                       STATEMENT OF REVENUES AND EXPENSES
              Summary of All Eligibility Groups on Claims Incurred
                                  Year to Date

                                                    (a)                 (b)                (c)              (d)                (e)
------------------------------------------------------------------------------------------------------------------------------------
                                                PAID CLAIMS            RBUCs               IBNR         ACTUAL TOTAL          ACTUAL
                                                -----------------------------------------------
                                                       FOR SERVICES RECEIVED YEAR TO DATE             (COLS a + b + c)         PMPM
------------------------------------------------------------------------------------------------------------------------------------
1. Member Months
------------------------------------------------------------------------------------------------------------------------------------
REVENUE:

2. Capitated Premiums
3. Supplemental Premiums
        a. Maternity
        b. HIV/AIDS Reimbursable Drugs
        c. Other
4. Total Premiums (Lines 2, 3a, 3b, 3c)
5. Interest
6. C.O.B.
7. Reinsurance Recoveries
8. Other Revenue
------------------------------------------------------------------------------------------------------------------------------------
9. TOTAL REVENUE
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES:

MEDICAL & HOSPITAL:

10. Inpatient Hospital
11. Primary Care
12. Physician Specialty Services
13. Outpatient Hospital
14. Other Professional Services
15. Emergency Room
16. DME/Medical Supplies
17. Prosthetics & Orthotics
18. Dental
19. Pharmacy
20. HIV/AIDS Reimbursable Drugs
21. Home Health Care
22. Transportation
23. Lab & X-ray
24. Vision Care Inc. Eyeglasses
25. Mental Health/Substance Abuse
26. Reinsurance Expenses
27. Incentive Pool Adjustment
28. Other Medical
------------------------------------------------------------------------------------------------------------------------------------
29. TOTAL MEDICAL & HOSPITAL
------------------------------------------------------------------------------------------------------------------------------------
ADMINISTRATION:

30. Compensation
31. Interest Expense
32. Occupancy, Deprec. & Amortiz.
33. Education & Outreach
34. Marketing
35. Other
------------------------------------------------------------------------------------------------------------------------------------
36. TOTAL ADMINISTRATION
------------------------------------------------------------------------------------------------------------------------------------
37. TOTAL EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
38. OPERATION INCOME (LOSS)
------------------------------------------------------------------------------------------------------------------------------------
39. Extraordinary Item
40. Provisions for Taxes
41. Adj. For prior period IBNR est.
------------------------------------------------------------------------------------------------------------------------------------
42. NET INCOME (LOSS)
------------------------------------------------------------------------------------------------------------------------------------

A.7.9

TABLE 7  STOP-LOSS SUMMARY

The contractor shall identify reinsurance coverage in effect during the quarterly report period. For each of the designated eligibility categories, the contractor shall report the total number of enrollees that exceeded the stop-loss threshold and the total net expenditures exceeding the stop-loss threshold during the period.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________
                                                        MEDICAID DATA ONLY


                                     TABLE 7

                                STOP-LOSS SUMMARY

A.       Coverage

         Aggregate Stop-Loss     Maximum Per      Maximum          Includes                           Cost of
         Threshold               Enrollee Per     Aggregate        Insolvency                         Premiums
                                 Year             Lifetime Per     Insurance (Y/N)                    PMPM
                                                                   Enrollee            Deductible
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                 POLICY EXPIRATION DATE:           ------------------------------

B.

         Category of Eligibility:     AFDC/TANF     DYFS     ABD     NJ FamilyCare     TOTAL
         Number of Enrollees
         Exceeding Stop-Loss
         Net Expenditures Above
         Stop-Loss


C.       List Details for Each Individual (Name or ID Not Required)

         Net Expenditures Above
         Stop-Loss                             Primary Diagnosis/Major Procedure
--------------------------------------------------------------------------------
    1
--------------------------------------------------------------------------------
    2
--------------------------------------------------------------------------------
    3
--------------------------------------------------------------------------------
    4
--------------------------------------------------------------------------------
    5
--------------------------------------------------------------------------------
    6
--------------------------------------------------------------------------------
    7
--------------------------------------------------------------------------------
    8
--------------------------------------------------------------------------------
    9
--------------------------------------------------------------------------------
   10
--------------------------------------------------------------------------------
   11
--------------------------------------------------------------------------------
   12
--------------------------------------------------------------------------------
   13
--------------------------------------------------------------------------------
   14
--------------------------------------------------------------------------------
   15
--------------------------------------------------------------------------------

A.7.10

TABLE 8  MEDICAID CLAIMS ANALYSIS

PART A: CLAIMS INCURRED DURING CURRENT PERIOD (QUARTER).

Total Expense (COLUMN A): Enter the accrued amounts in each respective medical expense category in Column A. Amount reported as Line 6 - Total should agree with Table 6a, line 29 -Total Medical and Hospital Expenses. Column A amounts should equal the sum of Columns B, C, and D for each respective medical expense category.

Claims Paid (COLUMN B): Enter the amount of all claims actually processed (checks mailed) related to services incurred during the quarter. Prior period claims processed during this quarter but related to services incurred during prior quarters must be reflected in Part B, Column B.

Claims Reported But Not Paid (COLUMN C): Enter the amount of claims received by the contractor related to services incurred during the quarter but for which checks have not yet been issued. Do not include amounts for claims paid or IBNR amounts in this column.

Claims Incurred But Not Reported (COLUMN D): Enter the amount estimated for services incurred during the quarter for which the contractor has not yet received a claim. Prior period IBNR must be reflected in Part B, Column C.

PART B: UNPAID CLAIMS:

Reported Claims that are Unpaid:
On Claims Incurred During Prior Periods (COLUMN A): Enter the amount of claims received by the contractor related to services incurred during all periods prior to this quarter for which checks have not yet been issued.

On Claims Incurred During Current Period (COLUMN B): Enter the amount of claims received by the contractor related to services incurred during the quarter for which checks have not been issued. (Should be the same as Part A, Column C).

Incurred But Not Reported:
On Claims Incurred During Prior Periods (COLUMN C): Enter the amount estimated for services incurred during all periods prior to this quarter for which the contractor has not yet received a claim.

On Claims Incurred During Current Period (COLUMN D): Enter the amount estimated for services incurred during the quarter for which the contractor has not yet received a claim. (Should be the same as Part A, Column D).

Total Unpaid Claims (COLUMN E): Enter the sum of Part B, Columns A, B, C, and D.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________


                                     TABLE 8

                            MEDICAID CLAIMS ANALYSIS


A.       Claims Incurred During Current Period

                                                                 (A)                (B)               (C)                 (D)
                                                                                                                    Claims Incurred
                Category of Service                                                                  Claims              But Not
             Revenue & Expense Statement                    Total Expense       Claims Paid        Reported But         Reported
                    (Table 6A)                               (b + c + d)                             Not Paid            (IBNR)
-----------------------------------------------------------------------------------------------------------------------------------
1.           Inpatient....(line 10)
-----------------------------------------------------------------------------------------------------------------------------------
2.           Primary Care.... (line 11)
-----------------------------------------------------------------------------------------------------------------------------------
3.           Physician Specialty Services.... (line 12)
-----------------------------------------------------------------------------------------------------------------------------------
4.           Emergency Room.... (line 15)
-----------------------------------------------------------------------------------------------------------------------------------
5.           All other medical services (line 28)
-----------------------------------------------------------------------------------------------------------------------------------
6.           TOTAL.... (line 29)
-----------------------------------------------------------------------------------------------------------------------------------

B.       Claims Unpaid

                                                   (A)                 (B)               (C)              (D)             (E)
                                               Reported Claims That Are Unpaid        Incurred But Not Reported
                                           --------------------------------------  --------------------------------  ---------------
             Category of Service           On Claims Incurred  On Claims Incurred     On Claims        On Claims      Total Unpaid
                                              During Prior       During Current    Incurred During  Incurred During      Claims
                                                 Periods             Period         Prior Periods    Current Period  (a + b + c + d)
1.           Inpatient
------------------------------------------------------------------------------------------------------------------------------------
2.           Primary Care
------------------------------------------------------------------------------------------------------------------------------------
3.           Physician Specialty Services
------------------------------------------------------------------------------------------------------------------------------------
4.           Emergency Room
------------------------------------------------------------------------------------------------------------------------------------
5.           All other medical services
------------------------------------------------------------------------------------------------------------------------------------
6.           TOTAL
------------------------------------------------------------------------------------------------------------------------------------

A.7.11

TABLE 9  HEALTH CARE DATA ELEMENTS

The contractor must report encounter data at least quarterly and no more frequently than monthly. The data shall be enrollee specific, listing all encounter data elements of the services provided. The data reporting medium shall be a tape or diskette in a configuration specified by DMAHS. Encounter report files will be used to create a data base which can be used in a manner similar to fee-for-service history files to analyze plan utilization, reimburse the contractor for supplemental payments (e.g., pregnancy outcome), and calculate capitation premiums. DMAHS will edit the data to assure consistency and readability. If data are not of an acceptable quality or submitted timely, the contractor will not be considered in compliance with this contract requirement until an acceptable file is submitted. All enrollee specific encounter data must be submitted in accordance with the EMC manual.

The encounter list indicates the "required" data elements for Inpatient and Ambulatory Care encounters. In addition, "Optional" data elements are also listed. These elements are optional in the sense that they can be used to custom fit the reporting to the needs of a particular program, enhance data validity checking, or allow more flexibility in the use of mandatory data elements.

                                    TABLE 9A

                            HEALTH CARE DATA ELEMENTS

                                           PROFESSIONAL   DENTAL   TRANSPORTATION   VISION        DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
            COMMON DATA
-----------------------------------------------------------------------------------------------------------------------------------
 1          HMO ID                               X           X            X            X          HMO ID number assigned by
                                                                                                  Medicaid
-----------------------------------------------------------------------------------------------------------------------------------
 2          Record ID                            X           X            X            X          HMO number assigned to the
                                                                                                  record
-----------------------------------------------------------------------------------------------------------------------------------
 3          Patient Medicaid ID                  X           X            X            X          Recipient ID number assigned
                                                                                                  by Medicaid
-----------------------------------------------------------------------------------------------------------------------------------
 4          Workers Comp/Accident Ind            X           X            X            X          Y/N indicator that service is
                                                                                                  subject to workers comp or is
                                                                                                  related to an accident
-----------------------------------------------------------------------------------------------------------------------------------
 5          Payment Amount                       X           X            X            X          Total amount paid by HMO
-----------------------------------------------------------------------------------------------------------------------------------
 6          Patient DOB                          O           O                         O          Patient's date of birth
-----------------------------------------------------------------------------------------------------------------------------------
 7          Date Claim Received                  X           X            X            X          Date claim received by HMO -
                                                                                                  mm/dd/yy
-----------------------------------------------------------------------------------------------------------------------------------
 8          Date of Payment                      X           X            X            X          Date payment made by HMO -
                                                                                                  mm/dd/yy
-----------------------------------------------------------------------------------------------------------------------------------
 9          Status Code                          X           X            X            X          Status code - p=paid, d=denied
-----------------------------------------------------------------------------------------------------------------------------------
            DETAIL AREA
-----------------------------------------------------------------------------------------------------------------------------------
10          Capitation Service Category          X           X            X            X          Classification of service
                                                                                                  according to list
-----------------------------------------------------------------------------------------------------------------------------------
11          Service Date From                    X           X            X            X          Date service started -
                                                                                                  mm/dd/yy
-----------------------------------------------------------------------------------------------------------------------------------
12          Service Date To                      X           X                                    Date service ended - mm/dd/yy
-----------------------------------------------------------------------------------------------------------------------------------
13          Procedure Code                       X           X            X            X          HCPCS procedure code
-----------------------------------------------------------------------------------------------------------------------------------
14          Procedure Code Modifier 1            X                                                First modifier, if applicable
-----------------------------------------------------------------------------------------------------------------------------------
15          Procedure Code Modifier 2            X                                                Second modifier, if applicable
-----------------------------------------------------------------------------------------------------------------------------------
16          Place of Service                     X           X                         X          Place of service - 1=office,
                                                                                                  2=inpatient hospital,
                                                                                                  3=outpatient hospital/ER,
                                                                                                  4=outpatient hospital/nonER,
                                                                                                  5=home, 6=other
-----------------------------------------------------------------------------------------------------------------------------------
17          Diagnosis Codes (up to 5)            X           X                         X          ICD-9CM diagnosis code,
                                                                                                  primary first
-----------------------------------------------------------------------------------------------------------------------------------
18          Units of Service                     X           X            X            X          Units of service rendered
-----------------------------------------------------------------------------------------------------------------------------------
18          Servicing Provider Number            X           X            X            X          Provider SSN or tax ID
-----------------------------------------------------------------------------------------------------------------------------------
20          Referring Provider Number            X           X            X            X          Individual/group from who the
                                                                                                  patient was referred
-----------------------------------------------------------------------------------------------------------------------------------

                                                              Legend: X=Required
                                                                      O=Optional

                                    TABLE 9B

                            HEALTH CARE DATA ELEMENTS

                                           INPATIENT   OUTPATIENT    HOME     DESCRIPTION
                                                                    HEALTH
---------------------------------------------------------------------------------------------------------------------------
      COMMON DATA
---------------------------------------------------------------------------------------------------------------------------
 1    HMO ID                                   X           X           X      HMO ID number assigned by Medicaid
---------------------------------------------------------------------------------------------------------------------------
 2    Record ID                                X           X           X      HMO number assigned to the record
---------------------------------------------------------------------------------------------------------------------------
 3    Patient Medicaid ID                      X           X           X      Recipient ID number assigned by Medicaid
---------------------------------------------------------------------------------------------------------------------------
 4    Workers Comp/Accident Ind                X           X           X      Y/N indicator that service is subject to
                                                                              workers comp or is related to an accident
---------------------------------------------------------------------------------------------------------------------------
 5    Payment Amount                           X           X           X      Total paid by HMO
---------------------------------------------------------------------------------------------------------------------------
 6    Capitation Service Category              X                              Classification of service according to list
---------------------------------------------------------------------------------------------------------------------------
 7    Patient DOB                              O           O                  Patient's date of birth
---------------------------------------------------------------------------------------------------------------------------
 8    Admit Date/Service From Date             X           X                  Date admitted to hospital - mm/dd/yy
---------------------------------------------------------------------------------------------------------------------------
 9    Discharge Date/Service Thru Date         X           X                  Date discharged from hospital or date
                                                                              service ended - mm/dd/yy
---------------------------------------------------------------------------------------------------------------------------
10    DRG Code                                 X                              DRG Code
---------------------------------------------------------------------------------------------------------------------------
11    Patient Status                           X                              Status of patient at end of stay -
                                                                              1=discharged to home, 2=discharged to
                                                                              LTC facility, 3=death, 4=other
---------------------------------------------------------------------------------------------------------------------------
      Surgery Data (up to 3 times)
---------------------------------------------------------------------------------------------------------------------------
12    Procedure Code                           X           X                  CPT/HCPCS Codes
---------------------------------------------------------------------------------------------------------------------------
13    Surgery Date                             X           X                  Date of surgery, if applicable
---------------------------------------------------------------------------------------------------------------------------
14    Admitting Diagnosis Code                 X           X           X      ICD-9-CM diagnosis on admittance
---------------------------------------------------------------------------------------------------------------------------
15    Discharge Diagnosis Code (up to 5)       X                              ICD-9-CM upon discharge, primary first
---------------------------------------------------------------------------------------------------------------------------
16    Attending Physician Code                 X           X                  Attending physician SSN or tax ID
---------------------------------------------------------------------------------------------------------------------------
17    Servicing Provider Number                X           X           X      Facility/agency rendering care tax ID
---------------------------------------------------------------------------------------------------------------------------
18    Referring Provider Number                X           X           X      Individual/group from whom the patient was
                                                                              referred - SSN or tax ID
---------------------------------------------------------------------------------------------------------------------------
19    Date Claim Received                      X           X           X      Date claim received by HMO -mm/dd/yy
---------------------------------------------------------------------------------------------------------------------------
20    Date of Payment                          X           X           X      Date payment made by HMO - mm/dd/yy
---------------------------------------------------------------------------------------------------------------------------
21    Status Code                              X           X           X      Status code - p=paid, d=denied
---------------------------------------------------------------------------------------------------------------------------
      DETAIL AREA
---------------------------------------------------------------------------------------------------------------------------
22    Capitation Service Category                          X           X      Classification of service according to list
---------------------------------------------------------------------------------------------------------------------------
23    Service Date From                                                X      Date service started - mm/dd/yy
---------------------------------------------------------------------------------------------------------------------------
24    Service Date To                                                         Date service ended - mm/dd/yy
---------------------------------------------------------------------------------------------------------------------------
25    Procedure Code                                       X                  HCPCS procedure code
---------------------------------------------------------------------------------------------------------------------------
26    Procedure Code Modifier                              X                  Procedure modifier, if applicable
---------------------------------------------------------------------------------------------------------------------------
27    Units of Service                         X           X           X      Units of service rendered
---------------------------------------------------------------------------------------------------------------------------
28    Revenue Code                             X           X           X      Identifies the services rendered in these
                                                                              settings
---------------------------------------------------------------------------------------------------------------------------
29    Clinic Code                                          X                  Identifies specialty clinic in the outpatient
                                                                              hospital setting
---------------------------------------------------------------------------------------------------------------------------


                                                              Legend: X=Required
                                                                      O=Optional

                                    TABLE 9C

                            HEALTH CARE DATA ELEMENTS

                                          DRUG                              DESCRIPTION
------------------------------------------------------------------------------------------------------------------
 1      HMO ID                              X         HMO ID number assigned by Medicaid
------------------------------------------------------------------------------------------------------------------
 2      Record ID                           X         HMO number assigned to the record
------------------------------------------------------------------------------------------------------------------
 3      Patient Medicaid ID                 X         Recipient ID number assigned by Medicaid
------------------------------------------------------------------------------------------------------------------
 4      Workers Comp/Accident Ind           X         Y/N indicator that service is subject to workers comp or is related to an accident
------------------------------------------------------------------------------------------------------------------
 5      Payment Amount                      X         Total paid by HMO
------------------------------------------------------------------------------------------------------------------
 6      Pharmacy Number                     X         Pharmacy provider SSN or Tax ID
------------------------------------------------------------------------------------------------------------------
 7      Prescribing Provider Number         X         Prescribing provider SSN or Tax ID
------------------------------------------------------------------------------------------------------------------
 8      Recipient DOB                       X         Date of birth of patient - mm/dd/yy
------------------------------------------------------------------------------------------------------------------
 9      Date Dispensed                      X         Date drug was dispensed - mm/dd/yy
------------------------------------------------------------------------------------------------------------------
10      NDC Number                          X         NDC code of the substance dispensed
------------------------------------------------------------------------------------------------------------------
11      Metric Quantity                     X         Quantity of the substance dispensed and the units of
                                                      measure
------------------------------------------------------------------------------------------------------------------
12      Days Supply                         X         Days supply of the drug dispensed
------------------------------------------------------------------------------------------------------------------
13      Refill Indicator                    X         Number of available refills after this dispensing date
------------------------------------------------------------------------------------------------------------------
14      Capitation Service Category         X         Classification of service according to list
------------------------------------------------------------------------------------------------------------------
19      Date Claim Received                 X         Date claim received by HMO -mm/dd/yy
------------------------------------------------------------------------------------------------------------------
20      Date of Payment                     X         Date payment made by HMO - mm/dd/yy
------------------------------------------------------------------------------------------------------------------
21      Status Code                         X         Status code - p=paid, d=denied
------------------------------------------------------------------------------------------------------------------

                                    TABLE 9D

                        CAPITATION SERVICE CATEGORY LIST

            01A            Primary Care: Physician, Nurse Practitioners,
                           Physician Assistant
            01B            Specialty Physician
            02             EPSDT
            03             Inpatient Hospital
            04             Outpatient Hospital
            05             Laboratory
            06             Radiology
            07             Prescription Drugs
            08             Family Planning
            09             Outpatient Therapies
            10             Podiatrist Services
            11             Chiropractic Services
            12             Optometrist Services
            13             Optical Appliances
            14             Hearing Aids
            15             Home Health Agency Services
            16             Hospice Services
            17             Durable Medical Equipment
            18             Medical Supplies
            19             Prosthetics and Orthotics
            20             Dental Services
            21             Transportation

A.7.12

TABLE 10 THIRD PARTY LIABILITY COLLECTIONS

The contractor shall report quarterly the categories of all third party liability collections to DMAHS and shall include a complete disclosure demonstrating its efforts to obtain payment from liable third parties and the amounts and nature of all third party payments recovered for Title XIX and NJ FamilyCare enrollees including but not limited to payments for services and conditions which are:

         -        covered through coordination of benefits;

         -        employment related injuries or illnesses;

         - related to motor vehicle accidents, whether injured as pedestrians, drivers, passengers, or bicyclists; and

         - contained in diagnosis Codes 800 through 999 (ICD9CM) with the exception of Code 994.6.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________



                                    TABLE 10

                       THIRD PARTY LIABILITY COLLECTIONS*



  Eligibility Category                             Casualty Insurance
------------------------        ------------------------------------------------------
                                Employment            Motor Vehicle              Other        Health
                                Related               Related                                 Insurance
--------------------------------------------------------------------------------------------------------
AFDC**
--------------------------------------------------------------------------------------------------------
DYFS
--------------------------------------------------------------------------------------------------------
SSI AGED W/ MEDICARE+
--------------------------------------------------------------------------------------------------------
SSI AGED W/O MEDICARE+
--------------------------------------------------------------------------------------------------------
SSI-DISABLED & BLIND W
MEDICARE+
--------------------------------------------------------------------------------------------------------
SSI-DISABLED & BLIND W/O
MEDICARE+
--------------------------------------------------------------------------------------------------------
NJ FAMILYCARE
--------------------------------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------------------------------

*        Enter total amount collected for each eligibility category.

**       Include New Jersey Care children and pregnant women.

+        Include essential spouses.

A.7.13

TABLE 11 PROVIDER ADDITIONS AND DELETIONS

The contractor shall report, on a quarterly and annual basis, all additions and deletions to the provider network as well as closed panels. Report closed panels under the deletions portion of the table and state under the "Reason for Change" column: "Closed Provider Panel." Include the names and locations of all new providers and subcontractors; decreases in the provider network, identified by provider type, name and location; and all PCPs, PCDs, CNPs/CNSs, physician assistants, physician specialists, and other subcontractors who are not accepting new patients. The contractor shall not allow enrollment freezes for any provider unless the same limitations apply to all commercially insured members as well or contract capacity limits have been reached.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________



                                    TABLE 11

                        PROVIDER ADDITIONS AND DELETIONS

-------------------------------------------------------                     ----------------------------------------------
  a) Total Physicians at Start of Quarter                                   Recruitment Rate             % =(b/a)x100
-------------------------------------------------------                     ----------------------------------------------
  b) Total Additions this Quarter                                           Disenrollment Rate           % =(c/a)x100
-------------------------------------------------------                     ----------------------------------------------
  c) Total Deletions this Quarter                                           Growth Rate                  % =[(d/a)-1]x100
-------------------------------------------------------                     ----------------------------------------------
  d) Total Physicians at End of Quarter                  =a+b-c
-------------------------------------------------------                     ----------------------------------------------

A. Listing of Changes in Non-Hospital Providers During Quarter

Name of Additions          Provider Type          Address & City          County          Reason for Change
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Total Additions
-----------------------------------------------------------------------------------------------------------
Name of Deletions
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Total Deletions
-----------------------------------------------------------------------------------------------------------

B. Listing of Contracted Hospital Changes

Name of Additions                                 Address & City          Reason for Change
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Total Additions
-----------------------------------------------------------------------------------------------------------
Name of Deletions
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Total Deletions
-----------------------------------------------------------------------------------------------------------

A.7.14

TABLE 12 REFERRALS MADE TO THE WIC PROGRAM

The contractor shall report the number of referrals to the WIC program for pregnant women who are breast feeding, infants under one, and children under five years of age.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________


                                    TABLE 12

        REFERRALS MADE TO THE SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR
                        WOMEN, INFANTS AND CHILDREN (WIC)

           Type of Referral                     Number of Referrals
--------------------------------------------------------------------------------
  1. Pregnant Women
--------------------------------------------------------------------------------
  2. Women Who Are Breast Feeding
--------------------------------------------------------------------------------
  3. Infants Under Age One (1)
--------------------------------------------------------------------------------
  4. Children Under Age Five (5)
--------------------------------------------------------------------------------
  TOTAL
--------------------------------------------------------------------------------

A.7.15

TABLE 13 ACCESS TO HIV TESTING/TREATMENT FOR PREGNANT WOMEN

The contractor shall report access to HIV testing and AZT therapy every quarter with the following data elements.

         1.       Number of pregnant women

         2.       Number of pregnant women receiving HIV testing within the HMO

         3.       Number of pregnant women testing positive for HIV

         4.       Number of pregnant women treated with AZT

         5. Number of births involving AZT treatment in utero (if this number is lower than #4, please explain)

         6.       Number of newborns receiving full AZT treatments

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________




                                    TABLE 13

                         ACCESS TO HIV TESTING/TREATMENT
                               FOR PREGNANT WOMEN

                                                                       Total
--------------------------------------------------------------------------------
1. Number of Pregnant Women
--------------------------------------------------------------------------------
2. Number of Pregnant Women Tested for HIV Within the HMO
--------------------------------------------------------------------------------
3. Number of Pregnant Women Tested Positive for HIV
--------------------------------------------------------------------------------
4. Number of Pregnant Women Treated with AZT
--------------------------------------------------------------------------------
5. Number of Births Involving In Utero AZT Treatments*
--------------------------------------------------------------------------------
6. Number of Newborns Receiving Full AZT Treatments
--------------------------------------------------------------------------------

*        Explain if less than number in line 4.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A.7.16

TABLE 14 EPSDT SERVICES

The following EPSDT Services reports sorted by age group (0-11.99 months, 1-2 years, 3-5 years, 6-9 years, 10-14 years, and 15-20 years) and separated by Medicaid and NJ FamilyCare Plan A and NJ FamilyCare Plans B and C must be submitted quarterly:

         a. Number of Enrollees Receiving at Least One Initial or Periodic Screening Service. This is an unduplicated count of individuals who received one or more documented initial or periodic screenings during the quarter.

         b. Actual Number of Initial and Periodic Screening Services by Age. This includes combined number of initial and periodic EPSDT child health screening examinations during the quarter. Do not enter data for incomplete or interperiodic screenings, or for vision, dental, or hearing services.

         c.       Number of Immunizations by Age.

         d. Number of Vision Assessments Completed as Part of a Comprehensive EPSDT Screening Service.

         e. Number of Dental Assessments Completed as Part of a Comprehensive EPSDT Screening Service.

         f. Number of Hearing Screenings Completed as Part of a Comprehensive EPSDT Screening Service.

         g.       Total Number of Lead Screenings.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________

                                    TABLE 14

                                 EPSDT SERVICES

NOTE: If none, attach explanation.

----------------------------------------------------------------------------------------------------------------------------------
                                                                           Primary
                                                                             Care                           Referral to
                  EPSDT SERVICES                                           Provider                          Specialist
                                                               -------------------------------     -------------------------------
                                                               Medicaid & NJ     NJ FamilyCare     Medicaid & NJ     NJ FamilyCare
                                                               FamilyCare A      B & C             FamilyCare A      B & C
-----------------------------------------------------------------------------------------------------------------------------------
  a. unduplicated count of children screened
-----------------------------------------------------------------------------------------------------------------------------------
  b. number of children screened by age:                 <1
-----------------------------------------------------------------------------------------------------------------------------------
                                                        1-2
-----------------------------------------------------------------------------------------------------------------------------------
                                                        3-5
-----------------------------------------------------------------------------------------------------------------------------------
                                                        6-9
-----------------------------------------------------------------------------------------------------------------------------------
                                                      10-14
-----------------------------------------------------------------------------------------------------------------------------------
                                                      15-20
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Total
-----------------------------------------------------------------------------------------------------------------------------------
Screens
-----------------------------------------------------------------------------------------------------------------------------------
  c. immunizations by age:                               <1
-----------------------------------------------------------------------------------------------------------------------------------
                                                        1-2
-----------------------------------------------------------------------------------------------------------------------------------
                                                        3-5
-----------------------------------------------------------------------------------------------------------------------------------
                                                        6-9
-----------------------------------------------------------------------------------------------------------------------------------
                                                        10+
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Total
-----------------------------------------------------------------------------------------------------------------------------------
  d. vision assessments
-----------------------------------------------------------------------------------------------------------------------------------
  e. dental assessments
-----------------------------------------------------------------------------------------------------------------------------------
  f. hearing screenings
-----------------------------------------------------------------------------------------------------------------------------------
  g. total lead screenings
-----------------------------------------------------------------------------------------------------------------------------------
     -  number positive by blood lead
-----------------------------------------------------------------------------------------------------------------------------------
     -  number referred to LHDs (level > 20 mg/dl)
-----------------------------------------------------------------------------------------------------------------------------------
     -  number being treated for lead poisoning
       (level > 20 mg/dl)
-----------------------------------------------------------------------------------------------------------------------------------

A.7.17

TABLE 15                PHARMACY LOCK-IN PARTICIPANTS

The contractor, if a Pharmacy Lock-in program is implemented, shall report the status of participants each quarter, including total number of enrollees at start of quarter, number of new lock-in enrollees, number of enrollees released from lock-in during the quarter, and total number of lock-in enrollees at end of quarter. This report should be sorted by county.

                                                       STATE OF NEW JERSEY
Plan Name ___________________________                  Quarter Ending _________

                                    TABLE 15

                          PHARMACY LOCK-IN PARTICIPANTS

------------------------------------------------------------------------------------------------------------------
                                Gender
                                M    F     AFDC     SSI - ABD     DYFS        NJ         Reason For    County
                                                                          FamilyCare       Lock-In
------------------------------------------------------------------------------------------------------------------
# Lock-In Enrollees at
Start of  Quarter
                    <10
                  10-15
                  16-20
                  21-44
                  45-54
                    65+
                  Total
------------------------------------------------------------------------------------------------------------------
# New Lock-In
Enrollees This Quarter
                    <10
                  10-15
                  16-20
                  21-44
                  45-54
                    65+
                  Total
------------------------------------------------------------------------------------------------------------------
# Released From
Lock-In This Quarter
                    <10
                  10-15
                  16-20
                  21-44
                  45-54
                    65+
                  Total
------------------------------------------------------------------------------------------------------------------
Total Lock-Ins at End
of Quarter
                    <10
                  10-15
                  16-20
                  21-44
                  45-54
                    65+
                 Total
------------------------------------------------------------------------------------------------------------------

A.7.18

TABLE 16 RATIO OF PRIOR AUTHORIZATIONS DENIED TO REQUESTED

The contractor shall report the number of prior authorizations requested and denied each quarter by category of service. If prior authorization is not required, indicate "NA" for not applicable.

                                                        STATE OF NEW JERSEY
Plan Name ___________________________                   Quarter Ending _________


                                    TABLE 16

                RATIO OF PRIOR AUTHORIZATIONS DENIED TO REQUESTED


-----------------------------------------------------------------------------------------------------------
   Category of Service                 Number of PAs Requested         Number of PAs          % of PAs
                                                                          Denied               Denied
-----------------------------------------------------------------------------------------------------------
Inpatient Hospital
Primary Care
Physician Specialty Services
Outpatient Hospital
Other Professional Services
Emergency Room
DME/Medical Supplies
Prosthetics & Orthotics
Dental
Pharmacy
  Formulary
  Off-formulary
HIV/AIDS Reimbursable Drugs
Home Health Care
Transportation
Lab & X-ray
Vision Care & Eyeglasses
Mental Health
Substance Abuse
Hospice
Private Duty Nursing
Other Medical
Total
-----------------------------------------------------------------------------------------------------------

A.7.19

TABLE 17 NUMBER OF ENROLLEES BY DIAGNOSIS

The contractor shall report the total number of enrollees with the primary diagnoses listed in the table. This report should be sorted by county.

                                                      STATE OF NEW JERSEY
Plan Name_____________________                        Quarter Ending___________

                                    TABLE 17

                        NUMBER OF ENROLLEES BY DIAGNOSIS

-----------------------------------------------------------------------------------------------------------------------------------
Primary                 AFDC      AFDC       AFDC     SSI - ABD    SSI - ABD    SSI -ABD     DYFS        NJ
Diagnosis               <21      21-64       65+         <21         21-64         65+                FamilyCare
-----------------------------------------------------------------------------------------------------------------------------------
HIV+                  M     F   M     F    M     F     M     F      M     F      M     F    M     F     M     F     Total   County
-----------------------------------------------------------------------------------------------------------------------------------
AIDS

Tuberculosis

Malignancies

Diabetes

COPD

Asthma

Dev. Disability

Depression

Total Diagnoses

Total Enrollees

List Top 5 in
HMO
-----------------------------------------------------------------------------------------------------------------------------------

A.7.20

TABLE 18 FEDERALLY QUALIFIED HEALTH CENTER PAYMENTS

The contractor shall submit quarterly reports of total payments for each contracted FQHC.

Quarterly reports by month of service are required for each FQHC under contract with the HMO contractor. The reports must include data from all sites of each FQHC. These reports should be submitted on diskette in an Excel format. DMAHS will provide the contractor with a diskette that contains the format of the report.

A separate Table 18 must be completed for each FQHC. The contractor must identify each FQHC with a contractual relationship and the effective date and termination date of the contract, if applicable (Lines 2, 3, and 4 on Table 18). The contractor must identify the reporting quarter on Line 5. The contractor must identify by category all types of payments made during each month to each FQHC such as fee-for-service, capitation or any other arrangement, which must be fully explained. If there is a payment mixture such as fee-for-service and capitation, identify the amount of payment for each category. The payments must be segregated by month of service. The contractor must report these payments on Line 6A through 6E. The contractor must retain all supporting documentation as long as there is a contractual arrangement with the FQHC. If the contract with the FQHC is terminated, for any reason, the supporting documentation must be relinquished to the State within thirty days after the date of termination.

                                                      STATE OF NEW JERSEY
Plan Name _________________                           Quarter Ending _________


                                    TABLE 18
                                 FQHC PAYMENTS


1. Contractor                                   --------------------------------------
2. Federally Qualified Health Center (name      Name:                   No.:
and contractor assigned provider number)        --------------------------------------
3. Effective Date of Contract                   From:                   To:
4. Termination Date of Contract, if             --------------------------------------
applicable*
                                                --------------------------------------
5. Payment Quarter                              From:                   To:
                                                -----------------------------------------------------------------------------------
                                                                           MONTH OF SERVICE (SPECIFY)**
                                                -----------------------------------------------------------------------------------
6. Type of Payments
            A. Capitation
                                                -----------------------------------------------------------------------------------
            B. Case Management Fees
                                                -----------------------------------------------------------------------------------
            C. Fee for Service
                                                -----------------------------------------------------------------------------------
            D. Other (Specify)***
                                                -----------------------------------------------------------------------------------
            E. Total Payments
            (Lines A through D)
                                                -----------------------------------------------------------------------------------


*If contract is terminated within the effective dates of the contract indicated in #3, enter termination date.

** Add additional columns as necessary.

***Add additional rows as necessary.

A.8.0 FINANCIAL PROVISIONS

A.8.1 OTHER COVERAGE INFORMATION

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                         MEDICAID THIRD PARTY LIABILITY


PLEASE COMPLETE ENTIRE FORM:


                                                   PERSON
                                                   NUMBERS   _________________
                                                   COVERED   _________________
      MEDICAID NUMBER                                BY      _________________
______________________________                    INSURANCE



                                                                 SOCIAL
    CASE NAME          FIRST NAME           BIRTHDATE       SECURITY NUMBER
_________________   _________________   _________________   _________________


INS           POLICY      HIC                                       COV       POL
CODE         NUMBER/     NUMBER                GROUP NUMBER         TYPE     HOLDER      EFFECTIVE DATE        TERMINATION DATE

____   ______________________________   _________________________   ____      ____    _____________________   _____________________

____   ______________________________   _________________________   ____      ____    _____________________   _____________________

____   ______________________________   _________________________   ____      ____    _____________________   _____________________

____   ______________________________   _________________________   ____      ____    _____________________   _____________________


ATTACH COPY OF FRONT AND BACK OF INSURANCE CARD(S)

Name of Policy Holder: ________________________________________________________

SSN of Policy Holder _________ - ____ - _________

Name, Address and Phone Number of Insurance Carrier:___________________________
                                                               Name


_______________________________________________________    ____________________
Street Address                                                    City

                                                                 -      -
_______________________________________________________    ____________________
     State                             Zip                   Telephone Number



Enter relationship of policy holder in policy holder block. Relationships are as follows:


     1. Self                      3. Absent Parent
     2. Dependent of Medicaid     4. Another Adult
        Head of Household




Enter the two digit code in the coverage block which corresponds to the type of insurance coverage reflected in the policy. The allowance codes are:

01 Inpatient Hospital       07 Optical                          13 Hospital Medical/Surgical and Major Medical
02 Medical/Surgical         08 Hospital and Medical/Surgical    14 Hospital Medical/Surgical Major Medical and Rx
03 Major Medical            09 Long term Care                   15 Hospital Medical/Surgical Major Medical and Rx and Dental
04 Medicare Supplemental    10 HMO with Rx                      16 Hospital Medical/Surgical Major Medical Rx and Dental and Optical
05 Prescription             11 HMO no Rx                        17 HMO Rx and Dental
06 Dental                   12 Outpatient Hospital              18 HMO Rx Dental and Optical


Has any case member sustained a traumatic injury in the last 5 years?
Yes [ ]    No [ ]

If yes, name of injured party:__________________________________________________
Date of injury:_________________ Where did injury take place?__________________
Description:____________________________________________________________________

A.8.2  TORT/ACCIDENT REFERRAL FORM

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

                          TORT - ACCIDENT REFERRAL FORM
                       PLEASE USE OTHER SIDE IF NECESSARY

HMO_____________________    HMO#____________________  PHONE____________________

PART A: IDENTIFICATION

CLIENT'S NAME___________________________   HSP# _______________________________

DATE OF ACCIDENT/INCIDENT _____________________________________________________

NATURE OF INJURY          _____________________________________________________

TYPE OF ACCIDENT          _____________________________________________________
                                  (auto - fall - med. malpractice, etc.)

ATTORNEY FOR CLIENT       _____________________________________________________
(NAME-ADDRESS-PHONE)      _____________________________________________________
                          _____________________________________________________

Please attach any copies of pleadings or any other documents in your possession including subpoenas or request for medical information from an attorney, insurance company or client.


PART B:                  SERVICES

                            DIAGNOSIS      PROCEDURE
  SERVICE      PROVIDER       CODE &         CODE &       PROVIDER      HMO
   DATE(S)       NAME        DESCRIP        DESCRIP        CHARGES     PAYMENT

__________   __________    __________     __________     __________   __________

__________   __________    __________     __________     __________   __________

__________   __________    __________     __________     __________   __________

__________   __________    __________     __________     __________   __________

__________   __________    __________     __________     __________   __________

__________   __________    __________     __________     __________   __________

__________   __________    __________     __________     __________   __________

__________   __________    __________     __________     __________   __________




                                          _____________________________________
                                          NAME OF PERSON COMPLETING FORM - DATE

                                    SECTION B
                              REFERENCE MATERIALS


This section contains all reference materials affiliated with the contract. They are presented according to the Article to which they correspond, beginning with
Article 2.

B.2.0 CONDITIONS PRECEDENT

B.2.1 ABD PHASE-IN

                                  ABD PHASE-IN

                                                                           Months between
                                                                          July 1, 2000 and
                               Formal Outreach        Auto Assign       Auto Assign Effective
      Phase   County              Begins            Effective Date             Date
-----------------------------------------------------------------------------------------------
1         1   Camden              5/1/00              10/1/00
2         1   Hudson              5/1/00              10/1/00
5         1   Mercer              5/1/00              10/1/00
-----------------------------------------------------------------------------------------------
4         1                       5/1/00              10/1/00                       3
-----------------------------------------------------------------------------------------------
5         2   Cumberland          8/1/00              1/1/01
6         2   Essex               8/1/00              1/1/01
7         2   Gloucester          8/1/00              1/1/01
8         2   Passaic             8/1/00              1/1/01
-----------------------------------------------------------------------------------------------
9         2                       8/1/00              1/1/01                        6
-----------------------------------------------------------------------------------------------
10        3   Atlantic            11/1/00             4/1/01
11        3   Bergen              11/1/00             4/1/01
12        3   Burlington          11/1/00             4/1/01
13        3   Middlesex           11/1/00             4/1/01
14        3   Union               11/1/00             4/1/01
-----------------------------------------------------------------------------------------------
15        3                       11/1/00             4/1/01                        9
-----------------------------------------------------------------------------------------------
16        4   Monmouth            1/1/01              6/1/01
17        4   Morris              1/1/01              6/1/01
18        4   Ocean               1/1/01              6/1/01
19        4   Salem               1/1/01              6/1/01
-----------------------------------------------------------------------------------------------
20        4                       1/1/01              6/1/01                        11
-----------------------------------------------------------------------------------------------
21        5   Cape May            2/1/01              7/1/01
22        5   Hunterdon           2/1/01              7/1/01
23        5   Somerset            2/1/01              7/1/01
24        5   Sussex              2/1/01              7/1/01
25        5   Warren              2/1/01              7/1/01
-----------------------------------------------------------------------------------------------
26        5                       2/1/01              7/1/01                        12
-----------------------------------------------------------------------------------------------


Each box represents the completion of a phase.

B.2.2 PRE-CONTRACTING CHECKLIST

                            PRE-CONTRACTING CHECKLIST

----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                   SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                             REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
ARTICLE 3: MANAGED CARE MANAGED INFORMATION SYSTEM
----------------------------------------------------------------------------------------------------------------------------------
N/A        N/A         Identify the system(s) that the contractor will
                       use to meet the requirements in the contract.
                       Provide the name of the system, a description of
                       the functions that it supports, major inputs and
                       outputs, origin of system (in-house, custom
                       developed by vendo
----------------------------------------------------------------------------------------------------------------------------------
N/A        N/A         Provide flowcharts showing the major system(s)
                       components and interfaces.
----------------------------------------------------------------------------------------------------------------------------------
3.1.1      N/A         Identify the major system files and describe how
                       each will be available for on-line access.
----------------------------------------------------------------------------------------------------------------------------------
3.1.1      N/A         Provide sample screens and describe the data
                       available on the screen and the search arguments
                       for enrollee, provider and claims inquiry.
----------------------------------------------------------------------------------------------------------------------------------
3.1.2      N/A         Provide the processing schedule and indicate how
                       the contractor will meet DMAHS performance
                       requirements. (A)
----------------------------------------------------------------------------------------------------------------------------------
3.1.2      N/A         Describe how errors are tracked and monitored
                       throughout the system. Indicate how audit trails
                       are maintained and which transactions and
                       updates are tracked. (B)
----------------------------------------------------------------------------------------------------------------------------------
3.1.2      N/A         Provide a list of all the system edits. Identify
                       any new edits that will be required to support
                       this contract. (C)
----------------------------------------------------------------------------------------------------------------------------------
3.1.2      N/A         Describe the automated and manual controls for
                       balancing and ensuring that all transactions and
                       master file records are accounted for and that
                       all processes have been executed properly. (D)
----------------------------------------------------------------------------------------------------------------------------------
3.1.2      N/A         Indicate the input media formats currently
                       supported by the system for claims, encounters,
                       PA, referrals, and UM. Describe how additional
                       formats will be supported for this contract. (E)
----------------------------------------------------------------------------------------------------------------------------------
3.1.2      N/A         Describe the backup and recovery procedures. (F)
----------------------------------------------------------------------------------------------------------------------------------

                            PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
3.1.3      N/A                  Describe how the contract requirements will be
                                met in terms of regular reporting and ad hoc
                                reporting. (A and B)
----------------------------------------------------------------------------------------------------------------------------------
3.1.3      Section A            Provide a sample of each report the contractor
                                plans to use to meet the reporting requirement
                                outlined in Articles 3.1.3A and 3.1.3B. (A and
                                B)

3.1.3      N/A                  Describe any modification required.
                                If the contractor must develop a new report to
                                meet the requirements, describe what will be
                                done.
----------------------------------------------------------------------------------------------------------------------------------
3.1.3      N/A                  Provider contractor's system documentation. (C)
----------------------------------------------------------------------------------------------------------------------------------
3.1.4      N/A                  Provide evidence that the systems is year 2000
                                compliant. (B)
----------------------------------------------------------------------------------------------------------------------------------
3.2.1      N/A                  Provide a cross-walk of the enrollment/
                                eligibility data elements that the
                                State provides to the contractor's enrollee
                                file. Describe how fields that don't directly
                                map will be handled. (A) Describe how each of
                                the following will be supported (B to D):
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~Identification of each enrollee by the Medicaid
                                Identification Number and cross-reference to the
                                MCO's enrollee number and the enrollee's social
                                security number
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~Linkage of family members for mailings and
                                other communication based on the first
                                ten-digits of the Medicaid ID number
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~Identification of newborns from date of birth
                                and link newborn record to eligibility and
                                enrollment data when they are received from the
                                State
----------------------------------------------------------------------------------------------------------------------------------
           B.3.2                ~Maintenance of all data elements provided by
                                the Department on the weekly update files.
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~Day-specificenrollment
----------------------------------------------------------------------------------------------------------------------------------
3.2.2      N/A                  Describe how each of the following requirements
                                will be met:
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~New enrollee notification
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~Issuance of ID cards
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~PCP selection
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~Notification to State of enrollee demographic
                                changes
----------------------------------------------------------------------------------------------------------------------------------
           N/A                  ~Enrollee correspondence generation capabilities
----------------------------------------------------------------------------------------------------------------------------------
3.2.3      N/A                  Describe how the contractor will meet the
                                electronic verification system and telephone
                                enrollment inquiry requirements. (A and B)
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                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
3.2.4      N/A         Describe the contractor's enrollee complaint and
                       grievance tracking system and indicate how it
                       meets the requirements defined in Article 3.2.4.
                       (A and B) (See also Article 5.15)
----------------------------------------------------------------------------------------------------------------------------------
3.3.1      N/A         Identify any data elements listed in Article
                       3.3.1A that are not currently maintained in the
                       contractor's system and describe how the
                       contractor intends to meet these requirements.
                       (A to C)
----------------------------------------------------------------------------------------------------------------------------------
3.3.2      N/A         How will the contractor's system support
                       credentialing, recredentialing and flagging to
                       review providers? (A and B)
----------------------------------------------------------------------------------------------------------------------------------
3.3.3      N/A         Describe how the contractor's system generates
                       provider rosters and supports the provider
                       network requirements described in Article 4.8.
                       Provide a sample provider roster. (A and B)
----------------------------------------------------------------------------------------------------------------------------------
3.3.4      N/A         Describe how the contractor's system will be
                       able to satisfy the provider monitoring
                       requirements of Article 3.3.4.
----------------------------------------------------------------------------------------------------------------------------------
3.4.1      N/A         Describe how the contractor's system meets the
                       general claims/encounter processing requirements
                       in terms of input processing, edits and audits,
                       benefit and reference files, and
                       claims/encounter history files. What procedure
                       and diagnosis coding schemes are supported by
                       the system? Describe the nature of the updates
                       that will be required to the benefit and
                       reference files to implement this program. (A to
                       D)
----------------------------------------------------------------------------------------------------------------------------------
3.4.2      N/A         Describe how the contractor's system meets
                       requirements linked to coordination of benefits
                       such as other coverage information, cost
                       avoidance information and edits, postpayment
                       recoupments information, personal injury cases
                       referral, Medicare benefits coordination, and
                       general reporting and tracking. (A to F)
----------------------------------------------------------------------------------------------------------------------------------
3.4.3      N/A         Provide samples of the following reports:
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Claims processing statistics
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Inventory and claims aging statistics
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Error reports
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Contested claims and encounters reports
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Aged claims and encounters reports
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Checks and EOB(s)
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Lag factors and IBNR reports (A)
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                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
3.5.1      N/A         Describe how the contractor's system meets the
                       functions and capabilities requirements for
                       prior authorization, referral, utilization
                       management, and fraud and abuse, including the
                       following: (A to D)
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           N/A         ~Access to predefined treatment criteria
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Direct provider entry of referral information
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Automated generation of notices and
                       correspondence
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Case tracking
----------------------------------------------------------------------------------------------------------------------------------
3.6.1      N/A         Describe how the financial system interfaces
                       with the claims and encounter system
                       specifically with regard to updating claim
                       records to reflect voids, refunds, and
                       recoveries. Describe how the capitation payment
                       history is updated when capitation payments are
                       voided or refunded. Describe how the system
                       provides for liens and withholds to providers,
                       for reissuing lost or stolen checks, and for
                       automatic recoupment of an adjusted claim that
                       results in a negative payment. (B)
----------------------------------------------------------------------------------------------------------------------------------
3.7.1      N/A         Provide samples of reports used to detect
                       deviations in treatment patterns, enrollee care,
                       and billing, and over- and under-utilization.
                       Describe performance measurement functions.
                       Identify which HEDIS measures are currently
                       collected and for which popu
----------------------------------------------------------------------------------------------------------------------------------
3.8.1      N/A         Provide a description of the general reporting
                       capabilities of the system. Provide examples of
                       key reports that are used by the contractor to
                       perform each of the following:
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Review financial viability of program
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Evaluate appropriateness of care
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Identify provider practice problems
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Identify processing problems
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Measure overall performance
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Identify trends in utilization, billing,
                       payment
----------------------------------------------------------------------------------------------------------------------------------
           N/A         ~Produce regular management reports (A to C)
----------------------------------------------------------------------------------------------------------------------------------
3.8.1      N/A         Describe how data will be received and
                       transmitted to and from the State's data
                       centers. (D)
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                       PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
3.8.2      N/A         Describe the query tool(s) used to support
                       ongoing and ad hoc reporting requests. What
                       data/files can be accessed using the tool? Does
                       the tool provide duplicated and unduplicated
                       enrollee counts? Can the tool be used to extract
                       data for analysis?
----------------------------------------------------------------------------------------------------------------------------------
3.8.3      N/A         Describe the contractor's reporting tools and
                       how they meet the requirements in Article 3.8.3.
----------------------------------------------------------------------------------------------------------------------------------
3.9        N/A         Do you currently submit encounters? If so,
                       identify to whom you submit them. How many
                       encounters did you submit in the last year? What
                       percent failed edits the first submittal and
                       were returned for correction? What is the
                       average number of encounters per enrollee per
                       month for inpatient hospital, outpatient
                       hospital, physician, pharmacy, and all other
                       services that were submitted?
----------------------------------------------------------------------------------------------------------------------------------
3.9.1      N/A         Provide a cross-walk between the State's
                       required encounter reporting data elements and
                       the contractor's claims history file data
                       elements. Describe how elements that do not
                       directly map will be handled. Describe how any
                       missing elements will be incorporated into the
                       contractor's system. Identify the processing
                       steps that will be required to report all the
                       claims and encounters for the eight claim types
                       (Inpatient, Outpatient, Professional, Home
                       Health, Transportation, Vision, Dental, and
                       Pharmacy) and the capitation payments and note
                       if any of the claim types are processed by a
                       subcontractor. (A to C)
----------------------------------------------------------------------------------------------------------------------------------
3.9.2      B.3.3       Provide evidence that contractor has a Submitter
                       Identification Number or submit application for
                       such a number. (A)
----------------------------------------------------------------------------------------------------------------------------------
3.9.2      B.3.3       Pass testing phase for each of the claim types.
                       (B)
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                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
ARTICLE 4: PROVISION OF HEALTH CARE SERVICES
----------------------------------------------------------------------------------------------------------------------------------
PROVISION OF HEALTH CARE SERVICES
----------------------------------------------------------------------------------------------------------------------------------
Covered Services and Linkages
----------------------------------------------------------------------------------------------------------------------------------
4.1.1      N/A         Describe the contractor's policies and
                       procedures regarding out-of-area and
                       out-of-network care, including how enrollees and
                       providers are informed of the policy. (D, G, and
                       M and Article 4.8.7G)
----------------------------------------------------------------------------------------------------------------------------------
4.1.1      N/A         Describe how the contractor will outreach
                       enrollees with existing plans of care, including
                       timeframes. (E)
----------------------------------------------------------------------------------------------------------------------------------
4.1.1      N/A         Describe the contractor's policies and
                       procedures on self-referral. (H)
----------------------------------------------------------------------------------------------------------------------------------
4.1.1      N/A         Describe the contractor's policies and
                       procedures on genetic testing and counseling.
                       (I)
----------------------------------------------------------------------------------------------------------------------------------
4.1.1      N/A         Describe the contractor's second opinion
                       program. (J)
----------------------------------------------------------------------------------------------------------------------------------
4.1.1      N/A         Describe contractor's policies and procedures
                       for authorizing and performing procedures that
                       might be considered medical or dental. (O)
----------------------------------------------------------------------------------------------------------------------------------
4.1.3      N/A         How will the contractor help enrollees access
                       services listed in 4.1.3? (A and B)
----------------------------------------------------------------------------------------------------------------------------------
4.1.7      N/A         Which services, activities or products not
                       covered by the State Plan will the contractor
                       propose to provide (i.e., supplemental
                       benefits)?
----------------------------------------------------------------------------------------------------------------------------------
4.2.1      N/A         How will the contractor inform enrollees about
                       access to emergency services, including services
                       provided by non-participating providers? (C and
                       D)
----------------------------------------------------------------------------------------------------------------------------------
4.2.1      N/A         Describe contractor's plans for utilizing a
                       common list of symptom-based presenting
                       complaints. Identify the symptoms list. (I)
----------------------------------------------------------------------------------------------------------------------------------
4.2.1      N/A         Describe the contractor's policies and
                       procedures for emergency dental services for
                       enrollees, both inside and outside the
                       contractor's service area. (L)
----------------------------------------------------------------------------------------------------------------------------------
4.2.2      N/A         Describe how enrollees will access family
                       planning services and supplies. In particular,
                       how will the contractor coordinate services with
                       non-participating providers? (A and B)
----------------------------------------------------------------------------------------------------------------------------------

                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.2.3      B.4.2       How does the contractor intend to comply with
                       the contract requirements regarding obstetrical
                       services? (A and B)
----------------------------------------------------------------------------------------------------------------------------------
4.2.4      N/A         How will the contractor provide all medically
                       necessary drugs covered by the Medicaid program
                       to all enrollees, including people with special
                       needs? (A) Will the contractor implement a drug
                       formulary? If so, provide a copy of the
                       formulary and describe how it was developed and
                       how it will be implemented in compliance with
                       contract requirements. How will it take into
                       account the needs of individuals with special
                       needs? How will the contractor ensure access to
                       non-formulary drugs when medically necessary?
                       Describe the contractor's prior approval process
                       for these drugs. (B)
----------------------------------------------------------------------------------------------------------------------------------
4.2.4      N/A         Describe the contractor's procedure for review
                       and resolution of complaints regarding drug
                       access and coverage. (B.8)
----------------------------------------------------------------------------------------------------------------------------------
4.2.4      N/A         If the contractor intends to implement a
                       pharmacy lock-in program, describe the proposed
                       program, including the criteria for lock-in and
                       how the program will meet the contract
                       requirements. (C)
----------------------------------------------------------------------------------------------------------------------------------
4.2.4      N/A         How will the contractor coordinate drug
                       prescription by several providers and avoid drug
                       interaction issues? (D) (See also Article 4.6.4D
                       regarding DUR)
----------------------------------------------------------------------------------------------------------------------------------
4.2.5      N/A         What procedures will the contractor use to
                       notify enrollees of laboratory and radiology
                       results within required time periods? (A and B)
----------------------------------------------------------------------------------------------------------------------------------
4.2.6      N/A         Describe, in detail, the contractor's policies
                       and procedures for providing EPSDT services,
                       outreach, education, referrals and follow-up
                       care for each of the required services. How will
                       the contractor notify enrollees when periodic
                       assessments or needed services are due and
                       coordinate appointments for care? What policies
                       and procedures does the contractor have for
                       conducting outreach for missed appointments? How
                       will the contractor notify PCPs about EPSDT
                       requirements and enforce those requirements,
                       including providing a list of enrollees that
                       have not complied with the EPSDT schedules and
                       requiring documentation of outreach efforts? (A)
----------------------------------------------------------------------------------------------------------------------------------
4.2.6      N/A         Describe the contractor's lead screening
                       program, including verbal risk assessment and
                       blood lead testing (B.7)
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                           PRE-CONTRACTING CHECKLIST

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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.2.7      B.4.3 &
              B.4.4             Describe the contractor's policies and
                                procedures for immunizations, including ensuring
                                compliance with the ACIP's most recent
                                recommendations and using VFC vaccines. (A, B, D
                                and E)
----------------------------------------------------------------------------------------------------------------------------------
4.2.8      N/A                  Submit the contractor's policies and procedures
                                regarding experimental treatment, including the
                                composition of the contractor's medical review
                                board. (E and F)
----------------------------------------------------------------------------------------------------------------------------------
4.2.9      N/A                  Describe all planned health promotion and
                                education activities and targeted implementation
                                dates.
----------------------------------------------------------------------------------------------------------------------------------
4.3.2      B.4.5                Describe and list any relationships with Head
                                Start programs, including how contract
                                requirements are met.
----------------------------------------------------------------------------------------------------------------------------------
4.3.3      B.4.6                Describe and list linkages with school-based
                                youth services programs, including how contract
                                requirements are met.
----------------------------------------------------------------------------------------------------------------------------------
4.3.4      B.4.7                Describe and list linkages with Local Health
                                Departments.
----------------------------------------------------------------------------------------------------------------------------------
4.3.5      B.4.8                Describe the contractor's policies and
                                procedures for compliance with the requirements
                                regarding referrals to WIC programs.
----------------------------------------------------------------------------------------------------------------------------------
4.3.6      N/A                  Describe any relationships, whether existing or
                                planned with other provider entities, including:
                                public health clinics or agencies, DYFS
                                contracted Regional Child Abuse/Sexual Abuse
                                Centers, environmental health clinics, women's
                                health clinics, family planning/reproductive
                                health clinics, and developmental disabilities
                                clinics. Describe how these relationships
                                are/will be established, in what form (e.g.,
                                written), and how these relationships will
                                differ from network providers, e.g., referrals,
                                care management, reimbursement, dispute
                                resolution, and records maintenance.
----------------------------------------------------------------------------------------------------------------------------------
4.4        B.4.9                Provide the contractor's policies and
                                procedures regarding identification of mental
                                health and substance abuse problems. Describe
                                screening tools, follow-up, and referrals
                                to/from MH/SA providers. Submit any alternative
                                screening tool. (A, B, E and F)
----------------------------------------------------------------------------------------------------------------------------------
4.4        N/A                  What "standard rules of the pharmacy plan" will
                                MH/SA providers be required to follow? Describe
                                procedures to report prescription abuse to
                                DMAHS. (C and D)
----------------------------------------------------------------------------------------------------------------------------------

                            PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.4        N/A         Describe how the contractor will coordinate
                       inpatient hospital services for enrollees with
                       both a physical health and a MH/SA diagnosis,
                       including any relevant experience with this
                       issue. (E)
----------------------------------------------------------------------------------------------------------------------------------
4.4        N/A         Describe how the contractor will resolve service
                       provision disputes in compliance with the
                       contract requirements. (G)
----------------------------------------------------------------------------------------------------------------------------------
Enrollees with Special Needs
----------------------------------------------------------------------------------------------------------------------------------
4.5.2      N/A         Describe all policies, guidelines and procedures
                       the contractor will use to ensure identification
                       of enrollees at risk of or having special needs
                       and delivery of all medically necessary covered
                       benefits to enrollees with special needs,
                       including relevant experience with special needs
                       populations. (A)
----------------------------------------------------------------------------------------------------------------------------------
4.5.2      N/A         How will the contractor meet requirements
                       regarding transition planning for persons with
                       special needs? (B)
----------------------------------------------------------------------------------------------------------------------------------
4.5.2      N/A         Give evidence of the contractor's outreach and
                       enrollment staff qualification and training to
                       work with people with special needs, including
                       the ability to serve persons with behavior
                       problems associated with developmental
                       disabilities. (C and G)
----------------------------------------------------------------------------------------------------------------------------------
4.5.2      N/A         Describe policies and procedures for enrollee
                       access to specialists as primary care providers.
                       Describe any plans for use of standing referrals
                       for long term specialty care. (D) (See also
                       Article 4.8.7)
----------------------------------------------------------------------------------------------------------------------------------
4.5.2      N/A         Describe how the contractor will assure that
                       people with special needs have access to dental
                       services, including specific policies and
                       procedures for provision of dental services for
                       enrollees with developmental disabilities. What
                       reviews and audits will be in place to monitor
                       and evaluate dental services by enrollees with
                       developmental disabilities? (E and Article
                       4.7.1J)
----------------------------------------------------------------------------------------------------------------------------------
4.5.2      N/A         How will the contractor handle crisis situations
                       after hours for enrollees with special needs,
                       including training of staff/providers? (F)
----------------------------------------------------------------------------------------------------------------------------------
4.5.2      N/A         Describe the contractor's policies and
                       procedures for ADA compliance and submit the
                       contractor's plan to monitor compliance. (H)
                       (See also Article 7.8)
----------------------------------------------------------------------------------------------------------------------------------

                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.5.3      B.4.11      Describe how the contractor will meet network
                       requirements related to enrollees with special
                       needs, including how the network will respond to
                       the cultural and linguistic needs of enrollees
                       with special needs, how the contractor will
                       secure accessibility to providers specialized in
                       treating disabling conditions, and contracting
                       with Special Child Health Services Network
                       Agencies. (A and B)
----------------------------------------------------------------------------------------------------------------------------------
4.5.4      B.4.12      Indicate the contractor's policies and
                       procedures for compliance with care management
                       and coordination of care requirements for
                       persons with special needs. (A through D)
----------------------------------------------------------------------------------------------------------------------------------
4.5.5      N/A         Describe the contractor's policies and
                       procedures for meeting the contract requirements
                       regarding children with special health care
                       needs, including provision of services, care
                       management, access to specialty centers, and
                       continuation of existing relationships with
                       out-of-network providers. (A and B)
----------------------------------------------------------------------------------------------------------------------------------
4.5.5      N/A         How will the contractor coordinate care and
                       create linkages with external organizations,
                       particularly with school districts and local
                       Early Intervention Programs? (C to E)
----------------------------------------------------------------------------------------------------------------------------------
4.5.6      N/A         Describe the contractor's approach to providing
                       service to persons with developmental
                       disabilities and any experience with this
                       population.
----------------------------------------------------------------------------------------------------------------------------------
4.5.6      N/A         N/A Describe the contractor's proposed
                       specialized provider network that will provide
                       physical health and MH/SA services to clients of
                       DDD.
----------------------------------------------------------------------------------------------------------------------------------
4.5.7      N/A         Describe the contractor's program to educate,
                       test and treat pregnant women with HIV/AIDS,
                       including any experience with this population.
                       (A)
----------------------------------------------------------------------------------------------------------------------------------
4.5.7      N/A         How will the contractor address the HIV/AIDS
                       prevention needs of uninfected enrollees and
                       special needs of HIV-positive enrollees? Which
                       traditional HIV/AIDS providers are included in
                       the contractor's network? (B and C)
----------------------------------------------------------------------------------------------------------------------------------

                            PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.5.7      B.4.13      Provide a detailed description of the
                       contractor's HIV/AIDS program, including its
                       policies and procedures for assuring the use of
                       the most current diagnosis and treatment
                       protocols. Describe the contractor's care
                       management program for HIV/AIDS, including
                       linkages with Ryan White CARE Act grantees. (D
                       and E)
----------------------------------------------------------------------------------------------------------------------------------
Quality Management, Monitoring, and Evaluation
----------------------------------------------------------------------------------------------------------------------------------
4.6.1      B.4.14      Submit a comprehensive detailed description of
                       the contractor's Quality Assessment and
                       Performance Improvement (QAPI) program,
                       including how the QAPI will comply with each of
                       the standards listed in Article 4.6.1.C,
                       including standards described in New
                       Jersey-modified QARI/QISMC. (A to C except
                       C.5-7)
----------------------------------------------------------------------------------------------------------------------------------
4.6.1      B.4.14      Describe the contractor's
                       credentialing/recredentialing process, including
                       how it complies with Standard IX of NJ modified
                       QARI/QISMC and how it addresses credentialing
                       requirements related to practitioners'
                       experience serving people with special needs.
----------------------------------------------------------------------------------------------------------------------------------
4.6.1      B.4.14      If the contractor will subcontract or delegate
                       any QAPI activities, provide a copy of that
                       agreement and a plan for active oversight. (C.7)
----------------------------------------------------------------------------------------------------------------------------------
4.6.2      B.4.15      Submit a work plan that describes in detail each
                       of the quality assurance activities that the
                       contractor will carry out, including timeframes,
                       frequencies, and a summary of current activity.
                       Include all minimum required activities in the
                       order they are listed in Article 4.6.2B through
                       AA.
----------------------------------------------------------------------------------------------------------------------------------
4.6.2      N/A         Select two clinical practice guidelines and for
                       each document the process for developing and
                       disseminating the guideline as well as updating
                       and revising the guideline. (A)

4.6.2      N/A         Submit written policies and procedures related
                       to the specified ethical issues. (K)
----------------------------------------------------------------------------------------------------------------------------------

                                PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.6.2      N/A                  Provide a written description of the
                                contractor's compensation methodology for
                                marketing representatives, including how
                                commissions/incentive payments will be
                                calculated and how the contractor will ensure
                                that these payments do not exceed 30 percent of
                                the representative's monthly salary. (U and
                                5.16.2B))
----------------------------------------------------------------------------------------------------------------------------------
4.6.2      N/A                  Describe any other specific initiatives the
                                contractor will conduct, e.g., accreditation.
----------------------------------------------------------------------------------------------------------------------------------
4.6.3      N/A                  Describe the contractor's referral system,
                                including the items listed in Article 4.6.3A and
                                B. Include a flowchart that details the referral
                                system, including the title of the person
                                responsible for approving referrals. (A, D and
                                E)
----------------------------------------------------------------------------------------------------------------------------------
4.6.3      N/A                  How will the contractor assure the facilitation
                                of referrals for individuals for whom traveling
                                to pick-up and deliver forms would cause undue
                                hardship? (B)
----------------------------------------------------------------------------------------------------------------------------------
4.6.4      B.4.14               Provide a copy of the contractor's written
                                Utilization Review Plan. Clearly reference the
                                standards described in New Jersey modified
                                QARI/QISMC and address each of the additional
                                required policies and procedures in Article
                                4.6.4A. (A)
----------------------------------------------------------------------------------------------------------------------------------
4.6.4      N/A                  Give a detailed description of the contractor's
                                prior authorization policies and procedures,
                                including staff qualifications and timeframes.
                                Provide a sample Notice of Action. (B)
----------------------------------------------------------------------------------------------------------------------------------
4.6.4      N/A                  Describe the contractor's appeal process for
                                utilization management determinations, including
                                timeframes and who will hear the appeal. (C)
----------------------------------------------------------------------------------------------------------------------------------
4.6.4      N/A                  How will the contractor comply with the Drug
                                Utilization Review (DUR) requirements listed in
                                Article 4.6.4.D1 and 2, including the
                                development of review protocols for and review
                                of MH/SA drug utilization? (D.1 & 2) (See also
                                Article 4.2.4)
----------------------------------------------------------------------------------------------------------------------------------
4.6.4      N/A                  Provide evidence that the Medicaid DUR Board has
                                approved the contractor's DUR standards and
                                submit DUR standards. (D.3)
----------------------------------------------------------------------------------------------------------------------------------
4.6.5      N/A                  Describe how the contractor will meet the care
                                management requirements in Articles 4.6.5A,
                                including a description of the protocols
                                identified in A.5.
----------------------------------------------------------------------------------------------------------------------------------

                            PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.6.5      N/A                  Describe the contractor's care management
                                program, including the contractor's protocols
                                and tools for identifying enrollees who require
                                care management, protocols and tools for complex
                                needs assessments, criteria for providing an
                                assessment, elements in the care plan,
                                timeframes for each activity, care manager
                                qualifications, education, training, and
                                caseload, referral procedures, continuity of
                                care, documentation, hours of service, and
                                criteria for providing different levels of care
                                management. (B through K)
----------------------------------------------------------------------------------------------------------------------------------
4.7.1      N/A                  Describe the contractor's incentive system for
                                providers to assure submission of encounter
                                data. (I)
----------------------------------------------------------------------------------------------------------------------------------
4.7.4      N/A                  Describe the contractor's policies and
                                procedures regarding a plan of action for any
                                problems identified through the External Review
                                Organization's (ERO) activities. (A)
----------------------------------------------------------------------------------------------------------------------------------
Provider Network
----------------------------------------------------------------------------------------------------------------------------------
4.8.1      N/A                  How will the contractor ensure that providers
                                reflect the linguistic composition of enrollees?
                                (B.3)
----------------------------------------------------------------------------------------------------------------------------------
4.8.1      N/A                  How will the contractor ensure that providers
                                are accessible and that it has sufficient
                                providers trained and experienced in treating
                                individuals with special needs? (B.4)
----------------------------------------------------------------------------------------------------------------------------------
4.8.2      N/A                  How will the contractor assure that its PCPs are
                                complying with the requirements of Articles
                                4.8.2A and B for supervising, coordinating and
                                managing their enrollees' health care as well as
                                making appropriate referrals? Describe the
                                contractor's referral protocols, including the
                                protocols for a PCP to determine the urgency of
                                a consultation with a specialist, and if urgent,
                                to arrange for a consultation with a specialist.
----------------------------------------------------------------------------------------------------------------------------------
4.8.2      N/A                  If the contractor will be using a specialist as
                                a PCP or a physician practicing in an academic
                                setting for less than 20 hours per week, submit
                                justification for each such provider. (A)
----------------------------------------------------------------------------------------------------------------------------------
4.8.3      A.4.1                Submit a hard copy and electronic copy of
                                contractor's provider network file.
----------------------------------------------------------------------------------------------------------------------------------
4.8.4      N/A                  Submit sample pages of the provider directory to
                                demonstrate compliance with the provider
                                directory requirements. (A to C)
----------------------------------------------------------------------------------------------------------------------------------

                                PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.8.6      N/A         If the contractor has its own laboratory, submit
                       a written list of all diagnostic tests performed
                       in its own laboratory and those tests that are
                       referred to other laboratories. (A.2)
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4.8.6      N/A         How will the contractor ensure that it maintains
                       a sufficient network of drawing/specimen
                       collection stations? (C)
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4.8.7      N/A         How will the contractor ensure that it maintains
                       a sufficient network of pediatric medical
                       subspecialties and that access to these services
                       is not unnecessarily rigid? (A)
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4.8.7      N/A         Which Special Child Health Services Network
                       Agencies or equivalent does/will the contractor
                       include in its provider network? (B)
----------------------------------------------------------------------------------------------------------------------------------
4.8.7      N/A         Describe the contractor's procedures for
                       ensuring that its network includes primary care
                       providers experienced in caring for enrollees
                       with special needs. (C)
----------------------------------------------------------------------------------------------------------------------------------
4.8.7      B.4.16      Describe the contractor's procedures for
                       ensuring that its network includes providers who
                       have knowledge and experience in identifying
                       child abuse and neglect. Which Regional Child
                       Abuse and Neglect Diagnostic and Treatment
                       Centers or their equivalent are included in the
                       provider network? (D)
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4.8.7      N/A         Describe the procedure by which enrollees who
                       need ongoing specialty care may obtain a
                       standing referral for such care. (E)
----------------------------------------------------------------------------------------------------------------------------------
4.8.7      B.4.10      Describe the procedure(s) by which an enrollee
                       described in 4.5.2D may receive a referral to a
                       specialist or specialty care. (F and 4.5.2D)
----------------------------------------------------------------------------------------------------------------------------------
4.8.8      N/A         How will the contractor ensure that maximum
                       caseload requirements are not exceeded? (A)
----------------------------------------------------------------------------------------------------------------------------------
4.8.8      A.4.2       Submit a provider capacity assessment. (B)
----------------------------------------------------------------------------------------------------------------------------------
4.8.8      N/A         Describe how the contractor will ensure that the
                       requirements for specialty centers/providers
                       will be met. (G and H)
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4.8.9      N/A         How will the contractor ensure that traditional
                       and safety net dental providers are included in
                       the network? What percentage of the network will
                       be traditional or safety net providers? How will
                       the contractor ensure that enrollees are
                       informed about and have access to traditional
                       and safety net providers? (C)
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                                PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
4.8.10     N/A         Is the contractor asking to be waived from
                       specific network requirements? If so, provide
                       documentation regarding good faith negotiations.
----------------------------------------------------------------------------------------------------------------------------------
4.8.11     A.4.3       Submit the provider network accessibility
                       analysis.
----------------------------------------------------------------------------------------------------------------------------------
4.9.1      N/A         Provide lists of names, addresses,
                       ownership/control information of
                       participating provider and subcontractors. (E)
----------------------------------------------------------------------------------------------------------------------------------
4.9.1      B.7.2       Submit each generic type of provider contract
                       form. (J)
----------------------------------------------------------------------------------------------------------------------------------
4.9.1      B.7.2       Submit proposed subcontracting arrangements (K)
----------------------------------------------------------------------------------------------------------------------------------
4.9.2      N/A         Submit a complete fully executed contract with
                       each provider type.
----------------------------------------------------------------------------------------------------------------------------------
4.9.2      N/A         Provide copies of each FQHC contract. (A)
----------------------------------------------------------------------------------------------------------------------------------
4.9.2      A.4.4       Provide a list of all non-FQHC providers and a
                       Certification of Provider Network. (D)
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ARTICLE 5: ENROLLEE SERVICES
----------------------------------------------------------------------------------------------------------------------------------
ENROLLMENT, VERIFICATION, AND MEMBER SERVICES
----------------------------------------------------------------------------------------------------------------------------------
5.1        N/A         What regions will the contractor serve? (A)
----------------------------------------------------------------------------------------------------------------------------------
5.4        N/A         Explain how the contractor will cooperate with
                       the Health Benefits Coordinator (HBC) to develop
                       information about its plan for dissemination to
                       Medicaid beneficiaries. (A and Article 5.16.1A)
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5.5        B.5.1       Describe the contractor's policies and
                       procedures for immediately notifying DMAHS of a
                       birth. (G.1.c)
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5.6        N/A         How will the contractor ensure that its network
                       of providers is kept informed of the enrollment
                       status of each enrollee? (A to C) (See also
                       Article 3.2.3)
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5.7        N/A         Give a detailed description of the Member
                       Services Unit. Describe staff training and
                       experience, including training and experience
                       needed to provide effective services to
                       enrollees with special needs, including those
                       with communication-affecting conditions. Also
                       provide information on staff who speak Spanish
                       or other languages; the member services manual;
                       the after-hours call-in system to triage urgent
                       and emergency calls; and urgent/emergent triage
                       policies and procedures during normal hours of
                       operation. Provide a flowchart of the telephone
                       triage system. (A to H)
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                                PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
ENROLLEE EDUCATION AND INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
5.8.1      N/A         How will the contractor ensure that information
                       to the enrollee is culturally and linguistically
                       sensitive? (B)
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5.8.1      N/A         Describe how the contractor will continually
                       educate enrollees about policies and procedures,
                       the role of enrollees in the education process,
                       and how this process will be monitored to assure
                       successful outcomes. (C)
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5.8.2      B.5.2       Submit the member handbook and explain how it
                       complies with Article 5.8.2.
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5.8.2      N/A         What procedures will the contractor have to
                       contact new enrollees to schedule baseline
                       physicals/development of plans of care? (W)
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5.8.3      N/A         Describe the policies and procedures to update
                       and distribute the updated member handbook.
----------------------------------------------------------------------------------------------------------------------------------
5.8.4      N/A         Describe the policies and procedures to notify
                       enrollees and providers of changes in services,
                       service locations, providers, and other changes.
----------------------------------------------------------------------------------------------------------------------------------
5.8.5      N/A         Submit a sample id card for both Medicaid
                       enrollees and NJ KidCare enrollees and describe
                       how it meets the requirements of Article 5.8.5.
                       (A and B)
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5.8.6      N/A         Provide a copy of the welcome letter, the
                       curriculum for enrollee orientation, proposed
                       locations for group orientation and anticipated
                       frequency. (A to C)
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PCP SELECTION AND ASSIGNMENT
----------------------------------------------------------------------------------------------------------------------------------
5.9.1      N/A         Describe the policies and procedures used to select and
                       assign a PCP, including how and what information is
                       provided to enrollees to facilitate their choice and how
                       the contractor will assign linguistically and culturally
                       competent PCPs. (A to C)

----------------------------------------------------------------------------------------------------------------------------------
5.9.2      N/A         Give a detailed description of the conditions,
                       procedures and timeframes for enrollees or PCPs to
                       request a change of a PCP, including any limits on
                       number of changes. (A to E)
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                                PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
DISENROLLMENT
----------------------------------------------------------------------------------------------------------------------------------
5.10.1     N/A         Describe the contractor's policies and
                       procedures for disenrollment. Address the
                       requirements in Article 5.10.1 regarding non-
                       discrimination, coverage for individuals in a
                       hospital, enrollee notification of right to
                       disenroll, and release of medical records,
                       including confidentiality. (A to D)
----------------------------------------------------------------------------------------------------------------------------------
5.10.2     N/A         Describe how the contractor will comply with the
                       requirements in Article 5.10.2B regarding
                       voluntary disenrollment and in Article 5.10.2C
                       regarding the role of the HBC. (B and C)
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5.10.3     N/A         Detail the policies and procedures for
                       compliance with disenrollment at the
                       contractor's request, as described in Article
                       5.10.3. (A to D)
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TELEPHONE ACCESS
----------------------------------------------------------------------------------------------------------------------------------
5.11       N/A         How will the contractor comply with the
                       requirement to maintain a 24 hour, seven days
                       per week toll-free answering system, including
                       staffing (number and qualifications) and
                       training? Document availability of TDD and TT
                       systems. (A)
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5.11       N/A         During what hours and what days of the week will
                       an enrollee be able to contact the contractor
                       for calls regarding administrative or routine
                       care services? (B)
----------------------------------------------------------------------------------------------------------------------------------
5.11       N/A         What standards will be in place for after-hours
                       responses? (C)
----------------------------------------------------------------------------------------------------------------------------------
5.11       N/A         Describe the contractor's telephone protocols.
                       Demonstrate the contractor's ability to satisfy
                       the five minutes maximum hold and the P-factor
                       requirements. Contractors may submit studies or
                       operational reports or other evidence. (D)
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APPOINTMENT AVAILABILITY AND MONITORING
----------------------------------------------------------------------------------------------------------------------------------
5.12       N/A         Give a detailed description of how the
                       availability of medical, MH/SA (for DDD clients)
                       and dental care appointments will be ensured in
                       accordance with the standards listed in Article
                       5.12. (A to P)
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5.12       N/A         How will the contractor ensure that elderly and
                       disabled enrollees are contacted within 30 days
                       of enrollment for an initial visit and that
                       enrollees with special needs are contacted
                       within 10 days? (Q)
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                                PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
5.13       N/A         Describe the contractor's policies and
                       procedures for monitoring, evaluating, and
                       ensuring the adequacy of its appointment
                       processes, including waiting time upon arrival
                       at a provider's office. Summarize any recent
                       study of appointment availability. How will the
                       contractor educate providers about appointment
                       standards? (A and B)
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CULTURAL AND LINGUISTIC NEEDS
----------------------------------------------------------------------------------------------------------------------------------
5.14       N/A         Demonstrate the contractor's ability to provide
                       the necessary physical and communication access
                       to all services, including how the contractor
                       will document that it has reasonably
                       accommodated the needs of persons with
                       disabilities. (A)
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5.14       N/A         Describe how the contractor will meet the
                       24-hour interpreter access requirements listed
                       in Article 5.14B, including how interpreter
                       services will be provided (by phone, by trained
                       interpreters, in-person, etc.). Also describe
                       how the contractor will maintain a current list
                       of interpreter agencies/interpreters. (B and C)
----------------------------------------------------------------------------------------------------------------------------------
5.14       N/A         Describe the contractor's plan for providing
                       linguistic services in addition to interpreter
                       services to a population of enrollees if they
                       meet the threshold in Article 5.14D of the
                       contract. (D and E)
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5.14       N/A         Describe the contractor's Community Advisory
                       Committee. (F)
----------------------------------------------------------------------------------------------------------------------------------
5.14       N/A         Describe the process that will be used to
                       conduct a group needs assessment and develop a
                       Cultural and Linguistic Services Plan. (G)
----------------------------------------------------------------------------------------------------------------------------------
5.14       N/A         Demonstrate that the contractor's policies and
                       procedures incorporate the values in subsection
                       I, including specific policies on these topics.
                       Provide documentation of how the contractor
                       ensures that all aspects of service delivery are
                       culturally and linguistically sensitive. Such
                       documentation may include, but not be limited
                       to, training curriculum for staff and providers.
                       (H and I)
----------------------------------------------------------------------------------------------------------------------------------
5.14       N/A         Describe the policies and procedures for
                       investigating and resolving any issues related
                       to access and cultural sensitivity. (J)
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                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
ENROLLEE COMPLAINTS AND GRIEVANCES
----------------------------------------------------------------------------------------------------------------------------------
5.15.1     N/A         Summarize the contractor's complaint, grievance,
                       and appeals policies and procedures and submit a
                       flow chart of the steps with timeframes. Explain
                       how those policies and procedures meet each of
                       the requirements in Article 5.15.1 (in the order
                       they appear).
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5.15.2     N/A         How will information about the grievance
                       procedure be provided to enrollees and
                       authorized persons (part of handbook, annual
                       mailing, or other)? Provide examples. Will the
                       statement include any information not listed in
                       B and C? (A to C)
----------------------------------------------------------------------------------------------------------------------------------
5.15.3     N/A         Describe in detail the availability, timeframes
                       and process for grievance and appeal requests
                       for both Medicaid and NJ KidCare enrollees.
                       Include a description of the role of DHSS and
                       the Independent Utilization Review Organization.
                       (A to D)
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5.15.4     N/A         Demonstrate that the contractor has an adequate
                       number of trained clinical and non-clinical
                       staff to receive and assist with enrollee
                       grievances. (A)
----------------------------------------------------------------------------------------------------------------------------------
5.15.4     N/A         If the contractor will use a grievance form,
                       submit a sample grievance form and indicate what
                       translation service the contractor will use. (B)
----------------------------------------------------------------------------------------------------------------------------------
5.15.4     N/A         Describe the contractor's policies and
                       procedures for maintaining confidentiality
                       throughout the complaint and grievance process,
                       including a copy of any applicable
                       policy/procedure. (C)
----------------------------------------------------------------------------------------------------------------------------------
5.15.4     N/A         What systems will the contractor have in place
                       for documenting and tracking complaints and
                       grievances as required in Articles 5.15.4E and
                       F? (E and F and 5.15.6D)
----------------------------------------------------------------------------------------------------------------------------------
5.15.5     N/A         Describe the tracking and resolution system for
                       issues not requiring a formal grievance hearing.
                       (A)
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                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
MARKETING
----------------------------------------------------------------------------------------------------------------------------------
5.16.1     N/A         Demonstrate the contractor's understanding of
                       what marketing activities are and are not
                       allowed, as provided in Articles 5.16.1A and B
                       and 5.16.2. (A and B)
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5.16.1     N/A         Submit a complete marketing plan and marketing
                       materials (D & G)
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5.16.1     N/A         Provide information on promotional give-aways.
                       (I and Article 5.16.2C.2)
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5.16.1     N/A         How will the contractor ensure that marketing
                       representatives are trained and qualified and
                       adhere to enrollment, disenrollment and
                       marketing policies? (J and K and Article 5.16.2A
                       and B)
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5.16.1     N/A         Provide information about marketing for NJ
                       KidCare (P, Q, and R)
----------------------------------------------------------------------------------------------------------------------------------
5.16.1     N/A         Provide information on contractor's incentive
                       program. (T)
----------------------------------------------------------------------------------------------------------------------------------
5.16.1     N/A         Describe the contractor's approach to surveying
                       enrollees specifically to verify their
                       understanding of the contractor's procedures and
                       services availability. (U)
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5.16.2     N/A         Provide a list of marketing representatives. (A.2)
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ARTICLE 6: PROVIDER INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
GENERAL AND PROVIDER EDUCATION AND TRAINING
----------------------------------------------------------------------------------------------------------------------------------
6.1        N/A         Describe the policies and procedures to ensure
                       that all contracted providers have knowledge of
                       the DMAHS managed care program. (A) How will the
                       contractor meet the initial and ongoing training
                       requirements listed in Article 6.3? Include
                       current curriculum, relevant training materials,
                       and handouts from recent training. (A and B)
----------------------------------------------------------------------------------------------------------------------------------
6.2        N/A         Submit the contractor's current provider manual
                       and bulletins and describe how it meets the
                       requirements of Article 6.2A. If the contractor
                       intends to use an alternative, submit the
                       alternative and describe how it meets the
                       requirements of Article 6.2A.
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                                PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
PROVIDER GRIEVANCES AND APPEALS
----------------------------------------------------------------------------------------------------------------------------------
6.5        N/A         Describe the contractor's procedures for
                       resolving billing and payment disputes. (A)
----------------------------------------------------------------------------------------------------------------------------------
6.5        N/A         Describe the contractor's provider grievance and
                       appeals procedures. (B)
----------------------------------------------------------------------------------------------------------------------------------
6.5        N/A         Describe how the contractor will log, track, and
                       resolve complaints and grievances and meet the
                       requirements for the provider
                       grievances/complaints report (including any
                       additional elements). (C and D)
----------------------------------------------------------------------------------------------------------------------------------
6.5        N/A         How will the contractor notify providers of the
                       right to appeal through the Department's IURO
                       process? (E)
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ARTICLE 7: TERMS AND CONDITIONS
----------------------------------------------------------------------------------------------------------------------------------
7.2        N/A         Provide a certification or notification of
                       filing with the Secretary of State. (I)
----------------------------------------------------------------------------------------------------------------------------------
7.3        N/A         Provide a staff organizational chart that
                       identifies the major operational components of
                       the contractor's organization and the lines of
                       authority and responsibility; separate charts
                       should be provided for each functional area, and
                       regional differences must be highlighted if the
                       contractor will contract for more than one
                       region.
----------------------------------------------------------------------------------------------------------------------------------
7.3        N/A         Provide a list of the following staff and their
                       resumes or biographical descriptions: CEO, CFO,
                       Contractor's Representative, Medical Director,
                       QM/UR coordinator, Care Management Supervisor,
                       Member Services Director, Provider Services
                       Director, Grievance and Appeals Officer, Claims
                       Processing Director, MIS Director. If any of
                       these staff are contractors rather than
                       employees, please specify. If any of these
                       functions are subcontracted, provide a brief
                       description of the qualifications of the
                       subcontracted persons or entities. If any
                       position is vacant, provide a detailed job
                       description (by region if more than one is
                       proposed).
----------------------------------------------------------------------------------------------------------------------------------
7.4        N/A         Certify that contractor meets the requirements
                       regarding relationships with debarred or
                       suspended persons.
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                                PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
7.5        N/A         State the name, title, address and telephone
                       number of the individual who will be serving as
                       the Contractor's Representative. (A and 7.10)
----------------------------------------------------------------------------------------------------------------------------------
7.8        N/A         Submit a written certification to the Department
                       that the contractor is in compliance with the
                       American with Disabilities Act (ADA), and that
                       the contractor shall not directly or through
                       contractual, licensing, or other arrangements,
                       discriminate against Medicaid/NJ KidCare
                       beneficiaries who are covered by ADA. (B and
                       Article 4.5.2.H)
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7.8        N/A         Describe the policies and procedures in place
                       for assuring that the contractor does not
                       discriminate against any provider who is acting
                       within the scope of the provider's license or
                       certification under State law. (E)
----------------------------------------------------------------------------------------------------------------------------------
7.8        N/A         Provide information regarding any instance in
                       which a federal or state agency ever made a
                       finding of non-compliance against the contractor
                       regarding any civil rights requirements. (G)
----------------------------------------------------------------------------------------------------------------------------------
7.16.8.1   B.7.1       Provide the required information regarding
                       physician incentive plans. (E)
----------------------------------------------------------------------------------------------------------------------------------
7.20.1     N/A         Submit a written certification to the Department
                       that the contractor is in compliance with the
                       American with Disabilities Act (ADA), and that
                       the contractor shall not directly or through
                       contractual, licensing, or other arrangements,
                       discriminate against Medicaid/NJ KidCare
                       beneficiaries who are covered by ADA. (B and
                       Article 4.5.2.H)
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7.20.7                 Submit the "Certification Regarding Lobbying"
                       and, if applicable, "Disclosure of Lobbying
                       Activities."
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7.29       N/A         Provide any information regarding any potential
                       or actual conflict of interest.
----------------------------------------------------------------------------------------------------------------------------------
7.30       N/A         Describe how the contractor will assure that
                       records are retained for the required period.
                       (A)
----------------------------------------------------------------------------------------------------------------------------------
7.37       N/A         Provide information on ownership and control
                       required in Article 7.37.A (HCFA 1513).
----------------------------------------------------------------------------------------------------------------------------------
7.37       N/A         Provide information on business transactions
                       with a "party in interest" as required in
                       Article 7.37.B.
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                                PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                     SUBMITTED/            NOTES         APPROVED
LOCATION    LOCATION                                                               REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
7.37       N/A                  Provide information on persons convicted of
                                crimes as required in 7.37.C.
----------------------------------------------------------------------------------------------------------------------------------
7.38       N/A                  Describe the policies and procedures in place to
                                identify, investigate and take appropriate
                                corrective action against provider and enrollee
                                fraud and abuse.
----------------------------------------------------------------------------------------------------------------------------------
7.39       N/A                  Describe how the contractor will assure that
                                contractor's DMAHS enrollees receive medical
                                care and health services in at least the same
                                manner and in accordance with the same standards
                                and priority as non-DMAHS enrollees in the
                                contractor's plan. (A)
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7.40       N/A                  Describe the policies and procedures in place to
                                assure the confidentiality of all information,
                                records, data and data elements pertaining to
                                Medicaid/NJ KidCare enrollees.
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                                PRE-CONTRACTING CHECKLIST

                           PRE-CONTRACTING CHECKLIST

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CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
ARTICLE 8: FINANCIAL PROVISIONS
N/A           N/A       Submit audited financial statements for the two most
                        recent fiscal years for which the statements are
                        available. The statements must include a balance sheet,
                        income statement and a statement of cash flows.
                        Statements must be completed with opinions, notes and
                        management letters. If no audited financial statements
                        are available, explain why and submit unaudited
                        financial statements and any other supporting narrative
                        and financial data.
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N/A           N/A       Provide projected balance sheets, income statements, and
                        cash budgets for three years. The income statement
                        should separately reflect Medicaid/NJ KidCare business,
                        be by premium group by region using the following
                        categories of service: Hospital inpatient, primary care,
                        physician specialty service, outpatient hospital, other
                        professional services, emergency room, dental, pharmacy,
                        home health care, transportation, lab and radiology,
                        vision care, and other. Any projected losses must be
                        explained.
----------------------------------------------------------------------------------------------------------------------------------
8.2.1 &
2.I           N/A       Identify any court order, administrative decision, or
                        action by any instrumentality of the federal or state
                        government that would prevent implementation of the
                        contract.
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8.2.2 &
2.J           N/A       Give evidence of compliance with the minimum net worth
                        requirements listed in Article 8.2.2
----------------------------------------------------------------------------------------------------------------------------------
8.2.3 and     N/A       Provide the name of the contractor's bank.
2.K
----------------------------------------------------------------------------------------------------------------------------------
8.3           N/A       Show evidence of compliance with the insurance
                        requirements listed in Article 8.3.
----------------------------------------------------------------------------------------------------------------------------------
8.3.2         N/A       Describe the policies in place to obtain and maintain
                        stop-loss insurance as required by Article 8.3.2.
----------------------------------------------------------------------------------------------------------------------------------
8.4.1         N/A       What policies and procedures are in place to achieve the
                        medical cost ratio standard as described in Article
                        8.4.1? (A and B)
----------------------------------------------------------------------------------------------------------------------------------
8.7           N/A       Describe in detail the policies and procedures in place
                        to comply with the third party liability requirements in
                        Article 8.7. (A to J)
----------------------------------------------------------------------------------------------------------------------------------
8.9           N/A       Describe the policies and procedures for advance
                        payments and PIPs to providers.
----------------------------------------------------------------------------------------------------------------------------------
8.10          N/A       Describe the policies and procedures to comply with FQHC
                        reimbursement and reconciliation requirements. (A to C)
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                           PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------------------------------------------
CORPORATE EXPERIENCE
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Provide a brief description of the contractor's
                        experience with managed care delivery, with specific
                        information about experience with individuals with
                        special needs and the Medicaid population; specify the
                        number of years of experience with Medicaid, areas of
                        operation (including other states), and number of
                        enrollees (by state).
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Describe the contractor's operational experience
                        (Medicaid and non-Medicaid) in the proposed regions in
                        New Jersey.
----------------------------------------------------------------------------------------------------------------------------------
LICENSURE AND ORGANIZATION
----------------------------------------------------------------------------------------------------------------------------------
7.21          N/A       Provide a copy of the contractor's Certificate of
                        Authority from the New Jersey Department of Banking and
                        Insurance and the Department of Health and Senior
                        Services
----------------------------------------------------------------------------------------------------------------------------------
7.25          N/A       Provide information regarding contractor's status as a
                        Medicare+Choice organization.
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       If the contractor is a subsidiary, provide an
                        organization chart showing the relationship of the
                        contractor to all parent entity(ies)/corporation(s) and
                        affiliate(s). This shall include a description of the
                        division of responsibilities, the decision making
                        process, and the reporting relationships between the
                        contractor and its parent(s) or affiliate(s).
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Describe the organizational structure of the contractor.
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Provide a list of the members of the contractor's Board
                        of Directors and their resumes or biographical
                        descriptions.
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                           PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
CASE STUDIES
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       For each of the following case studies, contractor
                        should describe how the enrollee would be managed,
                        addressing the following questions and issues where
                        relevant to the case:

                        1. Was the enrollee identified as special needs? Based on what criteria?

                        2. Is there an established protocol for managing a member with these conditions?

                        3. What level of care management is designated and who provides care management?

                        4. If the enrollee is new to the HMO, what transition planning will occur?

                        5. Who can be designated as the PCP for this enrollee and what is their role?

                        6. Describe the plan of care/Individual Health Care Plan including services provided, transportation, any supplemental benefits, alternative sites of care or clinical trials.

                        7. Describe the referrals and referral process to specialists and specialty services (including centers of excellence, out-of-state, and out-of-network providers) appropriate for the case.

                        8. Describe the role of existing providers where
                        applicable.
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                            PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
                        9. Describe linkages to school-based and Headstart
                        programs where applicable.

                        10. Describe linkages with other state agency or community services where applicable.

                        11. Describe linkages to the public health system where applicable.

                        12. Describe the coordination with the Mental Health and Substance Abuse System, or, in the case of clients of DDD, the provision of mental health and substance abuse services.

                        13. Describe the coordination with the DDD Community
                        Care Waiver where applicable.

                        14. Describe the coordination with Medicare where applicable.

                        15. Describe the coordination with family planning services, follow-up/outreach for needed screenings, preventive services and immunizations, and any relevant health promotion and wellness programs.

                        16. Describe whether any specific quality monitoring is planned.

                        17. Describe any cultural and linguistic services
                        required.
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                           PRE-CONTRACTING CHECKLIST


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CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case One:

                        1. 67 year old male, Medicare eligible

                        2. Lives alone

                        3. Newly enrolled

                        4. Presents with brittle diabetes, Parkinson's, severe neuropathy, severe depression, and COPD

                        5. Providers at the time of enrollment include a cardiologist, endocrinologist, and psychiatrist

                        6. Drug regimen at time of enrollment: insulin, anti-depressant, blood thinner, beta blocker, diuretic

                        7. History: Quadruple by-pass three years ago, two toes and one finger missing from previous infection

                        8. ADLs: Needs assistance bathing and dressing

                        9. IADLs: Needs assistance in shopping and food
                        preparation and transportation
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Two:

                        1. 26 year old woman

                        2. Lives with her husband who is employed full time and one school aged child

                        3. Presents with post-trauma quadriplegia, communicates with a speech board, breath-activated wheel chair, frequent urinary tract and pulmonary infections, depression

                        4. Selected PCP not wheel chair accessible and there are insufficient staff to assist. Examining tables are not accessible.

                        5. History: Car accident two years ago, significant rehabilitation and training with assistive devices, no recent contacts with rehabilitation provider

                        6. No strong provider relationships at time of enrollment

                        7. ADLs: Needs assistance with bathing, transfer,
                        dressing, toileting and needs assistance with all IADLs
                        and child care
----------------------------------------------------------------------------------------------------------------------------------

                           PRE-CONTRACTING CHECKLIST

----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Three:

                        1. 46 year old male

                        2. Live-in caregiver, employed full time who is HIV positive

                        3. Haitian

                        4. Enrolled with HMO for three months

                        5. Presents with full blown AIDS, viral load of 95,000, CD4 count of 172, wasting syndrome of HIV, tuberculosis, significant weight loss and loss of appetite

                        6. History: hospitalized three times in previous six months for AIDS related infections.

                        7. Providers at the time of enrollment, case managed by a Ryan White Center, specialized AIDS treatment center

                        8. Polypharmacy

                        9. ADLs: Needs assistance with self-care, nutritional
                        support and home maintenance when caregiver is absent
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Four:

                        1. 20 year woman

                        2. Two children, one in foster care

                        3. Living situation unknown

                        4. Autoassigned to HMO and to a PCP

                        5. Has not responded to any communication from HMO

                        6. Presents in emergency room, pregnant in second trimester, tests positive for cocaine

                        7. History: two children both born with addiction to
                        cocaine, both have severe cognitive deficits, one
                        previous attempt at rehabilitation led to abstinence for
                        one year, one arrest for cocaine possession
----------------------------------------------------------------------------------------------------------------------------------

                           PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Five:

                        1. Ten year old male

                        2. Living with parents

                        3. Newly enrolled

                        4. Presents with Down Syndrome, mitral valve prolapse, dental problems, serious emotional disorder unspecified, overweight 210 lb.

                        5. Providers at time of enrollment include pediatric dentist, obesity specialist, neuro-developmental pediatrician, pediatric cardiologist, oral surgeon,
                        Special Child Health Services Program Case Management
                        Unit, home health aid assists in bathing

                        6. History: Two residential treatment center placements for 60 days and 120 days in previous year -- school/parents were unable to manage behavior
                        (aggression), very disruptive in physician offices

                        7. Attends specialized class in public school, school
                        provides teacher's aid one-on-one when behavior is too
                        disruptive
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Six:

                        1. 31 year old female, in work program

                        2. Living with four children ages 2 to 11 in public housing

                        3. Autoassigned to HMO

                        4. Eleven year old referred by school to HMO for Hepatitis B vaccine

                        5. History: No record of other immunizations, one emergency room visit for the two year old (dx lead poisoning)

                        6. No response from parent to reminders for screening
                        visits and immunizations for children
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Seven:

                        1. 49 year old male

                        2. Living situation unknown (shelter, friends)

                        3. Presents with trauma-related paraplegia, severe decubiti, malnourished, post traumatic stress syndrome, crack abuse, six previous arrests for disturbing the public and vandalism

                        4. History: 12 emergency room visits in previous twelve
                        months, no show to all follow-up appointments scheduled
----------------------------------------------------------------------------------------------------------------------------------

                           PRE-CONTRACTING CHECKLIST

----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Eight:

                        1. 84 year male

                        2. Lives in house with 86 year old spouse (with late stage Alzheimer's)

                        3. Very little English, Chinese

                        4. One child out-of-state

                        5. Presents with myocardial infarction at emergency room

                        6. History: Two previous heart attacks

                        7. Enrolled with HMO for 120 days

                        8. Autoassigned to HMO and to PCP

                        9. No response to request for needs assessment/screening
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A          Case Nine:

                        1. 17 year old female

                        2. Living with friends, no known contact with parents

                        3. Eligible for NJ KidCare 4. Presents with STD, HIV
                        positive, pregnant first trimester 5. Provider at time
                        of enrollment - no ongoing provider, however, family
                        planning clinic was consulted for abortion services
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Ten:

                        1. 34 year old male

                        2. Living in apartment with two roommates

                        3. Vietnamese, no known contact with parents

                        4. Presents with alcohol poisoning in emergency room, IQ of 68, chronic alcoholism and seizure disorder

                        5. History: Has not contacted county case management unit, has not participated in community waiver, supportive employment services were provided but did not lead to job permanence, fired three times

                        6. Noncompliance with drug regimen
----------------------------------------------------------------------------------------------------------------------------------

                           PRE-CONTRACTING CHECKLIST


----------------------------------------------------------------------------------------------------------------------------------
CONTRACT   APPENDICES                       ITEM                                          SUBMITTED/         NOTES      APPROVED
LOCATION    LOCATION                                                                    REVIEWED ONSITE
----------------------------------------------------------------------------------------------------------------------------------
N/A           N/A       Case Eleven:

                        1. 24 year old female

                        2. Living with three children ages 4 to 8 in public housing

                        3. Newly enrolled

                        4. History: No known physical problems

                        5. No known physician
----------------------------------------------------------------------------------------------------------------------------------

B.2.3   READINESS REVIEW

                                READINESS REVIEW

The following information will be reviewed and discussed during the Division of Medical Assistance and Health Services readiness review:

1.       Administration and Organizational Structure


         -        Tour office/facility

         -        Identify any changes in organizational structure

                  --       interim plans to delegate responsibilities

         -        Identify chain of command

                  --       identify and introduce of management team


2.       Quality Management


         -        Identify and meet staff and flow of responsibilities

         -        Review final plans for implementation of Quality Management
                  Committees

         - Review procedures for interdepartmental coordination on quality issues

         -        Review final policy and procedure manuals

         -        Review credentialing files


3.       Provider Relations


         -        Identify and meet staff and flow of responsibilities

         -        Process for staff education

         -        Review staff procedure manuals/documents

         -        Policy on provider education and outreach

         -        Processing and monitoring of provider inquiries and complaints

         -        Evaluation/effectiveness of Provider Relation Services

         -        Recruitment policy

         -        Review record keeping of provider files


4.       Member Services/Customer Services


         -        Identify and meet staff and flow of responsibilities

         -        Process for staff education

         -        Review staff procedure manuals/documents

         -        Policy on member education and outreach

         -        Processing and monitoring member inquiries and complaints

         -        Is 24 hour coverage in place

         -        Bilingual staff/translation ability

         -        Evaluation/effectiveness of Member Services

         -        Plans for the initiation of member surveys

         -        Telephone hotline staff and system

         -        Enrollment

5.       Enrollment


         -        Identify and meet staff and flow of responsibilities

         -        Process for staff education

         -        Review staff procedure manuals/documents

         -        Processing and monitoring enrollment process

         -        Evaluation/effectiveness of Member Services


6.       Complaints and Grievances


         -        Identify responsible staff

         -        Identify process and resolution of complaint

         -        Tracking

         -        Incorporation into quality assurance activities

         -        Process for maintaining confidentiality


7.       Marketing


         -        Identify and meet marketing staff

         -        Education/training of marketing staff

         -        Review of marketing plan/sites for enrollment

         -        Inspect materials inventory


8.       Record Keeping


         -        Check security of record keeping system

         -        Provider and member files

         -        Plans for record retention

         -        Confidentiality


9.       Utilization Management


         -        Identify and meet responsible staff

         -        Education/training of staff

         -        Process for authorization/denials of services

         -        Coordination of alternative services/approvals

         -        Referrals/Precertification


10.      Fiscal Responsibility


         -        Meet responsible Financial staff

         -        Review Provider Payment claims screens

         -        Review Financial Management screens

11.      Management Information Systems


         -        Review Provider Payment claims screens

         -        Review Member and Provider screens

         -        Review Quality and Utilization Management screens

         -        Review capability for reporting

         -        Identify staff

B.3.0   MANAGED CARE MANAGEMENT INFORMATION SYSTEMS

B.3.1   MONTHLY ROSTER EXTRACT FILE

     Monthly Roster Extract File                               08/02/1993
            File Name                                        Effective Date

   HSADTXXP.XME54RNX.NX54ACT.TRANS
   HSADTXXP.XME54RNX.NX54FUTR.TRANS
   HSADTXXP.XME54RNX.NX54TERM.TRANS             70                   23450
             Data Set Name              Record Size - Bytes        Block Size


ELEMENT         FIELD NAME                  CHARS.       BYTES      BYTE #      FORMAT     COBOL       DESCRIPTION AND REMARKS
                                                                    REL TO 1               PICTURE
-------         ----------                  ------       -----      ------      ------     -----       -----------------------
1               EXTRACT - HSP -             12           12         1 - 12      NU         9(12)
                NUMBER

2               EXTRACT - CASE              10           10         1 - 10      NU         9(10)
                NUM

3               EXTRACT - PERSON             2            2         11 - 12     NU         9(2)
                - NUM

4               EXTRACT - LAST              12           12         13 - 24     CH         x(12)
                NAME

5               EXTRACT - FIRST              7            7         25 - 31     CH         x(7)
                NAME

6               EXTRACT - COUNTY             2            2         32 - 33     NU         9(2)
                - OF - RES

7               EXTRACT - MC PLAN            3            3         34 - 36     NU         9(3)
                - CODE

8               EXTRACT - MC -               8            8         37 - 44     NU         9(8)
                DISENROLL DTE

9               EXTRACT - MC -               8            8         45 - 52     NU         9(8)
                ENROLL - DTE

10              FILLER                      17           17         53 - 69     CH         x(17)

11              EXTRACT - TYPE -             1            1              70     CH         x           VALUE = A, T, OR F
                FILE                                                                                   FOR `ACTIVE',
                                                                                                       `TERMING', OR
                                                                                                       `FUTURE'

B.3.2   MANAGED CARE REGISTER FILE

                               STATE OF NEW JERSEY

                          TREASURY DEPARTMENT - O.I.T.
                                 CLIENT SYSTEMS
 MANAGED CARE REGISTER FILE        FILE LAYOUT                      01/25/99
           FILE NAME                                             EFFECTIVE DATE

                                           297
        DATA SET NAME               RECORD SIZE - BYTES            BLOCK SIZE


                                                                       BYTE #                  COBOL
ELEMENT        FIELD NAME                   CHARS.       BYTES       REL TO 1    FORMAT      PICTURE     DESCRIPTION AND REMARKS
-------        ----------                   ------       -----      ---------    ------      -------     -----------------------
1 - 37         NX-TR-MC-RECORD               297          297         1 - 297     GROUP       X(297)

1 - 2          NX-TR-MEDICAID-ID              12           12          1 - 12     GROUP       X(12)

1              NX-TR-CASE-NUMBER              10           10          1 - 10      AN         X(10)

2              NX-TR-RECIP-NUMBER              2            2         11 - 12      AN         X(2)
                                                                                                         A=NEW ENROLLMENT (ADD);
                                                                                                         C=CHANGE; D=DELETE;
                                                                                                         T=DISENROLLMENT
3              NX-TR-CHANGE-TYPE               1            1         13 - 13      AN         X(1)       (TERMINATION)

4              NX-TR-CHANGE-DATE               8            0         14 - 21      NU         9(8)       FORMAT YYYYMMDD

5              NX-TR-SOURCE                    4            4         22 - 25      AN         X(4)

6              NX-TR-MC-HMO                    3            3         26 - 28      AN         X(3)

7              NX-TR-LST-NAME                 12           12         29 - 40      AN         X(12)

8              NX-TR-FST-NAME                  7            7         41 - 47      AN         X(7)

9              NX-TR-DOB                       8            8         48 - 55      NU         9(8)       FORMAT YYYYMMDD

10             NX-TR-SEX                       1            1         55 - 58      AN         X(1)       F=FEMALE; M=MALE

11             NX-TR-SSN                       9            9         57 - 65      AN         X(9)

12 - 19        NX-TR-ADDRESS                 141          141        68 - 206     GROUP       X(141)

12             NX-TR-ADDRESS-LINE-1           22           22         68 - 87      AN         X(22)

13             NX-TR-ADDRESS-LINE-2           22           22        88 - 109      AN         X(22)

14             NX-TR-ADDRESS-LINE-3           22           22       110 - 191      AN         X(22)

15             NX-TR-ADDRESS-LINE-4           22           22       132 - 153      AN         X(22)

16             NX-TR-ADDRESS-LINE-5           22           22       154 - 175      AN         X(22)

17             NX-TR-ADDRESS-LINE-6           22           22       176 - 197      AN         X(22)

18             NX-TR-ZIP-CODE                  5            5       198 - 202      NU         9(5)

19             NX-TR-ZIP-SUFFIX                4            4       203 - 206      AN         9(4)

20             NX-TR-PR-ENROLL-DTE             8            8       207 - 214      AN         X(8)       FORMAT YYYYMMDD OR SPACES

21             NX-TR-PR-DISENROLL-DTE          8            8       215 - 222      AN         X(8)       FORMAT YYYYMMDD OR SPACES

22             NX-TR-PR-HMO-CAP-CDE            5            5       223 - 227      AN         X(5)

23             NX-TR-PR-BENEFIT-INO            5            5       228 - 232      AN         X(5)       VALUES SOOOO GOOOO HOOOO


FORMAT BI=BINARY PD=PACKED DECIMAL NU=NUMBERIC AN=ALPHA NUMERIC

                               STATE OF NEW JERSEY

                          TREASURY DEPARTMENT - O.I.T.
                                 CLIENT SYSTEMS
 MANAGED CARE REGISTER FILE        FILE LAYOUT                      01/25/99
           FILE NAME                                             EFFECTIVE DATE

                                           297
        DATA SET NAME               RECORD SIZE - BYTES            BLOCK SIZE


                                                                     BYTE #                  COBOL
ELEMENT        FIELD NAME                     CHARS.     BYTES      REL TO 1    FORMAT      PICTURE      DESCRIPTION AND REMARKS
-------        ----------                     ------     -----     ---------    ------      -------      -----------------------
24             NX-TR-CUR-ENROLL-DTE              8          8      233 - 240      AN          X(8)       FORMAT YYYYMMDD OR SPACES

25             NX-TR-CUR-DISENROL-DTE            8          8      241 - 248      AN          X(8)       FORMAT YYYYMMDD OR SPACES

26             NX-TR-CUR-HMO-CAP-CDE             5          5      249 - 253      AN          X(5)

27             NX-TR-CUR-BENEFIT-INO             5          5      254 - 258      AN          X(5)       VALUES SOOOO  GOOOO   HOOOO

28             NX-TR-BATCH-NUM                   4          4      259 - 262      AN          X(4)

29             NX-TR-PGM-STAT-CDE                3          3      263 - 265      AN          X(3)

30             NX-TR-PR-DISENROLL-ESN            2          2      266 - 267      AN          X(2)

31             NX-TR-CURR-DISENROLL-RSN          2          2      268 - 269      AN          X(2)

32             NX-TR-EXT-TYPE-CDE                1          1      270 - 270      AN          X(1)

33             NX-TR-CNTY-RESID                  2          2      271 - 272      AN          X(2)

34             NX-TR-PR-SOURCE-CHNG              4          4      273 - 276      AN          X(4)

35             FILLER                           10         10      277 - 286      AN          X(10)

36             NX-TR-PHONE                      10         10      287 - 296      AN          X(10)

37             NX-TR-LANG-CDE                    1          1      297 - 297      AN          X(1)



01             NX-TR-TRAILER                   297        297          GROUP                             REDEFINES   EXOTR-MC-RECORD

02             NX-TR-TRAILER-NUM                12         12         1 - 12      AN          X(12)      VALUE '999999999999'

03             NX-TR-TRAILER-IND                 1          1             13      AN          X(01)      VALUE 'Z'

04             NX-TR-TAPE-DATE                   8          8        14 - 21      AN          X(08)      YYYYMMDD FORMAT

05             NX-TR-FREQUENCY-IND               1          1             22      AN          X(01)      VALUE 'W' OR 'M'

06             FILLER                            3          3        23 - 25      AN          X(03)

07             NX-TR-MC-HMO                      3          3        26 - 28      AN          X(03)

08             NX-TR-HMO-NAME                   19         19        29 - 47      AN          X(03)

09             FILLER                            9          9        48 - 56      AN          X(09)

10             NX-TR-TOTAL-COUNT                 9          9        57 - 65      NU          9(09)

11             FILLER                          232        232       66 - 297      AN          X(232)


FORMAT BI=BINARY PD=PACKED DECIMAL NU=NUMBERIC AN=ALPHA NUMERIC

B.3.3   MANAGED CARE MEDICAID ENCOUNTER CLAIMS EMC MANUAL

B.4.0   PROVISION OF HEALTH CARE SERVICES

B.4.1   BENEFIT PACKAGES

The services delineated on the following pages must be provided by the contractor.

             NEW JERSEY CARE 2000+BENEFIT PACKAGE FOR MEDICAID AND
                         NJ FAMILYCARE PLANS A, B, AND C

1.       PRIMARY CARE

         a. all physician services, primary and specialty. "Physicians' services," whether furnished in the office, the enrollee's home, a hospital, a nursing facility, or elsewhere, means services furnished by a physician (M.D. or D.O.):

                  i. within the scope of practice of medicine or osteopathy as defined by New Jersey State law or laws of the state in which the service is being provided; and

                  ii. by and under the personal supervision of an individual licensed under State law to practice medicine or osteopathy.

         b. in accordance with State certification/licensure requirements, standards, and practices, primary care may also include:

                  i. certified nurse midwife -- a registered professional nurse who meets the following requirements:

                           - is currently licensed to practice in New Jersey as a registered professional nurse;

                           - is legally authorized under New Jersey State law or regulations to practice as a nurse-midwife;

                           - except as provided in Subsection a.iv., has completed a program of study and clinical experience for nurse-midwives, as specified by the State.

                  ii. certified nurse practitioner -- a licensed professional nurse who meets New Jersey's advanced educational and clinical practice requirements beyond the two to four years of basic nursing education required of all registered nurses and is certified by the State Board of Nursing.

                  iii. clinical nurse specialist -- a licensed professional nurse who meets New Jersey's advanced educational and clinical practice requirements beyond the two to four years of basic nursing education required of all registered nurses and meets the specific qualifications for the designated nursing specialty and is certified by the State Board of Nursing; and

                  iv. physician assistant. A person who holds a current valid license issued by the New Jersey Board of Medical Examiners to practice as a physician assistant in New Jersey pursuant to N.J.A.C. 12:35-2B.

         c. services rendered at independent clinics. "Clinic Services" means preventive, diagnostic, therapeutic, rehabilitative, or palliative services that are furnished by a facility that is not part of a hospital but is organized and operated to provide medical care to outpatients. The term includes the following services furnished to outpatients:

                  i. services furnished at the clinic by or under the direction of a physician or dentist;

                  ii. services furnished outside the clinic, by clinic personnel under the direction of a physician, to an eligible individual who does not reside in a permanent dwelling or does not have a fixed home or mailing address; or

                  iii. services furnished at the clinic that are nurse-midwife services.

2. PREVENTIVE HEALTH CARE AND COUNSELING and health promotion including referrals to WIC programs

3. EARLY AND PERIODIC SCREENING, DIAGNOSIS, AND TREATMENT (EPSDT) PROGRAM SERVICES means:

         a.       preventive pediatric health care;

         b. screening and diagnostic services to determine physical or mental defects in beneficiaries under age 21; and

         c. health care, treatment, and other measures to correct or ameliorate any defects and conditions discovered.

         See Article 4.2 for program requirements. EPSDT program services also include non-legend drugs, ventilator services in the home, and private duty nursing when indicated as a result of EPSDT screening. "Private Duty Nursing" means nursing services for enrollees who require more individual and continuous care than is available from a visiting nurse or routinely provided by the nursing staff of the hospital. These services are provided:

         a.       by a registered nurse or a licensed practical nurse;

         b.       under the direction of the enrollee's physician; and

         c.       to an enrollee in one or more of the following locations:

                  i.       his or her own home; or

                  ii.      a hospital.

4.       EMERGENCY MEDICAL CARE- 24 hours/day, 7 days/week

5. INPATIENT HOSPITAL SERVICES, including Rehabilitation Hospitals and Post-acute Care Facilities. The contractor shall be responsible for inpatient hospital costs of enrollees with a dual diagnosis (physical plus mental health/substance abuse condition) whose primary diagnosis is not mental health or substance abuse related. "Inpatient hospital services" means services that:

         a. are ordinarily furnished in a hospital for the care and treatment of inpatients;

         b. except in the case of nurse midwife and podiatric services, are furnished under the direction of a physician;

         c.       are furnished in an institution that:

                  i. is maintained primarily for the care and treatment of patients with disorders other than mental diseases;

                  ii. is licensed or formally approved as a hospital by an officially designated authority in the State in which the hospital is located;

                  iii. except in the case of medical supervision of nurse-midwife services, meets the requirements for participation in Medicare as a hospital; and

                  iv. has in effect a utilization review plan, applicable to all Medicaid patients.

         A rehabilitation hospital facility licensed by New Jersey to provide medical rehabilitation services means a facility that:

         a. provides therapy services for the primary purpose of assisting in the habilitation/rehabilitation of disabled individuals through an integrated program of:

                  i.       medical evaluation and services; and

                  ii. psychological, social or vocational evaluation and services; and

         b.       is operated under competent medical supervision.

6. OUTPATIENT HOSPITAL SERVICES is defined as preventive, diagnostic, therapeutic, or palliative services that:

         a.       are furnished to outpatients;

         b. except in the case of nurse-midwife services, are furnished by or under the direction of a physician or dentist;

         c.       are furnished by an institution that:

                  i. is licensed or formally approved as a hospital by an officially designated authority for State standard-setting; and

                  ii. except in the case of medical supervision of nurse-midwife services, meets the requirements for participation in Medicare as a hospital.

7. LABORATORY SERVICES means professional and technical laboratory services:

         a. ordered and provided by or under the direction of a physician or other licensed practitioner of the healing arts within the scope of his or her practice as defined by State law or ordered by a physician but provided by an independent laboratory;

         b. provided in an office or similar facility other than a hospital outpatient department or clinic; and

         c. furnished by a laboratory that meets the requirements of CLIA and the requirements for participation in Medicare.

         All laboratory testing sites providing services under this contract have either a Clinical Laboratory Improvement Act (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those providers with certificates of waiver will provide only the types of tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory services.

8. RADIOLOGY SERVICES - diagnostic and therapeutic means professional and technical radiological services

9.       PRESCRIPTION DRUGS

         -        legend drugs

         -        non-legend drugs covered by the Medicaid program

         "Prescription drugs" means simple or compound substances or mixtures of substances prescribed for the cure, mitigation, or prevention of disease, or for health maintenance, that are:

         a. prescribed by a physician or other licensed practitioner of the healing arts within the scope of his or her professional practice as defined and limited by federal and State law;

         b. dispensed by licensed pharmacists and licensed authorized practitioners in accordance with the State Medical Practice Act; and

         c. dispensed by the licensed pharmacist or practitioner on a written prescription that is recorded and maintained in the pharmacist's or practitioner's records.

10. FAMILY PLANNING SERVICES means those services necessary for the delay or prevention of pregnancy, pregnancy testing and counseling and follow-up care for complications associated with contraceptive methods issued by the family planning provider. Also includes, but is not limited to sterilizations, defined as any medical procedures, treatments, or operations for the purpose of rendering an individual permanently incapable of reproducing.

         Elective induced abortions (and related services) and infertility treatment services are excluded;

11. AUDIOLOGY SERVICES, including diagnostic, screening, preventive, corrective services, and any necessary supplies and equipment, provided by an audiologist, for which a patient is referred by a physician or other licensed practitioner of the healing arts within his or her practice under State law.

12. PODIATRIST SERVICES: excludes routine hygienic care of the feet, including the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, in the absence of a pathological condition.

13.      CHIROPRACTOR SERVICES includes only services that:

         a. are provided by a chiropractor who is licensed in New Jersey or in the state in which he/she practices; and

         b. consists of treatment by means of manual manipulation of the spine that the chiropractor is legally authorized by the State Medicaid program to perform and meets standards issued under 42 CFR 405.232(b).

14. OPTOMETRIST SERVICES -- an optometrist is an individual who is licensed by the New Jersey State Board of Optometry to engage in the practice of optometry, or licensed to engage in the practice of optometry in the state in which he/she performs such functions.

15. OPTICAL APPLIANCES- Artificial eyes, lenses, frames, and other aids to vision prescribed by a physician skilled in diseases of the eye or an optometrist.

16. HEARING AID SERVICES- The provision of hearing aids, hearing aid accessories, ear mold impressions, routine follow-ups and adjustments, and repairs after warranty expiration.

17. HOME HEALTH AGENCY SERVICES means services that are provided to an enrollee:

         a. at his or her place of residence, excluding a hospital, nursing facility, or intermediate care facility; and

         b. on his or her physician's orders as part of a written plan of care that the physician reviews every 60 days.

         Services include: nursing services by a registered nurse and/or licensed practical nurse; home health aide service; medical supplies and equipment, and appliances suitable for use in the home; and audiology services.

         Home Health Agency Services must be provided by a home health agency that is licensed through the Department of Health and Senior Services as a home health agency and meets Medicare participation requirements.

18. HOSPICE AGENCY SERVICES: Provided by an agency that meets Medicare certification requirements.

19. DURABLE MEDICAL EQUIPMENT (DME)/Assistive Technology Devices in accordance with existing Medicaid regulations.

20.      MEDICAL SUPPLIES

21. PROSTHETICS AND ORTHOTICS (delivered by licensed and/or ABC accredited providers) including certified shoe provider services. "Prosthetic devices" means replacement, corrective, or supportive devices prescribed by a physician or other licensed practitioner of the healing arts within the scope of his or her practice as defined by State law to:

         a.       artificially replace a missing portion of the body;

         b.       prevent or correct physical deformity or malfunction; or

         c.       support a weak or deformed portion of the body.

         "Orthotic appliances" means a device or brace prescribed by a physician or other licensed practitioner within the scope of his/her practice as defined by State law for the purpose of providing support, increased function, and overcoming physical impairment or defects.

         a. a brace includes rigid and semi-rigid devices used for the purpose of supporting a weak or deformed body member or restricting or eliminating motion in a diseased or injured part of the body.

22.      DENTAL SERVICES:

         These include preventive, diagnostic, major and minor restorative, endodontic, surgical, and adjunctive services, orthodontia, and periodontia, and prosthodontia, provided by or under the supervision of a dentist in the practice of his or her profession, including treatment of:

         a.       the teeth and associated structures of the oral cavity; and

         b. disease, injury, or impairment that may affect the oral or general health of the enrollee.

         Medical and surgical services of a dentist provided by a doctor of dental medicine or dental surgery are services that:

         a. if furnished by a physician, would be considered physician's services;

         b. may be furnished either by a physician or by a doctor of dental medicine or dental surgery; and

         c. are furnished by a doctor of dental medicine or dental surgery who is authorized to furnish those services in New Jersey or in the state where he/she practices.

23. ORGAN TRANSPLANTS--medically necessary organ transplants including, liver, lung, heart, heart-lung, pancreas, kidney, cornea, intestine, and bone marrow including autologous bone marrow transplants.

24. TRANSPORTATION SERVICES including ambulance, medical intensive care units (MICUs), and invalid coach (including lift equipped vehicles) for any in-plan service or out-of-plan service. Transportation includes expenses for transportation and other related travel expenses determined to be necessary by DMAHS to secure medical examinations and treatment for an enrollee. Lower mode/livery transportation will be the financial responsibility of the contractor if the contractor refers a patient to an out of county or out of State provider when the services could have been rendered in-county/in-State within the contractor's network.

         Note: for SSI individuals requiring transportation by invalid coach who choose to see a provider outside of their county of residence, the contractor will not be responsible for furnishing transportation in such situations.

25. POST-ACUTE CARE- rendered at acute care hospital or nursing facility for 30 days or less for inpatient rehabilitation services. Must be a Medicaid participating provider.

26. MH/SA SERVICES- Mental health services include but are not limited to comprehensive intake evaluation; off-site crisis intervention; family therapy; family conference; psychological testing; and medication management. See Medicaid provider manuals for detailed service list.

B.4.2   HEALTHSTART GUIDELINES

B.4.3   ACIP RECOMMENDED CHILDHOOD AND ADOLESCENT IMMUNIZATION SCHEDULE

                   RECOMMENDED CHILDHOOD IMMUNIZATION SCHEDULE
                     UNITED STATES, JANUARY - DECEMBER 2000

                                    [CHART]


Approved by the Advisory Committee on Immunization Practices (ACIP), the American Academy of Pediatrics (AAP), and the American Academy of Family Physicians (AAFP).

(For NECESSARY FOOTNOTES and important information, see reverse side.)

On October 22, 1999, the Advisory Committee on Immunization Practices (ACIP) recommended that Rotashield (RRV-TV), the only US-licensed rotavirus vaccine, no longer be used in the United States (MMWR Morb Mortal Wkly Rep. Nov 5, 1999; 48(43):1007). Parents should be reassured that their children who received rotavirus vaccine before July are not at increased risk for intussusception now.

1 This schedule indicates the recommended ages for routine administration of currently licensed childhood vaccines as of 11/1/99. Additional vaccines may be licensed and recommended during the year. Licensed combination vaccines may be used whenever any components of the combination are indicated and its other components are not contraindicated. Providers should consult the manufacturers' package inserts for detailed recommendations.

2 INFANTS BORN TO HBsAg-NEGATIVE MOTHERS should receive the 1st dose of hepatitis B (Hep B) vaccine by age 2 months. The 2nd dose should be at least 1 month after the 1st dose. The 3rd dose should be administered at least 4 months after the 1st dose and at least 2 months after the 2nd dose, but not before 6 months of age for infants.

      INFANTS BORN TO HBsAg-POSITIVE MOTHERS should receive hepatitis B vaccine and 0.5 mL hepatitis B immune globulin (HBIG) within 12 hours of birth at separate sites. The 2nd dose is recommended at 1 month of age and the 3rd dose at 6 months of age.

      INFANTS BORN TO MOTHERS WHOSE HBsAg STATUS IS UNKNOWN should receive hepatitis B vaccine within 12 hours of birth. Maternal blood should be drawn at the time of delivery to determine the mother's HBsAg status; if the HBsAg test is positive, the infant should receive HBIG as soon as possible (no later than 1 week of age).

      ALL CHILDREN AND ADOLESCENTS (THROUGH 18 YEARS OF AGE) who have not been immunized against hepatitis B may begin the series during any visit. Special efforts should be made to immunize children who were born in or whose parents were born in areas of the world with moderate or high endemicity of hepatitis B virus infection.

3 The 4th dose of DTaP (diphtheria and tetanus toxoids and acellular pertussis vaccine) may be administered as early as 12 months of age, provided 6 months have elasped since the 3rd dose and the child is unlikely to return at age 15 to 18 months. Td (tetanus and diphtheria toxoids) is recommended at 11 to 12 years of age if at least 5 years have elasped since the last dose of DTP, DTaP, or DT. Subsequent routine Td boosters are recommended every 10 years.

4 Three Haemophilus influenzae type b (Hib) conjugate vaccines are licensed for infant use. If PRP-OMP (PedvaxHIB or ComVax [Merck]) is administered at 2 and 4 months of age, a dose at 6 months is not required. Because clinical studies in infants have demonstrated that using some combination products may induce a lower immune response to the Hib vaccine component, DTaP/Hib combination products should not be used for primary immunization in infants at 2, 4, or 6 months of age unless FDA-approved for these ages.

5 To eliminate the risk of vaccine-associated paralytic polio (VAPP), an all-IPV schedule is now recommended for routine childhood polio vaccination in the United States. All children should receive four doses of IPV at 2 months, 4 months, 6 to 18 months, and 4 to 6 years. OPV (if available) may be used only for the following special circumstances:

      1.    Mass vaccination campaigns to control outbreaks of paralytic polio.

      2. Unvaccinated children who will be traveling in <4 weeks to areas where polio is endemic or epidemic.

      3. Children of parents who do not accept the recommended number of vaccine injections. These children may receive OPV only for the third or fourth dose or both; in this situation, health care professionals should administer OPV only after discussing the risk for VAPP with parents or caregivers.

      4. During the transition to an all-IPV schedule; recommendations for the use of remaining OPV supplies in physicians' offices and clinics have been issued by the American Academy of Pediatrics (see Pediatrics, December 1999).

6 The 2nd dose of measles, mumps, and rubella (MMR) vaccine is recommended routinely at 4 to 6 years of age but may be administered during any visit, provided at least 4 weeks have elapsed since receipt of the 1st dose and that both doses are administered beginning at or after 12 months of age. Those who have not previously received the second dose should complete the schedule by the 11- to 12-year-old visit.

7 Varicella (Var) vaccine is recommended at any visit on or after the first birthday for susceptible children, ie, those who lack a reliable history of chickenpox (as judged by a health care professional) and who have not been immunized. Susceptible persons 13 years of age or older should receive 2 doses, given at least 4 weeks apart.

8 Hepatitis A (Hep A) is shaded to indicate its recommended use in selected states and/or regions; consult your local public health authority. (Also see MMWR Morb Mortal Wkly Rep. Oct 01, 1999;48(RR-12); 1-37).

B.4.4 VFC VACCINES

                                                                    VFC VACCINES


The following vaccines are covered by the Vaccines For Children (VFC) Program:

             -          DTaP [5 doses]
             -          DTP/Hib [5 doses]
             -          DTap/Hib [5 doses]
             -          DT (Pediatric) [5 doses]
             -          Td (Adult)[4 doses]
             -          Hib [4 doses]
             -          Hib/Hepatitis B [4 doses]
             -          OPV [5 doses]
             -          E-IPV [4 doses]
             -          MMR [3 doses]
             -          Measles [2 doses]
             -          Rubella [1 doses]
             -          Hep-B [3 doses]
             -          HBIG [1 dose]
             -          Hep-A (Pediatric) [2 doses]
             -          Varicella [2 doses]
             -          Influenza [2 doses]

B.4.5 HEAD START PROGRAMS

                              HEAD START PROGRAMS

ATLANTIC/CAPE MAY
Atlantic Human Resources, Inc.
Carolyn H. Atherly, Director
One South New York Ave.
Atlantic City, NJ 08401
Phone 609-348-4166
Fax 609-449-1327

ATLANTIC/CUMBERLAND COUNTIES
Rural Opportunities, Inc.
Ramona Merlina, Director
510 East Landis Ave.
Vineland, NJ 08360-3101
Phone 609-696-1800 x 31
Fax 609-696-4892

BERGEN COUNTY HEAD START
Vivian Fergy, Acting Director
C/O St. Cecilia High School
65 West Demarest Ave.
Englewood, NJ 07631
Phone 201-969-0200
Fax 201-968-0240

BURLINGTON
Burlington County Head Start
Carolyn E. Henderson, Director
718 South Route 130
Burlington, NJ 08016
Phone 609-261-2323
Fax 609-261-8520

CAMDEN
Giants House Parent Child Center
Gladys Adximah, Director
3201 Federal Street
Camden, NJ 08103
Phone 609-541-2846
Fax 609-541-5332

CAMDEN
Camden County CEO Head Start
Barbara Dempsey, Director
500 Pine Street
Camden, NJ 08103
Phone 609-964-2100 x 11
Fax 609-964-0428

CUMBERLAND/GLOUCESTER/SALEM
Tri-County Head Start
Cynthia Wythe-Mosley, Director
30 Giles Street
Bridgeton, NJ 08302-1816
Phone 609-453-0804
Fax 609-453-8016

EAST ORANGE CHILD DEVELOPMENT
Sarah Masaford, Executive Director
50 Washington Street
PO Box 890
East Orange, NJ 07019
Phone 973-676-1110
Fax 973-676-8026

ESSEX
Babyland Nursery, Inc.
Mary Smith, Director
755 South Orange Ave.
Newark, NJ 07108
Phone 973-399-3400
Fax 973-399-2076

ESSEX
Newark Preschool Council;
Audrey West, Executive Director
10 Park Place
Newark, NJ 07102
Phone 973-621-5980
Fax 973-621-6051

ESSEX
Montclair Child Development
Audrey Fletcher, Executive Director
272 Baldwin Street
Glen Ridge, NJ 07028
Phone 973-783-0220
Fax 973-680-0059

ESSEX
Leagury Head Start
Veronica Ray, Executive Director
1020 Broad Street
Newark, NJ 07102
Phone 973-643-8357
Fax 973-624-1268

ESSEX
Friendly Fuld Head Start
Kim Baldwin, Director
71 Boyd Street
Newark, NJ 07103
Phone 973-642-3143
Fax 973-623-2080

HUDSON
North Hudson Head Start
Lorraine C. Johnson, Director
533-535 41st Street
Union City, NJ 07087
Phone 201-617-0901
Fax 201-501-0272

HUDSON COUNTY
Jersey City Child Development
Esther Lee, Executive Director
93-103 Nelson Ave.
Jersey City, NJ 07037
Phone 201-656-1500
Fax 201-656-4468

HUDSON
HOPES Head Start
Ora Welch, Executive Director
301 Garden Street
Hoboken, NJ 07030
Phone 201-656-3711
Fax 201-656-8213

HUDSON COUNTY
Bayonne Head Start
Lauretta Allston, Director
20 West 8th Street
Bayonne, NJ 07002
Phone 201-437-7702
Fax 201-437-2810

MERCER COUNTY
Trenton Head Start
Jeri Smith, Executive Director
222 East State Street
Trenton, NJ 08618
Phone 609-392-2113
Fax 609-695-0359

MERCER COUNTY
Mercer County Head Start
Consuelo Mc Damlet, Executive Director
2238 Hamilton Ave.
Trenton, NJ 08619
Phone 609-563-5894
Fax 609-588-5885

MIDDLESEX COUNTY
Middlesex County Head Start
Carol Kempner, Director
1215 Livingston Avenue
North Brunswick, NJ 08902
Phone 732-646-4600x222
Fax 732-646-3728

MONMOUTH COUNTY
ICCC Head Start
Angeline Harris, Executive Director
36 Ridge Road
Neptune, NJ 07753
Phone 732-988-7736
Fax 732-988-4511

MORRIS COUNTY
Morris County Head Start
Ellenn Jambonis, Executive Director
18 Thompson Ave.
Dover, NJ 07801
Phone 973-328-3882
Fax 973-328-3386

OCEAN COUNTY
Ocean County Head Start
Barbara Brown, Director
40 Washington Street
Toms River, NJ 08754
Phone 732-244-6333
Fax 732-349-4227

OCEAN COUNTY
LEAP, Inc.
Orest Nadrags, Executive Director
30 Eighth Street
Lakewood, NJ 08701
Phone 973-364-4333
Fax 973-364-4236

PASSAIC COUNTY
Center For Family Resources
Sharon Weln, Executive Director
12 Morris Road
Ringwood, NJ 07456
Phone 973-962-8055
Fax 973-962-1129

PASSAIC COUNTY
Passaic City Head Start
Passaic Mala, Director
68-72 Third Street, 2nd Floor
Passaic City, NJ 07055
Phone 973-365-5780
Fax 973-458-9380

PASSAIC COUNTY
Concerned Parents for Head Start
Cecile Dickey, Executive Director
90 Martin Street
Paterson, NJ 07302
Phone 973-345-9555
Fax 973-345-6719

SOMERSET COUNTY
Somerset County Child Development
Gloria Strickland, Executive Director
429 Lewis Street PO Box 119
Somerset, NJ 08893
Phone 732-945-5886
Fax 732-846-7569

UNION COUNTY
Twp. Of Union Public Schools Head Start
Jean Denrew, Director
C/O Hamilton School
1231 Burnet Ave.
Union, NJ 07083
Phone 973-851-8563
Fax 973-851-6784

UNION COUNTY
Union Twp. CAO Head Start
Jennifer Alford, Director
333 North Broad
Elizabeth, NJ 07201
Phone 973-629-9199
Fax 973-629-5190

UNION COUNTY
Second Street Youth Center
Yvonne Thomas, Executive Director
933 South Second
Plainfield, NJ 07063
Phone 973-361-0161
Fax 973-756-6570

WARREN/SUSSES/HUNTERDON
NORWESCAP Head Start
Linda Kane, Director
481 Memorial Pkwy, Parkview Building
Phillipsburg, NJ 08865
Phone 973-654-3830
Fax 973-454-0362

B.4.6 SCHOOL-BASED YOUTH SERVICES PROGRAM

                    NEW JERSEY SCHOOL BASED YOUTH SERVICES PROGRAM


GOAL: The School based Youth Services Program (SBYSP), developed by the New Jersey Department of Human Services, provides adolescents and children, especially those with problems, with the opportunity to complete their education, to obtain skills that lead to employment or additional education, and to lead a mentally and physically healthy life.

SERVICES:   The SBYSP links the education and human services health and employment systems.

            The SBYSP meets local needs, the Department of Human Services imposes no single statewide model. However, all SBYSP projects must provide mental health and family counseling, health and employment services. All services must be provided at one site.

            SBYSP sites primarily serve adolescents between ages 13-19, many of whom are at risk of dropping out of school, becoming pregnant, using drugs, developing mental illness, or being unemployed. SBYSP sites also serve those most at risk of being dependent for long periods on state assistance programs.

            Each site offers a comprehensive range of services, including:

            -     crisis intervention;

            -     individual and family counseling;

            -     primary and preventive health services;

            -     drug and alcohol abuse counseling;

            -     employment counseling, training and placement;

            -     summer and part-time job development;

            -     referrals to health and social services; and

            -     recreation.

            Some sites offer day care, teen parenting, training, special vocational programs, family planning, transportation and hot lines.

            Parental consent is required for all SBYSP services.

            SBYSP augments and coordinates services for teenagers; it does not supplant or duplicate currently existing services.

    SITES: SBYSP operates in 30 urban, rural and suburban school districts, with at least one site per county. The program provides teenagers with a comprehensive set of services on a "one-stop shopping" basis. In 1990 the program was expanded to elementary and middle schools in one urban and one rural community.

                                PROGRAM DIRECTORS

                      SCHOOL BASED YOUTH SERVICES PROGRAM

ATLANTIC

Dan Carter                              Atlantic City Teen Services Center
                                        Atlantic City High School
(609) 345-8336                          1400 Albany Ave.
FAX (609) 345-8373                      Atlantic City, NJ 08401

Trish Helms                             Pleasantville School Based Program
(609) 383-6900 X-240                    701 Mill Rd.
or (609) 407-4929                       Pleasantville, NJ 08232
FAX (609) 383-6952

BERGEN

Dominic Polifrone                       Hackensack High School
(201) 646-0722                          First and Beech Streets
FAX (201) 646-1558                      Hackensack, NJ 07601
Hackmc@idt.net

BURLINGTON

Shaun Stern                             Pemberton School Based Program
                                        P.O. Box 246
(609) 894-0170                          Pemberton High School
FAX (609) 894-0153                      Arneys Mount Rd.
                                        Pemberton, NJ 08068

CAMDEN

Sharon Shields                          Camden High Vocational Annex
Office (856) 541-0253                   Park & Baird Boulevards
FAX (856) 541-1989                      Camden, NJ 08103
Camden H.S. Site (856) 614-7680
FAX (856) 966-5282
Woodrow Wilson Site (856) 966-4282
East Camden Middle

CAPE MAY

Caren Maene                             Cape Counseling Service, Inc.
                                        ATTN: SBYSP
(609) 884-8641                          128 Crest Haven Road
FAX (609) 884-4840                      Cape May Court House, NJ 08210

CUMBERLAND

Robert Gondolf                          CHCI SBYSP Teen Center
(856) 451-4440                          Bridgeton High School
                                        111 N. West Ave.
                                        Bridgeton, NJ 08302
FAX (856) 451-5815

ESSEX

Mary Ellen Mess                         Teen Powerhouse
MEM's Office (973) 972-6353             91 West Market Street
Site (973) 622-1100 X4080/1             Newark, NJ 07103
FAX (973) 623-2010 (School)
***972-6378 (Office)

Beverly Canady, Site Manager            Irvington School Based Program
(973) 399-7797                          c/o Irvington High School
FAX (973) 372-6545                      1253 Clinton Avenue
                                        Irvington, NJ 07111

Catherine DeLellis                      14 Park Ave.
(973) 228-3000                          Caldwell, NJ 07006
FAX (973) 228-2742

GLOUCESTER

Frankie Lamborne                        Gloucester Co. Institute of Technology
(856) 468-1445                          P.O. Box 800
Ext. 2151                               1360 Tanyard Road
Flamborne@gcit.og                       Sewell, NJ 08080
FAX (856) 468-0522

Wayne Copeland                          Clayton Place
                                        457 North Delsea Drive
(856) 863-9090                          P.O. Box 85
FAX (856) 863-8326                      Clayton, NJ 08312

HUDSON

Richard Quagliariello                         Union City Board of Education
Program Director                              3912 Bergen Turnpike
                                              Union City, NJ 07087
(201) 392-3646
FAX (201) 348-1810

Nivia Rojas                                   Emerson High School
Human Services Coordinator                    318 18th Street
(201) 392-3621                                Union City, NJ 07087
FAX (201) 348-1283
Nrojas@union-city.klz.nj.us

Agnes Gillespie                               Bayonne School Based Program
                                              Bayonne Board of Education
(201) 858-7885                                Student Center, Room 124
FAX (201) 436-3931                            Avenue A & 29th St.
                                              Bayonne, NJ 07002

HUNTERDON

Gary Piscitelli                               Hunterdon Medical Center-HBH
(908) 788-6401                                2100 Wescott Drive
FAX (908) 788-6584                            Flemington, NJ 08822
David Eichlin, Coordinator

MERCER

Pam Lackey                                    Trenton School Based Program
                                              Trenton Central High School
(609) 989-2964                                400 Chambers St., Portable Unit
FAX (609) 989-2499                            Trenton, NJ 08609

MIDDLESEX

Gail Reynolds                                 New Brunswick High School
(732) 745-5306                                School Based Program
                                              1125 Livingston Avenue
FAX (732) 418-4329                            New Brunswick, NJ 08901

Marilyn Green                                 Roosevelt School
                                              83 Livingston Ave.
(732) 235-8438                                New Brunswick, NJ 08901
FAX (732) 418-4310

Leslie Hodes                  South Brunswick High School Based Youth Services
                              Program
                              South Brunswick High SBYSP
(732) 329-4044 X-3224         750 Ridge Rd., P.O. Box 183
FAX (732) 274-1237            Monmouth Junction, NJ 08852
Hodes@umdnj.edu

MONMOUTH

Pamela Zern-Coviello          Long Branch High School
(732) 728-9533                391 Westwood Avenue
FAX (732) 728-9670            Long Branch, NJ 07740

MORRIS

Linda Seeley                  Dover High School
(973) 989-0540 (Site)         100 Grace Street
(973) 989-0045                Dover, NJ 07801
FAX (973) 442-1779

OCEAN

Dominick Riggi                Preferred Children's Services
(732) 363-7272                CN 2036
FAX (732) 905-5644            Lakewood, NJ 08701

Ginny Galaro                  Pinelands Regional High School
                              Nugentown Road
(609) 296-3106 Ext. 283       P.O. Box 248
FAX (609) 294-9519            Tuckerton, NJ 08087-0248

PASSAIC

Paula Howe                    School Based Youth Services Program
(973) 881-3333                Kennedy High School
(973) 881-3350/52             62-127 Preakness Ave.
FAX (973) 881-9532            Paterson, NJ 07522
Or (973) 720-9553

Susan Proietti                Passaic School Based Program
(973) 470-5595                185 Paulison Ave.
(973) 473-2408                Passaic, NJ 07055
FAX (973) 473-6883

SALEM

Joan Hoolahan                    Salem County School Based Youth Services Program
                                 Salem County Vocational-Technical Schools
(856) 935-7365                   166 Salem-Woodstown Road
FAX (856) 935-5027               Salem, NJ 08079

SOMERSET

Pam Brink                        Somerset County Vocational - Technical High School
                                 P.O. Box 6350
(908) 526-8900 Ext. 7286         North Bridge St. & Vogt Drive
FAX (908) 526-9212               Bridgewater, NJ 08807
Pbrink@scette.comorg


SUSSEX

Sharon Hosking                   Sussex County Vocational-Technical School
(973) 383-6700 X-329             105 North Church Road
(973) 579-7725                   Sparta, NJ 07871 FAX (973) 579-7493

UNION

Stacy Greene                     Elizabeth SBYSP YES Program
                                 Social Service Department
(908) 527-5387                   St. Elizabeth Hospital
FAX (908) 527-5184               225 Williamson Street
                                 Elizabeth, NJ 07207

Louise Yohalem                   Plainfield School Based Youth Services Program
(908) 753-3192                   925 Arlington Ave.
FAX (908) 226-2551               Plainfield, NJ 07060
Lyohalem@plainfield.klz.nj

WARREN

Sue Pappas                       Phillipsburg SBYSP
(908) 213-2596                   Board of Education
(908) 859-2127                   575 Elder Ave.
FAX (908) 213-2062               Phillipsburg, NJ 08865
spappas@server.pburg.k12.nj.us

****************
Sallie Gorohoff
Coordinator of the Children and Family Initiative in Atlantic City
Shore View Building
101 S. Shore Road
Northfield, NJ 08225
(609) 645-7700, Ext. 4332
FAX (609) 645-5809

Essex

Rose Smith
SBYSP
Children's Hospital of NJ
201 Lyons Ave., H-1
Newark, NJ 07112
(973) 926-4805
FAX (973) 923-3908

Monmouth

Therese T. Hendrickson
School Based Health & Social Service Clinic
Keansburg School District
140 Port Monmouth Rd.
Keansburg, NJ 07734
(732) 787-7575

Hudson

Marilyn Cintron
Horizon Health Center
Program Administrator for School Based Clinics
714 Bergen Ave.
Jersey City, NJ 07306
Mc@horizonhealth.org
(201) 451-6300 Ext.121
FAX (201) 451-0619

Kelly Gleason
District Service Broker
Division of Community & Support Services
Jersey City Public Schools
346 Clarement Ave., 6th floor
Jersey City, NJ 07305
(201) 413-5762

SITE                                    SERVICES RENDERED                                 STAFFING
                                                                                         (with degrees noted)
Bridgeton SBYSP                  Comprehensive adolescent health care, including         2 Registered Nurses (full time) who are
                                 -      Physicals (school, work, sports)                 shared by high school, middle school and
MAJOR HEALTH PROVIDER            -      HIV, STD, pregnancy screenings and treatment     elementary school
                                 -      Emergency care and referrals
Community Health, Center,        -      Well and sick care for infants and toddlers in   2 Nurse Practitioners-one full time at
Inc. (FQHC)                             child care centers                               Bridgeton High School, one at the middle
                                 -      Chronic Illness oversight                        school
                                 -      Immunizations
                                 -      EPSDTs                                           One MD (medical doctor) part time (4
                                 -      Connect children and families to NJ FamilyCare   hours/week plus phone supervision and
                                                                                         referrals as needed)

Atlantic City High SBYSP         Comprehensive Adolescent Health                         1 Registered Nurse (full time)
                                 -      Physical exams
MAJOR HEALTH PROVIDER            -      Immunizations                                    1 MD (Pediatrician) part time for 6
                                 -      Primary and preventive health services           hours/week
AtlantiCare                      -      Emergency care/referrals
                                 -      Health Education
                                 -      Substance Abuse
                                 -      Connect children and families to NJ FamilyCare

Elizabeth High SBYSP             Comprehensive Adolescent Health                         1 Doctor (MD) (at hospital clinic) part
                                 Services focused on maturational issues:                time for 4 hours/week on site and referrals
MAJOR HEALTH PROVIDER            -      Pregnancy screens, counseling, prenatal care,    as needed
                                        nutrition education, pregnancy prevention
St. Elizabeth Hospital through          education with special attention to immigrant    1 BSN Registered Nurse full time
SBYSP funding                           youth;
                                 -      Emergency care and referrals                     1 BSN Registered Nurse part time

SITE                                  SERVICES RENDERED                                           STAFFING
                                                                                             (with degrees noted)

                                -  Referrals & follow up for chronic illness, using
                                   hospital services & previous prescriptions by
                                   doctors in other countries;
                                -  Some sports and school re-admission physicals
                                -  Teen Only clinic at hospital (one day/week)
                                Note: Hospital is across the street from the high
                                school
                                -  Connect children and families to NJ FamilyCare

Long Branch High SBYSP          Primary health care (12-13 protocols)-asthma           1 NP MSN (Nurse Practitioner with Masters
                                support group, diabetes support group, health          Degree) full time
                                education, pregnancy testing and family planning
                                information, community health referrals, nutrition     1 RN (Registered Nurse) part time-16
                                counseling, teen parenting support and pregnant teen   hours/week
MAJOR HEALTH PROVIDER           counseling.
                                                                                       1 MD (Pediatrician) part time-6 hours/week
SBYSP

Lead Agency (Board of Ed) and
SBYSP Director higher           Connect children and families to NJ FamilyCare.
personnel

Camden SBYSP                    Comprehensive Adolescent Health Care, including:       1 NP (Nurse Practitioner) full time at Camden
                                -  Physicals (jobs, sports)                            High School
MAJOR HEALTH PROVIDER           -  Tests (e.g. anemia, sickle cell, HBP, STDs,
                                   pregnancy)                                          1 RN (Registered Nurse) full time
CamCare through $60,000         -  Follow up on chronic problems (e.g. diabetes,
subcontract-SBYSP funds            anemia, asthma, allergies, eating disorders)        1 MD (Medical Doctor) part time (4
                                -  Substance abuse counseling, family therapy,         hours/week) at Camden H.S., Referrals as
                                   referrals                                           needed
                                -  Psychotic symptoms referred to mental health
                                   clinicians                                          1 NP (Nurse Practitioner) part time (20
                                -  Sexuality: counsel, education, some treatment       hours/week) at Woodrow Wilson High School
                                   (e.g. STDs), prenatal care
                                -  Emergency care and referrals                        1 NP part time (10 hours/week) at East
                                                                                       Camden Middle School

SITE                                    SERVICES RENDERED                                    STAFFING
                                                                                             (with degrees noted)
                                  -      Immunization referrals
                                  -      Well and sick care for infants in child care
                                         centers

Plainfield SBYSP                  Comprehensive adolescent health care, including            1 Pediatrician (MD) full time
                                  -      Physicals (school, work, sports)
MAJOR HEALTH PROVIDER             -      HIV, STD, pregnancy screenings and treatment        1 RNNP (Registered Nurse Practitioner)
                                  -      Emergency care ad referrals                         full time
The Cardinal Health Center, a     -      Well and sick care for infants and toddlers in
satellite of Plainfield Health           child care centers
Center (FQHC)                     -      Chronic illness oversight
                                  -      Immunizations
                                  -      EPSDTs
                                  -      Connect children and families to NJ FamilyCare

B.4.7 LOCAL HEALTH DEPARTMENTS

                     LOCAL HEALTH DEPARTMENTS IN NEW JERSEY
                                  JANUARY 1999

ATLANTIC COUNTY

Atlantic City Health Department
Ronald L. Cash, M.P.P., M.P.A.
Director, Division of Health
City Hall
1301 Bacharach Blvd.
Atlantic City, New Jersey 08401-6903
(609) 347-5663 Fax #(609) 347-5662

ATLANTIC CITY

Atlantic County Health Department
Tracye M. McArdle, M.P.H.
Health Officer
Department of Health
201 South Shore Road
Northfield, New Jersey 08225-2370
(609) 645-5935 Fax #(609) 645-5931
E-mail address: mcardle_tracye@aclink.org
Website: http://commlink.atlantic.county.lib.nj.us

ABSECON                         FOLSOM                          NORTHFIELD
BRIGANTINE                      GALLOWAY                        PLEASANTVILLE
BUENA                           HAMILTON                        PORT REPUBLIC
BUENA VISTA                     HAMMONTON                       SOMERS POINT
CORBIN                          LINWOOD                         VENTNOR
EGG HARBOR CITY                 LONGPORT                        WEYMOUTH
EGG HARBOR TWP                  MARGATE
ESTELLE MANOR                   MULLICA


BERGEN COUNTY

Bergen County Department of Health Services
Mark Guarino, M.P.H.
Director
327 Ridgewood Avenue
Paramus, New Jersey 07652-4895
(201) 599-6100 Fax #(201) 986-1068
E-mail address: bchealth@carroll.com
bclincs@carroll.com
Website: http://www.bergen.org/bergen/countygov/healthserv.hti

ALLENDALE                       LITTLE FERRY                    RIDGEWOOD
ALPINE                          LODI                            ROCHELLE PARK
CLIFFSIDE PARK                  LYNDHURST                       RUTHERFORD
EAST RUTHERFORD                 MAYWOOD                         SADDLE BROOK
EDGEWATER                       NORTH ARLINGTON                 TETERBORO
FAIRVIEW                        NORWOOD                         WESTWOOD
FRANKLIN LAKES                  OAKLAND                         WOODCLIFF LAKE
GLEN ROCK                       ORADELL                         WOOD-RIDGE
HAWORTH                         PARK RIDGE
HO-HO-KUS

Bergenfield Health Department
David Volpe, M.A., B.S.
Health Officer
Borough Hall
198 N. Washington Ave.
Bergenfield, New Jersey 07621-1395
(201) 387-4060 Fax #(201) 385-7386
E-mail address: dvolpe1@juno.com

BERGENFIELD

Closter Health Department
Louis S. Apa
Health Officer
Municipal Building
295 Closter Dock Road
Closter, New Jersey 07624-2697
(201) 784-0752 Fax #(201) 784-9721

CLOSTER
ROCKLEIGH

DuRidge Regional Health Commission
Guy Stark, B.S., M.A., Ph.D.
Health Officer
50 Washington Avenue
Dumont, New Jersey 07628-3694
(201) 387-5028 Fax #(201) 387-5065

DUMONT                                   RIDGEFIELD
GARFIELD                                 RIDGEFIELD PARK TWP.
MOONACHIE                                SADDLE RIVER

Elmwood Park Department of Health
Deborah Ricci, M.P.A.
Health Officer
Municipal Building
182 Market Street
Elmwood Park, New Jersey 07407-1497
(201) 796-1072 Fax #(201) 796-0292
E-mail address: 72054.705@compuserve.com

ELMWOOD PARK
HASBROUCK HEIGHTS

Englewood Health Department
Violet P. Cherry, A.C.S.W., M.P.H., C.H.E.S.
Health Officer
73 South Van Brunt Street
Englewood, New Jersey 07631-3485
(201) 568-3450 Fax #(201) 568-5738

ENGLEWOOD

Fair Lawn Health Department
Denise A. DePalma-Farr, M.A., C.H.E.S.
Health Officer
8-01 Fairlawn Avenue, P.O. Box 376
Fair Lawn, New Jersey 07410-1800
(201) 794-5327 Fax #(201) 475-2975
E-mail address: ddepalma@superlink.net

FAIR LAWN

Fort Lee Health Department
Stephen S. Wielkocz, M.A.
Health Officer
Memorial Health Building
309 Main Street
Fort Lee, New Jersey 07024-4799
(201) 592-3590 Fax #(201) 585-1901
E-mail address: flhealth@superlink.net

FORT LEE

Hackensack Health Department
John G. Christ, M.P.A.
Health Officer
215 State Street
Hackensack, New Jersey 07601-5582
(201) 646-3966 Fax #(201) 646-3989

HACKENSACK

Mid-Bergen Regional Health Commission
Carol Wagner, M.S.
Director
705 Kinderkamack Road
River Edge, New Jersey 07661-2499
(201) 599-6290 Fax #(201) 599-0997

BOGOTA
CARLSTADT
ENGLEWOOD CLIFFS
LEONIA
NEW MILFORD
RAMSEY
RIVER EDGE
SOUTH HACKENSACK TWP
TENAFLY
WALLINGTON

N.W. Bergen Regional Health Commission
Rod W. Preiss
Health Officer
22 West Prospect Street
Waldwick, New Jersey 07463-1739
(201) 445-7217 Fax #(201) 445-7219

HILLSDALE
MIDLAND PARK
MONTVALE
NORTHVALE
OLD TAPPAN
UPPER SADDLE RIVER
WALDWICK

Palisades Park Health Department
Jad Mihalinec, M.A.
Health Officer
Municipal Building
275 Broad Avenue
Palisades Park, New Jersey 07650-1578
(201) 585-4106 Fax #(201) 585-4107

PALISADES PARK

Paramus Board of Health
John Hopper
Health Officer
Borough Hall, Jockish Square
Paramus, New Jersey 07652-2771
(201) 265-2100 Fax #(201) 225-9014

PARAMUS
MAHWAH

Teaneck Department of Health & Human Services
Wayne A. Fisher, M.A.
Health Officer
Municipal Building
818 Teaneck Road
Teaneck, New Jersey 07666-9998
(201) 837-4824 Fax #(201) 837-1222

TEANECK

Township of Washington Local Health Agency
Daniel G. Levy, M.P.A.
Health Officer
350 Hudson Avenue
Twp. of Washington, New Jersey 07675-4798
(201) 666-8512 Fax #(201) 664-8281

CRESSKILL
DEMAREST
EMERSON
HARRINGTON PARK
RIVER VALE
WASHINGTON

BURLINGTON COUNTY

Burlington County Health Department
Walter Trommelen, M.P.H.
Public Health Coordinator
Raphael Meadow Health Center
15 Pioneer Blvd., P.O. Box 6000
Westampton, New Jersey 08060-1384
(609) 265-5548 Fax #(609) 265-5541
E-mail address: bchd@msn.com

BASS RIVER TWP                      FLORENCE                     PEMBERTON
BEVERLY                             HAINESPORT                   PEMBERTON TWP
BORDENTOWN                          LUMBERTON                    RIVERSIDE
BORDENTOWN TWP                      MANSFIELD                    RIVERTON
BURLINGTON                          MAPLE SHADE                  SHAMONG
BURLINGTON TWP                      MEDFORD LK                   SOUTHHAMPTON
CHESTERFIELD TWP                    MEDFORD TWP                  SPRINGFIELD
CINNAMINSON TWP                     MORRESTOWN                   TABERNACLE
DELANCO TWP                         MT HOLLY                     WASHINGTON TWP
DELRAN TWP                          MT LAUREL                    WESTHAMPTON
EASTHAMPTON                         NEW HANOVER                  WILLINGBORO
EDGEWATER PK                        NORTH HANOVER                WOODLAND
EVESHAM TWP                         PALMYRA                      WRIGHTSTOWN
FIELDSBORO

CAMDEN COUNTY

Camden County Division of Health
Jung H. Cho, V.M.D., Dr.P.H.
Health Officer
Jefferson House, Lakeland Road
P.O. Box 9
Blackwood, New Jersey 08012-0009
(609) 374-6037 Fax #(609) 374-6034
E-mail address: ccho@co.camden.nj.us

AUDUBON                           GIBBSBORO                       MT EPHRAIM
AUDUBON PARK                      GLOUCESTER CITY                 OAKLYN
BARRINGTON                        GLOUCESTER TWP                  PENNSAUKEN
BELLMAWR                          HADDON HEIGHTS                  PINE HILL
BERLIN BORO                       HADDON TWP                      PINE VALLEY
BERLIN TWP                        HADDONFIELD                     RUNNEMEDE
BROOKLAWN                         HI-NELLA                        SOMERDALE
CAMDEN                            LAUREL SPRINGS                  STRATFORD
CHERRY HILL                       LAWNSIDE                        TAVISTOCK
CHESILHURST                       LINDENWOLD                      VOORHEES TWP
CLEMENTON                         MAGNOLIA                        WATERFORD TWP
COLLINGSWOOD                      MERCHANTVILLE                   WINSLOW TWP
                                                                  WOODLYNNE

CAPE MAY COUNTY

Cape May County Health Department
Louis Lamanna, M.A., H.O.
Public Health Coordinator
4 Moore Road, DN 601
Cape May Court House, New Jersey 08210-1601
(609) 465-1187 Fax # (609)465-3933
E-mail address:  lamann@co.cape-may.nj.us

AVALON                                       SEA ISLE
CAPE MAY                                     STONE HARBOR
CAPE MAY POINT                               UPPER TWP
DENNIS TWP                                   WEST CAPE MAY
LOWER TWP                                    WEST WILDWOOD
MIDDLE TWP                                   WILDWOOD
NORTH WILDWOOD                               WILDWOOD CREST
OCEAN CITY                                   WOODBINE

CUMBERLAND COUNTY

Cumberland County Health Department
Manuel Ostroff, M.A.                                      (Louis Cresci, HO, Vineland HD
Public Health Coordinator                                 is providing health officer
790 East Commerce Street                                  coverage during Mr. Ostroff's
Bridgeton, New Jersey 08302-2293                          illness)
(609) 453-2150 Fax # (609) 453-0338
E-mail address: healthbd@cumberland.county.lib.nj.us

BRIDGETON                       GREENWICH                    SHILOH
COMMERCIAL TWP                  HOPEWELL                     STOW CREEK
DEERFIELD                       LAWRENCE                     UPPER DEERFIELD
DOWNE TWP                       MAURICE RIVER
FAIRFIELD                       MILLVILLE

City of Vineland Department of Health
Louis F. Cresci, Jr., B.A.
Health Officer
City Hall
640 E. Wood Street
P.O. Box 1508
Vineland, New Jersey 08360-0978
(609) 794-4131  Fax # (609) 794-1159

VINELAND

ESSEX COUNTY

Roseland - see East Hanover Board of Health (MORRIS CO.)
South Orange - see Little Falls Health Dept. (PASSAIC CO.)

Belleville Health Department
Thomas Longo
Health Officer
50 Newark Avenue, Suite 207
Belleville, New Jersey 07109-3252
(973) 450-3389 Fax #(973) 450-4550

BELLEVILLE

Bloomfield Department of Health
Richard B. Proctor, M.S.MGT
Director of Health
1 Municipal Plaza
Bloomfield, New Jersey 07003-3488
(973) 680-4024 Fax #(973) 680-0134

BLOOMFIELD                            GLEN RIDGE
CALDWELL                              NORTH CALDWELL

East Orange Health Department
VACANT
Health Officer
City Hall
143 New Street
East Orange, New Jersey 07017-4918
(973) 266-5480 Fax #(973) 266-5402

EAST ORANGE

Essex County Department of Health
Michael Festa, Ph.D.
Health Officer
120 Fairview Avenue
Cedar Grove, NJ 07009
(973) 228-8152 Fax # (973) 403-1754

Irvington Department of Health & Welfare
Sandra M. Harris, M.S.
Health Officer
Civic Square, Municipal Building
Irvington, New Jersey 07111-2497
(973) 399-6645 Fax # (973) 371-1489

IRVINGTON

Livingston Health Department
Louis E. Anello, M.E.S.
Director of Health
357 South Livingston Avenue
Livingston, New Jersey 07039-3994
(973) 535-7961 Fax # (973) 535-3234

LIVINGSTON

Maplewood Health Department
Robert D. Roe, M.P.A.
Health Officer
574 Valley Street
Maplewood, New Jersey 07040-2691
(973) 762-8120 Fax # (973) 762-1934

MAPLEWOOD

Millburn Township Health Department
William R. Faitoute
Health Officer
Town Hall
375 Millburn Ave.
Millburn, New Jersey 07041-1379
(973) 564-7087 Fax # (973) 564-7468

MILLBURN

Montclair Health Department
Thomas A. Restaino
Director of Health & Human Services
205 Claremont Avenue
Montclair, New Jersey 07042-3401
(973) 509-4967 Fax # (973) 509-1479

CEDAR GROVE
MONTCLAIR
NUTLEY
VERONA
WAYNE (PASSAIC CO.)

Newark Department of Health
Marsha McGowan, M.P.H., M.A.
Health Officer
110 William Street
Newark, New Jersey 07102-1316
(973) 733-7592 Fax # (973) 733-5614

NEWARK

West Caldwell Health Department
Peter N. Tabbot, M.P.H.Health Officer
Boro Hall
30 Clinton Road
West Caldwell, New Jersey 07006-6774
(973) 226-2303 Fax # (973) 226-2396
E-mail address: PTabbot@aol.com

FAIRFIELDWEST
CALDWELL

West Orange Health Department
Joseph A. Fonzino, M.S.Health Officer
Municipal Building
66 Main Street
West Orange, New Jersey 07052-5404
(973) 325-4124 Fax # (973) 325-4005

ESSEX FELLS
ORANGE
WEST ORANGE

GLOUCESTER COUNTY
Gloucester County Department of Health
Donald Benedik
Health Officer
160 Fries Mill Road
Turnersville, New Jersey 08012
(609)262-4101 Fax # 609-629-0469

CLAYTON                        LOGAN                          SWEDESBORO
DEPTFORD                       MANTUA                         WASHINGTON
EAST GREENWICH                 MONROE                         WENONAH
ELK                            NATIONAL PARK                  WEST DEPTFORD
FRANKLIN                       NEWFIELD                       WESTVILLE
GLASSBOR                       PAULSBORO                      WOODBURY
GREENWICH                      PITMAN                         WOODBURY HEIGHTS
HARRISON                       SOUTH HARRISON                 WOOLWICH

HUDSON COUNTY
Bayonne Department of Health
Brigid Breivogel, R.N., M.S.
Health Officer
Municipal Building
630 Avenue C
Bayonne, New Jersey 07002-3878
(201) 858-6112 Fax # (201) 858-6111

BAYONNE

Harrison Board of Health
Karen Comer, M.S., C.H.E.S.
Health Officer
318 Harrison Ave.
Harrison, New Jersey 07029-1752
(973) 268-2441 Fax # (973) 482-2924

HARRISON

Hoboken Health Department
Frank S. Sasso, M.S., M.S.W.
Health Officer
124 Grand Street
Hoboken, New Jersey 07030-4297
(201) 420-2365 Fax # (201) 420-7862

HOBOKEN

Jersey City Division of Health
Joseph Castagna, M.S.
Health Officer
586 Newark Avenue
Jersey City, New Jersey 07306-2302
(20l) 547-5545 Fax # (201) 547-4848

JERSEY CITY

Kearny Department of Health
John P. Sarnas, M.A.
Health Officer
645 Kearny Avenue
Kearny, New Jersey 07032-2998
(20l) 997-0600 Fax # (201) 997-9703

EAST NEWARK         KEARNY
HUDSON CO. DIV. OF ENVIRONMENTAL HEALTH

North Bergen Health Department
Richard J. Censullo, M.P.H.
Health Officer
1116 43rd Street
North Bergen, New Jersey 07047
(201) 392-2084 Fax# (201) 392-2153

NORTH BERGEN
UNION CITY

Secaucus Health Department
VACANT
Health Officer
20 Centre Avenue
Secaucus, New Jersey 07094
(201) 330-2032 Fax # (201) 330-8352

SECAUCUS

West New York Health Department
Vincent A. Rivelli, M.S.
Health Officer
428 - 60th Street, Room 31
West New York, New Jersey 07093
(201) 295-5070 Fax # (201) 869-1715

GUTTENBERG
WEEHAWKEN
WEST NEW YORK

HUNTERDON COUNTY
Hunterdon County Department of Health
John Beckley, M.P.H.
Health Officer
County Administration Bldg.
71 Main Street
Flemington, New Jersey 08822-1396
(908) 788-1351 Fax # (908) 782-7510
E-mail address: jbeckley@co.hunterdon.nj.us

ALEXANDRIA TWP.                  FRANKLIN TWP.                 LEBANON TWP.
BETHLEHEM TWP.                   FRENCHTOWN                    MILFORD
BLOOMSBURY                       GLEN GARDNER                  RARITAN TWP.
CALIFON                          HAMPTON                       READINGTON TWP.
CLINTON TOWN                     HIGH BRIDGE                   STOCKTON
CLINTON TWP.                     HOLLAND                       TEWKSBURY
DELAWARE TWP.                    KINGWOOD TWP.                 UNION TWP.
EAST AMWELL TWP.                 LAMBERTVILLE                  WEST AMWELL TWP.
FLEMINGTON                       LEBANON

MERCER COUNTY

East Windsor Township Health Department
Patricia A. Hart, R.S., M.P.H.
Health Officer
Municipal Building
16 Lanning Boulevard
East Windsor, New Jersey 08520-1999
(609) 443-4000 Fax # (609) 443-8303

EAST WINDSOR TWP
HIGHTSTOWN BORO

Ewing Township Health Department
Albert Leff, B.S.
Health Officer
Municipal Building
2 Municipal Drive
Ewing, New Jersey 08628-1544
(609) 883-2900 ext. 7691 Fax # (609) 883-0215

EWING TWP

Hamilton Township Division of Health
Jeffrey J. Plunkett, B.A., M.Ed.
Health Officer
2100 Greenwood Avenue
P.O. Box 00150
Hamilton, New Jersey 08650-1050
(609) 890-3820 Fax # (609) 890-6093

HAMILTON TWP

Hopewell Township Health Department
Gary A. Guarino
Health Officer
201 Washington Crossing-Pennington Road
Titusville, New Jersey 08560-1410
(609) 737-0120 Fax # (609) 737-1022

HOPEWELL BORO
HOPEWELL TWP.
PENNINGTON BORO

Princeton Regional Health Commission
William J. Hinshillwood, M.A.
Health Officer
Borough Hall
1 Monument Drive, P.O. Box 390
Princeton, New Jersey 08540-0390
(609) 497-7608 Fax # (609) 924-9714
E-mail address: bhinshill@aol.com

PRINCETON BORO
PRINCETON TWP

Lawrence Township Health Department
Carol Chamberlain
Health Officer
P.O. Box 6006
2207 Lawrenceville Road
Lawrenceville, New Jersey 08648-3198
(609) 844-7089 Fax # (609) 896-0412

LAWRENCE TWP

City of Trenton Department of Health & Human Services, Division of Health Richard D. Salter, M.A.
Health Officer
City of Trenton
222 East State Street
Trenton, New Jersey 08608-1866
(609) 989-3244 Fax # (609) 989-3590

TRENTON

West Windsor Township Health Department
Robert Hary, M.A. M.B.A.
Health Officer
P.O. Box 38
271 Clarksville Road
Princeton Junction, New Jersey 08550-0038
(609) 799-2400 Fax # (609) 799-2044

WASHINGTON TWP.
WEST WINDSOR TWP

MIDDLESEX COUNTY

Edison Department of Health & Human Resources
John O. Grun, M.S.
Health Officer
Municipal Complex
100 Municipal Boulevard
Edison, New Jersey 08817-3353
(732) 248-7290 Fax # (732) 248-0494
E-mail address: health@edison.nj.org
Website: http://www.edison.nj.org

EDISON

Middle-Brook Regional Health Commission
Ronald Cohen, M.P.H., Ph.D.
Health Officer
Boro Hall
1200 Mountain Ave.
Middlesex, New Jersey 08846-1200
(732) 356-8090 Fax # (732) 356-7954

BOUND BROOK (SOMERSET CO.)
GREEN BROOK TWP (SOMERSET CO.)
MIDDLESEX BORO
SOUTH BOUND BROOK (SOMERSET CO.)
WARREN TWP (SOMERSET CO.)
WATCHUNG (SOMERSET CO.)

Middlesex County Public Health Department
Bernard G. Mihalko
Director
35 Oakwood Avenue
Edison, New Jersey 08837-2408
(732) 494-6742 Fax # (732) 494-7771

CARTERET                       JAMESBURG                       PERTH AMBOY
CRANBURY                       METUCHEN                        PLAINSBORO
DUNELLEN                       MILLTOWN                        SAYREVILLE
EAST BRUNSWICK                 MONROE                          SOUTH AMBOY
HELMETTA                       NEW BRUNSWICK                   SOUTH PLAINFIELD
HIGHLAND PARK                  NORTH BRUNSWICK                 SOUTH RIVER
                               OLD BRIDGE                      SPOTSWOOD

Piscataway Township Health Department
Andrew C. Simpf, Jr., M.A.
Health Officer
455 Hoes Lane
Piscataway, New Jersey 08854-5097
(732) 562-2323 Fax # (732) 743-2500

PISCATAWAY

South Brunswick Health Department
Stephen J. Papenberg
Health Officer
Ridge Road/Route 522, P.O. Box 190
Monmouth Junction, New Jersey 08852-0190
(732) 329-4000 ext. 237 Fax # (732) 329-0627

ROCKY HILL (SOMERSET CO.)
SOUTH BRUNSWICK

Woodbridge Township Department of Health & Human Services
Patrick O. Hanson
Health Officer
2 George Frederick Plaza
Woodbridge, New Jersey 07095
(732) 855-0600 ext. 5025 Fax # (732) 855-0944
Website: woodbridgenj.com

WOODBRIDGE

MONMOUTH COUNTY

Colts Neck Township Health Department
William McBride
Health Officer
124 Cedar Drive
Colts Neck, New Jersey 07722-0249
(732) 462-5470 Fax # (732) 431-3173

COLTS NECK

Freehold Area Health Department
R. Chadwick Taylor, M.B.A.
Health Officer
1 Municipal Plaza
Freehold, New Jersey 07728-3099
(732) 294-2060 Fax # (732) 462-2340

FREEHOLD BORO
FREEHOLD TWP
MILLSTONE
UPPER FREEHOLD

Hazlet-Aberdeen Health Department
Robert N. Scapicio, M.A.
Health Officer
3400 State Highway 35
Suite 9
Hazlet, New Jersey 07730-0371
(732) 264-5541 Fax # (732) 264-5724
E-mail address: susanhahd@juno.com

ABERDEEN
HAZLET

Long Branch Department of Health
David Roach, M.P.H.
Health Officer
344 Broadway
Long Branch, New Jersey 07740-6938
(732) 222-2086 Fax # (732) 222-1516

LONG BRANCH

Manalapan Township Department of Health
W. David Richardson, M.P.H.
Health Officer
120 Route 522
Manalapan, New Jersey 07726-3497
(732) 446-8345 Fax # (732) 446-1576
E-mail address: health@twp.manalapan.nj.us

MANALAPAN

Matawan Regional Department of Health
Alan C. Hopper
Health Officer
145 Broad Street
Matawan, New Jersey 07748
(732) 566-0740 Fax # (732) 566-7283

HOLMDEL
KEANSBURG
KEYPORT
MATAWAN

Middletown Township Health Department
Stephen L. McKee
Health Officer
Johnson Gill Annex Building
1 Kings Highway
Middletown, New Jersey 07748-2594
(732) 615-2095 Fax # (732) 671-8697
E-mail address: health@exit109

MIDDLETOWN

Monmouth County Health Department
Lester W. Jargowsky, M.P.H.
Public Health Coordinator
3435 Highway 9
Freehold, New Jersey 07728-2850
(732) 431-7456 Fax # (732) 409-7579
E-mail address: jargoswl@shore.co.monmouth.nj

ALLENTOWN BORO                     FARMINGDALE BORO            OCEANPORT
ASBURY PARK CITY                   HOWELL TWP                  ROOSEVELT BORO
ATLANTIC HIGHLANDS BORO            MANASQUAN BORO              SEA GIRT BORO
AVON-BY-THE-SEA BORO               MARLBORO TWP                SOUTH BELMAR BORO
BELMAR BORO                        NEPTUNE CITY                SPRING LAKE BORO
BRADLEY BEACH BORO                 NEPTUNE TWP                 UNION BEACH
ENGLISHTOWN BORO                                               WALL TWP

Monmouth County Regional Health Commission No. 1
Sidney B. Johnson, Jr., M.S., M.B.A.
Health Officer
20 Meridian Road
Eatontown, New Jersey 07724-2241
(732) 935-0325 Fax # (732) 935-0384
E-mail address: ippy3@ix.netcom.com

ALLENHURST               INTERLAKEN                        SHREWSBURY
BRIELLE                  LOCH ARBOR VILLAGE                SHREWSBURY TWP
DEAL                     MONMOUTH BEACH                    SPRING LAKE HEIGHTS
EATONTOWN                OCEAN TWP                         TINTON FALLS
HIGHLANDS                SEA BRIGHT                        WEST LONG BRANCH

Red Bank Health Department
Frederick A. Richart
Health Officer
90 Monmouth Street, Box 868
Red Bank, New Jersey 07701-0868
(732) 530-2754 Fax # (732) 530-2757

FAIR HAVEN                               RED BANK
LITTLE SILVER                            RUMSON

MORRIS COUNTY

Chatham Boro - see Millburn (ESSEX CO.)
Chester Boro - see Bernards Twp. (SOMERSET CO.)
Mendham Boro - see Bernards Twp. (SOMERSET CO.)
Mendham Twp. - see Bernards Twp. (SOMERSET CO.)

Denville Division of Health
Herbert J. Yardley, M.A.
Health Officer
1 Saint Mary's Place
Denville, New Jersey 07834-2199
(973) 625-8305 Fax # (973) 627-8371

DENVILLE

Dover Health Department
Donald N. Costanzo, M.A., M.P.A.
Health Officer
37 North Sussex Street, Box 798
Dover, New Jersey 07801-3991
(973) 366-2200 ext. 120 Fax # (973) 328-6604

DOVER

East Hanover Health Department
Peter B. Summers, M.A.
Health Officer
411 Ridgedale Avenue
East Hanover, New Jersey 07936-1487
(973) 428-3035 Fax # (973) 428-3026
E-mail address: ehanover@interactive.net
Website: http://www.interactive.net/~ehanover

EAST HANOVER TWP
ROSELAND BORO (ESSEX CO.)

Township of Hanover Health Department
George Van Orden, Ph.D
Health Officer
1000 Route 10, P.O. Box 250
Whippany, New Jersey 07981-0250
(973) 428-2484 Fax # (973) 428-4374
E-mail address: van1122w@wonder.em.cdc.gov

HARDING TWP MORRIS TWP
HANOVER TWP

Jefferson Township Health Department
Cindee DeGennaro, M.A.
Health Officer
1033 Weldon Road
Lake Hopatcong, New Jersey 07849-0367
(973) 697-1500 Fax # (973) 697-8090

JEFFERSON TWP

Borough of Kinnelon Health Department
Calliope C. Alexander, M.A., B.S.
Health Officer
Municipal Building, 130 Kinnelon Road
Kinnelon, New Jersey 07405-2392
(973) 838-5403 Fax # (973) 838-1862

KINNELON

Lincoln Park Health Department
Pasquale A. Pignatelli, Jr., M.P.A.
Health Officer 34
Chapel Hill Road
Lincoln Park, New Jersey 07035-1998
(973) 694-6306 Fax # (973) 628-9512

BOONTON TWP
LINCOLN PARK
RIVERDALE

Madison Boro Board of Health
John Theese, M.S.
Health Officer
22 Central Avenue
Madison, New Jersey 07940-2592
(973) 593-3073 Fax # (973) 593-0125

CHATHAM BORO (MORRIS CO.)            MORRIS PLAINS BORO
CHATHAM TWP                          MOUNT ARLINGTON BORO
FLORHAM PARK BORO                    NETCONG BORO
MADISON BORO                         PASSAIC TWP
MINE HILL TWP                        VICTORY GARDEN BORO

Montville Township Health Department
John A. Wozniak, Jr., M.E.H.
Health Officer
195 Changebridge Road
Montville, New Jersey 07045-9498
(973) 331-3316 Fax # (973) 402-0787

MONTVILLE
MOUNTAIN LAKES

Morristown Division of Health
Howard Steinberg
Health Officer
200 South Street
Morristown, New Jersey 07963-0914
(973) 292-6700 Fax # (973) 292-6730

MORRISTOWN

Mt. Olive Township Health Department
Frank P. Wilpert
Director, Health, Welfare & Sanitation
Route 46, P.O. Box 450
Budd Lake, New Jersey 07828-3200
(973) 69l-0900 ext. 330 Fax # (973) 691-7681

MT OLIVE

Parsippany Health Department
P. Wayne Croughn
Health Officer
Municipal Building
1001 Parsippany Boulevard
Parsippany, New Jersey 07054-1222
(973) 263-7160 Fax # (973) 299-1349

PARSIPPANY-TROY HILLS

Pequannock Township Board of Health
Peter Correale
Health Officer
530 Newark-Pompton Turnpike
Pompton Plains, New Jersey 07444-1799
(973) 835-1916 Fax # (973) 835-2472
E-mail address: 103153.2247@compuserve.com

BLOOMINGDALE (PASSAIC CO.)
BUTLER BORO
PEQUANNOCK

Randolph Township Board of Health
Clement R. Ferdinando, M.P.H.
Health Officer
502 Millbrook Avenue
Randolph, New Jersey 07869-3799
(973) 989-7050 Fax # (973) 989-7076
Website: http://www.gti.net.randolph

RANDOLPH                       ROCKAWAY BORO

Rockaway Township Health Department
Steven C. Levinson, M.S.
Health Officer
65 Mt. Hope Road
Rockaway, New Jersey 07866-1699
(973) 983-2848 Fax # (973) 627-1081

BOONTON BORO                   ROCKAWAY TWP
CHESTER TWP

Roxbury Township Board of Health
Frank A. Grisi
Health Officer
72 Eyland Avenue
Succasunna, New Jersey 07876-1622
(973) 448-2028 Fax # (973) 448-2059
E-Mail address: roxburynjhealth@nac.net

ROXBURY                       WHARTON BOROUGH

Washington Township Health Department
Cristianna Cooke-Gibbs, M.P.H.
Health Officer
43 Schooley's Mountain Road, P.O. Box 216
Long Valley, New Jersey  07853-0216
(908) 876-3650 Fax # (908) 876-5138

WASHINGTON TWP

OCEAN COUNTY

Long Beach Island Health Department
Timothy J. Hilferty
Health Officer
11601 Long Beach Boulevard
Beach Haven, New Jersey 08008-3661
(609) 492-1212 Fax # (609) 492-9215

BARNEGAT LIGHT            LONG BEACH
BEACH HAVEN               SHIP BOTTOM
HARVEY CEDARS             SURF CITY

Ocean County Health Department
Joseph Przywara, B.A.
Public Health Coordinator
175 Sunset Avenue
P.O. Box 2191
Toms River, New Jersey 08754-2191
(732) 341-9700 Fax # (732) 341-4467
E-mail address: ochd@americom.net
Website: http://www.ochd.org

BARNEGAT TWP              LAKEHURST                         PT. PLEASANT BEACH
BAY HEAD                  LAKEWOOD                          PT. PLEASANT
BEACHWOOD                 LAVALLETTE                        SEASIDE HEIGHTS
BERKELEY TWP              LITTLE EGG HARBOR TWP             SEASIDE PARK
BRICK TWP                 MANCHESTER                        S. TOMS RIVER
DOVER TWP                 MANTOLOKING                       STAFFORD
EAGLESWOOD TWP            OCEAN GATE                        TUCKERTON
ISLAND HEIGHTS            OCEAN TWP
JACKSON TWP               PINE BEACH
LACEY TWP                 PLUMSTED

PASSAIC COUNTY

Bloomingdale - see Pequannock (MORRIS CO.)
Wanaque - see Pequannock (MORRIS CO.)
Wayne - see Montclair (ESSEX CO.)

Clifton Board of Health
Albert Greco, M.A.
Health Officer
900 Clifton Avenue
Clifton, New Jersey 07013-2705
(973) 470-5758 Fax # (973) 470-5768
E-mail address: agreco@worldnet.att.net

CLIFTON

Township of Little Falls Health Department
John M. Festa, M.A.
Health Officer
Municipal Annex
35 Stevens Avenue
Little Falls, New Jersey 07424
(973) 256-0170 Fax # (973) 890-4501

LITTLE FALLS
SOUTH ORANGE (ESSEX CO.)

PASSAIC

Passaic City Health Department
Henry G. McCafferty
Health Officer
City Hall
330 Passaic Street
Passaic, New Jersey 07055-5814
(973) 365-5603 Fax # (973) 365-5582

PASSAIC

Passaic County Department of Health
John J. Ferraioli
Health Officer
Administration Bldg. Annex, Rm. 201
311 Pennsylvania Avenue
Paterson, New Jersey 07503-1788
(973) 881-4396 Fax # (973) 225-0222
E-mail address: jfpcdh@intercall.com

Paterson Division of Health
Joseph J. Surowiec
Health Officer
176 Broadway
Paterson, New Jersey 07505-1198
(973) 881-6922 Fax # (973) 279-7511
E-mail address: moses@interactive.net

HALEDON                    PROSPECT PARK
HAWTHORNE                  TOTOWA
NORTH HALEDON              WEST PATERSON
PATERSON

Ringwood Health Department
Christopher Chapman, M.P.H.
Health Officer
60 Margaret King Avenue
Ringwood, New Jersey 07456-1703
(973) 962-7079 Fax # (973) 962-6028

RINGWOOD
WANAQUE

West Milford Township Health Department
Kenneth R. Hawkswell, M.P.H.
Health Officer
1480 Union Valley Road
West Milford, New Jersey 07480-1303
(973) 728-2720 Fax # (973) 728-2704

POMPTON LAKES
WEST MILFORD

SALEM COUNTY

Salem County Department of Health
Laurence P. Devlin, Jr., M.P.A., R.S., C.S.W.
Health Officer
98 Market Street
Salem, New Jersey 08079-1995
(609) 935-7510 Fax # (609) 935-8483

ALLOWAY                           PENNSVILLE
CARNEYS POINT                     PILESGROVE
ELMER                             PITTSGROVE
ELSINBORO                         QUINTON
LOWER ALLOWAYS                    SALEM
MANNINGTON                        UPPER PITTSGROVE
OLDMANS                           WOODSTOWN
PENNS GROVE

SOMERSET COUNTY

Bound Brook - see Middle-Brook (MIDDLESEX CO.)
Green Brook - see Middle-Brook (MIDDLESEX CO.)
Rocky Hill- see S. Brunswick (MIDDLESEX CO.)
South Bound Brook - see Middle-Brook (MIDDLESEX CO.)
Warren Twp - see Middle-Brook (MIDDLESEX CO.)
Watchung - see Middle-Brook (MIDDLESEX CO.)

Bernards Township Health Department
Lucy A. Forgione, M.S.
Health Officer
262 South Finley Avenue
Basking Ridge, New Jersey 07920-1418
(908) 204-3070 Fax # (908) 204-3075

CHESTER BORO (MORRIS CO.)              FAR HILLS
BEDMINSTER                             MENDHAM BORO (MORRIS CO.)
BERNARDS                               MENDHAM TWP (MORRIS CO.)
BERNARDSVILLE                          PEAPACK-GLADSTONE

Branchburg Township Health Department
Leonard H. Williams, M.P.A., R.E.H.S./R.S.
Health Officer
Municipal Annex
34 Kenbury Road
Somerville, New Jersey 08876-3936
(908) 526-1300 ext. 215 Fax # (908) 704-1214
E-mail address: bburg@superlink.com

BRANCHBURG

Bridgewater Township Health Department
Richard N. Martini, M.P.H.
Health Officer
700 Garretson Road, Box 6300
Bridgewater, New Jersey 08807-0300
(908) 725-6300 Fax # (908) 707-1235
Website: http://www.webex.net/bridgewater

BRIDGEWATER

Franklin Township Health Department
Walter P. Galanowsky, M.P.H.
Health Officer
935 Hamilton Street
Somerset, New Jersey 08873-3697
(732) 873-2500 ext. 250 Fax # (732) 214-0969

FRANKLIN TWP

Hillsborough Township Health Department
Glen Belnay, Ph.D.
Health Officer
555 Amwell Road
Neshanic, New Jersey 08853-1201
(908) 369-4313 Fax # (908) 369-8565

HILLSBOROUGH              MILLSTONE BORO

Montgomery Township Health Department
David A. Henry, M.P.H.
Health Officer
Municipal Building
2261 Route 206
Belle Mead, New Jersey 08502-4012
(908) 359-8211 ext. 245 Fax # (908) 359-4308
E-mail address: monthealth@aol.com

MONTGOMERY

North Plainfield Health Department
Herbert W. Roeschke, Sr., M.S.
Health Officer
263 Somerset Street
North Plainfield, New Jersey 07060
(908) 769-2907 Fax # (908) 769-6499

NORTH PLAINFIELD

Somerset County Health Department
John A. Horensky, M.S.
Health Officer
P.O. Box 3000, 20 Grove Street
County Administration Building
Somerville, New Jersey 08876-1262
(908) 231-7155 Fax # (908) 704-8042

Somerville Health Department
Steve Krajewski, M.P.H.
Health Officer
25 West End Avenue
Municipal Building
Somerville, New Jersey 08876-0399
(908) 704-6996 Fax # (908) 725-2859
E-mail address: skraj@njpha.org
Website: http://www.njpha.org

MANVILLE                 RARITAN                SOMERVILLE

SUSSEX COUNTY

Hopatcong Board of Health
Carl Seber, B.A.
Health Officer
Municipal Building
111 River Styx Road
Hopatcong, New Jersey 07843-7843
(973) 770-1200 Fax # (973) 398-3650

HOPATCONG

Sparta Health Department
Ralph I. D'Aries, R.S., M.A.
Health Officer
65 Main Street
Sparta, New Jersey 07871-1986
(973) 729-6174 Fax # (973)729-0063

FRANKLIN BORO
HARDYSTON
OGDENSBURG
SPARTA
STANHOPE

Sussex County Department of Health, Public Safety & Senior Services
Philip Morlock
Administrator
127 Morris Turnpike
Newton, New Jersey 07860-7860
(973) 948-4545 Fax # (973) 948-2593

ANDOVER BORO                           LAFAYETTE
ANDOVER TWP                            MONTAGUE
BRANCHVILLE                            NEWTON
BYRAM                                  SANDYSTON
FRANKFORD                              STILLWATER
FREDON                                 SUSSEX
GREEN TWP                              WALPACK
HAMBURG                                WANTAGE
HAMPTON

Vernon Township Board of Health
Gene S. Osias, M.S.W.
Health Officer
Municipal Center, 21 Church Street
P.O. Box 340
Vernon, New Jersey 07462-0340
(973) 764-4055 Fax # (973) 764-4291

VERNON

UNION COUNTY

Clark Health Department
Nancy A. Ogonowski, M.P.H.
Health Officer
430 Westfield Avenue
Clark, New Jersey 07066
(732) 388-3600 ext. 3045 Fax # (732) 388-3839

CLARK

Township of Cranford Department of Health
Warren J. Hehl, M.P.A.
Health Officer
8 Springfield Avenue
Cranford, New Jersey 07016-2199
(908) 709-7238 Fax # (908) 276-7664

CRANFORD

Elizabeth Department of Health & Human Services
John N. Surmay
Health Officer
City Hall of Elizabeth G-12
50 Winfield Scott Plaza
Elizabeth, New Jersey 07201-2462
(908) 820-4060 Fax # (908) 820-4290

ELIZABETH

Linden Board of Health
Nancy Koblis
Health Officer
City Hall
301 North Wood Avenue
Linden, New Jersey 07036-4296
(908) 474-8409 Fax # (908) 474-8418

LINDEN ROSELLE

City of Plainfield Health Department
Ruby Hodge, M.S., M.A.
Health Officer
510 Watchung Avenue, P.O. Box 431
Plainfield, New Jersey 07061-0431
(908) 753-3084 Fax # (908) 753-3679
E-mail address: jdipane@plainfield.com
Website: http://www.plainfield.com

PLAINFIELD

Rahway Health Department
Anthony D. Deige
Health Officer
1 City Hall Plaza
Rahway, New Jersey 07065-3930
(732) 827-2081 Fax # (732) 381-7668

HILLSIDE
RAHWAY
SCOTCH PLAINS
WINFIELD TWP

Summit Health Department
Stuart B. Palfreyman, B.S.E.H., M.S.E.H., R.S.
Health Officer
512 Springfield Avenue
Summit, New Jersey 07901-3682
(908) 522-3614 Fax # (908) 277-0185

BERKELEY HEIGHTS
NEW PROVIDENCE
SUMMIT

Township of Union Department of Health
Dennis V. SanFilippo, M.P.A.
Health Officer
Municipal Building
1976 Morris Avenue
Union, New Jersey 07083-1894
(908) 851-8507 Fax # (908) 851-4673

UNION
KENILWORTH

Westfield Regional Health Department
Robert M. Sherr, M.A.
Health Officer
Municipal Building
425 East Broad Street
Westfield, New Jersey 07090-2197
(908) 789-4070 Fax # (908) 789-4076
E-mail address: health@westfieldnj.net
Website address: http: //www.westfieldnj.net/health

FANWOOD
GARWOOD
MOUNTAINSIDE
ROSELLE PARK
SPRINGFIELD
WESTFIELD

WARREN COUNTY

Warren County Health Department
John A. Hawk, M.P.A.
Health Officer
319 W. Washington Ave. - Suite 1
Washington, New Jersey 07882-2153
(908) 689-6693 Fax # (908) 689-3832
E-mail address: warrenhd@nac.net

ALLAMUCHY                      HARDWICK                     OXFORD
ALPHA                          HARMONY                      PHILLIPSBURG
BELVIDERE                      HOPE                         POHATCONG
BLAIRSTOWN                     INDEPENDENCE                 WASHINGTON BORO
FRANKLIN TWP                   KNOWLTON                     WASHINGTON TWP
FRELINGHUYSEN                  LIBERTY                      WHITE TWP
GREENWICH                      LOPATCONG
HACKETTSTOWN                   MANSFIELD

B.4.8 WIC REFERRAL FORMS

NEW JERSEY STATE DEPARTMENT OF HEALTH
           WIC/HEALTHSTART


             REFERRAL/NUTRITION ASSESSMENT FOR WOMEN

                      Please see instructions on last page

--------------------------------------------------------------------------------
NAME OF CLIENT           TELEPHONE NUMBER                       DATE OF BIRTH

--------------------------------------------------------------------------------
ADDRESS OF CLIENT        CHECK ONE:
                                    Pregnant   Breastfeeding   Non-Breastfeeding
================================================================================
    REFERRAL (To be completed by Health Professional, including second page)
================================================================================
ANTHROPOMETRIC AND LABORATORY DATE (One Blood Test is Required)

FIRST
PRENATAL                    # Weeks              Weight
CHECK-UP:   Date:  /  /     Gestation _______    (pounds)______
                 -------

                            Pre-Preg             Usual Wt
                            (pounds) ________    (pounds)______


CURRENT
CHECK-UP:   Date:  /  /     # Weeks              Weight
                 -------    Gestation _______    (pounds)______

                            Height
                            (inches) ________


BLOOD
TEST:       Date:  /  /     Hb(mg/dl) _______   Hct_______ %   EP(ug/dl)________
                 -------
                            Lead ___________    Other______

--------------------------------------------------------------------------------
MEDICAL HISTORY

Gravida  _____________

Para _________________

Ab/Misc ______________

Stillbirth ___________

EDC __________________

ADC __________________

Vag

"C" Section


Past Med/Surg History __________________________________________________________

Current Medical Problem(s) _____________________________________________________

Previous Preg
 Complications _________________________________ Date Last Preg Ended    /  /
                                                                      ----------
Physician/Clinic ______________________________________ Phone __________________

Signature of Health Professional ___________________________ Date:     /  /
                                                                  --------------
--------------------------------------------------------------------------------
WIC APPOINTMENT:                Date:     /   /                Time:
                                     ---------------                 -----------
================================================================================
          ASSESSMENT (To be completed by Client or Health Professional)
================================================================================

1)  Are you taking any
    of the following?

    Vitamins/Minerals              Yes     No     Amount:__________ Type:_______
    Iron                           Yes     No     Amount:__________ Type:_______
    Over-the-Counter Medicines     Yes     No     Amount:__________ Type:_______
    Special Medicines              Yes     No     Amount:__________ Type:_______
    "Street" Drugs                 Yes     No     Amount:__________ Type:_______

2)  How much did you
    smoke before you
    were pregnant?                                Amount:__________

    How much do you smoke now?                    Amount:__________

3)  How much beer, wine cooler,
    or liquor do you drink
    per week?                                     Amount:__________

4)  Are you on a special
    diet now?                      Yes     No     Prior to pregnancy?
                                                  Yes      No

5)  Are you experiencing?

    Nausea                         Yes     No
    Frequent Vomiting              Yes     No
    Diarrhea                       Yes     No
    Constipation                   Yes     No
    Heartburn                      Yes     No
    Flatus ("Gas")                 Yes     No
    Dental Problems                Yes     No
    Bleeding Gums                  Yes     No

6)  Do you eat?

    Paint Chips                    Yes     No
    Laundry Starch                 Yes     No
    Corn Starch                    Yes     No
    Ice                            Yes     No
    Dirt                           Yes     No
    Clay                           Yes     No
    Plaster                        Yes     No
    Other Cravings                 Yes     No

7)  Do you have a working?

    Stove                          Yes     No
    Refrigerator                   Yes     No
    Sink with water supply         Yes     No

8)  Are you on any program?

    WIC                            Yes     No
    Child Support Enf              Yes     No
    Food Stamps                    Yes     No
    HealthStart/                   Yes     No
    Presumptively Eligible         Yes     No
    AFDC/Medicaid                  Yes     No

9)  How do you plan to or
    presently feed your baby?

    Breastmilk     Yes    No    Formula   Yes     No
    Undecided?     Yes    No

10) Do you do the following
    daily?

    Work                           Yes     No     Type:____________
    Care for Children              Yes     No     How Many:________
    Exercise                       Yes     No     Type:____________

11) If pregnant, how much weight (pounds) do you plan to gain?________________________________________________________

12) Where do you plan to or presently take your child for medical care?_____________________________________________________

================================================================================

NEW JERSEY STATE DEPARTMENT OF HEALTH
           WIC/HEALTHSTART

            REFERRAL/NUTRITION ASSESSMENT FOR WOMEN

INSTRUCTIONS
--------------------------------------------------------------------------------
-- AGENCY USE ONLY --




--------------------------------------------------------------------------------
REFERRAL SECTION (Complete by Health Professional)

1) Fill in client's name, address, phone number, date of birth, or use addressograph stamp.

2)   Check status of woman being referred.

3) Fill in data on first prenatal check-up and current check-up, if applicable.

4) One blood test is required prior to submitting this form to WIC. Pregnant women need blood test that was done during pregnancy. Postpartum women (breastfeeding and non-breastfeeding) need blood test that was done after delivery.

5)   Complete Gravida, Para, Abortions, Miscarriages.

6)   Fill in EDC (Estimated Date of Confinement) for prenatal clients.

7) Fill in ADC (Actual Date of Confinement), vaginal or "C" Section delivery for postpartum clients.

8)   Complete past medical/surgical history based on client's record.

9)   Fill in any pertinent current medical problems diagnosed.

Information in this section should NOT include most recent pregnancy for postpartum women.

10)  Complete previous pregnancy complications, referring to list below:
     Write approximate letter or letters on space provided.

     a)   Hx of low birth weight infant(s) [<5.5 pounds]

     b)   Hx of premature infant(s) [<37 weeks gestation)

     c)   Hx of infant(s) > 10 pounds at birth

     d)   Hx of or planned C-section

     e)   Multiple pregnancy or recent multiple birth

     f) Medical problems (e.g., diabetes, hypertension, preeclampsia, eclampsia)

     g)   Disability that may compromise adequacy of diet

     h)   Social or environmental condition that may compromise adequacy of diet

     i)   Substance use (e.g., alcohol, drugs, cigarettes, pica)

     j)   Vitamin/mineral supplement or medicine prescription

     k)   Special formula prescription and medical reason for its necessity

     l)   Other pertinent health/medical data

1)   Fill in physician's name or clinic and phone number.

2)   Signature of referring health professional IS REQUIRED, with current date.

ASSESSMENT SECTION/FOOD FREQUENCY (Page 1 and 2)

1)   This section may be completed by the client or a health professional.

2) If completed by client, it must be reviewed by the health professional for accuracy and completeness. Check the appropriate answer for questions 1-18. Any responses that do NOT meet WIC and/or HealthStart standards demand further clarification.

3) The health professional should compare the food frequency with the recommended servings needed daily for pregnant/postpartum women and formulate a nutrition plan of care accordingly.

4) The Nutrition Assessment and Plan of Care must be written according to the hospital/HealthStart Agency/WIC State policy and procedure.

5) Upon completion of nutrition education, the health professional must circle the appropriate Nutrition Education Topics and record the date. (More topics below) If materials are provided, write the appropriate Topic Code in the space labeled "Other".

     05 - Child Nutrition
     06 - Dental Health
     07 - Fat in Diet
     08 - Food Budget/Consumer Awareness/Meal Planning
     09 - Fruit and Vegetables
     11 - Mealtime Psychology
     12 - Nutrients in WIC Foods
     15 - Salt in Diet
     16 - Smoking & Pregnancy
     17 - Snacking
     18 - Sugar in Diet
     19 - Vitamin A in Diet
     20 - Vitamin C in Diet
     44 - Now Show
     45 - Client Refused

--------------------------------------------------------------------------------
NAME AND ADDRESS OF WIC PROGRAM, HEALTHSTART AGENCY, PHYSICIAN OR CLINIC:

--------------------------------------------------------------------------------
TELEPHONE NUMBER

--------------------------------------------------------------------------------

NEW JERSEY STATE DEPARTMENT OF HEALTH
              WIC/HEALTHSTART

            REFERRAL/NUTRITION ASSESSMENT FOR WOMEN

                                  INSTRUCTIONS

                ASSESSMENT SECTION/FOOD FREQUENCY (Page 1 and 2)

1)   This section may be completed by the client or a health professional.

2) If completed by the client, it must be reviewed by the health professional for accuracy and completeness. Check the appropriate answer for questions 1-18. Any responses that do NOT meet WIC and/or HealthStart standards demand further clarification.

3) The health professional should compare the food frequency with the recommended servings needed daily for pregnant/postpartum women and formulate a nutrition plan accordingly.

4) The Nutrition Assessment and Plan of Care must be written according to the hospital/HealthStart Agency/WIC State policy and procedure.

5) Upon completion of nutrition education, the health professional must circle the appropriate Nutrition Education Topic Code and write the date education was provided.

6) Listed below are a continuation of nutrition Education Topics. If materials are provided, write the appropriate Topic Code in the space labeled "Other".

                05 - Child Nutrition
                06 - Dental Health
                07 - Fat in the Diet
                08 - Food Budgeting/Consumer Awareness/Meal Planning 09 - Fruit and Vegetables
                11 - Mealtime Psychology
                12 - Nutrients in WIC Foods
                15 - Salt in the Diet
                16 - Smoking and Pregnancy
                17 - Snacking
                18 - Sugar in Diet
                19 - Vitamin A in Diet
                20 - Vitamin C in Diet
                44 - No Show
                45 - Client Refused

B.4.9 MENTAL HEALTH/SUBSTANCE ABUSE SCREENING TOOLS

                          PATIENT PROBLEM QUESTIONNAIRE

This questionnaire is an important part of providing you with the best health care possible. Your answers will help in understanding problems that you may have. Please answer every question to the best of your ability unless you are requested to skip over a question.

1. DURING THE LAST 4 WEEKS, HOW MUCH HAVE YOU BEEN BOTHERED BY ANY OF THE FOLLOWING PROBLEMS?

                                           NOT         BOTHERED A    BOTHERED A
                                       BOTHERED AT      LITTLE         LOT
                                           ALL

a.   Stomach pain                          [ ]           [ ]           [ ]
b.   Back pain                             [ ]           [ ]           [ ]
c.   Pain in your arms, leg, or
     joints (knees, hips, etc.)            [ ]           [ ]           [ ]
d.   Menstrual cramps or other
     problems with your period             [ ]           [ ]           [ ]
e.   Pain or problems during
     sexual intercourse                    [ ]           [ ]           [ ]
f.   Headaches                             [ ]           [ ]           [ ]
g.   Chest pain                            [ ]           [ ]           [ ]
h.   Dizziness                             [ ]           [ ]           [ ]
i.   Fainting spells                       [ ]           [ ]           [ ]
j.   Feeling your heart
     pound or race                         [ ]           [ ]           [ ]
k.   Shortness of breath                   [ ]           [ ]           [ ]
l.   Constipation, loose bowels,
     or diarrhea                           [ ]           [ ]           [ ]
m.   Nausea, gas or indigestion            [ ]           [ ]           [ ]


2. OVER THE LAST 2 WEEKS, HOW OFTEN HAVE YOU BEEN BOTHERED BY ANY OF THE FOLLOWING PROBLEMS?

                                          NOT AT    SEVERAL     MORE      NEARLY
                                           ALL       DAYS       THAN      EVERY
                                                              HALF THE     DAY
                                                                DAYS

a.   Little interest or
     pleasure in doing things              [ ]       [ ]        [ ]        [ ]
b.   Feeling down, depressed, or
     hopeless                              [ ]       [ ]        [ ]        [ ]
c.   Trouble falling or
     staying asleep, or sleeping
     too much                              [ ]       [ ]        [ ]        [ ]
d.   Feeling tired or having
     little energy                         [ ]       [ ]        [ ]        [ ]
e.   Poor appetite or overeating           [ ]       [ ]        [ ]        [ ]
f.   Feeling bad about yourself -
     or that you are a failure
     or have let yourself or your
     family down                           [ ]       [ ]        [ ]        [ ]
g.   Trouble concentrating on things,
     such as reading the newspaper
     or watching television                [ ]       [ ]        [ ]        [ ]
h.   Moving or speaking so slowly
     that other people could
     have noticed?                         [ ]       [ ]        [ ]        [ ]
     Or the opposite - being so
     fidgety or restless that you
     have been moving around a lot
     more than usual                       [ ]       [ ]        [ ]        [ ]
i.   Thoughts that you would be
     better off dead or of hurting
     yourself in some way                  [ ]       [ ]        [ ]        [ ]

3. QUESTIONS ABOUT ANXIETY.

                                                                NO        YES
a.   In the last 4 weeks, have you
     had an anxiety attack -
     suddenly feeling fear or panic?                           [ ]        [ ]

IF YOU CHECKED "NO", GO TO QUESTION #5.

b.   Has this ever happened before?                            [ ]        [ ]
c.   Do some of these attacks come
     suddenly out of the blue - that is, in
     situations where you don't expect to
     be nervous or uncomfortable?                              [ ]        [ ]
d.   Do these attacks bother you a lot or
     are you worried about having another
     attack?                                                   [ ]        [ ]


4. THINK ABOUT YOUR LAST BAD ANXIETY ATTACK.

                                                               NO         YES

a.   Were you short of breath?                                 [ ]        [ ]
b.   Did your heart race, pound, or skip?                      [ ]        [ ]
c.   Did you have chest pain or pressure?                      [ ]        [ ]
d.   Did you sweat?                                            [ ]        [ ]
e.   Did you feel as if you were choking?                      [ ]        [ ]
f.   Did you have hot flashes or chills?                       [ ]        [ ]
g.   Did you have nausea or an upset stomach,
     or the feeling that you were going
     to have diarrhea?                                         [ ]        [ ]
h.   Did you feel dizzy, unsteady, or faint?                   [ ]        [ ]
i.   Did you have tingling or numbness in
     parts of your body?                                       [ ]        [ ]
j.   Did you tremble or shake?                                 [ ]        [ ]
k.   Were you afraid you were dying?                           [ ]        [ ]


5. OVER THE LAST 4 WEEKS, HOW OFTEN HAVE YOU BEEN BOTHERED BY ANY OF THE FOLLOWING PROBLEMS?


                                               NOT AT ALL   SEVERAL   MORE THAN
                                                             DAYS     HALF THE
                                                                        DAYS

a.   Feeling nervous, anxious,
     on edge, or worrying a lot
     about different things                       [ ]         [ ]        [ ]


IF YOU CHECKED "NOT AT ALL", GO TO QUESTION #6.

b.   Feeling restless so that it
     is hard to sit still                         [ ]         [ ]        [ ]
c.   Getting tired very easily                    [ ]         [ ]        [ ]
d.   Muscle tension, aches, or
     soreness                                     [ ]         [ ]        [ ]
e.   Trouble falling asleep or
     staying asleep                               [ ]         [ ]        [ ]
f.   Trouble concentrating on things,
     such as reading a book or
     watching TV                                  [ ]         [ ]        [ ]
g.   Becoming easily annoyed or irritable         [ ]         [ ]        [ ]

6. QUESTIONS ABOUT EATING.
                                                                 NO         YES

a.   Do you often feel that you can't
     control what or how much you eat?                           [ ]        [ ]
b.   Do you often eat, within any 2-hour
     period, what most people would regard
     as any unusually large amount of food?                      [ ]        [ ]

IF YOU CHECK "NO" TO EITHER #a OR #b, GO TO QUESTION #9.

c.   Has this been as often, on average,
     as twice a week for the last 3 months?                      [ ]        [ ]


7. IN THE LAST 3 MONTHS HAVE YOU OFTEN DONE ANY
   OF THE FOLLOWING IN ORDER TO AVOID GAINING WEIGHT?
                                                                 NO         YES

a.   Made yourself vomit?                                        [ ]        [ ]
b.   Took more than twice the recommended
     dose of laxatives?                                          [ ]        [ ]
c.   Fasted-not eaten anything at all for at
     least 24 hours?                                             [ ]        [ ]
d.   Exercised for more than an hour specifically
     to avoid gaining weight after binge eating?                 [ ]        [ ]


8. IF YOU CHECKED "YES" TO ANY OF THESE WAYS OF
   AVOIDING GAINING WEIGHT, WERE ANY AS OFTEN,
   ON AVERAGE, AS TWICE A WEEK?
                                                                 NO         YES



9. DO YOU EVER USE DRUGS FOR REASONS THAT ARE NOT
   MEDICAL OR MISUSE DRUGS THAT WERE PRESCRIBED
   FOR A MEDICAL REASON?


HAVE ANY OF THE FOLLOWING HAPPENED TO YOU MORE
THAN ONCE IN THE LAST 6 MONTHS?

                                                                 NO         YES

a.   You used drugs even though a doctor
     suggested that you stop using them
     because of a problem with your health?                       [ ]        [ ]
b.   You used drugs, were high from drugs,
     or hung over while you were working,
     going to school, or taking care of
     children or other responsibilities?                         [ ]        [ ]
c.   You missed or were late for work,
     school, or other activities because
     you were using drugs or hung over?                          [ ]        [ ]
d.   You had a problem getting along with
     other people while you were using drugs?                    [ ]        [ ]
e.   You drove a car after using drugs?                          [ ]        [ ]

10. DO YOU EVER DRINK ALCOHOL (INCLUDING BEER OR WINE)?

                                                                  NO        YES
                                                                 [ ]        [ ]


IF YOU CHECKED "NO" GO TO QUESTION #11.

11. HAVE ANY OF THE FOLLOWING HAPPENED TO YOU MORE
    THAN ONCE IN THE LAST 6 MONTHS?

                                                                  NO        YES


a. You drank alcohol even though a doctor suggested that you stop drinking because of a problem with your health

b. You drank alcohol, were high from alcohol, or hung over while you were working, going to school, or taking care of children or other responsibilities

c. You missed or were late for work, school, or other activities because you were drinking or hung over

d. You had a problem getting along with other people while you were drinking

e. You drove a car after having several drinks or after drinking to much

12. IF YOU CHECKED OFF ANY PROBLEMS ON THIS
    QUESTIONNAIRE, HOW DIFFICULT HAVE THESE PROBLEMS
    MADE IT FOR YOU TO DO YOUR WORK, TAKE CARE OF THINGS
    AT HOME, OR GET ALONG WITH OTHER PEOPLE?


     NOT DIFFICULT           SOMEWHAT              VERY             EXTREMELY
        AT ALL               DIFFICULT           DIFFICULT          DIFFICULT

         [ ]                   [ ]                  [ ]                [ ]

13. In these questions "DRINK" means any drink with alcohol, including beer, wine or liquor, and "DRUG" means any illegal drug or addictive medicine used more than your doctor prescribed.

     PLEASE ANSWER ALL PERTINENT QUESTIONS.

         -   On average, how many DAYS PER WEEK do you drink or use
             drugs?                                                      ______

         -   On a typical day when you drink, or use drugs, how much
             do you use?                                                 ______

         -   What is the maximum number of drinks/drugs you had on
             any given occasion DURING THE LAST MONTH?                   ______

         -   What is the maximum number of drinks/drugs you had on
             any given occasion DURING THE LAST YEAR?                    ______

14.  Please check appropriate box.

                                                                     YES    NO

     1.   Have you ever felt you ought to CUT down on your
          drinking or drug use?                                      [ ]    [ ]

     2.   Have people ANNOYED you by criticizing your
          drinking or drug use?                                      [ ]    [ ]

     3.   Have you ever felt bad or GUILTY about your
          drinking or drug use?                                      [ ]    [ ]

     4.   Have you ever had a drink or used drugs first
          thing in the morning to steady your nerves or
          to get rid of a hangover? (EYE OPENER)                     [ ]    [ ]

PEDIATRIC SYMPTOM CHECKLIST
--------------------------------------------------------------------------------
Please mark under the heading that best describes your child:

                                                                            NEVER             SOMETIMES              OFTEN

1.   Complains of aches or pains                                             ----               ----                  ----
2.   Spends more time alone                                                  ----               ----                  ----
3.   Tires easily, little energy                                             ----               ----                  ----
4.   Fidgety, unable to sit still                                            ----               ----                  ----
5.   Has trouble with a teacher                                              ----               ----                  ----
6.   Less interested in school                                               ----               ----                  ----
7.   Acts as if driven by a motor                                            ----               ----                  ----
8.   Daydreams too much                                                      ----               ----                  ----
9.   Distressed easily                                                       ----               ----                  ----
10.  Is afraid of new situations                                             ----               ----                  ----
11.  Feels sad, unhappy                                                      ----               ----                  ----
12.  Is irritable, angry                                                     ----               ----                  ----
13.  Feels hopeless                                                          ----               ----                  ----
14.  Has trouble concentrating                                               ----               ----                  ----
15.  Loses interest in friends                                               ----               ----                  ----
16.  Fights with other children                                              ----               ----                  ----
17.  Absent from school                                                      ----               ----                  ----
18.  School grades dropping                                                  ----               ----                  ----
19.  Is down on himself or herself                                           ----               ----                  ----
20.  Visits physician, but physician finds nothing wrong                     ----               ----                  ----
21.  Has trouble with sleeping                                               ----               ----                  ----
22.  Worries a lot                                                           ----               ----                  ----
23.  Wants to be with you more than before                                   ----               ----                  ----
24.  Feels he or she is bad                                                  ----               ----                  ----
25.  Takes unnecessary risks                                                 ----               ----                  ----
26.  Gets hurt frequently                                                    ----               ----                  ----
27.  Seems to be having less fun                                             ----               ----                  ----
28.  Acts younger than children his or her age                               ----               ----                  ----
29.  Does not listen to rules                                                ----               ----                  ----
30.  Does not show feelings                                                  ----               ----                  ----
31.  Does not understand other people's feelings                             ----               ----                  ----
32.  Teases others                                                           ----               ----                  ----
33.  Blames others for his or her troubles                                   ----               ----                  ----
34.  Takes things that do not belong to him or her                           ----               ----                  ----
35.  Refuses to share                                                        ----               ----                  ----

--------------------------------------------------------------------------------
M.S. Jelinek, M.D. and J.M Murphy, Massachusetts General Hospital, Boston.

B.4.10  CENTERS OF EXCELLENCE


The table on the following pages lists centers of excellence.

                              CENTERS OF EXCELLENCE

                      PEDIATRIC AMBULATORY TERTIARY CENTERS
--------------------------------------------------------------------------------

William Sharrar, M.D., Medical Director
Cooper Hospital/University Medical Center
Three Cooper Plaza
Camden, New Jersey 08103-1489
Phone: (609) 342-2298

Averil Jones, Nurse Manager
Children's Hospital of New Jersey at Newark Beth Israel
Tertiary Services
201 Lyons Avenue
Newark, New Jersey 07112
Phone: (973) 926-7328

Mary Lotze, RN, Administrator
UMDNJ/Robert Wood Johnson Medical School
Tertiary Services
97 Paterson Street
New Brunswick, New Jersey 08903
Phone: (908) 235-7080

REGIONAL CLEFT LIP/PALATE CRANIOFACIAL ANOMALIES CENTERS
--------------------------------------------------------------------------------

Marilyn Cohen, Coordinator
Cooper Hospital/University Medical Center
Cleft Palate Services
900 Centennial Blvd
Voorhees, New Jersey 08043
Phone: (609) 325-6720

Beryl Chassen, Coordinator
Monmouth Medical Center
Cleft Palate Services
300 Second Avenue
Long Branch, New Jersey 07740-6565
Phone: (732) 870-5695

Tena Turner, RN, MA., Coordinator
Bipin Patel, M.D., Medical Director
St. Peter's Medical Center
Cleft Palate Services
254 Easton Avenue
New Brunswick, New Jersey 08901-1780
Phone: (732) 745-7943

William Roche, Coordinator, Craniofacial Center
St. Joseph's Medical Center
703 Main Street
Paterson, New Jersey 07503
Phone: (973) 754-2924

NEW JERSEY STATEWIDE NETWORK OF PEDIATRIC HIV TREATMENT CENTERS
--------------------------------------------------------------------------------
FXB Center
University of Medicine & Dentistry of New Jersey
ADMC #4
30 Bergen St.
Newark, NJ 07107
(973) 972-0400 FAX (973) 972-0396

Newark Beth Israel Medical Center
Family Treatment Center, G3
201 Lyons Ave.
Newark, NJ 07112
(973) 926-8004 FAX (973) 926-4584 or 6452

Department of Pediatrics
Cooper Hospital/University Medical Center
3 Cooper Plaza, Suite 200, Rm. 202
Camden, NJ 08103
(856) 342-2089 FAX (856) 968-8414

Jersey City Medical Center
AIDS Health Services
50 Baldwin Ave.
Jersey City, NJ 07304
(201) 915-2295 FAX (201) 915-2213

Robert Wood Johnson Medical School
Department of Pediatrics
Division of Immunology, Allergy & Infectious Diseases
1 Robert Wood Johnson Place, PO BOX 19
New Brunswick, NJ 08903
(732) 235-7894 FAX (732) 235-7419

St. Joseph's Hospital & Medical Center
Department of Community Medicine
703 Main St.
Paterson, NJ 07503
(973) 754-4713 FAX (973) 279-3618

                                Affiliate Center

Jersey Shore Medical Center
Department of Pediatrics A-240
1945 Corlies Ave.
Neptune, NJ 07754
(732) 776-4271 FAX (732) 776-4648

COMPREHENSIVE REGIONAL SICKLE CELL/HEMOGLOBINOPATHIES TREATMENT CENTERS
--------------------------------------------------------------------------------

Jersey City Medical Center
Department of Pediatrics
50 Baldwin Avenue
Clinic Building, 5th Floor
Jersey City, New Jersey 07304-3199
Renuka B. Nigam, M.D., Chief
Pediatric Hematology/Oncology
(201) 915-2455

Newark Beth Israel Medical Center
201 Lyons Avenue
Newark, New Jersey 07112-2094
Peri Kamalaker, M.D., Director
Pediatric Hematology/Oncology
(973) 926-7161

The Institute for Children with Cancer and Blood Disorders
The Cancer Institute of New Jersey
195 Little Albany St.
New Brunswick, NJ 08901
Richard Drachtman, M.D.
Division of Pediatric Hematology/Oncology
Phone: (732) 235-7898

University Hospital/UMDNJ
Division of Pediatric Hematology/Oncology
UH Room F342
150 Bergen Street
Newark, NJ 07013-2406
Phone: (973) 972-1011 or 972-0658

Medical Center
Tomorrow's Children Institute
Hackensack University Medical Center
30 Prospect Avenue
Hackensack, New Jersey 07601-1991
Frances Flug, M.D.
Pediatric Hematology/Oncology
(201) 996-5437

Children's Hospital of Philadelphia
New Jersey Section of Hematology/Oncology
Specialty Care Center
1012 Laurel Oak Road
Voorhees, NJ 08043
Susan F. Travis, M.D., Director
Phone: (856) 435-7502

UMDNJ/NJ Medical School
Comprehensive Sickle Cell Program
185 South Orange Ave.
Newark, NJ 07103
Anne Hurlet, M.D.
Phone: (973) 972-1061

St. Joseph's Hospital and Medical Center
703 Main Street
Paterson, NJ 07503
Jill Manell, M.D.
Chief, Pediatric Hematology/Oncology
Phone: (973) 754-3229 or 754-2500

St. Barnabas Medical Center
101 Old Short Hills Road
Livingston, NJ 07039
Anne G. Nepo, M.D.
Pediatric Hematology/Oncology
Phone: (973) 325-6700

PKU TREATMENT CENTERS
--------------------------------------------------------------------------------

Barbara Marcelo Evans, M.D., Medical Director
Cooper Hospital/University Medical Center
Southern New Jersey Regional PKU Program
Three Cooper Plaza - Suite 200
Camden, New Jersey 08103-1489
Phone: (609) 963-3689

Carol Gernat, Coordinator
Anna Haratounian, M.D., Medical Director
Children's Hospital of New Jersey at Newark Beth Israel
Regional PKU Program
201 Lyons Avenue
Newark, New Jersey 07112
Phone: (973) 926-6898

GENETIC CENTERS
--------------------------------------------------------------------------------

Patricia Griggs, RNC
ATLANTIC CITY MEDICAL CENTER
Genetic Services
1925 Pacific Avenue
Atlantic City, NJ 08401
Phone: (609) 441-8156
FAX: (609) 441-8157

Lynn Howard, Coordinator
Genetics Program
THE CHILDREN'S REGIONAL HOSPITAL
Three Cooper Plaza, Suite 309
Camden, NJ 08103
Phone: (856) 968-7248
FAX: (856) 968-7257

Carolyn Lieber, Manager
Genetics Services
Don Imus WFAN Ped. Ctr., 2nd Fl.
HACKENSACK UNIVERSITY MEDICAL CENTER
Suite 258
30 Prospect Avenue
Hackensack, NJ 07601
Phone: (201) 996-5264
FAX: (201) 996-0827

Jane Murphy, MS Coordinator
Genetic Services
JERSEY CITY MEDICAL CENTER
50 Baldwin Avenue, 8th Floor Clinic Bldg.
Jersey City, NJ 07304-3199
Phone: (201) 915-2095
FAX: (201) 915-2481

Carolee Watkins, M.S., MA, CGC
Coordinator, Genetics Services
CAPITOL HEALTH SYSTEM AT MERCER
446 Bellevue Avenue
P.O. Box 1658
Trenton, NJ 08607-1658
Phone: (609) 394-4072
FAX: (609) 394-4148

Judith Rokeach, RN, BSN
Coordinator, Genetic Services
MONMOUTH MEDICAL CENTER
300 Second Avenue
Long Branch, NJ 07740
Phone: (732) 923-6526
FAX: (732) 923-6528

Joan Atkin, M.D. (SC)
MORRISTOWN MEMORIAL HOSPITAL
Genetic Center (Box 120)
100 Madison Avenue
Morristown, New Jersey 07962-1956
Phone: (973) 971-5636
FAX: (973) 290-7365

Loraine Suslack, MS
Genetic Counselor
Center for Human & Molecular Genetics
UMDNJ-NEW JERSEY MEDICAL SCHOOL
Doctors Office Center
90 Bergen Street
Newark, NJ 07103
Phone: (973) 972-3311
FAX: (973) 972-3310

Debra Day-Salvatore, M.D., Ph.D.
Director, Division of Clinical Services
ST. PETER'S MEDICAL CENTER
Department of Genetics
254 Easton Avenue, MOB 2190
New Brunswick, New Jersey 08903-0591
Phone: (732) 745-6678
FAX: (732) 249-2687

HEMOPHILIA PROGRAM
--------------------------------------------------------------------------------
Cooper Hospital/University Medical Center
3 Cooper Plaza - Room 220
Camden, New Jersey 08103
Jack Goldberg, M.D.
Division Head Hematology/Oncology
Phone: (856) 963-3572
FAX: (856) 338-9211

St. Michael's Medical Center
Regional Hemophilia Center
268 Dr. Martin Luther King Jr. Blvd
Newark, New Jersey 07102-2094
Franklin Desposito, M.D.
Phone: (973) 877-5347
Nancy Gonzalez, Coordinator
Phone: (973) 877-4512
FAX: (973) 877-2823

University of Medicine and Dentistry of New Jersey/
Robert Wood Johnson Medical School
One Robert Wood Johnson Place, PO Box 19
New Brunswick, New Jersey 08903-0019
Parvin Saidi, M.D., Director
NJ Regional Hemophilia Program
Phone: (732) 235-7679
Ann Lerner, Administrator
Phone: (732) 235-7681
FAX: 732-235-7115

Barbara Marcello Evans, MD
Medical Director
Child Evaluation Center
Cooper Hospital/University Medical Center
Three Cooper Plaza
Camden, NJ 08103-1489
Phone: (609) 342-2257

Norma Altreche, LCSW
Jersey City Medical Center
50 Baldwin Ave.
Jersey City, NJ 07304
Phone: (201) 915-2577

Janice Grebler, MSW, Coordinator
Anthony DeSpirito MD, Medical Director
Jersey Shore Medical Center
1945 Corlies Ave.
Neptune, NJ 07753-4896
PhoneL (732) 776-4178

Patricia Munday, Director of Child Evaluations
John F. Kennedy Medical Center
James Street
Edison, NJ 07962-1956
Phone (973) 971-4235

Teri Criscone, Administrative Director
Morristown Memorial Hospital
Child Evaluation Center Box 100
100 Madison Ave.
Morristown, NJ 07960-6095
Phone: (973) 971-4235

Roberta DiHoff, Ph.D., Director
Newcomb Medical Center
Child Evaluation Center
65 South State Street
Vineland, NJ 08360-4893
Phone: (609) 696-1014 or 1035

Joan Ferraer, Administrative Director
Dept. of Pediatrics
St. Joseph's Medical Center
703 Main Street
Paterson, NJ 07503
Phone (973) 754-2505

Barbara Caspi, Program Administrator
Child Evaluation Center
Children's Hospital of New Jersey at Newark Beth Israel
201 Lyons Ave.
Newark, NJ 07112
Phone: (973) 926-6688

B.4.11  SPECIAL CHILD HEALTH SERVICES NETWORK

The following pages list special child health services network agencies by provider type.

NEW JERSEY DEPARTMENT OF HEALTH AND SENIOR SERVICES
SPECIAL CHILD, ADULT AND EARLY INTERVENTION SERVICES
COUNTY CASE MANAGEMENT UNITS
--------------------------------------------------------------------------------

ATLANTIC COUNTY SCHS-Case Management Unit
Dept. of Intergenerational Services
101 South Shore Road
Northfield, NJ 08225-2320
(609) 645-7700 Ext. 4358
Fax # (609) 645-5907

BERGEN COUNTY SCHS-Case Management Unit
Bergen County Dept. of Health Services
327 Ridgewood Avenue, Second Floor
Paramus, NJ 07652-4895
(201) 599-6153
Fax # (201) 599-8947

BURLINGTON COUNTY SCHS-Case Management Unit
Community Nursing Services
Raphael Meadow Health Center
P.O. Box 287 Woodlane Road
Mount Holly, NJ 08060-0287
(609) 267-1950
Fax # (609) 702-0541

CAMDEN COUNTY SCHS-Case Management Unit
Camden County Division of Health
Jefferson House - Lakeland Road, PO Box 9
Blackwood, NJ 08012-0009
(856) 374-6021 or (800) 999-9045
Fax # (856) 374-9734

CAPE MAY COUNTY SCHS-Case Management Unit
Cape May Dept. of Health
6 Moore Rd. Crest Haven Complex
Cape May Court House, NJ 08210-3067
(609) 465-1203
Fax # (609) 463-3527

CUMBERLAND COUNTY SCHS-Case Management Unit
Cumberland County Dept. of Health
790 East Commerce Street
Bridgeton, NJ 08302-2293
(856) 453-2154
Fax # (856) 453-0338

ESSEX COUNTY SCHS-Case Management Unit
Essex County Dept. of Health and Rehabilitation
Division of Community Health Services
Unit of Special Child Health Services
160 Fairview Ave. Rawson Hall, Bldg. #37
Cedar Grove, NJ 07009
(973) 857-4663
Fax # (973) 857-2842

GLOUCESTER COUNTY SCHS-Case Management Unit
Gloucester County Health Department
160 Fries-Mill Road
Turnersville, NJ 08012-2496
(856) 262-4100 (Ext. 4157)
Fax # (856) 629-0469)

HUDSON COUNTY SCHS-Case Management Unit
Jersey City Medical Center
114 Clifton Place, Murdoch Hall
Jersey City, NJ 07304-3199
(201) 915-2514
Fax # (201) 915-2565

HUNTERDON COUNTY SCHS-Case Management Unit
Hunterdon Medical Center
2100 Wescott Drive
Flemington, NJ 08822-9238
(908) 788-6398
Fax # (908) 788-6581

MERCER COUNTY SCHS-Case Management Unit
Sypek Center
129 Bull Run Road
Pennington, NJ 08534
(609) 730-4152 or 730-4151
Fax # (609) 730-4154

MIDDLESEX COUNTY SCHS-Case Management Unit
Middlesex County Department of Health
75 Bayard Street - 5th Floor
New Brunswick, NJ 08901
(732) 745-3100
Fax # (732) 745-2568

MONMOUTH COUNTY SCHS-Case Management Unit
Visiting Nurse Assoc. of Central Jersey Foundation
1100 Wayside Rd.
Tinton, NJ 07712
(732) 224-6950
Fax # (732) 747-4404

MORRIS COUNTY SCHS-Case Management Unit
Morristown Memorial Hospital
100 Madison Avenue, Box 99
Morristown, NJ 07960-6095
(973) 971-4155
Fax # (973) 290-7358

OCEAN COUNTY SCHS-Case Management Unit
Ocean County Department of Health
PO Box 2191
Sunset Avenue
Toms River, NJ 08754-2191
(732) 341-9700 Ext. 7602
Fax # (732) 341-5461

PASSAIC COUNTY SCHS-Case Management Unit
Catholic Family and Community Services
26 DeGrasse Street
Paterson, NJ 07505
(973) 523-6778
Fax # (973) 523-7715

SALEM COUNTY SCHS-Case Management Unit
Salem County Department of Health
98 Market Street
Salem, NJ 08079-1911
(856) 935-7510 Ext. 8479
Fax # (856) 935-8483

SOMERSET COUNTY SCHS-Case Management Unit
Somerset Handicapped Children's Treatment Center
377 Union Avenue
P.O. Box 6824
Bridgewater, NJ 08807-0824
(908) 725-2366
Fax # (908) 725-3945

SUSSEX COUNTY SCHS-Case Management Unit
Sussex County Health Department
Division of Public Health Nursing
129 Morris Turnpike
Newton, NJ 07860
(973) 948-5400 Ext. 62
Fax # (973) 948-2270

UNION COUNTY SCHS-Case Management Unit
328 South Avenue
Fanwood, NJ 07023
(908) 889-0950
Fax # (908) 889-7535

WARREN COUNTY SCHS-Case Management Unit
Warren County Health Department
Special Child Health Services
162 East Washington Avenue
Washington, NJ 07882-2196
(908) 689-6000 Ext. 258
Fax # (908) 835-1172

B.4.12  CARE MANAGEMENT FLOW CHART

                                CARE MANAGEMENT

                                  [FLOW CHART]

B.4.13  RYAN WHITE CARE ACT GRANTEES

                               RYAN WHITE HIV CARE
                           CONSORTIA/RESOURCE CENTERS

The Consortia/Resource Centers provide regional planning and coordination of comprehensive HIV-related services: information and referral, prevention education, and a network of care and treatment based on community-based case management.

AIDS COALITION OF SOUTHERN NEW JERSEY
Resource Center
100 Essex Road, Suite 300
Bellmawr, NJ 08031
(609)933-9500 FAX (609)933-9515

GOOD SHEPHERD COMMUNITY SERVICES, INC.
1576 Palisade Avenue
Ft. Lee, NJ 07024
(201)461-7241 FAX (201)461-2307

MERCER COUNTY HIV CONSORTIUM
447 Bellevue Avenue
Trenton, NJ 08618
(609)278-9555 or (800)550-6755 FAX (609)278-0553

MIDDLESEX COUNTY HIV RESOURCE CENTER
Visiting Nurse Association of Central Jersey
275 Hobart Street
Perth Amboy, NJ 08861
(732)442-6225 FAX (732)442-4285

MONMOUTH-OCEAN HIV CARE CONSORTIUM
VNA of Central Jersey Foundation, Inc.
625 Bangs Avenue
Asbury Park, NJ 07712
(732)502-5122 or (800)947-0020 FAX (732)774-6006
Resource Center: (732)502-5128

PASSAIC COUNTY AIDS RESOURCE CENTER
Coalition on AIDS in Passaic County, Inc.
100 Hamilton Plaza, Room 707
Paterson, NJ 07505
(973)742-6742 FAX (973)742-6750

SOMERSET-HUNTERDON HIV CARE CONSORTIUM
Women's Health and Counseling Center
95 Veteran's Memorial Drive
Somerville, NJ 08876
(800)313-2335 FAX (908)526-7023
Resource Center: (908)704-9641

SOUTH JERSEY AIDS ALLIANCE
Resource Center-Atlantic/Cape May HIV Case Consortium
19 Gordon's Alley
Atlantic City, NJ 08101
(609)347-1085 FAX (609)348-8775

SOUTH JERSEY COUNCIL ON AIDS
(serving Burlington, Camden, Salem and Gloucester)
120 White Horse Pike, Suite 110
Haddon Heights, NJ 08035
(609)547-6600 FAX (609)547-6656

THE HIV CARE CONSORTIUM/RESOURCE CENTER
Atlantic City Medical Center
16b South Ohio Avenue
Atlantic City, NJ 08401
(609)441-8181 or (800)281-2437 FAX (609)441-8938

UNION COUNTY HIV CONSORTIUM
Union County HIV Resource Center
80 West Grand Street-Lower Level
Elizabeth, NJ 07202
(908)352-770 or (800)279-2437 FAX (908)352-7727

B.4.14 NEW JERSEY MODIFIED QARI/QISMC STANDARDS

STANDARD I: WRITTEN QAPI DESCRIPTION - The organization has a written description of its Quality Assessment and Performance Improvement Program
(QAPI). This written description meets the following criteria:

         A. GOALS AND OBJECTIVES - The written description contains a detailed set of QA objectives which are developed annually and include a timetable for implementation and accomplishment. The QAPI includes performance improvement projects that achieve, through ongoing measurement and intervention, demonstrable and sustained improvement in significant aspects of clinical care and non-clinical services that can be expected to have a beneficial effect on health outcomes and enrollee satisfaction.

         B.       SCOPE -

                  1. The scope of the QAPI is comprehensive, addressing both the quality of clinical care and the quality of non-clinical aspects of service, such as and including: availability, accessibility, coordination, and continuity of care.

                  2. The QAPI methodology provides for review of the entire range of care provided by the organization, by assuring that all demographic groups, care settings, (e.g., inpatient, ambulatory, [ including care provided in private practice offices] and home care), and types of services (e.g., preventive, primary, specialty care, and ancillary) are included in the scope of the review. (This review of the entire range of care is expected to be carried out over multiple review periods and not on a concurrent basis).

                  3. The QAPI describes how it will meet the outcomes and performance standards specified in the contract.

         C. SPECIFIC ACTIVITIES - The written description specifies quality of care studies and performance improvement projects and other activities to be undertaken over a prescribed period of time, and methodologies and organizational arrangements to be used to accomplish them. Individuals responsible for the studies and other activities are clearly identified and are appropriate.

         D. CONTINUOUS ACTIVITY - The written description provides for continuous performance of the activities, including tracking of issues over time.

         E.       PROVIDER REVIEW - The QAPI provides for:

                  1. review by physician and other health professionals of the process followed in the provision of health services; and

                  2. feedback to health professionals and HMO staff regarding performance and patient results.

         F. FOCUS ON HEALTH OUTCOMES - The QAPI methodology addresses health outcomes to the extent consistent with existing technology.

STANDARD II: SYSTEMATIC PROCESS OF QUALITY ASSESSMENT AND IMPROVEMENT - The QAPI objectively and systematically monitors and evaluates the quality and appropriateness of care and service to enrollees, through quality of care studies and related activities, and pursues opportunities for improvement on an ongoing basis.

The QAPI has written guidelines for its quality of care studies and related activities which include:

         A. SPECIFICATION OF CLINICAL OR HEALTH SERVICES DELIVERY AREAS TO BE MONITORED

                  1. The monitoring and evaluation of care reflects the population serviced by the managed care organization in terms of age groups, disease categories, and special risk status.

                  2. For the Medicaid population, the QAPI monitors and evaluates, at a minimum, care and services in certain priority areas of concern selected by the State. Clinical focus areas applicable to all enrollees are as follows:

                           a)       Primary, secondary, and/or tertiary
                                    prevention of acute conditions;

                           b)       Primary, secondary, and/or tertiary
                                    prevention of chronic conditions;

                           c)       Care of acute conditions;

                           d)       Care of chronic conditions;

                           e)       High-volume services

                           f)       High-risk services;
                                    and

                           g)       Continuity and coordination of care

                  3. The State may require an organization to conduct particular projects that are specific to the organization and that relate to topics and involve quality indicators of the State choosing.

                  4. Organizations may collaborate with one another, subject to the approval of the State.

                  5. If a project is conducted over a period of more than one review year the project will be considered as achieving improvement in each year for which it achieves an improvement meeting the requirements specified or a project may be considered as achieving improvement in each year for which it achieves an improvement that does not meet the requirements specified but that constitutes an intermediate target specified in a project work plan developed in consultation with the State.

                  6. At its discretion and/or as required by the State Medicaid agency, the organization's QAPI also monitors and evaluates other important aspects of care and service.

                           a) Non-clinical focus areas applicable to all enrollees are as follows:

                                    i)       Availability, accessibility, and
                                             cultural competency of services;

                                    ii)      Interpersonal aspects of care,
                                             e.g., quality of provider/patient
                                             encounters; and

                                    iii)     Appeals, grievances, and other
                                             complaints.

                           b) Within each required focus area, the organization selects a specific topic or topics to be addressed by a project. Topics should be selected and prioritized to achieve the greatest practical benefit for enrollees.

         B. USE OF QUALITY INDICATORS - Quality indicators are measurable variables relating to a specified clinical or health services delivery area, which are reviewed over a period of time to monitor the process or outcomes of care delivered in that area.

                  1. The organization identifies and uses quality indicators that are objective, measurable, and based on current knowledge and clinical experience, or health services research.

                  2. All indicators measure changes in health status, functional status, or enrollee satisfaction, or valid proxies of these outcomes. Measures of processes are used as a proxy for outcomes only when those processes have been established through published studies or a consensus of relevant practitioners to be significantly related to outcomes.

                  3. Indicators selected for a topic in a clinical focus area include at least some measure of change in health status or functional status or process of care proxies for these outcomes. Indicators may also include measures of satisfaction.

                  4. For the priority areas selected by the State from the HCFA Medicaid Bureau's list of priority clinical and health services delivery areas of concern, the organization monitors and evaluates quality of care through studies which include, but are not limited to, the quality indicators also specified by the HCFA's Medicaid Bureau.

                  5. Methods and frequency of data collection are appropriate and sufficient to detect need for program change. Assessment of the organization's performance on the selected indicators is based on systematic, ongoing collection and analysis of valid and reliable data.

                           a) The organization establishes a baseline measure of its performance on each indicator, measures changes in performance, and continues measurement for at least one year after a desired level of performance is achieved.

                           b) When sampling is used, sampling methodology for assessment of the organization's performance shall be such as to ensure that the data collected validly reflect:

                                    i)       The performance of all
                                             practitioners and providers who
                                             serve Medicaid/NJ FamilyCare
                                             enrollees and whose activities are
                                             the subject of the indicator; and

                                    ii)      The care given to the entire
                                             population (including special
                                             populations with complex care
                                             needs) to which the indicator is
                                             relevant.

         C.       USE OF CLINICAL CARE STANDARDS/PRACTICE GUIDELINES -

                  1. The QAPI studies and other activities monitor quality of care against clinical care or health service delivery standards or practice guidelines specified for each area identified in "A," above.

                  2. Guidelines are based on reasonable medical evidence or a consensus of health care professionals in the particular field, consider the needs of the enrolled population, are developed in consultation with contracting health care professionals, and are reviewed and updated periodically. Guidelines, including any admission, continued stay, and discharge criteria used by the organization, are communicated to all providers and enrollees when appropriate, and to individual enrollees when requested.

                  3. The standards/guidelines focus on the process and outcomes of health care delivery, as well as access to care.

                  4. A mechanism is in place for continuously updating the standards/guidelines.

                  5. The standards/guidelines shall be included in provider manual developed for use by HMO providers or otherwise disseminated to providers as they are adopted.

                  6. The standards/guidelines address preventive health services.

                  7. Standards/guidelines are developed for the full spectrum of populations enrolled in the plan.

                  8. The QAPI shall use these standards/guidelines to evaluate the quality of care provided by the managed care organization's providers, whether the providers are organized in groups, as individuals, as IPAs, or in combination thereof.

                  9. The organization implements written policies and procedures for evaluating new medical technologies and new uses of existing technologies. The evaluations take into account coverage decisions by Medicare intermediaries and carriers, national Medicare coverage decisions, and federal and state Medicaid coverage decisions, as appropriate.

         D.       ANALYSIS OF CLINICAL CARE AND RELATED SERVICES -

                  1. Appropriate clinicians monitor and evaluate quality through review of individual cases where there are questions about care, and through studies analyzing patterns of clinical care and related service. For quality issues identified in the QAPI's targeted clinical areas, the analysis includes the identified quality indicators and uses clinical care standards or practice guidelines.

                  2. Multidisciplinary teams are used, where indicated, to analyze and address systems issues.

                  3. From 1. and 2., clinical and related service areas requiring improvement are identified.

         E.       IMPLEMENTATION OF REMEDIAL/CORRECTIVE ACTIONS -

                  The QAPI includes written procedures for taking appropriate remedial action whenever, as determined under the QAPI, inappropriate or substandard services are furnished, or services that should have been furnished were not.

                  These written remedial/corrective action procedures include:

                  1. specification of the types of problems requiring remedial/corrective action;

                  2. specification of the person(s) or body responsible for making the final determinations regarding quality problems;

                  3.       specific actions to be taken;

                  4. provision of feedback to appropriate health professionals, providers and staff;

                  5. the schedule and accountability for implementing corrective actions;

                  6. the approach to modifying the corrective action if improvements do not occur;

                  7. procedures for terminating the affiliation with the physician, or other health professional or provider.

         F.       ASSESSMENT OF EFFECTIVENESS OF CORRECTIVE ACTIONS -

                  1. As actions are taken to improve care, there is monitoring and evaluation of corrective actions to assure that appropriate changes have been made. In addition, changes in practice patterns are tracked.

                  2. The managed care organization assures follow-up on identified issues to ensure that actions for improvement have been effective.

         G.       EVALUATION OF CONTINUITY AND EFFECTIVENESS OF THE QAPI -

                  1. The managed care organization conducts a regular and periodic examination of the scope and content of the QAPI to ensure that it covers all types of services in all settings, as specified in STANDARD I-B-2.

                  2. At the end of each year, a written report on the QAPI is prepared, which addresses: QA studies and other activities completed; trending of clinical and service indicators and other performance data; demonstrated improvements in quality; areas of deficiency and recommendations for corrective action; and an evaluation of the overall effectiveness of the QAPI.

                  3. There is evidence that QA activities have contributed to significant improvements in the care delivered to members.

                  4. The organization's interventions result in significant demonstrable improvement in its performance as evidenced in repeat measurements of the quality indicators specified for each performance improvement project undertaken by the organization.

                           a) When a project measures performance on quality indicators by collecting data on all units of analysis in the population to be studied (i.e., a census), significant improvement is demonstrated by achieving:

                                    i)       In the case of a statewide Medicaid
                                             project, a benchmark level of
                                             performance defined in advance by
                                             the State Medicaid agency; or

                                    ii)      In the case of a project developed
                                             by the organization itself, a
                                             benchmark level of performance that
                                             is defined in advance by the
                                             organization. The organization's
                                             benchmark must reduce the
                                             performance gap (the percent of
                                             cases in which the measure is
                                             failed) by at least 10 percent.

                                    iii)     In the case of a project developed
                                             by the organization to reduce
                                             disparities between minorities and
                                             other members, a reduction of at
                                             least 10 percent in the number of
                                             minority enrollees (or the
                                             specified unit of analysis) that do
                                             not achieve the desired outcome as
                                             defined by the quality indicators.

                           b) When a project measures performance on quality indicators by collecting data on a subset (sample) of the units of analysis in the population to be studied, significant improvement is demonstrated by achieving the benchmarks specified in a) above and the quantitative improvement demonstrated in the repeated measurements is statistically significant with a "p value" of less than or equal to .10.

                                    i)       The sample or subset of the study
                                             population shall be obtained
                                             through random sampling.

                                    ii)      The samples used for the baseline
                                             and repeat measurements of the
                                             performance indicators shall be
                                             chosen using the same sampling
                                             frame and methodology.

                           c) The improvement is reasonably attributable to interventions undertaken by the organization (i.e., a project and its results have face validity).

                  5. The organization sustains the improvements in performance for at least one year after the improvement in performance is first achieved. Sustained improvement is documented through the continued measurement of quality indicators for at least one year after the performance improvement project is completed.

STANDARD III: ACCOUNTABILITY TO THE GOVERNING BODY - The Governing Body of the organization is the Board of Directors or, where the Board's participation with quality improvement issues is not direct, a designated committee of the senior management of the managed care organization. Responsibilities of the Governing Body for monitoring, evaluating, and making improvements to care include:

         A. OVERSIGHT OF QAPI - There is documentation that the Governing Body has approved the overall QAPI and an annual QA plan.

         B. OVERSIGHT ENTITY - The Governing Body has formally designated an accountable entity or entities within the organization to provide oversight of QA, or has formally decided to provide such oversight as a committee of the whole.

         C. QAPI PROGRESS REPORTS - The governing Body routinely receives written reports from the QAPI describing actions taken, progress in meeting QA objectives, and improvements made.

         D. ANNUAL QAPI REVIEW - The Governing Body formally reviews on a periodic basis (but no less frequently than annually) a written report on the QAPI which includes: studies undertaken, results, subsequent actions, and aggregate data on utilization and quality of services rendered, to assess the QAPI's continuity, effectiveness and current acceptability.

         E. PROGRAM MODIFICATION - Upon receipt of regular written reports from the QAPI delineating actions taken and improvements made, the Governing Body takes action when appropriate and directs that the operational QAPI be modified on an ongoing basis to accommodate review findings and issues of concern within the managed care organization (MCO). This activity is documented in the minutes of the meetings of the Governing Board in sufficient detail to demonstrate that it has directed and followed up on necessary actions pertaining to Quality Assurance.

STANDARD IV: ACTIVE QA COMMITTEE - The QAPI delineates an identifiable structure responsible for performing QA functions within the MCO. This committee or other structure has:

         A. REGULAR MEETINGS - The structure/committee meets on a regular basis with specified frequency to oversee QAPI activities. This frequency is sufficient to demonstrate that the structure/committee is following-up on all findings and required actions, but in no case are such meetings less frequent that quarterly.

         B. ESTABLISHED PARAMETERS FOR OPERATING - The role, structure and function of the structure/committee are specified.

         C. DOCUMENTATION - There are records documenting the structure's/committee's activities, findings, recommendations and actions.

         D. ACCOUNTABILITY - The QAPI committee is accountable to the Governing Body and reports to it (or its designee) on a scheduled basis on activities, findings, recommendations and actions.

         E. MEMBERSHIP - There is active participation in the QA committee from health plan providers, who are representative of the composition of the health plan's providers.

STANDARD V: QAPI SUPERVISION - There is a designated senior executive who is responsible for program implementation. The organization's Medical Director has substantial involvement in QA activities.

STANDARD VI: ADEQUATE RESOURCES - The QAPI has sufficient material resources; and staff with the necessary education, experience, or training; to effectively carry out its specified activities.

STANDARD VII: PROVIDER PARTICIPATION IN THE QAPI -

            A. Participating physicians and other providers are kept informed about the written QA plan.

            B. The MCO includes in all its provider contracts and employment agreements, for both physicians and non-physician providers, a requirement securing cooperation with the QAPI.

            C. Contracts specify that hospitals and other contractors will allow the managed care organization access to the medical records of its members.

            D.    Includes a provider appeals process.

            E. Description of how providers are to be involved in the design, implementation, review and follow-up of quality activities.

            F.    Description of how needed changes will be instituted.

STANDARD VIII: DELEGATION OF QAPI ACTIVITIES - The MCO remains accountable for health services management and all QAPI functions, even if certain functions are delegated to other entities. If the managed care organization delegates any activities to other entities:

            A. There is a written agreement describing: the delegated activities; the delegate's accountability for these activities; the frequency of reporting to the managed care organization; and provides for revocation of the delegation or other remedies for inadequate performance.

            B. The MCO has written procedures for monitoring and evaluating the implementation of the delegated functions and for verifying the actual quality of care being provided.

            C. There is evidence of continuous and ongoing evaluation of delegated activities at least annually, including approval of quality improvement plans and regular specified reports.

            D. The organization evaluates the entity's ability to perform the delegated activities prior to delegation.

            E. If the organization delegates selection of providers to another entity, the organization retains the right to approve, suspend, or terminate any provider selected by that entity.

STANDARD IX: CREDENTIALING AND RECREDENTIALING - The QAPI contains the following provisions to determine whether physicians and other health care professionals, who are licensed by the State and who are under contract to the MCO, are qualified to perform their services.

            A. WRITTEN POLICIES AND PROCEDURES - The managed care organization has written policies and procedures for the credentialing process, which includes the organization's initial credentialing of practitioners, as well as its subsequent recredentialing, recertifying and/or reappointment of practitioners.

            B. OVERSIGHT BY GOVERNING BODY - The Governing Body, or the group or individual to which the Governing Body has formally delegated the credentialing function, has reviewed and approved the credentialing policies and procedures.

            C. CREDENTIALING ENTITY - The plan designates a credentialing committee or other peer review body which makes recommendations regarding credentialing decisions.

            D. SCOPE - The plan identifies those practitioners who fall under its scope of authority and action. This shall include, at a minimum, all physicians, dentists, and other licensed independent practitioners included in the review organization's literature for members, as an indication of those practitioners whose service to members is contracted or anticipated.

            E. PROCESS - The initial credentialing process obtains and reviews verification of the following information, at a minimum:

                  1. the practitioner holds a current valid license to practice;

                  2.    valid DEA or CDS certificate, as applicable;

                  3. graduation from medical school and completion of a residency, or other post-graduate training, as applicable;

                  4.    work history;

                  5.    professional liability claims history;

                  6. good standing of clinical privileges at the hospital designated by the practitioner as the primary admitting facility; (This requirement may be waived for practices which do not have or do not need access to hospitals.)

                  7. the practitioners holds current, adequate malpractice insurance according to the plan's policy;

                  8. any revocation or suspension of a State license or DEA/BNDD number;

                  9. any sanctions imposed by Medicare and/or Medicaid for example, suspensions, debarment, or recovery action; and

                  10.   any censure by the State or County Medical Association.

                  11. The organization requests information on the practitioner from the National Practitioner Data Bank and the State Board of Medical Examiners.

                  12. The application process includes a statement by the applicant regarding:

                        a) any physical or mental health problems that may affect current ability to provide health care;

                        b) any history of chemical dependency/substance abuse;

                        c) history of loss of license and/or felony convictions;

                        e) history of loss or limitation of hospital privileges or disciplinary activity; and

                        f) an attestation to correctness / completeness of the applications.

                        This information should be used to evaluate the practitioner's current ability to practice.

                  13. There is an initial visit to each potential primary care practitioner's office, including documentation of a structured review of the site and medical recordkeeping practices to ensure conformance with the managed care organization's standards.

            F. RECREDENTIALING - A process for the periodic reverification of clinical credentials (recredentialing, reappointment, or recertification) is described in the organization's policies and procedures.

                  1. There is evidence that the procedure is implemented at least every two years.

                  2. The MCO conducts periodic review of information from the National Practitioner Data Bank, along with performance data, on all physicians, to decide whether to renew the participating physician agreement. At a minimum, the recredentialing, recertification or reappointment process is organized to verify current standing on items listed in "E-1" through "E-7", above and item "E-12" as well.

                  3. The recredentialing, recertification or reappointment process also includes review of data from:

                        a)    member complaints;

                        b)    results of quality reviews;

                        c)    performance indicators;

                        d)    utilization management;

                        e)    member satisfaction surveys; and

                        f) reverifications of hospital privileges and current licensure.



            G. DELEGATION OF CREDENTIALING ACTIVITIES - If the managed care organization delegates credentialing (and recredentialing, recertification, or reappointment) activities, there is a written description of the delegated activities, and the delegate's accountability for these activities. There is also evidence that the delegate accomplished the credentialing activities. The managed care organization monitors the effectiveness of the delegate's credentialing and reappointment or recertification process.

            H. RETENTION OF CREDENTIALING AUTHORITY - The managed care organization retains the right to approve new providers and sites, and to terminate or suspend individual providers. The organization has policies and procedures for the suspension, reduction or termination of practitioner privileges.

            I. REPORTING REQUIREMENT - There is a mechanism for, and evidence of implementation of, the reporting of serious quality deficiencies resulting in suspension or termination of a practitioner, to the appropriate authorities.

            J. APPEALS PROCESS - There is a provider appellate process for instances where the managed care organization chooses to reduce, suspend or terminate a practitioner's privileges with the organization.

                  1. The contractor shall not terminate a contract with a health care professional for participation in the contractor's network unless the contractor provides to the health care professional a written explanation of the reasons for the proposed contract termination and an opportunity for a review or hearing. This section shall not apply in cases involving imminent harm to patient care, a determination of fraud, or a final disciplinary action by a State licensing board or other governmental agency that impairs the health care professional's ability to practice.

                  2. No contractor shall terminate or refuse to renew a contract for participation in the contractor's network solely because the health care profession has (1) advocated on behalf of the enrollee; (2) filed a complaint against the contractor; (3) appealed a decision of the contractor; or (4) requested a hearing or review pursuant to this section.

                  3. For each institutional provider or supplier, the organization determines, and redetermines at specified intervals, that the provider or supplier:

                        a) Is licensed to operate in the state, and is in compliance with any other applicable state or federal requirements;

                        b) Is reviewed and approved by an appropriate accrediting body or is determined by the organization to meet standards established by the organization itself; and

                        c) In the case of a provider or supplier providing services to Medicare enrollees, is approved for participation in Medicare. (Note: This requirement does not apply to providers of additional or supplemental services for which Medicare has no approval standards.)

                  4. The organization notifies licensing and/or disciplinary bodies or other appropriate authorities when a health care professional's or institutional provider or supplier's affiliation is suspended or terminated because of quality deficiencies.

                  5. The organization ensures compliance with federal requirements prohibiting employment or contracts with individuals excluded from participation under either Medicare or Medicaid.


STANDARD X: ENROLLEE RIGHTS AND RESPONSIBILITIES - The organization demonstrates a commitment to treating members in a manner that acknowledges their rights and responsibilities.

            A. WRITTEN POLICY ON ENROLLEE RIGHTS - The organization has a written policy that complies with federal and state laws affecting the rights of enrollees and that recognizes the following rights of members:

                  1. to be treated with respect, dignity, and need for privacy;

                  2. to be provided with information about the organization, its services, the practitioners providing care, and members rights and responsibilities and to be able to communicate and be understood with the assistance of a translator if needed.

                  3. to be able to choose primary care practitioners, within the limits of the plan network, including the right to refuse care from specific practitioners;

                  4. to participate in decision-making regarding their health care, to be fully informed by the Primary Care Practitioner, other health care provider or Care Manager of health and functional status, and to participate in the development and implementation of a plan of care designed to promote functional ability to the optimal level and to encourage independence;

                  5. to voice grievances about the organization or care provided and recommend changes in policies and services to plan staff, providers and outside representatives of the enrollee's choice, free of restraint, interference, coercion, discrimination or reprisal by the plan or its providers;

                  6.    to formulate advance directives;

                  7. to have access to his/her medical records in accordance with applicable Federal and State laws.

                  8. to be free from harm, including unnecessary physical restraints or isolation, excessive medication, physical or mental abuse or neglect;

                  9.    to be free of hazardous procedures;

                  10. to receive information on available treatment options or alternative courses of care;

                  11. to refuse treatment and be informed of the consequences of such refusal; and

                  12. to have services provided that promote a meaningful quality of life and autonomy for members, independent living in members' homes and other community settings as long as medically and socially feasible, and preservation and support of members' natural support systems

            B. WRITTEN POLICY ON ENROLLEE RESPONSIBILITIES - The organization has a written policy that addressees members' responsibility for cooperating with those providing health care services. This written policy addresses members' responsibility for:

                  1. providing, to the extent possible, information needed by professional staff in caring for the member; and

                  2. following instructions and guidelines given by those providing health care services.

            C.    COMMUNICATION OF POLICIES TO PROVIDERS AND ORGANIZATION STAFF
                  - A copy of the organization's policies on members' rights and responsibilities is provided to all participating providers annually. The organization must monitor and promote compliance with the policies by the contractor's staff and affiliated providers.

            D. COMMUNICATION OF POLICIES TO ENROLLEES/MEMBERS - Upon enrollment and annually thereafter, members are provided a written statement that includes information on the following:

                  1. rights and responsibilities of members including the specific informational requirements of this section;

                  2. benefits and services included and excluded as a condition of membership, and how to obtain them, including a description of:

                        a) procedures for obtaining services, including authorization requirements;

                        b) any special benefit provisions (for example, co-payment, higher deductibles, rejection of claim) that may apply to service obtained outside the system;

                        c) procedures for obtaining services covered by the Medicaid fee-for-service program;

                        d)    the procedures for obtaining out-of-area coverage;
                              and

                        e) policies on referrals for specialty and ancillary care.

                  3.    provisions for after-hours and emergency coverage;

                  4. the organization's policy and procedures on referrals for specialty care and ancillary services;

                  5.    charges to members, if applicable, including:

                        a)    policy on payment of charges;

                        b) co-payment and fees for which the member is responsible; and

                        c) what to do if a member receives a bill for services.

                  6. procedures for notifying those members affected by the termination or change in any benefits, services, service delivery office/site, or affiliated providers.

                  7. procedures for appealing decisions adversely affecting the member's coverage, benefits, or relationship to the organization.

                  8.    procedures for changing practitioners;

                  9.    procedures for disenrollment; and

                  10. procedures for voicing complaints and/or grievances and for recommending changes in policies and services.

            E. ENROLLEE/MEMBER GRIEVANCE PROCEDURES - The organization has, and communicates to enrollees, staff, and providers, a system(s), linked to the QAPI, for resolving members' complaints and formal grievances. This system includes:

                  1. procedures for registering and responding to complaints and grievances in a timely fashion (organizations should establish and monitor standards for timeliness);

                  2. documentation of the substance of complaints or grievances, and actions taken;

                  3. procedures to ensure a resolution of the complaint or grievance;

                  4. aggregation and analysis of complaint and grievance data and use of the data for quality improvement; and

                  5.    an appeal process for grievances.

            F. ENROLLEE/MEMBER SUGGESTIONS - Opportunity is provided for members to offer suggestions for changes in policies and procedures.

            G. STEPS TO ASSURE ACCESSIBILITY OF SERVICES - The managed care organization takes steps to promote accessibility of all services, both clinical and non-clinical, offered to members, including those with limited English proficiency and reading skills, with diverse cultural and ethnic backgrounds, the homeless and individuals with physical and mental disabilities. These steps include:

                  1. The points of access to primary care, specialty care, and hospital services are identified for members.

                  2.    At a minimum, members are given information about:

                        a) how to obtain services during regular hours of operations;

                        b)    how to obtain emergency and after-hours care;

                        c)    how to obtain second opinions;

                        d) how to obtain the names, qualifications, and titles of the professionals providing and/or responsible for their care;

                        e) how to select a PCP from among those accepting new enrollees; and.

                        f)    physical accessibility.

            H.    WRITTEN INFORMATION FOR MEMBERS -

                  1. Member information (for example, subscriber brochures, announcements, handbooks) is written in prose that is readable and easily understood.

                  2. Written information is available, as needed, in the languages of the major population groups served. A "major" population is one which represents at least 5% of a plan's membership.

            I. CONFIDENTIALITY OF PATIENT INFORMATION - The organization acts to ensure that the confidentiality of specified patient information and records is protected.

                  1. The organization has established in writing, and enforced, policies and procedures on confidentiality, including confidentiality of medical records.

                  2. Information from, or copies of, records may be released only to authorized individuals, and the organization must ensure that unauthorized individuals cannot gain access to or alter patient records. Original medical records must be released only in accordance with federal or state laws, court orders, or subpoenas.

                  3. The organization ensures that patient care offices/sites have implemented mechanisms that guard against the unauthorized or inadvertent disclosure of confidential information to persons outside of the medical care organization.

                  4. The organization shall hold confidential all information obtained by its personnel about enrollees related to their examination, care and treatment and shall not divulge it without the enrollee's authorization, unless:

                        a)    it is required by law;

                        b) it is necessary to coordinate the patient's care with physicians, hospitals, or other health care entities, or to coordinate insurance or other matters pertaining to payment;

                        c) it is necessary in compelling circumstances to protect the health or safety of an individual.

                  5. Any release of information in response to a court order is reported to the patient in a timely manner.

                  6. Enrollee records may be disclosed, whether or not authorized by the enrollee, to qualified personnel for the purpose of conducting scientific research, but these personnel may not identify, directly or indirectly, any individual enrollee in any report of the research or otherwise disclose participant identity in any manner.

            J. TREATMENT OF MINORS AND INDIVIDUALS WITH DISABILITIES - The organization has written policies regarding the appropriate treatment of minors and individuals with disabilities.

            K. ASSESSMENT OF MEMBER SATISFACTION - If the organization conducts periodic surveys of member satisfaction with its services, the following must be included in the surveys.

                  1. The surveys include content on perceived problems in the quality, availability, and accessibility of care including difficulties experienced by people with disabilities in finding primary care doctors or specialists who are trained and experienced in treating people with disabilities.

                  2.    The surveys assess at least a sample of:

                        a)    all Medicaid members;

                        b) Medicaid member requests to change practitioners and/or facilities; and

                        c)    disenrollment by Medicaid members.

                  3.    As a result of the surveys, the organization:

                        a) identifies and investigates sources of
                           dissatisfaction;

                        b) outlines action steps to follow-up on the findings;
                           and

                        c) informs practitioners and providers of assessment
                           results.

                  4. The organization reevaluates the effects of the above activities.

            L.    preservation and support of members' natural support systems.

STANDARD XI: STANDARDS FOR AVAILABILITY AND ACCESSIBILITY - The MCO has established standards for access (e.g., to routine, urgent and emergency care; telephone appointments; advice; and member service lines). Performance on these dimensions of access are assessed against the standards.

STANDARD XII: MEDICAL RECORDS STANDARDS

            A.    ACCESSIBILITY AND AVAILABILITY OF MEDICAL RECORDS -

                  1. The MCO shall include provisions in provider contracts for appropriate access to the medical records of its enrollees for purposes of quality reviews conducted by the Secretary, State Medicaid agencies, or agents thereof.

                  2. Records are available to health care practitioners at each encounter.

                  3. The MCO conducts ongoing programs to monitor compliance with its policies and procedures for medical records.

            B. RECORDKEEPING - Medical records may be on paper or electronic. The Plan takes steps to promote maintenance of medical records in a legible, current, detailed, organized and comprehensive manner that permits effective patient care and quality review as follows:

                  1. medical record standards - The organization sets standards for medical records. The records reflect all aspects of patient care, including ancillary services. These standards shall, at a minimum, include requirements for:

                        a) patient identification information - Each page or electronic file in the record contains the patient's name or patient ID number.

                        b) personal/biographical data - Personal/biographical data includes: age; sex; address; employer; home and work telephone numbers; and marital status.

                        c)    entry date - All entries are dated.

                        d) provider identification - All entries are identified as to author.

                        e) legibility - The record is legible to someone other than the writer. Any record judged illegible by one physician reviewer should be evaluated by a second reviewer.

                        f) allergies - Medication allergies and adverse reactions are prominently noted on the record. Absence of allergies (no known allergies -- NKA) is noted in an easily recognizable location.

                        g) past medical history - (for patients seen 3 or more times) Past medical history is easily identified including serious accidents, operations, illnesses. For children, past medical history related to prenatal care and birth.

                        h) immunizations - for pediatric records (ages 12 and under) there is a completed immunization record or a notation that immunizations are up-to-date.

                        i)    diagnostic information

                        j)    medication information

                        k) identification of current problems - Significant illnesses, medical conditions and health maintenance concerns are identified in the medical record.

                        l) smoking/ETOH/substance abuse - Notation concerning cigarettes and alcohol use and substance abuse is present. (For patients 12 years and over and seen 3 or more times.) Abbreviations and symbols may be appropriate.

                        m) consultations, referrals, and specialist reports - Notes from any consultations are in the record. Consultation, lab, and x-ray reports filed in the chart have the ordering physician's initials or other documentation signifying review. Consultation and significantly abnormal lab and imaging study results have an explicit notation in the record of follow-up plans.

                        n)    emergency care

                        o) hospital discharge summaries - discharge summaries are included as part of the medical record for:
                              (1) all hospital admissions which occur while the patient is enrolled in the MCO and (2) prior admissions as necessary.

                        p) advance directive - For medical records of adults, the medical record documents whether or not the individual has executed an advance directive. An advance directive is a written instruction such as a living will or durable power of attorney for health care relating to the provision of health care when the individual is incapacitated.

                  2. patient visit data - documentation of individual encounters must provide adequate evidence of, at a minimum:

                        a) history and physical examination - Appropriate subjective and objective information is obtained for the presenting complaints;

                        b)    plan of treatment;

                        c)    diagnostic tests;

                        d)    therapies and other prescribed regimens;

                        e) follow-up - Encounter forms or notes have a notation, when indicated, concerning follow-up care, call or visit. Specific time to return is noted in weeks, months, or PRN. Unresolved problems from previous visits are addressed in subsequent visits.

                        f)    referrals and results thereof; and

                        g) all other aspects of patient care, including ancillary services.

            C.    RECORD REVIEW PROCESS -

                  1. The MCO has a system (record review process) to assess the content of medical records for legibility, organization, completion and conformance to its standards.

                  2. The record assessment system addresses documentation of the items list in B, above.

                  3. The organization ensures appropriate and confidential exchange of information among providers, such that:

                        a) A provider making a referral transmits necessary information to the provider receiving the referral;

                        b) A provider furnishing a referral service reports appropriate information to the referring provider;

                        c) Providers request information from other treating providers as necessary to provide care;

                        d) If the organization offers a point-of-service benefit or other benefit providing coverage of services by non-network providers, the organization transmits information about services used by an enrollee under the benefit to the enrollee's primary care provider; and

                        e) When an enrollee chooses a new primary care provider within the network, the enrollee's records are transferred to the new provider in a timely manner that ensures continuity of care.

                  4. The organization has policies and procedures for sharing enrollee information with any organization with which the enrollee may subsequently enroll.

STANDARD XIII: UTILIZATION REVIEW -

            A. WRITTEN PROGRAM DESCRIPTION - The organization has a written utilization management program description which includes, at a minimum, procedures to evaluate medical necessity, criteria used, information sources and the process used to review and approve the provision of medical services.

            B. SCOPE - The program has mechanisms to detect underutilization as well as overutilization.

            C. PREAUTHORIZATION AND CONCURRENT REVIEW REQUIREMENTS - For organizations with preauthorization or concurrent review programs:

                  1. The organization implements written policies and procedures, reflecting current standards of medical practice, for processing requests for initial authorization of services or requests for continuation of services.

                        a) The policies specify time frames for responding to requests for initial and continued determinations, specify information required for authorization decisions, provide for consultation with the requesting provider when appropriate, and provide for expedited response to requests for authorization of urgently needed services.

                        b) Criteria for decisions on coverage and medical necessity are clearly documented, are based on reasonable medical evidence or a consensus of relevant health care professionals, and are regularly updated.

                        c) Mechanisms are in place to ensure consistent application of review criteria and compatible decisions.

                        d) A clinical peer reviews all decisions to deny authorization on grounds of medical appropriateness.

                        e) The requesting provider and the enrollee are promptly notified of any decision to deny, limit, or discontinue authorization of services. The notice specifies the criteria used in denying or limiting authorization and includes information on how to request reconsideration of the decision pursuant to the procedures established. The notice to the enrollee must be in writing.

                        f) Compensation to persons or organizations conducting utilization management activities shall not be structured so as to provide inappropriate incentives for denial, limitation or discontinuation of authorization of services.

                        g) The organization does not prohibit providers from advocating on behalf of enrollees within the utilization management process.

                        h) Mechanisms are in effect to detect both underutilization and overutilization of services.

                  2. Preauthorization and concurrent review decisions are supervised by qualified medical professionals.

                  3. Efforts are made to obtain all necessary information, including pertinent clinical information, and consult with the treating physician as appropriate.

                  4. The reasons for decisions are clearly documented and available to the member.

                  5. There are well-publicized and readily available appeals mechanisms for both providers and patients. Notification of a denial includes a description of how to file an appeal.

                  6. Decisions and appeals are made in a timely manner as required by the exigencies of the situation.

                  7. There are mechanisms to evaluate the effects of the program using data on member satisfaction, provider satisfaction or other appropriate measures.

                  8. If the organization delegates responsibility for utilization management, it has mechanisms to ensure that these standards are met by the delegate.

STANDARD XIV: CONTINUITY OF CARE SYSTEM - The MCO has put a basic system in place which promotes continuity of care and case management including a mechanism for tracking issues over time with an emphasis on improving health outcomes, as well as preventive services and maintenance of function for people with disabilities.

STANDARD XV: QAPI DOCUMENTATION -

            A. SCOPE - The MCO shall document that it is monitoring the quality of care across all services and all treatment modalities, according to its written QAPI. (The review of the entire range of care is expected to be carried out over multiple review periods and not on a concurrent basis.)

            B. MAINTENANCE AND AVAILABILITY OF DOCUMENTATION - The MCO must maintain and make available to the State, and upon request to the Secretary, studies, reports, protocols, standards, worksheets, minutes, or such other documentation as may be appropriate, concerning its QA activities and corrective actions.

STANDARD XVI: COORDINATION OF QA ACTIVITY WITH OTHER MANAGEMENT ACTIVITY - The findings, conclusions, recommendations, actions taken, and results of the actions taken as a result of QA activity, are documented and reported to appropriate individuals within the organization and through the established QA channels.

            A. QA information is used in recredentialing, recontracting and/or annual performance evaluations.

            B. QA activities are coordinated with other performance monitoring activities, including utilization management, risk management, and resolution and monitoring of member complaints and grievances.

            C. There is a linkage between QA and the other management functions of the health plan such as:

                  1.    network changes;

                  2.    benefits redesign;

                  3.    medical management systems (e.g., pre-certification);

                  4.    practice feedback to physicians;

                  5.    patient education; and

                  6.    member services.

B.4.15  HYSTERECTOMY AND STERILIZATION PROCEDURES AND CONSENT FORMS


HYSTERECTOMY RECEIPT OF INFORMATION FORM FD-189

Federally prescribed documentation regulations for hysterectomies are extremely rigid. Specific Medicaid requirements must be met and documented on the Hysterectomy Receipt of Information Form (FD-189). Any claim (hospital, operating physician, anesthesiologist, clinic, etc) involving hysterectomy procedures must have a properly completed FD-189 attached when submitted for payment. Hysterectomy claims are hard copy restricted; electronic billing is not permitted.

Additional information concerning Medicaid policy governing hysterectomy procedures may be found in Title 10, Subchapter 54, Section V Physicians' Services, included with your manual.

Providers may obtain additional copies of the FD-189 form from the Fiscal Agent; however, photocopies of the FD-189 are acceptable.

A sample of the Hysterectomy Receipt of Information Form and instructions for the form's proper completion are included for reference.

                               STATE OF NEW JERSEY
                          DEPARTMENT OF HUMAN SERVICES
                         DIVISION OF MEDICAL ASSISTANCE
                               AND HEALTH SERVICES

HYSTERECTOMY RECEIPT OF INFORMATION FORM

A woman who has a hysterectomy can never again get pregnant. When you have a hysterectomy, the doctor removes your uterus (womb). You can not have a baby after your uterus is removed and you will not have menstrual periods anymore.

I received the above information orally and in writing from __________________
                                                            name of clinic or
______________________  before my operation was performed.
physician

I talked to ____________________________ about a hysterectomy. ________________
            name of responsible person(s)                        she/he/they
discussed it with me and gave me a chance to ask questions and answered them for me before the operation.

I have read all of this notice. I agree that it is a true description of what was explained to me by _____________________ of ______________________ and that
                       name of staff member    clinic/hospital/physician
all my questions were answered to my satisfaction.

I, __________________________  , hereby consent (or did consent) of my own free name of recipient
will to have a hysterectomy done by ______________________________  and/or physician
associate(s) or assistant(s) of his or her choice.

I consent (or did consent) to any other medical treatment that the doctor thinks is (was) necessary to preserve my health.

I also consent to the release of this form and other medical records about the operation to representatives of the United States Department of Health and Human Services or employees of programs or projects funded by that Department but only for purposed of determining if Federal laws were observed.

________________________________              ______________________________
RECIPIENT'S SIGNATURE                         DATE:      MONTH/DAY/YEAR

                  ITEM-BY-ITEM INSTRUCTIONS FOR COMPLETING THE
           HYSTERECTOMY RECEIPT OF INFORMATION FORM FD-189 (REV 3/91)


1) NAME OF CLINIC OR PHYSICIAN: Enter the name of the clinic or physician who provided the information.

2) NAME OF RESPONSIBLE PERSON(S): Enter the name of the individual who discussed the procedure with the recipient.

3)    SHE/HE/THEY: Enter appropriate selection.

4) NAME OF STAFF MEMBER: Enter the name of the individual who explained the procedure to the recipient.

5) CLINIC/HOSPITAL/PHYSICIAN: Enter the name of the clinic/hospital or physician's office in which the individual who explained the procedure is affiliated.

6) RECIPIENT'S NAME: Copy the recipient's name as printed on the Medicaid Eligibility Identification Card. First name must be entered first.

7)    NAME OF PHYSICIAN: Enter the physician's name.

8) RECIPIENT'S SIGNATURE AND DATE: Recipient must personally sign and hand date the completed form.

                            CONSENT FORM - 7473 M ED


Federally prescribed documentation regulations for sterilization procedures are extremely rigid. Specific Medicaid requirements must be met and documented on the Consent Form prior to the sterilization of an individual.

The Consent Form is a replica of the form contained in the Federal Regulations and must be utilized by providers when submitting claims for sterilization procedures. Any claim (hospital, operating physician, anesthesiologist, clinic, etc) involved in a sterilization procedure must have a properly completed Consent Form attached when it is submitted for payment. Sterilization claims are hard copy restricted; electronic billing is not permitted.

Additional information concerning Medicaid policy governing sterilization procedures may be found in Title 10, Subchapter 54, Section V Physicians' Services, included with you manual.

Providers may obtain additional copies of the Consent Form from the Fiscal Agent; however, photocopies of the Consent Form are acceptable.

A sample of the Consent Form and instructions for the form's proper completion are provided for reference.

                                  CONSENT FORM

NOTICE: YOUR DECISION, AT ANY TIME, NOT TO BE STERILIZED WILL NOT RESULT IN THE
        WITHDRAWAL OR WITHHOLDING OF ANY BENEFITS PROVIDED BY PROGRAMS OR PROJECTS RECEIVING FEDERAL FUNDS.



                          " CONSENT TO STERILIZATION "
                    " STATEMENT OF PERSON OBTAINING CONSENT "

   I have asked for and received information about sterilization from
________________________.
doctor or clinic

When I first asked for the information, I was told that the decision to be sterilized is completely up to me. I was told that I could decide not to be sterilized. If I decide not to be sterilized, my decision will not affect my right to future care or treatment. I will not lose any help or benefits from programs receiving Federal funds, such as AFDC or Medicaid that I am now getting or for which I may become eligible.

      I UNDERSTAND THAT THE STERILIZATION MUST BE CONSIDERED PERMANENT AND NOT REVERSIBLE. I HAVE DECIDED THAT I DO NOT WANT TO BECOME PREGNANT, BEAR CHILDREN OR FATHER CHILDREN.

      I was told about those temporary methods of birth control that are available and could be provided to me which will allow me to bear or father a child in the future. I have rejected these alternatives and chosen to be sterilized.

   I understand that I will be sterilized by an operation known as a ______________________. The discomforts, risks and benefits associated with specify type of operation the operation have been explained to me. All my questions have been answered to my satisfaction.

      I understand that the operation will not be done until at least thirty
(30) days after I sign this form. I understand that I can change my mind at any time and that my decision at any time not to be sterilized will not result in the withholding of any benefits or medical services provided by federally funded programs.

   I am at least 21 years of age and was born on ________________.
                                                 month/day/year
I, _________________________, hereby consent of my own free will to be recipient
sterilized by _________________ by a method called doctor
_______________________. My consent expires 180 days from the date of my signature below.

   I also consent to the release of this form and other medical records about the operation to: Representatives of the Department of Health, Education, and Welfare or Employees of programs or projects funded by that Department, but only for determining if Federal laws were observed.

____________________________________    Date: _____________
signature                                     month/day/year

      You are requested to supply the following information, but it is not required: Race and ethnicity designation. Please check one:

[ ]  American Indian or             [ ]  Black (not of Hispanic origin)
     Alaska Native                  [ ]  Hispanic
[ ] Asian or Pacific Islander       [ ]  White (not of Hispanic origin)

                   " INTERPRETER'S STATEMENT "

      If an interpreter is provided to assist the individual to be sterilized: I have translated the information and advice presented orally to the individual to be sterilized by the person obtaining this consent. I have also read him/her the consent form in ___________________ language and explained its contents to him/her. To the best of my knowledge and belief he/she understood this explanation.

____________________________     Date: ________________
interpreter                                     month/day/year

   Before __________________________________ signed the name
                    of individual
consent form, I explained to him/her the nature of the sterilization operation _____________________, the fact that it is intended to be a final and irreversible procedure and the discomforts, risks and benefits associated with it.

      I counseled the individual to be sterilized that alternative methods of birth control are available which are temporary. I explained that sterilization is different because it is permanent.

      I informed the individual to be sterilized that his/her consent can be withdrawn at any time and that he/she will not lose any health services or any benefits provided by Federal funds.

      To the best of my knowledge and belief the individual to be sterilized is at least 21 years old and appears mentally competent. He/She knowingly and voluntarily requested to be sterilized and appears to understand the nature and consequence of the procedure.

_______________________________                     Date: ________________
signature of person obtaining consent              month/day/year

______________________________________________________ facility

______________________________________________________ address

                            " PHYSICIAN'S STATEMENT "

   Shortly before I performed a sterilization operation upon
_________________________            on _________________________.
name of individual to be sterilized  date of sterilization operation
I explained to him/her the nature of the sterilization operation
__________________________, the fact that it is intended to be a final and specify type of operation irreversible procedure and the discomforts, risks and benefits associated with it.

      I counseled the individual to be sterilized that alternative methods of birth control are available which are temporary. I explained that sterilization is different because it is permanent.

      I informed the individual to be sterilized that his/her consent can be withdrawn at any time and that he/she will not lose any health services or benefits provided by Federal funds.

      To the best of my knowledge and belief the individual to be sterilized is at least 21 years old and appears mentally competent. He/She knowingly and voluntarily requested to be sterilized and appeared to understand the nature and consequences of the procedure.

      (Instructions for use of alternative final paragraphs: Use the first paragraph below except in the case of premature delivery or emergency abdominal surgery where the sterilization is performed less than thirty (30) days after the date of the individual's signature on the consent form. In those cases, the second paragraph below must be used. Cross out the paragraph that is not used.)

1) At least thirty (30) days have passed between the date of the individual's signature on this consent form and the date the sterilization was performed.

2) This sterilization was performed less than thirty (30) days but more than 72 hours after the date of the individual's signature on this consent form because of the following circumstances (check applicable box and fill in information requested):

      [ ]  Premature deliver

      [ ]  Individual's expected date of delivery:

      [ ]  Emergency abdominal surgery:

          (describe circumstances);

__________________________________________  Date: ______________
physician                                         month/day/year

                  ITEM-BY-ITEM INSTRUCTIONS FOR COMPLETING THE
         STERILIZATION CONSENT FORM SECTION 1 CONSENT TO STERILIZATION


1)    DOCTOR OR CLINIC: Enter the name of the physician or clinic.

2)    STERILIZATION PROCEDURE: Enter the name of the sterilization procedure.

3) RECIPIENT'S DATE OF BIRTH: Enter recipient's date of birth in month, day, and year sequence (mm/dd/yy).

4) RECIPIENT'S NAME: Copy the recipient's name as printed on the Medicaid Eligibility Identification Card. First name must be entered first.

5)    DOCTOR: Enter physician's name who is performing the procedure

6)    TYPE OF STERILIZATION: Enter the method of sterilization chosen.

7) RECIPIENT'S SIGNATURE AND DATE: Recipient must personally sign and hand date form at least thirty (30) days, but not more than 180 days prior to surgery.

Section II Race and Ethnicity Designation:

8) RACE AND ETHNICITY DESIGNATION: OPTIONAL INFORMATION requested by the Federal Government, but is NOT required.

Section III Interpreter's Statement: To be used only when the Recipient does not speak English

9)    LANGUAGE USED: Enter language used.

10) INTERPRETER'S SIGNATURE: Interpreter must sign and date form at least thirty (30) days, but not more than 180 days prior to the sterilization procedure.

SECTION IV STATEMENT OF PERSON OBTAINING CONSENT

11)   NAME OF INDIVIDUAL: Enter the name of the recipient as it appears in
      Section I, item 4.

12)   STERILIZATION/OPERATION: Enter the name of the sterilization procedure.

13) SIGNATURE OF PERSON OBTAINING CONSENT: Signature and date of the person who explains the procedure to the recipient and obtains the recipient's consent. Must be completed at least thirty (30) days, but not more than 180 days prior to the sterilization procedure.

14) FACILITY'S NAME AND ADDRESS: Enter the name and address of the facility or physician's office with which the person obtaining the consent is affiliated.

15) NAME OF INDIVIDUAL TO BE STERILIZED: Enter the recipient's name as it appears in Section I, item 4.

16) DATE OF STERILIZATION: Enter the date of the sterilization in month, day, and year sequence (mm/dd/yy).

17)   SPECIFY TYPE OF OPERATION: Enter the name of the sterilization procedure.

18) PARAGRAPHS 1) AND 2): The physician must indicate the paragraph that applies to recipient's situation. Paragraph 1) states that at least thirty
      (30) days have passed between the date of the individual's signature on the consent form and the date the sterilization was performed. Paragraph
      2) states that the sterilization was performed less than thirty (30) days, but more than 72 hours after the date of the individual's signature on the consent form. The circumstances are premature delivery (state the expected date of delivery) or emergency abdominal surgery (describe the emergency).

19) PHYSICIAN'S SIGNATURE AND DATE: Physician must sign and date form after the surgery has been performed.

B.4.16  REGIONAL CHILD ABUSE AND NEGLECT DIAGNOSTIC AND TREATMENT CENTERS

                 NEW JERSEY CHILD ABUSE REGIONAL DIAGNOSTIC CENTERS


Children's House (serving Bergen, Passaic, Morris, Sussex, Warren and Hudson counties)
Northern Regional Diagnostic Center for Child Abuse and Neglect
Hackensack University Medical Center
300 Atlantic Street
Hackensack, NJ 07601
(201) 966-2271
Fax (201) 996-4926
Clinical Coordinator and Director of Operations - Colleen Kearney, RN, BSN, SANE Medical Director - Dr. Julia DeBellis
DYFS Contact Person - Deanna Ladas, MSW, LSW

Children's Hospital Abuse Management Program (CHAMP) (serving Essex County) Children's Hospital of New Jersey at Newark Beth Israel Medical Center
201 Lyons Avenue at Osborne Terrace, 13
Newark, NJ 07112
(973) 926-5590
Fax (973) 923-6487
Program Co-Directors - Dr. Anna Haroutunian and Peggy Foster
Medical Director - Dr. Anna Haroutunian
Supervising Psychologist - Anthony D'Urso
DYFS Contact Person - Doris Chodoreoff, Coordinator;
make referrals to her at (973) 926-2266

Central Jersey Regional Child Abuse Center (serving Middlesex, Union, Somerset, Hunterdon, Monmouth, Ocean, and Mercer counties)

(A) Child Protection Center (physical abuse) mailing address:
                Saint Peter's Medical Center
                254 Easton Avenue
                New Brunswick, NJ 08901
                Fax (732) 745-2344

       site address:
                123 How Lane
                New Brunswick, NJ 08901
                (732) 745-9449

      Program Director - Dr. Bipin Patel, Chairman of the Department of
      Pediatrics
      Medical Co-Directors - Dr. Elizabeth Susan Hodgson and Dr. Cynthia Barabas DYFS Contact Person - Patti Cizin, RN, CPNP, Program Coordinator

(B)     Child Sexual Abuse Program
        Robert Wood Johnson Medical School
        1 Robert Wood Johnson Place, CN 19
        New Brunswick, NJ  08903
        (732) 235-6146
        Fax (732) 235-6006

        Program Director - Dr. Bipin Patel, Chairman, St. Peter's Medical Center Dept. of Peds.
        Medical Director - Dr. Linda Shaw

        DYFS Contact Persons - Mary Fierro, LCSW, Program Coordinator, Rachel
          Cohen, MSW, LCSW, or Liana Acosta, BA clinical sites:

                (1)     Clinical Academic Building
                        125 Paterson Street
                        New Brunswick, NJ 08903

                (2)     Elizabeth General Medical Center
                        Elizabeth General East
                        655 East Jersey Avenue
                        Elizabeth, NJ 07206

                (3)     Trenton Health Department
                        222 East State Street
                        Trenton, NJ 08608

Center for Children's Support (serving Atlantic, Burlington, Camden, Cape May, Cumberland, Gloucester, and Salem counties)

University of Medicine and Dentistry of New Jersey
- School of Osteopathic Medicine
42 East Laurel Road
Suite 1100
Stratford, NJ 08084
(609) 566-7036
Fax (609) 566-6108
Program and Medical Director - Dr. Martin Finkel
Director of Mental Health Services - Dr. Esther Deblinger
Program Coordinator - Bob Raynor
DYFS Contact Person for medical examination - Gwen Barton, MSW, LCSW DYFS Contact Person for mental health services - Gladys Rosario, MSEd

B.5.0 ENROLLEE SERVICES

B.5.1 NOTIFICATION OF NEWBORNS

                               STATE OF NEW JERSEY
               DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES
                          OFFICE OF MANAGED HEALTH CARE

NOTIFICATION OF NEWBORNS

HMO:

DATE OF SUBMISSION:                                      ACCT. COORDINATOR:
-------------------                                      ------------------

Mother's HSP            Mother's Name        HMO Effective Date      Newborn's Name DOB       Sex_




Signature:
Print Name:
Phone:

Date:

B.5.2 COST-SHARING REQUIREMENTS FOR NJ FAMILYCARE PLAN C AND PLAN D
BENEFICIARIES

                          COST-SHARING REQUIREMENTS FOR
                       NJ FAMILYCARE PLAN C BENEFICIARIES

PREMIUMS

A monthly premium of $15 per month, per family, regardless of family size, will be required of beneficiaries eligible solely through NJ FamilyCare - Plan C whose family income is between 150% and up to and including 200% of the federal poverty level. Failure to meet the premium payment requirement could result in disenrollment of the beneficiary (ies). The collection of premiums will be done by the State and is not the contractor's responsibility.

PERSONAL CONTRIBUTION TO CARE (PCC) FOR NJ FAMILYCARE-PLAN C

For beneficiaries solely eligible through NJ FamilyCare-Plan C, PCCs will be required for certain services provided to individuals whose family income is above 150% and up to and including 200% of the federal poverty level.

The total family (regardless of family size) limit on all cost-sharing may not exceed 5% of the annual family income.

Below is listed the services requiring PCCs and the amount of each PCC.

             SERVICE                                               AMOUNT OF PCC
             -------                                               -------------
1.           Outpatient Hospital Clinic Visits                     $5 PCC for each outpatient visit that is not
                                                                   for preventive services

2.           Emergency Room Services Covered for                   $10 PCC
             Emergency Services only. [Note:
             Triage and medical screenings must be
             covered in all situations.]

3.           Physician Services                                    $5 PCC for each visit (except for well-child
                                                                   visits in accordance with the recommended
                                                                   schedule of the American Academy of
                                                                   Pediatrics; lead screening and treatment'
                                                                   age appropriate immunizations; prenatal
                                                                   care; and pap smears, when appropriate.

4.           Independent Clinic Services                           $5 PCC for each practitioner visit (except
                                                                   for preventive care services)

5.           Podiatrist Services                                   $5 PCC for each visit

6.           Optometrist Services                                  $5 PCC for each visit

7.            Chiropractor Services                               $5 PCC for each visit

8.            Drugs                                               $1 for generic drugs; $5 for brand name
                                                                     drugs

9.            Nurse Midwives                                      $5 PCC for each visit (except for prenatal
                                                                  care visits)

10.           Dentist                                             $5 PCC for each visit (except for
                                                                  preventive dentistry services)

11.           Nurse Practitioners                                 $5 PCC for each visit (except for
                                                                  preventive care services

                          COST-SHARING REQUIREMENTS FOR
                   NJ FAMILYCARE PLAN D CHILDREN AND PARENTS/
                            CARETAKERS WITH CHILDREN
                            COST SHARING REQUIREMENTS

PREMIUMS

The following monthly premium amounts, regardless of family size, will be required for children participating in NJ FamilyCare - Plan D:

FAMILY INCOME                                              PREMIUM AMOUNT
Between 201% and up to and including 250% of FPL           $30
Between 251% and up to and including 300% of FPL           $60
Between 301% and up to and including 350% of FPL           $100

Parents/caretakers participating in NJ FamilyCare - Plan D whose family income is over 150% and up to and including 200% of the federal poverty level will pay a monthly premium of $25 per month for one parent/caretaker plus an addition $10 per month for the second parent/caretaker in addition to the monthly payment required for their children in NJ FamilyCare.

Failure to meet the premium requirement could result in disenrollment of the beneficiary(ies). The collection of premiums will be done by the State and is not the contractor's responsibility.

COPAYMENTS FOR NJ FAMILYCARE - PLAN D

Copayments will be required of parents/caretakers solely eligible through NJ FamilyCare Plan D whose family income is between 151% and up to including 200% of the federal poverty level. The same copayments will be required of children solely eligible through NJ FamilyCare Plan D whose family income is between 201% and up to and including 350% of the federal poverty level.

The total family limit (regardless of family size) on all cost-sharing may not exceed 5% of the annual family income.

Below is listed the services requiring copayments and the amount of each copayment.

               SERVICE                             AMOUNT OF COPAYMENT
 1.   Outpatient Hospital Clinic Visits,           $5 copayment for each outpatient clinic visit
      including Diagnostic Testing                 that is not for preventive services

 2.   Hospital Outpatient Mental Health Visits     $25 copayment for each visit


              SERVICE                                AMOUNT OF COPAYMENT
              -------                                -------------------
 3.     Outpatient Substance Abuse Services for     $5 copayment for each visit
        Detoxification

 4.     Hospital  Outpatient  Emergency             $35 copayment; no copayment is required if the
        Services Covered for Emergency              member was referred to the Emergency Room by
        Services only, including services           his/her primary care provider for services
        provided in an outpatient hospital          that should have been rendered in the primary
        department or an urgent care facility.      care provider's office or if the member is
        [Note: Triage and medical screenings        admitted into the hospital.
        must be covered in all situations.]

 5.     Primary Care Provider Services provided     $5 copayment for each visit (except for
        during normal office hours                  well-child visits in accordance with the
                                                    recommended schedule of the American Academy
                                                    of Pediatrics; lead screening and treatment;
                                                    age-appropriate immunizations; prenatal care;
                                                    or preventive dental services). The $5
                                                    copayment shall not apply to the first
                                                    prenatal visit.

6.      Primary Care Provider Services during       $10 copayment for each visit
        non-office hours and for home visits

7.      Podiatrist Services                         $5 copayment for each visit

8.      Optometrist Services                        $5 copayment for each visit, except for
                                                    newborns covered under fee-for-service.

9.      Outpatient Rehabilitation Services,         $5 copayment for each visit
        including Physical Therapy,
        Occupational Therapy, and Speech
        Therapy

10.     Prescription Drugs                          $5 copayment. If greater than a 34-day supply
                                                    of a prescription drug is dispensed, a $10
                                                    copayment applies.

11.     Nurse Midwives                              $5 copayment for the first prenatal visit; $10
                                                    for services rendered during non-office hours
                                                    and for home visits. No copayment for
                                                    preventive services or newborns covered under
                                                    fee-for-service.

12.     Physician specialist office visits          $5 copayment per visit
        during normal office hours

                   SERVICE                             AMOUNT OF COPAYMENT
                   -------                             -------------------
13.     Physician specialist office visits         $10 copayment per visit
        during non-office hours or home visits

14.     Nurse Practitioners                        $5 copayment for each visit (except for
                                                   preventive care services) $10 copayment per
                                                   non-office hour visits

15.     Psychologist Services                      $5 copayment for each visit

16.     Laboratory and X-ray Services              $5 copayment for each visit that is not part
                                                   of an office visit

NO COPAYMENT SHALL BE CHARGED FOR THE FOLLOWING SERVICES:

 1.   Emergency Ambulance Services
 2.   Outpatient Surgery
 3.   Home Health Services
 4.   Hospice Services
 5.   Inpatient Hospital Services
 6.   Inpatient Mental Health Services
 7.   Inpatient Substance Abuse Detoxification Services
 8.   Skilled Nursing Facility Services

 B.7.0 TERMS AND CONDITIONS

B.7.1 PHYSICIAN INCENTIVE PLAN PROVISIONS

The following provides information on the physician incentive payment provisions.

                       PHYSICIAN INCENTIVE PLAN PROVISIONS


I.      GENERAL PROVISIONS

        A. In accordance with 42 CFR 417, the contractor may operate a physician incentive plan only if:

                1. No specific payment is made directly or indirectly under the plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee; and

                2. The stop-loss protection, enrollee survey, and disclosure requirements of 42 CFR 41 are met.

        B. The requirements apply to physician incentive plans between the contractor and individual physicians or physician groups with whom they contract to provide medical services to Medicaid enrollees. The requirements also apply to subcontracting arrangements. These requirements apply only to physician incentive plans that base compensation (in whole or in part) on the use or cost of services furnished to Medicaid recipients.

II.     PROHIBITED PHYSICIAN PAYMENTS

        No specific payment of any kind may be made directly or indirectly under the incentive plan to a physician or physician group as an inducement to reduce or limit covered medically necessary services covered under the contractor's contract furnished to an individual enrollee. Indirect payments include offerings of monetary value (such as stock options or waivers of debt) measured in the present or future.

III.    DETERMINATION OF SUBSTANTIAL FINANCIAL RISK

        Substantial financial risk occurs when the incentive arrangements place the physician or physician group at risk for amounts beyond the risk threshold, if the risk is based on the use or costs of referral services. Amounts at risk based solely on factors other than a physician's or physician group's referral levels do not contribute to the determination of substantial financial risk. The risk threshold is 25 percent.

IV.     ARRANGEMENTS THAT CAUSE SUBSTANTIAL FINANCIAL RISK

        For purposes of this contract, potential payments means the maximum anticipated total payments (based on the most recent year's utilization and experience and any current or anticipated factors that may affect payment amounts) that could be received if use or costs of referral services were low enough. The following physician incentive plans cause substantial financial risk if risk is based (in whole or in part) on use or costs of referral services and the patient panel size is not greater than 25,000 patients:

        A.      Withholds greater than 25 percent of potential payments.

        B. Withholds less than 25 percent of potential payments if the physician or physician group is potentially liable for amounts exceeding 25 percent of potential payments.

        C. Bonuses that are greater than 33 percent of potential payments minus the bonus.

        D. Withholds plus bonuses if the withholds plus bonuses equal more than 25 percent of potential payments. The threshold bonus percentage for a particular withhold percentage may be calculated using the formula:

                       Withhold % = -0.75 (Bonus %) + 25%

        E.      Capitation arrangements, if:

                1. The difference between the maximum potential payments and minimum potential payments is more than 25 percent of the maximum potential payments; or

                2. The maximum and minimum potential payments are not clearly explained in the physician's or physician group's contract.

        F. Any other incentive arrangements that have the potential to hold a physician or physician group liable for more than 25 percent of potential payments.

V. REQUIREMENTS FOR PHYSICIAN INCENTIVE PLANS THAT PLACE PHYSICIANS AT SUBSTANTIAL FINANCIAL RISK

        A contractor that operates incentive plans that place physicians or physician groups at substantial financial risk must do the following:

        A.      Conduct enrollee surveys. These surveys must:

                1. Include either all current Medicaid enrollees in the contractor's plan and those who have disenrolled (other than because of loss of eligibility in Medicaid or relocation outside the contractor's service area) in the past 12 months, or a sample of these same enrollees and disenrollees;

                2. Be designed, implemented, and analyzed in accordance with commonly accepted principles of survey design and statistical analysis;

                3. Address enrollees/disenrollees satisfaction with the quality of the services provided and their degree of access to the services; and

                4. Be conducted no later than one year after the effective date of this contract, and at least annually thereafter.

        B. Ensure that all physicians and physician groups at substantial financial risk have either aggregate or per-patient stop-loss protection in accordance with the following requirements:

                1. If aggregate stop-loss protection is provided, it must cover 90 percent of the costs of referral services (beyond allocated amounts) that exceed 25 percent of potential payments.

                2. If the stop-loss protection provided is based on a per-patient limit, the stop-loss limit per patient must be determined based on the size of the patient panel and may be a single combined limit or consist of separate limits for professional services and institutional services. In determining patient panel size, the patients may be pooled, in accordance with Section VI. Stop-loss protection must cover 90 percent of the costs of referral services that exceed the per-patient limit. The per-patient stop-loss limit is as follows:

                                                               SEPARATE              SEPARATE PROFESSIONAL
PANEL SIZE                   SINGLE COMBINED LIMIT       INSTITUTIONALIZED LIMIT             LIMIT
----------                   ---------------------       -----------------------     ---------------------
Less than 1,000                     $  6,000                    $ 10,000                    $ 3,000
1,001 - 5,000                       $ 30,000                    $ 40,000                    $10,000
5,001 - 8,000                       $ 40,000                    $ 60,000                    $15,000
8,001 - 10,000                      $ 75,000                    $100,000                    $20,000
10,001 - 25,000                     $150,000                    $200,000                    $25,000
25,001+                                None                        None                       None


VI.     DISCLOSURE REQUIREMENTS

        A.      What must be disclosed to the Department.

                1. Information concerning physician incentive plans as required or requested in detail sufficient to enable the Department to determine whether the incentive plan complies with the requirements specified in this Article.

                        a. Whether services not furnished by the physician or physician group are covered by the incentive plan. If only the services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the plan need not be made.

                        b. The type of incentive arrangement (e.g., withhold, bonus, capitation).

                        c. If the incentive plan involves a withhold or bonus, the percent of the withhold or bonus.

                        d. Proof that the physician or physician group has adequate stop-loss protection, including the amount, coinsurance and type of stop-loss protection.

                        e. The panel size and, if patients are pooled, the method used. Pooling is permitted only if: it is otherwise consistent with the relevant contracts governing the compensation arrangements for the physician or physician group; the physician or physician group is at risk for referral services with respect to each of the categories of patients being pooled; the terms of the compensation arrangements permit the physician or physician group to spread the risk across the categories of patients being pooled; the distribution of payments to physicians from the risk pool is not calculated separately by patient category; and the terms of the risk borne by the physician or physician group are comparable for all categories of patients being pooled. If these conditions are met, the physician or physician group may use either or both of the following to pool patients:

                                (1) Pooling any combination of commercial, Medicare, or Medicaid patients enrolled in a specific HMO or CMP in the calculation of the panel size.

                                (2) Pooling together, by a physician group that contracts with more than one HMO, CMP, or health insuring organization (as defined in 42 CFR 434.2), or prepaid health plan (as defined in 42 CFR 434,2) the patients of each of those entities.

                        f. In the case of capitated physicians or physician groups, capitation payments paid to primary care physicians for the most recent year broken down by percent for primary care services, referral services to specialists, and hospital and other types of provider (for example, home health agency) services.

                        g. In the case of those prepaid plans that are required to conduct beneficiary surveys, the survey results.

        B.      When disclosure must be made to the Department.

                1.      An organization must provide the information required by
                        Section IV.A to the Department.

                        a. Prior to approval of its contract: [HCFA will not approve an HMO's or CMP's contract unless the HMO or CMP has provided the information required in this Section]

                        b. Upon the contract anniversary or renewal effective date or on request by HCFA.

                        c. Survey results are due three (3) months after the end of the contract year or upon request by HCFA.

        C. Disclosure to Medicaid enrollees. The contractor must provide the following information to any Medicaid enrollee who requests it:

                1. Whether the prepaid plan uses a physician incentive plan that affects the use of referral services.

                2.      The type of incentive arrangement.

                3.      Whether stop-loss protection is provided.

                4. If the prepaid plan was required to conduct a survey, a summary of the survey results.


VII. REQUIREMENTS RELATED TO SUBCONTRACTING ARRANGEMENTS

        A. Physician groups. A contractor that contracts with a physician group that places the individual physician members at substantial risk for services they do not furnish must do the following:

                1. Disclose to the Department any incentive plan between the physician group and its individual physicians that bases compensation to the physician on the use or cost of services furnished to Medicaid enrollees. The disclosure must include the information specified in this Section and be made at the times specified herein.

                2. Provide adequate stop-loss protection to the individual physicians.

                3.      Conduct enrollee surveys as specified in Section V.A.

        B. Intermediate entities. A contractor that contracts with an entity (other than a physician group and may include an individual practice association and a physician hospital organization) for the provision of services to Medicaid enrollees must do the following:

                1. Disclose to the Division any incentive plan between the contractor and a physician or physician group that bases compensation to the physician or physician group on the use or cost of services furnished to Medicaid enrollees. The disclosure must include the information required to be disclosed under this Section and be made at times specified herein.

                2. If the physician incentive plan puts a physician or physician group at substantial financial risk for the cost of services the physician or physician group does not furnish:

                        a. meet the stop-loss protection requirements of this section; and

                        b.      conduct enrollee surveys as specified Section
                                V.A.

        C. For purposes of this Section, an entity includes, but is not limited to, an individual practice association that contracts with one or more physician groups and a physician hospital organization.

VIII. SANCTIONS AGAINST THE CONTRACTOR

        HCFA may apply intermediate sanctions, or the Office of Inspector General may apply civil money penalties described in Article 7.15 if HCFA determines that the contractor fails to comply with the requirements of this section.

B.7.2 PROVIDER CONTRACT/SUBCONTRACT PROVISIONS

PROVIDER CONTRACT/SUBCONTRACT PROVISIONS

1.      ITEMS TO BE ADDRESSED - ALL PROVIDER CONTRACTS/SUBCONTRACTS

        The State is not specifying verbatim language for the following items, but they must be addressed in all provider contracts/subcontracts, as applicable:

        A. Term. The provider contract/subcontract must specify the term of the agreement, including the beginning and ending dates, as well as methods of extension, renegotiation and termination.

        B. Scope of Service. The provider contract/subcontract must define the provider/subcontractor's scope of service (more specific requirements in this area are outlined for FQHC and hospital providers - see Sections 3 and 4 below).

        C. Subcontractor Qualifications. A subcontractor performing a specific part of the contractor's obligations shall meet all of the requirements related to the services that the subcontractor is contracting to perform.

        D. Reimbursement. The provider contract/subcontract must include a reimbursement schedule and payment policy in compliance with federal and State statutes. The payment description must make clear whether there is financial risk or incentive payments and, if so, what they are specifically. Physician incentive payment plans must comply with the provisions of 42 CFR 417. Reimbursement for FQHCs must be in accordance with Article 8.10.

        E. Insurance. The provider contract/subcontract must require appropriate insurance coverage, including professional malpractice insurance, comprehensive general liability insurance, and automobile liability insurance. The minimum coverage for malpractice shall be $1,000,000 per incident/$3,000,000 aggregate. In addition, the provider/subcontractor must agree that any insurance obtained by the provider/subcontractor shall not limit the provider/subcontractor's indemnification of the State and enrollees.

        F. Cooperation. The provider contract/subcontract must require the provider/subcontractor's cooperation and participation in the contractor's quality management and utilization management system, including credentialing/recredentialing; appointment standards; and enrollee and provider complaint and grievance system.

        G. Encounter Data. In addition to the requirement in 2.N. below to provide encounter data, the provider contract/subcontract must include an incentive system for providers/subcontractors to assure submission of encounter data. At a minimum, the system shall include:

                1. Mandatory provider/subcontractor profiling that includes complete and timely submissions of encounter data. Contractor must set specific requirements for profile elements based on data from encounter submissions.

                2. Contractor must set up data submission specifications and requirements based on encounter data elements for which compliance performance will be both rewarded and/or sanctioned.

        H. Monitoring by Contractor. The provider contract/subcontract shall acknowledge that the responsibilities performed by the provider/subcontractor are monitored on an ongoing basis and that the contractor is ultimately responsible to the Department for the performance of all services. It must include provisions for monitoring the performance of its providers/subcontractors and ensuring that performance is consistent with the contract between the contractor and the Department. This shall include the contractor's right to revoke the provider contract/subcontract if the provider/subcontractor does not perform satisfactorily. If the provider contract/subcontract provides for the selection of providers, the provider contract/subcontract must state that the contractor retains the right to approve, suspend, or terminate any such arrangement.

        I. Monitoring/Enforcement by State. The provider contract/subcontract shall provide that the Department may require the contractor to terminate the provider contract/subcontract if performance is not consistent with the contract between the contractor and the Department.

        J. Notice. The provider contract/subcontract must require the provider/subcontractor to notify the contractor of any change in licensing or hospital admitting status.

        K. Equality of Access. Unless a higher standard is required by the contractor's contract with the State, the provider/subcontractor shall provide the same level of medical care and health service to DMAHS enrollees as it does to enrollees under private or group contracts.

        L. Severability. The provider contract/subcontract must include a severability clause.

        M. Amendments. The provider contract/subcontract must include provisions regarding contract amendments and modifications.

        N. Termination. The provider contract/subcontract must specify procedures and criteria for terminating the contract, including suspension, termination, or exclusion from a state or federal health care program and the requirements in 2.G. and H. below

        O. Such other information as may be required for provider contracts/subcontracts by other sections in this contract.

2.      REQUIRED LANGUAGE - ALL PROVIDER CONTRACTS AND SUBCONTRACTS

        The following text must be included verbatim in all provider contracts and subcontracts (to the extent applicable to the provider contract/subcontract). The language either may be included in the body of the provider contract/subcontract or as an amendment.

        The provider/subcontractor agrees to serve enrollees in New Jersey Care 2000+ and, in doing so, to comply with all of the following provisions:

        A.      SUBJECTION OF PROVIDER CONTRACT/SUBCONTRACT

                This provider contract/subcontract shall be subject to the applicable material terms and conditions of the contract between the contractor and the State and shall also be governed by and construed in accordance with all laws, regulations and contractual obligations incumbent upon the contractor.

        B.      COMPLIANCE WITH FEDERAL AND STATE LAWS AND REGULATIONS

                The provider/subcontractor agrees that it shall carry out its obligations as herein provided in a manner prescribed under applicable federal and State laws, regulations, codes, and guidelines including New Jersey licensing board regulations, the Medicaid, NJ KidCare, and NJ FamilyCare State Plans, and in accordance with procedures and requirements as may from time to time be promulgated by the United States Department of Health and Human Services.

        C.      APPROVAL OF PROVIDER CONTRACTS/SUBCONTRACTS AND AMENDMENTS

                The provider/subcontractor understands that the State reserves the right in its sole discretion to review and approve or disapprove this provider contract/subcontract and any amendments thereto.

        D.      EFFECTIVE DATE

                This provider contract/subcontract shall become effective only when the contractor's agreement with the State takes effect.

        E.      NON-RENEWAL/TERMINATION OF PROVIDER CONTRACT/SUBCONTRACT

                The provider/subcontractor understands that the contractor shall notify DMAHS at least 30 days prior to the effective date of the suspension, termination, or voluntary withdrawal of the provider/subcontractor from participation in the contractor's network. If the termination was "for cause," the contractor's notice to DMAHS shall include the reasons for the termination. Provider resource consumption patterns shall not constitute "cause" unless the contractor can demonstrate it has in place a risk adjustment system that takes into account enrollee health-related differences when comparing across providers.

        F.      ENROLLEE-PROVIDER COMMUNICATIONS

                1. The contractor shall not prohibit or restrict the provider/subcontractor from engaging in medical communications with the provider's/subcontractor's patient, either explicit or implied, nor shall any provider manual, newsletters, directives, letters, verbal instructions, or any or other form of communication prohibit medical communication between the provider/subcontractor and the provider's/subcontractor's patient.
                        Providers/subcontractors shall be free to communicate freely with their patients about the health status of their patients, medical care or treatment options regardless of whether benefits for that care or treatment are provided under the provider contract/subcontract, if the professional is acting within the lawful scope of practice. Providers/subcontractors shall be free to practice their respective professions in providing the most appropriate treatment required by their patients and shall provide informed consent within the guidelines of the law including possible positive and negative outcomes of the various treatment modalities.

                2.      Nothing in section F.1 shall be construed:

                        a. To prohibit the enforcement, including termination, as part of a provider contract/subcontract or agreement to which a health care provider is a party, of any mutually agreed upon terms and conditions, including terms and conditions requiring a health care provider to participate in, and cooperate with, all programs, policies, and procedures developed or operated by the contractor to assure, review, or improve the quality and effective utilization of health care services (if such utilization is according to guidelines or protocols that are based on clinical or scientific evidence and the professional judgment of the provider), but only if the guidelines or protocols under such utilization do not prohibit or restrict medical communications between providers/subcontractors and their patients; or

                        b. To permit a health care provider to misrepresent the scope of benefits covered under this provider contract/subcontractor or to otherwise require the contractor to reimburse providers/subcontractors for benefits not covered.

        G. RESTRICTION ON TERMINATION OF PROVIDER CONTRACT/ SUBCONTRACT BY CONTRACTOR

                The contractor shall not terminate this provider contract/subcontract for either of the following reasons:

                1. Because the provider/subcontractor expresses disagreement with the contractor's decision to deny or limit benefits to a covered person or because the provider/subcontractor assists the covered person to seek reconsideration of the contractor's decision; or because the provider/subcontractor discusses with a current, former, or prospective patient any aspect of the patient's medical condition, any proposed treatments or treatment alternatives, whether covered by the contractor or not, policy provisions of the contractor, or the provider/subcontractor's personal recommendation regarding selection of a health plan based on the provider/subcontractor's personal knowledge of the health needs of such patients.

                2. Because the provider/subcontractor engaged in medical communications, either explicit or implied, with a patient about medically necessary treatment options, or because the provider/subcontractor practiced its profession in providing the most appropriate treatment required by its patients and provided informed consent within the guidelines of the law, including possible positive and negative outcomes of the various treatment modalities.

        H.      TERMINATION OF PROVIDER CONTRACT/SUBCONTRACT - STATE

                The provider/subcontractor understands and agrees that the State may order the termination of this provider contract/subcontract if it is determined that the provider/subcontractor:

                1. Takes any action or fails to prevent an action that threatens the health, safety or welfare of any enrollee, including significant marketing abuses;

                2. Takes any action that threatens the fiscal integrity of the Medicaid program;

                3. Has its certification suspended or revoked by DOBI, DHSS, and/or any federal agency or is federally debarred or excluded from federal procurement and non-procurement contracts;

                4. Becomes insolvent or falls below minimum net worth requirements;

                5. Brings a proceeding voluntarily or has a proceeding brought against it involuntarily, under the Bankruptcy Act;

                6.      Materially breaches the provider contract/subcontract;
                        or

                7.      Violates state or federal law.

        I.      NON-DISCRIMINATION

                The provider/subcontractor shall comply with the following requirements regarding nondiscrimination:

                1. The provider/subcontractor shall accept assignment of an enrollee and not discriminate against eligible enrollees because of race, color, creed, religion, ancestry, marital status, sexual orientation, national origin, age, sex, physical or mental handicap in accordance with Title VI of the Civil Rights Act of 1964, 42 USC Section 2000d, Section 504 of the Rehabilitation Act of 1973, 29 USC Section 794, the Americans with Disabilities Act of 1990 (ADA), 42 USC Section 12132, and rules and regulations promulgated pursuant thereto, or as otherwise provided by law or regulation.

                2. ADA Compliance. The provider/subcontractor shall comply with the requirements of the Americans with Disabilities Act (ADA). In providing health care benefits, the provider/subcontractor shall not directly or indirectly, through contractual, licensing, or other arrangements, discriminate against Medicaid/NJ FamilyCare beneficiaries who are "qualified individuals with a disability" covered by the provisions of the ADA. The contractor shall supply a copy of its ADA compliance plan to the provider/subcontractor.

                        A "qualified individual with a disability" as defined pursuant to 42 U.S.C. * 12131 is an individual with a disability who, with or without reasonable modifications to rules, policies, or practices, the removal of architectural, communication, or transportation barriers, or the provision of auxiliary aids and services, meets the essential eligibility requirements for the receipt of services or the participation in programs or activities provided by a public entity.

                        The provider/subcontractor shall submit to the State a written certification that it is conversant with the requirements of the ADA, that it is in compliance with the law, and that it has assessed its provider network and certifies that the providers meet ADA requirements to the best of the provider/subcontractor's knowledge. The provider/subcontractor warrants that it will hold the State harmless and indemnify the State from any liability which may be imposed upon the State as a result of any failure of the provider/subcontractor to be in compliance with the ADA. Where applicable, the provider/subcontractor must abide by the provisions of section 504 of the federal Rehabilitation Act of 1973, as amended, regarding access to programs and facilities by people with disabilities.

                3. The provider/subcontractor shall not discriminate against eligible persons or enrollees on the basis of their health or mental health history, health or mental health status, their need for health care services, amount payable to the provider/subcontractor on the basis of the eligible person's actuarial class, or pre-existing medical/health conditions.

                4. The provider/subcontractor shall comply with the Civil Rights Act of 1964 (42 USC 2000d), the regulations (45 CFR Parts 80 & 84) pursuant to that Act, and the provisions of Executive Order 11246, Equal Opportunity, dated September 24, 1965, the New Jersey anti-discrimination laws including those contained within N.J.S.A. 10: 2-1 through N.J.S.A. 10: 2-4, N.J.S.A. 10: 5-1 et seq. and N.J.S.A. 10: 5-38, and all
                        rules and regulations issued thereunder, and any other laws, regulations, or orders which prohibit discrimination on grounds of age, race, ethnicity, mental or physical disability, sexual or affectional orientation or preference, marital status, genetic information, source of payment, sex, color, creed, religion, or national origin or ancestry. The provider/subcontractor shall not discriminate against any employee engaged in the work required to produce the services covered by this provider contract/subcontract, or against any applicant for such employment because of race, creed, color, national origin, age, ancestry, sex, marital status, religion, disability or sexual or affectional orientation or preference.

                5. The contractor and provider/subcontractor shall not discriminate with respect to participation, reimbursement, or indemnification as to any provider who is acting within the scope of the provider's/subcontractor's license or certification under applicable State law, solely on the basis of such license or certification. This paragraph shall not be construed to prohibit an organization from including providers/subcontractors only to the extent necessary to meet the needs of the organization's enrollees or from establishing any measure designed to maintain quality and control costs consistent with the responsibilities of the organization.

                6. Scope. This non-discrimination provision shall apply to but not be limited to the following: recruitment, hiring, employment upgrading, demotion, transfer, lay-off or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship included in PL 1975, Chapter 127.

                7. Grievances. The provider/subcontractor agrees to forward to the Department copies of all grievances alleging discrimination against enrollees because of race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual or affectional orientation, physical or mental handicap for review and appropriate action within three (3) business days of receipt by the provider/subcontractor.

        J. OBLIGATION TO PROVIDE SERVICES AFTER THE PERIOD OF THE CONTRACTOR'S INSOLVENCY AND TO HOLD ENROLLEES AND FORMER ENROLLEES HARMLESS

                1. The provider/subcontractor shall remain obligated to provide all services for the duration of the period after the contractor's insolvency, should insolvency occur, for which capitation payments have been made and, for any hospitalized enrollee, until the enrollee has been discharged from the inpatient facility.

                2. The provider/subcontractor agrees that under no circumstances, (including, but not limited to, nonpayment by the contractor or the state, insolvency of the contractor, or breach of agreement) will the provider/subcontractor bill, charge, seek compensation, remuneration or reimbursement from, or have recourse against, enrollees, or persons acting on their behalf, for covered services other than provided in section 2.P.

                3. The provider/subcontractor agrees that this provision shall survive the termination of this provider contract/subcontract regardless of the reason for termination, including insolvency of the contractor, and shall be construed to be for the benefit of the contractor or enrollees.

                4. The provider/subcontractor agrees that this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between the provider/subcontractor and enrollees, or persons acting on their behalf, insofar as such contrary agreement relates to liability for payment for or continuation of covered services provided under the terms and conditions of this continuation of benefits provisions.

                5. The provider/subcontractor agrees that any modification, addition, or deletion to this provision shall become effective on a date no earlier than thirty (30) days after the approval by the State.

                6. The provider/subcontractor shall comply with the prohibition against balance billing as described within the payment in-full provision of N.J.S.A. 30:D-6(c).

        K.      INSPECTION

                The provider/subcontractor shall allow the New Jersey Department of Human Services, the U.S. Department of Health and Human Services (DHHS), and other authorized State agencies, or their duly authorized representatives, to inspect or otherwise evaluate the quality, appropriateness, and timeliness of services performed under the provider contract/subcontract, and to inspect, evaluate, and audit any and all books, records, and facilities maintained by the provider/subcontractor pertaining to such services, at any time during normal business hours (and after business hours when deemed necessary by DHS or DHHS) at a New Jersey site designated by the State. Inspections may be unannounced for cause.

                The subcontractor shall also permit the State, at its sole discretion, to conduct onsite inspections of facilities maintained by the provider/subcontractor, prior to approval of their use for providing services to enrollees.

                Books and records include, but are not limited to, all physical records originated or prepared pursuant to the performance under this provider contract/subcontract, including working papers, reports, financial records and books of account, medical records, dental records, prescription files, provider contracts and subcontracts, credentialing files, and any other documentation pertaining to medical, dental, and nonmedical services to enrollees. Upon request, at any time during the period of this provider contract/subcontract, the provider/subcontractor shall furnish any such record, or copy thereof, to the Department or the Department's External Review Organization within 30 days of the request. If the Department determines, however, that there is an urgent need to obtain a record, the Department shall have the right to demand the record in less than 30 days, but no less than 24 hours.

        L.      RECORD MAINTENANCE

                The provider/subcontractor shall agree to maintain all of its books and records in accordance with the general standards applicable to such book or record keeping.

        M.      RECORD RETENTION

                The provider/subcontractor hereby agrees to maintain an appropriate recordkeeping system for services to enrollees. Such system shall collect all pertinent information relating to the medical management of each enrolled beneficiary and make that information readily available to appropriate health professionals and the Department. Records must be retained for the later of:

                1.      Five (5) years from the date of service, or

                2. Three (3) years after final payment is made under the provider contract/subcontract and all pending matters are closed.

                If an audit, investigation, litigation, or other action involving the records is started before the end of the retention period, the records shall be retained until all issues arising out of the action are resolved or until the end of the retention period, whichever is later. Records shall be made accessible at a New Jersey site and on request to agencies of the State of New Jersey and the federal government. For enrollees who are eligible through the Division of Youth and Family Services, records shall be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with need to protect the enrollee's confidentiality.

                If an enrollee disenrolls from the contractor, the provider/subcontractor shall release medical records of the enrollee as may be directed by the enrollee, authorized representatives of the Department and appropriate agencies of the State of New Jersey and of the federal government. Release of records shall be consistent with the provision of confidentiality expressed in Section 2.R., Confidentiality, and at no cost to the enrollee.

        N.      DATA REPORTING

                The provider/subcontractor agrees to provide all necessary information to enable the contractor to meet its reporting requirements, including specifically with respect to encounter reporting. The encounter data shall be in a form acceptable to the State.

        O.      DISCLOSURE

                1. The provider/subcontractor further agrees to comply with the Prohibition On Use Of Federal Funds For Lobbying provisions of the contractor's agreement with the State.

                2. The provider/subcontractor shall comply with financial disclosure provision of 42 CFR 434, 1903 (m) of the S.S.A., and N.J.A.C. 10:49-19.

        P.      LIMITATIONS ON COLLECTION OF COST-SHARING

                The provider/subcontractor shall not impose cost-sharing charges of any kind upon Medicaid or NJ FamilyCare A and B enrollees. Personal contributions to care for NJ FamilyCare C enrollees and copayments for NJ FamilyCare Plan D enrollees shall be collected in accordance with the attached schedule.

        Q.      INDEMNIFICATION BY PROVIDER/SUBCONTRACTOR

                1. The provider/subcontractor agrees to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents from any and all claims or losses accruing or resulting from its negligence in furnishing or supplying work, services, materials, or supplies in connection with the performance of this provider contract/subcontract.

                2. The provider/subcontractor agrees to indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents from liability deriving or resulting from its insolvency or inability or failure to pay or reimburse any other person, firm, or corporation furnishing or supplying work, services, materials, or supplies in connection with the performance of this provider contract/subcontract.

                3. The provider/subcontractor agrees further that it will indemnify and hold harmless the State, its officers, agents, and employees, and the enrollees and their eligible dependents from any and all claims for services for which the provider/subcontractor receives payment.

                4. The provider/subcontractor agrees further to indemnify and hold harmless the State, its officers, agents and employees, and the enrollees and their eligible dependents, from all claims, damages, and liability, including costs and expenses, for violation of any proprietary rights, copyrights, or rights of privacy arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished to it under this provider contract/subcontract, or for any libelous or otherwise unlawful matter contained in such data that the provider/subcontractor inserts.

                5. The provider/subcontractor shall indemnify the State, its officers, agents and employees, and the enrollees and their eligible dependents from any injury, death, losses, damages, suits, liabilities judgments, costs and expenses and claim of negligence or willful acts or omissions of the provider/subcontractor, its officers, agents, and employees arising out of alleged violation of any State or federal law or regulation. The provider/subcontractor shall also indemnify and hold the State harmless from any claims of alleged violations of the Americans with Disabilities Act by the subcontractor/provider.

        R.      CONFIDENTIALITY

                1. General. The provider/subcontractor hereby agrees and understands that all information, records, data, and data elements collected and maintained for the operation of the provider/subcontractor and the contractor and

                        Department and pertaining to enrolled persons, shall be protected from unauthorized disclosure in accordance with the provisions of 42 U.S.C. 1396(a)(7)(Section 1902(a)(7) of the Social Security Act), 42 CFR Part 431, subpart F, N.J.S.A. 30:4D-7 (g) and N.J.A.C. 10:49-9.4.
                        Access to such information, records, data and data elements shall be physically secured and safeguarded and shall be limited to those who perform their duties in accordance with provisions of this provider contract/subcontract including the Department of Health and Human Services and to such others as may be authorized by DMAHS in accordance with applicable law. For enrollees covered by the contractor's plan that are eligible through the Division of Youth and Family Services, records shall be kept in accordance with the provisions under N.J.S.A. 9:6-8.10a and 9:6-8:40 and consistent with the need to protect the enrollee's confidentiality.

                2. Enrollee-Specific Information. With respect to any identifiable information concerning an enrollee that is obtained by the provider/subcontractor, it: (a) shall not use any such information for any purpose other than carrying out the express terms of this provider contract/subcontract; (b) shall promptly transmit to the Department all requests for disclosure of such information; (c) shall not disclose except as otherwise specifically permitted by the provider contract/ subcontract, any such information to any party other than the Department without the Department's prior written authorization specifying that the information is releasable under 42 CFR, Section 431.300 et seq., and
                        (d) shall, at the expiration or termination of the provider contract/subcontract, return all such information to the Department or maintain such information according to written procedures sent by the Department for this purpose.

                3. Employees. The provider/subcontractor shall instruct its employees to keep confidential information concerning the business of the State, its financial affairs, its relations with its enrollees and its employees, as well as any other information which may be specifically classified as confidential by law.

                4. Medical Records and management information data concerning enrollees shall be confidential and shall be disclosed to other persons within the provider's/ subcontractor's organization only as necessary to provide medical care and quality, peer, or grievance review of medical care under the terms of this provider contract/subcontract.

                5. The provisions of this article shall survive the termination of this provider contract/subcontract and shall bind the provider/subcontractor so long as the provider/subcontractor maintains any individually identifiable information relating to Medicaid/NJ FamilyCare beneficiaries.

        S.      CLINICAL LABORATORY IMPROVEMENT

                The provider/subcontractor shall ensure that all laboratory testing sites providing services under this provider contract/subcontract have either a Clinical Laboratory Improvement Amendment (CLIA) certificate of waiver or a certificate of registration along with a CLIA identification number. Those laboratory service providers with a certificate of waiver shall provide only those tests permitted under the terms of their waiver. Laboratories with certificates of registration may perform a full range of laboratory tests.

        T.      FRAUD AND ABUSE

                1. The provider/subcontractor agrees to assist the contractor as necessary in meeting its obligations under its contract with the State to identify, investigate, and take appropriate corrective action against fraud and/or abuse (as defined in 42 CFR 455.2) in the provision of health care services.

                2. If the State has withheld payment and/or initiated a recovery action against the provider/subcontractor, or withheld payments pursuant to 42 CFR 456.23 and NJAC 10:49-9.10(a), the contractor shall have the right to withhold payments from the provider/subcontractor and/or forward those payments to the State.

        U.      THIRD PARTY LIABILITY

                1. The provider/subcontractor shall utilize, whenever available, and report any other public or private third party sources of payment for services rendered to enrollees.

                2. Except as provided in subsection 3. below, if the provider/subcontractor is aware of third party coverage, it shall submit its claim first to the appropriate third party before submitting a claim to the contractor.

                3. In the following situations, the provider/subcontractor may bill the contractor first and then coordinate with the liable third party, unless the contractor has received prior approval from the State to take other action.

                        a. The coverage is derived from a parent whose obligation to pay support is being enforced by the Department of Human Services.

                        b. The claim is for prenatal care for a pregnant woman or for preventive pediatric services (including EPSDT services) that are covered by the Medicaid program.

                        c. The claim is for labor, delivery, and post-partum care and does not involve hospital costs associated with the inpatient hospital stay.

                        d. The claim is for a child who is in a DYFS supported out of home placement.

                        e. The claim involves coverage or services mentioned in 3.a, 3.b, 3.c, or 3.d, above in combination with another service.

                4. If the provider/subcontractor knows that the third party will neither pay for nor provide the covered service, and the service is medically necessary, the provider/ subcontractor may bill the contractor without having received a written denial from the third party.

                5.      Sharing of TPL Information by the Provider/
                        Subcontractor.

                        a. The provider/subcontractor shall notify the contractor within thirty (30) days after it learns that an enrollee has health insurance coverage not reflected in the health insurance provided by the contractor, or casualty insurance coverage, or of any change in an enrollee's health insurance coverage.

                        b. When the provider/subcontractor becomes aware that an enrollee has retained counsel, who either may institute or has instituted a legal cause of action for damages against a third party, the provider/subcontractor shall notify the contractor in writing, including the enrollee's name and Medicaid identification number, date of accident/incident, nature of injury, name and address of enrollee's legal representative, copies of pleadings, and any other documents related to the action in the provider's/subcontractor's possession or control. This shall include, but not be limited to (for each service date on or subsequent to the date of the accident/incident), the enrollee's diagnosis and the nature of the service provided to the enrollee.

                        c. The provider/subcontractor shall notify the contractor within thirty (30) days of the date it becomes aware of the death of one of its Medicaid enrollees age 55 or older, giving the enrollee's full name, Social Security Number, Medicaid identification number, and date of death.

                        d. The provider/subcontractor agrees to cooperate with the contractor's and the State's efforts to maximize the collection of third party payments by providing to the contractor updates to the information required by this section.

        3.      FQHC PROVIDER CONTRACTS/SUBCONTRACTS

                In addition to the provisions described in Sections 1 and 2, FQHC provider contract/subcontracts must:

                        A.      List each specific service to be covered.

                        B. Include the credentialing requirements for individual practitioners.

                        C. Include an assurance that continuation of the FQHC contract is contingent on maintaining quality services and maintaining the Primary Care Evaluation Review (PCER) by the federal government at a good quality level. FQHCs must make available to the contractor the PCER results annually which shall be considered in the contractor's QM reviews for assessing quality of care.

        4.      HOSPITAL PROVIDER CONTRACT/SUBCONTRACTS

                In addition to the provisions described in Sections 1 and 2, hospital provider contract/subcontracts must comply with all of the following:

                A. Hospital contracts shall list each specific service to be covered including:

                        1.      Inpatient services;

                        2. Anesthesia and whether professional services of anesthesiologists and nurse anesthetists are included;

                        3.      Emergency room services

                                a.      Triage fee - whether facility and
                                        professional fees are included;

                                b. Medical screening fee - whether facility and professional fees are included;

                                c.      Specific treatment rates for:

                                        (1)     Emergent services

                                        (2)     Urgent services

                                        (3)     Non-urgent services

                                        (4)     Other

                                d.      Other - must specify

                        4.      Neonatology - facility and professional fees

                        5.      Radiology

                                a.      Diagnostic

                                b.      Therapeutic

                                c.      Facility fee

                                d.      Professional services

                        6.      Laboratory - facility and professional services

                        7. Outpatient/clinic services must be specific and address

                                a. Physical and occupational therapy and therapists

                                b.      Speech therapy and therapists

                                c.      Audiology therapy and therapists

                        8.      AIDS Centers

                        9. Any other specialized service or center of excellence

                        10. Hospice services if the hospital has an approved hospice agency which is Medicare certified.

                        11. Home Health agency services if hospital has an approved home health agency license from the Department of Health and Senior Services which meets licensing and Medicare certification participation requirements.

                        12.     Any other service.

                B. The contractor shall pay for all medical screening services rendered to its enrollees by hospitals and emergency room physicians. The amount and method of reimbursement for medical screenings shall be subject to negotiation between the contractor and the hospital and directly with non-hospital-salaried emergency room physicians and shall include reimbursement for urgent care and non-urgent care rates. Additional fees for additional services may be included at the discretion of the contractor and the hospital.

                C. Prior authorization for medical screenings, emergency care, or urgent care situations at the hospital emergency room shall not be required. The hospital emergency room physician may determine the necessity for contacting the PCP or the contractor for information about a patient who presents with an urgent condition.

        5.      PCP PROVIDER CONTRACTS/SUBCONTRACTS

                In addition to the provisions in 1 and 2, PCP provider contracts/subcontracts shall include the responsibilities of the PCP, including that the PCP shall:

        A.      Supervise, coordinate, and manage enrollee's care

        B.      Maintain the enrollee's medical record

        C.      Provide 24 hour/7 day a week access

        D.      Make referrals for specialty care

                                    SECTION C
                                CAPITATION RATES

                                    SECTION D
                           CONTRACTOR'S DOCUMENTATION

     D.1  CONTRACTOR'S QAPI/UTILIZATION MANAGEMENT PLANS
          (To be inserted)

     D.2  CONTRACTOR'S GRIEVANCE PROCESS
          (To be inserted)

     D.3  CONTRACTOR'S PROVIDER NETWORK
          (To be inserted)

     D.4  CONTRACTOR'S LIST OF SUBCONTRACTORS
          (To be inserted)

          D.5  CONTRACTOR'S SUPPLEMENTAL BENEFITS
               (To be inserted)

          D.6  CONTRACTOR'S REPRESENTATIVE
               (To be inserted)